SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant:          ☑

Filed by a Party other than the Registrant:          ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

UnitedGlobalCom, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Liberty Media International, Inc. Series A Common Stock, par value $.01 per share
Liberty Media International, Inc. Series B Common Stock, par value $.01 per share
UnitedGlobalCom, Inc. Class A Common Stock, par value $.01 per share
UnitedGlobalCom, Inc. Class C Common Stock, par value $.01 per share

(2)	Aggregate number of securities to which transaction applies:

As of December 31, 2004, (1) 167,205,861 outstanding shares of LMI Series A Common Stock, which include options to acquire 1,690,899 shares of LMI Series A Common Stock, (2) 10,331,016 outstanding shares of LMI Series B Common Stock, which include options to acquire 3,066,716 shares of LMI Series B Common Stock, (3) 429,845,505 outstanding shares of UGC Class A Common Stock, which include (x) equity incentive awards to acquire 48,617,610 shares of UGC Class A Common Stock, (y) 1,629,284 shares of UGC Class A Common Stock placed in escrow in connection with a pending transaction and (z) 15,396,224 shares of UGC Class A Common Stock reserved for issuance in connection with certain outstanding claims, and (4) 2,141,272 outstanding shares of UGC Class C Common Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Based upon the averages of the high and low prices reported for the LMI Series A Common Stock, LMI Series B Common Stock and UGC Class A Common Stock, respectively, on the Nasdaq National Market on February 10, 2005, which were $44.54, $47.18 and $9.64, respectively. The filing fee is being calculated based upon an aggregate transaction value of $12,099,118,914.10, which is obtained by: (1) multiplying (x) the number of outstanding shares of LMI Series A Common Stock listed above by (y) $44.54, and (2) adding thereto the product of (x) the number of outstanding shares of LMI Series B Common Stock listed above and (y) $47.18, and (3) adding thereto the product of (x) the number of outstanding shares of UGC Class A Common Stock listed above and (y) $9.64, and (4) adding thereto the product of (x) the number of outstanding shares of UGC Class C Common Stock listed above and (y) $9.64 (shares of UGC Class C Common Stock are not publicly traded, but they are convertible at the option of the holder into shares of UGC Class A Common Stock, on a one-to-one basis).

(4)	Proposed maximum aggregate value of transaction: $12,099,118,914.10

(5)	Total fee paid:
$1,424,066.30, estimated pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, on the basis of $117.70 per million of the estimated maximum aggregate value of the transaction.

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: $1,424,066.30

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Liberty Media International, Inc.

(4)	Date filed: February 14, 2005

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

Subject to completion dated February 14, 2005

[LMI LOGO]	[UGC LOGO]

[                    ], 2005

To the stockholders of Liberty Media International, Inc. and UnitedGlobalCom, Inc.:

     Liberty Media International, Inc. (LMI) and UnitedGlobalCom, Inc. (UGC) have entered into a merger agreement providing for the combination of our two companies under a new parent company named “Liberty Global, Inc.” The combination of our two companies will create a global broadband company with significant scale outside of the United States. LMI and UGC will each designate one-half of the directors of Liberty Global, and the senior management of Liberty Global will consist of senior executives of LMI and UGC.

     LMI currently controls UGC. In the mergers combining LMI and UGC:

•	LMI stockholders will receive, for each share of LMI Series A or Series B common stock they own, one share of the corresponding series of Liberty Global stock; and

•	UGC stockholders (other than LMI and its wholly owned subsidiaries) will have the right to elect to receive, for each share of UGC common stock they own, 0.2155 of a share of Liberty Global Series A common stock or $9.58 in cash. The cash election will be subject to proration, so that the total cash consideration paid does not exceed 20% of the aggregate value of the merger consideration payable to the public stockholders of UGC.

     The exchange ratios at which LMI shares and UGC shares will be converted into Liberty Global shares are fixed, and there will be no adjustment in the exchange ratios for any changes in the market price of either the LMI or UGC common stock. Depending on the number of UGC stockholders who make the cash election, we estimate that former UGC stockholders will own between 27% and 31% of the equity and between 21% and 25% of the aggregate voting power of Liberty Global, with the remaining percentages of equity and voting power being owned by the former LMI stockholders (based upon the LMI Series A closing stock price on February 7, 2005 and outstanding share information for UGC as of December 31, 2004). It is anticipated that Liberty Global Series A and Series B common stock will be listed on the Nasdaq National Market.

     LMI and UGC are each calling special meetings of their stockholders to consider and vote on the merger agreement and the mergers. Information concerning the date, time and place of the LMI and UGC special meetings can be found in the accompanying Notice of Special Meeting of Stockholders of LMI and Notice of Special Meeting of Stockholders of UGC, respectively.

     The board of directors of LMI has approved the merger agreement and the merger involving LMI and recommends that LMI stockholders vote “FOR” the adoption of the merger agreement, and the board of directors of UGC has approved the merger agreement and the merger involving UGC and recommends that UGC stockholders vote “FOR” the adoption of the merger agreement. In approving the merger agreement and making its recommendation, the UGC board considered (1) the unanimous determination of a special committee of members of the UGC board (who are independent under the rules of the Nasdaq Stock Market and have no relationship with LMI or any of its affiliates that the special committee viewed as undermining its independence) that the merger agreement and the UGC merger are fair to, and in the best interests of, UGC stockholders (other than LMI and its affiliates) and (2) the approval by the special committee of the merger agreement in compliance with the rules of the

Nasdaq Stock Market. The special committee was formed in compliance with the rules of the Nasdaq Stock Market for purposes of negotiating exclusively on UGC’s behalf any transaction with LMI.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend either special meeting, please vote as soon as possible to make sure that your shares are represented. If you do not vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

     We are very excited about the prospective business combination of our companies, and we look forward to obtaining your approval at the special meetings.

Sincerely,	Sincerely,

John C. Malone	Gene W. Schneider
Chairman of the Board, Chief Executive Officer and President	Chairman of the Board UnitedGlobalCom, Inc.
Liberty Media International, Inc.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the securities being offered in the mergers, has passed upon the merits or fairness of the mergers or passed upon the adequacy or accuracy of the disclosure in this booklet. Any representation to the contrary is a criminal offense.

     The accompanying joint proxy statement/prospectus is dated [___], 2005 and is first being mailed on or about [___], 2005 to stockholders of record as of [___], 2005.

REFERENCES TO ADDITIONAL INFORMATION

     LMI and UGC are each subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, LMI and UGC each file periodic reports and other information with the Securities and Exchange Commission. In addition, this joint proxy statement/prospectus incorporates important business and financial information about UGC from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by LMI and UGC with the Securities and Exchange Commission, including the UGC documents incorporated by reference in this joint proxy statement/prospectus, through the Securities and Exchange Commission website at http://www.sec.gov or by contacting LMI or UGC, as applicable, by writing or telephoning the office of Investor Relations:

Liberty Media International, Inc.	UnitedGlobalCom, Inc.
12300 Liberty Boulevard	4643 South Ulster Street, Suite 1300
Englewood, Colorado 80112	Denver, Colorado 80237
Telephone: (877) 783-7676	Telephone: (303) 770-4001

     If you would like to request any documents, please do so by [___], 2005 in order to receive them before the special meetings. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

     See “Additional Information —Where You Can Find More Information” beginning on page 148.

[LMI LOGO]

LIBERTY MEDIA INTERNATIONAL, INC.

Notice of Special Meeting of Stockholders
to be Held [_________], 2005

Dear Liberty Media International, Inc. Stockholder:

     You are cordially invited to attend, and notice is hereby given of, a special meeting of stockholders of Liberty Media International, Inc. (LMI) to be held at [___], on [___], 2005 at [___] a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal (which we refer to as the merger proposal) to adopt the Agreement and Plan of Merger, dated as of January 17, 2005, among LMI, UnitedGlobalCom, Inc. (UGC), Liberty Global, Inc. and two subsidiaries of Liberty Global pursuant to which, among other things, LMI and UGC would become wholly owned subsidiaries of Liberty Global and each outstanding share of LMI common stock would be exchanged for one share of the corresponding series of Liberty Global common stock; and

     2. To transact such other business as may properly be presented at the meeting or any postponements or adjournments of the meeting.

     The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of LMI common stock, voting together as a single class. Holders of record of LMI common stock as of 5:00 p.m., New York City time, on [___], 2005, the record date for the LMI special meeting, will be entitled to notice of and to vote at that meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the LMI special meeting will be available at the office of LMI for review by any LMI stockholder, for any purpose germane to the LMI special meeting, for at least 10 days prior to the LMI special meeting.

     Pursuant to a voting agreement entered into between John C. Malone, the Chairman of the Board, Chief Executive Officer and President of LMI, and UGC, Mr. Malone has agreed to vote the shares of LMI Series A common stock and LMI Series B common stock owned by him or which he has the right to vote (currently representing approximately 26.5% of the outstanding voting power of LMI) “FOR” the merger proposal.

     We describe the merger proposal in more detail in the accompanying joint proxy statement/prospectus. We encourage you to read the joint proxy statement/prospectus in its entirety before voting.

     The board of directors of LMI unanimously recommends that you vote “FOR” the approval of the merger proposal.

     Your vote is very important, regardless of the number of shares you own. To make sure your shares are represented at the meeting, please vote as soon as possible, whether or not you plan to attend the meeting. You may vote by proxy in any one of the following ways:

•	Use the toll-free telephone number shown on the proxy card;

•	Use the internet website shown on the proxy card; or

•	Complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

     You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus. If you attend the LMI special meeting, you may vote your shares in person even if you have previously submitted a proxy.

By Order of the Board of Directors,

Elizabeth M. Markowski Secretary

Englewood, Colorado [ ], 2005

     PLEASE COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR VOTE BY TELEPHONE OR OVER THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE LMI SPECIAL MEETING. IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR LMI SHARES, PLEASE CALL D.F. KING & CO. AT [                    ].

[UGC LOGO]

UNITEDGLOBALCOM, INC.

Notice of Special Meeting of Stockholders
to be Held [_________], 2005

Dear UnitedGlobalCom, Inc. Stockholder:

     You are cordially invited to attend, and notice is hereby given of, a special meeting of stockholders of UnitedGlobalCom, Inc. (UGC) to be held at [                    ], on [                    ], 2005 at [                    ] a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal (which we refer to as the merger proposal) to adopt the Agreement and Plan of Merger, dated as of January 17, 2005, among Liberty Media International, Inc. (LMI), UGC, Liberty Global, Inc. and two subsidiaries of Liberty Global pursuant to which, among other things, UGC and LMI would become wholly owned subsidiaries of Liberty Global and UGC stockholders (other than LMI and its wholly owned subsidiaries) would have the right to elect to receive, for each share of UGC common stock they own, 0.2155 of a share of Liberty Global Series A common stock or $9.58 in cash (with the cash election subject to proration so that the total cash consideration paid does not exceed 20% of the aggregate value of the merger consideration payable to the public stockholders of UGC); and

     2. To transact such other business as may properly be presented at the meeting or any postponements or adjournments of the meeting.

     The approval of the merger proposal requires a vote of the holders of UGC common stock, with all classes voting together as a single class, that satisfies two criteria:

•	first, the merger proposal must be approved by the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of UGC common stock; and

•	second, the merger proposal must be approved by the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of UGC common stock, exclusive of the shares beneficially owned by LMI, Liberty Media Corporation (Liberty) or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC.

As LMI has agreed in the merger agreement to vote its UGC shares (representing approximately 91% in aggregate UGC voting power) “FOR” the merger proposal, the first criteria will be met.

     Holders of record of UGC common stock as of 5:00 p.m., New York City time, on [___], 2005, the record date of the UGC special meeting, will be entitled to notice of and to vote at that meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the UGC special meeting will be available at UGC’s office for review by any UGC stockholder, for any purpose germane to the UGC special meeting, for at least 10 days prior to the UGC special meeting.

     We describe the merger proposal in more detail in the accompanying joint proxy statement/prospectus. We encourage you to read the joint proxy statement/prospectus in its entirety before voting.

     The board of directors of UGC, after consideration of the favorable recommendation of, and approval of the merger agreement in compliance with the rules of the Nasdaq Stock Market by, a special committee of independent directors of the UGC board, unanimously recommends that you vote “FOR” the approval of the merger proposal.

     Your vote is very important, regardless of the number of shares you own. To make sure your shares are represented at the meeting, please vote as soon as possible, whether or not you plan to attend the meeting. You may vote by proxy in any one of the following ways:

•	Use the toll-free telephone number shown on the proxy card;

•	Use the internet website shown on the proxy card; or

•	Complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

     You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus. If you attend the UGC special meeting, you may vote your shares in person even if you have previously submitted a proxy.

By Order of the Board of Directors,

Ellen P. Spangler
Secretary
Denver, Colorado [ ], 2005

     PLEASE COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR VOTE BY TELEPHONE OR OVER THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE UGC SPECIAL MEETING. IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR UGC SHARES, PLEASE CALL D.F. KING & CO. AT [                    ].

ii

APPENDIX A:	Information Concerning Liberty Media International, Inc.
	Part 1:	Description of Business
	Part 2:	Certain Relationships and Related Party Transactions
	Part 3:	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk
	Part 4:	Historical Financial Statements of LMI and its Significant Affiliates and Acquirees

APPENDIX B:	Agreement and Plan of Merger

APPENDIX C:	Voting Agreement

APPENDIX D:	Opinion of Morgan Stanley & Co. Incorporated

APPENDIX E:	Opinion of Banc of America Securities LLC

APPENDIX F:	Form of Restated Certificate of Incorporation of Liberty Global, Inc.

APPENDIX G:	Form of Bylaws of Liberty Global, Inc.

APPENDIX H:	Section 262 of the Delaware General Corporation Law

iii

QUESTIONS AND ANSWERS ABOUT THE MERGERS

     The questions and answers below highlight only selected information from this joint proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully the entire joint proxy statement/prospectus, including the appendices included herein, and the additional documents incorporated by reference in this joint proxy statement/prospectus to fully understand the matters being considered at the special meetings.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	LMI and UGC have agreed to combine their businesses by each merging with a separate wholly owned subsidiary of a new parent company named Liberty Global, Inc. The merger involving LMI requires the approval of the stockholders of LMI, while the merger involving UGC requires the approval of the stockholders of UGC (including a “majority of the minority” approval). Stockholders of LMI and stockholders of UGC (other than LMI and its wholly owned subsidiaries) would become stockholders of Liberty Global.

Q:	What will holders of LMI common stock receive as a result of the mergers?

A:	Each share of LMI Series A common stock or LMI Series B common stock owned by an LMI stockholder will be exchanged for one share of the corresponding series of Liberty Global common stock. Each series of Liberty Global common stock will have the same rights, powers and preferences as the corresponding series of LMI common stock.

Q:	What will holders of UGC common stock receive as a result of the mergers?

A:	Stockholders of UGC (other than LMI and its wholly owned subsidiaries) may elect to receive, for each share of UGC common stock owned by them, either:

•	0.2155 of a share of Series A common stock of Liberty Global (plus cash in lieu of any fractional share interest), which we refer to as the stock election; or

•	$9.58 in cash, without interest, which we refer to as the cash election.

UGC stockholders who make the cash election will be subject to proration so that, in the aggregate, the cash consideration paid to UGC stockholders does not exceed 20% of the aggregate value of the merger consideration payable to UGC’s public stockholders. If proration is made, any share as to which a UGC stockholder elected to receive cash but with respect to which such election is denied due to proration will be converted into 0.2155 of a share of Series A common stock of Liberty Global (plus cash in lieu of any fractional share interest). See “The Transaction Agreements —Merger Agreement — UGC Stockholders Making Stock and Cash Elections; Proration.”

Q:	Where will Liberty Global common stock trade?

A:	We expect Liberty Global Series A common stock and Liberty Global Series B common stock to trade on the Nasdaq Stock Market under the symbols “[___]” and “[___],” respectively, following the mergers.

Q:	How do UGC stockholders make their cash election or stock election?

A:	A form of election is included with the joint proxy statement/prospectus mailed to UGC stockholders. To make a cash election or a stock election, UGC stockholders must properly complete, sign and send the form of election, together with the shares of UGC common stock as to which the election relates, to EquiServe Trust Company N.A., the exchange agent, at the following address:

EquiServe Trust Company N.A.

[_________]

[_________]

Questions regarding the cash or stock elections should be directed to D.F. King & Co. at:

[_________]

[_________]

The exchange agent must receive the form of election and stock certificates (or book-entry shares) by the election deadline. The election deadline will be 5:00 p.m., New York City time, on [_______], 2005, which we will extend if the mergers are not expected to be completed on or before the fourth business day after the initial election deadline.

If you own shares of UGC common stock in “street name” through a broker, bank or other nominee and you wish to make an election, you should seek instructions from the broker, bank or other nominee holding your shares concerning how to make a valid election.

Q:	May UGC stockholders make the cash election for some of their UGC shares and the stock election for other UGC shares they own?

A:	Yes. UGC stockholders who properly complete the form of election may make the cash election for some of their shares and the stock election for other UGC shares they own. As mentioned above, a UGC stockholder who makes a cash election will be subject to possible proration.

Q:	May UGC stockholders change their election after they have submitted their form of election?

A:	Yes, as long as the exchange agent receives from the stockholder, before the election deadline, a written notice of revocation or a new election form. If an election form was submitted by a broker, bank or other nominee, that person should be contacted as to how to revoke or change the election submitted by them.

Q:	Where can UGC stockholders obtain additional forms of election?

A:	Additional forms of election can be obtained by calling EquiServe Trust Company N.A. at [________].

Q:	May UGC stockholders trade their shares of UGC common stock after making an election and submitting their shares to the exchange agent?

A:	No. UGC stockholders will be unable to sell or otherwise transfer their shares of UGC common stock once they have been submitted to the exchange agent in connection with their election, unless and until their election is revoked and their shares are returned to them. The exchange agent will promptly return shares of UGC common stock following receipt of a written notice of revocation as to those shares or if the merger agreement is terminated.

Q:	What if a UGC stockholder fails to timely submit an election form?

A:	If the exchange agent does not receive a properly completed form of election from a UGC stockholder before the election deadline, together with the shares of UGC common stock as to which the election relates, then that stockholder will be treated as though he or she made the stock election. UGC stockholders bear the risk of delivery and should send their election form and stock certificates by courier or by hand to the appropriate addresses shown in the form of election. UGC stockholders who hold their shares in “street name” should promptly contact their broker, bank or other nominee as to their choice of election to ensure that their election and shares of UGC stock are timely received by the exchange agent.

Q:	May a UGC stockholder who votes against the UGC merger submit a form of election?

A:	Yes. Irrespective of the manner in which a UGC stockholder votes on the merger proposal, that stockholder should submit a form of election in the event the merger proposal is adopted. UGC stockholders who do not make an election will not be entitled to any portion of the cash consideration and will be treated as though they had made the stock election as to all of their shares of UGC common stock.

Q:	Can LMI stockholders make the cash election?

A:	No. If the mergers are approved, each share of LMI Series A common stock or LMI Series B common stock owned by an LMI stockholder will be exchanged for one share of the corresponding series of Liberty Global common stock. Because LMI stockholders do not have an election, they will not receive an election form with the joint proxy statement/prospectus mailed to them.

Q:	What stockholder approvals are required to approve the merger proposal?

A:	In order for the mergers to occur, the LMI stockholders must approve the merger proposal at the LMI special meeting and the UGC stockholders must approve the merger proposal at the UGC special meeting.

•	For LMI, the approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of LMI common stock outstanding on the record date for the LMI special meeting, voting together as a single class.

Pursuant to a voting agreement entered into between John C. Malone, the Chairman of the Board, Chief Executive Officer and President of LMI, and UGC, Mr. Malone has agreed to vote the shares of LMI Series A common stock and LMI Series B common stock owned by him or which he has the right to vote (currently representing approximately 26.5% of the aggregate voting power of LMI) in favor of the approval of the merger proposal. See “The Transaction Agreements –Voting Agreement.”

•	For UGC, the approval of the merger proposal requires a vote of the holders of the shares of UGC common stock outstanding on the record date for the UGC special meeting, with all classes voting together as a single class, that satisfies two criteria:

•	first, the merger proposal must be approved by the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of UGC common stock, which we refer to as the statutory approval; and

•	second, the merger proposal must be approved by the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of UGC common stock, exclusive of shares beneficially owned by LMI, Liberty Media Corporation (Liberty) or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC, which we refer to as the minority approval.

LMI, which currently beneficially owns shares of UGC common stock representing approximately 91% of the aggregate voting power of all UGC shares, has agreed in the merger agreement to vote those shares in favor of the merger proposal. As a result, the statutory approval is assured. However, because LMI’s shares do not count for purposes of the minority approval, approval of the merger proposal at the UGC special meeting is dependent upon the vote of the public stockholders of UGC.

Q:	What do LMI and UGC stockholders need to do to vote?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, LMI and UGC stockholders should complete, sign and date their proxy card and mail it in the enclosed return envelope, or vote by the telephone or through the Internet, in each case as soon as possible so that their shares are represented and voted at the applicable special meeting. Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares.

Q:	If shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner?

A:	If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on the merger proposal. Accordingly, your broker, bank or other nominee will vote your shares held by it in “street name” only if you provide instructions to it on how to vote. You should follow the directions your broker, bank or other nominee provides to you regarding how you would like them to vote your shares.

Q:	What if an LMI or UGC stockholder does not vote on the merger proposal?

A:	If you fail to respond with a vote on the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal. If you respond but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the merger proposal. If you respond and indicate that you are abstaining from voting, your proxy will have the same effect as a vote “AGAINST” the merger proposal.

Q:	May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:	Yes. Before their proxy is voted, LMI or UGC stockholders who want to change their vote may do so by telephone or over the Internet (if they originally voted by telephone or over the Internet), by voting in person at the applicable special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to the address below:

•	in the case of an LMI stockholder, to: Liberty Media International, Inc., c/o EquiServe Trust Company, N.A., P.O. Box [___], Edison, New Jersey 08818-[___]; and

•	in the case of a UGC stockholder, to: UnitedGlobalCom, Inc., c/o Mellon Investor Services LLC, Proxy Processing, P.O. Box [___], South Hackensack, New Jersey 07606-[___].

Any signed proxy revocation or new signed proxy must be received before the start of the applicable special meeting. Your attendance at the applicable special meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:	When do LMI and UGC expect to complete the mergers?

A:	We expect to complete the mergers as quickly as possible once all the conditions to the mergers, including obtaining the approvals of our stockholders at the special meetings, are fulfilled. We currently expect to complete the mergers within a few days following the special meetings.

Q:	Should UGC stockholders send their proxy cards to the same address as they send their form of election and stock certificates?

A:	No. Separate envelopes are enclosed for UGC stockholders to return (1) their form of election and stock certificates and (2) their proxy cards. UGC stockholders should check to be sure they are mailing their materials in the proper envelope and to the proper address. UGC stockholders are urged to please NOT send their election form and UGC stock certificates with their proxy card, or vice versa.

Q:	Should LMI stockholders send their stock certificates with their proxy cards?

A:	No. LMI stockholders will receive written instructions from the exchange agent after the mergers are completed on how to exchange their LMI stock certificates for Liberty Global stock certificates. LMI stockholders are urged to please NOT send their LMI stock certificates with their proxy cards.

Q:	Who can help answer questions about the voting and election procedures and the mergers?

A:	LMI and UGC have retained D.F. King & Co. to serve as an information agent and proxy solicitor in connection with the special meetings and the mergers.

LMI stockholders who have questions about the LMI special meeting, including the voting procedures, or the mergers should call D.F. King & Co. at [___] with their questions.

UGC stockholders who have questions about the UGC special meeting, including the voting and election procedures, or the mergers should call D.F. King & Co. at [___] with their questions.

In addition, LMI stockholders may call LMI’s Investor Relations Department at (877) 783-7676, and UGC stockholders may call UGC’s Investor Relations Department at (303) 770-4001.

SUMMARY

     The following summary includes information contained elsewhere in this joint proxy statement/prospectus. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the mergers and the other matters discussed herein and is subject to, and is qualified in its entirety by reference to, the more detailed information and financial statements contained or incorporated in this joint proxy statement/prospectus, including the appendices included herein. You may obtain the information about UGC that we incorporate by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Additional Information — Where You Can Find More Information.” You should carefully read this joint proxy statement/prospectus in its entirety, as well as the merger agreement included with this proxy statement/prospectus as Appendix B and the other Appendices included herein.

The Companies
(see page 41)

Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5800

     LMI is a holding company that, through its ownership of interests in subsidiaries and affiliates, provides broadband distribution services and video programming services to subscribers in Europe, Japan, Latin America and Australia. LMI’s broadband distribution services consist primarily of cable television distribution, Internet access and, in selected markets, telephony and satellite distribution. LMI’s broadband distribution services include those of UGC, which is a controlled subsidiary of LMI. LMI’s programming networks create original programming and also distribute programming obtained from international and home-country content providers. LMI’s principal assets include interests in UGC, Jupiter Telecommunications Co., Ltd. (J-COM), Jupiter Programming Co., Ltd. (JPC), Liberty Cablevision of Puerto Rico Ltd. and Pramer S.C.A.

UnitedGlobalCom, Inc.
4643 South Ulster Street
Suite 1300
Denver, Colorado 80237
Telephone: (303) 770-4001

     UGC is a leading international broadband communications provider of video, voice and Internet services with operations in 16 countries outside the United States. UGC’s networks pass approximately 16.0 million homes and serve approximately 8.7 million video subscribers, 0.8 million voice subscribers and 1.4 million Internet access subscribers. UGC Europe, Inc., UGC’s largest consolidated operation, is a leading pan-European broadband communications company. VTR GlobalCom S.A., UGC’s primary Latin American operation, is Chile’s largest multi-channel television and high-speed Internet access provider in terms of homes passed and number of subscribers, and Chile’s second largest provider of residential telephone services in terms of lines in service. UGC also has an approximate 19% interest in SBS Broadcasting S.A., a European commercial television and radio broadcasting company, and an approximate 34% interest in Austar United Communications Limited, a leading pay-TV provider in Australia.

Liberty Global, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5800

     Liberty Global is a newly-formed corporation and currently a wholly owned subsidiary of LMI. Liberty Global has not conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of applicable filings under the federal securities laws. Upon consummation of the mergers, LMI and UGC will become wholly owned subsidiaries of Liberty Global, and Liberty Global will become a publicly traded company.

Cheetah Acquisition Corp.
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5800

     Cheetah Acquisition Corp, which we refer to as LMI merger sub, is a wholly owned transitory merger subsidiary of Liberty Global, recently formed solely for the purpose of merging with and into LMI.

Tiger Global Acquisition Corp.
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5800

     Tiger Global Acquisition Corp., which we refer to as UGC merger sub, is a wholly owned transitory merger subsidiary of Liberty Global, recently formed solely for the purpose of merging with and into UGC.

Structure of The Mergers
(see page 91)

     To accomplish the combination of the businesses of LMI and UGC under a new parent company, Liberty Global was formed with two wholly owned subsidiaries, LMI merger sub and UGC merger sub. At the effective time of the mergers:

•	LMI merger sub will merge with and into LMI, and LMI will be the surviving corporation in that merger (which we refer to as the LMI merger); and

•	UGC merger sub will merge with and into UGC, and UGC will be the surviving corporation in that merger (which we refer to as the UGC merger).

     As a result of the mergers described above and the conversion and exchange of securities described in this joint proxy statement/prospectus, LMI will become a direct, wholly owned subsidiary of Liberty Global, and UGC will become an indirect, wholly owned subsidiary of Liberty Global. Following the mergers, Liberty Global will own directly 46.4% of the common stock of UGC and indirectly through Liberty Global’s wholly owned subsidiary LMI 53.6% of the common stock of UGC (based upon outstanding UGC share information as of December 31, 2004).

What You Will Receive in the Mergers
(see page 91)

     LMI Stockholders. In the LMI merger, LMI stockholders will receive, for each share of LMI Series A common stock or LMI Series B common stock owned by them, one share of the corresponding series of Liberty Global common stock. Each series of Liberty Global common stock will have the same rights, powers and preferences as the corresponding series of LMI common stock.

     UGC Stockholders. In the UGC merger, UGC stockholders (other than LMI and its wholly owned subsidiaries) will have the right to elect to receive, for each share of UGC common stock owned by them, either (i) $9.58 in cash, without interest (subject to proration), or (ii) 0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest). Those UGC stockholders who make the cash election as to some or all of their UGC shares will be subject to the proration procedures described later in this joint proxy statement/prospectus. These proration procedures are designed to ensure that the total cash consideration paid represents no more than 20% of the aggregate value of the merger consideration payable to UGC stockholders (other than those stockholders who are “Permitted Holders” under UGC’s indenture with respect to its 1 3/4% convertible senior notes due 2024). If the aggregate number of shares of UGC common stock for which cash elections are made exceeds this threshold, then a portion of the shares of UGC common stock for which valid cash elections are made will be exchanged for cash and the remaining portion of such shares will be converted, on a per share basis, into 0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest).

          In order to make a cash election or a stock election, UGC stockholders must submit a properly completed form of election by the election deadline of 5:00 p.m., New York City time, on [___], 2005. We will extend the election deadline to 5:00 p.m., New York City time, on the second business day preceding the completion of the mergers, if we anticipate that the mergers will not be completed within four business days after the initial election deadline. If the election deadline is extended, LMI and UGC will publicly announce the extended election deadline by no later than 9:00 a.m. on the business day immediately following the initial deadline by issuing a release to the Dow Jones News Service. If you do not properly make a cash election or stock election by the election deadline, each share of UGC common stock you hold will be converted into the right to receive 0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest).

          If you are a UGC stockholder and you need additional forms of election, you may contact EquiServe Trust Company N.A. at [___].

The Special Meetings

(see page 43)

     LMI Special Meeting

          Where and When. The LMI special meeting will take place at [___], [___], [___], [___] [___], on [___], 2005, at [___] a.m., local time.

          What You Are Being Asked to Vote on. At the LMI special meeting, LMI stockholders will vote on the merger proposal. LMI stockholders also may be asked to consider other matters that properly come before the LMI special meeting. At the present time, LMI knows of no other matters that will be presented for consideration at the LMI special meeting.

          Who May Vote. You may vote at the LMI special meeting if you were the record holder of LMI Series A common stock or LMI Series B common stock as of 5:00 p.m., New York City time, on [___], 2005, the record date for the LMI special meeting. On that date, there were [___] shares of LMI Series A common stock outstanding and entitled to vote and 7,264,300 shares of LMI Series B common stock outstanding and entitled to vote. The holders of LMI Series A common stock and the holders of LMI Series B common stock will vote together as a single class. You may cast one vote for each share of LMI Series A common stock that you owned on that date and ten votes for each share of LMI Series B common stock that you owned on that date.

          What Vote is Needed. The affirmative vote, cast in person or by proxy, of the holders of at least a majority of the aggregate voting power of the shares of LMI Series A common stock and LMI Series B common stock outstanding on the record date for the LMI special meeting, voting together as a single class, is required to approve the merger proposal. Pursuant to a voting agreement entered into between John C. Malone, the Chairman of the Board, Chief Executive Officer and President of LMI, and UGC, Mr. Malone has agreed to vote the shares of LMI Series A common stock and LMI Series B common stock owned by him or which he has the right to vote (currently representing approximately 26.5% of the aggregate voting power of LMI) “FOR” the merger proposal. See “The Transaction Agreements -Voting Agreement.”

          Intentions of Directors and Executive Officers. The directors and executive officers of LMI (other than Mr. Malone), who together beneficially own shares of LMI common stock representing approximately 3.3% of LMI’s aggregate voting power, have indicated to LMI that they intend to vote “FOR” the merger proposal at the LMI special meeting.

     UGC Special Meeting

          Where and When. The UGC special meeting will take place at [___], [___], [___], [___] [___], on [___], 2005, at [___] a.m., local time.

          What You Are Being Asked to Vote on. At the UGC special meeting, UGC stockholders will vote on the merger proposal. UGC stockholders also may be asked to consider other matters that properly come before the UGC special meeting. At the present time, UGC knows of no other matters that will be presented for consideration at the UGC special meeting.

          Who May Vote. You may vote at the UGC special meeting if you were the record holder of UGC Class A common stock, UGC Class B common stock or UGC Class C common stock as of 5:00 p.m., New York City time, on [___], 2005, the record date for the UGC special meeting. On that date, there were [___] shares of UGC Class A common stock outstanding and entitled to vote, 10,493,461 shares of UGC Class B common stock outstanding and entitled to vote and 379,603,223 shares of UGC Class C common stock outstanding and entitled to vote. The holders of UGC Class A common stock, the holders of UGC Class B common stock and the holders of UGC Class C common stock will vote together as a single class. You may cast one vote for each share of UGC Class A common stock that you owned on that date and ten votes for each share of UGC Class B common stock and for each share of UGC Class C common stock that you owned on that date.

          What Vote is Needed. Under Delaware law, the affirmative vote, cast in person or by proxy, of the holders of at least a majority of the aggregate voting power of the shares of UGC Class A common stock, UGC Class B common stock and UGC Class C common stock outstanding on the record date for the UGC special meeting, with all classes voting together as a single class, is required to approve the merger proposal (which we refer to as the statutory approval). LMI, which currently beneficially owns shares of UGC common stock representing approximately 91% of the aggregate voting power of UGC, has agreed pursuant to the merger agreement to vote, and to cause its subsidiaries to vote, such shares “FOR” the merger proposal. See “The Transaction Agreements - Merger Agreement.” Accordingly, the statutory approval of the merger proposal as required by Delaware law is assured.

          The merger agreement requires that the approval of the merger proposal also include the affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of UGC common stock entitled to vote at the UGC special meeting, exclusive of the shares of UGC common stock held by LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC (which we refer to as the minority approval). Accordingly, approval of the merger proposal at the UGC special meeting will depend on the number of votes cast in favor of the merger proposal by UGC’s public stockholders at the UGC special meeting.

          Intentions of Certain Persons. The directors and executive officers of UGC, who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote “FOR” the merger proposal at the UGC special meeting. Also, as noted above, LMI, which beneficially owns shares of UGC common stock representing approximately 91% of UGC’s aggregate voting power, has agreed to vote, and to cause its subsidiaries to vote, “FOR” the merger proposal at the UGC special meeting. The directors and executive officers of LMI (including Mr. Malone), who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote “FOR” the merger proposal at the UGC special meeting. The votes of UGC’s directors and executive officers, the votes of LMI and its wholly owned subsidiaries and the votes of LMI’s directors and executive officers will not be counted toward the minority approval.

Our Recommendations to Stockholders

     UGC Stockholders (see page 54)

          A special committee of the board of directors of UGC, which we refer to as the Special Committee, consisting of three UGC directors (who are independent under the rules of the Nasdaq Stock Market and have no relationship with LMI or any of its affiliates that the Special Committee viewed as undermining its independence) evaluated the fairness of the UGC merger and negotiated the terms of the mergers. The Special Committee recommended that the full UGC board of directors approve the UGC merger. Based upon this recommendation, UGC’s board of directors unanimously approved the merger agreement and determined that the merger agreement and the UGC merger are advisable, fair to and in the best interests of UGC and its stockholders. Accordingly, the UGC board of directors recommends that UGC stockholders vote “FOR” the merger proposal.

     LMI Stockholders (see page 66)

          LMI’s board of directors unanimously approved the merger agreement and determined that the merger agreement and the LMI merger are advisable, fair to and in the best interests of LMI and its stockholders.

Accordingly, the LMI board recommends that LMI stockholders vote “FOR” the merger proposal at the LMI special meeting.

Our Reasons for the Mergers

     UGC’s Reasons for the Merger (see page 54)

          UGC’s board of directors considered various factors in approving the merger agreement and the UGC merger, including, among others:

•	the recommendation of the Special Committee;

•	the opinion of Morgan Stanley & Co. Incorporated, financial advisor to the Special Committee, directed to the Special Committee that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by holders of shares of UGC Class A common stock (other than LMI and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such stockholders;

•	that the UGC merger would be conditioned on the approval of the holders of a majority of UGC’s publicly traded shares (other than shares owned by LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC);

•	the premium presented to the UGC stockholders (other than LMI and its affiliates) by the merger consideration in relation to various benchmarks, including the relative trading prices of UGC common stock and LMI common stock prior to the commencement of merger discussions;

•	the protection provided to the UGC stockholders (other than LMI and its affiliates) by the cash election in the event the price of LMI’s stock declines prior to closing;

•	the opportunity presented to the UGC stockholders (other than LMI and its affiliates) by the stock election to participate in the benefits expected to be realized by the combined companies in the future;

•	that the implied valuation in the mergers of the Japanese distribution and content assets of LMI is attractive as a financial matter, and such assets offer opportunities in diverse markets;

•	that Michael T. Fries, the current Chief Executive Officer of UGC, would be the Chief Executive Officer of the combined company;

•	that Liberty Global would have no single stockholder or group of stockholders exercising voting control over the combined company;

•	that the opportunity for growth is greater as a part of the combined company;

•	that UGC stockholders would own interests in a company with a more diverse portfolio of investments, which would be better able to weather economic change, including fluctuations in foreign exchange rates;

•	the absence of the ability to sell UGC to a third party as a result of LMI’s controlling equity position in UGC;

•	that the receipt of Liberty Global stock by UGC stockholders (other than LMI and its affiliates) in the mergers will generally not be taxable to such stockholders; and

•	the other matters referred to under “Special Factors -Recommendations of the Special Committee and the UGC Board; Fairness of the Offer and the UGC Merger.”

     LMI’s Reasons for the Merger (see page 66)

          LMI’s board of directors considered various factors in approving the merger agreement and the LMI merger, including, among others:

•	that the mergers would eliminate the current dual public holding company structure in which LMI’s principal consolidated asset is its interest in another public company, UGC;

•	that the elimination of the holding company structure would eliminate the holding company discount in LMI’s stock price;

•	the opinion of Banc of America Securities LLC, financial advisor to LMI, directed to the LMI board that, as of the date of the opinion, and based upon and subject to the factors, limitations and assumptions set forth in the opinion, the consideration to be received by LMI stockholders (other than affiliates of LMI) in the transactions contemplated by the merger agreement was fair from a financial point of view to such stockholders;

•	that the strengths of the respective management teams of LMI and UGC would complement each other, and that there was little if any overlap at the operating level that would impede a smooth integration of the two companies;

•	that the consummation of the mergers would eliminate any potential competition between LMI and UGC, including in the pursuit of acquisition opportunities and capital raising activities;

•	that the receipt of the merger consideration in the LMI merger would be tax-free to the LMI stockholders;

•	that the merger agreement included a limitation on the cash election and that LMI had sufficient cash to fund the maximum amount of cash anticipated to be payable if the cash elections were fully exercised; and

•	the other matters referred to under “Special Factors — Recommendation of the LMI Board; Purposes and Reasons for the Mergers.”

Fairness of the UGC Merger

     Position of UGC (see page 54)

          UGC believes that the UGC merger is fair to the unaffiliated stockholders of UGC. For more information regarding this belief, including the factors considered in arriving at this belief, see “Special Factors — Recommendations of the Special Committee and the UGC Board; Fairness of the Offer and the UGC Merger.”

          Throughout this joint proxy statement/prospectus, when we refer to “unaffiliated stockholders of UGC,” we mean holders of UGC Class A common stock other than LMI and its affiliates.

     Position of LMI (see page 68)

          The UGC merger is considered a “13E-3 transaction” because LMI is an affiliate of UGC and unaffiliated stockholders of UGC are entitled to receive consideration in the UGC merger other than Liberty Global common stock. As a result, under the federal securities laws, LMI is required to state its position as to the fairness of the UGC merger to the unaffiliated stockholders of UGC.

          LMI believes that the UGC merger is fair to the unaffiliated stockholders of UGC. For more information regarding this belief, including the factors considered in arriving at this belief, see “Special Factors — Position of LMI Regarding the Fairness of the UGC Merger.”

Opinions of the Financial Advisors

     Opinion of the Financial Advisor to the Special Committee (see page 59)

          Morgan Stanley, financial advisor to the Special Committee, delivered a written opinion to the Special Committee to the effect that, as of January 17, 2005 and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders. The full text of Morgan Stanley’s opinion, dated January 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion, is included as Appendix D to this joint proxy statement/prospectus. UGC stockholders should read this opinion carefully and in its entirety. The opinion does not constitute a recommendation to any UGC stockholder as to how to vote with respect to the UGC merger or as to what form of consideration to elect.

     Opinion of LMI’s Financial Advisor (see page 70)

          Banc of America Securities, LMI’s financial advisor, delivered a written opinion to the LMI board of directors to the effect that, as of January 17, 2005 and based upon and subject to the factors, limitations and assumptions set forth in the opinion, the consideration to be received by the stockholders of LMI (other than affiliates of LMI) in the transactions contemplated by the merger agreement was fair from a financial point of view to such stockholders. The full text of Banc of America Securities’ opinion, dated January 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Banc of America Securities in rendering its opinion, is included as Appendix E to this joint proxy statement/prospectus. LMI stockholders should read this opinion carefully and in its entirety. The opinion does not constitute a recommendation to any LMI stockholder as to how any LMI stockholder should vote with respect to the LMI merger.

Management of Liberty Global

(see page 104)

          Following the mergers, the board of directors of Liberty Global will consist of ten members, of whom five are current members of LMI’s board of directors and five are current members of UGC’s board of directors. The members of the Liberty Global board of directors will be:

•	John C. Malone, currently Chairman of the Board, Chief Executive Officer, President and a director of LMI and a director of UGC;

•	Michael T. Fries, currently President, Chief Executive Officer and a director of UGC;

•	John P. Cole, Jr., currently a director of UGC and a member of the Special Committee;

•	John W. Dick, currently a director of UGC and a member of the Special Committee;

•	Paul A. Gould, currently a director of UGC and a member of the Special Committee;

•	David E. Rapley, currently a director of LMI;

•	Larry E. Romrell, currently a director of LMI;

•	Gene W. Schneider, currently the Chairman of the Board of Directors of UGC;

•	J.C. Sparkman, currently a director of LMI; and

•	J. David Wargo, currently a director of LMI.

          The management of Liberty Global will be comprised of certain executive officers from each of LMI and UGC, including Mr. Malone who has agreed to serve as the Chairman of the Board of Liberty Global and Mr. Fries who has agreed to serve as the Chief Executive Officer and President of Liberty Global. For more information on the proposed directors and executive officers of Liberty Global, see “Management of Liberty Global,” “Executive Officers, Directors and Principal Stockholders of LMI” and “Executive Officers, Directors and Principal Stockholders of UGC.”

Interests of Certain Persons in the Mergers

(see page 78)

          In considering the recommendations of LMI’s and UGC’s boards of directors to vote to approve the merger proposal, stockholders of LMI and UGC should be aware that members of LMI’s and UGC’s boards of directors and members of LMI’s and UGC’s executive management teams have relationships, agreements or arrangements that provide them with interests in the mergers that may be in addition to or different from those of LMI’s or UGC’s public stockholders. Both LMI’s and UGC’s boards of directors were aware of these interests and considered them when approving the merger agreement and the mergers.

Material United States Federal Income Tax Consequences of the Mergers

(see page 84)

          Completion of the mergers is conditioned upon the receipt by LMI of the opinion of Baker Botts L.L.P., or another nationally recognized law firm, to the effect that the LMI merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and upon the receipt by UGC of the opinion of a nationally recognized law firm, to the effect that, when integrated with the LMI merger, the conversion of shares of UGC common stock into shares of Liberty Global Series A common stock that is effected pursuant to the UGC merger will qualify as an exchange within the meaning of Section 351 of the Internal Revenue Code. The opinions will be based upon factual representations and covenants, including those contained in letters provided by LMI, UGC, Liberty Global and/or others, and certain assumptions set forth in the opinions. No rulings have been or will be requested from the Internal Revenue Service with respect to any tax matters relating to the mergers.

          Assuming the mergers are treated as described above, the mergers generally will not result in the recognition of gain or loss by LMI, UGC, Liberty Global, the LMI stockholders or, except to the extent that they receive cash, the UGC stockholders. The taxation of the receipt of cash by a holder of UGC common stock is very complicated and subject to uncertainties. Due to the uncertainties concerning the taxation of the receipt of cash, Liberty Global or the exchange agent, as applicable, expect to withhold 30% (unless reduced by an applicable treaty) of all cash payments made to UGC stockholders that are non-U.S. holders as a result of making a valid cash election. UGC stockholders should consult their tax advisors if they are considering making a cash election with respect to their UGC common stock.

          LMI stockholders and UGC stockholders should be aware that the tax consequences to them of the applicable merger may depend upon their own situations. In addition, LMI stockholders and UGC stockholders may be subject to state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. LMI stockholders and UGC stockholders should therefore consult with their own tax advisors for a full understanding of the tax consequences to them of the mergers.

Merger Agreement

(see page 91 and Appendix B)

          The merger agreement is included as Appendix B to this joint proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the mergers.

     Conditions to Completion of the Mergers

          LMI’s and UGC’s respective obligations to complete the mergers are subject to the satisfaction or waiver of a number of conditions, including, among others:

•	the statutory approval and the minority approval, each having been obtained at the UGC special meeting;

•	the approval of the merger proposal by the LMI stockholders at the LMI special meeting;

•	approval for listing on the Nasdaq National Market of the Liberty Global common stock to be issued in connection with the mergers;

•	LMI and Liberty Global having received an opinion that the mergers should not cause the spin off of LMI by Liberty, which occurred on June 7, 2004, to fail to qualify as a tax-free distribution to Liberty under Section 355(e) of the Internal Revenue Code of 1986, as amended (the Code); and

•	LMI and UGC each having received an opinion from its respective tax counsel as to the treatment of the mergers for U.S. federal income tax purposes.

          We expect to complete the merger as promptly as practicable after all of the conditions to the mergers have been satisfied or, if applicable, waived. Neither the condition relating to the minority approval at the UGC special meeting nor the conditions relating to the receipt of the tax opinions may be waived.

     Termination of the Merger Agreement

          We may jointly agree to terminate the merger agreement at any time without completing the mergers, even after receiving the requisite stockholder approvals of the merger proposal. In addition, either UGC (with the approval of the Special Committee) or LMI may terminate the merger agreement if, among other things:

•	the mergers have not been consummated before September 30, 2005;

•	any order, decree or ruling that permanently restrains, enjoins or prohibits the mergers becomes final and non-appealable; or

•	any of the stockholder approvals required to approve the merger proposal have not been obtained.

          In addition, LMI may terminate the merger agreement under the following circumstances:

•	if UGC has not filed its Annual Report on Form 10-K with the Securities and Exchange Commission by May 15, 2005, which date may be extended by LMI to June 15, 2005; or

•	if the board of directors of UGC (with the approval of the Special Committee) has withdrawn or modified, in any manner adverse to LMI, its recommendation to the UGC stockholders.

          No termination fee will be payable by any party to the merger agreement if the merger agreement is terminated.

Appraisal or Dissenters’ Rights

(see page 80)

          Under Delaware law, holders of shares of UGC Class A common stock will not be entitled to appraisal rights in connection with the UGC merger, but any holders of shares of UGC Class B common stock (other than LMI and its wholly owned subsidiaries) or UGC Class C common stock (other than LMI and its wholly owned subsidiaries) will be entitled to appraisal rights in connection with the UGC merger.

          Under Delaware law, LMI stockholders are not entitled to appraisal rights in connection with the LMI merger.

Regulatory Matters

(see page 80)

          At the date of this joint proxy/statement prospectus, LMI has obtained all regulatory approvals required for LMI to complete the mergers.

          At the date of this joint proxy/statement prospectus, UGC has obtained all regulatory approvals required for UGC to complete the mergers.

Voting Agreement

(see page 103 and Appendix C)

          On January 17, 2005, at the insistence of the Special Committee and at the request of the LMI board of directors, John C. Malone, the Chairman of the Board, Chief Executive Officer and President of LMI, entered into a voting agreement with UGC, pursuant to which Mr. Malone has agreed to vote the shares of LMI Series A common stock and LMI Series B common stock owned by him or which he has the right to vote (currently representing approximately 26.5% of the aggregate voting power of LMI) in favor of the approval of the merger proposal. A copy of the voting agreement is included as Appendix C to this joint proxy statement/statement.

Risk Factors

(see page 28)

          The mergers entail several risks, including:

•	risks relating to the value of the merger consideration received compared with the value of the securities exchanged therefor;

•	risks relating to the value of the merger consideration received by UGC stockholders compared to the value of the merger consideration at the time elected by UGC stockholders;

•	risks associated with the ability of the parties to realize the anticipated benefits of the mergers;

•	risks associated with class action lawsuits relating to the UGC merger; and

•	risks associated with transaction costs.

          In addition, the parties to the mergers face risks and uncertainties relating to:

•	overseas operations and regulations;

•	technology and competition;

•	certain financial matters; and

•	governance matters.

     Please carefully read the information included under the heading “Risk Factors.”

Selected Summary Historical Financial Data of LMI

     The following tables present selected historical financial information of (1) certain international cable television and programming subsidiaries and assets of Liberty (LMC International), for periods prior to the June 7, 2004 spin off transaction, whereby LMI’s common stock was distributed on a pro rata basis to Liberty’s shareholders as a dividend, and (2) LMI and its consolidated subsidiaries for periods following such date. Upon consummation of the spin off, LMI became the owner of the assets that comprise LMC International. The following selected summary financial data was derived from the audited financial statements of LMC International as of December 31, 2003 and 2002 and for the each of the three years ended December 31, 2003, and from the condensed financial statements of LMI for the nine months ended September 30, 2004 and 2003. Data for other periods has been derived from unaudited information. This information is only a summary, and you should read it together with the historical financial statements of LMI included elsewhere herein.

		December 31,
	September 30,
	2004 (1)	2003	2002	2001	2000	1999
	amounts in thousands
Summary Balance Sheet Data:

Investment in affiliates	$1,940,372	1,740,552	1,145,382	423,326	1,189,630	892,335

Other investments	$1,068,734	450,134	187,826	916,562	134,910	140,832

Property and equipment, net	$3,972,773	97,577	89,211	80,306	82,578	95,924

Intangible assets, net	$2,817,004	689,026	689,046	701,935	803,514	825,220

Total assets	$12,630,592	3,687,037	2,800,896	2,169,102	2,301,800	1,989,230

Debt, including current portion	$4,348,862	54,126	35,286	338,466	101,415	59,715

Stockholders’ equity	$5,183,554	3,418,568	2,708,893	2,039,593	1,907,085	1,578,109

							Ten months
	Nine months						ended
	ended						December
	September 30,		Year ended December 31,				31,
	2004 (1)	2003	2003	2002	2001	2000	1999 (5)
	amounts in thousands, except per share amounts
Summary Statement of Operations Data:

Revenue	$1,865,769	80,416	108,634	103,855	139,535	125,246	92,438

Operating income (loss)	$(160,880)	2,977	(1,211)	(35,545)	(122,623)	3,828	(69,621)

Share of earnings (losses) of affiliates (2)	$54,518	10,833	13,739	(331,225)	(589,525)	(168,404)	(101,510)

Net earnings (loss) (3)	$(10,626)	26,352	20,889	(568,154)	(820,355)	(129,694)	(133,635)

Earnings (loss) per common share – basic and diluted (pro forma for spin off) (4)	$(0.07)	0.17	0.14	NA	NA	NA	NA

(1)	Prior to January 1, 2004, the substantial majority of LMI operations were conducted through equity method affiliates, including UGC, J-COM and JPC. As more fully discussed in the notes to LMI’s historical financial statements included elsewhere herein, in January 2004, LMI completed a transaction that increased LMI’s ownership in UGC and enabled LMI to fully exercise its voting rights with respect to its historical investment in UGC. As a result, UGC has been accounted for as a consolidated subsidiary and included in LMI’s financial position and results of operations since January 1, 2004. See Liberty Global’s unaudited condensed pro forma combined financial statements included elsewhere herein for the pro forma effects of consolidating UGC on Liberty Global’s results of operations. See also “Appendix A: Information Concerning Liberty Media International, Inc. — Part 4: Historical Financial Information of LMI and its Significant Affiliates and Acquirees” to this joint proxy statement/prospectus.

(2)	Effective January 1, 2002, LMI adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), which, among other matters, provides that goodwill, intangible assets with indefinite lives and excess costs that are considered equity method goodwill are no longer amortized, but are evaluated for impairment under Statement 142 and, in the case of equity method goodwill, APB Opinion No. 18. Share of losses of affiliates includes excess basis amortization of $92,902,000, $41,419,000, and $31,788,000 for the years ended December 31, 2001 and 2000, and the ten months ended December 31, 1999, respectively.

(3)	LMI’s net loss for the years ended December 31, 2002 and 2001 included LMI’s share of UGC’s net losses of $190,216,000 and $439,843,000, respectively. Because LMI had no commitment to make additional capital contributions to UGC, LMI suspended recording its share of UGC’s losses when LMI’s carrying value was reduced to zero in 2002. In addition, LMI’s net loss for the year ended December 31, 2002 included $247,386,000 of other-than-temporary declines in fair values of investments, and LMI’s net loss for the year ended December 31, 2001 included $534,962,000 of realized and unrealized losses on derivative instruments.

(4)	Earnings (loss) per common share amounts were computed assuming that the shares issued in the spin off were outstanding since January 1, 2003. In addition, the weighted average share amounts for periods prior to July 26, 2004, the date that certain subscription rights were distributed to stockholders pursuant to a rights offering by LMI, have been increased to give effect to the benefit derived by LMI’s stockholders as a result of the distribution of such subscription rights.

(5)	Liberty was a wholly owned subsidiary of Tele-Communications, Inc. (TCI) from August 1994 to March 9, 1999. On March 9, 1999, AT&T Corp. acquired TCI in a merger transaction (the AT&T Merger). For financial reporting purposes, the AT&T Merger is deemed to have occurred on March 1, 1999. In connection with the AT&T Merger, Liberty’s, and accordingly LMC International’s, assets and liabilities were adjusted to their respective fair values pursuant to the purchase method of accounting. Selected summary financial historical data of LMC International for the two months ended February 28, 1999 has been excluded from the tables. Liberty was split off from AT&T on August 10, 2001.

Selected Summary Historical Financial Data of UGC

     The following summary financial data of UGC was derived from the audited financial statements of UGC for the years ended December 31, 1999 through December 31, 2003 and the unaudited financial statements of UGC for the nine months ended September 30, 2004 and 2003. This information is only a summary, and is not necessarily comparable from period to period as a result of certain impairments, restructuring charges, gains on extinguishments of debt, acquisitions and dispositions, gains on issuance of common equity securities by subsidiaries and cumulative effects of changes in accounting principles. For this and other reasons, you should read it together with UGC’s historical financial statements and related notes and also with UGC’s management’s discussion and analysis of financial condition and results of operations incorporated by reference herein.

	September 30,	December 31,
	2004	2003	2002	2001	2000	1999
	amounts in thousands
Summary Balance Sheet Data:

Cash, cash equivalents and short term liquid investments	$1,093,174	312,495	456,039	999,086	2,223,912	2,555,604

Property, plant and equipment, net	$3,787,933	3,342,743	3,640,211	3,692,485	3,880,657	2,462,832

Goodwill and other intangible assets, net	$2,479,391	2,772,067	1,264,109	2,843,922	5,154,907	2,944,802

Total assets	$8,123,285	7,099,671	5,931,594	9,038,640	13,146,952	9,002,853

Long-term debt, including current portion, not subject to compromise	$4,261,844	3,926,706	3,838,906	10,033,387	9,893,044	6,041,635

Long-term debt, including current portion, subject to compromise	$24,627	317,372	2,812,988	—	—	—

Stockholders’ equity (deficit)	$2,234,310	1,472,492	(4,284,874)	(4,555,580)	(85,234)	1,114,306

	Nine months ended
	September 30,		Year ended December 31,
	2004	2003	2003(1)	2002(2)	2001(3)	2000(4)	1999(5)
	amounts in thousands, except per share amounts
Summary Statements of Operations Data:

Revenue	$1,750,877	1,375,666	1,891,530	1,515,021	1,561,894	1,251,034	720,762

Operating loss	$(118,024)	(190,431)	(656,014)	(899,282)	(2,872,306)	(1,140,803)	(775,625)

Net income (loss)	$(314,746)	2,376,062	1,995,368	(356,454)	(4,494,709)	(1,220,890)	636,318

Earnings per share:

Basic net income (loss) per share	$(0.41)	8.31	7.41	(0.84)	(41.29)	(12.00)	6.83

Diluted net income (loss) per share	$(0.41)	8.31	7.41	(0.83)	(41.29)	(12.00)	6.13

(1)	Includes impairments, gains on extinguishment of debt and gains on sales of investments in affiliates totaling $402.2 million, $2.2 billion and $279.4 million, respectively.

(2)	Includes impairments, gains on extinguishment of debt and gains on sales of investments in affiliates totaling $436.2 million, $2.2 billion and $117.3 million, respectively. Effective January 1, 2002, UGC adopted Statement 142, which, among other things, provides that goodwill, intangible assets with indefinite lives and excess costs on equity method investments are no longer amortized, but are evaluated for impairment under Statement 142. The cumulative effect of the adoption of Statement 142 was a charge of $1.3 billion.

(3)	Includes impairments, restructuring charges, gains on sales of investments in affiliates, other-than-temporary losses on investments and amortization of indefinite-lived intangible assets totaling $1.3 billion, $204.1 million, $416.8 million, $342.4 million and $447.2 million, respectively.

(4)	Includes amortization of indefinite-lived intangible assets totaling $287.5 million.

(5)	Includes gain on issuance of common equity securities by subsidiaries of $1.5 billion.

     Ratio (Deficiency) of Earnings to Fixed Charges of UGC

	Nine Months Ended
	September 30,	Year Ended December 31,
	2004	2003	2002
	(amounts in thousands, except ratios)
Income (loss) from continuing operations before other items	$(292,360)	1,600,075	1,403,938

Fixed charges:
Interest within rental expense	18,000	20,970	14,550
Interest, whether expensed or capitalized, including amortization of discounts	204,709	327,132	680,101

Total fixed charges	222,709	348,102	694,651

Distributed income of equity investees	15,565	4,684	7,042

Adjusted earnings (losses)	(54,086)	1,952,861	2,105,631
Fixed charges	222,709	348,102	694,651

Ratio of earnings to fixed charges	—	5.61	3.03

Dollar amount of coverage deficiency	$(276,795)

Selected Unaudited Condensed Pro Forma Combined Financial Data of Liberty Global

          We have included in this joint proxy statement/prospectus the selected unaudited condensed pro forma combined financial data of Liberty Global set forth below after giving effect to (1) the proposed mergers (the Proposed Mergers) and the resulting step acquisition of the UGC interest not already owned by LMI using the purchase method of accounting; and (2) certain transactions that were consummated in 2004 (the Consummated Transactions), based upon the assumptions and adjustments described in the unaudited condensed pro forma combined financial information and notes of Liberty Global contained elsewhere in this document.

          The unaudited condensed pro forma combined balance sheet data as of September 30, 2004 gives effect to the Proposed Mergers as if they occurred on September 30, 2004. The unaudited condensed pro forma combined statement of operations data for the nine months ended September 30, 2004 and the year ended December 31, 2003 is presented as if the Proposed Mergers and the Consummated Transactions were consummated on January 1, 2003.

          The selected unaudited condensed pro forma combined financial information is based upon estimates and assumptions, which are preliminary. The unaudited pro forma information does not purport to be indicative of the financial position and results of operations that Liberty Global will obtain in the future, or that Liberty Global would have obtained if the Proposed Mergers and Consummated Transactions were effective as of the dates indicated above. The selected unaudited condensed pro forma combined information of Liberty Global has been derived from and should be read in conjunction with the historical financial statements and related notes thereto of LMI and UGC. The LMI historical financial statements are included elsewhere herein and the UGC historical financial statements are incorporated by reference into this document.

Selected Unaudited Condensed Pro Forma Combined
Financial Data of Liberty Global
(amounts in thousands, except per share amounts)

	Nine months
	ended	Year ended
	September 30,	December 31,
	2004	2003
Summary Statement of Operations Data:
Revenue	$2,065,649	2,356,945
Depreciation and amortization	$(772,884)	(1,062,320)
Operating loss	$(184,386)	(1,441,825)
Net income (loss)	$(176,153)	48,735
Net income (loss) per share:
Basic and diluted net income (loss) per share	$(0.69)	0.19
Shares used in computing basic and diluted net loss per share	254,348	254,348

September 30,
2004
Summary Balance Sheet Data:
Investment in affiliates	$3,009,106
Property and equipment, net	$3,972,773
Goodwill and other intangible assets, net	$5,271,031
Total assets	$15,084,619
Long-term debt, including current portion	$4,348,862
Stockholders’ equity	$8,652,191

Comparative Per Share Financial Data

          The following table shows (1) the basic and diluted loss per common share and book value per share data for each of LMI and UGC on a historical basis, (2) the basic and diluted loss per common share and book value per share for Liberty Global on a pro forma basis and (3) the equivalent pro forma net income and book value per share attributable to the shares of Liberty Global common stock issuable at an exchange ratio of 0.2155 per UGC share. Pro forma per share data has been presented assuming UGC stockholders (other than LMI and its wholly owned subsidiaries) receive (1) all stock consideration or (2) 80% stock and 20% cash consideration.

          The following information should be read in conjunction with (1) the separate historical financial statements and related notes of LMI included elsewhere herein, (2) the separate historical financial statements and related notes of UGC incorporated by reference herein and (3) the unaudited condensed pro forma combined financial statements of Liberty Global included elsewhere herein. The pro forma information is not necessarily indicative of the results of operations that would have resulted if the Proposed Mergers and the Consummated Transactions had been completed as of the assumed dates or of the results that will be achieved in the future.

          We calculate historical book value per share by dividing stockholders’ equity by the number of shares of common stock outstanding at September 30, 2004. We calculate pro forma book value per share by dividing pro forma stockholders’ equity by the pro forma number of shares of Liberty Global common stock that would have been outstanding had the Proposed Mergers been consummated as of September 30, 2004.

          Liberty Global pro forma combined loss applicable to common stockholders, pro forma stockholders’ equity and the pro forma number of shares of Liberty Global common stock outstanding have been derived from the unaudited condensed pro forma combined financial information for Liberty Global appearing elsewhere herein.

          We calculate the UGC equivalent pro forma per share data by multiplying the pro forma per share amounts by the exchange ratio of 0.2155 shares of Liberty Global common stock for each share of UGC common stock.

          Neither LMI nor UGC has paid any cash dividends on its common stock during the periods presented.

	LMI	Liberty Global		UGC
		Pro forma			Pro forma equivalent
			80% stock			80% stock
			and 20%			and 20%
	Historical	All stock	cash	Historical	All stock	cash
Basic and diluted net income (loss) per common share:
Nine months ended September 30, 2004	$(0.07)	(0.69)	(0.74)	(0.41)	(0.15)	(0.16)
Year ended December 31, 2003	$0.14	0.19	0.20	7.41	0.04	0.04
Book value per share as of:
September 30, 2004	$29.55	34.02	36.27	2.85	7.33	7.82
Cash dividends	$—	—	—	—	—	—

Comparative Per Share Market Price and Dividend Information

Market Price

          The following table sets forth high and low sales prices for a share of LMI Series A common stock, LMI Series B common stock and UGC Class A common stock for the periods indicated.

          LMI Series A common stock and LMI Series B common stock trade on The Nasdaq National Market under the symbols “LBTYA” and “LBTYB,” respectively. In connection with LMI’s June 7, 2004 spin off from Liberty, LMI common stock first began trading on a when-issued basis on June 2, 2004.

          UGC Class A common stock trades on The Nasdaq National Market under the symbol “UCOMA.” There is no trading market for the UGC Class B common stock or UGC Class C common stock.

	LMI				UGC
	Series A		Series B		Class A
	High	Low	High	Low	High	Low
2003
First quarter	—	—	—	—	$3.22	$2.20
Second quarter	—	—	—	—	$5.63	$2.81
Third quarter	—	—	—	—	$7.70	$4.92
Fourth quarter	—	—	—	—	$9.00	$5.95
2004
First quarter	—	—	—	—	$10.90	$7.22
Second quarter (1)	$39.15	$33.98	$41.25	$38.79	$8.34	$6.50
Third quarter	$37.00	$28.60	$41.25	$34.05	$7.51	$5.80
Fourth quarter	$47.27	$33.25	$49.31	$36.19	$9.79	$7.18
2005
First quarter through Feb. 10	$46.44	$42.46	$48.91	$45.77	$10.18	$8.97

(1)	As to LMI common stock, from the period beginning on June 2 and ending on June 30.

          On January 14, 2005, the last trading day before the public announcement of the mergers, LMI Series A common stock closed at $43.69 per share, LMI Series B common stock closed at $46.44 per share and UGC Class A common stock closed at $9.64 per share. Based upon the exchange ratio in the stock election of 0.2155, the pro forma equivalent per share value of the UGC Class A common stock on January 14, 2005, was equal to approximately $9.42 per share.

          On February 10, 2005, LMI Series A common stock closed at $44.41 per share, LMI Series B common stock closed at $47.17 per share and UGC Class A common stock closed at $9.59 per share. Based upon the exchange ratio in the stock election of 0.2155, the pro forma equivalent per share value of the UGC Class A common stock on February 10, 2005, was equal to approximately $9.57 per share.

          [Liberty Global has applied to list its Series A common stock and Series B common stock on the Nasdaq National Market under the symbols “[___]” and “[___]”, respectively.]

Dividends

          LMI. In July 2004, LMI distributed, as a dividend to its stockholders, 0.20 of a transferable subscription right for each share of LMI common stock owned by them as of 5:00 p.m., New York City time, on July 26, 2004, the record date for the LMI rights offering. Each whole right to purchase LMI Series A common stock entitled the holder to purchase one share of LMI Series A common stock at a subscription price of $25.00 per share. Each whole right to purchase LMI Series B common stock entitled the holder to purchase one share of LMI Series B common stock at a subscription price of $27.50 per share. In addition, each whole Series A and Series B right entitled the holder to subscribe, at the same applicable subscription price pursuant to an oversubscription privilege, for additional shares of the applicable series of LMI common stock, subject to proration. LMI has paid no other dividends since it became a publicly traded company.

          Pursuant to the merger agreement, LMI may not pay any dividends (other than dividends payable in LMI common stock) until the mergers are completed or the merger agreement is terminated. Except for the foregoing, there are currently no restrictions on the ability of LMI to pay dividends in cash or stock. It is LMI’s current dividend policy to not pay cash dividends. All decisions regarding the payment of future dividends by LMI will be made by its board of directors, from time to time, in accordance with applicable law.

          UGC. In January 2004, UGC distributed, as a dividend to its stockholders, 0.28 of a transferable subscription right for each share of UGC common stock owned by them at the close of business on January 21, 2004, the record date for the UGC rights offering. Each whole right to purchase UGC Class A common stock entitled the holder to purchase one share of UGC Class A common stock at a subscription price of $6.00 per share. Each whole right to purchase UGC Class B common stock entitled the holder to purchase one share of UGC Class B common stock at a subscription price of $6.00 per share. Each whole right to purchase UGC Class C common stock entitled the holder to purchase one share of UGC Class C common stock at a subscription price of $6.00 per share. In addition, each whole Class A, Class B and Class C right entitled the holder to subscribe, at the same subscription price pursuant to an oversubscription privilege, for additional shares of the applicable class of UGC common stock, subject to proration. UGC has paid no other dividends since it became a publicly traded company.

          Pursuant to the merger agreement, UGC may not pay any dividends until the mergers are completed or the merger agreement is terminated. Except for the foregoing, there are currently no restrictions on the ability of UGC to pay dividends in cash or stock. It is UGC’s current policy to not pay cash dividends. All decisions regarding the payment of future dividends by UGC will be made by its board of directors, from time to time, in accordance with applicable law.

          Liberty Global. Following the consummation of the mergers, all decisions regarding the payment of dividends by Liberty Global will be made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

RISK FACTORS

          In addition to the other information contained in, incorporated by reference in or included as an appendix to this joint proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the merger proposal.

Factors Relating to the Mergers

          Fluctuations in market prices may cause the value of the shares of Liberty Global common stock that you receive in the mergers to be less than the value of your shares of LMI common stock or UGC common stock prior to the mergers. The ratios at which shares of LMI common stock and shares of UGC common stock will be converted into shares of Liberty Global common stock in the mergers are fixed, and there will be no adjustment to these ratios for changes in the market price of LMI common stock or UGC common stock. Accordingly, the value of the stock consideration to be received by holders of LMI common stock and holders of UGC common stock upon completion of the mergers is not ascertainable at this time and will ultimately depend upon the market prices of LMI common stock and UGC common stock at the effective time of the mergers. Those market prices may be higher or lower than the market prices of those shares on the date on which the merger agreement was executed, the date of this joint proxy statement/prospectus or the date on which the LMI stockholders and UGC stockholders vote on the merger proposal. Neither LMI nor UGC is permitted to “walk away” from the mergers or resolicit the vote of its stockholders solely because of changes in the market price of either party’s common stock at any time prior to the effective time of the mergers. Also, there is no “collar” or other adjustment mechanism that will ensure stockholders receive merger consideration with a minimum or maximum value.

          At the time UGC stockholders make their stock election or cash election, they may not know if 0.2155 of a share of Liberty Global common stock will be worth more or less than the cash election amount of $9.58 per share. To make a valid stock election or cash election, UGC stockholders must submit their form of election and related UGC stock certificates (or book-entry shares) to the exchange agent by the election deadline. The election deadline is scheduled for 5:00 p.m., New York time, on [___], 2005. We will extend the election deadline to no later than 5:00 p.m., New York time, on the second business day prior to the completion of the mergers if we anticipate that the mergers will not occur within four business days after the initial election deadline. As the initial trading price of the shares of Liberty Global Series A common stock is expected to approximate the trading price of the LMI Series A common stock immediately prior to the completion of the mergers, there can be no assurance that the value of the stock consideration will not fluctuate, with the trading price of the LMI Series A common stock, between the submission of a form of election and the completion of the mergers. Hence, while UGC stockholders will know the value of the stock consideration at the time they submit their form of election, there can be no assurance that the stock consideration will not have a lower value when the mergers are completed and the Liberty Global Series A common stock is first made available to UGC stockholders.

          UGC stockholders who make the cash election may not have all of their UGC shares exchanged for cash, and the average per share value of the merger consideration they receive could be less than $9.58. The merger agreement limits the amount of cash payable to UGC stockholders who make the cash election to no more than 20% of the aggregate value of the merger consideration payable to UGC stockholders who are not “Permitted Holders” within the meaning of UGC’s indenture with respect to its 1 3/4% convertible senior notes due 2024, which we refer to as the “cash threshold amount.” The term “Permitted Holders” is generally defined to include LMI and Liberty and the Chief Executive Officer and each member of the board of directors of each of UGC, LMI and Liberty as of April 1, 2004 and each of their respective affiliates. If the cash threshold amount is exceeded, those UGC stockholders making the cash election will have the number of their shares of UGC stock as to which they made the cash election reduced by a pro rata amount, and will receive the stock consideration for those shares which are not exchanged for the cash consideration. Depending on the market price of the Liberty Global Series A common stock immediately after the mergers are completed, UGC stockholders who made only the cash election but who receive stock consideration for some of their shares due to proration may obtain aggregate consideration that is worth less than $9.58 per share. See “The Transaction Agreements –Merger Agreement – UGC Stockholders Making Stock and Cash Elections; Proration.”

          Once UGC stockholders deliver their shares of UGC common stock to the exchange agent with their form of election, they will not be able to sell those shares unless they revoke their election prior to the election deadline. UGC stockholders may submit a form of election to the exchange agent at any time after the mailing of the joint proxy statement/prospectus and prior to the election deadline. To be valid, an election must be accompanied by the UGC shares as to which the election has been made. Once the exchange agent is in receipt of the UGC shares, they will not be available for settlement purposes in a trade unless and until the person who submitted the election and the shares revokes the election prior to the election deadline by written notice to the exchange agent.

          Liberty Global may fail to realize the anticipated benefits of the mergers. The success of the mergers will depend in part on the ability of Liberty Global to realize the anticipated synergies and growth opportunities from combining the two companies. In addition, the market may not quickly, if ever, eliminate or reduce the holding company discount that we believe has suppressed the historical trading price of LMI common stock. Any failure to realize the anticipated benefits of the mergers may adversely affect the stock price of Liberty Global.

          Significant transaction costs will be incurred as a result of the mergers. LMI and UGC expect to incur significant one-time transaction costs, currently estimated to be approximately $22 million, related to the mergers. These transaction costs include investment banking, legal and accounting fees and expenses of approximately $13.8 million and SEC filing fees, printing expenses, mailing expenses and other related charges of approximately $6.5 million. LMI and UGC may also incur additional unanticipated transaction costs in connection with the mergers. A portion of the transaction costs related to the mergers, estimated to be approximately $18 million, will be incurred regardless of whether the mergers are completed. LMI and UGC will each pay its own transaction costs incurred, except that they will share equally all costs associated with printing and mailing this joint proxy statement/prospectus.

          We are parties to pending class action lawsuits relating to the UGC merger. We are parties to twenty-one lawsuits filed by third parties seeking monetary damages or injunctive relief, or both, in connection with the UGC merger. Predicting the outcome of these lawsuits is difficult; and an adverse judgment for monetary damages could have a material adverse effect on the operations of Liberty Global after the mergers, a preliminary injunction could delay or jeopardize the completion of the mergers and an adverse judgment granting injunctive relief could permanently enjoin the consummation of the mergers.

          LMI’s potential indemnity liability to Liberty if the spin off is treated as a taxable transaction as a result of the mergers could materially adversely affect Liberty Global’s prospects and financial condition. LMI entered into a tax sharing agreement with Liberty in connection with its spin off from Liberty on June 7, 2004. In the tax sharing agreement, LMI agreed to indemnify Liberty and its subsidiaries, officers and directors for any loss, including any adjustment to taxes of Liberty, resulting from (1) any action or failure to act by LMI or any of LMI’s subsidiaries following the completion of the spin off that would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction to Liberty and to Liberty’s stockholders under Section 355 of the Code or (2) any breach of any representation or covenant given by LMI or one of LMI’s subsidiaries in connection with any tax opinion delivered to Liberty relating to the qualification of the spin off as a tax-free distribution described in Section 355 of the Code. LMI’s indemnification obligations to Liberty and its subsidiaries, officers and directors are not limited in amount or subject to any cap. If LMI is required to indemnify Liberty and its subsidiaries, officers and directors under the circumstances set forth in the tax sharing agreement, LMI may be subject to substantial liabilities. For more information about the tax sharing agreement, see “Appendix A: Information Concerning Liberty Media International, Inc. — Part 2: Certain Relationships and Related Party Transactions —Agreements Between LMI and Liberty —Tax Sharing Agreement.”

          It is a non-waivable condition to the mergers that LMI and Liberty Global shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized law firm reasonably acceptable to UGC (acting with the approval of the Special Committee), dated the closing date of the mergers, to the effect that, for U.S. federal income tax purposes, provided that the spin off would otherwise have qualified as a tax-free distribution under Section 355 of the Code to Liberty and the Liberty stockholders, the mergers should not cause the spin off to fail to qualify as a tax-free distribution to Liberty under Section 355(e) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP or such other alternate firm may rely upon factual representations and covenants, including those contained in certificates of officers of LMI, Liberty Global and UGC, and customary factual assumptions. Any inaccuracy in the representations, covenants and assumptions upon which such tax opinion is based could alter the conclusions reached in such opinion. Neither LMI nor Liberty Global have requested a ruling from the Internal Revenue Service as to the effect, if any, that the mergers would have on the spin off. Therefore, there can be no assurance that the Internal Revenue Service will agree with the conclusions in such opinion.

Factors Relating to Overseas Operations and Regulations

          The businesses of LMI and UGC are, and the businesses of Liberty Global will be, conducted almost exclusively outside of the United States, which gives rise to numerous operational risks. The businesses of LMI and UGC are, and the businesses of Liberty Global will be, operated almost exclusively in countries other than the United States and are thereby subject to the following inherent risks:

•	longer payment cycles by customers in foreign countries that may increase the uncertainty associated with recoverable accounts;

•	difficulties in staffing and managing international operations;

•	economic instability;

•	potentially adverse tax consequences;

•	export and import restrictions, tariffs and other trade barriers;

•	increases in taxes and governmental royalties and fees;

•	involuntary renegotiation of contracts with foreign governments;

•	changes in foreign and domestic laws and policies that govern operations of foreign-based companies; and

•	disruptions of services or loss of property or equipment that are critical to overseas businesses due to expropriation, nationalization, war, insurrection, terrorism or general social or political unrest.

          LMI and UGC are, and Liberty Global is expected to be, exposed to potentially volatile fluctuations of the U.S. dollar (their functional currency) against the currencies of their operating subsidiaries and affiliates. Any increase (decrease) in the value of the U.S. dollar against any foreign currency that is the functional currency of an operating subsidiary or affiliate of LMI or UGC, and, following the mergers, Liberty Global, will cause the parent company to experience unrealized foreign currency translation losses (gains) with respect to amounts already invested in such foreign currencies. In addition, LMI, UGC and their operating subsidiaries and affiliates are, and Liberty Global and its operating subsidiaries and affiliates are expected to be, exposed to foreign currency risk to the extent that they enter into transactions denominated in currencies other than their respective functional currencies, such as investments in debt and equity securities of foreign subsidiaries, equipment purchases, programming costs, notes payable and notes receivable (including intercompany amounts) that are denominated in a currency other than their own functional currency. Changes in exchange rates with respect to these items will result in unrealized (based upon period-end exchange rates) or realized foreign currency transaction gains and losses upon settlement of the transactions. In addition, LMI and UGC are, and Liberty Global is expected to be, exposed to foreign exchange rate fluctuations related to operating subsidiaries’ monetary assets and liabilities and the financial results of foreign subsidiaries and affiliates when their respective financial statements are translated into U.S. dollars for inclusion in their consolidated financial statements. Cumulative translation adjustments are recorded in accumulated other comprehensive income (loss) as a separate component of equity. As a result of foreign currency risk, LMI, UGC and, following the mergers, Liberty Global may experience economic loss and a negative impact on earnings and equity with respect to their holdings solely as a result of foreign currency exchange rate fluctuations. The primary exposure to foreign currency risk for LMI and UGC is, and for Liberty Global is expected to be, to the euro as over 50% of the U.S. dollar revenue of LMI and UGC is, and of Liberty Global following the mergers is expected to be, derived from countries where the euro is the functional currency. In addition, the operating results of LMI and UGC are, and of Liberty Global following the mergers are expected to be, significantly impacted by changes in the exchange rates for the Japanese yen, Chilean peso and, to a lesser degree, other local currencies in Europe. In the past, LMI and UGC generally have not, and Liberty Global following the mergers is not expected to, enter into derivative transactions that are designed to reduce their long-term exposure to foreign currency exchange risk.

          The businesses of LMI and UGC are, and the businesses of Liberty Global will be, subject to risks of adverse regulation by foreign governments. The businesses of LMI and UGC are, and the businesses of Liberty Global will be, subject to the unique regulatory regimes of the countries in which they operate. Cable and telecommunications businesses are subject to licensing eligibility rules and regulations, which vary by country. The provision of telephony services requires licensing from, or registration with, the appropriate regulatory authorities and entrance into interconnection arrangements with the incumbent phone companies. It is possible that countries in which LMI, UGC and, following the mergers, Liberty Global operate may adopt laws and regulations regarding electronic commerce which could dampen the growth of the Internet access services being offered and developed by these businesses. Programming businesses are subject to regulation on a country by country basis, including programming content requirements, requirements to carry specified programming, service quality standards, price controls and ownership restrictions. Consequently, such businesses must adapt their ownership and organizational structure as well as their services to satisfy the rules and regulations to which they are subject. A failure to comply with these rules and regulations could result in penalties, restrictions on such business or loss of required licenses.

          Businesses that offer multiple services, such as video distribution as well as Internet access and telephony, or both video distribution and programming content, are facing increased regulatory review from competition authorities in several countries in which LMI and UGC operate, and, following the mergers, Liberty Global will operate, with respect to their businesses and proposed business combinations. For example, regulatory authorities in several countries in which LMI and UGC do business, and in which Liberty Global will do business, are considering what access rights, if any, should be afforded to third parties for use of existing cable television networks. If third parties were to be granted access to the distribution infrastructure of LMI and UGC, and, following the mergers, Liberty Global, for the delivery of video, audio, Internet or other services, those providers could compete with services similar to those which the businesses of LMI and UGC offer, and, following the mergers, Liberty Global will offer, which could lead to significant price competition and loss of market share.

          LMI, UGC and, following the mergers, Liberty Global may determine to acquire additional communications companies. These acquisitions may require the approval of governmental authorities, which can block, impose conditions on or delay an acquisition.

          LMI, UGC and, following the mergers, Liberty Global cannot be certain that they will be successful in acquiring new businesses or integrating acquired businesses with their existing operations. Historically, the businesses of LMI and UGC have grown, in part, through selective acquisitions that enabled them to take advantage of existing networks, local service offerings and region-specific management expertise. LMI, UGC and, following the mergers, Liberty Global may seek to continue growing their businesses through acquisitions in selected markets. Their ability to acquire new businesses may be limited by many factors, including debt covenants, availability of financing, the prevalence of complex ownership structures among potential targets and government regulation. Even if they were successful in acquiring new businesses, the integration of new businesses may present significant challenges, including: realizing economies of scale in interconnection, programming and network operations; eliminating duplicative overheads; and integrating networks, financial systems and operational systems. We cannot assure you that LMI, UGC and, following the mergers, Liberty Global will be successful in acquiring new businesses or realizing the anticipated benefits of any completed acquisition.

          In addition, we anticipate that most, if not all, companies acquired by LMI, UGC or, following the mergers, Liberty Global will be located outside the United States. Foreign companies may not have disclosure controls and procedures or internal controls over financial reporting that are as thorough or effective as those required by U.S. securities laws. While LMI, UGC and, following the mergers, Liberty Global intend to implement appropriate controls and procedures as they integrate acquired companies, they may not be able to certify as to the effectiveness of these companies’ disclosure controls and procedures or internal controls over financial reporting until they have fully integrated them.

          LMI and UGC are, and Liberty Global will be, subject to the risk of revocation or loss of their telecommunications and media licenses. In certain operating regions, the services provided by the businesses of

LMI, UGC and, following the mergers, Liberty Global require receipt of a license from the appropriate national, provincial and/or local regulatory authority. In those regions, regulatory authorities may have significant discretion in granting licenses, including the term of the licenses, and are often under no obligation to renew them when they expire. The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where the businesses of LMI, UGC and, following the mergers, Liberty Global may already be licensed. In order to promote competition, licenses may also require that third parties be granted access to the bandwidth, frequency capacity, facilities or services of LMI, UGC and, following the mergers, Liberty Global. There can be no assurance that LMI or UGC or, following the mergers, Liberty Global will be able to obtain or retain any required license, or that any renewal of a required license will not be on less favorable terms.

          LMI, UGC and, following the mergers, Liberty Global may have to pay U.S. taxes on earnings of certain of their foreign subsidiaries regardless of whether such earnings are actually distributed to them, and they may be limited in claiming foreign tax credits; since primarily all of their revenue is generated through their foreign investments, these tax risks could have a material adverse impact on their effective income tax rate, financial condition and liquidity. Certain foreign corporations in which LMI and UGC have, and in which Liberty Global will have, interests particularly those in which they have or will have controlling interests, are considered to be “controlled foreign corporations” under U.S. tax law. In general, their pro rata share of certain income earned by their subsidiaries that are controlled foreign corporations during a taxable year when such subsidiaries have current or accumulated earnings and profits will be included in their income when the income is earned, regardless of whether the income is distributed to them. This income, typically referred to as “Subpart F income,” generally includes, but is not limited to, such items as interest, dividends, royalties, gains from the disposition of certain property, certain currency exchange gains in excess of currency exchange losses, and certain related party sales and services income. In addition, a U.S. stockholder of a controlled foreign corporation may be required to include in income its pro rata share of the controlled foreign corporation’s increase for the year in current or accumulated earnings and profits (other than Subpart F income) invested in U.S. property, regardless of whether the U.S. stockholder received any actual cash distributions from the controlled foreign corporation. Since LMI and UGC are investors in, and Liberty Global will be an investor in, foreign corporations, they could have significant amounts of Subpart F income. Although they intend to take reasonable tax planning measures to limit their tax exposure, we cannot assure you that they will be able to do so.

          In general, a U.S. corporation may claim a foreign tax credit against its U.S. federal income taxes for foreign income taxes paid or accrued. A U.S. corporation may also claim a credit for foreign income taxes paid or accrued on the earnings of certain foreign corporations paid to the U.S. corporation as a dividend. The ability of LMI, UGC and, following the mergers, Liberty Global to claim a foreign tax credit for dividends received from their foreign subsidiaries is subject to various limitations. Some of their businesses are located in countries with which the United States does not have income tax treaties. Because LMI and UGC lack, and Liberty Global will lack, treaty protection in these countries, they may be subject to high rates of withholding taxes on distributions and other payments from their businesses and may be subject to double taxation on their income. Limitations on the ability of LMI, UGC and, following the mergers, Liberty Global to claim a foreign tax credit, their lack of treaty protection in some countries, and their inability to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective U.S. federal income tax rate on their earnings. Since a significant portion of their revenue is generated abroad, including in jurisdictions that do not have tax treaties with the United States, these risks are proportionately greater for them than for companies that generate most of their revenue in the United States or in jurisdictions that have such treaties.

Factors Relating to Technology and Competition

          Changes in technology may limit the competitiveness of and demand for services, which may adversely impact the business and stock value of LMI, UGC, and following the mergers, Liberty Global. Technology in the video, telecommunications and data services industries is changing rapidly. This significantly influences the demand for the products and services that are offered by the businesses of LMI, UGC and, following the mergers, Liberty Global. The ability to anticipate changes in technology and consumer tastes and to develop and introduce new and enhanced products on a timely basis will affect the ability of LMI, UGC, and, following the mergers, Liberty Global to continue to grow, increase their revenue and number of subscribers and remain competitive. New products, once marketed, may not meet consumer expectations or demand, can be subject to delays in development and may fail to operate as intended. A lack of market acceptance of new products and services which LMI, UGC and, following the mergers, Liberty Global may offer, or the development of significant competitive products or services by others, could have a material adverse impact on the revenue, growth and stock price of LMI, UGC and, following the mergers, Liberty Global. Alternatively, if consumer demand for new services in a specific country or region exceeds our expectations, meeting that demand could overburden our infrastructure, which could result in service interruptions and a loss of customers.

          LMI and UGC operate, and, following the mergers, Liberty Global will operate, in an increasingly competitive market, and there is a risk that LMI, UGC and, following the mergers, Liberty Global will not be able to effectively compete with other service providers. The market for cable television, high-speed Internet access and telecommunications in many of the regions in which LMI and UGC operate, and Liberty Global will operate, are highly competitive and highly fragmented. In the provision of video services, LMI and UGC face, and Liberty Global will face, competition from other cable television service providers, direct-to-home satellite service providers, digital terrestrial television broadcasters and video over asymmetric digital subscriber line providers, among others. Their operating businesses in The Netherlands, France and Japan are facing increasing competition from video services provided by or over the networks of incumbent telecommunications operators. In the provision of telephone services, LMI and UGC face, and Liberty Global will face, competition from the incumbent telecommunications operators in each country in which they operate. These operators have substantially more experience in providing telephone services and have greater resources to devote to the provision of telephone services. In addition, in many countries, LMI and UGC face, and Liberty Global will face, competition from wireless telephone providers, facilities-based and resale telephone operators, voice over Internet protocol providers and other providers. In the provision of Internet access services and online content, LMI and UGC face, and Liberty Global will face, competition from incumbent telecommunications companies and other telecommunications operators, other cable-based Internet service providers, non-cable based Internet service providers, Internet portals and satellite, microwave and other wireless providers. The Internet services offered by these competitors include both traditional dial-up access services and high-speed access services. Digital subscriber line is a technology that provides high-speed Internet access over traditional telephone lines. Both incumbent and alternative providers offer digital subscriber line services. We expect digital subscriber line to be an increasingly strong competitor in the provision of Internet services.

          The market for programming services is also highly competitive. Programming businesses compete with other programmers for distribution on a limited number of channels. Once distribution is obtained, program offerings must then compete for viewers and advertisers with other programming services as well as with other entertainment media, such as home video, online activities and movies.

          We expect the level and intensity of competition to increase in the future from both existing competitors and new market entrants as a result of changes in the regulatory framework of the industries in which LMI and UGC operate, and in which Liberty Global will operate, the influx of new market entrants and strategic alliances and cooperative relationships among industry participants. Increased competition may result in increased customer churn, reduce the rate of customer acquisition and lead to significant price competition, in each case resulting in decreases in cash flows, operating margins and profitability. The inability to compete effectively, may result in the loss of subscribers, and revenues and the stock price of LMI and UGC, and, following the mergers, Liberty Global, may suffer.

          LMI, UGC and, following the mergers, Liberty Global may not be able to obtain attractive programming for their digital video services, thereby lowering demand for their services. LMI and UGC rely, and, following the mergers, Liberty Global will rely, on programming suppliers for the bulk of their programming content. They may not be able to obtain sufficient high-quality programming for their digital video services on satisfactory terms or at all in order to offer compelling digital video services. This may reduce demand for their services, thereby lowering their future revenues. It may also limit their ability to migrate customers from lower tier programming to higher tier programming, thereby inhibiting their ability to execute their business plans. Furthermore, LMI, UGC and, following the mergers, Liberty Global may not be able to obtain attractive country-specific programming for video services. This could further lower revenues and profitability. In addition, must-carry requirements may consume channel capacity otherwise available for other services.

          Some of the operating businesses of LMI, UGC and, following the mergers, Liberty Global depend upon third parties for the distribution of their products and services. In certain operating regions, the businesses of LMI, UGC and following the mergers, Liberty Global require access to utility poles, roadside conduits and leased fiber that interconnect their headends and/or connect their headends to telecommunications facilities of third parties. This infrastructure is, in some cases, owned by regional utility companies or other third party administrators, and access to the infrastructure is licensed to the businesses of LMI, UGC and, following the mergers, Liberty Global. In other operating regions, the transmission of cable programming content to regional headend facilities is accomplished via communications satellites owned by third parties, who, in some cases, are competitors. We cannot assure you that the businesses of LMI, UGC and, following the mergers, Liberty Global will be able to renew any existing access agreements with these third parties or enter into new agreements for additional access rights, which may be necessary for the expansion of their businesses in these regions. Any cancellation, delay or interruption in these access rights would disrupt the delivery of the products and services of LMI, UGC and, following the mergers, Liberty Global to customers in the affected regions. In addition, the failure to obtain additional access rights from such third parties could preclude expansionary efforts in these operating regions. We also cannot assure you that any alternative distribution means will be available in these regions, on reasonable terms or at all.

          Following the mergers, Liberty Global and Liberty may compete for business opportunities. LMI’s former parent company, Liberty, has interests in various U.S. programming companies that have subsidiaries or controlled affiliates that own or operate foreign programming services that may compete with the programming services to be offered by Liberty Global’s businesses. In addition, Liberty may seek to expand its foreign programming services to capitalize on the significant growth potential presented by the international cable market. As a result of these expansionary efforts, Liberty Global’s programming services may find themselves in direct competition with those of Liberty. Liberty Global has no rights in respect of international programming opportunities developed by or presented to the subsidiaries or controlled affiliates of Liberty’s U.S. programming companies and the pursuit of these opportunities by such subsidiaries or affiliates may adversely affect the interests of Liberty Global and its stockholders. Since Liberty Global will have overlapping directors with Liberty, the pursuit of these opportunities could create, or appear to create, potential conflicts of interest. See “Management of Liberty Global.”

Factors Relating to Certain Financial Matters

          The liquidity and value of the interests of LMI, UGC and, following the mergers, Liberty Global in their subsidiaries and affiliates may be adversely affected by stockholder agreements and similar agreements to which they are a party. LMI and UGC own, and Liberty Global will own, equity interests in a variety of international broadband distribution and video programming businesses. Certain of these equity interests are, or will be, held pursuant to stockholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those interests. Most of these agreements subject, or will subject, the transfer of such equity interests to consent rights or rights of first refusal of the other stockholders or partners. In certain cases, a change in control of the company or the subsidiary holding the equity interest will give rise to rights or remedies exercisable by other stockholders or partners. Some of the subsidiaries and affiliates of LMI and UGC and, following the mergers, Liberty Global are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict the ability to sell those equity interests and may adversely affect the prices at which those interests may be sold.

          LMI and UGC do not, and Liberty Global will not, have the right to manage the businesses or affairs of any of the companies in which they hold less than a majority voting interest. Rather, such rights may take the form of representation on the board of directors or a partners’ or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of veto rights varies from agreement to agreement. Although board representation and veto rights may enable LMI, UGC and, following the mergers, Liberty Global to exercise influence over the management or policies of an affiliate, they do not enable LMI, UGC or, following the mergers, Liberty Global to cause those affiliates to take actions, such as paying dividends or making distributions to their stockholders or partners.

          Following the mergers, Liberty Global may not report operating income or net earnings. Each of UGC and LMI has a history of reporting operating and net losses. UGC’s net earnings (losses) amounted to $(314.7) million, $1,955.4 million, $(3,561.5) million and $(4,494.7) million for the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001, respectively. Although UGC had net earnings in 2003, the net earnings were primarily attributable to a $2.1 billion gain on debt extinguishment. During the same periods, LMI’s net earnings (losses) amounted to $(10.6) million, $20.9 million, $(568.2) million and $(820.4) million for the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001, respectively. In light of the historical financial performance of UGC and LMI, we cannot assure you that Liberty Global will report operating income or net earnings in the near future or at all.

          If LMI, UGC or, following the mergers, Liberty Global fails to meet required capital calls to a company in which it holds interests, its interests in that company could be diluted or it could forfeit important rights. LMI and UGC are parties to, and, following the mergers, Liberty Global may be a party to, stockholder and partnership agreements that provide for possible capital calls on stockholders and partners. Failure to meet a capital call, or other commitment to provide capital or loans to a particular company in which LMI, UGC or, following the mergers, Liberty Global holds interests may have adverse consequences to LMI, UGC or, following the mergers, Liberty Global. These consequences may include, among others, the dilution of equity interest in that company, the forfeiture of the right to vote or exercise other rights or, in some instances, a breach of contract action for damages against LMI, UGC or, following the mergers, Liberty Global. The ability to meet capital calls or other capital or loan commitments is subject to the ability to access cash. See “—LMI, UGC and Liberty Global may not freely access the cash of their operating companies.” below.

          LMI, UGC and Liberty Global may not freely access the cash of their operating companies. The operations of LMI and UGC are, and, following the mergers, Liberty Global will be, conducted through their respective subsidiaries. The potential sources of cash of LMI and UGC, and, following the mergers, Liberty Global will include their available cash balances, net cash from the operating activities of their subsidiaries, dividends and interest from their investments, availability under credit facilities and proceeds from asset sales. The ability of their operating subsidiaries to pay dividends or to make other payments or advances to them depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of LMI’s and UGC’s operating subsidiaries are, and, following the mergers, Liberty Global’s operating subsidiaries will be, subject to loan agreements or bank facilities that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders and partners, including LMI, UGC and, following the mergers, Liberty Global. In addition, because these subsidiaries are separate and distinct legal entities they have no obligation to provide LMI, UGC or, following the mergers, Liberty Global with funds for payment obligations, whether by dividends, distributions, loans or other payments. With respect to those companies in which LMI, UGC or, following the mergers, Liberty Global have less than a majority voting interest, LMI and UGC do not have, and, following the mergers, Liberty Global will not have, sufficient voting control to cause those companies to pay dividends or make other payments or advances to any of their partners or stockholders, including LMI, UGC or, following the mergers, Liberty Global.

          If, following the mergers, Liberty Global is unable to satisfy completely the regulatory requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Liberty Global’s internal control over financial reporting is not effective, the reliability of Liberty Global’s financial statements may be questioned and Liberty Global’s stock price may suffer. Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive evaluation of their internal control over financial reporting. To comply with this statute, Liberty Global will be required to document and test its internal control procedures; Liberty Global’s management will be required to assess and issue a report concerning Liberty Global’s internal control over financial reporting; and Liberty Global’s independent auditors will be required to issue an opinion on management’s assessment of those matters. Liberty Global’s compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2005. The rules governing the standards that must be met for management to assess Liberty Global’s internal control over financial reporting are new and complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, Liberty Global’s management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If, following the mergers, Liberty Global’s management cannot favorably assess the effectiveness of Liberty Global’s internal control over financial reporting or Liberty Global’s auditors identify material weaknesses in those controls, investor confidence in Liberty Global’s financial results may weaken, and Liberty Global’s stock price may suffer.

          Certain subsidiaries of LMI and UGC are, and certain subsidiaries of Liberty Global will be, subject to various debt instruments that contain restrictions on how they finance their operations and operate their businesses, which could impede their ability to engage in beneficial transactions. Certain subsidiaries of LMI and UGC are, and certain subsidiaries of Liberty Global will be, subject to significant financial and operating restrictions contained in outstanding credit agreements, indentures and similar instruments of indebtedness. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, the ability of those subsidiaries to:

•	borrow more funds;

•	pay dividends or make other upstream distributions;

•	make investments;

•	engage in transactions with us or other affiliates; or

•	create liens on their assets.

          As a result of restrictions contained in these credit facilities, the companies party thereto, and their subsidiaries, could be unable to obtain additional capital in the future to:

•	fund capital expenditures or acquisitions that could improve their value;

•	meet their loan and capital commitments to their business affiliates;

•	invest in companies in which they would otherwise invest;

•	fund any operating losses or future development of their business affiliates;

•	obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize their assets; or

•	conduct other necessary or prudent corporate activities.

          LMI and UGC are, and Liberty Global will be, typically prohibited from or significantly restricted in accessing the net cash of their subsidiaries that have outstanding credit facilities.

          In addition, some of the credit agreements to which these subsidiaries are parties require them to maintain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. Their ability to meet these financial ratios and tests may be affected by events beyond their control, and we cannot assure you that they will be met. In the event of a default under such subsidiaries’ credit agreements or indentures, the lenders may accelerate the maturity of the indebtedness under those agreements or indentures, which could result in a default under other outstanding credit facilities of these subsidiaries. We cannot assure you that any of these subsidiaries will have sufficient assets to pay indebtedness outstanding under their credit agreements and indentures. Any refinancing of this indebtedness is likely to contain similar restrictive covenants.

Factors Relating to Governance Matters

          John C. Malone will have significant influence over corporate matters considered by Liberty Global and its stockholders. Following the mergers, John C. Malone is expected to beneficially own shares of Liberty Global common stock representing approximately [___]% of the aggregate voting power of Liberty Global (based upon his beneficial ownership interests in LMI and UGC, respectively, as of the record dates for the special meetings, and assuming no cash elections are made by the UGC stockholders). By virtue of Mr. Malone’s voting power in Liberty Global as well as his position as Liberty Global’s Chairman of the Board, Mr. Malone will have significant influence over the outcome of any corporate transaction or other matters submitted to Liberty Global stockholders for approval, including the election of directors, mergers, consolidations and the sale of all or substantially all of Liberty Global’s assets. Mr. Malone’s rights to vote or dispose of his equity interests in Liberty Global will not be subject to any restrictions in favor of Liberty Global other than as may be required by applicable law and except for customary transfer restrictions pursuant to incentive award agreements.

          It may be difficult for a third party to acquire Liberty Global, even if doing so may be beneficial to Liberty Global stockholders. Certain provisions of Liberty Global’s restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of Liberty Global that a stockholder may consider favorable. These provisions include the following:

•	authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share; a Series A that entitles the holders to one vote per share; and a Series C that, except as otherwise required by applicable law, entitles the holder to no voting rights;

•	authorizing the issuance of “blank check” preferred stock, which could be issued by its board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	classifying its board of directors with staggered three-year terms, which may lengthen the time required to gain control of its board of directors;

•	limiting who may call special meetings of stockholders;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders;

•	establishing advance notice requirements for nominations of candidates for election to its board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	requiring stockholder approval by holders of at least 80% of its voting power or the approval by at least 75% of its board of directors with respect to certain extraordinary matters, such as a merger or consolidation of Liberty Global, a sale of all or substantially all of its assets or an amendment to its restated certificate of incorporation or bylaws; and

•	the existence of authorized and unissued stock which would allow its board of directors to issue shares to persons friendly to current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of them.

Liberty Global’s incentive plan may also discourage, delay or prevent a change in control of Liberty Global even if such change of control would be in the best interests of Liberty Global stockholders. For more information regarding the relative rights of the holders of LMI common stock, UGC common stock and Liberty Global common stock, see “Comparison of the Rights of Stockholders of LMI, UGC and Liberty Global.”

          Holders of any single series of Liberty Global common stock may not have any remedies if any action by Liberty Global’s directors or officers has an adverse effect on only that series of Liberty Global common stock. Principles of Delaware law and the provisions of Liberty Global’s restated certificate of incorporation may protect decisions of Liberty Global’s board of directors that have a disparate impact upon holders of any single series of Liberty Global common stock. Under Delaware law, Liberty Global’s board of directors has a duty to act with due care and in the best interests of all Liberty Global stockholders, including the holders of all series of Liberty Global common stock. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common stockholders regardless of class or series and does not have separate or additional duties to any group of stockholders. As a result, in some circumstances, Liberty Global’s directors may be required to make a decision that is adverse to the holders of one series of their common stock. Under the principles of Delaware law referred to above, you may not be able to challenge these decisions if Liberty Global’s board of directors is disinterested and adequately informed with respect to these decisions and acts in good faith and in the honest belief that it is acting in the best interests of all of its stockholders.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements in this joint proxy statement/prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement/prospectus or they may be made a part of this joint proxy statement/prospectus by appearing in other documents filed with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. These statements may include statements regarding the period following completion of the mergers.

          We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by our use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” and other terms of similar substance used in connection with any discussion of the mergers or the future operations or financial performance of LMI, UGC or Liberty Global. You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond the control of LMI, UGC and Liberty Global, and may cause actual results and performance to differ materially from our expectations.

          In addition to the risks and uncertainties set forth under the heading “Risk Factors” on page [___] of this joint proxy statement/prospectus, important factors that could cause our actual results to be materially different from our expectations include, among others:

•	economic and business conditions and industry trends in the countries in which we operate;

•	currency exchange risks;

•	consumer disposable income and spending levels, including the availability and amount of individual consumer debt;

•	consumer acceptance of existing service offerings, including our newer digital video, voice and Internet access services;

•	consumer acceptance of new technology, programming alternatives and broadband services that we may offer;

•	our ability to manage rapid technological changes, and grow our digital video, voice and Internet access services;

•	spending on foreign television advertising;

•	the regulatory and competitive environment in the broadband communications and programming industries in the countries in which we operate;

•	continued consolidation of the foreign broadband distribution industry;

•	uncertainties inherent in the development and integration of new business lines and business strategies;

•	the expanded deployment of personal video recorders and the impact on television advertising revenue;

•	capital spending for the acquisition and/or development of telecommunications networks and services;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•	future financial performance, including availability, terms and deployment of capital;

•	the ability of suppliers and vendors to timely deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	changes in, or failure or inability to comply with, government regulations in the countries in which we operate and adverse outcomes from regulatory proceedings;

•	government intervention which opens our broadband distribution networks to competitors;

•	our ability to successfully negotiate rate increases with local authorities;

•	changes in the nature of key strategic relationships with partners and joint venturers;

•	uncertainties associated with our ability to comply with the internal control requirements of the Sarbanes Oxley Act of 2002;

•	competitor responses to our products and services, and the products and services of the entities in which we have interests; and

•	threatened terrorist attacks and ongoing military action in the Middle East and other parts of the world.

          You should be aware that the video, voice and Internet access services industries are changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent herein are subject to a greater degree of risk than similar statements regarding certain other industries.

          We caution you not to place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. Except as may be required by law, none of LMI, UGC or Liberty Global has any obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Liberty Media International, Inc.

          LMI is a holding company that, through its ownership of interests in subsidiaries and affiliates, provides broadband distribution services and video programming services to subscribers in Europe, Japan, Latin America and Australia. LMI’s broadband distribution services consist primarily of cable television distribution, Internet access and, in selected markets, telephony and satellite distribution. LMI’s broadband distribution services include those of UGC, which is a controlled subsidiary of LMI. LMI’s programming networks create original programming and also distribute programming obtained from international and home-country content providers. LMI’s principal assets include interests in UGC, Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Liberty Cablevision of Puerto Rico Ltd. and Pramer S.C.A.

          LMI is a Delaware corporation, formed on March 16, 2004, in connection with the proposed spin off of Liberty’s International Group business segment. LMI’s assets and businesses, including its controlling stake in UGC, consist largely of those which Liberty attributed to its International Group business segment prior to the spin off. On June 7, 2004, Liberty distributed to its stockholders, on a pro rata basis, all of the outstanding shares of LMI’s common stock, and LMI became an independent, publicly traded company.

          LMI’s principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. LMI’s main telephone number is (720) 875-5800, and its company website is www.libertymediainternational.com.

     Additional Information

          For more information regarding LMI, please see “Appendix A: Information Concerning Liberty Media International, Inc.” to this joint proxy statement/prospectus, including, without limitation:

•	“— Part 1: Description of Business;”

•	“—Part 2: Certain Relationships and Related Party Transactions;”

•	“—Part 3: Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk;” and

•	“—Part 4: Historical Financial Statements of LMI and its Significant Affiliates and Acquirees;”

which is incorporated herein in its entirety by this reference.

UnitedGlobalCom, Inc.

          UGC is a leading international broadband communications provider of video, voice and Internet services with operations in 16 countries outside the United States. UGC’s networks pass approximately 16.0 million homes and serve approximately 8.7 million video subscribers, 0.8 million voice subscribers and 1.4 million Internet access subscribers. UGC Europe, Inc., UGC’s largest consolidated operation, is a leading pan-European broadband communications company. VTR GlobalCom S.A., UGC’s primary Latin American operation, is Chile’s largest multi-channel television and high-speed Internet access provider in terms of homes passed and number of subscribers, and Chile’s second largest provider of residential telephone services in terms of lines in service. UGC also has an approximate 19% interest in SBS Broadcasting S.A., a European commercial television and radio broadcasting company, and an approximate 34% interest in Austar United Communications Limited, a leading pay-TV provider in Australia.

          UGC is a Delaware corporation, formed on February 5, 2001 in connection with a substantial investment by Liberty.

          UGC’s principal executive offices are located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. UGC’s main telephone number is (303) 770-4001, and its company website is www.unitedglobal.com.

     Additional Information

          For more information regarding UGC, please see “Additional Information —Where You Can Find More Information.”

Liberty Global, Inc.

          Liberty Global, a wholly owned subsidiary of LMI, is a Delaware corporation, formed on January 13, 2005, for the purpose of effecting the mergers. Upon consummation of the mergers, Liberty Global will become the parent company of LMI and UGC. The businesses of Liberty Global will reflect the combination of the businesses currently conducted by each of LMI and UGC.

          To date, Liberty Global has not conducted any activities other than those incident to its formation and the matters contemplated by the merger agreement, including the formation of each of LMI Merger Sub and UGC Merger Sub as wholly owned subsidiaries and the preparation of applicable filings under the securities laws.

     Additional Information

          For more information regarding the business of Liberty Global following the mergers, please see the description of LMI’s business included in “Appendix A: Information Concerning Liberty Media International, Inc. — Part 1: Description of Business,” which includes a description of UGC’s business. In addition, please carefully read the information provided in this joint proxy statement/prospectus, including the information provided under the heading “Liberty Global Unaudited Condensed Pro Forma Combined Financial Statements.”

Cheetah Acquisition Corp. (LMI Merger Sub)

          LMI Merger Sub, a wholly owned subsidiary of Liberty Global, is a Delaware corporation, formed on January 13, 2005, for the purpose of effecting the merger with LMI. LMI Merger Sub has not conducted any activities other than those incident to its formation and the matters contemplated by the merger agreement, including the preparation of applicable filings under the securities laws.

Tiger Global Acquisition Corp. (UGC Merger Sub)

          UGC Merger Sub, a wholly owned subsidiary of Liberty Global, is a Delaware corporation, formed on January 13, 2005, for the purpose of effecting the merger with UGC. UGC Merger Sub has not conducted any activities other than those incident to its formation and the matters contemplated by the merger agreement, including the preparation of applicable filings under the securities laws.

THE SPECIAL MEETINGS AND PROXY SOLICITATIONS

	LMI	UGC
Time, Place & Date	[________], 2005
[___] a.m., local time
[_______________]
[_______________]
[________], Colorado [________]

The LMI special meeting may be adjourned or postponed to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies.	[________], 2005
[___] a.m., local time
[_______________]
[_______________]
[________], Colorado [________]

The UGC special meeting may be adjourned or postponed to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies.

Purposes	• To consider and vote on the merger proposal; and	• To consider and vote on the merger proposal; and

	• To transact other business as may properly be presented at the LMI special meeting or any postponements or adjournments thereof.	• To transact other business as may properly be presented at the UGC special meeting or any postponements or adjournments thereof.

	At the present time, LMI knows of no other matters that will be presented at the LMI special meeting.	At the present time, UGC knows of no other matters that will be presented at the UGC special meeting.

Quorum	In order to carry on the business of the applicable special meeting, LMI or UGC, as the case may be, must have a quorum present. This means that at least a majority of the aggregate voting power represented by the outstanding shares of LMI common stock or UGC common stock, as the case may be, must be represented at the applicable special meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. In addition, if a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to any proposal, these shares (which we refer to as broker non-votes) will be treated as present for purposes of determining the presence of a quorum. See “-Shares Held in Street Name — Effect of Broker Non-Votes and Abstentions” below.

Record Date	5:00 p.m., New York City time, on [___], 2005	5:00 p.m., New York City time, on [___], 2005

Shares Entitled to Vote	Holders of LMI Series A common stock and LMI Series B common stock, as recorded in LMI’s stock register on the record date for the LMI special meeting, may vote at the LMI special meeting.	Holders of UGC Class A common stock, UGC Class B common stock and UGC Class C common stock, as recorded in UGC’s stock register on the record date for the UGC special meeting, may vote at the UGC special meeting.

Votes You	At the LMI special meeting, holders of	At the UGC special meeting, holders of

	LMI	UGC
Have	LMI Series A common stock will have one vote for each share of LMI Series A common stock that LMI’s records show they owned as of 5:00 p.m., New York City time, on the record date for the LMI special meeting.

At the special meeting, holders of LMI Series B common stock will have ten votes for each share of LMI Series B common stock that LMI’s records show they owned as of 5:00 p.m., New York City time, on the record date for the LMI special meeting.	UGC Class A common stock will have one vote for each share of UGC Class A common stock that UGC’s records show they owned as of 5:00 p.m., New York City time, on the record date for the UGC special meeting.

At the special meeting, holders of UGC Class B common stock and holders of UGC Class C common stock will have ten votes for each share of UGC Class B common stock and for each share of UGC Class C common stock that UGC’s records show they owned as of 5:00 p.m., New York City time, on the record date for the UGC special meeting.

Recommendation of the Board of Directors	LMI’s board of directors has unanimously approved the merger agreement and the LMI merger and determined that the merger agreement and the LMI merger are advisable, fair to and in the best interests of LMI and its stockholders. Accordingly, LMI’s board of directors recommends that LMI stockholders vote “FOR” the merger proposal.	UGC’s board of directors, based upon the recommendation of the Special Committee, has unanimously approved the merger agreement and the UGC merger and determined that the merger agreement and the UGC merger are advisable, fair to and in the best interests of UGC and its stockholders. Accordingly, UGC’s board of directors recommends that UGC stockholders vote “FOR” the merger proposal. .

Votes Required	Approval of the merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the LMI Series A common stock and LMI Series B common stock outstanding as of the record date for the LMI special meeting, voting together as a single class.

Pursuant to a voting agreement entered into between John C. Malone, the Chairman of the Board, Chief Executive Officer and President of LMI, and UGC, Mr. Malone has agreed to vote the shares of LMI Series A common stock and LMI Series B common stock owned by him or which he has the right to vote (currently representing approximately 26.5% of the aggregate voting power of LMI) “FOR” the approval of the merger proposal. See “The Transaction Agreements — Voting Agreement.”

The directors and executive officers of LMI (other than Mr. Malone), who together beneficially own shares of LMI	Approval of the merger proposal requires a vote of the holders of UGC common stock, with all classes voting together as a single class, that satisfies two criteria:

•   statutory approval: the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of UGC Class A common stock, UGC Class B common stock and UGC Class C common stock outstanding as of the record date for the UGC special meeting; and

•  minority approval: the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of UGC common stock entitled to vote at the UGC special meeting, excluding the shares beneficially owned by LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC.

	LMI	UGC
common stock representing approximately 3.3% of LMI’s aggregate voting power, have indicated to LMI that they intend to vote “FOR” the merger proposal at the LMI special meeting.	LMI, which currently beneficially owns shares of UGC common stock representing approximately 91% of the aggregate voting power of UGC, has agreed to vote, and to cause its subsidiaries to vote, such shares in favor of the approval of the merger proposal. See “The Transaction Agreements – Merger Agreement.” Accordingly, the statutory approval is assured.

The directors and executive officers of UGC, who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote “FOR” the merger proposal at the UGC special meeting.

The directors and executive officers of LMI (including Mr. Malone), who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote “FOR” the merger proposal at the UGC special meeting.

The votes of LMI and its wholly owned subsidiaries, the votes of UGC’s directors and executive officers and the votes of LMI’s directors and executive officers will not be counted toward the minority approval.

Shares Outstanding	As of the record date for the LMI special meeting, there were [___] shares of LMI Series A common stock and 7,264,300 shares of LMI Series B common stock outstanding and entitled to vote on the merger proposal at the LMI special meeting. See “Executive Officers, Directors and Principal Stockholders of LMI.”	As of the record date for the UGC special meeting, there were [___] shares of UGC Class A common stock, 10,493,461 shares of UGC Class B common stock and 379,603,223 shares of UGC Class C common stock outstanding and entitled to vote on the merger proposal at the UGC special meeting. See “Executive Officers, Directors and Principal Stockholders of UGC.”

Numbers of Holders	As of the record date for the LMI special meeting, there were approximately [___] and [___] record holders of LMI Series A and Series B common stock, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).	As of the record date for the UGC special meeting, there were approximately [___], [___] and [___] record holders of UGC Class A, Class B and Class C common stock, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

	LMI	UGC
Voting Procedures	Holders of LMI common stock and UGC common stock, as the case may be, as of the record date for the applicable special meeting may vote in person thereat. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card that has been included with the mailing of this joint proxy statement/prospectus, or by voting by telephone or over the Internet. Unless subsequently revoked, shares of LMI common stock or UGC common stock, as the case may be, represented by a proxy submitted as described below and received at or before the applicable special meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting. To submit a written proxy by mail, you should complete, sign, date and mail the proxy in accordance with its instructions. If a proxy is signed and returned without indicating any voting instructions, the shares of LMI common stock or UGC common stock represented by the proxy will be voted “FOR” the approval of the merger proposal. You may also submit a proxy by telephone or over the Internet by following the instructions set forth on the proxy. Failure to submit a proxy or vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger proposal.

If any other matters are properly presented before the special meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

Revoking a Proxy	Before your proxy is voted, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the LMI special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media International, Inc., c/o EquiServe Trust Company, N.A., P.O. Box [___], Edison, New Jersey 08818-[___]. Any signed proxy revocation or new signed proxy must be received before the start of the LMI special meeting.

Your attendance at the LMI special meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.	Before your proxy is voted, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the UGC special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to UnitedGlobalCom, Inc., c/o Mellon Investor Services LLC, Proxy Processing, P.O. Box [___], South Hackensack, New Jersey 07606-[___]. Any signed proxy revocation or new signed proxy must be received before the start of the UGC special meeting.

Your attendance at the UGC special meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Solicitation of Proxies	The accompanying proxy for the LMI special meeting is being solicited on behalf of LMI’s board of directors. In addition to this mailing, LMI’s employees may solicit proxies personally, electronically or by telephone. LMI pays the cost of soliciting these proxies. LMI also reimburses brokers and other nominees for their	The accompanying proxy for the UGC special meeting is being solicited on behalf of UGC’s board of directors. In addition to this mailing, UGC’s employees may solicit proxies personally, electronically or by telephone. UGC pays the cost of soliciting these proxies. UGC also reimburses brokers and other nominees for their

	LMI	UGC
	expenses in sending these materials to you and getting your voting instructions.	expenses in sending these materials to you and getting your voting instructions.
	In addition to this mailing, LMI has hired D.F. King & Co. to solicit proxies on LMI’s behalf. D.F. King & Co. will receive $7,000 as compensation for such services, plus expenses.	In addition to this mailing, UGC has hired D.F. King & Co. to solicit proxies on UGC’s behalf. D.F. King & Co. will receive approximately $11,500 as compensation for such services, plus expenses.

Shares Held in Street Name	General

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares or when granting or revoking a proxy. Absent specific instructions from you, your broker is not permitted to vote your shares on the merger proposal.

Effect of Broker Non-Votes and Abstentions

Broker non-votes will be counted as present and represented at the applicable special meeting but will not be voted on the merger proposal or any other matter submitted to stockholders. As a result, a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal. Similarly, if you indicate that you are abstaining from voting, your proxy will have the same effect as a vote “AGAINST” the merger proposal.

Auditors	KPMG LLP serves as LMI’s independent auditors. Representatives of KPMG plan to attend the LMI special meeting and will be available to answer questions. A representative of KPMG is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders at the meeting.	KPMG LLP serves as UGC’s independent auditors. Representatives of KPMG plan to attend the UGC special meeting and will be available to answer questions. A representative of KPMG is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders at the meeting.

SPECIAL FACTORS

Background of the Mergers

     LMI was formerly a wholly owned subsidiary of Liberty. On June 7, 2004, Liberty distributed to its stockholders, on a pro rata basis, all of the issued and outstanding shares of LMI common stock, and LMI became an independent, publicly-traded company. From time to time following the spin off, LMI’s board of directors and management reviewed the assets held by LMI to determine the available alternatives for enhancing the value of the company.

     Among the alternatives discussed following the spin off was a potential combination of LMI with its subsidiary UGC, in which LMI owns capital stock representing 53.6% of the equity and 91% of the outstanding voting power. On November 12, 2004, John C. Malone, Chairman of the Board, Chief Executive Officer and President of LMI, stated in response to questions posed during a conference call with LMI investors that LMI would eventually like to combine with UGC, but not at the then-current market prices, which he believed undervalued LMI. During the period from June 2004 through early December 2004, LMI did not have any contact with UGC regarding a potential combination.

     At a meeting of the LMI board of directors on December 10, 2004, Mr. Malone sought authorization from the board to contact and initiate discussions with UGC concerning a possible combination of LMI and UGC in a stock-for-stock transaction. Mr. Malone discussed with the board his view that a combination of the two companies should be approached as a merger of equals, with the board of directors and senior management team of the combined company being drawn from members of the boards and senior management teams of both companies. After discussion of the exchange ratio implied by the relative trading prices and sum-of-the parts values of the two companies, the board concluded that any valuation discussions with UGC should be on a market-to-market or fair value-to-fair value basis, with no premium to either company’s stockholders. The LMI board authorized Mr. Malone to contact and initiate discussions with UGC on the basis discussed at that meeting.

     On the evening of December 10, 2004, as a prelude to discussions with UGC, LMI delivered a letter to UGC stating that it wished to initiate discussions concerning a possible transaction involving the shares of UGC that LMI did not already own, and seeking a mutual confidentiality agreement in anticipation of such talks. This letter did not include any terms of a proposed transaction.

     At a telephonic meeting of the UGC board of directors held on December 13, 2004, the board appointed three outside directors, John P. Cole, Jr., John W. Dick and Paul A. Gould, to serve as a Special Committee; to advise the UGC board with respect to the fairness of any transactions proposed by LMI; if deemed appropriate by the Special Committee, to negotiate the terms and conditions of a transaction with representatives of LMI; following such negotiations, to make a recommendation to the UGC board as to whether such proposal should be accepted or rejected by the UGC board; and to retain, at UGC’s expense, such attorneys, investment bankers, accountants, actuaries or other advisors as the Special Committee might deem appropriate in order to advise and assist it. Messrs. Cole, Dick and Gould were selected to serve on the Special Committee because they were independent under the rules of the Nasdaq Stock Market and have no relationship with LMI or any of its affiliates that the Special Committee viewed as undermining the independence of the Special Committee, as further described under “—Recommendations of the Special Committee and the UGC Board; Fairness of the Offer and the UGC Merger.”

     Subsequently, by unanimous written consent effective as of December 22, 2004, the UGC board approved payment to each member of the Special Committee of a fee of $95,000 for serving on the Special Committee and provided the Special Committee with certain additional powers in connection with the performance of its duties, including full access to UGC’s records and personnel and the authority to execute and deliver any documents or agreements it deemed appropriate in connection with its duties.

     After conducting interviews and follow-up conversations with three law firms, on December 14, 2004, the Special Committee retained Debevoise & Plimpton LLP to act as its legal advisor. Among the reasons for this selection were Debevoise’s strong reputation, its experience in mergers and acquisitions transactions, its experience in representing other special committees, the seniority and experience of the attorneys who would be working on the transaction and the absence of any material prior relationship with LMI, UGC or any of their affiliates.

     On December 15, 2004, the Special Committee, together with representatives of Debevoise, conducted preliminary interviews with representatives of two internationally recognized investment banking firms: Morgan Stanley & Co. Incorporated and another firm. Mr. Gould and Debevoise participated in these meetings in person, and Messrs. Cole and Dick joined by telephone. Each firm was asked to provide additional information to assist the Special Committee in its decision.

     Also on December 15, 2004, the members of the Special Committee, together with their legal advisors, spoke by telephone with Mr. Malone. Mr. Malone noted that LMI was not making a formal offer and said that he would be interested in discussing with the Special Committee a stock-for-stock transaction based upon relative fair values in which LMI and UGC and their respective boards of directors and management teams would be combined. He indicated that in his view the recent market prices of LMI’s and UGC’s stocks reflected a fair relative valuation of the two companies. Mr. Malone asked the Special Committee whether they would be interested in discussing a transaction within that framework. In response to questions from the Special Committee, Mr. Malone expressed his views as to the benefits to be derived from a combination of LMI and UGC. The Special Committee also asked Mr. Malone whether LMI would be willing to sell its interest in UGC in a transaction for the entire company. Mr. Malone responded that LMI would not be willing to consider such a transaction and had no current intention of selling its interest in UGC to a third party.

     On December 20, 2004, the Special Committee, together with representatives of Debevoise, conducted further interviews with representatives of Morgan Stanley and another investment banking firm. Mr. Gould and Debevoise participated in these meetings in person, and Messrs. Cole and Dick joined by telephone. The Special Committee and its legal advisor raised questions designed to ascertain any prior relationships of each firm with Liberty, LMI and UGC.

     On December 21, 2004, the Special Committee had two separate telephone meetings during which the Special Committee extensively discussed the qualifications and fee expectations of the investment banking firms being considered for the position of financial advisor to the Special Committee. At the instruction of the Special Committee, Mr. Gould subsequently requested that each firm reduce its initial fee proposal.

     On December 22, 2004, the Special Committee had a further telephonic meeting to discuss the selection of a financial advisor. The Special Committee reviewed the revised fee proposals made by Morgan Stanley and another investment banking firm in response to the committee’s request. After discussion, the Special Committee agreed to choose Morgan Stanley provided it was able to meet the Special Committee’s fee expectations. Morgan Stanley met those expectations and was retained on December 22, 2004, to act as the Special Committee’s financial advisor. Among the reasons for selecting Morgan Stanley were Morgan Stanley’s strong reputation, experience in transactions of this kind and knowledge of UGC, its business and the industries in which UGC and LMI operate.

     On December 23, 2004, the Special Committee held a telephonic meeting with its legal and financial advisors. Participants discussed the Special Committee’s December 15, 2004 conversation with Mr. Malone regarding a possible transaction. Participants also discussed the methodologies that Morgan Stanley anticipated using in advising the Special Committee, strategic issues and next steps with respect to Morgan Stanley’s commencing its financial analysis, including due diligence plans. At this meeting, Debevoise also reviewed with the members of the Special Committee the Delaware law applicable to the potential transaction and their duties thereunder.

     On December 28, 2004, the Special Committee held a telephonic meeting with its legal and financial advisors to discuss the status of Morgan Stanley’s financial due diligence. The Special Committee agreed to arrange a call with Mr. Malone on December 31, 2004.

     On December 29, 2004, representatives of Debevoise contacted Elizabeth Markowski, the general counsel of LMI, and Ellen Spangler, the general counsel of UGC, regarding legal due diligence matters.

     On December 30, 2004, the Special Committee held a telephonic meeting with its legal advisors. The Special Committee discussed legal and strategic issues relating to a potential transaction.

     On December 31, 2004, the Special Committee held a telephonic meeting with its legal and financial advisors. Morgan Stanley described the status of its financial due diligence and discussed its preliminary views as to the potential values of LMI and UGC and implied exchange ratios. The Special Committee discussed with Morgan Stanley the approach that Morgan Stanley took in formulating its preliminary views.

     Later on December 31, 2004, the Special Committee and its legal and financial advisors spoke by telephone with Mr. Malone, Ms. Markowski and two other executives of LMI. On this call Mr. Malone expressed his views as to the prospects of the LMI and UGC businesses, benefits to be obtained by combining LMI and UGC, and why such a combination should be on a market-to-market or fair value-to-fair value basis. Mr. Malone insisted that LMI would not pay a premium for the UGC minority stake, as LMI already controlled UGC and UGC’s stockholders would share in all of the benefits of the combined company. He said that any discussion should focus on the parties’ respective views as to the relative values of the two companies. He further observed that when he had first approached UGC about discussing a possible combination, the relative market prices of the stocks of the two companies implied an exchange ratio between 0.1923 and 0.1961 shares of LMI Series A common stock for each share of UGC Class A common stock. Since that time, he noted, whether due to speculation regarding LMI’s intentions towards its largest investment or currency exchange rate changes, UGC’s stock price had moved and had already built in a premium. Following the call with Mr. Malone, the Special Committee reconvened by telephone with its legal and financial advisors to discuss its next steps. The Special Committee then continued the discussion with its legal advisors only.

     On January 3, 2005, the Special Committee held a telephonic meeting with its legal and financial advisors. Morgan Stanley provided an update as to its preliminary views regarding the potential values of LMI and UGC, and discussed with the Special Committee potential combination benefits that might result from the proposed transaction and approaches to sharing those benefits, the implied exchange ratios and potential premiums with respect to various benchmark dates. The Special Committee discussed Morgan Stanley’s views with them, inquired as to the status of Morgan Stanley’s financial due diligence, and requested that Morgan Stanley obtain additional information. Debevoise made a presentation regarding potential strategic options for the consummation of a potential transaction. Subsequently, the Special Committee continued its discussions in executive session.

     On January 4, 2005, the Special Committee held a telephonic meeting with its legal advisors. The Special Committee reviewed the merits of a public versus a private negotiating process and instructed Debevoise to discuss the matter with Ms. Markowski. Subsequently, the Special Committee met in executive session and had a conference call with Michael T. Fries, the Chief Executive Officer and President of UGC, to review various matters relating to the UGC business and the discussions with LMI. Morgan Stanley spoke separately with Mr. Fries by telephone to discuss similar matters.

     On January 5, 2005, representatives of Debevoise called Ms. Markowski to discuss the possibility of pursuing a public process. Ms. Markowski stated that to date LMI had simply asked if the Special Committee would be interested in pursuing discussions on the basis outlined by Mr. Malone in earlier conversations, and that to her knowledge the Special Committee had yet to respond. She also noted that the parties had yet to exchange views on relative values. Ms. Markowski advised Debevoise that in the absence of an agreement in principle on the essential terms of a transaction, she did not believe LMI would be willing to make a formal offer and engage in a public negotiating process.

     Later on January 5, 2005, the Special Committee met telephonically with its legal and financial advisors. Morgan Stanley reported on its recent conversation with Mr. Fries. Debevoise reported on its conversation with Ms. Markowski. The Special Committee agreed to convene in person in New York on January 10, 2005. The Special Committee further agreed to dispatch its financial advisors to meet with Mr. Malone in person on the morning of January 10, 2005 to discuss the details of a possible transaction with LMI and the preliminary valuations of the two companies by Morgan Stanley. On the evening of January 5, 2005, Morgan Stanley spoke by telephone with Mr. Fries at the instruction of the Special Committee to follow up on certain financial due diligence matters.

     On January 7, 2005, the Special Committee met telephonically with its legal and financial advisors. Morgan Stanley provided the Special Committee with an overview of the points that it anticipated discussing with Mr. Malone and responded to the Special Committee’s questions and comments.

     On the morning of January 10, 2005, representatives of Morgan Stanley met in person with Mr. Malone and Ms. Markowski. Morgan Stanley provided preliminary views as to valuations of LMI and UGC and discussed those values and the implied exchange ratios with Mr. Malone. Morgan Stanley also explored with Mr. Malone LMI’s willingness to consider a cash alternative or the addition of another component to the stock consideration to provide additional value to the UGC public stockholders.

     On the afternoon of January 10, 2005, the Special Committee met in person in New York with its legal advisors to discuss the duties of the members of the Special Committee under Delaware law and legal and strategic issues, including whether the Special Committee should insist upon a requirement that a majority of the UGC stockholders unaffiliated with LMI approve any transaction, also known as a “majority of the minority” condition.

     Representatives of Morgan Stanley subsequently joined the meeting and briefed the members of the Special Committee on the results of their conversations earlier in the day with the LMI representatives. Morgan Stanley informed the Special Committee that Mr. Malone had repeated his interest in a stock-for-stock transaction at an exchange ratio reflecting a price at or about market, which at that time implied an exchange ratio of 0.20 LMI shares for each share of UGC. Morgan Stanley reported that Mr. Malone had exhibited some very limited flexibility within that range, including a willingness to consider offering UGC stockholders a cash option for up to 20% of the aggregate value of the merger consideration, the possibility of providing a small amount of additional merger consideration in the form of structured securities and an interest in having the combined company pursue a stock buy-back strategy after the consummation of a transaction. After discussion, the members of the Special Committee agreed that while Mr. Malone’s position was not acceptable, it provided the basis for further discussion.

     Later on the evening of January 10, 2005, the Special Committee, Mr. Malone, Ms. Markowski, the respective legal advisors of LMI and the Special Committee, Morgan Stanley and LMI’s financial advisor, Banc of America Securities, met to discuss further a possible transaction. Mr. Malone emphasized that he had not made an offer for UGC and that he would not engage in a public negotiating process. He expressed concern that recent increases in the UGC stock price raised doubts as to whether the UGC and LMI stock prices continued to reflect the relative fair values of the two companies, and again stated that LMI was unwilling to pay a premium for the UGC stock at its then-market price. He also repeated the statements made earlier that day to Morgan Stanley. Representatives of the Special Committee noted their strong interest in having a majority of the minority condition as an element of any transaction. Mr. Malone stated that LMI was not interested in pursuing a transaction with such a condition. At the request of the Special Committee, Mr. Malone stated his personal willingness as a significant stockholder of LMI to enter into a voting agreement to support the approval of a potential transaction by the LMI stockholders.

     Subsequently, the Special Committee met with its legal and financial advisors to discuss its response to LMI.

     On the morning of January 11, 2005, representatives of Morgan Stanley and Banc of America Securities met to discuss their respective preliminary views as to the valuations of UGC and LMI, as well as possible structured securities that might serve as additional merger consideration.

     On the afternoon of January 11, 2005, Messrs. Dick and Gould met with the Special Committee’s legal and financial advisors. Mr. Cole was not present. Morgan Stanley updated the members of the Special Committee on its discussions with Banc of America Securities. After discussion with its advisors, the Special Committee members concluded that the structured securities described by Mr. Malone and Banc of America Securities did not represent a fully developed proposal and that these securities were unlikely to provide significant value to UGC stockholders.

     Later that afternoon, Messrs. Dick and Gould met with Mr. Malone, Ms. Markowski, and the respective legal and financial advisors of the Special Committee and LMI. The initial positions of the two sides were as follows: The Special Committee members and their representatives stated (based upon the prior evening’s Special Committee discussions) that an exchange ratio of 0.23 LMI shares for each share of UGC would be acceptable. Mr.

     Malone and his representatives stated that an exchange ratio of 0.20 continued to reflect LMI’s sense of an at-market transaction. The Special Committee noted that a majority of the minority condition was of key importance and that it would be interested in obtaining a standstill agreement with Mr. Malone and his affiliates with respect to acquisitions of LMI stock after the consummation of any transaction. Mr. Malone stated that a majority of the minority condition remained unacceptable to LMI and refused to sign a standstill agreement. After extensive further discussion and negotiation, Mr. Malone agreed that LMI would consider a majority of the minority condition if UGC agreed to include in any merger agreement certain termination rights for LMI to avoid a prolonged process. Messrs. Dick and Gould continued negotiations with Mr. Malone without the presence of advisors. At the conclusion of this discussion, each side summarized their last proposals. Mr. Malone had proposed that, subject to the approval of the LMI board, he would consider an exchange ratio of 0.213, reflecting an at-market transaction based upon that day’s closing stock prices, with a 20% cash election option at $9.50 per share of UGC, representing a premium over that day’s UGC closing stock price of $9.26 per share, and the majority of the minority condition if the merger agreement included certain termination rights for LMI. In response, Messrs. Dick and Gould proposed, subject to confirmation by the entire Special Committee, that they would consider an exchange ratio of 0.22 LMI shares for each share of UGC, a 20% cash election option at $9.75 per share and that the Special Committee would drop its request that Mr. Malone sign a standstill agreement.

     On the morning of January 12, 2005, the Special Committee met telephonically with its legal and financial advisors to update Mr. Cole on the prior day’s negotiations and to discuss the Special Committee’s response to LMI’s proposed financial terms for a transaction.

     Also on the morning of January 12, 2005, the board of directors of LMI met to discuss the terms of the potential transaction. Mr. Malone discussed with the LMI board the negotiations with the Special Committee over the prior two days. Noting that the closing prices of the two companies’ stocks the prior day implied an exchange ratio of 0.213, Mr. Malone advised the board that he would be willing to support a transaction at that exchange ratio and compromise with a marginally higher exchange ratio. Mr. Malone then requested authority from the LMI board to propose an exchange ratio of 0.215 and a cash election alternative of $9.55 per share. After discussing the concerns of the board with respect to the time to complete the transaction in light of the uncertainty created by the majority of the minority condition and the termination rights Mr. Malone was negotiating for, the LMI board authorized Mr. Malone to propose the foregoing exchange ratio and cash alternative election.

     On the afternoon of January 12, 2005, the Special Committee reconvened by telephone with its legal and financial advisors and received reports on conversations with representatives of LMI, who had contacted Debevoise and Morgan Stanley to request a conference call with the Special Committee to continue negotiations.

     Thereafter, the Special Committee and its legal and financial advisors met telephonically with Mr. Malone and Ms. Markowski. Mr. Malone informed the Special Committee that, after consultation with the LMI board, LMI’s best and final proposal was an exchange ratio of 0.215 LMI shares for each share of UGC with a 20% cash election option at $9.55 per share. Mr. Malone insisted that the price negotiations be concluded prior to market close in order to protect LMI against further movements in the stock price, which he believed continued to reflect speculation about a possible transaction, and stated that LMI would withdraw from negotiations if there was no agreement in principle on the exchange ratio before market close.

     The Special Committee, after separate discussion with its legal and financial advisors, informed the LMI representatives that it would be prepared to recommend the transaction at an exchange ratio of 0.216 LMI shares for each share of UGC with a 20% cash election option at $9.60 per share. Mr. Malone responded that, subject to receiving approval from the LMI board and only if this proposal was sufficient to obtain agreement, he was prepared to accept an exchange ratio of 0.2155 LMI shares for each share of UGC with a 20% cash election option at $9.58 per share. The Special Committee and the LMI representatives agreed that they would instruct their respective legal advisors to proceed to negotiate definitive documentation on that basis, with final agreement subject to the successful completion of such documentation, board approval and the receipt by each of LMI and the Special Committee from their respective financial advisors of an opinion as to the fairness, from a financial point of view, of the proposed merger consideration.

     On the morning of January 13, 2005, Baker Botts L.L.P., counsel to LMI, delivered to Debevoise an initial draft of a proposed merger agreement. On the morning of January 14, 2005, Debevoise delivered to Baker Botts an initial draft of a proposed voting agreement and provided initial comments to the draft merger agreement. Also on January 14, 2005, the Special Committee met telephonically with its legal advisors to discuss the provisions of the proposed merger agreement.

     From January 14 through January 17, 2005, the terms of the merger agreement and the voting agreement were negotiated, including the scope of the representations and warranties that would be provided by each of the parties and the scope of the termination right required by LMI in exchange for agreeing to provide UGC with a majority of the minority voting condition.

     On January 17, 2005, the Special Committee met in person in New York with its legal and financial advisors. At this meeting, Morgan Stanley delivered its financial analysis in connection with the proposed transaction and its opinion that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the merger consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders. See “—Recommendations of the Special Committee and the UGC Board; Fairness of the Offer and the UGC Merger”. The Special Committee then unanimously determined that the merger agreement and the UGC merger are fair to and in the best interests of the holders of UGC capital stock (other than shares held by LMI and its affiliates), approved the UGC merger and the merger agreement, the voting agreement and the transactions contemplated thereby and resolved to recommend that the UGC board of directors approve the UGC merger and the merger agreement, the voting agreement and the transactions contemplated thereby, and that the stockholders of UGC approve the UGC merger, the merger agreement and the transactions contemplated thereby.

     Following the meeting of the Special Committee, the UGC board of directors met. The Special Committee reported its recommendation that the UGC board approve and declare advisable the UGC merger, the merger agreement, the voting agreement and the transactions contemplated thereby, and its recommendation that the stockholders of UGC approve the UGC merger, the merger agreement and the transactions contemplated thereby. Morgan Stanley discussed with the UGC board the opinion that it delivered to the Special Committee, as described under “—Opinion of the Financial Advisor to Special Committee.” The UGC board then unanimously determined that the UGC merger, the merger agreement and the other transactions contemplated thereby are advisable, fair to and in the best interests of, UGC and its stockholders, approved the entry into the merger agreement and the other documents contemplated thereby, and resolved to recommend that the holders of UGC capital stock approve the UGC merger and approve and adopt the merger agreement.

     On January 17, 2005, the LMI board of directors met to consider the business combination with UGC. At this meeting, Mr. Malone recounted for the LMI board the history of the negotiations with the Special Committee. He noted that the relative trading prices of LMI’s and UGC’s stock implied a ratio of 0.194 to 1 over a period of two to three weeks prior to his initiation of discussions, but that the market price of UGC’s stock had climbed during the negotiations increasing the implied exchange ratio. Banc of America Securities then delivered its financial analysis in connection with the proposed transaction and its oral opinion, which was subsequently confirmed in writing, that, as of January 17, 2005 and based upon and subject to the factors, limitations and assumptions set forth in the opinion, the consideration to be received by the holders of LMI’s common stock, other than affiliates of LMI, pursuant to the merger agreement is fair from a financial point of view to the holders of LMI’s common stock, other than any affiliate of LMI. Ms. Markowski reviewed the terms of the merger agreement and the voting agreement to be signed by Mr. Malone, the negotiation of each of which had been completed in all material respects. The LMI board then unanimously determined that the LMI merger, the merger agreement and the other transactions contemplated thereby are advisable, fair to and in the best interests of, LMI and its stockholders, approved the entry into the merger agreement, and resolved to recommend that the holders of LMI common stock approve the LMI merger and approve and adopt the merger agreement.

     On the evening of January 17, 2005, the parties finalized the merger agreement, including the disclosure schedules to the merger agreement, and, early on the morning of January 18, 2005, executed the merger agreement and the voting agreement. Also on January 18, 2005, LMI and UGC issued a joint press release announcing the merger agreement and the proposed mergers.

Recommendations of the Special Committee and the UGC Board; Fairness of the Offer and the UGC Merger

   The Special Committee

     The UGC board of directors created the Special Committee to negotiate exclusively on UGC’s behalf any transaction with LMI, because certain of the other directors of UGC have a conflict of interest in evaluating LMI’s proposal on behalf of the stockholders of UGC (other than LMI and its affiliates). This conflict of interest exists because these directors also serve as LMI’s officers or directors. In addition, the members of the management of UGC who serve on the UGC board could be viewed as having a conflict of interest because of LMI’s position as the controlling stockholder of UGC. Therefore, the Special Committee is comprised of three members of the UGC board who are independent under the rules of the Nasdaq Stock Market and who have no relationship with LMI or any of its affiliates that the Special Committee viewed as undermining the independence of the Special Committee. The Special Committee considered that each member of the committee currently serves as a director of UGC, and that, assuming the consummation of the proposed transaction, each member of the committee expects to serve as a director of Liberty Global. The Special Committee also recognized the following, as to Paul A. Gould: (1) that Mr. Gould currently serves as a director of Liberty, that Mr. Gould served as a director of Liberty’s predecessor (Old Liberty) prior to its 1994 business combination transaction with Tele-Communications, Inc. (TCI), each a company in which Mr. Malone was Chairman of the Board and a significant stockholder, and that Mr. Gould served as a member of the special committee of Old Liberty’s board formed to evaluate the transaction with TCI and the consideration to be received by the public stockholders of Old Liberty in that transaction; (2) that subsequent to the 1994 business combination transaction between TCI and Old Liberty, Mr. Gould served as a member of the board of directors of TCI and several companies in which TCI or Liberty had a substantial investment or controlling interest; (3) that, in connection with the 1999 merger between TCI and AT&T Corp., Mr. Gould and another TCI director each received a fee of $1 million for their services on a special committee of the TCI board formed to evaluate the merger transaction with AT&T and the consideration to be received by the public stockholders of TCI in the TCI-AT&T merger; and (4) that Mr. Gould joined the UGC board in conjunction with Liberty’s acquisition of control of UGC in January 2004. The Special Committee determined that these factors would not undermine the independence of the Special Committee.

     The members of the Special Committee are:

     John P. Cole, Jr. Mr. Cole has served as a director of UGC and its predecessors since March 1998. Mr. Cole served as a member of the United Pan-Europe Communications N.V., or UPC, Supervisory Board from February 1999 to September 2003. Mr. Cole is a founder of the Washington, D.C. law firm of Cole, Raywid and Braveman, which specializes in all aspects of telecommunications and media law.

     John W. Dick. Mr. Dick has served as a director of UGC since March 2003. He served as a member of the UPC Supervisory Board from May 2001 to September 2003, and a director of UGC Europe, Inc. from September 2003 to January 2004. He is the non-executive Chairman and a director of Hooper Industries Group, a privately held U.K. group consisting of: Hooper and Co (Coachbuilders) Ltd. (building special/bodied Rolls Royce and Bentley motorcars) and Hooper Industries (China) (providing industrial products and components to Europe and the U.S.). Until 2002, Hooper Industries Group also held Metrocab UK (manufacturing London taxicabs) and Moscab (a joint venture with the Moscow city government, producing left-hand drive Metrocabs for Russia). Mr. Dick has held his positions with Hooper Industries Group since 1984. Mr. Dick is also a director of Austar United Communications Limited, a public company in which UGC has an approximate 34% interest.

     Paul A. Gould. Mr. Gould has served as a director of UGC since January 2004. Mr. Gould has served as Managing Director and Executive Vice President of Allen & Company L.L.C., an investment banking services company, for more than the last five years. Mr. Gould is also a director of Liberty and Ampco-Pittsburgh Corporation.

   Recommendation of the Special Committee and the UGC Board

     On January 17, 2005, the Special Committee unanimously:

•	determined that the merger agreement and the UGC merger, on the terms and conditions set forth in the merger agreement, are fair to and in the best interests of the UGC stockholders (other than LMI and its affiliates); and

•	determined to approve, and to recommend that the UGC board of directors approve, the UGC merger, the merger agreement, the voting agreement and the transactions contemplated thereby, and that the UGC board recommend that the stockholders of UGC approve the UGC merger, the merger agreement and the transactions contemplated thereby.

     Following the meeting of the Special Committee and based upon the recommendation of the Special Committee, the UGC board unanimously:

•	determined that the merger agreement, the UGC merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of, UGC and its stockholders;

•	authorized UGC to enter into the merger agreement and the voting agreement;

•	resolved to recommend that UGC stockholders approve the UGC merger and approve and adopt the merger agreement; and

•	resolved to call a special meeting of the UGC stockholders for the purpose of submitting the merger agreement and the transactions set forth therein to the UGC stockholders.

   Reasons for the Recommendation of the Special Committee and the UGC Board

     The material factors considered by the Special Committee in making its recommendation and determining that the merger agreement and the UGC merger are fair to and in the best interests of the UGC stockholders (other than LMI and its affiliates) are:

     Supportive Factors

     Negotiation Process and Procedural Fairness. The terms of the UGC merger, the merger agreement, the voting agreement and the transactions contemplated thereby were the result of extensive arms’-length negotiations conducted by the Special Committee, which is comprised of independent directors, with the assistance of independent financial and legal advisors. The Special Committee recognized that it had obtained increases in the exchange ratio and cash amount offered by LMI, and concluded that an exchange ratio of 0.2155 Liberty Global shares for each share of UGC or a cash amount of $9.58 per UGC share at the election of the unaffiliated stockholders of UGC (up to an overall cap of 20% of the aggregate value of the merger consideration payable to such stockholders being paid in cash) were the most favorable financial terms that could be obtained from LMI and that further negotiation could have caused LMI to abandon the transaction.

     Independent Financial Advisor. The Special Committee considered the presentation by its independent financial advisor, Morgan Stanley, and Morgan Stanley’s opinion that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and limitations set forth in Morgan Stanley’s opinion, the merger consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders.

     The Special Committee noted that Morgan Stanley had been selected as its financial advisor after a competitive process, based upon the firm’s strong reputation, experience in transactions of this kind and knowledge of UGC, its business and the industries in which UGC and LMI operate.

     In evaluating the presentation and opinion of Morgan Stanley, the Special Committee considered that Morgan Stanley’s compensation arrangements had been structured and negotiated to enhance the firm’s ability to provide objective advice to the Special Committee for the benefit of the UGC stockholders (other than LMI and its affiliates). Morgan Stanley was entitled to receive an initial fee of $1.0 million at the time the engagement letter was executed. Morgan Stanley became entitled to receive an additional fee of $4.5 million at the time the Special Committee requested, and Morgan Stanley delivered, an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the unaffiliated stockholders of UGC. Morgan Stanley would have received the same fee had its opinion been as to the inadequacy of the merger consideration from a financial point of view. Morgan Stanley will not receive any additional compensation upon the successful completion of the UGC merger. The Special Committee believed that this fee arrangement helped advance the interests of the UGC stockholders (other than LMI and its affiliates) by ensuring that the Special Committee received the unbiased advice of its financial advisor.

     Holders of Majority of Public Shares Determine Whether Transaction is Completed. The provisions of the merger agreement permit the holders of a majority of UGC’s publicly held shares (excluding shares held by LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC) to determine whether to approve the UGC merger. The Special Committee believed that this decision, which it expected would be taken in light of, among other things, the detailed information provided to UGC stockholders in this joint proxy statement/prospectus regarding the transaction and the factors considered by the Special Committee and the UGC board of directors in making their respective recommendations would allow the UGC stockholders to make their own informed judgment as to whether the proposed transactions are in their best interests.

     Premium Analysis. Based upon a presentation made by Morgan Stanley, the Special Committee noted that the equity and cash merger consideration represented a premium to the UGC stockholders (other than LMI and its affiliates) in relation to various benchmarks, including an exchange ratio premium of 11.6% relative to the stock prices of UGC and LMI as of market close on Friday, December 10, 2004, the day on which LMI delivered a letter to UGC indicating that LMI wished to initiate discussions between the parties. The Special Committee took note of Morgan Stanley’s observation that, in transactions involving stock consideration, premiums paid by the acquirer are generally smaller than in all-cash transactions in recognition of the target stockholders’ continuing opportunity to benefit from the performance of the combined company and to realize the benefits of the combination. In reviewing the premium that the equity and cash merger consideration represented to the UGC stockholders (other than LMI and its affiliates) in relation to various benchmarks, the Special Committee also considered the fact, pointed out by Morgan Stanley to the Special Committee, that LMI’s significant ownership interest in UGC meant that relatively significant increases in the implied value of UGC would likely be necessary in order to have a material impact on the relative exchange ratio and corresponding premium paid. After discussion, the Special Committee concluded that a very large premium in this context was therefore unlikely.

     Option to Receive Cash Provides Some Protection Against Stock Price Declines. The Special Committee noted that the option to elect to receive cash for up to 20% of the aggregate value of the merger consideration payable to the public stockholders of UGC provides protection to the public UGC stockholders if the price of LMI’s stock declines prior to closing.

     Opportunity Benefits of Participation in the Combined Company. Because UGC stockholders (other than LMI and its affiliates) will have the option to receive up to 100% of the merger consideration in stock of the combined company, they will have the opportunity to participate in the benefits expected to be realized by the transaction in the future.

     UGC management and Morgan Stanley discussed with the Special Committee potentially significant synergies, strategic opportunities and other benefits that the UGC stockholders (other than LMI and its affiliates) would have the opportunity to participate in as stockholders of the combined company. The benefits discussed included: the creation of a company able to operate around the world and achieve the benefits of such scale; the creation of a more liquid stock with larger public float, which should also represent a stronger acquisition currency; the elimination of a holding company discount in the LMI stock price; enhanced position with vendors, manufacturers and content providers; enhanced growth potential given stronger position to pursue distribution, consolidation and content investment opportunities; a strong balance sheet, which should reduce the combined company’s future financing costs; and organizational and corporate synergies.

     Confidence in Combined Company Management. The Special Committee noted that the Chief Executive Officer of the combined company would be Michael T. Fries, the current Chief Executive Officer of UGC. The Special Committee considered that its familiarity with Mr. Fries’ abilities and past performance gave increased confidence that the intended benefits of the UGC merger would be achieved.

     Investment in Japanese Distribution and Content Assets at an Attractive Valuation. The Special Committee considered the valuations implied by Morgan Stanley’s analysis of the Japanese distribution and content assets to be contributed to the combined company by LMI in the mergers and the other transactions contemplated by the UGC merger and, after discussions with Morgan Stanley regarding comparable valuation multiples for similar assets in the industry, found them attractive as a financial matter. In addition, the Special Committee observed that these assets offered growth opportunities to the UGC stockholders in diverse markets.

     Improved Management Attention and Focus. Because LMI and UGC operate similar businesses in many respects, their current structure creates significant long-term potential for conflicts between the two companies over the exploitation of commercial opportunities. The Special Committee observed that uniting the two businesses under a single management team will eliminate any such conflicts and permit a unified management team to pursue opportunities more efficiently.

     Improved Equity Position. The Special Committee noted that, as a result of the UGC merger and assuming that all UGC stockholders (other than LMI and its affiliates) elect to receive Liberty Global stock, the UGC stockholders (other than LMI and its affiliates) would hold approximately 25% of the aggregate voting power of Liberty Global, which would have no single stockholder or group of stockholders exercising voting control over the combined company. This contrasts to the current situation of UGC stockholders (other than LMI and its affiliates), who have a minority voting interest in a company controlled by LMI.

     Intention to Commence Share Repurchases. The Special Committee noted that LMI had stated that, given the substantial liquidity and free cash flow profile of the combined company, LMI expected that the Liberty Global board of directors would authorize a stock repurchase program following the combination. The Special Committee noted that this expectation underscores LMI’s belief in the value of the combined business. LMI and UGC subsequently announced that they expect the Liberty Global board to authorize such a program and that any share repurchases under the program would occur from time to time in the open market or in privately negotiated transactions, subject to market conditions.

     Growth Opportunities. The Special Committee recognized the opportunity for growth to be greater as part of the combined company. Important opportunities to acquire assets from third parties are expected to arise in Europe in the near future, and UGC’s ability to avail itself of these opportunities will be greatly enhanced by a combination with LMI. The Special Committee also observed that the Japanese business interests owned by LMI provide significant opportunities for growth, both within Japan and in other important Asian growth markets. The combined company is expected to have a significantly stronger balance sheet than UGC and the ability to offer stock as an acquisition currency at more favorable valuations.

     Diversification Benefits. The Special Committee noted that by combining UGC’s principally European and Latin American business with LMI’s Japanese business, UGC stockholders would own a company with a more diverse portfolio of investments, which would be better able to weather economic change including fluctuations in foreign exchange rates.

     Absence of Ability to Sell UGC to Third Party. LMI informed the Special Committee early in the negotiations that it was not interested in pursuing a sale of all of its interest in UGC. In light of LMI’s intentions, the Special Committee concluded that realization of third party sale value or causing a sale of a substantial portion, in a liquidation, break-up or similar transaction, of UGC’s assets were not alternatives available to UGC. Consequently, the Special Committee considered a transaction with LMI or continuing UGC as a publicly traded entity, with LMI remaining as controlling stockholder, as the only practical alternatives available.

     Terms of Merger Agreement. The Special Committee considered the draft merger agreement and the summary of the key terms and provisions thereof provided by its counsel. The Special Committee concluded that the terms and provisions of the merger agreement were customary for transactions of this kind and provided appropriate protections to the UGC stockholders (other than LMI and its affiliates). The merger agreement provides only limited circumstances under which LMI is permitted to not close the transaction, and any termination of the merger agreement by UGC must be approved by the Special Committee. The voting agreement entered into by Mr. Malone, pursuant to which he agreed to vote the LMI shares that he owns or which he has the right to vote (currently representing approximately 26.5% of the aggregate voting power of LMI) in favor of the merger agreement and the LMI merger, increases the likelihood that the merger agreement and the LMI merger will be approved by the LMI stockholders.

     Financing of Transaction. The Special Committee noted that LMI has available to it sufficient cash to pay the cash portion of the merger consideration and the combined company will have sufficient cash to fund the potential stock purchase program described above after the closing.

     Stock Consideration Non-Taxable. The Special Committee noted that the receipt of Liberty Global stock by UGC stockholders (other than LMI and its affiliates) validly electing to receive stock as merger consideration will generally not be taxable to such stockholders.

     Negative Factors

     Market Price of Shares. The Special Committee was aware that the relative trading prices of UGC and LMI at the market close on January 14, 2005 implied that LMI would be acquiring the shares of UGC held by UGC stockholders (other than LMI and its affiliates) at a very slight discount to market. The Special Committee determined that the relative underlying values of LMI and UGC implied by Morgan Stanley’s analyses were not accurately reflected in the public market trading prices of the two companies.

     Exposure to Japanese Market. While acknowledging the diversification opportunity that LMI’s investments in the Japanese broadband and programming markets offers UGC stockholders (other than LMI and its affiliates), the Special Committee also considered that such diversification carried with it exposure to new and different risk factors for UGC stockholders, including exposure to downturns in the Japanese economy and new foreign currency exchange risks.

     Tax Treatment. The Special Committee was aware that the receipt of the $9.58 per share cash price available to the stockholders (other than LMI and its wholly owned subsidiaries) of UGC validly electing to receive cash consideration, subject to proration, will generally be taxable to such stockholders.

     Risks the Mergers May Not be Completed. The Special Committee considered the risk that the conditions to the merger agreement may not be satisfied and, therefore, that the UGC merger may not be consummated.

     Matters Not Considered

     The Special Committee did not consider the third party sale value or liquidation or break-up of UGC’s assets because LMI stated that it was not willing to pursue these alternatives. As the beneficial owner of a majority of the aggregate voting power of UGC’s stock, LMI can prevent the pursuit of these alternatives.

     Other Matters Considered

     Conflicts of Interest. The Special Committee was aware of the conflicts of interest of the members of the UGC board of directors who are also officers or directors of LMI, as well as the potential conflicts of interest of management representatives on the UGC board. The Special Committee believes that the process of using a committee of independent directors, together with the condition that the UGC merger and the merger agreement be approved by a majority of the stockholders of UGC (other than LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC), effectively mitigates these potential conflicts.

     This discussion summarizes the material factors considered by the Special Committee, including factors that support as well as weigh against the UGC merger, the voting agreement, the merger agreement and the transactions contemplated thereby. In view of the variety of factors and the amount of information considered, the

Special Committee did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to these factors in reaching its determination. In addition, individual members of the Special Committee may have given different weights to different factors. The determination that the UGC merger, the voting agreement and the merger agreement are fair to and in the best interests of the UGC stockholders (other than LMI and its affiliates) was made after consideration of all of these factors as a whole. The Special Committee concluded that the supportive factors outweighed the negative factors.

     The recommendation of the UGC board of directors was based upon:

•	the recommendation of the Special Committee;

•	the Special Committee having received from Morgan Stanley an opinion that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the merger consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders; and

•	the understanding of the UGC board that the merger consideration and the terms and conditions of the merger agreement and the voting agreement were the result of arms’-length negotiations between the Special Committee and LMI.

     The UGC board did not find it practicable to, and therefore did not, quantify or otherwise assign relative weights to the individual factors considered in reaching its conclusion as to fairness.

Opinion of the Financial Advisor to the Special Committee

     The Special Committee engaged Morgan Stanley to provide financial advisory services in connection with the UGC merger. Morgan Stanley was selected by the Special Committee based upon Morgan Stanley’s qualifications, expertise and reputation, as well as its knowledge of the business and affairs of UGC and the industry in which UGC operates. At a meeting of the Special Committee held on January 17, 2005, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing, that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders.

     The full text of Morgan Stanley’s opinion, dated January 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is included as Appendix D to this joint proxy statement/prospectus. The summary of Morgan Stanley’s fairness opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the Special Committee and only addresses the fairness from a financial point of view of the consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement. Morgan Stanley’s opinion does not address any other aspect of the mergers and does not constitute a recommendation to any UGC stockholder as to how to vote at the UGC stockholders’ meeting or as to what form of consideration UGC stockholders should elect.

     In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other information of UGC and LMI;

•	reviewed certain internal financial statements and other financial and operating data concerning UGC and LMI prepared by the managements of UGC and LMI, respectively;

•	reviewed certain financial projections prepared by the respective managements of UGC and LMI;

•	discussed the past and current operations and financial condition and prospects of UGC and LMI with senior executives of UGC and LMI, respectively;

•	considered information relating to certain strategic, financial and operational benefits anticipated from the UGC merger, discussed with the management of UGC;

•	discussed the strategic rationale for the UGC merger with the senior executives of UGC;

•	reviewed the reported prices and trading activity of the UGC Class A common stock and the LMI Series A common stock;

•	compared the financial performance of UGC and LMI, as well as the prices and trading activity of the UGC Class A common stock and the LMI Series A common stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of selected minority buy-back transactions;

•	participated in discussions and negotiations among representatives of UGC and LMI and their respective financial and legal advisors;

•	reviewed the proposed merger agreement and certain related documents; and

•	performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the internal financial statements, other financial and operating data, and financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the UGC merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting best available estimates and judgments of the future financial performance of UGC and LMI. Morgan Stanley also relied without independent investigation on the assessment by the executives of UGC regarding the strategic rationale for the UGC merger. In addition, Morgan Stanley assumed that the mergers will be consummated in accordance with the terms set forth in the proposed merger agreement, including, among other things, that the LMI merger and UGC merger will be treated as a tax-free reorganization and exchange, respectively, each pursuant to the Code, without material modification, delay or waiver. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technologies of UGC or LMI, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley’s opinion is necessarily based upon financial, economic, market and other conditions as in effect on, and the information made available to it as of, January 17, 2005.

     In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving UGC or its assets.

     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its opinion. Some of these summaries include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses used by Morgan Stanley.

   Historical Share Price Analysis

     Morgan Stanley reviewed the historical price performance and trading volumes of UGC Class A common stock from January 20, 2004 through January 14, 2005, and of LMI Series A common stock from June 2, 2004 through January 14, 2005. For the period that Morgan Stanley reviewed UGC’s share price, the high and low closing prices were $10.60 and $6.00, respectively, and for the period that Morgan Stanley reviewed LMI’s share price, the high and low closing prices were $47.27 and $29.15, respectively.

     Morgan Stanley also reviewed the respective recent stock price performances of UGC Class A common stock and LMI Series A common stock in comparison to the stock price performances of selected comparable companies, as well as with the S&P 500. Morgan Stanley observed the appreciation or depreciation in closing market prices over certain time periods as shown below:

	Appreciation/(Depreciation)	Appreciation
Company	1/20/04 to 1/14/05	6/2/04(1) to 1/14/05
UGC	(9.1%)	29.4%

LMI	NA	13.8%

Comcast Corp.	(5.8%)	16.6%

NTL Inc.	(0.6%)	10.8%

Cablevision Systems Corp.	(9.9%)	13.5%

S&P500	4.0%	5.3%

(1)	Date on which LMI common stock began trading on a when-issued basis prior to LMI’s spin off from Liberty.

     The foregoing historical share price analysis was presented to the Special Committee to provide it with background information and perspective with respect to the relative historical share prices and share price performances of UGC and LMI. No company used in the share price performance analysis is identical to UGC or LMI because of differences in business mix, operations and other characteristics.

   Comparable Company Analysis

     Morgan Stanley compared certain publicly available financial information of UGC with corresponding publicly available information for the following cable companies:

U.S. Cable Companies
Comcast Corp.

Cablevision Systems Corp.

Charter Communications, Inc.

Insight Communications Co.

European Cable Companies
NTL Inc.

Telewest Global Inc.

     For each of the comparable companies, Morgan Stanley calculated the current cable aggregate value, defined as equity value plus net debt and minority interests and less unconsolidated and non-cable assets, as a multiple of 2005 estimated earnings before expenses for interest, taxes, depreciation and amortization, or EBITDA, based upon publicly available information, including reports of equity research analysts. The multiples calculated in this analysis are referred to in this section as the aggregate value/2005E EBITDA multiples.

     Morgan Stanley calculated implied equity values per share of UGC common stock by applying aggregate value/2005E EBITDA multiples ranging from 8.0x to 9.0x to UGC’s 2005 estimated EBITDA, as provided by UGC management, and to UGC’s 2005 estimated EBITDA as provided by management and converted at a current spot rate of US$1.31 per Euro. The following table presents the ranges of equity values per common share implied by this analysis:

	Implied Equity Value Per Share of UGC Common Stock
	Low	High
2005E EBITDA, as provided by UGC management	$8.17	$9.53

2005E EBITDA, as provided by UGC management and converted at US$1.31 per Euro spot exchange rate	$8.82	$10.27

     Morgan Stanley noted that the implied value of the stock consideration per share of UGC common stock in the merger was $9.42 as of January 14, 2005, and that the cash consideration was $9.58 per share of UGC common stock.

     No company used in the comparable company analysis is identical to UGC because of differences between the business mix, operations and other characteristics of UGC and the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UGC, such as the impact of currency exchange rates, competition on the business of UGC as well as on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of UGC or the industry or in the markets generally.

   Discounted Cash Flow Analysis

     Morgan Stanley performed a discounted cash flow analysis of the projected unlevered free cash flows of UGC. This analysis was based upon 2005 projections and long-term growth assumptions for the period beginning January 1, 2005 and ending December 31, 2009 prepared by UGC management.

     Morgan Stanley calculated implied equity values per share of UGC common stock by using discount rates ranging from 8% to 10% and terminal value multiples of estimated 2010 EBITDA ranging from 7.5x to 8.5x. Morgan Stanley calculated different ranges of equity values per share of UGC common stock by utilizing the 2005 projections and long-term growth rate guidance provided by UGC management, as well as sensitivities performed by Morgan Stanley adjusting for various revenue growth rates and EBITDA margins. The following table presents the ranges of implied equity values per share of UGC common stock implied by this analysis:

	Implied Equity Value Per Share of UGC Common Stock
	Low	High
Analysis Utilizing Sensitivities	$9.58	$12.05

Analysis Utilizing UGC Management Projections and Guidance	$12.83	$15.89

     Morgan Stanley noted that the implied value of the stock consideration per share of UGC common stock in the merger was $9.42 as of January 14, 2005, and that the cash consideration was $9.58 per share of UGC common stock.

     The discount rates used in the discounted cash flow analysis of UGC reflect UGC’s weighted average cost of capital. The weighted average cost of capital represents the cost of capital for UGC based upon the relative proportion of debt, preferred equity and common equity employed by UGC. The terminal EBITDA multiple range used in the discounted cash flow analysis was based upon a review of the trading multiples for, and the business position of, UGC and other comparable companies, as well as reviewing implied perpetual growth rates.

     While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions including growth rates, terminal multiples, discount rates and currency exchange rates. The valuation stated above is not necessarily indicative of UGC’s actual, present or future value or results, which may be more or less favorable than suggested by this type of analysis.

   Sum-of-the-Parts Analysis

     Morgan Stanley performed an analysis of LMI as the sum of its constituent businesses and performed financial analyses on the assets represented by LMI’s investments in the following entities:

•	UGC

•	Jupiter Telecommunications Co., Ltd.

•	Jupiter Programming Co., Ltd.

•	Liberty Cablevision of Puerto Rico Ltd.

•	Mediatti Communications, Inc.

•	Chofu Cable, Inc.

•	Pramer S.C.A.

•	Metrópolis-Intercom S.A.

•	Torneos y Competencias, S.A.

•	The News Corporation Limited

•	The Wireless Group plc

•	ABC Family Worldwide, Inc.

     This analysis was performed to determine an implied valuation range for LMI common stock.

     Morgan Stanley reviewed various publicly available financial, operating and stock market information, as well as financial data and forecasts provided by LMI management, for the individual LMI businesses. Based upon this data, Morgan Stanley estimated implied value ranges for each constituent business by applying analyses as appropriate for the individual business segments, including analyses based upon book value, per subscriber value, multiples to 2004 and 2005 estimated EBITDA, as provided by LMI management and publicly available research reports, and public market value, taking into account applicable tax rates. The multiples for the various assets used in the sum-of-the-parts analysis were arrived at after a review of publicly traded companies with a similar operating profile to the LMI assets. Market position, growth prospects and profitability were a few of the many factors used in comparing the LMI assets to the publicly traded comparables.

     This analysis yielded an implied valuation range of LMI common stock of $48.86 to $51.13 per share. Morgan Stanley then applied discounts of 10%, 15% and 20% to approximate the holding company discount for

LMI’s UGC holdings that is widely acknowledged by the research community. Applying these discounts to the sum-of-the-parts analysis yielded an implied valuation range of LMI common stock of $44.26 to $48.83 per share. Morgan Stanley noted that the closing price per share of LMI Series A common stock was $43.69 as of January 14, 2005.

     In connection with its sum-of-the-parts analysis, Morgan Stanley noted in particular the values of Jupiter Telecommunications Co., Ltd., or J-COM, implied by the 0.2155x exchange ratio pursuant to the merger agreement, as well as the exchange ratios implied by deriving share prices for LMI based upon valuations of LMI’s 45.45% ownership stake in J-COM. Morgan Stanley applied various analyses in order to arrive at an implied value range for J-COM, including analyses based upon multiples to 2005 EBITDA, which were included in the sum-of-the-parts analysis, as well as discounted cash flow analyses. Morgan Stanley observed that, applying the valuations of LMI’s assets, other than UGC and J-COM, derived in connection with the sum-of-the-parts analysis, as well as both the exchange ratio of 0.2155x pursuant to the merger and LMI’s share price of $43.69 as of January 14, 2005, the implied forward EBITDA multiple for J-COM was 5.9x. In addition, Morgan Stanley observed that, based upon valuations of LMI’s 45.45% stake in J-COM implied by Morgan Stanley’s analyses and assuming values per share of UGC common stock of $10.00, $11.00 and $12.00, the implied exchange ratios derived from the resulting implied LMI per share prices ranged from 0.1780x to 0.1954x.

   Equity Research Analysts’ Price Targets

     Morgan Stanley reviewed the range of available price targets prepared and published by equity research analysts for UGC Class A common stock and LMI Series A common stock during the periods from September 22, 2004 to January 14, 2005 for UGC and from November 15, 2004 to December 8, 2004 for LMI. These price targets reflect each analyst’s estimate of the future public market trading price of UGC Class A common stock or LMI Series A common stock, as applicable, at the end of the relevant period considered for each estimate. Applying a discount rate of 10% to these price targets, Morgan Stanley arrived at a range of present values for the per share price targets as of January 2005. The results of this analysis are set forth below:

	Present Value of Research Price Targets for UGC Class A Common Stock
	Low	High
UGC	$9.70	$13.88

LMI	$37.57	$46.73

     Morgan Stanley noted that the analysis summarized above included present values with respect to two research price targets for UGC Class A common stock that had been increased on January 14, 2005 from prior research reports. On January 14, 2005, Morgan Stanley issued a new research report increasing its price target for UGC Class A common stock from $9.00, or $8.31 at present value, to $11.00, or $10.00 at present value. Also on January 14, 2005, Janco Partners issued a new research report increasing its price target for UGC Class A common stock from $12.43, or $11.48 at present value, to $15.27, or $13.88 at present value.

     Morgan Stanley also noted that the public market trading price targets published by the securities research analysts do not reflect current market trading prices and are subject to uncertainties, including the future financial performances of UGC and LMI, as applicable, and future financial market conditions.

   Precedent Transaction Analysis

     Morgan Stanley reviewed publicly available information with respect to selected minority buy-back transactions. The transactions reviewed included transactions involving cash and/or stock consideration with aggregate transaction values in excess of $1 billion, referred to in this section as the cash/stock transactions, and stock only transactions with aggregate transaction values in excess of $500 million, referred to in this section as the stock-only transactions. For each transaction, Morgan Stanley analyzed, as of the announcement date, the premium offered by the acquiror to the target’s closing price one day prior to the announcement of the transaction. In the cash/stock transactions, the range of final premiums was 10.5% to 47.6%, with a median of 23.5%. In the stock-only transactions, the range of final premiums was 2.3% to 47.6%, with a median of 19.4%. The foregoing precedent transaction analysis was presented to the Special Committee to provide it with background information and perspective in connection with its review of the UGC merger.

     No company or transaction utilized in the analysis of selected precedent transactions is identical to UGC, LMI or the UGC merger. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

   Exchange Ratio and Price Premium Analyses

     Morgan Stanley reviewed the ratios determined by dividing the closing prices of UGC Class A common stock by the closing prices of LMI Series A common stock for certain periods from June 2, 2004 to January 14, 2005. Morgan Stanley then examined the premiums represented by the exchange ratio of 0.2155 pursuant to the merger agreement as compared to these ratios of closing market prices of UGC common stock to LMI common stock. The results of this analysis are set forth below:

	Ratio of UGC Price(s) to LMI	0.2155 Exchange Ratio
Period/Benchmark	Closing Price(s)	% Premium / (Discount)
January 14, 2005	0.2206x	(2.3%)

January 11, 2005	0.2131x	1.1%

December 14, 2004	0.1914x	12.6%

December 10, 2004	0.1931x	11.6%

November 11, 2004	0.2235x	(3.6%)

High UGC Class A Common Share Price since June 2, 2004	0.2239x	(3.8%)

Low UGC Class A Common Share Price since June 2, 2004	0.1853x	16.3%

Five Trading Day Average During the Period from June 2, 2004 to January 14, 2005	0.2178x	(1.0%)

Ten Trading Day Average During the Period from June 2, 2004 to January 14, 2005	0.2133x	1.0%

Twenty Trading Day Average During the Period from June 2, 2004 to January 14, 2005	0.2103x	2.5%

Three-Month Average During the Period from June 2, 2004 to January 14, 2005	0.2060x	4.6%

Average Since June 2, 2004	0.2053x	5.0%

     Morgan Stanley also examined the implied percentage premium of the $9.42 implied stock consideration, as of January 14, 2005, and of the $9.58 cash consideration, each as compared to UGC’s Class A common stock closing prices over various periods. The results of this analysis are set forth below:

		Implied Price Premium/(Discount)
Time Period/Benchmark	UGC Share Price	$9.42 Implied Stock Consideration (1)	$9.58 Cash Consideration
January 14, 2005	$9.64	(2.3%)	(0.6%)

January 11, 2005	$9.26	1.7%	3.5%

December 14, 2004	$8.67	8.6%	10.5%

December 10, 2004	$8.66	8.7%	10.6%

November 11, 2004	$8.48	11.0%	13.0%

High Since June 2, 2004	$9.78	(3.7%)	(2.0%)

		Implied Price Premium/(Discount)
Time Period/Benchmark	UGC Share Price	$9.42 Implied Stock Consideration (1)	$9.58 Cash Consideration
Low Since June 2, 2004	$6.00	56.9%	59.7%

(1)	Based upon 0.2155x exchange ratio and current LMI share price of $43.69 as of January 14, 2005

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. The summary provided and the analyses described above must be considered as a whole, and selecting any portion of Morgan Stanley’s analyses, without considering all analyses, would create an incomplete view of the process underlying Morgan Stanley’s opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of UGC or LMI.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UGC and LMI. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such estimates. The analyses performed were prepared solely as a part of Morgan Stanley’s analysis of the fairness from a financial point of view of the consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion, dated January 17, 2005, to the Special Committee. Morgan Stanley’s analyses do not purport to be appraisals or to reflect the prices at which shares of UGC common stock or LMI common stock might actually trade.

     The consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was determined through negotiations between the Special Committee and LMI and was approved by UGC’s board of directors. Morgan Stanley’s opinion to the Special Committee was one of many factors taken into consideration by the UGC board of directors in making its determination to approve the merger.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for UGC and have received fees for the rendering of these services. In the ordinary course of its business, Morgan Stanley and its affiliates may from time to time trade in the securities or the indebtedness of UGC and LMI and its affiliates for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account.

     Pursuant to an engagement letter dated December 22, 2004, UGC agreed to pay Morgan Stanley a financial advisory fee of $1 million. In addition, UGC agreed to pay Morgan Stanley a transaction fee of $4.5 million upon delivery of its opinion. UGC also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Recommendation of the LMI Board; Purposes and Reasons for the Mergers

     LMI’s purpose for engaging in the mergers is to acquire, through Liberty Global, all of the outstanding shares of UGC capital stock that LMI does not already own. LMI’s board of directors unanimously approved the merger agreement and determined that the merger agreement and the LMI merger are advisable, fair to and in the best interests of LMI and its stockholders. Accordingly the LMI board recommends that the LMI stockholders vote

“FOR” the merger proposal at the LMI special meeting. In determining that the merger agreement and the LMI merger are in the best interests of LMI and its stockholders, the LMI board considered that the mergers would eliminate the current dual public holding company structure in which LMI’s principal consolidated asset is its interest in another public company, UGC. The LMI board determined that the principal benefit to LMI stockholders from the combination of the two companies under a single public company, Liberty Global, was the elimination of the holding company discount in LMI’s stock price. The LMI board also considered the following matters in reaching its determination:

•	the presentation by its financial advisor, Banc of America Securities, and Banc of America Securities’ oral opinion, subsequently confirmed in writing, that as of the date of such opinion and based upon and subject to the factors, limitations and assumptions set forth in Banc of America Securities’ written opinion, the consideration to be received by LMI stockholders (other than affiliates of LMI) in the transactions contemplated by the merger agreement was fair from a financial point of view to such stockholders. In evaluating the presentation and opinion of Banc of America Securities, the LMI board was aware of the compensation arrangements with Banc of America Securities, including that a substantial portion of its fee was contingent upon completion of the mergers;

•	the integration of the management teams of the two companies, with Mr. Malone serving as Chairman of the Board of Liberty Global and Mr. Fries as Chief Executive Officer. The LMI board believed that the strengths of the respective management teams at the corporate level of the two companies would complement each other, and that there was little if any overlap at the operating level that would impede a smooth integration of the two companies;

•	that the consummation of the mergers would eliminate any potential competition between LMI and UGC, including in the pursuit of acquisition opportunities and capital raising activities;

•	that the receipt of the merger consideration in the LMI merger would be tax-free to the LMI stockholders;

•	the background of the negotiations between Mr. Malone and the Special Committee that resulted in the agreed exchange ratio and cash election alternative. Mr. Malone had advised the LMI board of his conclusion, based upon these negotiations, that the Special Committee would not approve the transaction at any lower exchange ratio. The LMI board took note of the premium that the exchange ratio represented for the shares of UGC stock, based upon the relative trading prices of the two companies prior to the initiation of discussions with the Special Committee, and the information provided by Banc of America Securities as to premiums paid in other transactions. Based upon the foregoing, the increase in the exchange ratio over the course of the negotiations did not detract from the LMI board’s conclusion that the LMI merger would be in the best interests of LMI and its stockholders;

•	that the merger agreement included a limitation on the cash election, and that LMI had sufficient cash to fund the maximum amount of cash anticipated to be payable if the cash elections were fully exercised; and

•	the draft of the merger agreement and the voting agreement and the summary of the terms of each provided by LMI’s counsel. In general, the terms of the merger agreement are customary for transactions of this nature and the Special Committee had insisted on the voting agreement as a condition to its approval of the merger agreement. The LMI board considered that the provision of the merger agreement requiring approval of the UGC merger by the vote of a majority of the minority stockholders of UGC was a negative factor from LMI’s perspective because of the resulting uncertainty that the transaction would be consummated. Because the merger agreement also included provisions allowing LMI to terminate the merger agreement if UGC’s annual report on Form 10-K is not filed by May 15, 2005 or if the mergers are not consummated by September 30, 2005, the uncertainty resulting from the inclusion of the minority approval requirement did not

•	outweigh the other factors supporting the LMI board’s conclusion that the LMI merger would be in the best interests of LMI and its stockholders.

     The LMI board did not consider other alternatives to achieving the goal of acquiring the minority interest in UGC. It did, however, consider the alternative of maintaining the status quo in which LMI was the controlling stockholder of UGC and instituting a stock repurchase program for LMI stock. On balance, the LMI board determined that the proposed mergers would be preferable to maintaining the status quo for the reasons stated above. In addition, LMI believes that maintaining the Nasdaq National Market listing of the UGC Class A common stock and the registration of that stock under the Exchange Act, as well as separate boards of directors with different fiduciary duties, imposes direct and indirect compliance costs and administrative burdens on UGC that divert management’s time and resources. These compliance costs and administrative burdens would be eliminated were the mergers completed.

     If the mergers are completed, LMI stockholders will not have dissenters’ rights of appraisal under Delaware law or the merger agreement because shares of LMI common stock are, and shares of Liberty Global common stock will be, listed on the Nasdaq National Market.

Position of LMI Regarding the Fairness of the UGC Merger

     The UGC merger is considered a “13e-3 transaction” for purposes of Rule 13e-3 under the Exchange Act because LMI is an affiliate of UGC and public stockholders of UGC are entitled to receive consideration in the merger other than Liberty Global common stock. Under Rule 13e-3, LMI is required to consider the fairness of the UGC merger to the unaffiliated stockholders of UGC.

     LMI believes that the UGC merger is fair to the unaffiliated stockholders of UGC. The factors considered by the LMI board in arriving at this belief include the following:

•	that the merger was negotiated with the Special Committee, which was advised by its own counsel and financial advisors;

•	that the merger is structured so that it is a condition to the completion of the merger that it be approved by at least a majority of the outstanding shares of UGC common stock not beneficially owned by LMI or Liberty or the directors and executive officers of LMI, Liberty and UGC;

•	that the 0.2155 to 1.0 exchange ratio represents an 8.6% premium over the closing sale price for the shares of UGC Class A common stock on December 14, 2004, the last trading day before Mr. Malone’s first conversation with the Special Committee, and a slight premium over the closing sale price of those shares on January 11, 2005, the last trading day before LMI management and the Special Committee reached an agreement in principle on the financial terms of the UGC merger. LMI also considered that from the time of the LMI spin off in June 2004 through the last trading day before the public announcement of the mergers, the historical ratio in which the shares of UGC Class A common stock has traded relative to the LMI Series A common stock has predominantly been below the 0.2155 exchange ratio;

•	LMI’s belief that since its spin off from Liberty in June 2004, UGC’s historical trading price has included an “acquisition premium” attributable to market speculation that LMI would buy out the public minority stockholders of UGC;

•	LMI’s belief that its common stock trades with a holding company discount of between 9% and 19%, implying a larger premium to the unaffiliated UGC stockholders on a fair value-to-fair value basis;

•	that the UGC unaffiliated stockholders who elect to receive Liberty Global stock will have the opportunity to participate in LMI’s Japanese cable distribution and programming businesses at a favorable valuation, as well as continue to participate in the potential growth of the businesses of UGC;

•	that LMI was foregoing its ability to obtain a control premium for its investment in UGC, while UGC unaffiliated stockholders who become stockholders of Liberty Global would participate as stockholders of the new company in any control premium because there will be no single controlling stockholder of the new company;

•	that LMI has sufficient voting power to determine a disposition of UGC, and informed the Special Committee that it would not be interested in a sale of UGC to a third party; and

•	the fact that the Special Committee received an opinion from Morgan Stanley to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the unaffiliated stockholders of UGC pursuant to the merger agreement was fair from a financial point of view to such stockholders. LMI management recognized that Morgan Stanley’s opinion is directed solely to the Special Committee, and that LMI is not entitled to rely on that opinion.

     In addition to the foregoing positive factors upon which LMI has formed its belief that the UGC merger is fair to the unaffiliated stockholders of UGC, LMI also evaluated the following negative factors, which LMI viewed as insufficient to outweigh the positive factors:

•	that on January 14, 2005, the last trading day prior to the LMI board meeting approving the merger agreement, the UGC Class A common stock was trading above the 0.2155 exchange ratio; and

•	that the holders of UGC Class A common stock are not entitled to appraisal rights under Delaware law, and that no provision is included in the merger agreement to provide them that right.

     LMI further considered the prices at which each of LMI and, before its spin off from Liberty in June 2004, Liberty had purchased shares of UGC over the preceding two year period, including the range of prices paid in such purchases. With the exception of Liberty’s acquisition of all of the UGC Class B common stock of the founders of UGC in January 2004, all UGC stock purchases during that two-year period were made at prices between $3.62 and $8.59 per share, which is below the $9.58 cash consideration being offered to the unaffiliated stockholders of UGC in the cash election and the $9.42 implied value of the exchange ratio being made available in the stock election, as of January 14, 2005, the last trading day prior to the LMI board meeting approving the merger agreement. Those purchases had all involved shares of UGC Class A common stock purchased pursuant to the exercise of contractual preemptive rights or pursuant to subscription rights that had been made available to all UGC stockholders. In the case of Liberty’s acquisition of the shares of UGC Class B common stock from the UGC founders, the average per share price paid for those shares was $19.93. LMI did not view the amount it paid for the shares of UGC Class B common stock it acquired from the UGC founders as relevant to its determination of the fairness of the consideration being paid to UGC stockholders in the mergers. That transaction involved a control premium due to the removal at that time of substantial constraints on the ability of Liberty to exercise control over UGC. By contrast, the stock consideration and cash consideration being made available to unaffiliated stockholders of UGC does not include a control premium as LMI already has a 53.6% equity interest and an approximate 91% voting interest in UGC.

     LMI did not consider UGC’s net book value (assets minus liabilities as reflected in UGC’s financial statements for accounting purposes) in its evaluation of fairness to the unaffiliated stockholders of UGC, as net book value is not a metric that is used for valuing a company such as UGC, and UGC’s net book value was substantially less than the value of the merger consideration. LMI did not consider the going concern or liquidation values of UGC as part of its fairness determination, except insofar as those values were encompassed in the discounted cash flow analyses of UGC and comparable company analyses prepared by Banc of America Securities and described under “-Opinion of LMI’s Financial Advisor.” Banc of America Securities was not requested to and did not consider the fairness of the UGC merger to the stockholders of UGC.

     LMI did not find it practicable to, and therefore did not, quantify or otherwise assign relative weights to the individual factors considered in reaching its conclusion as to fairness. Rather, LMI’s determination was made after consideration of all of the foregoing factors as a whole.

Opinion of LMI’s Financial Advisor

     On January 10, 2005, the board of directors of LMI retained Banc of America Securities LLC to act as its financial advisor in connection with the possible acquisition of the minority interest of UGC. Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and has negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. LMI selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities’ experience and expertise in transactions similar to the mergers, and its reputation in the media industry and investment community and its historical investment banking relationship with LMI and its affiliates.

     On January 17, 2005, Banc of America Securities delivered its oral opinion, subsequently confirmed in writing, to the LMI board of directors that as of the date of the opinion the consideration to be received by the holders of LMI’s common stock, other than any affiliates of LMI, pursuant to the merger agreement is fair from a financial point of view to the holders of LMI’s common stock, other than any affiliates of LMI. The amount of the consideration was determined by negotiations between LMI and the Special Committee and was not based upon recommendations from Banc of America Securities. LMI’s board of directors did not limit the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

     We have attached the full text of Banc of America Securities’ written opinion to the LMI board of directors as Appendix E. You should read this opinion carefully and in its entirety in connection with this joint proxy statement/prospectus. The following summary of Banc of America Securities’ opinion, is qualified in its entirety by reference to the full text of the opinion.

     Banc of America Securities’ opinion is directed to the LMI board of directors. It does not constitute a recommendation to any stockholder of LMI or UGC on how to vote with respect to the mergers. The opinion addresses only the financial fairness of the consideration to be received by the holders of LMI’s common stock, other than any affiliates of LMI, pursuant to the merger agreement. The opinion does not address the relative merits of the mergers or any alternatives to the mergers, the underlying decision of the LMI board of directors to proceed with or effect the mergers or any other aspect of the transactions contemplated by the merger agreement. In furnishing its opinion, Banc of America Securities did not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to that effect are included in the Banc of America Securities’ opinion.

     For purposes of rendering its opinion Banc of America Securities has:

•	reviewed certain publicly available financial statements and other business and financial information of LMI and UGC;

•	reviewed certain internal financial statements and other financial and operating data concerning LMI and UGC;

•	analyzed certain financial forecasts to which Banc of America Securities was directed by the management of LMI;

•	reviewed and discussed with senior executives of LMI information relating to certain benefits anticipated from the mergers;

•	discussed the past and current operations, financial condition and prospects of LMI with senior executives of LMI and discussed the past and current operations, financial condition and prospects of UGC with senior executives of UGC;

•	reviewed the reported prices and trading activity for the LMI common stock and the UGC common stock;

•	compared the financial performance of UGC and the prices and trading activity of the UGC common stock with that of certain other publicly traded companies that Banc of America Securities deemed relevant;

•	compared the financial terms of the mergers to the financial terms, to the extent publicly available, of certain other business combination transactions that Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among representatives of LMI and UGC and their financial and legal advisors;

•	reviewed the January 16, 2005 draft merger agreement and certain related documents; and

•	performed such other analyses and considered other factors as Banc of America Securities deemed appropriate.

     Banc of America Securities reviewed the January 16, 2005 draft merger agreement in its preparation of its opinion. While LMI and UGC had the opportunity to agree to materially add, delete or alter material terms of the merger agreement before its execution, the final merger agreement was substantially similar to the January 16, 2005 draft merger agreement.

     Banc of America Securities did not assume any responsibility to independently verify the information listed above. Instead, with the consent of the LMI board of directors, Banc of America Securities relied on the information as being accurate and complete in all material respects. Banc of America Securities also made the following assumptions with the consent of the LMI board of directors:

•	with respect to financial forecasts for LMI and UGC, Banc of America Securities was directed by the management of LMI to rely on certain publicly available financial forecasts in performing its analyses and has assumed that, in the good faith belief of the management of LMI, such forecasts reflect the best currently available estimates of the future financial performance of LMI and UGC;

•	that the LMI merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder, and that the conversion of the UGC common stock into shares of Liberty Global Series A common stock pursuant to the merger agreement, will qualify as an exchange within the meaning of Section 351(a) of the Code and the regulations promulgated thereunder;

•	that the final executed merger agreement will not differ in any material respect from the January 16, 2005 draft merger agreement reviewed by Banc of America Securities, and that the mergers will be consummated as provided in the January 16, 2005 draft merger agreement, with full satisfaction of all covenants and conditions set forth in it and without any waivers thereof;

•	that all material governmental, regulatory or other consents and approvals necessary for the consummation of the mergers will be obtained without any adverse effect on LMI or UGC or the contemplated benefits of the mergers; and

•	that the terms of the merger agreement and the mergers are the most beneficial terms from LMI’s perspective that could under the circumstances be negotiated among the parties to the merger agreement and the mergers.

     In addition, for purposes of its opinion, Banc of America Securities has:

•	relied on advice of counsel to LMI as to all legal matters with respect to LMI, the mergers and the January 16, 2005 draft merger agreement; and

•	not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of LMI or UGC, nor did Banc of America Securities receive any appraisals with respect thereto.

     Banc of America Securities’ opinion was based upon economic, monetary and market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Banc of America Securities in connection with providing its opinion to the LMI board of directors. Some of the summaries of financial analyses performed by Banc of America Securities include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

   LMI and UGC Valuation Analyses

     Valuation Approach

     Banc of America Securities conducted valuation analyses of both LMI and UGC to evaluate the respective exchange ratios of shares of LMI and UGC, which were designed to yield a range of exchange ratios for evaluating the fairness of the exchange ratio in the mergers. The exchange ratio ranges that resulted from the analyses conducted by Banc of America Securities were presented to the LMI board of directors in two forms, with one range of ratios reflecting the consideration to be received by UGC stockholders in Liberty Global shares and/or cash for each UGC share, and with the other range of ratios reflecting the consideration to be received by LMI stockholders in Liberty Global shares, expressed as the number of Liberty Global shares to be received for each LMI share.

     These two ranges of exchange ratios are different ways of expressing the economic exchange involved in the creation of Liberty Global and the consummation of the mergers. For example, an exchange ratio expressed in terms of the number of shares of Liberty Global stock to be received by a holder of a share of stock of either UGC or LMI, respectively, can be converted into an exchange ratio expressed in terms of the number of shares of Liberty Global stock to be received by a holder of a share of the other by applying an implied exchange ratio and the number of outstanding shares of the companies immediately prior to the exchange. For the purposes of Banc of America Securities’ analysis, the implied exchange ratios used were the exchange ratios derived from closing stock prices on January 14, 2005 and the outstanding shares used were 807.1 million for UGC and 173.7 million for LMI, respectively.

     Valuation Methodologies

     Exchange Ratio Analysis. Banc of America Securities reviewed the historical ratio of the closing price per share of LMI common stock and that of UGC common stock for several time periods since June 2, 2004 (the day on which LMI common stock began trading on a when-issued basis prior to LMI’s spin off from Liberty). During this period, the historical exchange ratio calculated on a daily basis ranged from a low of 0.1853 on July 20, 2004 to a high of 0.2239 on September 30, 2004.

     The weighted average exchange ratios for selected time periods since June 2, 2004 were:

Weighted Average
Period Prior to January 14, 2005	Exchange Ratio
1 Week	0.2168
1 Month	0.2087
2 Months	0.2034
3 Months	0.2060
Since LMI common stock began trading on a when-issued basis prior to LMI’s spin off from Liberty (June 2, 2004).	0.2054

     Premiums Paid Analysis. Banc of America Securities reviewed the consideration paid in 19 merger and acquisition transactions announced after March 31, 1995 and involving U.S. companies in which the aggregate values paid exceeded $500 million and in which the acquirer owned more than 50% of the target prior to the acquisition. Banc of America Securities calculated the premiums paid relative to the stock prices of the acquired companies in all cash or cash and stock deals and premiums paid relative to the exchange ratio for all stock deals one day, one week and one month prior to the announcement of the acquisition offer.

     The Premiums Paid Analysis indicated the following median and mean premiums for these transactions, excluding pending transactions:

	Premium One Day	Premium One Week	Premium One Month
	Before Announcement	Before Announcement	Before Announcement
High (All Deals)	46.4%	42.7%	73.4%

Low (All Deals)	(12.0%)	(21.4%)	(17.9%)

Median (All Deals)	19.8%	19.8%	22.2%

Mean (All Deals)	19.2%	19.5%	26.1%

High (Stock Only)	29.2%	37.0%	73.4%

Low (Stock Only)	(12.0%)	(21.4%)	(17.9%)

Median (Stock Only)	19.2%	13.5%	14.6%

Mean (Stock Only)	15.7%	13.0%	23.1%

     Based upon this analysis, Banc of America Securities established an exchange ratio premium range of 10% – 25% to the one day and one month prior exchange ratios. This exchange ratio premium range was selected because it encompassed substantively all the means and medians yielded by the Premiums Paid Analysis.

     The table below sets forth the exchange ratios derived from applying the premium range to the exchange ratios derived from the closing stock prices of LMI and UGC on January 14, 2005.

	Consideration
	to be Received by	Consideration to be Received by
	UGC Stockholders	LMI Stockholders
10% Premium (1 Day Prior)	0.2427	0.8879

25% Premium (1 Day Prior)	0.2758	0.7813

10% Premium (1 Month Prior)	0.2105	1.0236

25% Premium (1 Month Prior)	0.2392	0.9008

     Banc of America Securities noted that the per-share value of the stock consideration to be received by UGC stockholders pursuant to the merger agreement based upon LMI’s closing stock price on January 14, 2005 implied a discount of 2.3% over UGC’s closing stock price on January 14, 2005. The premium implied over UGC’s closing stock price one week prior to January 14, 2005 was 2.5% and the implied premium over the price one month prior to that date was 8.6%.

     Holding Company Discount Analysis. Banc of America Securities performed a sum-of-the-parts valuation of LMI to determine the net asset value of LMI, in part in order to derive the appropriate range of holding company discounts implicit in LMI’s market price. In order to derive LMI’s sum-of-the-parts value, LMI’s ownership in UGC was taken at market value and the values of the other assets of LMI were calculated using publicly available information and management estimates. Banc of America Securities’ sum-of-the-parts equity value for LMI ranged from approximately $8.8 billion to $9.1 billion, implying a current holding company discount of approximately 13% to 17%. In addition, Banc of America Securities reviewed several Wall Street analysts’ reports, published over a three week period beginning in mid-November 2004, each of which provided (i) an estimated net asset value per share for LMI, and (ii) in all but one case, a target share price for LMI and the discount represented by the target share price relative to such net asset value per share. These reports were used by Banc of America Securities to derive a range of discounts or premiums at which Wall Street analysts estimate LMI’s shares trade relative to its net asset value per share as well as a range of discounts to net asset value per share represented by those analysts’ published target prices. The specific reports were selected because they were deemed to be sufficiently recent to be relevant and because they provided estimates of LMI’s net asset value per share, which could be used to calculate an implied premium or discount to LMI’s stock price (which we refer to as the holding company discount) as of the report date. Other available research was excluded from this analysis because it did not provide an estimated net asset value per share and could not, therefore, be used to quantify a holding company discount. The estimated net asset value per share included in the reports included a high of $56.81 and a low of $41.89, yielding a median estimated net asset value of $49.22.

     The holding company discount analysis yielded the following information regarding LMI’s estimated holding company discount:

Premium (Discount) of Target Price
to Net Asset Value per Share
Median	(9%)

Low	(10%)

High	(2%)

Premium (Discount) of Market Price
to Net Asset Value per Share
Median	(14%)

Low	(24%)

High	4%

     The report that did not assign a target price for LMI stock was not included in the calculation of premium or discount of target price to net asset value above.

     Banc of America Securities used the results of these analyses to determine what discount, if any, should be applied to the net asset valuations calculated in the relative valuation analysis of LMI and UGC (described below). Based upon the results of the holding company discount analysis, Banc of America Securities applied a holding company discount range of 0% to 20% to LMI’s sum-of-the-parts value in the relative valuation analysis.

     Relative Valuation Analysis. Banc of America Securities used a sum-of-the-parts approach to value LMI in relation to UGC. In establishing LMI’s sum-of-the-parts valuation, the value of LMI’s assets not including UGC was calculated using publicly available information and management estimates. In valuing UGC’s contribution to LMI’s sum-of-the-parts value, Banc of America Securities used three different valuation methodologies, each of which is described below.

     For purposes of the analyses outlined below, Banc of America Securities used a holding company discount range between 0% and 20%.

     A. Public Market Valuation. Based upon the closing market price of UGC’s stock on January 14, 2005 and the fully diluted shares outstanding of UGC, Banc of America Securities established a valuation for UGC that was then applied to LMI’s holdings in UGC for the purposes of the sum-of-the-parts valuation.

     The public market valuation of UGC yielded exchange ratios as follows:

	Consideration to be Received by	Consideration to be Received by LMI
	UGC Stockholders	Stockholders
20% Holding Company Discount	0.2357	0.9143

0% Holding Company Discount	0.1886	1.1429

     Banc of America Securities noted that, assuming a public market valuation for UGC, LMI traded at a 15% holding company discount as of January 14, 2005.

     B. Comparable Company Analysis. Based upon publicly available information, Banc of America Securities calculated the implied exchange ratio between LMI’s stock and UGC’s stock assuming respective valuations based upon application of multiples of “aggregate value” to estimated forward cable earnings before interest, taxes, depreciation and amortization (which we refer to as Cable EBITDA) for 2005 for five companies in the U.S. cable industry that Banc of America Securities deemed to be comparable to UGC.

     Banc of America Securities defined “aggregate value” to mean:

•	equity value, defined as the product of the number of shares of common stock outstanding for a company multiplied by its stock price as of January 14, 2005; plus

•	outstanding funded debt; less

•	cash, cash equivalents and non-cable unconsolidated assets.

     The following table sets forth multiples indicated by this analysis for these five companies:

Aggregate Value to:	Range of Multiples	Median
2005E Cable EBITDA	7.9x to 10.0x	8.9x

     The comparable company analysis compared UGC to the five U.S. cable companies which were selected because they were all U.S. publicly traded companies and, given their scale, the scope of services provided by them and the quality of their respective businesses, Banc of America Securities considered them to be most relevant to UGC for purposes of its analysis. Banc of America Securities noted that the two largest publicly traded UK cable companies, NTL and Telewest, trade at a median multiple of 6.1x 2005 estimated Cable EBITDA. Banc of America Securities, however, did not view these two companies as being comparable to UGC for purposes of this analysis. Banc of America Securities did not include every company that could be deemed to be a participant in the same industry.

     Based upon the median of US cable company trading multiples, which Banc of America Securities deemed to be the most relevant for purposes of the analysis, the comparable companies valuation of UGC yielded a range of exchange ratios as follows:

	Consideration	Consideration to be
	to be Received by	Received by LMI
	UGC Stockholders	Stockholders
20% Holding Company Discount	0.2262	0.9529

0% Holding Company Discount	0.1809	1.1911

     Banc of America Securities noted that, assuming a comparable companies valuation for UGC, LMI traded at an 11% holding company discount as of January 14, 2005.

     C. Discounted Cash Flow Analysis. Banc of America Securities used certain publicly available financial cash flow forecasts for UGC for 5 years (2005 through 2009), to which it was directed by the management of UGC, to perform discounted cash flow analysis. In conducting this analysis, Banc of America Securities first calculated the present values of the forecasted cash flows. Second, Banc of America Securities estimated the terminal value of UGC at the end of 2009 by applying multiples to UGC’s estimated 2009 EBITDA, which multiples ranged from 8.0x to 10.0x. Banc of America Securities then discounted the cash flows and terminal values to present values using discount rates ranging from 8% to 12%. Banc of America Securities selected the range of discount rates to reflect a realistic range of the weighted average cost of capital for companies in UGC’s industry and with capitalization profiles not dissimilar from UGC’s.

     This analysis indicated a range of aggregate value for UGC, expressed as multiples of estimated 2005E Cable EBITDA, as follows:

Multiple of Aggregate Value to 2005E Cable EBITDA
	Terminal Multiple of 8.0x	Terminal Multiple of 9.0x	Terminal Multiple of 10.0x
	Projected Calendar Year	Projected Calendar Year	Projected Calendar Year
Discount Rate	2009 EBITDA	2009 EBITDA	2009 EBITDA
8.0%	9.8x	10.8x	11.7x

10.0%	9.1x	9.9x	10.7x

12.0%	8.4x	9.1x	9.9x

     Based upon the mid-point using a terminal multiple of 9.0x and a discount rate of 10% the discounted cash flow valuation of UGC yielded exchange ratios as follows:

	Consideration to be Received by UGC	Consideration to be Received by LMI
	Stockholders	Stockholders
20% Holding Company Discount	0.2447	0.8807

0% Holding Company Discount	0.1957	1.1009

     Banc of America Securities noted that, assuming a discounted cash flow valuation of UGC, LMI traded at a 17% holding company discount as of January 14, 2005.

     As noted above, the discussion above is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the LMI board of directors. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Banc of America Securities’ view of the actual value of LMI.

     In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of LMI and UGC. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the financial fairness of the consideration to be received by the holders of LMI’s common stock, other than any affiliates of LMI, pursuant to the merger agreement and were provided to the LMI board of directors in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future.

     As described above, Banc of America Securities’ opinion and presentation to the LMI board of directors were among the many factors taken into consideration by the LMI board of directors in making its determination to approve, and to recommend that LMI’s stockholders approve, the merger agreement.

     Pursuant to the engagement letter between LMI and Banc of America Securities, LMI has paid Banc of America Securities a fee of $500,000 upon execution of the engagement letter and an additional $500,000 upon rendering of Banc of America Securities’ opinion described above and agreed to an additional fee of $4,000,000, payable upon the consummation of the mergers. LMI has separately engaged Banc of America Securities to act as LMI’s financial advisor in connection with a separate assignment, for which it has agreed to pay Banc of America Securities $ 200,000 per quarter until December 31, 2005, and an additional $500,000 upon delivery of a formal presentation to LMI. The LMI board of directors was aware of these fees and took them into account in considering Banc of America Securities’ fairness opinion and in approving the merger agreement and the LMI merger. Each engagement letter calls for LMI to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, and LMI has agreed to indemnify Banc of America Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against particular liabilities, including liabilities under the federal securities laws.

     In the ordinary course of their business, Banc of America Securities and its affiliates may actively trade the debt and equity securities or loans of LMI, UGC and their affiliates for their own account and for the accounts of customers, and accordingly, Banc of America Securities and its affiliates may at any time hold a long or short position in such securities or loans. Banc of America Securities or its affiliates have also performed, and may in the future perform, various investment banking, lending and other financial services for LMI and UGC and their affiliates for which Banc of America Securities or its affiliates has received, and would expect to receive, customary fees.

Availability of Opinions and Reports

     Morgan Stanley’s opinion and its report to the Special Committee (portions of which report will be omitted pursuant to a confidential treatment request filed with the SEC) will be made available for inspection and copying at the principal executive offices of UGC during its regular business hours by any interested stockholder of UGC or any representative of an interested stockholder of UGC who has been designated as such in writing. Banc of America Securities’ opinion and its report to the LMI board of directors (portions of which report will be omitted pursuant to a confidential treatment request filed with the SEC) will be made available for inspection and copying at the principal executive offices of LMI during its regular business hours by any interested stockholder of LMI or any representative of an interested stockholder of LMI who has been designated as such in writing.

Conduct of the Business of UGC if the Mergers are Not Completed

     If the mergers are not completed, UGC intends to continue to operate its business substantially in the manner it is operated today with its existing capital structure and management team remaining. From time to time, UGC will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.

Amount and Source of Funds and Financing of the Mergers; Expenses

     Prior to the effective time of the mergers, LMI will loan to Liberty Global a sufficient amount of cash for Liberty Global to fund the cash consideration deliverable to the UGC stockholders (other than LMI and its wholly owned subsidiaries) in the UGC merger. LMI will fund this loan with its available cash. The mergers are not conditioned on the receipt of financing by LMI to pay the cash consideration deliverable to UGC stockholders.

     It is expected that LMI and UGC will incur an aggregate of approximately $22 million in expenses in connection with the mergers. These expenses will be comprised of:

•	approximately $10.6 million in financial advisory fees;

•	approximately $5 million of printing and mailing expenses associated with this joint proxy statement/prospectus;

•	approximately $3.2 million in legal and accounting fees;

•	approximately $1.5 million in SEC filing fees; and

•	approximately $1.3 million in solicitation fees and other miscellaneous expenses.

It is expected that LMI’s portion of these expenses will equal approximately $11 million and UGC’s portion of these expenses will equal approximately $11 million.

Interests of Certain Persons in the Mergers

   Interests of Directors and Executive Officers

     In considering the recommendation of UGC’s board of directors to vote to approve the merger proposal, stockholders of UGC should be aware that members of UGC’s board of directors and members of UGC’s executive management have relationships, agreements or arrangements that provide them with interests in the mergers that may be in addition to or different from those of the public stockholders of UGC. Similarly, in considering the recommendation of LMI’s board of directors to vote to approve the merger proposal, stockholders of LMI should be aware that members of LMI’s board of directors and members of LMI’s executive management have relationships, agreements or arrangements that provide them with interests in the mergers that may be in addition to or different from those of the public stockholders of LMI. In addition, the current directors of LMI and UGC will be entitled to the continuation of certain indemnification arrangements following completion of the mergers.

     Following completion of the mergers, John C. Malone, Chairman of the Board, Chief Executive Officer and President of LMI, will become Chairman of the Board of Liberty Global, and Michael T. Fries, Chief Executive Officer and President of UGC, will become President and Chief Executive Officer of Liberty Global. Five of LMI’s current directors, including Mr. Malone, and five of UGC’s current directors, including Mr. Fries and the three members of the Special Committee, have agreed to together comprise the board of Liberty Global. In addition, Liberty Global’s management will be comprised of members of LMI’s and UGC’s management teams. The directors and executive officers of Liberty Global are expected to beneficially own shares of Liberty Global common stock representing in the aggregate approximately [___]% of the aggregate voting power of Liberty Global, based upon their beneficial ownership interests in LMI and UGC, respectively, as of the record dates for the special meetings, and assuming no cash elections are made by the UGC stockholders.

     Both LMI’s board of directors and UGC’s board of directors were aware of these interests and arrangements and considered them when approving the mergers. For more information regarding these interests and arrangements, see “Executive Officers, Directors and Principal Stockholders of LMI,” “Executive Officers, Directors and Principal Stockholders of UGC” and “Management of Liberty Global.”

  Voting Intentions

     The directors and executive officers of UGC, who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote in favor of the approval of the merger proposal at the UGC special meeting. Also, LMI, which beneficially owns shares of UGC common stock representing approximately 91% of UGC’s aggregate voting power, has agreed in the merger agreement to vote, and to cause its subsidiaries to vote, in favor of the approval of the merger proposal at the UGC special meeting. The directors and executive officers of LMI (including Mr. Malone), who together beneficially own shares of UGC common stock representing less than 1% of UGC’s aggregate voting power, have indicated to UGC that they intend to vote in favor of the approval of the merger proposal at the UGC special meeting.

   Transactions in UGC Securities

     Except as described below, none of (1) LMI or its wholly owned subsidiaries, (2) the directors and executive officers of UGC, or (3) the directors and executive officers of LMI:

•	has effected any transactions in shares of UGC common stock during the 60 days preceding the date of this joint proxy statement/prospectus; or

•	intends to effect any such transactions prior to the special meetings.

     On December 16, 2004, a subsidiary of LMI transferred its 100% ownership interest in Princes Holdings Limited, which operates under the name Chorus Communication Limited, to a subsidiary of UGC in exchange for 6,413,991 shares of UGC Class A common stock. The consideration in this transaction was based upon an aggregate purchase price of approximately $55.1 million, and paid in shares of UGC Class A common stock valued based upon the average of the trading prices of shares of UGC Class A common stock for the ten trading days ending on the second trading day prior to the consummation of the transaction.

Accounting Treatment

     The mergers will be accounted for as a “step acquisition” by LMI of the remaining minority interest in UGC. The purchase price in this step acquisition will include the consideration issued to UGC public stockholders to acquire the UGC interest not already owned by LMI and the direct acquisition costs incurred by LMI. As UGC was a consolidated subsidiary of LMI prior to the mergers, the purchase price will first be applied to eliminate the minority interest in UGC from the consolidated balance sheet of LMI, and the remaining purchase price will be allocated on a pro rata basis to the identifiable assets and liabilities of UGC based upon their respective fair values at the effective date of the mergers and the 46.4% interest in UGC to be acquired by Liberty Global pursuant to the mergers. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of UGC will be recorded as goodwill. As the acquiring company for accounting purposes, LMI will be the predecessor to Liberty Global and the historical financial statements of LMI will become the historical financial statements of Liberty Global. See “Liberty Global Unaudited Condensed Pro Forma Combined Financial Statements.”

Regulatory Matters

     At the date of this joint proxy/statement prospectus, LMI has obtained all regulatory approvals required for LMI to complete the mergers.

     At the date of this joint proxy/statement prospectus, UGC has obtained all regulatory approvals required for UGC to complete the mergers.

Appraisal or Dissenters’ Rights

     Under Section 262 of the Delaware General Corporation Law (DGCL), holders of shares of UGC Class A common stock will not be entitled to appraisal rights in connection with the UGC merger, but any holders of shares of UGC Class B common stock (other than LMI and its wholly owned subsidiaries) or UGC Class C common stock (other than LMI and its wholly owned subsidiaries) will be entitled to appraisal rights in connection with the UGC merger. Section 262 of the DGCL is included as Appendix H to this joint proxy statement/prospectus and is incorporated herein in its entirety by this reference.

     Under Section 262 of the DGCL, LMI stockholders are not entitled to appraisal rights in connection with the LMI merger.

Federal Securities Law Consequences

     The issuance of shares of Liberty Global common stock in the mergers will be registered under the Securities Act, and the shares of Liberty Global common stock so issued will be freely transferable under the Securities Act, except for shares of Liberty Global common stock issued to any person who is deemed to be an “affiliate” of either LMI or UGC at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either LMI or UGC and may include directors, executive officers and significant stockholders of each of LMI and UGC. Affiliates may not sell their shares of Liberty Global common stock acquired in connection with the mergers, except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

     Liberty Global’s registration statement on Form S-4, of which this document forms a part, does not cover the resale of shares of Liberty Global common stock to be received by affiliates in the mergers. The merger agreement requires that LMI and UGC each use its commercially reasonable efforts to cause each of their respective affiliates to deliver to Liberty Global a written agreement to the effect that these persons will not sell, transfer or otherwise dispose of any of the shares of Liberty Global common stock issued to them in the mergers in violation of the Securities Act or the related rules and regulations of the Securities and Exchange Commission. See “The Transaction Agreements — Merger Agreement — Covenants.”

Class Action Lawsuits Relating to the UGC Merger

     Since January 18, 2005, twenty-one lawsuits have been filed in the Delaware Court of Chancery purportedly on behalf of the public stockholders of UGC regarding the announcement on January 18, 2005 of the execution by LMI and UGC of the merger agreement. The defendants named in these actions include Gene

Schneider, Michael Fries, David Koff, Robert Bennett, John Malone, John Cole, Bernard G. Dvorak, John W. Dick, Paul A. Gould and Gary S. Howard (directors of UGC), UGC and LMI. The allegations in each of the complaints, which are substantially similar, assert that the defendants have breached their fiduciary duties of loyalty, care, good faith and candor and that various defendants have engaged in self-dealing and unjust enrichment, affirmed an unfair price, and impeded or discouraged other offers for UGC or its assets in bad faith and for improper motives. In addition to seeking to enjoin the UGC merger, the complaints seek remedies including damages for the public holders of UGC stock and an award of attorney’s fees to plaintiffs’ counsel. In connection with these lawsuits, defendants have been served with one request for production of documents. The defendants believe the lawsuits are without merit.

Provisions for Unaffiliated Stockholders of UGC

     Delaware law provides stockholders of a Delaware corporation who have a proper purpose and who meet certain statutory requirements the right to inspect a list of stockholders and other corporate books and records. Other than in accordance with Delaware law or any action by a governmental authority, the unaffiliated stockholders of UGC will not be given any special access to the corporate files of UGC in connection with or in contemplation of the mergers.

     Unless otherwise required by Delaware law or any action by a governmental authority, neither UGC nor LMI intends to obtain counsel or appraisal services for the unaffiliated stockholders of UGC in connection with the mergers.

Plans for UGC After the Mergers; Certain Effects of the Mergers

   UGC Business

     Following the mergers, the business and operations of UGC will be conducted substantially as they are currently being conducted with the exception that, among other things, UGC will become a subsidiary of a new parent company named Liberty Global, Inc. The centralized management, administration, finance, accounting, legal and other “parent company” tasks performed by UGC prior to the mergers will be performed by Liberty Global following the mergers.

   UGC Directors and Officers

     Following the mergers, Liberty Global’s management team will be responsible for the businesses of UGC. Liberty Global’s management team will include certain members of UGC’s current management team, including Michael T. Fries, the President and Chief Executive Officer of UGC, who has agreed to serve as the President and Chief Executive Officer of Liberty Global. Liberty Global will have a staggered board that will include five of UGC’s ten directors, who will be assigned to board classes with different terms than those to which they are currently assigned on UGC’s board. See “Management of Liberty Global.”

   UGC Capital Structure

     UGC will be the surviving corporation in the UGC merger, and its existing capital structure will remain in place immediately following the mergers. Each share of UGC common stock acquired by Liberty Global in the UGC merger will be converted into one share of the corresponding class of common stock of UGC as the surviving corporation and will remain outstanding immediately following the mergers, and each share of UGC common stock held by LMI or any of its wholly owned subsidiaries, at the time of the UGC merger, will be converted into one share of the corresponding class of common stock of UGC as the surviving corporation and will remain outstanding immediately following the mergers. As a result, Liberty Global will own directly 46.4% of the common stock of UGC as the surviving corporation in the UGC merger, and indirectly through Liberty Global’s wholly owned subsidiary LMI 53.6% of the common stock of UGC as the surviving corporation in the UGC merger (based upon outstanding UGC share information as of December 31, 2004).

     Liberty Global will have a different capital structure than UGC has. See “Description of Liberty Global Capital Stock” and “Comparison of Rights of Stockholders of LMI, UGC and Liberty Global.”

   Outstanding Convertible Notes of UGC

     As of December 31, 2004, UGC had outstanding €500,000,000 aggregate principal amount of 1 3/4% convertible senior notes due April 15, 2024 (which we refer to as the UGC convertible notes). The UGC convertible notes were issued under an indenture dated as of April 6, 2004 between UGC and The Bank of New York, as trustee. The indenture provides that after the consummation of the UGC merger, the note holders will be entitled, subject to the restrictions on convertibility set forth in the indenture, to convert their notes into the number of shares of Liberty Global Series A common stock that they would have received in the UGC merger if they had converted their notes into UGC Class A common stock immediately prior to the UGC merger and had made the stock election. In connection with the mergers, UGC, Liberty Global and the trustee will enter into a supplemental indenture to implement this modification in the conversion right of the UGC convertible notes. In addition, under the indenture the UGC convertible notes will become convertible in connection with the UGC merger unless at least 90% of the aggregate value of the merger consideration (excluding cash payments for fractional share interests) into which the UGC Class A common stock is converted consists of Liberty Global Series A common stock. Hence, whether the UGC convertible notes become convertible in connection with the UGC merger will depend on the amount of cash paid to those UGC stockholders (if any) who make the cash election for their shares of UGC Class A common stock. Under the conversion provisions of the indenture, UGC convertible notes are convertible into, at the option of UGC, (1) shares of UGC Class A common stock at the conversion price of 9.7561 euros per share, (2) an amount in cash determined by multiplying the number of shares of UGC Class A common stock into which the surrendered note is convertible by a measure of the average trading price of UGC Class A common stock for the five trading days following the conversion date, or (3) a combination of such stock and cash. UGC will give the requisite notice under the indenture of any conversion rights accruing to holders of the UGC convertible notes in connection with the UGC merger at least 20 days prior to the anticipated effective date of the UGC merger, and the procedures to be followed to effect conversion. The merger will not constitute a “change in control” as defined in the indenture, which would have given the note holders the right to require UGC to repurchase the UGC convertible notes at par, plus accrued and unpaid interest.

   Listing and Registration

     Following the mergers, UGC Class A common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act.

     Following the mergers, LMI Series A common stock and LMI Series B common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act.

     It is anticipated that the shares of Liberty Global common stock issuable in connection with the mergers will be registered under the Exchange Act, and it is a condition to the mergers that such shares be authorized for listing on the Nasdaq National Market, subject only to official notice of issuance. [Liberty Global has applied to list its Series A common stock and Series B common stock on the Nasdaq National Market under the symbols “[___]” and “[___]”, respectively.]

   Reporting Obligations

     Following the mergers, each of UGC and LMI will cease to be a reporting company under the Exchange Act.

     Liberty Global will become a reporting company under the Exchange Act contemporaneously with the consummation of the mergers.

   Effect on Net Book Value and Net Earnings

     As the successor entity to LMI, Liberty Global would have experienced, on a pro forma basis (1) an increase in its net book value at September 30, 2004 of $3,468,637 if the mergers had been consummated at September 30, 2004 and the UGC stockholders elected to receive all stock consideration; and (2) a decrease (increase) to its net loss for the nine months ended September 30, 2004 and the year ended December 31, 2003 of

($148,292,000) and $991,345,000, respectively, if the mergers had been consummated at January 1, 2003. For additional information, see “Liberty Global Unaudited Condensed Pro Forma Combined Financial Statements.”

   Other

     If the mergers are completed, and except as described in this joint proxy statement/prospectus, neither LMI nor Liberty Global has any plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving UGC or any of its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of UGC or any of its subsidiaries;

•	the acquisition or disposition by any person of additional securities of UGC; or

•	any other material change in UGC’s corporate structure and business.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

     The following is a summary of the U.S. federal income tax consequences of the LMI merger and the UGC merger that are expected to be material to U.S. holders and non-U.S. holders (each as defined below) of LMI common stock and UGC common stock, subject to the limitations below. This summary is included for general information purposes only, is limited to the U.S. federal income tax consequences of the mergers and does not purport to be a complete technical analysis or listing of all potential tax consequences that may be relevant to holders of LMI common stock or UGC common stock. It is not intended to be, nor should it be construed as being, legal or tax advice. For this reason, holders of LMI common stock and UGC common stock should consult their own tax advisors concerning the tax consequences of the mergers. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties.

     This summary is based upon the Internal Revenue Code of 1986, as amended (referred to as the Code), the applicable regulations of the U.S. Treasury Department, and publicly available judicial and administrative rulings and decisions, all as in effect on the date of this joint proxy statement/prospectus, any of which may change, possibly retroactively. Any changes could affect the continuing validity of this summary.

     For purposes of this summary, the term U.S. holder means a beneficial owner of shares of LMI common stock or UGC common stock, as applicable, who is:

•	an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

     For purposes of this summary, the term non-U.S. holder means a beneficial owner of shares of LMI common stock or UGC common stock, as applicable, that is not treated as a partnership for U.S. federal income tax purposes, and that is not a U.S. holder. For purposes of this summary, an entity that is classified as a partnership for U.S. federal income tax purposes is neither a U.S. holder nor a non-U.S. holder. The U.S. federal income tax treatment of a partnership and its partners depends upon a variety of factors, including the activities of the partnership and the partners. Holders of LMI common stock or UGC common stock that are partnerships for U.S. federal income tax purposes, and partners in any such partnership, should consult their tax advisors concerning the U.S. federal income tax consequences of the mergers.

     This summary assumes that LMI stockholders and UGC stockholders hold their shares of LMI common stock and UGC common stock, respectively, as capital assets within the meaning of Section 1221 of the Code at the effective time of the mergers. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to LMI stockholders or UGC stockholders in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the U.S. federal income tax laws, including if an LMI stockholder or UGC stockholder is:

•	a financial institution or thrift;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity or an owner thereof;

•	an entity taxable as a partnership for U.S. federal income tax purposes or an owner thereof;

•	an insurance company;

•	a mutual fund;

•	a dealer in stocks and securities or foreign currencies;

•	a trader or an investor in LMI common stock or UGC common stock who elects the mark-to-market method of accounting for such stock;

•	a stockholder who received LMI common stock or UGC common stock from the exercise of employee stock options, from an employee stock purchase plan or otherwise as compensation;

•	a stockholder who received LMI common stock or UGC common stock from a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	an expatriate or former long-term resident of the United States; or

•	a stockholder who holds LMI common stock or UGC common stock as part of a hedge against currency risk, straddle or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction.

     Further, this summary does not address the U.S. federal income tax consequences to any holder that actually or constructively owns both LMI common stock and UGC common stock, or to any holder of options or warrants to purchase LMI, UGC or Liberty Global common stock.

     This summary does not address tax consequences that may vary with, or are contingent upon, individual circumstances, including without limitation alternative minimum tax consequences, and does not address tax consequences to persons who exercise appraisal rights. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Tax matters are very complicated, and the tax consequences of the mergers to LMI stockholders and UGC stockholders will depend upon the facts of the individual stockholder’s particular situation. Accordingly, LMI stockholders and UGC stockholders are strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the mergers.

Tax Opinions

     It is a non-waivable condition of the LMI merger that LMI receive an opinion from Baker Botts L.L.P., counsel to LMI, or another nationally recognized law firm, dated the closing date, to the effect that, for U.S. federal income tax purposes:

•	the LMI merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

•	no gain or loss will be recognized by Liberty Global, LMI, any wholly owned subsidiary of LMI that owns shares of UGC common stock, or UGC as a result of the LMI merger or the UGC merger; and

•	no gain or loss will be recognized by the stockholders of LMI with respect to shares of LMI common stock converted solely into Liberty Global common stock as a result of the LMI merger.

     It is a non-waivable condition of the UGC merger that UGC receive an opinion from a nationally recognized law firm, dated the closing date, to the effect that, for U.S. federal income tax purposes:

•	when viewed as a collective whole with the LMI merger, the conversion of shares of UGC common stock into shares of Liberty Global Series A common stock that is effected pursuant to the UGC merger will qualify as an exchange within the meaning of Section 351 of the Code;

•	no gain or loss will be recognized by Liberty Global or UGC as a result of the UGC merger; and

•	no gain or loss will be recognized by the stockholders of UGC with respect to shares of UGC common stock converted solely into Liberty Global Series A common stock pursuant to the UGC merger.

     These opinions, which will be provided by Baker Botts L.L.P. and Holme Roberts & Owen LLP, respectively, will not address all of the U.S. federal income tax consequences relating to the mergers. Specifically, for example, the opinion concerning the recognition of gain or loss by stockholders of UGC does not address the receipt of cash by UGC stockholders, whether received as a result of a cash election or for fractional shares.

     These opinions will be based upon factual representations and covenants, including those contained in letters provided by Liberty Global, LMI, UGC and/or others, and upon specified assumptions, and will assume that the mergers will be completed according to the terms of the merger agreement and that there will be no material changes in existing facts or in law. Any inaccuracy or change in the representations, covenants or assumptions upon which the opinions are based could alter the conclusions reached in the opinions.

     The opinions to be delivered by Baker Botts L.L.P. and by Holme Roberts & Owen LLP will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from challenging the conclusions set forth therein, nor preclude a court from adopting a contrary position. Neither Liberty Global, LMI nor UGC intends to obtain a ruling from the Internal Revenue Service regarding the tax consequences of the mergers.

U.S. Federal Income Tax Consequences of the LMI Merger

     LMI has received the opinion of Baker Botts L.L.P. that the discussion under this heading, “—U.S. Federal Income Tax Consequences of the LMI Merger,” is accurate in all material respects. This opinion is subject to the qualifications, assumptions and limitations referenced and summarized above under the heading “Material United States Federal Income Tax Consequences of the Mergers” and those summarized below under this heading, and is conditioned upon the accuracy of the representations, covenants and assumptions upon which the opinion is based. The opinion is included as an exhibit to the registration statement on Form S-4 of Liberty Global being filed in connection with the mergers. The following summary of the U.S. federal income tax consequences of the LMI merger assumes that the LMI merger will qualify as a reorganization described in Section 368(a) of the Code, as described above under “—Tax Opinions.”

  U.S. Federal Income Tax Consequences to U.S. Holders and Non-U.S. Holders of LMI Common Stock

     U.S. holders and non-U.S. holders of LMI common stock will not recognize gain or loss as a result of the receipt of Liberty Global common stock in the LMI merger in exchange for their LMI common stock. The aggregate tax basis of the Liberty Global common stock received by an LMI stockholder will be equal to the LMI stockholder’s aggregate tax basis of the LMI common stock surrendered, and the holding period of the Liberty Global common stock received by an LMI stockholder will include the LMI stockholder’s holding period of the LMI common stock surrendered.

     Holders of LMI common stock will be required to file with their U.S. federal income tax return for the taxable year in which the LMI merger occurs a statement setting forth certain facts relating to the LMI merger, including their tax basis in the shares of LMI common stock exchanged in the LMI merger and the number of shares of Liberty Global common stock received in the LMI merger. Holders of LMI common stock must also keep a permanent record of such facts relating to the exchange of their LMI common stock for Liberty Global common stock pursuant to LMI merger.

U.S. Federal Income Tax Consequences of the UGC Merger

     UGC has received the opinion of Holme Roberts & Owen LLP that the discussion under this heading, “—U.S. Federal Income Tax Consequences of the UGC Merger,” accurately summarizes the U.S. federal income tax consequences of the UGC merger that are expected to be material to U.S. holders and non-U.S. holders of UGC common stock. This opinion is subject to the qualifications, assumptions and limitations referenced and summarized above under the heading “Material United States Federal Income Tax Consequences of the Mergers” and those summarized below under this heading, and is conditioned upon the accuracy of the representations, covenants and assumptions upon which such opinion is based. The opinion is included as an exhibit to the registration statement on Form S-4 of Liberty Global being filed in connection with the mergers. The following summary of the U.S. federal income tax consequences of the UGC merger assumes that the conversion of shares of UGC common stock into Liberty Global common stock that is effected pursuant to the UGC merger will qualify as an exchange within the meaning of Section 351 of the Code, as described above under “—Tax Opinions.”

  U.S. Federal Income Tax Consequences to U.S. Holders of UGC Common Stock

     U.S. Holders of UGC Common Stock Who Receive Only Liberty Global Common Stock (and Cash for Fractional Shares) in the UGC Merger. A U.S. holder of UGC common stock who receives solely Liberty Global common stock in exchange for UGC common stock surrendered in the UGC merger (and, as applicable, cash for fractional shares) will not recognize gain or loss as a result of the receipt of Liberty Global common stock, except to the extent that cash is received instead of fractional shares. The aggregate tax basis of the Liberty Global common stock received by a UGC stockholder will be equal to the UGC stockholder’s aggregate tax basis of the UGC common stock surrendered, excluding the tax basis allocated to fractional shares, and the holding period of the Liberty Global common stock received by a UGC stockholder will include the UGC stockholder’s holding period of the UGC common stock surrendered. If a UGC stockholder receives cash instead of fractional shares, the UGC stockholder will be treated as recognizing capital gain or loss equal to the difference between the amount of cash received with respect to the fractional shares and the ratable portion of the UGC stockholder’s tax basis in the UGC common stock which is surrendered in the UGC merger and which is allocated to such fractional shares. Any capital gain or loss will be long-term capital gain or loss if the UGC stockholder’s holding period in such UGC common stock is more than one year as of the closing date of the UGC merger. For non-corporate U.S. holders, long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limits.

     U.S. Holders of UGC Common Stock Who Receive Cash and Liberty Global Common Stock in the UGC Merger. A U.S. holder of UGC common stock who receives a combination of Liberty Global common stock and cash in exchange for UGC common stock surrendered in the UGC merger will recognize capital gain, but not capital loss, realized in the UGC merger (subject to the discussion below under “—Possible Dividend Treatment”). The amount of capital gain recognized by the U.S. holder of UGC common stock generally will be calculated separately for each block of UGC common stock surrendered (i.e., shares of UGC common stock that have the same tax basis and holding period) and will be equal to the lesser of:

•	the amount of gain realized in respect of such block, i.e., the excess (if any) of (x) the sum of the amount of cash and the fair market value of the Liberty Global common stock received that is allocable to such block of UGC common stock surrendered in the UGC merger over (y) the tax basis of such block; and

•	the amount of cash that is allocable to such block.

     For this purpose, the cash and the Liberty Global common stock received by a UGC stockholder generally will be allocated among the blocks of UGC common stock surrendered in the UGC merger proportionately based upon the fair market values of such blocks of UGC common stock. Because no loss will be recognized, a UGC stockholder will not be able to offset gain recognized on one block of UGC common stock by loss attributable to another block. The capital gain, if any, attributable to a block of UGC common stock will be long-term capital gain if the UGC stockholder’s holding period in the block of UGC common stock is more than one year as of the closing date of the UGC merger. For non-corporate U.S. holders, long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%.

     The aggregate tax basis of the Liberty Global common stock received by a U.S. holder of UGC common stock in the UGC merger will be equal to the UGC stockholder’s aggregate tax basis in the UGC common stock surrendered, decreased by the amount of cash received by the UGC stockholder and increased by the amount of gain recognized by the UGC stockholder in connection with the UGC merger. A UGC stockholder’s holding period for the Liberty Global common stock received in exchange for UGC common stock will include the holding period for the UGC common stock surrendered. U.S. holders of multiple blocks of UGC common stock are urged to consult their tax advisors concerning the determination of the tax basis and holding period for the Liberty Global common stock received in the UGC merger.

     U.S. Holders of UGC Common Stock Who Receive Only Cash in the UGC Merger. A U.S. holder of UGC common stock who receives solely cash in exchange for the holder’s UGC common stock surrendered in the UGC merger will recognize capital gain or loss equal to the difference between the amount of cash received by the UGC stockholder and the holder’s tax basis of the UGC common stock surrendered (subject to the discussion below under “—Possible Dividend Treatment”). Gain or loss must be calculated separately for each block of UGC common stock (i.e., shares of UGC common stock that have the same tax basis and holding period). Such gain or loss will be long-term capital gain or loss if the UGC stockholder’s holding period in such UGC common stock is more than one year as of the closing date of the UGC merger. For non-corporate U.S. holders, long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limits.

     Possible Dividend Treatment. It is possible that cash received in the UGC merger as a result of a cash election could be subject to taxation under the rules of Section 304 of the Code. If Section 304 were to apply, holders of UGC common stock would be treated as having exchanged a portion of their UGC common stock for Liberty Global common stock in a tax-free exchange under Section 351(a) of the Code (to the extent that they receive Liberty Global common stock in the UGC merger), and as having exchanged the remaining portion of their shares of UGC common stock for cash. The cash received would be treated as a distribution that, depending upon the circumstances of the holder of the UGC common stock and the earnings and profits of Liberty Global and UGC, would be taxable either as a dividend or as a payment received in exchange for the UGC common stock. There is some uncertainty about whether Section 304 applies in the circumstances of the UGC merger because its application depends upon the interpretation of certain provisions of Section 304 and the facts and circumstances existing at the time of the UGC merger, and we cannot provide any assurance that the rules of Section 304 will not apply to a UGC stockholder who makes a cash election. If Section 304 were to apply, and if the cash were taxable as a dividend (generally taxable at a maximum rate of 15% for U.S. federal income tax purposes), the U.S. holder of the UGC common stock would not be able to reduce the amount taxable by the amount of the U.S. holder’s tax basis allocable to the portion of the shares of UGC common stock exchanged for cash. Dividend treatment would generally not apply to holders of UGC common stock that receive solely cash in exchange for their UGC common stock and that do not actually or constructively own any stock of Liberty Global or UGC (under specified attribution rules) after giving effect to the UGC merger.

     Reporting Requirements. Holders of UGC common stock will be required to file with their U.S. federal income tax return for the taxable year in which the UGC merger occurs a statement setting forth certain facts relating to the UGC merger, including their tax basis in the shares of UGC common stock exchanged in the UGC merger and the number of shares of Liberty Global common stock and the amount of cash received in the UGC merger. Holders of UGC common stock must also keep a permanent record of such facts relating to the exchange of their UGC common stock for Liberty Global common stock and/or cash pursuant to UGC merger.

  U.S. Federal Income Tax Consequences to Non-U.S. Holders of UGC Common Stock

     Scope of Discussion With Respect to Non-U.S. Holders. As previously stated, this summary does not address the U.S. federal income tax consequences to stockholders that are subject to special rules. With respect to a UGC stockholder who is a non-U.S. holder, this summary also does not apply to (1) a UGC stockholder that holds its UGC common stock in connection with a trade or business conducted in the United States or in connection with an office or fixed place of business located in the United States; or (2) a UGC stockholder that is affected by the provisions of an income tax treaty to which the United States is a party. This summary also does not address currency exchange issues. Any non-U.S. holder that may be subject to any of these tax rules is urged to consult his or her own tax advisor to determine the tax consequences to him or her of the UGC merger.

     The tax consequences to non-U.S. holders of UGC common stock could be materially different if UGC or Liberty Global are or have previously been a U.S. real property holding corporation as of the closing date of the UGC merger, and certain exemptions do not apply. We do not believe that UGC or Liberty Global will be or will have previously been a U.S. real property holding corporation as of the closing date of the UGC merger, and therefore, such tax consequences are not discussed below.

     Non-U.S. Holders of UGC Common Stock Who Receive Only Liberty Global Common Stock (and Cash for Fractional Shares) in the UGC Merger. A non-U.S. holder of UGC common stock that receives only Liberty Global common stock (and, as applicable, cash for fractional shares) in exchange for UGC common stock surrendered in the UGC merger will not be subject to U.S. federal income or withholding tax, except with respect to any cash received instead of fractional shares. A non-U.S. holder of UGC common stock generally will not be subject to U.S. federal income or withholding tax with respect to cash received instead of fractional shares unless such UGC stockholder is an individual that is present in the United States for 183 days or more in the taxable year of the UGC merger and certain other conditions are met.

     Non-U.S. Holders of UGC Common Stock Who Elect to Receive Cash. A non-U.S. holder of UGC common stock that receives either a combination of Liberty Global common stock and cash in the UGC merger, or solely cash in the UGC merger will not be subject to U.S. federal income tax with respect to any shares of Liberty Global common stock or cash received in the UGC merger unless either (i) such non-U.S. holder is an individual that is present in the United States for 183 days or more in the taxable year of UGC merger and certain other conditions are met or (ii) the cash received in the UGC merger is taxable as a dividend as described above under “— U.S. Federal Income Tax Consequences to U.S. Holders of UGC Common Stock — Possible Dividend Treatment.”

     If a non-U.S. holder of UGC common stock is an individual that is present in the United States for 183 days or more in the taxable year of UGC merger, and if certain other conditions are met, such non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (unless otherwise reduced by treaty) on all or part of the gain attributable to the UGC common stock. For a non-U.S. holder of UGC common stock who receives both Liberty Global common stock and cash in the UGC merger, the gain subject to tax will be calculated as described under “— U.S. Federal Income Tax Consequences to U.S. Holders of UGC Common Stock – U.S. Holders of UGC Common Stock Who Receive Cash and Liberty Global Common Stock in the UGC Merger.” For a non-U.S. holder of UGC common stock who receives only cash in the UGC merger, the gain subject to tax will be calculated as described under “— U.S. Federal Income Tax Consequences to U.S. Holders of UGC Common Stock – U.S. Holders of UGC Common Stock Who Receive Only Cash in the UGC Merger.”

     If the receipt of cash is taxable as a dividend, a non-U.S. holder of UGC common stock will be subject to U.S. federal income tax at a rate of 30%, unless the tax rate is reduced by treaty. In addition, to ensure payment of the income tax, Liberty Global or any exchange agent is required to withhold tax at a rate of 30% (or a lower rate as may be specified by treaty) on dividend payments to non-U.S. holders. Amounts withheld are creditable against the U.S. federal income taxes owing by non-U.S. holders. Taxes that have been withheld are not refundable by Liberty Global or the exchange agent, although the taxpayer may be able to claim a refund from the Internal Revenue Service if the amounts withheld exceed the tax due. Due to the uncertainties about whether all or any portion of the cash payments will be taxable as a dividend, Liberty Global or the exchange agent expects to withhold tax at the required rate on all payments of cash to non-U.S. holders of UGC common stock (other than payments for fractional shares).

  Backup Withholding and Information Reporting

     In general, information reporting requirements will apply with respect to cash received pursuant to a cash election or in lieu of fractional shares by a U.S. holder in connection with the UGC merger. This information reporting obligation, however, does not apply with respect to certain U.S. holders, including corporations, tax-

exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts. In the event that a U.S. holder subject to the reporting requirements fails to supply its correct taxpayer identification number in the manner required by applicable law or is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends, a backup withholding tax (at a rate that is currently 28%) generally will be imposed on the amount of the cash received pursuant to a cash election or in lieu of fractional shares. A U.S. holder may generally credit any amounts withheld under the backup withholding provisions against its U.S. federal income tax liability, and, as a result, may entitle the U.S. holder to a refund, provided the required information is furnished to the Internal Revenue Service. Such amounts, once withheld, are not refundable by Liberty Global or the exchange agent.

     In general, information and backup withholding will apply with respect to cash received by a non-U.S. holder in connection with the UGC merger unless the non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

THE TRANSACTION AGREEMENTS

Merger Agreement

     The following is a summary of the material terms of the merger agreement. This summary may not contain all of the information that is important to you. It is qualified in its entirety by reference to the merger agreement, a copy of which is included as Appendix B and is incorporated herein by reference. You should read the merger agreement because it, and not this document, is the legal document that governs the terms of the mergers and will give you a more complete understanding of the mergers.

  Structure of the Mergers

     To effect the combination of LMI and UGC, a new company, Liberty Global, Inc. was formed with two wholly owned subsidiaries, Cheetah Acquisition Corp., which we refer to as LMI merger sub, and Tiger Global Acquisition Corp., which we refer to as UGC merger sub. At the effective time of the mergers:

•	LMI merger sub will merge with and into LMI, and LMI will be the surviving corporation in that merger; and

•	UGC merger sub will merge with and into UGC, and UGC will be the surviving corporation in that merger.

     As a result of the mergers described above and the conversion and exchange of securities described below, LMI will become a direct wholly owned subsidiary of Liberty Global and UGC will become an indirect wholly owned subsidiary of Liberty Global. Following the mergers, Liberty Global will own directly 46.4% of the common stock of UGC and indirectly through Liberty Global’s wholly owned subsidiary LMI 53.6% of the common stock of UGC (based upon outstanding UGC share information as of December 31, 2004). See “— Conversion of Outstanding Shares of Common Stock of LMI and UGC” below.

  Effective Time of the Mergers and Timing of Closing

     LMI and UGC will file certificates of merger with the Delaware Secretary of State on the second business day after the day on which the last condition to completing the merger is satisfied or, where permissible, waived or at such other time as LMI and UGC may agree. The LMI merger and the UGC merger will become effective at the time and on the date on which those documents are filed, or later if the parties so agree and specify in those documents, provided that the LMI merger and the UGC merger will become effective at the same time. The time that the LMI merger and the UGC merger become effective is referred to as the effective time of the mergers.

     We cannot assure you when, or if, all the conditions to completion of the mergers will be satisfied or, where permissible, waived. See “— Conditions to Completion of the Mergers.” The parties intend to complete the mergers as promptly as practicable, subject to receipt of the requisite approvals of the LMI stockholders and the UGC stockholders to the merger proposal.

  Conversion of Outstanding Shares of Common Stock of LMI and UGC

     LMI. At the effective time of the LMI merger:

•	each share of LMI Series A common stock issued and outstanding immediately prior to the effective time of the mergers will be converted into the right to receive one share of Liberty Global Series A common stock;

•	each share of LMI Series B common stock issued and outstanding immediately prior to the effective time of the mergers will be converted into the right to receive one share of Liberty Global Series B common stock; and

•	each share of common stock of LMI merger sub issued and outstanding immediately prior to the effective time of the mergers will be converted into one share of common stock of LMI as the surviving corporation in the LMI merger.

     UGC. At the effective time of the UGC merger:

•	each share of UGC common stock (other than shares of UGC common stock held by LMI or any of its wholly owned subsidiaries) will be converted into the right to receive 0.2155 of a share of Liberty Global Series A common stock plus cash in lieu of any fractional shares, unless the holder thereof has validly made and not validly revoked an election to have such share of UGC common stock converted into $9.58 in cash, subject to certain limitations described in “— UGC Stockholders Making Stock and Cash Elections; Proration” below;

•	each share of UGC common stock held by LMI or any of its wholly owned subsidiaries will be converted into the right to receive one share of the same class of common stock of UGC; and

•	the issued and outstanding shares of common stock of UGC merger sub will be converted into a number of shares of each class of common stock of UGC, as the surviving corporation in the UGC merger, that is identical to the number of shares of the same class of UGC common stock that are converted into the right to receive Liberty Global Series A common stock and/or cash in the UGC merger.

For information on how holders of UGC common stock can elect to receive Liberty Global Series A common stock and/or cash in the UGC merger, see “— UGC Stockholders Making Stock and Cash Elections; Proration” below.

     The rights pertaining to Liberty Global common stock will be the same in all material respects as the rights pertaining to LMI common stock, because the restated certificate of incorporation and bylaws of Liberty Global in effect immediately after the completion of the mergers will be substantially similar to the current restated certificate of incorporation and bylaws of LMI. For a description of Liberty Global’s common stock, see “Description of Liberty Global Capital Stock,” and for a description of the comparative rights of holders of LMI common stock, UGC common stock and Liberty Global common stock, see “Comparison of the Rights of Stockholders of LMI, UGC and Liberty Global.”

     If, before the effective time of the mergers, the outstanding shares of LMI common stock and/or UGC common stock are changed into a different number of shares as a result of a stock split, stock dividend or other reclassification or exchange, an appropriate adjustment will be made to the consideration to be received in the mergers to provide the holders of LMI and UGC common stock the same economic effect as contemplated by the merger agreement.

  UGC Stockholders Making Stock and Cash Elections; Proration

     UGC stockholders are receiving a form of election with this joint proxy statement/prospectus for making cash and stock elections. Any UGC stockholder who became a UGC stockholder after the record date for the UGC special meeting, or who did not otherwise receive a form of election, should contact the exchange agent to obtain a form of election. UGC stockholders who vote against the merger proposal are still entitled to make elections with respect to their shares. The form of election allows holders of UGC common stock to make cash or stock elections for some or all of their shares of UGC common stock. If a holder or the holder’s affiliates are the registered holders of shares of UGC common stock represented by more than one certificate or held in more than one account, the holder may also specify on the form of election how to allocate cash consideration, if any, among those shares of UGC common stock. Shares of UGC common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be treated as though the holder made an election to receive the stock consideration for all shares with respect to which no valid election was made prior to the election deadline.

     LMI stockholders do not need to make an election since each outstanding share of LMI common stock will be converted into one share of the corresponding series of Liberty Global common stock, with no cash option available.

     The U.S. federal income tax consequences of the UGC merger to each UGC stockholder will depend upon whether the UGC stockholder receives cash or stock of Liberty Global, or a combination of cash and stock, in exchange for his or her shares of UGC common stock. However, at the time that a UGC stockholder is required to make a cash or stock election, the UGC stockholder will not know if, and to what extent, the proration procedures described below will change the mix of consideration that he or she will receive in the UGC merger. As a result of the proration, among other reasons, at the time that a UGC stockholder is required to make a cash or stock election, the UGC stockholder will not know the tax consequences to him or her with certainty. For more information regarding the tax consequences of the UGC merger to the UGC stockholders, please see “Material United States Federal Income Tax Consequences of the Mergers — U.S. Federal Income Tax Consequences of the UGC Merger.”

     Exchange Agent. EquiServe Trust Company N.A. will serve as the exchange agent for purposes of effecting the election and proration procedures.

     Election Deadline. The election deadline will be 5:00 p.m., New York City time, on [___] 2005. If the completion of the mergers is anticipated to occur more than four business days after [___], 2005, LMI and UGC will publicly announce, by issuing a press release to the Dow Jones News Service by 9:00 a.m. on the business day immediately following the initial election deadline, the anticipated effective date of the mergers, which will not be earlier than the fourth business day after the date of the press release. The new election deadline will be 5:00 p.m., New York City time, on the second business day preceding the anticipated effective date of the mergers.

     Form of Election. The form of election must be properly completed and signed and accompanied by certificates representing all of the shares of UGC common stock covered by the form of election, duly endorsed in blank or otherwise in a form acceptable for transfer on UGC’s books (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in the form of election).

     In order to make a cash or stock election, the properly completed and signed form of election, together with the UGC stock certificates, must be actually received by the exchange agent at or prior to the election deadline in accordance with the instructions in the form of election.

     If shares of UGC common stock are held in street name, to make an election the beneficial owner should contact his or her broker, bank or other nominee and follow their instructions as to how to make their election.

     Inability to Sell Shares as to which an Election is Made. Stockholders who have made elections will be unable to sell their shares of UGC common stock after making the election, unless the election is properly revoked before the election deadline or the merger agreement is terminated.

     Election Revocation and Changes. Generally, an election may be revoked or changed with respect to all or a portion of the shares of UGC common stock covered by the election by the holder who submitted the applicable form of election, but only by written notice received by the exchange agent prior to the election deadline. If an election is validly revoked, or the merger agreement is terminated, the exchange agent will promptly return the related stock certificates (or book-entry shares) to the stockholder who submitted them. UGC stockholders will not be entitled to revoke or change their elections following the election deadline. As a result, UGC stockholders who have made elections will be unable to revoke their elections or sell their shares of UGC common stock during the interval between the election deadline and the date of completion of the mergers.

     Shares of UGC common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

     Non-Electing Holders. UGC stockholders who make no election to receive cash consideration or stock consideration in the UGC merger, whose elections are not received by the exchange agent by the election deadline, or whose forms of election are improperly completed or are not signed or not accompanied by the shares of UGC common stock to which they relate will be deemed not to have made an election. UGC stockholders not making an election in respect of their shares of UGC common stock will be deemed to have made an election to receive only Liberty Global common stock, and not to receive any cash (other than cash in lieu of fractional shares), for the shares of UGC common stock held by such stockholder.

     Proration Procedures. UGC stockholders should be aware that cash elections they make may be subject to the proration procedures provided in the merger agreement. Regardless of the cash or stock elections made by UGC stockholders, these procedures are designed to ensure that the total cash consideration paid (exclusive of cash paid for fractional shares) represents no more than 20% of the aggregate value of the merger consideration payable to UGC stockholders (other than those stockholders who are “Permitted Holders” under UGC’s indenture with respect to the UGC convertible notes). Accordingly, the proration procedures described below will be triggered if the number of shares of UGC common stock as to which a valid cash election is made and not revoked exceeds a number we refer to as the “UGC share threshold number.” Under the merger agreement, the UGC share threshold number is equal to (rounded down to the nearest whole number):

Last sales price of a share of LMI Series A				Outstanding shares of UGC Class A stock (other than
common stock on the trading day immediately	X	0.2155	X	shares held by “Permitted Holders”) immediately prior
prior to the effective time of the mergers				to the effective time of the mergers

38.32	+	(	Last sales price of a share of LMI Series A common stock on the trading day immediately prior to the effective time of the mergers	X	0.2155	)

     If the total number of shares of UGC common stock as to which cash elections are validly made and not validly revoked is greater then the UGC share threshold number, then each UGC stockholder who validly made and did not validly revoke a cash election will be entitled to receive $9.58 in cash per share with respect to that number of shares of UGC common stock equal to (rounded down to the nearest whole number):

Number of shares of UGC common stock held by such stockholder as to which a cash election is validly made and not validly revoked	X	UGC share threshold number Total number of shares of UGC common stock as to which cash elections are validly made and not validly revoked.

The remaining number of such UGC stockholder’s shares as to which such stockholder validly makes and does not validly revoke a cash election will be converted, on a per share basis, into the right to receive 0.2155 of a share of Liberty Global Series A common stock.

     By way of illustration, assume that the last sales price of a share of LMI Series A common stock on the day immediately prior to the closing date is $44.11, the number of outstanding shares of UGC Class A common stock (other than shares held by “Permitted Holders”) is 363,056,129 (based upon currently available share information for UGC) and the number of shares of UGC common stock as to which a valid cash election is made and not revoked is 100,000,000, which exceeds the UGC share threshold number of 72,160,033.

     In this example, if you own 500 shares of UGC common stock and make a valid cash election with respect to all of those shares, then you would receive $3,448.80 in cash for 360 of your shares of UGC common stock and 30 shares of Liberty Global Series A common stock for your remaining shares of UGC common stock (plus cash in lieu of any fractional share interest).

     Each UGC stockholder who properly elected, or was deemed to have elected, to receive the stock consideration will receive 0.2155 of a share of Liberty Global Series A common stock for each share of UGC common stock with respect to which such election was made or deemed to have been made, plus cash in lieu of any fractional share interest.

     None of Liberty Global, LMI or UGC is making any recommendation as to whether UGC stockholders should elect to receive cash consideration or stock consideration in the UGC merger. UGC stockholders must make their own decision with respect to such election.

     No guarantee can be made that a UGC stockholder will receive the amount of cash consideration it elects. As a result of the proration procedures, UGC stockholders may receive cash consideration in amounts that are different from the amounts they elect to receive. Because the value of the stock consideration and cash consideration may differ, UGC stockholders may receive consideration having an aggregate value less than what they elected to receive.

  Conversion of Shares; Exchange of Certificates; Dividends; Withholding

     Conversion and Exchange of Shares. The conversion of LMI shares and shares of UGC common stock into the right to receive the applicable merger consideration will occur automatically at the effective time of the mergers. The exchange agent will, as soon as reasonably practicable after the effective time of the mergers, exchange certificates (or book-entry shares) representing shares of LMI and UGC common stock for the applicable merger consideration to be received in the mergers pursuant to the terms of the merger agreement.

     Letter of Transmittal. Promptly after the completion of the mergers, the exchange agent will send a letter of transmittal to those persons who were record holders of shares of LMI common stock at the effective time of the LMI merger and record holders of shares of UGC common stock at the effective time of the UGC merger who have not previously submitted a form of election (or validly revoked their form of election and did not resubmit a form of election by the election deadline) or have not properly surrendered shares of UGC common stock to the exchange agent. This mailing will contain instructions on how to surrender shares of LMI common stock and shares of UGC common stock in exchange for the applicable merger consideration the holder is entitled to receive under the merger agreement. When you deliver your LMI stock certificates or UGC stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be canceled.

     Except for UGC stockholders who submit their UGC stock certificates with the form of election to the exchange agent, do not submit your LMI or UGC shares for exchange until you receive the transmittal instructions and letter of transmittal from the exchange agent.

     If a certificate for LMI common stock or UGC common stock has been lost, stolen or destroyed, the exchange agent will issue the applicable merger consideration properly payable under the merger agreement upon compliance by the applicable stockholder with the replacement requirements established by the exchange agent.

     Fractional Shares. You will not receive fractional shares of Liberty Global common stock in connection with the UGC merger. Instead, each holder of shares of UGC common stock exchanged in the UGC merger who would otherwise have received a fraction of a share of Liberty Global common stock will receive cash in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the closing price for a share of LMI Series A common stock as reported on the Nasdaq National Market on the last trading day immediately preceding the effective time of the mergers. Because each share of LMI common stock is being exchanged for a share of the corresponding series of Liberty Global common stock on a one-for-one basis, no fractional shares will arise as a result of that exchange.

     Dividends and Distributions. Until LMI shares or UGC shares are surrendered for exchange, any dividends or other distributions declared after the effective time of the mergers with respect to shares of Liberty Global common stock into which shares of LMI common stock or shares of UGC common stock may have been converted will accrue but will not be paid. Liberty Global will pay to former LMI stockholders and UGC stockholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their LMI shares or UGC shares. After the effective time of the mergers, there will be no transfers on the stock transfer books of LMI or UGC of any shares of LMI common stock or shares of UGC common stock, respectively. If LMI shares or UGC shares are presented for transfer after the completion of the mergers, they will be cancelled and exchanged for the applicable merger consideration into which such shares have been converted pursuant to the merger agreement.

     Withholding. Liberty Global and the exchange agent will be entitled to deduct and withhold from the merger consideration payable to any LMI stockholder or UGC stockholder the amounts it is required to deduct and withhold under the Code or any provision of any state, local or foreign tax law. If Liberty Global or the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the stockholders from whom they were withheld. See “Material United States Federal Income Tax Consequences of the Mergers.”

  Treatment of Stock Options and Other Awards

     LMI Stock Options and Other Awards. Each outstanding option to purchase shares of LMI common stock will be converted into an option to purchase the same number of shares of the corresponding series of Liberty Global common stock at an exercise price per share equal to the exercise price per share of the LMI common stock subject to the option immediately prior to the effective time of the mergers and will continue to be governed by its applicable terms. Each outstanding stock appreciation right, if any, with respect to shares of any series of LMI common stock outstanding immediately prior to the effective time of the mergers will be converted into a stock appreciation right with respect to the same number of shares of the corresponding series of Liberty Global common stock as such converted LMI stock appreciation right, at an exercise price or base price per stock appreciation right equal to the exercise or base price of such converted LMI stock appreciation right immediately prior to the effective time of the mergers. In addition, each outstanding restricted share of LMI common stock outstanding immediately prior to the effective time of the mergers will be converted into one restricted share of the corresponding series of Liberty Global common stock, and will remain subject to the same restrictions applicable to such restricted share of LMI common stock as in effect immediately prior to the effective time of the mergers.

     UGC Stock Options and Other Awards. Each outstanding option to purchase shares of UGC common stock will be converted into an option to purchase the number of shares of Liberty Global Series A common stock determined by multiplying the number of UGC common shares subject to the option immediately prior to the effective time of the mergers by 0.2155 and rounding the resulting number down to the nearest whole number. The exercise price per share of UGC common stock for each of the converted UGC options will be the exercise price per share of UGC common stock applicable to that option immediately prior to the effective time of the mergers divided by 0.2155, rounded up to the nearest whole cent. The UGC converted options will generally have the same terms and conditions as were applicable under the UGC option plan pursuant to which such option was granted. Each outstanding stock appreciation right with respect to shares of UGC common stock immediately prior to the effective time of the mergers will be converted into a stock appreciation right with respect to that number of shares of Liberty Global Series A common stock equal to the number of shares of UGC common stock that were subject to such converted UGC stock appreciation right immediately prior to the effective time of the mergers multiplied by 0.2155, rounded down to the nearest whole number. The exercise or base price per stock appreciation right of the related converted UGC stock appreciation right will be equal to:

•	in the case of a UGC stock appreciation right issued in tandem with, and at the same base or exercise price as, a UGC option, the base or exercise price per share of the related converted UGC option; and

•	in the case of a free standing UGC stock appreciation right or a UGC stock appreciation right issued in tandem with, and at a different base or exercise price as, a UGC option, the amount determined by dividing the base or exercise price per share of such UGC stock appreciation right immediately prior to the effective time of the mergers by 0.2155, rounded up to the nearest whole cent.

In addition, each outstanding restricted share of UGC common stock will be converted into 0.2155 of a restricted share of Liberty Global Series A common stock, with the total number of shares for each holder rounded down to the nearest whole number, and will remain subject to the same restrictions applicable to such restricted share of UGC common stock as in effect immediately prior to the effective time of the mergers.

  Conditions to Completion of the Mergers

     Conditions to Each Company’s Obligation to Effect the Mergers. The obligations of LMI and UGC to complete the mergers are subject to the satisfaction or, if applicable, waiver of the following conditions:

•	the approval by LMI stockholders and UGC stockholders, respectively, of the merger agreement and the LMI merger and UGC merger, respectively;

•	the approval of the merger agreement and the UGC merger by the holders of a majority of the aggregate voting power of the outstanding shares of UGC common stock entitled to vote at the UGC special meeting, exclusive of any shares of UGC common stock beneficially owned by LMI, Liberty or any of their respective subsidiaries or any of the executive officers or directors of LMI, Liberty or UGC, which condition we refer to as the “minority approval” and which condition is non-waivable;

•	the declaration of effectiveness of the registration statement of Liberty Global of which this document is a part by the Securities and Exchange Commission and the absence of any stop order or proceedings seeking a stop order or suspension of effectiveness with respect to the registration statement;

•	the absence of any order, injunction, statute, rule or regulation prohibiting the consummation of the mergers or making such consummation illegal, or permitting such consummation subject to any condition that would have a material adverse effect on UGC or LMI or the ability of either UGC or LMI to consummate the mergers;

•	the receipt by LMI and Liberty Global of a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized law firm that, for U.S. federal income tax purposes, provided that the spin off of LMI by Liberty would otherwise have qualified as a tax-free distribution under Section 355 of the Code, the mergers should not cause such spin off to fail to qualify as a tax-free distribution to Liberty under Section 355(e) of the Code, which condition is non-waivable;

•	the approval for listing on the Nasdaq National Market of the shares of Liberty Global common stock to be issued in the mergers, subject only to official notice of issuance; and

•	all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the completion of the mergers having been filed, expired or been obtained, other than those where the failure to so file, expire or obtain would not be reasonably likely to have a material adverse effect on LMI or UGC or the ability of either LMI or UGC to consummate the mergers.

     Additional Conditions to Each Company’s Obligations. The obligations of each of LMI and UGC to complete the mergers are subject to the following additional conditions, unless waived by the other party:

•	the performance by the other party in all material respects of its agreements and covenants contained in the merger agreement required to be performed at or before the effective time of the mergers;

•	as a condition to LMI’s obligations, UGC’s representations and warranties contained in the merger agreement must:

•	if specifically qualified by reference to a material adverse effect on UGC or UGC’s ability to complete the mergers, be true and correct, and

•	if not so qualified, be true and correct except where the failure to be so true and correct would not have a material adverse effect on UGC or UGC’s ability to complete the mergers, except for UGC’s representations and warranties relating to its capitalization, which must be true and correct in all material respects, in each case, on the closing date (except to the extent any such representations or warranties speak only as of a specified earlier date, in which case, as of that earlier date);

•	as a condition to UGC’s obligations, LMI’s representations and warranties contained in the merger agreement must:

•	if specifically qualified by reference to a material adverse effect on LMI or LMI’s ability to complete the mergers, be true and correct, and

•	if not so qualified, be true and correct except where the failure to be so true and correct would not have a material adverse effect on LMI or LMI’s ability to complete the mergers, except for:

•	LMI’s representations and warranties relating to its capitalization, which must be true and correct in all material respects, and

•	LMI’s representation and warranty that, except as disclosed in its Exchange Act filings prior to January 17, 2005, since September 30, 2004 there has not been a material adverse change in the business, properties, operations or financial condition of LMI’s Japanese businesses, taken as a whole, other than any such change arising out of or resulting from (1) general business or economic conditions in Japan or from general changes in or affecting the industries in which LMI’s Japanese businesses operate (except to the extent any such change has a disproportionate impact on LMI’s Japanese businesses), (2) any changes in applicable generally accepted accounting principles that affect generally entities such as the Japanese businesses or (3) the conduct of, or failure to conduct or successfully complete, any public offering of shares by any of the Japanese businesses, which must be true and correct in all respects, in each case, on the closing date (except to the extent any such representations or warranties speak only as of a specified earlier date, in which case, as of that earlier date);

•	as a condition to LMI’s obligations, there being no action taken, statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any governmental entity that imposes or is reasonably likely to result in the imposition of material limitations on the ability of Liberty Global to effectively exercise full rights of ownership of the shares of LMI and UGC after the effective time of the mergers or makes the holding by Liberty Global of such shares illegal; and

•	the receipt of a written opinion of Baker Botts L.L.P. or another nationally recognized law firm, in the case of LMI, to the effect that the LMI merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and of a nationally recognized law firm, in the case of UGC, to the effect that, when integrated with the LMI merger, the conversion of shares of UGC common stock into shares of Liberty Global Series A common stock that is effected pursuant to the UGC merger will qualify as an exchange within the meaning of Section 351 of the Code, which condition is non-waivable by either party. Holme Roberts & Owen LLP is delivering this opinion to UGC.

     In the merger agreement, the phrase “material adverse effect” on LMI or UGC means a material adverse effect on the business, properties, operations or financial condition of such entity and its subsidiaries, taken as a whole, other than any effect arising out of or resulting from:

•	any change in the trading prices of, in the case of LMI, the LMI Series A common stock and, in the case of UGC, UGC Class A common stock;

•	any changes in generally accepted accounting principles that affect entities such as LMI and UGC, as applicable;

•	general business or economic conditions or from general changes in or affecting the industries in areas in which LMI and its subsidiaries or UGC and its subsidiaries, respectively, operate, except to the extent that any such change has a disproportionate impact on LMI or UGC, respectively; or

•	the announcement of the merger agreement or the consummation of the mergers.

     In the case of UGC, no material adverse effect can arise or result from any matter approved after the execution of the merger agreement that is an “approved matter.” When we refer to an “approved matter,” we mean any matter expressly approved by (1) the UGC board, provided that all of the directors of UGC who are also executive officers of LMI did not cast their votes against the approval of such matter, or (2) the executive committee of the UGC board, provided that at least one member of the executive committee of the UGC board is also an executive officer of LMI and all members of the executive committee who are also executive officers of LMI did not vote against such matter.

  Termination

     The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the mergers by:

•	the mutual consent of UGC (with the approval of the Special Committee) and LMI;

•	LMI, if UGC has not filed its Annual Report on Form 10-K with the Securities and Exchange Commission by May 15, 2005 by providing notice to UGC within five business days after UGC fails to file such annual report by May 15, 2005; provided that LMI may extend this date to June 15, 2005 if LMI does not elect to terminate the merger agreement during the five business day period after UGC fails to file such annual report by May 15, 2005;

•	either UGC (with the approval of the Special Committee) or LMI, if the mergers have not been consummated before September 30, 2005, unless the party seeking to terminate the agreement failed to fulfill its obligations in the merger agreement and such failure resulted in the mergers having not occurred by such date;

•	either UGC (with the approval of the Special Committee) or LMI, if the other party has breached any representation, warranty, covenant or agreement contained in the merger agreement, such that the conditions to the non-breaching party’s obligation to consummate the mergers cannot be satisfied;

•	either UGC (with the approval of the Special Committee) or LMI, if any order, decree or ruling that permanently restrains, enjoins or prohibits the mergers has been issued and becomes final and non-appealable;

•	LMI, if the board of directors of UGC (with the approval of the Special Committee) has withdrawn or modified in any manner adverse to LMI its recommendation to the UGC stockholders; or

•	either UGC (with the approval of the Special Committee) or LMI, if any of the stockholder approvals, which consist of the LMI stockholder approval, the UGC statutory approval and the UGC minority approval, has not been obtained at the applicable special meeting.

     Neither LMI nor UGC will be entitled to a termination fee upon any termination of the merger agreement.

  Covenants

     Conduct of UGC Business Pending the Merger. Under the merger agreement, UGC agreed that, prior to the completion of the mergers, UGC would, and would cause its subsidiaries (1) to, conduct its business in the ordinary and usual course of its business and consistent with past practices, (2) to submit to a vote of its board of directors (or executive committee thereof) or other governing body any matter of a nature or in an amount that, consistent with past practices or existing board or other governing body policies, would have been required, or would have been expected, to be submitted to such a vote prior to the date of the merger agreement, and (3) not to take specified actions, except that UGC is permitted to take any action:

•	that is permitted, required or specifically contemplated by the merger agreement;

•	as to “approved matters;”

•	as to matters contemplated in the most recent budget approved by the board of directors of UGC, provided that such budget is itself an “approved matter;” and

•	that is required by applicable law.

     Subject to these exceptions, UGC agreed, and agreed to cause its subsidiaries, not to take the following specified actions:

•	amend its certificate of incorporation or bylaws or other governing instrument or document;

•	authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, subject to certain specified exceptions;

•	split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend, or make any other actual constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any wholly owned subsidiary of UGC to UGC or another wholly owned subsidiary);

•	redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of UGC or any subsidiary of UGC;

•	make any other changes in its capital or ownership structure;

•	sell or grant a lien or restriction with respect to any stock, equity or partnership interest owned by it in any subsidiary of UGC;

•	enter into new employment agreements with, or increase compensation of, (a) any officer or director of UGC or (b) any member of senior executive management of any subsidiary of UGC whose annual income exceeds $100,000 per annum, other than in the case of (b), as required by written agreements in effect on the date of the merger agreement;

•	establish, amend or modify any of its employee benefit plans, except in the ordinary course of business, consistent with past practice and to the extent not material, and except to the extent required by applicable law or the existing terms of the plans or the provisions of the merger agreement;

•	make any capital expenditures that individually or in the aggregate are in excess of the amount provided for capital expenditures in the most recent capital budget for UGC and its subsidiaries approved by the board of directors of UGC, provided that such budget is itself an “approved matter;”

•	incur any material amount of indebtedness or guarantee any material amount of indebtedness other than in the ordinary course of business, provided that UGC may renew, extend or refinance existing indebtedness if there is no increase in interest rate or principal amount of indebtedness pursuant to such renewal, extension or refinancing;

•	acquire or agree to acquire in any manner any business or any corporation or otherwise acquire any assets that are material to UGC other than in the ordinary course of business;

•	make any material change in any accounting, financial reporting or tax practice or policy;

•	take any action that would reasonably be expected to result in any of the conditions to the mergers not to be satisfied; and

•	authorize or enter into any contract, agreement, commitment or arrangement to effect any of the foregoing.

     No Solicitation. In addition, UGC has agreed that it will not, and it will not knowingly permit its officers, directors, representatives and agents to, directly or indirectly, (1) take any action to solicit, initiate or knowingly encourage the submission of any offer or proposal concerning a tender offer, exchange offer, merger, share exchange, recapitalization, consolidation or other similar business combination, or a direct or indirect acquisition in any manner of a significant equity interest in, or a substantial portion of the assets of, UGC (each, an acquisition proposal) or (2) engage in discussions or negotiations with any person to facilitate an acquisition proposal. However, UGC may engage in discussions or negotiations with, and furnish nonpublic information or access to, any person in response to an unsolicited acquisition proposal, if (A) it has complied, prior to such response, with the foregoing non-solicitation covenant and (B) the UGC board determines in good faith after consultation with counsel that it is necessary to do so in order to discharge its fiduciary duties under applicable law. UGC must notify LMI of, and keep it informed of any material developments with respect to, any acquisition proposal.

     Conduct of LMI Pending the Mergers. In the merger agreement, LMI agreed that, during the period before completion of the mergers, it would not declare, make or pay any dividend or distribution in respect of its capital stock (other than in shares of LMI common stock) or take any other action that would reasonably be expected to result in any of the condition to the mergers not being fulfilled.

     Additional Covenants. Each of LMI and UGC agreed to duly call, give notice of, convene and hold, as soon as reasonably practicable after the date of the merger agreement, a meeting of such entity’s stockholders for the purpose of considering and voting upon the merger agreement, and, at such meeting, each of the board of directors of LMI and UGC will, except as required by the fiduciary duties of such board, recommend to its stockholders the approval of the merger agreement and the applicable merger.

     In the merger agreement, LMI and UGC agreed to use their commercially reasonable efforts to take all action and to do all things necessary, proper or advisable under applicable laws to consummate the mergers, including the use of commercially reasonable efforts to, among other things:

•	prepare and file with the Securities and Exchange Commission this joint proxy statement/prospectus, the registration statement of which it is a part and the required Schedule

13E-3 transaction statement and seek to have such filings cleared and/or declared effective, as applicable, by the Securities and Exchange Commission as soon as reasonably practicable after filing;

•	cause the shares of Liberty Global common stock issuable in the mergers (and the shares of Liberty Global common stock reserved for issuance with respect to LMI and UGC options, stock appreciation rights and restricted stock) to be eligible for quotation on the Nasdaq National Market prior to the effective time of the mergers;

•	cause any injunctions or restraining orders to be lifted; and

•	obtain all necessary or appropriate consents, waivers or approvals of third parties or any governmental entity in connection with the mergers.

     UGC and LMI agreed that, after the effective time of the mergers, each of them will indemnify its present and former directors and officers, and any person serving at the request of UGC or LMI, as applicable, as a director or officer of another entity, against all liabilities incurred by any such person in his or her capacity as a director or officer in connection with any action arising out of the fact that such person was a director or officer of UGC or LMI, as applicable, and pertaining to any matter existing at or prior to the effective time of the mergers, to the same extent as such persons are currently indemnified by UGC or LMI, as applicable. In addition, the merger agreement provides that all rights to indemnification or advancement of expenses currently existing in the organizational documents of UGC or LMI in favor of such officers and directors and persons serving at the request of UGC or LMI, as applicable, as a director or officer of another entity, will continue in force for no less than six years following January 17, 2005, the date on which the merger agreement was signed.

     LMI, which currently beneficially owns shares of UGC common stock representing approximately 91% of the aggregate voting power of UGC, agreed to vote, and to cause its subsidiaries to vote, such shares in favor of the approval of the merger agreement and the UGC merger.

  Representations and Warranties

     The merger agreement contains customary and substantially reciprocal representations and warranties by each of LMI and UGC relating to, among other things:

•	corporate organization and qualification;

•	authorization and validity of the merger agreement, absence of conflicts and board approval of the merger agreement;

•	capital structure;

•	documents filed with the Securities and Exchange Commission and financial statements included in those documents;

•	information supplied in connection with this joint proxy statement/prospectus, the registration statement of which it is a part and the Schedule 13E-3 transaction statement;

•	absence of material breaches of organizational documents, laws or agreements as a result of the mergers;

•	absence of certain changes or events since September 30, 2004;

•	legal proceedings;

•	compliance with applicable laws;

•	tax and employee matters;

•	brokers and finders;

•	opinions of financial advisors; and

•	the stockholder vote required.

  Amendment, Extension and Waiver

     LMI and UGC may amend the merger agreement by action taken or authorized by their respective boards of directors (in the case of UGC, with the approval of the Special Committee), at any time before or after the approval of the merger agreement and the applicable merger by the stockholders of LMI or UGC. After the stockholder approvals, no amendment may be made which by law requires further approval by those stockholders, unless LMI and/or UGC obtain that further approval. All amendments to the merger agreement must be in writing signed by all of the parties thereto.

  Fees and Expenses

     Whether or not the mergers are completed, all costs and expenses incurred in connection with the merger agreement and the mergers will be paid by the party incurring the expense, except that all expenses and fees incurred in connection with the printing and mailing of this joint proxy statement/prospectus, the registration statement of which it is a part and the Schedule 13E-3 transaction statement will be shared equally by LMI and UGC.

Voting Agreement

     The following is a summary of the material terms of the voting agreement. This summary may not contain all of the information that is important to you. It is qualified in its entirety by reference to the voting agreement, a copy of which is included as Appendix C and is incorporated herein by reference.

     The Special Committee made it a condition to UGC’s execution of the merger agreement, and the board of directors of LMI requested, that John C. Malone enter into a voting agreement pursuant to which he would agree to vote certain of his shares of LMI common stock in favor of the merger agreement and the LMI merger. Accordingly, concurrently with the execution of the merger agreement, Mr. Malone entered into the voting agreement, dated as of January 17, 2005, with UGC, pursuant to which Mr. Malone agreed to vote the shares of LMI Series A common stock and LMI Series B common stock over which he possesses sole voting power, and, subject to his fiduciary duties as trustee, the shares of LMI Series A common stock and LMI Series B common stock held in two separate trusts of which Mr. Malone serves as the sole trustee, in favor of the adoption by LMI of the merger agreement and the approval of the LMI merger at any meeting of LMI stockholders at which the merger agreement and the LMI merger are submitted for a vote of LMI stockholders (or pursuant to written consent). The voting agreement also covers shares of LMI common stock acquired by Mr. Malone (including upon exercise of stock options) after January 17, 2005.

     The voting agreement restricts Mr. Malone’s ability to transfer any of the shares owned by him or any options to purchase shares, unless, among other things, he retains the right to vote such shares or the applicable transferee enters into an agreement with UGC having the same obligations and restrictions as the voting agreement. The voting agreement also provides that Mr. Malone will not grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by the voting agreement with respect to any of these shares or options to acquire such shares or deposit any of these shares or options to acquire such shares into a voting trust.

     The Voting Agreement will terminate upon the first to occur of the closing of the transactions contemplated by the merger agreement and the termination of the merger agreement in accordance with its terms.

MANAGEMENT OF LIBERTY GLOBAL

Executive Officers and Directors

     The following table sets forth certain information concerning the persons who have agreed to serve as Liberty Global’s executive officers and directors immediately following the mergers, including a five year employment history and any directorships held in public companies:

Name	Positions
John C. Malone Born March 7, 1941	Chairman of the Board and a director of Liberty Global. Mr. Malone has served as President, Chief Executive Officer, Chairman of the Board and a director of LMI since March 2004. Mr. Malone has served as a director of UGC and its predecessors since November 1999. Mr. Malone has served as Chairman of the Board of Liberty since 1990. Mr. Malone served as Chairman of the Board and a director of Liberty Satellite & Technology, Inc. from December 1996 to August 2000. Mr. Malone also served as Chairman of the Board of Tele-Communications, Inc., the former parent company of Liberty (TCI), from November 1996 to March 1999 and as Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is also a director of Liberty and The Bank of New York.

Michael T. Fries Born February 6, 1963	Chief Executive Officer, President and a director of Liberty Global. Mr. Fries has served as Chief Executive Officer of UGC since January 2004. Mr. Fries has served as a director of UGC and its predecessors since November 1999 and as President of UGC and its predecessors since September 1998. He also served as Chief Operating Officer of UGC and its predecessors from September 1998 to January 2004. In addition, he serves or has served as an officer and/or director of various direct and indirect subsidiaries and affiliates of UGC, including as a member of the UPC Supervisory Board from September 1998 until September 2003 and as Chairman thereof from February 1999 until September 2003, a member of the Priority Telecom Supervisory Board since November 2000 and as Chairman thereof since March 2003 and as a director of Austar United Communications Limited since June 1999. He served as Chairman of Austar United from June 1999 to April 2003. Mr. Fries has been with UGC and its predecessors since 1990.

John P. Cole, Jr. Born January 12, 1930	A director of Liberty Global. Mr. Cole has served as a director of UGC and its predecessors since March 1998. Mr. Cole served as a member of the UPC Supervisory Board from February 1999 to September 2003. Mr. Cole is a founder of the Washington, D.C. law firm of Cole, Raywid and Braverman, which specializes in all aspects of telecommunications and media law.

John W. Dick Born January 9, 1938	A director of Liberty Global. Mr. Dick has served as a director of UGC since March 2003. Mr. Dick served as a member of the UPC Supervisory Board from May 2001 to September 2003 and as a director of UGC Europe from September 2003 to January 2004. He is the non-executive Chairman and a director of Hooper Industries Group, a privately held U.K. group consisting of: Hooper and Co (Coachbuilders) Ltd. (building special/bodied Rolls Royce and Bentley motorcars) and Hooper Industries (China) (providing industrial products and components to Europe and the U.S.). Until 2002, Hooper Industries Group also held Metrocab UK (manufacturing London taxicabs) and Moscab (a joint venture with the Moscow city government, producing left-hand drive Metrocabs for Russia). Mr. Dick has held his positions with Hooper Industries Group since 1984. Mr. Dick is also a director of Austar United.

Name	Positions
Paul A. Gould Born September 27, 1945	A director of Liberty Global. Mr. Gould has served as a director of UGC since January 2004. Mr. Gould has served as Managing Director and Executive Vice President of Allen & Company L.L.C., an investment banking services company, for more than the last five years. Mr. Gould is also a director of Liberty and Ampco-Pittsburgh Corporation.

David E. Rapley Born June 22, 1941	A director of Liberty Global. Mr. Rapley has served as a director of LMI since May 2004. Mr. Rapley served as Executive Vice President Engineering of VECO Corp.—Alaska from January 1998 to December 2001. Mr. Rapley is also a director of Liberty.

Larry E. Romrell Born December 30, 1939	A director of Liberty Global. Mr. Romrell has served as a director of LMI since May 2004. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell also served, from December 1997 to March 1999, as Executive Vice President and Chief Executive Officer of TCI Business Alliance and Technology Co.; and from December 1997 to March 1999, as Senior Vice President of TCI Ventures Group. Mr. Romrell is also a director of Liberty.

Gene W. Schneider Born September 8, 1926	A director of Liberty Global. Mr. Schneider has served as Chairman of the Board of UGC and its predecessors since 1989. Mr. Schneider also served as Chief Executive Officer of UGC and its predecessors from 1995 to January 2004. Mr. Schneider has served as an officer and/or director of various direct and indirect subsidiaries of UGC. In addition, from 1995 until 1999, Mr. Schneider served as a member of the UPC Supervisory Board, and an advisor to the Supervisory Board of UPC from 1999 until September 2003. Mr. Schneider has been with UGC and its predecessors since 1989. Mr. Schneider is also a director of Austar United.

J.C. Sparkman Born September 12, 1932	A director of Liberty Global. Mr. Sparkman has served as a director of LMI since November 2004. Mr. Sparkman served as the Chairman of the Board of Broadband Services, Inc. from September 1999 through December 2003. Mr. Sparkman is also a director of Universal Electronics, Inc. and Shaw Communications Inc.

J. David Wargo Born October 1, 1953	A director of Liberty Global. Mr. Wargo has served as a director of LMI since May 2004. Mr. Wargo has served as the President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is also a director of OpenTV Corp. and Strayer Education, Inc.

     The executive officers named above will serve in such capacities until the first annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of the directors, by blood, marriage or adoption.

     During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

Board Composition

     The board of directors of Liberty Global will initially consists of ten directors, divided among three classes. Liberty Global’s Class I directors, whose term will expire at the annual meeting of its stockholders in 2006, are Gene W. Schneider, John P. Cole, Jr. and David E. Rapley. Liberty Global’s Class II directors, whose term will expire at the annual meeting of its stockholders in 2007, are J. David Wargo, J.C. Sparkman and John W. Dick. Liberty Global’s Class III directors, whose term will expire at the annual meeting of its stockholders in 2008, are John C. Malone, Paul A. Gould, Michael T. Fries and Larry Romrell. At each annual meeting of Liberty Global stockholders, the successors of that class of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Liberty Global stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Executive Compensation

     Liberty Global has not yet paid any compensation to any of its executive officers or any person expected to become an executive officer of Liberty Global. The form and amount of the compensation to be paid to each of Liberty Global’s executive officers in any future period will be determined by the compensation committee of Liberty Global’s board of directors.

     For information concerning the compensation paid to the Chief Executive Officer of LMI and the four most highly compensated executive officers of LMI during the year ended December 31, 2004, see “Executive Officers, Directors and Principal Stockholders of LMI —Executive Compensation.”

     For information concerning the compensation paid to, and any employment agreements with, the Chief Executive Officer of UGC and the four most highly compensated executive officers of UGC for the year ended December 31, 2003, see UGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been incorporated by reference in this joint proxy statement/prospectus.

Compensation of Directors

     In accordance with existing practice of LMI and UGC, it is expected that directors of Liberty Global who are also employees of Liberty Global will receive no additional compensation for their services as directors. Each non-employee director of Liberty Global will receive compensation for services as a director of Liberty Global and, if applicable, for services as a member of any board committee, as will be determined by Liberty Global’s board of directors.

     For information concerning the compensation policy for directors of LMI, see “Executive Officers, Directors and Principal Stockholders of LMI —Director Compensation.”

     For information concerning the compensation policy for directors of UGC, see UGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been incorporated by reference in this joint proxy statement/prospectus.

EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS OF LMI

Executive Officers and Directors

     The name and present principal occupation of each executive officer and director of LMI is set forth below. Unless otherwise noted, the business address for each person listed below is c/o Liberty Media International, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. To the knowledge of LMI, all executive officers and directors listed below are United States citizens, except for Miranda Curtis, who is a citizen of the United Kingdom.

Name	Positions
John C. Malone	President, Chief Executive Officer, Chairman of the Board and a director of LMI since March 2004. Mr. Malone has served as Chairman of the Board of Liberty since 1990. Mr. Malone served as Chairman of the Board and a director of Liberty Satellite & Technology, Inc. from December 1996 to August 2000. Mr. Malone also served as Chairman of the Board of TCI from November 1996 to March 1999 and as Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is also a director of Liberty, The Bank of New York and UGC.

Miranda Curtis	Senior Vice President of LMI and President of its Asia division since March 2004. Ms. Curtis has served as a Senior Vice President of LMI’s subsidiary, Liberty Media International Holdings, LLC (Old LMINT), since June 2004, and she served as President of Old LMINT and its predecessors from February 1999 to June 2004.

Bernard G. Dvorak	Senior Vice President and Controller of LMI since March 2004. Mr. Dvorak served as Senior Vice President, Chief Financial Officer and Treasurer of On Command Corporation, a subsidiary of Liberty, from July 2002 until May 17, 2004. Mr. Dvorak was the Chief Executive Officer and a member of the board of directors of Formus Communications, Inc., a provider of fixed wireless services in Europe, from September 2000 until June 2002, and, from April 1999 until September 2000, he served as Chief Financial Officer of Formus. On March 28, 2001, an involuntary petition under Chapter 7 of the United States Bankruptcy Code was filed against Formus in the United States Bankruptcy Court for the District of Colorado. Mr. Dvorak is also a director of UGC.

Graham Hollis	Senior Vice President and Treasurer of LMI and Executive Vice President of its Asia division since March 2004. Mr. Hollis has served as a Senior Vice President of Old LMINT since June 2004, and he served as Executive Vice President and Chief Financial Officer of Old LMINT and its predecessors from May 1995 to June 2004.

David B. Koff	Senior Vice President of LMI and President of its Europe division since March 2004. Mr. Koff served as a Senior Vice President of Liberty from February 1998 through May 2004. Mr. Koff is a director of UGC.

David J. Leonard	Senior Vice President of LMI and President of its Latin America division since March 2004. Mr. Leonard served as the President of Liberty’s Latin America Group, a subgroup of Liberty’s International Group, from January 2004 through June 2004. From May 2002 through December 2003, Mr. Leonard was the founder and managing director of VLG Acquisition Corp., which owned interests in selected telecommunications companies in Latin America. From 1998 to 2002, Mr. Leonard was the founder, president and Chief Executive Officer of VeloCom Inc., a competitive local exchange carrier which provided wireless communications services throughout Brazil and Argentina.

Name	Positions
Elizabeth M. Markowski	Senior Vice President, General Counsel and Secretary of LMI since March 2004. Ms. Markowski served as a Senior Vice President of Liberty from November 2000 through December 2004. Prior to joining Liberty, Ms. Markowski was a partner in the law firm of Baker Botts L.L.P. for more than five years.

Robert R. Bennett c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112	A director of LMI and Vice-Chairman of the Board since March 2004. Mr. Bennett has served as President and Chief Executive Officer of Liberty since April 1997, and he held various other executive positions with Liberty since its inception in 1990. Mr. Bennett served as Executive Vice President of TCI from April 1997 to March 1999. Mr. Bennett is also a director of Liberty, OpenTV Corp. and UGC.

Donne F. Fisher Fisher Capital Partners, Ltd. 5619 DTC Parkway Suite 1150 Greenwood Village, Colorado 80111	A director of LMI since May 2004. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher has served as a consultant to the subsidiary of Comcast Corporation that is the successor entity to TCI since 1996. Mr. Fisher is also a director of Liberty, General Communication, Inc. and Sorrento Networks Corporation.

David E. Rapley	A director of LMI since May 2004. Mr. Rapley served as Executive Vice President Engineering of VECO Corp.— Alaska from January 1998 to December 2001. Mr. Rapley is also a director of Liberty.

M. LaVoy Robison The Anschutz Foundation 1727 Tremont Place Denver, Colorado 80202	A director of LMI since June 2004. Mr. Robison has served as an executive director and board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is also a director of Liberty.

Larry E. Romrell	A director of LMI since May 2004. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell also served, from December 1997 to March 1999, as Executive Vice President and Chief Executive Officer of TCI Business Alliance and Technology Co.; and from December 1997 to March 1999, as Senior Vice President of TCI Ventures Group. Mr. Romrell is also a director of Liberty.

J.C. Sparkman	A director of LMI since November 2004. Mr. Sparkman served as the Chairman of the Board of Broadband Services, Inc. from September 1999 through December 2003. Mr. Sparkman is also a director of Universal Electronics, Inc. and Shaw Communications Inc.

J. David Wargo Wargo & Company, Inc. 712 Fifth Avenue New York, New York 10019	A director of LMI since May 2004. Mr. Wargo has served as the President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is also a director of OpenTV Corp. and Strayer Education, Inc.

     During the past five years, none of the above persons was convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Executive Compensation

Summary Compensation

     The table below sets forth information for the year ended December 31, 2004 relating to compensation paid to LMI’s Chief Executive Officer and LMI’s four other most highly compensated executive officers, who we refer to as the “LMI named executive officers,” for services rendered to LMI and its subsidiaries. Prior to June 7, 2004, LMI was a subsidiary of Liberty. Accordingly, all compensation earned by the LMI named executive officers from January 1, 2004 through the date of the spin off was paid by Liberty. All compensation earned by the LMI named executive officers (other than by Elizabeth M. Markowski, see note (2) below) after the date of the spin off was paid by LMI.

     Although certain of the individuals who are LMI named executive officers were performing services in connection with LMI’s businesses prior to January 1, 2004, those individuals were employed by Liberty during that period, were not dedicated exclusively to LMI’s businesses (with the exception of Miranda Curtis), and devoted substantial time and effort to other Liberty businesses or to the Liberty organization in general. Accordingly, no information on the compensation of the LMI named executive officers for periods prior to January 1, 2004 is reported.

Summary Compensation Table

Annual Compensation

						Long-Term Compensation
Name and Principal						Restricted	Securities
Position with Our				Other Annual		Stock	Underlying		All Other
Company	Year	Salary ($)		Compensation		Awards	Options/SARs		Compensation ($)

John C. Malone	2004	$—		$—		$—	1,568,562	(4)	$—
President and Chief
Executive Officer

Miranda Curtis	2004	$716,330	(1)	$—		$—	63,830	(4)	$22,019	(5)
Senior Vice President

David B. Koff	2004	$595,808		$742,003	(3)	$—	53,192	(4)	$20,500	(6)
Senior Vice President

David J. Leonard	2004	$403,077		$—		$—	42,554	(4)	$16,000	(6)
Senior Vice President

Elizabeth M. Markowski	2004	$676,866	(2)	$—		$—	63,830	(4)	$20,500	(6)
Senior Vice
President, General
Counsel and Secretary

(1)	Ms. Curtis’ compensation is paid in U.K. pounds, which, for purposes of the foregoing presentation, has been converted to U.S. Dollars based upon the average exchange rate in effect during 2004.

(2)	Ms. Markowski continued to be an officer and employee of Liberty through December 31, 2004, and during the period from the date of the spin off through December 31, 2004, LMI reimbursed Liberty for 75% of Ms. Markowski’s compensation expenses. This allocation was based upon the amount of time she spent on the respective businesses of LMI and Liberty. The numbers in the table represent 100% of Ms. Markowski’s compensation for 2004, rather than LMI’s allocable share.

(3)	Represents reimbursement for housing and other costs incurred by Mr. Koff as an expatriate working in London, England.

(4)	The numbers of shares reflect adjustments for LMI’s July 2004 rights offering which concluded in August 2004.

(5)	Amounts represent contributions made during 2004 to a pension fund maintained for the benefit of Ms. Curtis under applicable United Kingdom law. With respect to these contributions, Ms. Curtis is fully vested.

(6)	Amounts represent contributions to the Liberty 401(k) Savings Plan during 2004 prior to the date of the spin off. The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation, and Liberty makes a matching contribution of 100% of the participants’ contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in Liberty contributions as follows:

Years of service	Vesting Percentage
Less than 1	0%
1-2	33%
2-3	66%
3 or more	100%

With respect to Liberty contributions made to the Liberty 401(k) Savings Plan in 2004, Mr. Koff and Ms. Markowski were fully vested and Mr. Leonard was not vested as of December 31, 2004.

Option and SAR Grants in Last Fiscal Year

     The table below sets forth certain information concerning stock options granted to the LMI named executive officers during the year ended December 31, 2004.

			Percent of
	Number of		total options	Exercise
	securities		granted to	or base		Grant date
	underlying options		employees in	price	Expiration	present value
Name	granted (1)		fiscal year	($/sh) (2)	Date	(3)

John C. Malone
Series A	—		—	—
Series B	1,568,562	(4)	100%	$36.75	June 7, 2014	$27,557,433

Miranda Curtis
Series A	63,830		14.6%	$33.41	June 22, 2014	$1,019,580
Series B	—		—	—	—

David B. Koff
Series A	53,192		12.1%	$33.41	June 22, 2014	$849,650
Series B	—		—	—	—

David J. Leonard
Series A	42,554		9.7%	$33.41	June 22, 2014	$679,720
Series B	—		—	—	—

Elizabeth M. Markowski
Series A	63,830		14.6%	$33.41	June 22, 2014	$1,019,580
Series B	—		—	—	—

(1)	The numbers of shares reflect adjustments for LMI’s July 2004 rights offering which concluded in August 2004.

(2)	The exercise prices reflect adjustments for LMI’s July 2004 rights offering which concluded in August 2004.

(3)	The value shown is based upon the Black-Scholes model and is stated on a present value basis. The key assumptions used in the model for purposes of this calculation include the following: (a) a 4.7% discount rate; (b) a 25.25% volatility factor; (c) the 10-year option term; (d) the fair value of the LMI Series A or Series B common stock on the grant date, as applicable; and (e) a per share exercise price of $33.41, in the case of LMI Series A options, and a per share exercise price of $36.75, in the case of LMI Series B options. The actual value realized will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the realized value, if any, will not necessarily be the value determined by the model.

(4)	The options granted to Mr. Malone were awarded as the primary form of compensation to be paid to Mr. Malone by LMI. See “—Employment Contracts and Termination of Employment and Change in Control Arrangements.”

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information concerning exercises of LMI options by the named executive officers during the year ended December 31, 2004:

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at	Options/SARs at
	Acquired	Value	December 31, 2004 (#)	December 31, 2004
	on Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable (1)	Unexercisable ($)

John C. Malone
Series A
Exercisable	—	$—	221	$2,721
Unexercisable	—	$—	—	—
Series B
Exercisable	—	$—	1,965,665	$23,630,664
Unexercisable	—	$—	213,824	$2,377,728

Miranda Curtis
Series A
Exercisable	—	$—	81,361	$1,001,558
Unexercisable	—	$—	76,713	$976,949
Series B
Exercisable	—	$—	—	—
Unexercisable	—	$—	—	—

David B. Koff
Series A
Exercisable	100,551	$657,101	21,594	$265,822
Unexercisable	—	$—	127,872	$1,601,232
Series B
Exercisable	—	$—	—	—
Unexercisable	—	$—	—	—

David J. Leonard
Series A
Exercisable	—	$—	1,596	$19,644
Unexercisable	—	$—	48,937	$624,119
Series B
Exercisable	—	$—	—	—
Unexercisable	—	$—	—	—

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at	Options/SARs at
	Acquired	Value	December 31, 2004 (#)	December 31, 2004
	on Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable (1)	Unexercisable ($)

Elizabeth M. Markowski
Series A
Exercisable	—	$—	53,804	$662,331
Unexercisable	—	$—	92,199	$1,167,520
Series B
Exercisable	—	$—	—	—
Unexercisable	—	$—	—	—

(1)	Includes options to acquire LMI common stock that were issued to the LMI named executive officers as a result of adjustments made, in connection with the spin off, to their outstanding Liberty stock incentive awards, all of which were granted to them by Liberty prior to January 1, 2004. Each option and stock appreciation right with respect to Liberty common stock outstanding as of the record date for the spin off was adjusted by the incentive plan committee of Liberty’s board of directors in connection with the spin off. Liberty options held, as of the spin off record date, by the LMI named executive officers, among others, were divided into two options: (1) an option to purchase the number and series of shares of LMI common stock that would have been issued in the spin off in respect of the shares of Liberty common stock subject to the applicable Liberty option, as if such Liberty option had been exercised in full immediately prior to the record date for the spin off, and (2) an adjusted Liberty option. The aggregate exercise price of each such outstanding Liberty option was allocated between the LMI option and the adjusted Liberty option. Stock appreciation rights related to Liberty Series A common stock held, as of the spin off record date, by the LMI named executive officers, among others, were divided into two awards (in a manner similar to the adjustment made to outstanding Liberty options): (1) an LMI option and (2) an adjusted Liberty stock appreciation right. The aggregate base price of each outstanding Liberty stock appreciation right was allocated between the LMI option and the adjusted Liberty stock appreciation right. Each LMI option issued as a result of these adjustments had an exercise price per share equal to the fair market value per share of the applicable series of LMI common stock, which, in the case of Series A options, was $33.92 (as adjusted for LMI’s July 2004 rights offering) and, in the case of Series B options, was $37.88 (as adjusted for LMI’s July 2004 rights offering).

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Except as described below, LMI has no employment contracts, termination of employment agreements or change of control agreements with any of its named executive officers.

     LMI entered into an option agreement with John C. Malone, LMI’s Chairman of the Board, Chief Executive Officer and President, pursuant to which LMI granted to Mr. Malone, under the Liberty Media International, Inc. 2004 Incentive Plan, options to acquire 1,568,562 shares of LMI Series B common stock (as adjusted for LMI’s July 2004 rights offering) at an exercise price per share of $36.75 (as adjusted for LMI’s July 2004 rights offering). The options represent the primary form of compensation to be paid to Mr. Malone by LMI. The options are fully exercisable; however, Mr. Malone’s rights with respect to the options and any shares issued upon exercise will vest at the rate of 20% per year on each anniversary of the date on which the spin off was completed (which was June 7, 2004), provided that Mr. Malone continues to have a qualifying relationship (whether as a director, officer, employee or consultant) with LMI or any successor to LMI. (Liberty Global will be the successor to LMI under the option agreement.) If Mr. Malone ceases to have such a qualifying relationship (subject to certain exceptions for his death or disability or termination without cause), his unvested options will be terminated and/or LMI will have the right to require Mr. Malone to sell to LMI, at the exercise price of the options, any shares of LMI Series B common stock previously acquired by Mr. Malone upon exercise of options which have not vested as of the date on which Mr. Malone ceases to have a qualifying relationship with LMI.

Director Compensation

     Each LMI director who is not an employee of LMI is entitled to a fee of $1,000 for each board meeting he attends. In addition, the chairman and each other member of the audit committee of LMI’s board of directors is entitled to a fee of $5,000 and $2,000, respectively, for each audit committee meeting he attends. Each member of the compensation committee is entitled to a fee of $1,000 for each committee meeting he attends. Fees to LMI directors are payable in cash. LMI also reimburses members of its board for travel expenses incurred to attend any meetings of its board or any committee thereof.

     Each LMI director who is not an employee of LMI (other than J.C. Sparkman) was granted options to acquire 3,000 shares of LMI Series A common stock on June 22, 2004. All of these options were granted pursuant to the Liberty Media International, Inc. 2004 Nonemployee Director Incentive Plan, vest on the first anniversary of the grant date and were granted at a per share exercise price of $35.55, which was the closing price of LMI Series A common stock on the grant date. These options, together with all of LMI’s then-outstanding stock incentive awards, were adjusted in connection with LMI’s July 2004 rights offering. As a result, these options now represent the right to acquire 3,192 shares of LMI Series A common stock at a per share exercise price of $33.41. All other terms of these options remained the same. Mr. Sparkman, who is also not an employee of LMI, joined the board of directors of LMI on November 9, 2004 and, consistent with LMI’s director compensation policy, Mr. Sparkman was granted options to acquire 3,000 shares of LMI Series A common stock on that date. The options were granted pursuant to the Liberty Media International, Inc. 2004 Nonemployee Director Incentive Plan, vest on the first anniversary of the grant date and were granted at a per share exercise price of $37.42, which was the closing price of LMI Series A common stock on the grant date.

     Following each annual meeting of LMI stockholders, each LMI director who is not an employee of LMI will be granted options to acquire an additional 3,000 shares of LMI Series A common stock. All of these options will be granted pursuant to the Liberty Media International, Inc. 2004 Nonemployee Director Incentive Plan, will vest on the first anniversary of the applicable grant date and will be granted at an exercise price equal to the fair market value of LMI Series A common stock.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership by each LMI director and each of the LMI named executive officers and by all of LMI’s directors and executive officers as a group of (1) shares of LMI Series A common stock, (2) shares of LMI Series B common stock and (3) shares of UGC Class A common stock. Except as set forth in the table, no person or entity is known by LMI to own more than five percent of the outstanding shares of LMI common stock.

     The security ownership information for LMI common stock is given as of December 31, 2004, and, in the case of percentage ownership information, is based upon (1) 165,514,962 shares of LMI Series A common stock, and (2) 7,264,300 shares of LMI Series B common stock, in each case, outstanding on that date. The security ownership information for UGC Class A common stock is given as of January 1, 2005, and, in the case of percentage ownership information, is based upon 400,031,697 shares of UGC Class A common stock outstanding on that date.

     Shares of LMI common stock issuable upon exercise or conversion of options that were exercisable or convertible on or within 60 days after December 31, 2004, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of UGC common stock issuable upon exercise or conversion of options that were exercisable or convertible on or within 60 days after January 1, 2005, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     For purposes of the following presentation, beneficial ownership of shares of LMI Series B common stock, though convertible on a one-for-one basis into shares of LMI Series A common stock, is reported as beneficial ownership of LMI Series B common stock only, and not as beneficial ownership of LMI Series A common stock. In addition, although outstanding shares of UGC Class B common stock and UGC Class C common stock are convertible into UGC Class A common stock, share data set forth in the following presentation with respect to UGC Class A common stock excludes any dilution associated with the potential conversion of UGC Class B common stock or UGC Class C common stock into UGC Class A common stock. So far as is known to LMI, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

		Amount and Nature of
		Beneficial Ownership		Percent of
Name of Beneficial Owner	Title of Class	(in thousands)		Class	Voting Power
John C. Malone	LMI Series A	953	(1)(2)(4)(5)	*	33.2%
	LMI Series B	8,499	(1)(3)(5)	91.0%
	UGC Class A	89	(6)	*	*

Miranda Curtis	LMI Series A	85	(7)	*	*
	LMI Series B	0
	UGC Class A	0

David B. Koff	LMI Series A	65	(8)(9)(10)	*	*
	LMI Series B	0
	UGC Class A	0

David J. Leonard	LMI Series A	2	(11)(12)	*	*
	LMI Series B	0
	UGC Class A	7	(13)

Elizabeth M. Markowski	LMI Series A	62	(14)(15)(16)(17)	*	*
	LMI Series B	0
	UGC Class A	0

Robert R. Bennett	LMI Series A	240	(18)(19)(20)	*	3.1%
	LMI Series B	732	(18)(20)	9.2%
	UGC Class A	205	(21)	*	*

Donne F. Fisher	LMI Series A	15	(22)	*	*
	LMI Series B	32		*
	UGC Class A	0

David E. Rapley	LMI Series A	1	(22)	*	*
	LMI Series B	0
	UGC Class A	0

M. LaVoy Robison	LMI Series A	1	(22)	*	*
	LMI Series B	0
	UGC Class A	0

Larry E. Romrell	LMI Series A	13	(22)	*	*
	LMI Series B	0
	UGC Class A	0

J.C. Sparkman	LMI Series A	14		*	*
	LMI Series B	0		*	*
	UGC Class A	0		*	*

J. David Wargo	LMI Series A	7	(23)	*	*
	LMI Series B	0
	UGC Class A	921	(24)	*	*

All directors and executive officers as a group (14 persons)		1,499	(2)(3)(18)(23)(25)
	LMI Series A	(26	)(27)(28)	*	35.3%
	LMI Series B	9,263	(3)(18)(25)(28)	92.0%
	UGC Class A	1,226	(24)(29)(30)	*	*

*	Less than one percent

(1)	Includes 90,303 shares of LMI Series A common stock and 204,566 shares of LMI Series B common stock held by Mr. Malone’s wife, Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)	Includes 198 shares of LMI Series A common stock held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, Leslie Malone, retains a unitrust interest in the trust.

(3)	Includes 1,036,028 shares of LMI Series B common stock held by a trust with respect to which Mr. Malone is the sole trustee and holder of a unitrust interest in the trust.

(4)	Includes 46,819 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(5)	Includes 221 shares of LMI Series A common stock and 2,072,577 shares of LMI Series B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004. Mr. Malone has the right to convert options to purchase 504,015 shares of LMI Series B common stock into options to purchase shares of LMI Series A common stock.

(6)	Includes 89,166 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(7)	Includes 85,143 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(8)	Includes 674 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(9)	Includes 1,250 restricted shares of LMI Series A common stock, none of which were vested at December 31, 2004.

(10)	Includes 53,615 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(11)	Includes 7 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(12)	Includes 1,596 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(13)	Includes 1,966 shares of UGC Class A common stock held by the UGC 401(k) Plan.

(14)	Includes 136 shares of LMI Series A common stock held by Mrs. Markowski’s husband, Thomas Markowski, as to which shares Mrs. Markowski disclaims beneficial ownership.

(15)	Includes 301 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(16)	Includes 44 restricted shares of LMI Series A common stock, none of which were vested at December 31, 2004.

(17)	Includes 57,214 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(18)	Includes 75,084 shares of LMI Series A common stock and 24 shares of LMI Series B common stock held by Hilltop Investments, Inc. which is jointly owned by Mr. Bennett and his wife, Deborah Bennett.

(19)	Includes 1,652 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(20)	Includes 12,002 shares of LMI Series A common stock and 731,962 shares of LMI Series B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004. Mr. Bennett has the right to convert the options to purchase shares of LMI Series B common stock into options to purchase shares of LMI Series A common stock.

(21)	Includes 77,082 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(22)	Includes 586 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(23)	Includes 7,142 shares of LMI Series A common stock held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo disclaims beneficial ownership.

(24)	Includes 498,757 shares of UGC Class A common stock held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo disclaims beneficial ownership.

(25)	Includes 96,003 shares of LMI Series A common stock and 204,566 shares of LMI Series B common stock held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers is disclaimed.

(26)	Includes 50,226 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(27)	Includes 1,294 restricted shares of LMI Series A common stock, none of which were vested at December 31, 2004.

(28)	Includes 247,102 shares of LMI Series A common stock and 2,804,539 shares of LMI Series B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004. The options to purchase 1,235,977 shares of LMI Series B common stock may be converted into options to purchase shares of LMI Series A common stock.

(29)	Includes 3,643 shares of UGC Class A common stock held by UGC’s 401(k) defined contribution plan.

(30)	Includes 166,248 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

     One of LMI’s directors and two of its executive officers also hold interests in Liberty Jupiter, Inc., one of LMI’s privately held subsidiaries. Mr. Bennett, Ms. Curtis, another executive officer and another individual hold 180, 320, 200 and 100 shares, respectively, of Class A common stock of Liberty Jupiter, representing a 20% aggregate common equity interest and less than 1% aggregate voting interest in Liberty Jupiter, based upon 800 shares of Liberty Jupiter Class A common stock, 3,198 shares of Liberty Jupiter Class B common stock, 2 shares of Liberty Jupiter Class C common stock and approximately 93,379 shares of Liberty Jupiter preferred stock outstanding, as of December 31, 2004. Pursuant to a stockholders’ agreement among LMI, Liberty Jupiter and certain of Liberty Jupiter’s stockholders, LMI has the right to cause all or any part of the Liberty Jupiter Class A common stock to be converted into shares of LMI Series A common stock. On or after April 24, 2005, each holder of Liberty Jupiter Class A common stock will have the right to cause all of the shares of Liberty Jupiter Class A common stock held by such holder to be converted into shares of LMI Series A common stock. Each share of Liberty Jupiter Class A common stock that is converted will be converted into that number of shares of LMI Series A common stock having an aggregate market price that is equal to the fair market value of the Liberty Jupiter Class A common stock so converted, as of the time of conversion. Liberty Jupiter owns an approximate 6% interest in LMI’s affiliate, J-COM.

EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS OF UGC

Executive Officers and Directors

     The name and present principal occupation of each executive officer and director of UGC is set forth below. Unless otherwise noted, the business address for each person listed below is c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. To the knowledge of UGC, all executive officers and directors listed below are United States citizens.

Name	Positions
Gene W. Schneider	Chairman of the Board of UGC and its predecessors since 1989. Mr. Schneider also served as Chief Executive Officer of UGC and its predecessors from 1995 to January 2004. Mr. Schneider has served as an officer and/or director of various direct and indirect subsidiaries of UGC. In addition, from 1995 until 1999, Mr. Schneider served as a member of the UPC Supervisory Board, and an advisor to the Supervisory Board of UPC from 1999 until September 2003. Mr. Schneider has been with UGC and its predecessors since 1989. Mr. Schneider is also a director of Austar United.

Michael T. Fries	Chief Executive Officer of UGC since January 2004. Mr. Fries has served a director of UGC and its predecessors since November 1999 and as President of UGC and its predecessors since September 1998. He also served as Chief Operating Officer of UGC and its predecessors from September 1998 to January 2004. In addition, he serves or has served as an officer and/or director of various direct and indirect subsidiaries and affiliates of UGC, including as a member of the UPC Supervisory Board from September 1998 until September 2003 and as Chairman thereof from February 1999 until September 2003, member of the Priority Telecom Supervisory Board since November 2000 and as Chairman thereof since March 2003 and as a director of Austar United since June 1999. He served as Chairman of Austar United from June 1999 to April 2003. Mr. Fries has been with UGC and its predecessors since 1990.

Frederick G. Westerman, III	Chief Financial Officer of UGC and its predecessors since June 1999 and UGC’s Co-Chief Financial Officer since February 2004. Mr. Westerman’s responsibilities include oversight and planning of UGC’s financial and treasury operations. He also serves as an officer and/or director of various direct and indirect subsidiaries of UGC.

Charles H.R. Bracken	Co-Chief Financial Officer of UGC since February 2004. Mr. Bracken has served as the Chief Financial Officer of UGC Europe and its predecessors since November 1999. Mr. Bracken served as a member of the UPC Board of Management from July 1999 to September 2003. Prior to November 1999, Mr. Bracken served as the Managing Director of Strategy, Acquisitions and Corporate Development at UPC from March 1999. Mr. Bracken also serves as an officer and/or director of various European subsidiaries, including as a member of the Priority Telecom Supervisory Board since July 2000.

Gene M. Musselman	President and Chief Operating Officer of UPC Broadband Division of UGC Europe, Inc. , a subsidiary of UGC, since September 2003. Mr. Musselman has served as UPC’s Chief Operating Officer since April 2000, and he served as a member of its Board of Management from June 2000 to September 2003. He also served as managing director of UPC from July 2003 until June 2004.

Name	Positions
Mr. Musselman serves as an officer and/or director of various European subsidiaries of UGC. Except when he was at Tevecap S.A. from 1995 to 1997, Mr. Musselman has been with UGC and its affiliates since 1991.

Shane O’Neill	Chief Strategy Officer of UGC Europe since September 2003. He has served as UPC’s Chief Strategy Officer since June 2000. Mr. O’Neill served as a member of the UPC Board of Management from June 2000 to September 2003. From November 1999 to June 2000, Mr. O’Neill served as the Managing Director, Strategy, Acquisitions and Corporate Development at UPC. Mr. O’Neill was an Executive Director in the Advisory Group for Goldman Sachs in London where he worked on a number of mergers and acquisitions and corporate finance transactions for companies in the communications industry, including UGC. Mr. O’Neill is a director of SBS Broadcasting S.A., a public company in which UGC has a 19.3% interest.

Robert R. Bennett c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112	A director of UGC since January 2002. Mr. Bennett has served as President and Chief Executive Officer of Liberty since April 1997, and he held various other executive positions with Liberty since its inception in 1990. Mr. Bennett served as Executive Vice President of TCI from April 1997 to March 1999. Mr. Bennett is a Vice-Chairman of the Board and a director of LMI and is also a director of Liberty and OpenTV Corp.

John P. Cole, Jr.	A director of UGC and its predecessors since March 1998. Mr. Cole served as a member of the UPC Supervisory Board from February 1999 to September 2003. Mr. Cole is a founder of the Washington, D.C. law firm of Cole, Raywid and Braverman, which specializes in all aspects of telecommunications and media law.

John W. Dick	A director of UGC since March 2003. Mr. Dick served as a member of the UPC Supervisory Board from May 2001 to September 2003 and as a director of UGC Europe from September 2003 to January 2004. He is the non-executive Chairman and a director of Hooper Industries Group, a privately held U.K. group consisting of: Hooper and Co (Coachbuilders) Ltd. (building special/bodied Rolls Royce and Bentley motorcars) and Hooper Industries (China) (providing industrial products and components to Europe and the U.S.). Until 2002, Hooper Industries Group also held Metrocab UK (manufacturing London taxicabs) and Moscab (a joint venture with the Moscow city government, producing left-hand drive Metrocabs for Russia). Mr. Dick has held his positions with Hooper Industries Group since 1984. Mr. Dick is also a director of Austar United.

Bernard G. Dvorak c/o Liberty Media International, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112	A director of UGC since November 2004. Mr. Dvorak has served as a director of various subsidiaries of UGC since January 2005. Mr. Dvorak has served as Senior Vice President and Controller of LMI since March 2004. From July 2002 until May 2004, Mr. Dvorak served as Senior Vice President, Chief Financial Officer and Treasurer of On Command Corporation, a subsidiary of Liberty. Mr. Dvorak was the Chief Executive Officer and member of the board of directors of Formus, a provider of fixed wireless services in Europe, from September 2000 until June 2002, and, from April 1999 until September 2000, he served as Chief Financial Officer of Formus.

Paul A. Gould Allen & Company L.L.C. 711 5th Avenue, 8th Floor	A director of UGC since January 2004. Mr. Gould has served as Managing Director and Executive Vice President of Allen & Company L.L.C., an investment banking services company, for more than the last five years. Mr.

Name	Positions
New York, New York 10022	Gould is also a director of Liberty and Ampco-Pittsburgh Corporation.

Gary S. Howard	A director of UGC since January 2002. Mr. Howard served as Executive Vice President and Chief Operating Officer of Liberty from July 1998 to February 2004. Mr. Howard served as Chief Executive Officer of Liberty Satellite & Technology, Inc. from December 1996 to April 2000.

David B. Koff c/o Liberty Media International, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112	A director of UGC since August 2003. Mr. Koff has served as Senior Vice President of LMI since March 2004. Mr. Koff served as a Senior Vice President of Liberty from February 1998 through March 2004.

John C. Malone c/o Liberty Media International, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112	A director of UGC and its predecessors since November 1999. Mr. Malone has served as President, Chief Executive Officer, Chairman of the Board and a director of LMI since March 2004. Mr. Malone has served as Chairman of the Board of Liberty since 1990. Mr. Malone served as Chairman of the Board and a director of Liberty Satellite & Technology, Inc. from December 1996 to August 2000. Mr. Malone also served as Chairman of the Board of TCI from November 1996 to March 1999 and as Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is also a director of Liberty and The Bank of New York.

     During the past five years, none of the above persons was convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     On March 28, 2001, an involuntary petition under Chapter 7 of the U.S. Bankruptcy Code was filed against Formus in the United States Bankruptcy Court for the District of Colorado. Mr. Dvorak was a director and the Chief Executive Officer of Formus from September 2000 until June 2002.

     On March 29, 2002, United Australia/Pacific, Inc. (UAP), then a subsidiary of UGC, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States District Court for the Southern District of New York. UAP’s reorganization closed on June 27, 2003, and UAP has since dissolved. Until February 11, 2002, Mr. Fries was a director and the President of UAP and, until November 14, 2001, Mr. Schneider was a director and Chief Executive Officer of UAP. Mr. Westerman was a director of UAP from November 2001 and President thereof from March 2002 until UAP’s dissolution in January 2004.

     On December 3, 2002, UPC, now a subsidiary of UGC Europe, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, together with a pre-negotiated plan of reorganization, in the United States District Court of the Southern District of New York. In conjunction with such filing, also on December 3, 2002, UPC commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law with the filing of a proposed plan of compulsory composition or the “Akkoord” with the Amsterdam Court (Rechtbank) under the Dutch Faillissementswet. These actions were completed on September 3, 2003, when UGC Europe acquired more than 99% of the stock of, and became a successor issuer to UPC. Messrs. Fries, Cole and Dick were Supervisory Directors of UPC and Mr. Schneider was an advisor to UPC’s Supervisory Board. Also, Messrs. Bracken, Musselman and O’Neill were members of the UPC Board of Management.

     In June 2003, UPC Polska executed an agreement with some of its creditors to restructure its balance sheet. On January 22, 2004, the U.S. Bankruptcy Court confirmed UPC Polska’s Chapter 11 plan of reorganization. On February 18, 2004, UPC Polska emerged from the Chapter 11 proceedings. Mr. Musselman is a director of UPC Polska.

     On January 12, 2004, UGC’s predecessor (Old UGC), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. On November 10, 2004, the U.S. Bankruptcy Court confirmed Old UGC’s plan of reorganization and Old UGC emerged from the Chapter 11 proceedings on November 18, 2004. Until August 2003, Mr. Fries was the President of Old UGC, and Mr. Schneider was a director and Chief Executive Officer of Old UGC. Mr. Westerman has served as a director of Old UGC since August 2003 and as President thereof since November 2003.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership (1) by each UGC director and each of the UGC named executive officers (as defined in UGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003) and by all of UGC’s directors and executive officers as a group of shares of all classes of UGC common stock and both series of LMI common stock, and (2) by each stockholder who is known by UGC to own beneficially more than five percent of any class of UGC common stock. None of UGC’s directors or the UGC named executive officers beneficially owns any equity securities of any subsidiary of UGC.

     At the election of the holder, shares of UGC Class B common stock are convertible immediately into shares of UGC Class A common stock on a one-for-one basis, and shares of UGC Class C common stock are convertible on a one-for-one basis into either shares of UGC Class A common stock or shares of UGC Class B common stock. For purposes of the following presentation, beneficial ownership of shares of UGC Class B common stock and UGC Class C common stock is reported as beneficial ownership of UGC Class B common stock and UGC Class C common stock, respectively, only, and not as beneficial ownership of any other class of UGC common stock. In addition, beneficial ownership of shares of LMI Series B common stock, though convertible on a one-for-one basis into shares of LMI Series A common stock, is reported as beneficial ownership of LMI Series B common stock only, and not as beneficial ownership of LMI Series A common stock.

     The security ownership information for UGC common stock is given as of January 1, 2005, and, in the case of percentage ownership information, is based upon (1) 400,031,691 shares of UGC Class A common stock, (2) 10,493,461 shares of UGC Class B common stock, and (3) 379,603,223 shares of UGC Class C common stock, in each case, outstanding on that date. The security ownership information for LMI common stock is given as of December 31, 2004, and, in the case of percentage ownership information, is based upon (1) 165,514,962 shares of LMI Series A common stock, and (2) 7,264,300 shares of LMI Series B common stock, in each case, outstanding on that date.

     Shares of UGC common stock issuable within 60 days of January 1, 2005 upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and aggregate voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or aggregate voting power of any other person. Shares of LMI common stock issuable upon exercise or conversion of options that were exercisable or convertible on or within 60 days after December 31, 2004, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     So far as is known to UGC, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table. The number of shares indicated as owned by the executive officers and directors of UGC, includes interests in shares held by UGC’s defined contribution 401(k) plan (UGC 401(k) Plan) as of January 1, 2005. The shares held by the trustee of the UGC 401(k) Plan for the benefit of these persons are voted as directed by such persons.

		Amount and Nature of
		Beneficial Ownership		Percent of	Voting
Name of Beneficial Owner	Title of Class	(in thousands)		Class	Power
Charles H.R. Bracken	UGC Class A	0
	LMI Series A	0
	LMI Series B	0

Robert R. Bennett	UGC Class A	205	(1)	*	*
	LMI Series A	240	(2)(3)(4)	*	3.1%
	LMI Series B	732	(2)(4)	9.2%	*

John P. Cole, Jr.	UGC Class A	378	(5)	*	*
	LMI Series A	1		*	*
	LMI Series B	0

John W. Dick	UGC Class A	48	(6)	*	*
	LMI Series A	0
	LMI Series B	0

Bernard G. Dvorak	UGC Class A	3	(7)	*	*
	LMI Series A	0		*	*
	LMI Series B	0

Michael T. Fries	UGC Class A	2,427	(8)	*	*
	LMI Series A	0
	LMI Series B	0

Paul A. Gould	UGC Class A	177	(9)	*	*
	LMI Series A	101	(10)	*	*
	LMI Series B	37		*	*

Gary S. Howard	UGC Class A	77	(11)	*	*
	LMI Series A	389	(12)	*	*
	LMI Series B	0

David B. Koff	UGC Class A	0
	LMI Series A	65	(13)(14)(15)	*	*
	LMI Series B	0

John C. Malone	UGC Class A	89	(16)	*	*
	LMI Series A	953	(17)(18)(20)(21)	*	33.2%
	LMI Series B	8,499	(17)(19)(21)	91.0%

Gene M. Musselman	UGC Class A	9	(22)	*	*
	LMI Series A	104		*	*
	LMI Series B	0

Shane O’Neill	UGC Class A	0
	LMI Series A	0
	LMI Series B	0

Gene W. Schneider	UGC Class A	2,045	(23)	*	*
	UGC Class B	2,901	(24)	21.7%	*
	LMI Series A	555	(25)	*	*
	LMI Series B	0

		Amount and Nature of
		Beneficial Ownership		Percent of	Voting
Name of Beneficial Owner	Title of Class	(in thousands)		Class	Power
Frederick G. Westerman III	UGC Class A	846	(26)	*	*
	LMI Series A	0
	LMI Series B	0

All directors and executive	UGC Class A	6,304	(1)(8)(23)(27)	1.6%	*
officers as a group	UGC Class B	2,901	(24)	21.7%	*
	LMI Series A	2,408	(2)(4)(12)(14)
		(17	)(18)(21)
		(25	)(28)	1.4%	35.6%
	LMI Series B	9,268	(2)(4)(17)(19)
		(21)		92.0%

LMI(29)	UGC Class A	35,829		9.0%
	UGC Class B	10,493		100.0%
	UGC Class C	377,462		99.4%	91.0	%(28)

Capital Research and Management Company(31)	UGC Class A	42,223,890		10.6%	*

*	Less than one percent.

(1)	Includes 77,082 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005, and 128,186 shares of UGC Class A common stock owned by Hilltop Investments, Inc., which is jointly owned by Mr. Bennett and his spouse.

(2)	Includes 75,084 shares of LMI Series A common stock and 24 shares of LMI Series B common stock held by Hilltop Investments, Inc. which is jointly owned by Mr. Bennett and his spouse.

(3)	Includes 1,652 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(4)	Includes 12,002 shares of LMI Series A common stock and 731,962 shares of LMI Series B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004. Mr. Bennett has the right to convert the options to purchase shares of LMI Series B common stock into options to purchase shares of LMI Series A common stock.

(5)	Includes 199,166 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(6)	Includes 47,916 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(7)	Includes 1,677 shares of UGC Class A common stock held by the UGC 401(k) Plan.

(8)	Includes 2,400,000 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005, and 8,289 shares of UGC Class A common stock held by the UGC 401(k) Plan. Also includes 210 shares of UGC Class A common stock held by his spouse.

(9)	Includes 27,083 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(10)	Includes 586 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(11)	Includes 77,082 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(12)	Includes 2,294 shares held by the Liberty 401(k) Savings Plan and 20,940 shares held by a Grantor Retained Annuity Trust. Also includes 614 shares owned by his spouse of which Mr. Howard disclaims beneficial ownership and 11,108 shares held by a Grantor Retained Annuity Trust established by his spouse of which Mr. Howard disclaims beneficial ownership and 302,640 shares that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(13)	Includes 674 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(14)	Includes 1,250 restricted shares of LMI Series A common stock, none of which were vested at December 31, 2004.

(15)	Includes 53,615 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004.

(16)	Includes 89,166 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(17)	Includes 90,303 shares of LMI Series A common stock and 204,566 shares of LMI Series B common stock held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(18)	Includes 198 shares of LMI Series A common stock held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, Leslie Malone, retains a unitrust interest in the trust.

(19)	Includes 1,036,028 shares of LMI Series B common stock held by a trust with respect to which Mr. Malone is the sole trustee and holder of a unitrust interest in the trust.

(20)	Includes 46,819 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(21)	Includes 221 shares of LMI Series A common stock and 2,072,577 shares of LMI Series B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004. Mr. Malone has the right to convert options to purchase 504,015 shares of LMI Series B common stock into options to purchase shares of LMI Series A common stock.

(22)	Includes 7,977 shares of UGC Class A common stock held by the UGC 401(k) Plan.

(23)	Includes 1,766,341 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005, and 9,931 shares of UGC Class A common stock held by the UGC 401(k) Plan. Also includes 712 shares of UGC Class A common stock held by a trust of which Mr. Schneider is a beneficiary and a trustee and 66 shares of UGC Class A common stock held by his spouse.

(24)	Includes 2,900,702 shares of UGC Class B common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005.

(25)	Includes 199,261 shares held by G. Schneider Holdings, LLP of which Mr. Schneider is the general partner, 1,155 shares held by a trust of which Mr. Schneider is a beneficiary and a trustee, 1,577 shares held by his spouse, and an aggregate of 1,555 shares held by separate trusts for the benefit of his children and two of his grandchildren, respectively, of which Mr. Schneider is the sole trustee. Also includes 9 shares held by the UGC 401(k) Plan.

(26)	Includes 840,000 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005, and includes 6,332 shares of UGC Class A common stock held by the UGC 401(k) Plan.

(27)	Includes 1,280,413 shares of UGC Class A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, January 1, 2005, and 15,986 shares of UGC Class A common stock held by the UGC 401(k) Plan for the benefit of the directors and executive officers.

(28)	Includes 54,201 shares of LMI Series A common stock that are subject to options which were exercisable as of, or will be exercisable within 60 days of, December 31, 2004, and 49,145 shares of LMI Series A common stock held by the Liberty 401(k) Savings Plan.

(29)	The number of shares of UGC Class A common stock, UGC Class B common stock and UGC Class C common stock in the table is based upon Amendment No. 1 to the Schedule 13D dated January 17, 2005, filed by LMI. The address of LMI is 12300 Liberty Boulevard, Englewood, Colorado 80112. Robert R. Bennett, Bernard G. Dvorak, David B. Koff, and John C. Malone, all directors of UGC, are also officers and/or directors of LMI.

(30)	Represents LMI’s aggregate voting power.

(31)	The number of shares of UGC Class A common stock in the table is based upon Amendment No. 7 to the Schedule 13G dated December 31, 2003, filed by Capital Research and Management Company and The Growth Fund of America, Inc. with respect to the UGC Class A common stock. Capital Research, an investment advisor, is the beneficial owner of 42,223,890 shares of UGC Class A common stock, as a result of acting as investment advisor to various investments companies, but disclaims beneficial ownership pursuant to Rule 13d-4. Growth Fund, an investment company advised by Capital Research, is the beneficial owner of 18,540,000 shares of UGC Class A common stock. The Schedule 13G reflects that Capital Research has no voting power over said shares and sole dispositive power over the shares of UGC Class A common stock and that Growth Fund has sole voting power over its shares but no dispositive power. The address of Capital Research and Growth Fund is 333 South Hope Street, Los Angeles, CA 90071.

DESCRIPTION OF LIBERTY GLOBAL CAPITAL STOCK

     The following information reflects Liberty Global’s restated certificate of incorporation and bylaws as these documents will be in effect at the time of the mergers.

Authorized Capital Stock

     Liberty Global’s authorized capital stock consists of one billion one hundred million (1,100,000,000) shares, of which one billion fifty million (1,050,000,000) shares are designated common stock, par value $0.01 per share, and fifty million (50,000,000) shares are designated preferred stock, par value $0.01 per share. Liberty Global’s common stock is divided into three series. Liberty Global has authorized five hundred million (500,000,000) shares of Series A common stock, fifty million (50,000,000) shares of Series B common stock, and five hundred million (500,000,000) shares of Series C common stock.

     Immediately following the effective time of the mergers, Liberty Global expects to have up to [___] shares of its Series A common stock and [___] shares of its Series B common stock outstanding, based upon the number of shares of LMI Series A common stock, LMI Series B common stock, UGC Class A common stock and UGC Class C common stock outstanding on [___], 2005. The actual number of outstanding shares of Liberty Global Series A common stock will also depend on the number of UGC stockholders who make the cash election. No shares of Liberty Global Series C common stock or preferred stock will be outstanding immediately following the effective time of the merger.

Common Stock

     The holders of Liberty Global Series A common stock, Series B common stock and Series C common stock have equal rights, powers and privileges, except as otherwise described below.

   Voting Rights

     The holders of Liberty Global Series A common stock will be entitled to one vote for each share held, and the holders of Liberty Global Series B common stock will be entitled to ten votes for each share held, on all matters voted on by Liberty Global stockholders, including elections of directors. The holders of Liberty Global Series C common stock will not be entitled to any voting powers, except as required by Delaware law. When the vote or consent of holders of Liberty Global Series C common stock is required by Delaware law, the holders of Liberty Global Series C common stock will be entitled to 1/100th of a vote for each share held. Liberty Global’s charter does not provide for cumulative voting in the election of directors.

   Dividends; Liquidation

     Subject to any preferential rights of any outstanding series of Liberty Global’s preferred stock created by Liberty Global’s board from time to time, the holders of Liberty Global’s common stock will be entitled to such dividends as may be declared from time to time by Liberty Global’s board from funds available therefor. Except as otherwise described under “—Distributions,” whenever a dividend is paid to the holders of one of Liberty Global Series of common stock, Liberty Global shall also pay to the holders of the other series of Liberty Global’s common stock an equal per share dividend. For a more complete discussion of Liberty Global’s dividend policy, please see “—Dividend Policy.”

   Conversion

     Each share of Liberty Global Series B common stock is convertible, at the option of the holder, into one share of Liberty Global Series A common stock. Liberty Global Series A common stock and Liberty Global Series C common stock are not convertible.

   Distributions

     Distributions made in shares of Liberty Global Series A common stock, Liberty Global Series B common stock, Liberty Global Series C common stock or any other security with respect to Liberty Global Series A common stock, Liberty Global Series B common stock or Liberty Global Series C common stock may be declared and paid only as follows:

•	a share distribution (1) consisting of shares of Liberty Global Series A common stock (or securities convertible therefor) to holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock, on an equal per share basis; or (2) consisting of shares of Liberty Global Series B common stock (or securities convertible therefor) to holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock, on an equal per share basis; or (3) consisting of shares of Liberty Global Series C common stock (or securities convertible therefor) to holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock, on an equal per share basis; or (4) consisting of shares of Liberty Global Series A common stock (or securities convertible therefor) to holders of Liberty Global Series A common stock and, on an equal per share basis, shares of Liberty Global Series B common stock (or securities convertible therefor) to holders of Liberty Global Series B common stock and, on an equal per share basis, shares of Liberty Global Series C common stock (or securities convertible therefor) to holders of Liberty Global Series C common stock; and

•	a share distribution consisting of shares of any class or series of securities of Liberty Global or any other person, other than Liberty Global Series A common stock, Liberty Global Series B common stock or Liberty Global Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock; or (3) a separate class or series of securities to the holders of one or more series of Liberty Global’s common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Global’s common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with the holders of shares of Liberty Global Series B common stock receiving securities of the class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Global’s common stock receiving securities of the class or series having lesser relative voting rights, and provided further that, if different classes or series of securities are being distributed to holders of Liberty Global Series A common stock and Liberty Global Series C common stock, then such securities shall be distributed either as determined by Liberty Global’s board of directors or such that the relative voting rights of the securities of the class or series of securities to be received by the holders of Liberty Global Series A common stock and Liberty Global Series C common stock corresponds, to the extent practicable, to the relative voting rights of each such series of Liberty Global’s common stock, and provided further that, in each case, the distribution is otherwise made on a equal per share basis.

     Liberty Global may not reclassify, subdivide or combine any series of Liberty Global’s common stock without reclassifying, subdividing or combining the other series of Liberty Global’s common stock, on an equal per share basis.

   Liquidation and Dissolution

     In the event of Liberty Global’s liquidation, dissolution and winding up, after payment or provision for payment of Liberty Global’s debts and liabilities and subject to the prior payment in full of any preferential amounts to which Liberty Global’s preferred stock holders may be entitled, the holders of Liberty Global Series A common stock, Liberty Global Series B common stock and Liberty Global Series C common stock will share equally, on a share for share basis, in Liberty Global’s assets remaining for distribution to the holders of Liberty Global’s common stock.

Preferred Stock

     Liberty Global’s restated certificate of incorporation authorizes Liberty Global’s board of directors to establish one or more series of Liberty Global’s preferred stock and to determine, with respect to any series of Liberty Global’s preferred stock, the terms and rights of the series, including:

•	the designation of the series;

•	the number of authorized shares of the series, which number Liberty Global’s board may thereafter increase or decrease but not below the number of such shares then outstanding;

•	the dividend rate or amounts, if any, payable on the shares and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series shall be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

•	the rights of the series in the event of Liberty Global’s voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

•	the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of Liberty Global’s board;

•	the voting rights, if any, of the holders of the series;

•	the terms and conditions, if any, for us to purchase or redeem the shares; and

•	any other relative rights, preferences and limitations of the series.

     Liberty Global believes that the ability of Liberty Global’s board of directors to issue one or more series of Liberty Global’s preferred stock will provide them with flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Liberty Global’s preferred stock, as well as shares of Liberty Global’s common stock, will be available for issuance without further action by Liberty Global stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Liberty Global’s securities may be listed or traded. If the approval of Liberty Global stockholders is not required for the issuance of shares of Liberty Global’s preferred stock or Liberty Global’s common stock, Liberty Global’s board may determine not to seek stockholder approval.

     Although Liberty Global has no intention at the present time of doing so, it could issue a series of Liberty Global’s preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Liberty Global’s board of directors will make any determination to issue such shares based upon its judgment as to the best interests of Liberty Global’s stockholders. Liberty Global’s board of directors, in so acting, could issue Liberty Global’s preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of Liberty Global’s board of directors, including a tender offer or other transaction that some, or a majority, of Liberty Global stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Dividend Policy

     Liberty Global presently intends to retain future earnings, if any, to finance the expansion of Liberty Global’s business. Therefore, Liberty Global does not expect to pay any cash dividends in the foreseeable future. All decisions regarding the payment of dividends by Liberty Global will be made by Liberty Global’s board of directors, from time to time, in accordance with applicable law after taking into account various factors, including Liberty Global’s financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit Liberty Global’s payment of dividends.

Anti-Takeover Effects of Provisions of Restated Certificate of Incorporation and Bylaws

   Board of Directors

     Liberty Global’s restated certificate of incorporation and bylaws provide that, subject to any rights of the holders of any series of Liberty Global’s preferred stock to elect additional directors, the number of Liberty Global’s directors shall not be less than three and the exact number shall be fixed from time to time by a resolution adopted by the affirmative vote of 75% of the members of Liberty Global’s board then in office. The members of Liberty Global’s board, other than those who may be elected by holders of Liberty Global’s preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of Liberty Global’s Class I directors expires at the annual meeting of Liberty Global stockholders in 2006. The term of office of Liberty Global’s Class II directors expires at the annual meeting of Liberty Global stockholders in 2007. The term of office of Liberty Global’s Class III directors expires at the annual meeting of Liberty Global stockholders in 2008. At each annual meeting of Liberty Global stockholders, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Liberty Global stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

     Liberty Global’s restated certificate of incorporation provides that, subject to the rights of the holders of any series of Liberty Global’s preferred stock, Liberty Global’s directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Liberty Global’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

     Liberty Global’s restated certificate of incorporation provides that, subject to the rights of the holders of any series of Liberty Global’s preferred stock, vacancies on Liberty Global’s board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on Liberty Global’s board, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting Liberty Global’s board shall shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of Liberty Global’s preferred stock with respect to any additional director elected by the holders of that series of Liberty Global’s preferred stock.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Liberty Global’s board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Liberty Global’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Liberty Global.

   No Shareowner Action by Written Consent; Special Meetings

     Liberty Global’s restated certificate of incorporation provides that, except as otherwise provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Liberty Global’s preferred stock, special meetings of Liberty Global stockholders for any purpose or purposes may be called only by Liberty Global’s Secretary at the request of at least 75% of the members of Liberty Global’s board then in office. No business other than that stated in the notice of special meeting shall be transacted at any special meeting.

   Advance Notice Procedures

     Liberty Global’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Liberty Global stockholders.

     All nominations by stockholders or other business to be properly brought before a meeting of stockholders shall be made pursuant to timely notice in proper written form to Liberty Global’s Secretary. To be timely, a stockholder’s notice shall be given to Liberty Global’s Secretary at Liberty Global’s offices as follows:

     (1) with respect to an annual meeting of Liberty Global stockholders that is called for a date not more than 30 days before or 70 days after the anniversary date of the immediately preceding annual meeting of Liberty Global stockholders, such notice shall be given no earlier than the close of business on the 120th day prior to such anniversary and no later than the close of business on the 90th day prior to such anniversary;

     (2) with respect to an annual meeting of Liberty Global stockholders that is called for a date which is more than 30 days before or 70 days after the anniversary date of the immediately preceding annual meeting of Liberty Global stockholders, such notice shall be given no earlier than the close of business on the 120th day prior to the current annual meeting and not later than the close of business on the later of (A) the 90th day prior to the current annual meeting or (b) the 10th day following the day on which Liberty Global first publicly announces the date of the current annual meeting; and

     (3) with respect to an election to be held at a special meeting of Liberty Global stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.

     The public announcement of an adjournment or postponement of a meeting of Liberty Global stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Liberty Global’s board at any meeting is increased, and Liberty Global does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to Liberty Global’s Secretary at Liberty Global’s offices not later than the close of business on the 10th day following the day on which Liberty Global first made the relevant public announcement. For purposes of the first annual meeting of stockholders to be held in 2006, the first anniversary date shall be deemed to be [___], 2006.

   Amendments

     Liberty Global’s restated certificate of incorporation provides that, subject to the rights of the holders of any series of Liberty Global’s preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Liberty Global’s outstanding capital stock generally entitled to vote upon all matters submitted to Liberty Global stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Liberty Global’s restated certificate of incorporation or the addition or insertion of other provisions in the certificate, provided that the foregoing voting requirement shall not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Liberty Global stockholders or (2) which has been approved by at least 75% of the members of Liberty Global’s board then in office. Liberty Global’s restated certificate of incorporation further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of Liberty Global’s outstanding capital stock generally entitled to vote upon all matters submitted to Liberty Global stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Liberty Global’s bylaws, provided that the foregoing voting requirement shall not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of Liberty Global’s board then in office.

   Supermajority Voting Provisions

     In addition to the supermajority voting provisions discussed under “—Amendments” above, Liberty Global’s restated certificate of incorporation provides that, subject to the rights of the holders of any series of Liberty Global’s preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Liberty Global’s outstanding capital stock generally entitled to vote upon all matters submitted to Liberty Global stockholders, voting together as a single class, is required for:

•	Liberty Global’s merger or consolidation with or into any other corporation, provided, that the foregoing voting provision shall not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of Liberty Global stockholders, or (2) that at least 75% of the members of Liberty Global’s board of directors then in office have approved;

•	the sale, lease or exchange of all, or substantially all, of Liberty Global’s assets, provided, that the foregoing voting provisions shall not apply to any such sale, lease or exchange that at least 75% of the members of Liberty Global’s board of directors then in office have approved; or

•	Liberty Global’s dissolution, provided, that the foregoing voting provision shall not apply to such dissolution if at least 75% of the members of Liberty Global’s board of directors then in office have approved such dissolution.

Section 203 of the Delaware General Corporation Law

     Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors before the stockholder became an interested stockholder, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In Liberty Global’s restated certificate of incorporation, Liberty Global has elected not to be governed by Section 203.

Transfer Agent and Registrar

     EquiServe Trust Company N.A. will be the transfer agent and registrar for Liberty Global’s common stock.

COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF LMI, UGC AND LIBERTY GLOBAL

     Liberty Global, LMI and UGC are each organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of capital stock in Liberty Global, LMI and UGC arise primarily from differences in their respective charters and bylaws, in the case of LMI and UGC, as in effect on the date of this joint proxy statement/prospectus, and, in the case of Liberty Global, as will be in effect at the effective time of the mergers. Upon completion of the mergers, holders of LMI common stock and holders of UGC common stock will become holders of Liberty Global common stock and their rights will be governed by Delaware law and Liberty Global’s restated certificate of incorporation and bylaws.

     The following discussion summarizes the material differences between the rights of LMI stockholders, UGC stockholders and Liberty Global stockholders, as described in the applicable provisions of their respective charters and bylaws. This section does not include a complete description of all the differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. All LMI stockholders and UGC stockholders are urged to carefully read the relevant provisions of Delaware law as well as the form of restated certificate of incorporation and form of bylaws of Liberty Global included with this joint proxy statement/prospectus as Appendix F and Appendix G, respectively.

Authorized Capital Stock

LMI	UGC	Liberty Global
The authorized capital stock of LMI consists of (i) 1,050,000,000 shares of common stock, par value $.01 per share, of which 500,000,000 shares are designated LMI Series A common stock 50,000,000 shares are designated LMI Series B common stock and 500,000,000 shares are designated LMI Series C common stock and (ii) 50,000,000 shares of LMI preferred stock, par value $.01 per share. LMI’s restated certificate of incorporation authorizes the board of directors to authorize the issuance of one or more series of preferred stock.
	The authorized capital stock of UGC consists of (i) 2,400,000,000 shares of UGC common stock, par value $.01 per share, of which 1,000,000,000 shares are designated UGC Class A common stock, 1,000,000,000 shares are designated UGC Class B common stock and 400,000,000 shares are designated UGC Class C common stock and (ii) 10,000,000 shares of UGC preferred stock, par value $.01 per share. UGC’s amended and restated certificate of incorporation authorizes the board of directors to authorize the issuance of one or more series of preferred stock.	Same as LMI.

Voting Rights

LMI	UGC	Liberty Global
Under LMI’s restated certificate of incorporation, holders of LMI Series A common stock are entitled to one vote for each share of such stock held, and holders of LMI Series B common stock are entitled to ten votes for each share of such stock held, on all matters submitted to a vote of LMI stockholders at any annual or special meeting. Holders of LMI Series C common stock are not entitled to any voting powers, except as required by Delaware law (in which case holders of LMI Series C common stock are entitled to 1/100th of a vote per share).
	Under UGC’s amended and restated certificate of incorporation, holders of UGC Class A common stock are entitled to one vote for each share of such stock held, holders of UGC Class B common stock are entitled to ten votes for each share of such stock held and holders of Class C common stock are entitled to ten votes for each share of such stock held.	Same as LMI.

Cumulative Voting

LMI	UGC	Liberty Global
Under Delaware law, stockholders of a Delaware corporation do not have the right to cumulate their votes in the election of directors, unless that right is granted in the certificate of incorporation of the corporation. LMI’s restated certificate of incorporation does not permit cumulative voting by LMI stockholders.
	Same as LMI.	Same as LMI.

Size of Board of Directors

LMI	UGC	Liberty Global
LMI’s board of directors has eight members. LMI’s restated certificate of incorporation provides that the minimum number of directors is three, and that the actual number of directors may be fixed by the board of directors.
	UGC’s board of directors has ten members. UGC’s amended and restated certificate of incorporation provides that the number of directors shall not be fewer than nine nor more than twelve, and that that the actual number of directors may be fixed by the board of directors.	Liberty Global’s board of directors initially will have ten members. Liberty Global’s restated certificate of incorporation and bylaws will provide that the minimum number of directors is three, and that the actual number of directors may be fixed by the board of directors.

Classes of Directors

LMI	UGC	Liberty Global
LMI’s restated certificate of incorporation provides that its board of directors is divided into three classes of directors with each class being elected to a staggered three-year term.	Same as LMI.	Same as LMI.

Removal of Directors

LMI	UGC	Liberty Global
Under LMI’s restated certificate of incorporation, a director may be removed from office only for cause	Under UGC’s amended and restated certificate of incorporation, any and all directors	Same as LMI.

LMI	UGC	Liberty Global
upon the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of LMI Series A common stock, LMI Series B common stock and any series of preferred stock entitled to vote upon matters that may be submitted to an LMI stockholder vote.
may be removed from the board of directors with or without cause upon the affirmative vote of holders of at least 66-2/3% of the aggregate combined voting power of the UGC Class A common stock, UGC Class B common stock and UGC Class C common stock, voting together as a single class.

Vacancies on the Board of Directors

LMI	UGC	Liberty Global
LMI’s restated certificate of incorporation provides that vacancies resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board of directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office.
	UGC’s amended and restated certificate of incorporation provides that any newly created directorship resulting from an increase in the number of directors or any other vacancy, however caused, shall be filled by a majority of the directors then in office.	Same as LMI.

Limitation of Personal Liability of Directors

LMI	UGC	Liberty Global
Under Delaware law, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the provision may not eliminate or limit the liability of a director for a breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends, certain stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. LMI’s restated certificate of incorporation limits the personal liability of LMI directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.
	Same as LMI.	Same as LMI.

Indemnification of Directors and Officers

LMI	UGC	Liberty Global
Delaware law provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority of directors who were not parties to the suit or proceeding, if the person (i) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests), and (ii) in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware corporate law also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper. To the extent
	Same as LMI.	Same as LMI.

LMI	UGC	Liberty Global
that a current or former director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified. LMI’s restated certificate of incorporation provides for (i) the indemnification of its current or former directors and officers to the fullest extent permitted by law, and (ii) the prepayment of expenses (including attorneys’ fees) upon receipt of an undertaking to repay such amounts if it is ultimately determined that the director or officer is not entitled to indemnification.

Action by Written Consent

LMI	UGC	Liberty Global
LMI’s restated certificate of incorporation specifically denies LMI stockholders the power to consent in writing, without a meeting, to the taking of any action.	UGC’s amended and restated certificate of incorporation allows UGC stockholders to take action by written consent.	Same as LMI.

Amendments to Certificate of Incorporation

LMI	UGC	Liberty Global
LMI’s restated certificate of incorporation requires, for the amendment, alteration or repeal of any provision of or the addition or insertion of any provision in LMI’s restated certificate of incorporation, the affirmative vote of the holders of at least 80% of the aggregate voting
	UGC’s amended and restated certificate of incorporation requires the affirmative vote of the holders of 66-2/3% of the aggregate voting power of the outstanding UGC common stock, voting together as a single class, to amend, alter, repeal or adopt	Same as LMI.

LMI	UGC	Liberty Global
power of the outstanding shares of LMI Series A common stock, LMI Series B common stock and any series of preferred stock entitled to vote upon matters submitted to a stockholder vote, unless the amendment (i) is not required to be approved by LMI stockholders under Delaware Law or (ii) has been approved by 75% of the LMI directors then in office.
provisions of the amended and restated certificate of incorporation relating to the following matters: (1) the classification of directors, (2) the election of directors, (3) the term of office of directors, (4) the filling of vacant directorships, (5) the removal of directors, (6) the nominations of directors, (7) the calling of special meetings of stockholders, (8) requirements concerning amendments to the bylaws and (9) requirements concerning amendments to the amended and restated certificate of incorporation. The items listed under (1) through (6) also require the affirmative vote of the holders of a majority of the voting power of the outstanding UGC Class C common stock, voting separately.

Amendments to Bylaws

LMI	UGC	Liberty Global
Delaware law provides that stockholders have the power to amend the bylaws of a corporation unless the certificate of incorporation grants such power to the board of directors, in which case either the stockholders or the board of directors may amend the bylaws. LMI’s restated certificate of incorporation authorizes the board of directors, by the affirmative vote of not less than 75% of the directors then in office, to adopt, amend or repeal any provision of the bylaws.
	Delaware law provides that stockholders shall have the power to amend the bylaws of a corporation unless the certificate of incorporation grants such power to the board of directors, in which case either the stockholders or the board of directors may amend the bylaws. UGC’s amended and restated certificate of incorporation provides that the board of directors has the power to adopt, alter, amend or repeal the bylaws of UGC by a vote of the majority of the directors then in office. The holders of shares of outstanding equity securities of UGC entitled to vote in the election of directors, to the extent such power is conferred on them by application of law, also have the power to adopt, alter, amend or repeal the bylaws of UGC if approved by at least 66-2/3% of the aggregate voting power of the outstanding UGC common stock, voting together as a single class.	Same as LMI.

Special Meetings of Stockholders

LMI	UGC	Liberty Global
LMI’s restated certificate of incorporation and bylaws provide that the secretary may call special meetings of the stockholders, only at the request of 75% of the members of the board of directors then in office.
	UGC’s bylaws provide that special meetings may be called only (i) by the board of directors pursuant to a resolution approved by a majority of the directors then in office, (ii) by the chairman of the board of directors or (iii) at the request of holders of common stock representing a majority of the aggregate voting power of the outstanding equity securities entitled to vote in the election of director.	Same as LMI.

Vote on Extraordinary Corporate Transactions

LMI	UGC	Liberty Global
Under Delaware law, a sale or other disposition of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation requires the affirmative vote of the corporation’s board of directors (except in limited circumstances) plus, with limited exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote on the transaction. LMI’s restated certificate of incorporation requires the affirmative vote of holders of at least 80% of the aggregate voting power of the outstanding shares of LMI Series A common stock, LMI Series B common stock and any series of preferred stock entitled to vote upon matters submitted to an LMI stockholder vote to authorize: (i) a merger or consolidation with and into any other corporation, unless (a) the laws of the state of Delaware do not require stockholder consent or (b) 75% of the members of the board of directors have approved the merger or consolidation, (ii) the sale, lease or exchange of all, or substantially all, assets of LMI, unless 75% of the members of the board of directors then in office have approved the transaction or (iii) the
	Under Delaware law, a sale or other disposition of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation requires the affirmative vote of the corporation’s board of directors (except in limited circumstances) plus, with limited exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote on the transaction. UGC’s amended and restated certificate of incorporation and bylaws include no additional provisions in this regard, and the Delaware law applies without modification.	Same as LMI.

LMI	UGC	Liberty Global
dissolution of LMI, unless 75% of the members of the board of directors then in office have approved the dissolution.

State Anti-Takeover Statutes

LMI	UGC	Liberty Global
Subject to certain exceptions, Section 203 of the Delaware corporate statute generally prohibits public corporations from engaging in significant business transactions, including mergers, with a holder of 15% or more of the corporation’s stock, referred to as an interested stockholder, for a period of three years after the interested stockholder becomes an interested stockholder, unless the certificate of incorporation contains a provision expressly electing not to be governed by such a section. LMI’s restated certificate of incorporation expressly elects not to be governed by Section 203.
	Same as LMI.	Same as LMI.

Notice of Stockholder Proposals and Director Nominations

LMI	UGC	Liberty Global
Under LMI’s bylaws, for director nominations or other business to be properly brought before an LMI annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of LMI and any such proposed business other than the nominations of persons for election to the board of directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of LMI not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting
	Under UGC’s bylaws, for director nominations or other business to be properly brought before a UGC annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of UGC and any such proposed business other than the nominations of persons for election to the board of directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of UGC not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding	Same as LMI.

LMI	UGC	Liberty Global
(provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by LMI).
year’s annual meeting (provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by UGC).

LIBERTY GLOBAL UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

   General

     The accompanying unaudited condensed pro forma combined financial statements reflect the pro forma effects of (1) the proposed mergers (the Proposed Mergers) contemplated by the merger agreement, whereby Liberty Global will acquire all of the capital stock of UGC that LMI does not already own and LMI and UGC will become wholly owned subsidiaries of Liberty Global; and (2) certain transactions that were consummated during 2004, as further described below (the Consummated Transactions).

     The following unaudited condensed pro forma combined balance sheet of Liberty Global, dated as of September 30, 2004, assumes that the Proposed Mergers were effective as of such date. The following unaudited condensed pro forma combined statements of operations of Liberty Global for the nine months ended September 30, 2004 and the year ended December 31, 2003 include the pro forma effects of the Proposed Mergers and the Consummated Transactions, as if each of such transactions were effective as of January 1, 2003.

     The unaudited pro forma results do not purport to be indicative of the financial position and results of operations that Liberty Global will obtain in the future, or that Liberty Global would have obtained if the Proposed Mergers and Consummated Transactions were effective as of the dates indicated above. These unaudited condensed pro forma combined financial statements of Liberty Global have been derived from and should be read in conjunction with the historical financial statements and related notes thereto of LMI and UGC. The LMI historical financial statements are included in “Appendix A: Information Concerning Liberty Media International, Inc. — Part 4: Historical Financial Statements of LMI and its Significant Affiliates and Acquirees” and the UGC historical financial statements are incorporated by reference into this document. See “Additional Information — Where You Can Find More Information.”

   Proposed Mergers

     At September 30, 2004, LMI owned 53.6% of the outstanding equity securities of UGC representing approximately 91.0% of UGC’s outstanding voting power. Pursuant to the Proposed Mergers, each share of LMI Series A common stock or Series B common stock owned by an LMI stockholder will be exchanged for one share of the corresponding series of Liberty Global common stock. Stockholders of UGC (other than LMI and its wholly owned subsidiaries) may elect to receive, for each share of UGC common stock owned by them, either:

•	0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest) (the stock election); or

•	$9.58 in cash, without interest (the cash election).

     UGC stockholders who make the cash election will be subject to proration so that, in the aggregate, the cash consideration paid to UGC stockholders does not exceed 20% of the aggregate value of the merger consideration payable to UGC public stockholders. If proration is made, any share for which a holder is not entitled to receive cash will be converted into 0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest).

     The Proposed Mergers will be accounted for as a “step acquisition” by LMI of the remaining minority interest in UGC. The purchase price in this step acquisition will include the consideration issued to UGC public stockholders to acquire the UGC interest not already owned by LMI and the direct acquisition costs incurred by LMI. As UGC was a consolidated subsidiary of LMI prior to the Proposed Mergers, the purchase price will first be applied to eliminate the minority interest in UGC from the consolidated balance sheet of LMI, and the remaining purchase price will be allocated on a pro rata basis to the identifiable assets and liabilities of UGC based upon their respective fair values at the effective date of the Proposed Mergers and the 46.4% interest in UGC to be acquired by Liberty Global pursuant to the Proposed Mergers. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of UGC will be recorded as goodwill. As the acquiring company for accounting purposes, LMI will be the predecessor to Liberty Global and the historical financial statements of LMI will become the historical financial statements of Liberty Global. As discussed further in the accompanying notes, the preliminary calculation of the purchase price reflected in the accompanying unaudited condensed pro forma combined financial statements is based upon the assumption that all UGC stockholders (other than LMI and its wholly owned subsidiaries) will elect to receive shares of Liberty Global in the Proposed Mergers. In addition, the preliminary purchase price allocation reflected in the accompanying unaudited condensed pro forma combined financial statements is subject to adjustment based upon the final assessment of the fair values of UGC’s identifiable assets and liabilities.

  Consummated Transactions

   Consolidation of UGC

     On January 5, 2004, LMI completed a transaction pursuant to which UGC’s founding stockholders transferred 8.2 million shares of UGC Class B Common Stock to LMI in exchange for 12.6 million shares of Liberty Series A Common Stock valued, for accounting purposes, at $152,122,000 and a cash payment of $15,827,000 (including acquisition costs). This transaction was the last of a number of independent transactions that occurred from 2001 to January 2004, pursuant to which LMI acquired its controlling interest in UGC. LMI’s acquisition of 281.3 million shares of UGC common stock in January 2002 gave LMI a greater than 50% economic interest in UGC, but due to certain voting and standstill arrangements, LMI used the equity method to account for its investment in UGC through December 31, 2003. Upon closing of the January 5, 2004 transaction, the restrictions on the exercise by LMI of its voting power with respect to UGC terminated, and LMI gained voting control of UGC. Accordingly, UGC has been accounted for as a consolidated subsidiary and included in LMI’s financial position and results of operations since January 1, 2004.

     LMI has accounted for its acquisition of a controlling interest in UGC as a step acquisition, and has allocated its investment basis to its pro rata share of UGC’s assets and liabilities at each significant acquisition date based upon the estimated fair values of such assets and liabilities on such dates. During 2002, LMI’s investment basis in UGC was reduced to zero as a result of the prior recognition of LMI’s share of UGC’s losses.

   Noos Acquisition

     On July 1, 2004, UPC Broadband France SAS (UPC Broadband France), an indirect wholly owned subsidiary of UGC and the owner of UGC’s French cable television operations, acquired Suez-Lyonnaise Télécom SA (Noos), from Suez SA (Suez). Noos is a provider of digital and analog cable television services and high-speed Internet access services in France. The preliminary purchase price for a 100% interest in Noos was approximately €623,450,000 ($758,547,000 at July 1, 2004), consisting of €529,929,000 ($644,761,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €85,000,000 ($103,419,000 at July 1, 2004) and €8,521,000 ($10,367,000 at July 1, 2004) in direct acquisition costs. The preliminary purchase price and the value assigned to the 19.9% interest in UPC Broadband France are subject to a review of certain historical financial information of Noos and UPC Broadband France. In this regard, €100,000,000 ($121,669,000) of the cash consideration was held in escrow at September 30, 2004 pending final determination of the purchase price.

     UGC has accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the preliminary purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values, and the excess of the purchase price over the fair value of such identifiable net assets was allocated to goodwill. The preliminary fair values assigned to property and equipment and intangible assets, and the excess purchase price assigned to goodwill have been adjusted to give effect to UGC’s 80.1% ownership interest in Noos. The preliminary accounting for the Noos transaction, as reflected in these unaudited condensed pro forma combined financial statements, is subject to adjustment based upon the (i) final determination of the Noos purchase price and the value assigned to the 19.9% equity interest in UPC Broadband France and (ii) the final assessment of the fair values of Noos’ identifiable assets and liabilities. Such potential adjustments are not expected to have a material impact on the pro forma results of operations of Liberty Global.

Liberty Global, Inc.
Unaudited Condensed Pro Forma Combined Balance Sheet
September 30, 2004

		Pro forma
	Historical	(Proposed Mergers)
		Adjustments -
		increase		Liberty Global
	LMI	(decrease)		as adjusted
	(amounts in thousands)
Assets:
Cash and cash equivalents	$1,738,730	—		1,738,730
Receivables and other current assets	535,705	—		535,705
Investments and related receivables	3,009,106	—		3,009,106
Property and equipment, net	3,972,773	—		3,972,773
Intangible assets not subject to amortization	2,817,004	2,454,027	(1)	5,271,031
Other assets	557,274	—		557,274

Total assets	12,630,592	2,454,027		15,084,619

Liabilities and Parent’s Investment:
Current liabilities	1,289,207	—		1,289,207
Long-term debt, excluding current portion	4,258,810	—		4,258,810
Deferred income tax liabilities, excluding current portion	453,194	—		453,194
Other liabilities	328,795	—		328,795

Total liabilities	6,330,006	—		6,330,006

Minority interests in subsidiaries	1,117,032	(1,014,610)	(1)	102,422

Stockholders’ Equity:
Common stock	1,755	(1,755)	(1)	3,443
		3,443	(1)
Additional paid-in capital	6,956,349	3,467,848	(1)	10,424,197
Accumulated deficit	(1,641,575)	—		(1,641,575)
Accumulated other comprehensive loss, net of taxes	(132,975)	—		(132,975)
Shares held by subsidiaries	—	(899)	(1)	(899)

Total stockholders’ equity	5,183,554	3,468,637		8,652,191

Total liabilities and stockholders’ equity	$12,630,592	$2,454,027		$15,084,619

See notes to unaudited condensed pro forma combined financial statements.

Liberty Global, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Nine months ended September 30, 2004

			Pro forma			Pro forma
	Historical		(Consummated Transactions)			(Proposed Mergers)
		Noos	Adjustments			Adjustments		Liberty
		(6 months ended	increase			increase		Global
	LMI	June 30, 2004)	(decrease)		As adjusted	(decrease)		as adjusted
			(amounts in thousands)
Revenue	$1,865,769	199,880	—		2,065,649	—		2,065,649
Operating, selling, general and administrative expenses	(1,210,533)	(147,126)	—		(1,357,659)	—		(1,357,659)
Stock compensation	(66,120)	—	—		(66,120)	—		(66,120)
Depreciation and amortization	(696,624)	(73,052)	(3,208	) (3)	(772,884)	—		(772,884)
Other operating expenses	(53,372)	—	—		(53,372)			(53,372)

Operating loss	(160,880)	(20,298)	(3,208)		(184,386)	—		(184,386)

Other income (expense):
Interest expense	(209,801)	(40,394)	37,703	(4)	(212,492)	—		(212,492)
Share of earnings of affiliates, net	54,518	—	—		54,518	—		54,518
Gain on exchange of investment security	168,301	—	—		168,301	—		168,301
Gain on extinguishment of debt	35,787	—	—		35,787	—		35,787
Other, net	41,675	727	—		42,402	—		42,402

	90,480	(39,667)	37,703		88,516	—		88,516

Loss before income tax and minority interest	(70,400)	(59,965)	34,495		(95,870)	—		(95,870)

Income tax expense	(91,027)	(101)	—	(10)	(91,128)	—	(10)	(91,128)
Minority interests in subsidiaries	150,801	—	8,336	(5)	159,137	(148,292	) (11)	10,845

Net loss	$(10,626)	(60,066)	42,831		(27,861)	(148,292)		(176,153)

Loss per share	(0.07)				(0.18)			(0.69)

Weighted average shares outstanding (12)	158,363				158,363			254,348

See notes to unaudited condensed pro forma combined financial statements.

Liberty Global, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2003

	Historical			Pro forma (Consummated Transactions)			Pro forma (Proposed Mergers)
				Adjustments –			Adjustments –
				increase			increase		Liberty Global
	LMI	UGC	Noos	(decrease)		As adjusted	(decrease)		as adjusted
	(amounts in thousands)
Revenue	$108,634	1,891,530	356,781	—		2,356,945	—		2,356,945
Operating, selling, general and administrative expenses	(90,643)	(1,262,648)	(276,641)	—		(1,629,932)	—		(1,629,932)
Stock compensation	(4,088)	(38,024)	—	28,647	(2)	(13,465)	—		(13,465)
Depreciation and amortization	(15,114)	(808,663)	(196,055)	(42,488)	(3)	(1,062,320)	—		(1,062,320)
Impairment of long-lived assets	—	(438,209)	(654,844)	—		(1,093,053)	—		(1,093,053)

Operating loss	(1,211)	(656,014)	(770,759)	(13,841)		(1,441,825)	—		(1,441,825)

Other income (expense):
Interest expense	(2,178)	(327,132)	(71,083)	72,898	(4)	(327,495)	—		(327,495)
Share of earnings of affiliates, net	13,739	294,464	—	(208,203)	(6)	100,000	—		100,000
Gain on sales, net	3,759	279,442	—	(195,456)	(7)	87,745	—		87,745
Gain on extinguishment of debt	—	2,183,997	—	(974,239)	(8)	1,209,758	—		1,209,758
Other, net	34,779	87,773	775	(44,713)	(9)	78,614	—		78,614

	50,099	2,518,544	(70,308)	(1,349,713)		1,148,622	—		1,148,622

Earnings (loss) before income taxes and minority interests	48,888	1,862,530	(841,067)	(1,363,554)		(293,203)	—		(293,203)

Income tax expense	(27,975)	(50,344)	(406)	—	(10)	(78,725)	—	(10)	(78,725)

Minority interests in subsidiaries	(24)	183,182	—	(753,840)	(5)	(570,682)	991,345	(11)	420,663

Net earnings (loss)	$20,889	1,995,368	(841,473)	(2,117,394)		(942,610)	991,345		48,735

Earnings (loss) per share	$0.14					(6.17)			0.19

Weighted average shares outstanding (12)	152,841					152,841			254,348

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
September 30, 2004 and December 31, 2003

(1)	Represents the adjustments required to reflect the Proposed Mergers, including adjustments to (i) record the issuance of 337,027,019 Liberty Global Series A shares (including 89,943,393 shares to be held by subsidiaries of LMI) and 7,264,300 Liberty Global Series B shares in connection with the Proposed Mergers, (ii) eliminate the minority interests in UGC’s equity, (iii) record the preliminary allocation of the step acquisition purchase price and (iv) eliminate LMI’s common stock. The number of shares assumed to be issued in connection with the proposed mergers is based upon (A) the number of issued and outstanding shares of LMI and UGC common stock as of September 30, 2004, and (B) the assumption that all UGC public stockholders will make an election to receive shares of Liberty Global Series A common stock.

As discussed in the headnote to these unaudited condensed pro forma combined financial statements, UGC stockholders other than LMI may make a stock or cash election. Stockholders who make the cash election will be subject to proration so that, in the aggregate, the cash consideration paid to UGC stockholders does not exceed 20% of the aggregate value of the merger consideration payable to UGC public stockholders. The accompanying unaudited condensed pro forma combined balance sheet and statements of operations for Liberty Global assume that all UGC stockholders (other than LMI and its wholly owned subsidiaries) make the stock election. A comparison of the preliminary purchase price calculation and allocation assuming UGC stockholders (other than LMI and its wholly owned subsidiaries) receive (i) all stock consideration or (ii) 80% stock and 20% cash consideration is set forth below (dollar amounts in thousands):

		80% stock and
	All stock	20% cash
Liberty Global Series A shares issued to UGC public stockholders (a):	78,919,860	63,135,888

Fair value of shares issued (b)	$3,457,637	2,766,110
Cash consideration	—	701,673
Estimated direct acquisition costs	11,000	11,000

Total purchase price	3,468,637	3,478,783
Eliminate minority interest in UGC	(1,014,610)	(1,014,610)

Allocate residual to goodwill (c)	$2,454,027	2,464,173

(a)	Represents the number of shares that would have been issued to UGC stockholders (other than LMI and its wholly owned subsidiaries) based upon the number of shares of UGC common stock that were issued and outstanding on September 30, 2004. The actual number of shares issued in the Proposed Mergers will depend on the number of shares of UGC common stock outstanding on the closing date and the portion of the consideration that is paid in Liberty Global shares.

(b)	The fair value of the shares issued is based upon a fair value of $43.812 per share, which is the average of the quoted market price of LMI Series A common stock for the period beginning two trading days before and ending two trading days after the date that the Proposed Mergers were announced (January 18, 2004).

(c)	For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that the historical cost of UGC’s existing assets and liabilities approximate their fair value. Accordingly, the excess purchase price after the elimination of the UGC minority interest has been allocated to goodwill. Consistent with the requirements of Statement of Financial Accounting No. 142, Goodwill and Other Intangible Assets, the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses, net losses and net loss per share in subsequent periods. For example, if $500 million of the excess consideration had been allocated to property and equipment that had a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations of Liberty Global for the nine months ended September 30, 2004 and the year ended December 31, 2003 would have reflected increases in, (i) the pro forma operating loss of $37,500,000 and $50,000,000, respectively; (ii) the pro forma net loss of $24,101,000 and $32,135,000 (based upon LMI’s weighted average statutory income tax rates), respectively, and (iii) the pro forma loss per share of $0.09 and $0.13, respectively.

(2)	Represents the reduction of stock compensation that results from the elimination of deferred stock compensation in connection with the application of purchase accounting in connection with the 2002 step acquisition of UGC.

(3)	The pro forma adjustment to depreciation and amortization expense consists of the following:

	Nine months ended	Year ended
	September 30,	December 31,
	2004	2003
	(amounts in thousands)
Depreciation and amortization of the purchase accounting adjustments to property and equipment and amortizable intangible assets that were recorded in connection with the 2002 step acquisition of UGC.	$—	(36,082)
Depreciation and amortization of Noos purchase price allocations to property and equipment (estimated weighted average life of 9.5 years) and amortizable intangible assets (estimated lives ranging from 3 to 6 years).	(3,208)	(6,406)

	$(3,208)	(42,488)

(4)	The pro forma adjustment to interest expense consists of the following:

	Nine months ended	Year ended
	September 30,	December 31,
	2004	2003
	(amounts in thousands)
Elimination of Noos’ historical interest expense as UPC Broadband France did not assume the related debt	$40,394	71,083
Interest expense on the debt incurred by UGC to finance a portion of the Noos acquisition	(2,691)	(5,383)
Reduction of UGC interest expense due to purchase accounting adjustments to debt and deferred financing costs that were recorded in connection with the 2002 step acquisition of UGC.	—	7,198

	$37,703	72,898

(5)	The pro forma adjustment to minority interests in subsidiaries consists of the following:

	Nine months
	ended	Year ended
	September 30,	December 31,
	2004	2003
	(amounts in thousands)
Minority interests’ share (19.9%) of Noos’ and UPC Broadband France’s historical results of operations and pro forma adjustments	$8,336	237,505
Minority interests’ share of UGC’s results of operations after considering the pro forma adjustments related to the 2002 and 2004 step acquisitions of UGC	—	(991,345)

	$8,336	(753,840)

(6)	Represents the elimination of the pro rata portion of the share of earnings of an equity method affiliate as a result of the application of purchase accounting in connection with the 2002 step acquisition of UGC.

(7)	Represents the elimination of pro rata portions of gains that were recognized by UGC during 2003 due to the application of purchase accounting in connection with the 2002 step acquisition of UGC.

(8)	Represents the elimination of a portion of the gain on extinguishment of debt of a subsidiary of UGC due to an increase in the carrying value of such debt as a result of a purchase accounting adjustment that was recorded in connection with the 2002 step acquisition of UGC.

(9)	Represents the elimination of other individually insignificant items in UGC’s statement of operations as a result of purchase accounting adjustments that were recorded in connection with the 2002 step acquisition of UGC.

(10)	The pro forma adjustments associated with the Consummated Transactions and the Proposed Mergers had no impact on pro forma income tax expense due primarily to the fact that the pro forma adjustments relate to jurisdictions where valuation allowances have been provided against deferred tax assets.

(11)	Represents the elimination of the minority interests’ share of UGC’s results as a result of the Proposed Mergers.

(12)	The historical weighted average shares outstanding assume that the June 7, 2004 distribution of LMI common stock to the stockholders of Liberty occurred on January 1, 2003 and the pro forma weighted average shares outstanding assume that the number of Liberty Global common shares that would have been issued and outstanding had the Proposed Mergers occurred on September 30, 2004 were outstanding since January 1, 2003.

ADDITIONAL INFORMATION

Legal Matters

     Legal matters relating to the validity of the securities to be issued in the mergers will be passed upon by Baker Botts L.L.P.

Stockholder Proposals

     We currently expect that Liberty Global’s first annual meeting of stockholders will be held during the [___]. In order to be eligible for inclusion in Liberty Global’s proxy materials for its first annual meeting, any stockholder proposal must be submitted in writing to Liberty Global’s Corporate Secretary and received at Liberty Global’s executive offices, by the close of business on [___] or such later date as Liberty Global may determine and announce in connection with the actual scheduling of the annual meeting. To be considered for presentation at Liberty Global’s first annual meeting, although not included in its proxy statement, any stockholder proposal must be received at the executive offices of Liberty Global on or before the close of business on [___] or such later date as Liberty Global may determine and announce in connection with the actual scheduling of the annual meeting.

     All stockholder proposals for inclusion in Liberty Global’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in Liberty Global’s proxy materials), Liberty Global’s restated certificate of incorporation, Liberty Global’s bylaws and Delaware law.

Where You Can Find More Information

     Liberty Global has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the securities being offered by this joint proxy statement/prospectus. This joint proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about Liberty Global and the securities being offered hereby.

     LMI and UGC are each subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, LMI and UGC each file periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that they or Liberty Global file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this joint proxy statement/prospectus is not incorporated by reference in this prospectus. In addition, copies of documents filed by LMI and UGC with the Securities and Exchange Commission are also available by contacting LMI or UGC, as applicable, by writing or telephoning the office of Investor Relations:

Liberty Media International, Inc.	UnitedGlobalCom, Inc.
12300 Liberty Boulevard	4643 South Ulster Street, Suite 1300
Englewood, Colorado 80112	Denver, Colorado 80237
Telephone: (877) 783-7676	Telephone: (303) 770-4001

     The Securities and Exchange Commission allows UGC to “incorporate by reference” information into this document, which means that we can disclose important information about UGC to you by referring you to other documents. The information incorporated by reference is an important part of this joint proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Any statement, including financial statements, contained in UGC’s Annual Report on Form 10-K for the year ended December 31, 2003 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this joint proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by UGC with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein:

•	UGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	UGC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

•	UGC’s Current Reports on Form 8-K as follows (other than the portions of those documents not deemed filed):

Date of Report	Date of Filing
January 17, 2005	January 24, 2005
January 17, 2005	January 18, 2005
January 10, 2005	January 12, 2005
December 15, 2004	January 7, 2005
December 16, 2004	December 20, 2004
December 7, 2004	December 13, 2004
December 2, 2004	December 8, 2004
November 9, 2004	November 9, 2004
October 14, 2004	October 18, 2004
October 1, 2004	October 4, 2004
September 22, 2004	September 22, 2004
September 16, 2004	September 16, 2004
August 9, 2004	August 9, 2004
July 1, 2004	September 7, 2004
July 1, 2004	July 9, 2004
June 29, 2004	July 1, 2004
June 7, 2004	June 21, 2004
June 10, 2004	June 10, 2004
April 23, 2004	May 5, 2004
April 16, 2004	April 19, 2004
April 6, 2004	April 7, 2004
March 31, 2004	April 1, 2004
February 20, 2004	February 20, 2004
February 18, 2004	February 19, 2004
February 13, 2004	February 13, 2004
January 21, 2004	January 23, 2004
January 20, 2004	January 21, 2004
January 12, 2004	January 12, 2004
January 7, 2004	January 8, 2004
January 5, 2004	January 6, 2004

     Neither LMI nor UGC has authorized anyone to give any information or make any representation about the mergers, Liberty Global, LMI or UGC, that is different from, or in addition to, the information contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated into this document by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

APPENDIX A: INFORMATION CONCERNING LIBERTY MEDIA INTERNATIONAL, INC.
PART 1: DESCRIPTION OF BUSINESS
General Development of Business
      We are a holding company that, through our ownership of interests in subsidiaries and affiliates, provides broadband distribution services and video programming services to subscribers in Europe, Japan, Latin America and Australia. Our principal assets are our subsidiaries, UnitedGlobalCom, Inc., Liberty Cablevision of Puerto Rico Ltd. and Pramer S.C.A., and our affiliates, Jupiter Telecommunications Co., Ltd. and Jupiter Programming Co., Ltd.
      Liberty Media International, Inc. (together with its subsidiaries, “LMI”, “we”, “us”, “our” or similar terms) was formed in March 2004 as a wholly owned subsidiary of Liberty Media Corporation, which we refer to as Liberty. Liberty transferred, and caused its other subsidiaries to transfer to us, substantially all of the assets comprising Liberty’s International Group, together with cash and certain financial assets. On June 7, 2004, Liberty distributed to its shareholders, on a pro rata basis, all of our shares of common stock, which we refer to as the Spin Off, and we became an independent, publicly traded company.
Recent Developments
      On January 5, 2004, Liberty completed a transaction pursuant to which the founding shareholders of UnitedGlobalCom, Inc., which we refer to as UGC, transferred to Liberty 8.2 million shares of Class B common stock in exchange for 12.6 million shares of Liberty’s common stock and a cash payment. Upon closing of this exchange, the restrictions contained in the existing standstill agreement between Liberty and UGC on the amount of UGC’s stock that Liberty could acquire and on the way Liberty could vote its shares of UGC stock terminated and Liberty gained control of UGC. Substantially all of Liberty’s direct and indirect interest in UGC was transferred to us prior to the Spin Off.
      On January 12, 2004, Old UGC, Inc., a wholly owned subsidiary of UGC that principally owns UGC’s interests in businesses in Latin America and Australia, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Old UGC’s plan of reorganization, as amended, was confirmed by the Bankruptcy Court on November 10, 2004, and the restructuring of its indebtedness and other obligations pursuant to the plan was completed on November 24, 2004.
      On January 23, 2004, we, Liberty and CristalChile Comunicaciones S.A., our partner in Metrópolis-Intercom S.A., a cable operator in Chile, entered into an agreement pursuant to which each agreed to use its respective commercially reasonable efforts to combine the businesses of Metrópolis and VTR GlobalCom S.A., a wholly owned subsidiary of UGC that owns UGC’s Chilean operations. The combination is subject to certain conditions, including the execution of definitive agreements, Chilean regulatory approval, the approval of the respective boards of directors of the relevant parties (including, in the case of UGC, the independent members of UGC’s board of directors) and the receipt of necessary third party approvals and waivers. The Chilean antitrust authorities approved the combination in October 2004 subject to certain conditions. However, an action has been filed with the Chilean Supreme Court seeking to reverse such approval. We, CristalChile and UGC are currently negotiating the terms of the definitive agreements for the combination.
      In February 2004, UGC issued 83.0 million shares of its Class A common stock, 2.3 million shares of its Class B common stock and 84.9 million shares of its Class C common stock pursuant to a fully subscribed rights offering, resulting in gross proceeds to UGC of $1.0 billion.
      Also in February 2004, UPC Polska, Inc., an indirect subsidiary of UGC, emerged from its U.S. bankruptcy proceedings. Pursuant to UPC Polska’s plan of reorganization, claim holders received aggregate consideration consisting of cash, new 9% UPC Polska Notes due 2007 and 2.0 million shares of UGC’s Class A common stock in exchange for cancellation of their claims. On July 16, 2004, UPC Polska redeemed the new 9% UPC Polska Notes at par plus accrued but unpaid interest.

A1-1

      On April 6, 2004, UGC sold €500 million aggregate principal amount of its 1 3/4% convertible senior notes due April 15, 2024. The convertible notes are convertible into shares of UGC’s Class A common stock at an initial conversion price of €9.7561 per share.
      In June 2004, UPC Distribution Holding B.V., an indirect subsidiary of UGC, amended its senior secured credit facility, which we refer to as the UPC Distribution Bank Facility, to add a new Facility E term loan to replace the undrawn Facility D term loan. Proceeds from Facility E totaled €1.0 billion, which, in conjunction with €450 million of cash contributed indirectly by UGC, was used to repay some of the indebtedness borrowed under the other tranches of the credit facility, to redeem the 9% UPC Polska Notes referred to above and to provide funding for the Noos acquisition described below. In December 2004, the UPC Distribution Bank Facility was amended to add a new Facility F term loan that increased UPC Distribution’s average debt maturity and available liquidity, and reduced its average interest margin. The amendment consisted of a $525.0 million tranche and a €140.0 million tranche, totaling €535.0 million in gross proceeds. These proceeds were applied to (1) repay €245.0 million under the Facility A revolver (representing all then outstanding amounts), (2) prepay €101.2 million of the term loan Facility B that matured in June 2006, (3) prepay €177.0 million of Facility C debt and (4) pay transaction fees of €11.8 million.
      On May 20, 2004, we made secured loans to and acquired all of the issued and outstanding shares of Princes Holdings Limited, pursuant to a restructuring under Irish insolvency laws of the debt and other obligations of Princes Holdings and its wholly owned subsidiary, Chorus Communication Limited. In December 2004, we sold 100% of the equity of Princes Holdings to a subsidiary of UGC for 6.4 million shares of UGC’s Class A common stock.
      On July 1, 2004, UPC Broadband France SAS, an indirect wholly owned subsidiary of UGC and the owner of UGC’s French cable television operations, completed its acquisition of Suez-Lyonnaise Telecom SA, which we refer to as Noos, France’s largest cable operator, from Suez SA, a French utility group, for cash and a 19.9% equity interest in UPC Broadband France.
      On July 19, 2004, our investment in Senior Notes and Senior Discount Notes of Telewest Communications plc was converted into approximately 7.5% of the outstanding common stock of Telewest Global, Inc.
      In August 2004, we issued 28.2 million shares of our Series A common stock and 1.2 million shares of our Series B common stock pursuant to a fully subscribed rights offering, resulting in gross proceeds to us of $739.4 million.
      Also in August 2004, we, Sumitomo Corporation and Microsoft Corporation effectively converted a portion of our respective subordinated loans to Jupiter Telecommunications Co., Ltd., which we refer to as J-COM, into equity. Such conversions did not have a material impact on our, Sumitomo’s or Microsoft’s respective ownership interests in J-COM. In December 2004, J-COM repaid the balance of these subordinated shareholder loans in cash.
      Subsequent to the Spin Off, our management and Board of Directors undertook a review of our assets and determined that it would be advisable to monetize or dispose of our financial assets and to consider disposing of other non-consolidated non-cash-flow producing assets if opportunities arose. Consistent with the foregoing, prior to December 31, 2004, we sold all of our shares of Telewest Global and 4.5 million shares of Class A common stock of News Corporation, Inc.
      In October 2004, we also sold our 10% interest in Sky Multicountry and entered into agreements to sell our 10% interest in each of Sky Brasil and Sky Mexico. Sky Multicountry, Sky Brasil and Sky Mexico, which we refer to collectively as Sky Latin America, offer entertainment services via satellite through owned and affiliated distribution platforms in Latin America. The closing of the transfer of our interests in Sky Brasil and Sky Mexico are subject to receipt of regulatory approvals and other customary conditions.
      Then, in November 2004, we entered into a put-call agreement with respect to our right and obligation to subscribe for newly issued shares of Cablevisión S.A., a cable television operator in Argentina, in the event that Cablevisión’s pending restructuring under local law of its debt and other obligations is approved. Consummation of this transaction, which is expected to occur in the first quarter of 2005, will result in the elimination of our

A1-2

subscription right and obligation in consideration of a cash payment, 50% of which has been paid as a down payment. Separately, the counterparty to our total return debt swap with respect to certain bonds of Cablevisión, with our consent, entered into a participation agreement with a third party, which in January 2005 resulted in the termination of our liability under the total return debt swap and the return of our posted collateral.
      On October 15, 2004, our indirect wholly owned subsidiary, Belgian Cable Holdings, entered into an agreement to restructure its investment in the debt of Cable Partners Europe, which we refer to as CPE, and one of its two indirect majority-owned subsidiaries, which we refer to as the InvestCos. In December 2004, two European subsidiaries of UGC acquired Belgian Cable Holdings from us for cash. Thereafter, Belgian Cable Holdings effected the debt restructuring by contributing cash and its investment in the debt of one of the InvestCos to Belgian Cable Investors, L.L.C., a wholly owned subsidiary of CPE, in exchange for 78.4% of the common equity and 100% of the preferred equity of Belgian Cable Investors. CPE owns the remaining 21.6% of the common equity of Belgian Cable Investors. Most of the proceeds of Belgian Cable Holdings’ investment was then distributed by Belgian Cable Investors to CPE and used by CPE to purchase its debt held by Belgian Cable Holdings for a purchase price approximately equal to Belgian Cable Holdings’ cost of acquiring the CPE debt plus accrued interest. As a result of the foregoing transaction, UGC holds 78.4% of an indirect 14.1% interest in Telenet Group Holding N.V., Belgium’s largest cable system operator in terms of number of subscribers.
      On November 16, 2004, chellomedia BV, an indirect wholly owned subsidiary of UGC, entered into an agreement with two Dutch investment groups to acquire parts of the Canal+ business in The Netherlands, including all of its content activities in that country, for cash and the assumption of certain guaranteed output payments to film studios. Canal+ currently packages and distributes premium sports and movie programming under the Canal+ brand name to customers in The Netherlands. The transaction is subject to regulatory approval. In a separate transaction, as part of a settlement of all existing litigation with Canal+, UPC Nederland, UGC’s Dutch subsidiary, has agreed to enter into a new long-term wholesale distribution agreement for the Canal+ premium movie and sports channels.
      In December 2004, a subsidiary of chellomedia BV entered into an agreement to sell its 28.7% interest in EWT Holding GmbH to the other investors in EWT Holding for cash. Chellomedia received 90% of the purchase price on January  31, 2005 and the remaining 10% is due and payable not later than June 30, 2005.
      On December 7, 2004, we purchased 3.0 million shares of our Series A common stock from Comcast Corporation for cash.
      During 2004 subsequent to the Spin Off, Liberty Japan MC, LLC, the subsidiary through which we hold our interest in Mediatti Communications, Inc., a Japanese broadband provider of cable and Internet access services, acquired additional shares of the stock of Mediatti, thereby increasing its interest from 23.6% to 37.3%. In December 2004, Sumitomo Corporation acquired a net 6.9% interest in Liberty Japan MC for a purchase price equal to the same percentage of our investment in Mediatti. Sumitomo has the option until February 2006 to increase its interest in Liberty Japan MC to up to 50%, at a purchase price equal to the greater of the then fair market value of the additional interests so acquired and our investment in such interests.
      Pursuant to a contribution agreement between Sumitomo and us, on December  28, 2004, our approximate 45% equity interest in J-COM and most of Sumitomo’s approximate 32% equity interest in J-COM were combined in LMI/Sumisho Super Media, LLC, which we refer to as Super Media. Prior to the contribution agreement closing, Super Media was our wholly owned subsidiary and owned an approximate 11.5% equity interest in J-COM. At the closing, we contributed our remaining 33.5% equity interest in J-COM to Super Media and Sumitomo contributed an approximate 20% equity interest in J-COM to Super Media, bringing Super Media’s total equity interest in J-COM to approximately 65%. Subject to certain conditions, Sumitomo has the obligation to contribute to Super Media substantially all of its remaining 12% equity interest in J-COM during 2005.
      On January 17, 2005, chellomedia acquired an 87.5% interest in Zone Vision Networks Ltd. from its current shareholders. Zone Vision is a programming company that owns three pay television channels and represents over 30 international channels. The consideration for the transaction consisted of cash and 1.6 million shares of UGC’s Class A common stock, which are subject to a five-year vesting period. As part of the transaction,

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chellomedia will contribute to Zone Vision the 49% shareholding it already holds in Reality TV Ltd. and chellomedia’s Club channel business.
      On January 17, 2005, we entered into an agreement and plan of merger with UGC pursuant to which we each would merge with a separate wholly owned subsidiary of a new parent company named Liberty Global, Inc., which we have formed for purposes of the mergers. In the mergers, each outstanding share of our Series A common stock and Series B common stock would be exchanged for one share of the corresponding series of Liberty Global common stock. Stockholders of UGC (other than us and our wholly owned subsidiaries) may elect to receive for each share of UGC common stock owned either 0.2155 of a share of Liberty Global Series A common stock (plus cash instead of any fractional share interest) or $9.58 in cash. Cash elections will be subject to proration so that the aggregate cash consideration paid to UGC’s stockholders does not exceed 20% of the aggregate value of the merger consideration payable to UGC’s public stockholders. Completion of the transactions is subject, among other conditions, to approval of both companies’ stockholders, including in the case of UGC, the affirmative vote of a majority of the voting power of the UGC shares not beneficially owned by us, Liberty, any of our respective subsidiaries or any of the executive officers or directors of us, Liberty or UGC.
      On February 9, 2005, J-COM entered into separate agreements with Sumitomo Corporation, Microsoft Corporation and us to acquire our respective interests in Chofu Cable, Inc., a small Japanese broadband communications provider, for cash. Closing on all three transactions is expected to occur at the end of February 2005 and will result in J-COM’s owning an approximate 92% equity interest in Chofu Cable.
      On February 10, 2005, UPC Broadband Holding, an indirect wholly owned subsidiary of UGC, acquired 100% of the shares in Telemach d.o.o., a broadband communications provider in Slovenia for cash.
Narrative Description of Business

Overview

Broadband Distribution.
      We offer a variety of broadband distribution services over our cable television systems, including analog video, digital video, Internet access and telephony. Available service offerings depend on the bandwidth capacity of our cable systems and whether they have been upgraded for two-way communications. In select markets, we also offer video services through direct-to-home satellite television distribution or “DTH.” We operate our broadband distribution businesses in Europe principally through our subsidiary UGC; in Japan principally through our 45.45%-owned affiliate Jupiter Telecommunications, Co., Ltd., which we refer to as J-COM; and in Latin America principally through UGC’s subsidiary VTR GlobalCom S.A., our subsidiary Liberty Cablevision of Puerto Rico Ltd., which we refer to as Puerto Rico Cable, and our 50%-owned affiliate Metrópolis-Intercom S.A., which we refer to as Metrópolis.
      The following table presents certain operational data, as of December 31, 2004, with respect to the broadband distribution systems of our subsidiaries and affiliates in Europe, Japan and Latin America. For purposes of this presentation, we refer to Puerto Rico, the islands of the Caribbean and the countries of Central

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and South America collectively as Latin America. This table reflects 100% of the operational data applicable to each subsidiary or affiliate regardless of our ownership percentage.

				Video

	Homes in	Homes	Two-way	Basic Cable	DTH	Digital Cable
	Service Area	Passed	Homes Passed	Subscribers	Subscribers	Subscribers

	(1)	(2)	(3)	(4)	(5)	(6)
Europe:
UGC*
Western Europe	12,214,300	9,528,600	7,463,300	5,223,500	—	767,300
Central and Eastern Europe	5,159,300	4,552,200	1,739,800	2,650,300	245,100	—
Total Europe	17,373,600	14,080,800	9,203,100	7,873,800	245,100	767,300
Japan:
J-COM**	7,106,600	6,861,800	6,850,200	1,592,500	—	243,500
Other	1,047,800	868,400	868,400	121,400	—	6,200
Total Japan	8,154,400	7,730,200	7,718,600	1,713,900	—	249,700
Latin America:
UGC*
VTR GlobalCom(11)	2,350,000	1,793,900	1,070,700	518,500	4,500	—
Other	950,600	82,200	45,700	21,400	—	6,300
Puerto Rico Cable	425,000	324,600	302,800	121,200	—	43,700
Metrópolis(11)	2,250,000	1,213,800	224,000	224,800	—	7,500
Total Latin America(11)	5,975,600	3,414,500	1,643,200	885,900	4,500	57,500
Total	31,503,600	25,225,600	18,564,900	10,473,600	249,600	1,074,500

	Internet		Telephony

	Homes		Homes
	Serviceable	Subscribers	Serviceable	Subscribers

	(7)	(8)	(9)	(10)
Europe:
UGC*
Western Europe	7,453,600	1,042,000	4,044,100	424,600
Central and Eastern Europe	1,733,100	178,500	415,600	68,900
Total Europe	9,186,700	1,220,500	4,459,700	493,500
Japan:
J-COM**	6,850,200	751,600	6,370,100	773,000
Other	868,400	60,300	—	—
Total Japan	7,718,600	811,900	6,370,100	773,000
Latin America:
UGC*
VTR GlobalCom(11)	1,070,700	176,300	1,052,700	310,000
Other	45,700	4,300	—	—
Puerto Rico Cable	302,800	20,500	302,800	9,000
Metrópolis(11)	224,000	38,200	224,000	10,800
Total Latin America(11)	1,643,200	239,300	1,579,500	329,800
Total	18,548,500	2,271,700	12,409,300	1,596,300

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*	Excludes systems owned by affiliates that are not consolidated with UGC for financial reporting purposes.

**	Includes managed systems owned by entities in which J-COM has an equity interest but that are not consolidated with J-COM for financial reporting purposes. Excludes managed systems owned by Chofu Cable, Inc. in which J-COM had no equity interest at December 31, 2004. On February 9, 2005, J-COM entered into agreements to acquire a controlling interest in Chofu Cable. Data for Chofu Cable’s systems are included under Japan-Other in the table. Also excludes households to which J-COM provides only retransmission services of terrestrial television signals.

(1)	Homes in Service Area are homes that can potentially be served by our networks, based on census data and other market information.

(2)	Homes Passed are homes that can be connected to our networks without further extending the distribution plant. As a result of mapping audits, J-COM increased its homes passed by approximately 800,000 homes during 2004.

(3)	Two-way Homes Passed are homes passed by our networks where customers can request and receive the installation of a two-way addressable set-top converter, cable modem, transceiver and/or voice port which, in most cases, allows for the provision of video and Internet services and, in some cases, telephony services.

(4)	Basic Cable Subscriber is comprised of basic cable video customers that are counted on a per connection basis. UGC has “lifeline” customers that are counted on a per connection basis, representing the least expensive regulated tier of basic cable service, with only a few channels. Commercial contracts such as hotels and hospitals are counted on an equivalent bulk unit (EBU) basis. EBU is calculated by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. In some cases, non-paying subscribers are counted as subscribers during their free promotional service period. Some of these subscribers choose to disconnect after their free service period.

(5)	DTH Subscriber is a home or commercial unit that receives our video programming broadcast directly to the home via a geosynchronous satellite.

(6)	Digital Cable Subscriber is a customer with one or more digital converter boxes that also receives our digital video service. A Digital Cable Subscriber is counted as one Basic Cable Subscriber.

(7)	Internet Homes Serviceable are homes that can be connected to our networks, where customers can request and receive Internet access services.

(8)	Internet Subscriber is a home or commercial unit with one or more cable modems connected to our networks, where a customer has requested and is receiving high-speed Internet access services.

(9)	Telephony Homes Serviceable are homes that can be connected to our networks, where customers can request and receive voice services.

(10)	Telephony Subscriber is a home or commercial unit connected to our networks, where a customer has requested and is receiving voice services.

(11)	VTR GlobalCom and Metrópolis-Intercom operate in the same geographic area. Consequently, many of the same homes are included in the data presented.

Video Programming.
      We own programming networks that provide video programming channels to multi-channel distribution systems owned by us and by third parties. We also represent programming networks owned by others. Our programming networks distribute their services through a number of distribution technologies, principally cable television and DTH. Programming services may be delivered to subscribers as part of a video distributor’s basic package of programming services for a fixed monthly fee, or may be delivered as a “premium” programming service for an additional monthly charge or on a pay-per-view basis. Whether a programming service is on a basic or premium tier, the programmer generally enters into separate affiliation agreements, providing for terms of one or more years, with those distributors that agree to carry the service. Basic programming services derive their revenues from per-subscriber license fees received from distributors and the sale of advertising time on their networks or, in the case of shopping channels, retail sales. Premium services generally do not sell advertising and

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primarily generate their revenues from subscriber fees. Programming providers generally have two sources of content: (1) rights to productions that are purchased from various independent producers and distributors, and (2) original productions filmed for the programming provider by internal personnel or contractors. We operate our programming businesses in Europe principally through the chellomedia division of UGC; in Japan principally through our affiliate Jupiter Programming Co., Ltd., which we refer to as JPC; and in Latin America principally through our subsidiary, Pramer S.C.A.

Operations

Europe — UnitedGlobalCom, Inc.
      Our European operations are conducted primarily through UnitedGlobalCom, Inc. We currently own an approximate 53.6% common equity interest, representing an approximate 91.0% voting interest, in UGC. UGC is one of the largest broadband communications providers, in terms of aggregate number of subscribers and homes passed, outside the United States. UGC provides video distribution services and/or Internet access and telephony services in 16 countries worldwide.
      UGC’s European operations are conducted through its wholly owned subsidiary, UGC Europe, Inc., which provides services in 13 countries in Europe. UGC Europe’s operations are currently organized into two principal divisions: UPC Broadband and chellomedia. Through its UPC Broadband division, UGC Europe provides video, high-speed Internet access and telephony services over its networks and operates the largest cable network in each of The Netherlands, France, Austria, Poland, Hungary, Czech Republic, Slovak Republic and Slovenia and the second largest cable network in Norway, in each case in terms of number of subscribers. UGC Europe’s high-speed Internet access service is provided over the UPC Broadband network infrastructure generally under the brand name chello. Depending on the capacity of the particular network, UGC Europe may provide up to five tiers of high-speed Internet access: chello starter, chello entry, chello light, chello classic and chello plus. For information concerning the chellomedia division, see “— chellomedia and Other.”
      Provided below is country-specific information with respect to the broadband distribution services of the UPC Broadband division:

The Netherlands
      UGC Europe’s networks in The Netherlands, which we refer to as UGC-Netherlands, passed approximately 2.6 million homes and had approximately 2.3 million basic cable subscribers, 397,400 Internet subscribers and 182,100 telephony subscribers as of December 31, 2004. Over 30% of Dutch households receive at least analog cable service from UGC-Netherlands. UGC-Netherlands’ subscribers are located in six regional clusters, including the major cities of Amsterdam and Rotterdam. Its networks are approximately 95% upgraded to two-way capability, with approximately 94% of its basic cable subscribers served by a system with a bandwidth of at least 860 MHz.
      UGC-Netherlands provides analog cable services to approximately 87% of its homes passed. Approximately 82% of UGC-Netherlands’ homes passed are capable of receiving digital cable service. UGC-Netherlands offers its digital cable subscribers a basic package of 58 channels with an option to subscribe for up to 15 additional general entertainment, movie, sports, music and ethnic channels and an electronic program guide. UGC-Netherlands’ digital cable service also offers 56 channels of near-video-on-demand, or “NVOD”, services and interactive services, including television-based email, to approximately 57% of its homes passed.
      UGC-Netherlands offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 8 Mbps. Approximately 17% of its basic cable subscribers also receive its Internet access service, representing approximately 100% of its Internet subscribers.
      Multi-feature telephony services are available from UGC-Netherlands to approximately 62% of its homes passed. Approximately 8% of its basic cable subscribers also receive its telephony services, representing approximately 100% of its telephony subscribers. In September 2004, UGC-Netherlands began offering telephony services to its two-way homes passed by applying Voice-over-Internet Protocol or “VoIP.”

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      In early 2004, UGC-Netherlands launched self-install for all of its Internet access services, allowing subscribers to install the technology themselves and save money on the installation fee. UGC-Netherlands also launched self-install for its digital cable services in June 2004. Approximately 50% of its new Internet subscribers have chosen to self-install their new service, and approximately 30% of its new digital subscribers have chosen to self-install their new service.

France
      UGC Europe’s networks in France (including Noos), which we refer to as UGC-France, passed approximately 4.6 million homes and had 1.5 million basic cable subscribers, 247,100 Internet subscribers and 66,600 telephony subscribers as of December 31, 2004. Its major operations are located in Paris and its suburbs including the Marne la Vallee area east of Paris, Strasbourg, Orleans, Le Mans, the suburbs of Lyon, the southeast region, and other operations spread throughout France. Its network is approximately 72% upgraded to two-way capability, with approximately 90% of its basic cable subscribers served by a system with a bandwidth of at least 750 MHz.
      In 2004, UGC-France extended the reach of its digital cable platform, which is now available to approximately 90% of its homes passed. The digital platform offers a number of options in terms of packages — from 52 channels for the entry-level tier to more than 100 channels for the premium tier. Programming includes series, general entertainment, youth, sports, news, documentary, music, lifestyle and foreign channels. With all tiers, UGC-France offers a number of movie premium packages, a pay-per-view service, numerous “a la carte” channels and several Canal+ channels. UGC-France intends to migrate most of its analog cable subscribers to this new digital platform.
      UGC-France offers three tiers of chello and Noos brand high-speed Internet access service with download speeds ranging from 512 Kbps to 10 Mbps. Approximately 12% of its basic cable subscribers also receive Internet service, representing approximately 75% of its Internet subscribers.
      Multi-feature telephony services are available from UGC-France to approximately 15% of its homes passed.
      Suez SA owns a 19.9% equity interest in UGC-France. Subject to the terms of a call option, the indirect wholly owned subsidiary of UGC that holds the remaining 80.1% equity interest in UGC-France, which we refer to as UGC France Holdco, has the right through June 30, 2005 to purchase from Suez all of its equity interest in UGC- France for €85,000,000, subject to adjustment, plus interest. The purchase price may be paid in cash, shares of UGC’s Class A common stock or shares of our Series A common stock. Subject to the terms of a put option, Suez may require UGC France Holdco to purchase Suez’s equity interest in UGC-France at specified times prior to or after July 1, 2007, July  1, 2008 or July 1, 2009 for the then fair market value of such equity interest or assist Suez in obtaining an offer to purchase its equity interest in UGC-France. UGC France Holdco also has the option to purchase Suez’s equity interest in UGC-France during specified periods shortly after July 1, 2007, July 1, 2008 and July 1, 2009 at the then fair market value of such equity interest payable in cash or marketable securities.

Austria
      UGC Europe’s networks in Austria, which we refer to as UGC-Austria, passed 946,900 homes and had 501,400 basic cable subscribers, 242,500 Internet subscribers and 152,500 telephony subscribers as of December 31. 2004. UGC-Austria’s subscribers are located in regional clusters encompassing the capital city of Vienna, two other regional capitals and two smaller cities. Each of the cities in which it operates owns, directly or indirectly, 5% of the local operating company of UGC-Austria. UGC-Austria’s network is almost entirely upgraded to two-way capability, with approximately 97% of its basic cable subscribers served by a system with a bandwidth of at least 750 MHz.
      UGC-Austria provides a single offering to its analog cable subscribers that consists of 34 channels, mostly in the German language. UGC-Austria’s digital platform offers more than 100 basic and premium TV channels, plus NVOD, interactive services, television-based e-mail and an electronic program guide. UGC-Austria’s premium content includes first run movies, as well as specific ethnic offerings, including Serb and Turkish channels.

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      UGC-Austria offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 2.6 Mbps. UGC-Austria’s high-speed Internet access is available in all of the cities in its operating area. Approximately 37% of its basic cable subscribers also receive its Internet access service, representing approximately 76% of its Internet subscribers.
      Multi-feature telephony services are available from UGC-Austria to approximately 96% of its homes passed. UGC-Austria offers basic dial tone service as well as value-added services. UGC-Austria also offers a bundled product of fixed line and mobile telephony services in cooperation with the third largest mobile phone operator in Austria under the brand “Take Two.” More than 100,000 of its telephony subscribers subscribe to this product. Approximately 22% of UGC-Austria’s basic cable subscribers also receive its telephony service, representing approximately 72% of its telephony subscribers.

Norway
      UGC Europe’s networks in Norway, which we refer to as UGC-Norway, passed 486,600 homes and had 341,000 basic cable subscribers, 48,500 Internet subscribers and 22,900 telephony subscribers as of December 31, 2004. Its main network is located in Oslo and its other systems are located primarily in the southeast and along Norway’s southwestern coast. UGC-Norway’s networks are approximately 50% upgraded to two-way capability, with approximately 30% of its basic cable subscribers served by a system with a bandwidth of at least 860 MHz. Digital cable services are offered to approximately 39% of UGC-Norway’s homes passed.
      UGC-Norway has a basic analog cable package with 15 channels, and a plus-package with 23 channels. UGC-Norway’s highest analog tier, the total package, includes the plus-package and 12 additional channels. Customers can also subscribe to premium channels, such as movie, sports and ethnic channels. Approximately 60% of UGC-Norway’s basic cable subscribers consist of multi-dwelling units, or “MDUs”, with a discounted pricing structure.
      UGC-Norway’s basic digital cable package consists of 29 channels. Its upper-level digital package includes an additional 21 channels. Subscribers to the basic digital cable package can subscribe to channels from the upper-level digital package for an additional fee. Different movie, sports, entertainment and ethnic channels may be selected from an a la carte menu for a per-channel fee. To complement its digital offering, UGC-Norway launched 48 channels of NVOD service in 2004.
      UGC-Norway offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 4 Mbps. Approximately 14% of its basic cable subscribers also receive its Internet service, representing approximately 100% of its Internet subscribers.
      Multi-feature telephony services are available from UGC-Norway to approximately 31% of its homes passed. Approximately 7% of its basic cable subscribers also receive telephony service, representing approximately 100% of its telephony subscribers.

Sweden
      UGC Europe’s network in Sweden, which we refer to as UGC-Sweden, passed 421,600 homes and had 292,300 basic cable subscribers and 76,000 Internet subscribers as of December 31, 2004. It operates in the greater Stockholm area on leased fiber from Stokab AB, a city controlled entity with exclusive rights to lay cable ducts for communications or broadcast services in the city of Stockholm. These lease terms vary from 10 to 25 years, and expire beginning in 2012 through 2018. UGC-Sweden does not offer telephony service. Its network is approximately 67% upgraded to two-way capability, with all of its basic cable subscribers served by a system with a bandwidth of at least 550 MHz.
      UGC-Sweden provides all of its basic cable subscribers with a lifeline service consisting of four “must-carry” channels. In addition to this lifeline service, UGC-Sweden offers an analog cable package with 12 channels and a digital cable package with up to 80 channels. Its program offerings include domestic, foreign, sport and premium movie channels, as well as digital event channels such as seasonal sport and real life entertainment events. Approximately 39% of the homes served by UGC-Sweden’s network subscribe to the

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lifeline analog cable service only. Approximately 13% of its basic cable subscribers are digital cable subscribers. To complement its digital offering, UGC-Sweden launched 24 channels of NVOD service in 2004.
      UGC-Sweden offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 128 Kbps to 8 Mbps. Approximately 26% of its basic cable subscribers subscribe to its Internet service, representing approximately 100% of its Internet subscribers.

Belgium
      UGC Europe’s network in Belgium, which we refer to as UGC-Belgium, passed 155,500 homes and had 134,900 basic cable subscribers and 29,900 Internet access subscribers as of December 31, 2004. Its operations are located in certain areas of Leuven and Brussels, the capital city of Belgium. UGC-Belgium does not offer telephony service. UGC-Belgium’s network is fully upgraded to two-way capability, with all of its basic cable subscribers served by a system with a bandwidth of 860 MHz.
      UGC-Belgium’s analog cable service, consisting of all Belgium terrestrial channels, regional channels and selected European channels, offers 41 channels in Brussels and 39 channels in Leuven. In both regions, UGC-Belgium offers an expanded analog cable package, including a “starters pack” of three channels that can be upgraded to 15 channels in Leuven and 17 channels in Brussels. This programming generally includes a selection of European and United States thematic satellite channels, including sports, kids, adult, and nature, movies and entertainment channels. UGC-Belgium also distributes three premium channels that are provided by Canal+, two in Brussels and one in Leuven.
      UGC-Belgium offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 16 Mbps. Approximately 12% of its basic cable subscribers also receive Internet access service, representing approximately 56% of its Internet subscribers.
      Through its indirect wholly owned subsidiary, Belgian Cable Holding, UGC Europe holds 78.4% of the common equity and 100% of the preferred equity of Belgian Cable Investors, L.L.C. Cable Partners Europe LLC, which we refer to as CPE, owns the remaining 21.6% of the common equity of Belgian Cable Investors. Belgian Cable Investors in turn holds an indirect 14.1% economic interest in Telenet Group Holding NV, and certain call options, expiring in 2007 and 2009, to acquire 11.6% and 17.6% respectively, of the outstanding equity of Telenet from existing shareholders. Belgian Cable Investors’ indirect 14.1% interest in Telenet results from its majority ownership of two entities, which we refer to as the InvestCos, that hold in the aggregate 18.99% of the stock of Telenet, and a shareholders agreement among Belgian Cable Investors and three unaffiliated investors in the InvestCos that governs the voting and disposition of 21.36% of the stock of Telenet, including the stock held by the InvestCos. Telenet is Belgium’s largest cable system operator in terms of number of subscribers.
      Pursuant to the agreement with CPE governing Belgian Cable Investors, CPE has the right to require Belgian Cable Holdings to purchase all of CPE’s interest in Belgian Cable Investors for the appraised fair market value of such interest during the first 30 days of every six-month period beginning in December 2007. Belgian Cable Holdings has the corresponding right to require CPE to sell all of its interest in Belgian Cable Investors to Belgian Cable Holdings for appraised fair market value during the first 30 days of every six-month period following December 2009.

Poland
      UGC Europe’s networks in Poland, which we refer to as UGC-Poland, passed approximately 1.9 million homes and had approximately 1 million basic cable subscribers and 53,400 Internet subscribers as of December 31, 2004. UGC-Poland’s subscribers are located in regional clusters encompassing eight of the ten largest cities in Poland, including Warsaw and Katowice. UGC-Poland does not offer telephony service. Approximately 30% of its networks are upgraded to two-way capability, with approximately 96% of its basic cable subscribers served by a system with a bandwidth of at least 550 MHz. UGC-Poland continues to upgrade portions of its network that have bandwidths below 550 MHz to bandwidths of at least 860 MHz.
      UGC-Poland offers analog cable subscribers three packages of cable television service. Its lowest tier, the broadcast package, includes 4 to 12 channels and the intermediate package includes 13 to 22 channels. The

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higher tier, the full package, includes the broadcast package plus up to 30 additional channels with such themes as sports, kids, science/educational, news, film and music. For an additional monthly charge, UGC-Poland offers two premium television services, the HBO Poland service and Canal+ Multiplex, a Polish-language premium package of three movie, sport and general entertainment channels.
      UGC-Poland offers three different tiers of chello brand high-speed Internet access service in portions of its network with download speeds ranging from 512 Kbps to 3 Mbps. UGC-Poland is currently expanding its Internet ready network in Warsaw, Krakow, Gdansk and Katowice and began providing Internet access services in Szczecin and Lublin in the second quarter of 2004. Approximately 5% of its basic cable subscribers also receive its Internet service, representing approximately 88% of its Internet subscribers.

Hungary
      UGC Europe’s networks in Hungary, which we refer to as UGC-Hungary, passed approximately 1 million homes and had 720,900 basic cable subscribers, 140,400 DTH subscribers, 73,200 Internet subscribers and 68,900 telephony subscribers, as of December 31, 2004. Approximately 67% of its networks are upgraded to two-way capability, with 50% of its basic cable subscribers served by a system with a bandwidth of at least 750 MHz.
      UGC-Hungary offers up to four tiers of analog cable programming services (between 4 and 60 channels) and two premium channels, depending on the technical capability of the network. Programming consists of the national Hungarian terrestrial broadcast channels and selected European satellite and local programming that consists of proprietary and third party channels.
      UGC-Hungary offers three tiers of chello brand high-speed Internet access service with download speeds ranging from 512 Kbps to 3 Mbps. UGC-Hungary offers these broadband Internet services to 69,200 subscribers in fourteen cities, including Budapest. It also had 4,000 asymmetric digital subscriber line, or “ADSL”, subscribers at December 31, 2004. Approximately 6% of its basic cable subscribers also receive its Internet service, representing approximately 55% of its Internet subscribers.
      Monor Telefon Tarsasag Rt., one of UGC-Hungary’s operating companies, offers traditional switched telephony services over a twisted copper pair network in the southeast part of Pest County. In September 2004, UGC-Hungary began offering VoIP telephony services over its cable network in Budapest. As of December 31, 2004, UGC-Hungary had 68,900 telephony subscribers, including 5,200 VoIP subscribers.

Czech Republic
      UGC Europe’s network in the Czech Republic, which we refer to as UGC-Czech, passed 729,000 homes and had 295,700 basic cable subscribers, 90,100 DTH subscribers and 42,400 Internet subscribers as of December 31, 2004. Its operations are located in more than 80 cities and towns in the Czech Republic, including Prague and Brno, the two largest cities in the country. Approximately 44% of its networks are upgraded to two-way capability, with 40% of its basic cable subscribers served by a system with a bandwidth of at least 750 MHz. UGC-Czech offers two tiers of analog cable programming services, with up to 31 channels, and two premium channels.
      UGC-Czech offers four tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 6 Mbps. Approximately 9% of its basic cable subscribers also receive its Internet service, representing approximately 64% of its Internet subscribers.

Romania
      UGC Europe’s networks in Romania, which we refer to as UGC-Romania, passed 518,700 homes and had 357,000 basic cable subscribers, as of December 31, 2004. UGC-Romania’s systems served 34 cities in Romania with 75% of its subscriber base in six cities: Timisoara, Cluj, Ploiesti, Focsani, Bacau and Botosani. UGC-Romania is currently test marketing, on a limited basis, an Internet access product in two of its main systems. Approximately 1% of its networks are upgraded to two-way capability, with 75% of its basic cable subscribers served by a system with a bandwidth of at least 550 MHz. UGC-Romania continues to upgrade its medium size systems to 550 MHz.

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      UGC-Romania offers analog cable service with 24 to 36 channels in all of its cities, which include Romanian terrestrial broadcast channels, European satellite programming and regional local programming. Three extra basic packages of 6 to 18 channels each are offered in Timisoara, Ploiesti, Cluj and Bacau. Premium Pay TV (HBO Romania) is offered in 13 cities.

Slovak Republic
      UGC Europe’s network in the Slovak Republic, which we refer to as UGC-Slovak, passed 413,200 homes and had 282,500 basic cable subscribers, 14,600 DTH subscribers and 9,200 Internet subscribers as of December 31, 2004. Approximately 41% of its networks are upgraded to two-way capability, with 25% of its basic cable subscribers served by a system with a bandwidth of at least 750 MHz. In some areas like Bratislava, the capital city, its network is 98% upgraded to two-way capability.
      UGC-Slovak offers two tiers of analog cable service and three premium services. Its lower-tier, the lifeline package, includes 4 to 9 channels. UGC-Slovak’s most popular tier, the basic package, includes 16 to 42 channels that generally offer all Slovak terrestrial, cable and local channels, selected European satellite programming and other third-party programming. For an additional monthly charge, UGC-Slovak offers three premium services — HBO, Private Gold and the UPC Komfort package consisting of six thematic third-party channels.
      In Bratislava, UGC-Slovak offers five tiers of chello brand high-speed Internet access service with download speeds ranging from 256 Kbps to 2 Mbps. Approximately 3% of its basic cable subscribers also receive Internet access service, representing approximately 85% of its Internet subscribers.

Slovenia
      UGC Europe’s network in Slovenia, acquired in February 2005, which we refer to as UGC-Slovenia, is the largest broadband communications provider in Slovenia in terms of number of subscribers, with over 100,000 basic cable subscribers and 10,000 Internet subscribers at December 31, 2004.
      UGC Slovenia offers analog cable service and one premium movie service. UGC Slovenia’s most popular tier, the basic package, includes on average 50 video and 20 radio channels and generally offers all Slovenian terrestrial, cable and local channels, selected European satellite programming and other third-party programming. For an additional monthly charge, UGC Slovenia offers one premium movie service.
      UGC Slovenia offers five tiers of high-speed Internet access service with download speeds ranging from 128 Kbps to 2 Mbps.

Ireland
      Princes Holdings Limited, through its subsidiary, Chorus Communication Limited, is Ireland’s largest cable and multi-point multi-channel distribution system, or “MMDS”, company outside of Dublin based on customers served. Chorus provided video services to approximately 202,700 customers and Internet access services in portions of its network as of December 31, 2004.

chellomedia and Other
      UGC Europe’s chellomedia division provides interactive digital products and services, produces and markets thematic channels, operates UGC Europe’s digital media center, operates a competitive local exchange carrier, or “CLEC,” business under the brand name Priority Telecom and owns or manages UGC’s investments in various businesses in Europe. Below is a description of the operations of the chellomedia division:

•	Interactive Services. We expect the development of interactive television services to play an important role in increasing subscriptions to UGC Europe’s digital television offerings. The chellomedia division’s Interactive Services Group is responsible for developing its core digital products, such as an electronic program guide, walled garden, television-based email, and PC/ TV portals as well as other television and PC-based applications supporting various areas, including communications services and enhanced

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television services. A base set of interactive services has been launched by UGC-Netherlands and UGC-Austria, as discussed above.

•	Transactional Television. Transactional television, branded as “Arrivo,” is another component of UGC Europe’s digital service offerings. UGC-Netherlands currently offers 42 channels of NVOD programming and UGC-Austria currently offers 56 channels of NVOD programming. Arrivo provides digital customers with a wide range of Hollywood blockbusters and other movies. Arrivo is also in the process of developing video-on-demand, or “VOD”, services for UGC Europe’s UPC Broadband division and third-party cable operators. The VOD service will provide VOD subscribers with enhanced playback functionality and will give subscribers access to a broad array of on-demand programming, including movies, live events, local drama, music videos, kids programming and adult programming.

•	Pay Television. UPCtv, a wholly owned subsidiary of UGC Europe, produces and markets its own pay television products, currently consisting of three thematic channels. The channels target the following genres: extreme sports and lifestyles; women’s information and entertainment; and real life documentaries. All three channels originate from UGC Europe’s digital media center located in Amsterdam. The “DMC” is a technologically advanced production facility that services UPCtv and third-party clients with channel origination, post-production and satellite and fiber transmission. The DMC delivers high-quality, customized programming by integrating different video elements, languages (either in dubbed or sub-titled form) and special effects, then transmits the final product to various customers in numerous countries through affiliated and unaffiliated cable systems and DTH platforms.

•	Priority Telecom. Priority Telecom is a facilities-based business telecommunications provider that provides voice services, high-speed Internet access, private data networks and customized network services to over 7,000 business customers primarily in its core metropolitan markets in The Netherlands, Austria and Norway. UGC Europe owns an approximate 72% economic interest in Priority Telecom.

•	Investments. Chellomedia is an investor in branded equity ventures for the development of country-specific programming, including Iberian Programming Services, Xtra Music, MTV Networks Polska, Fox Kids Poland and Sports 1. In January 2005, chellomedia acquired an 87.5% interest in Zone Vision Networks Ltd. Zone Vision owns and operates three thematic programming channels, Reality TV, Europa Europa and Romantica, which are broadcast in over 125 countries in 18 languages and represents over 30 international programming channels. Zone Vision’s minority shareholders have the right to put 60% of their 12.5% shareholding to chellomedia on the third anniversary, and 100% of their shareholding on the fifth anniversary, of completion of the transaction. Chellomedia has corresponding call rights. The price payable upon exercise of the put or call will be the fair market value of the shareholdings purchased.

Chellomedia also owns or manages UGC’s minority interests in other businesses. These include a 25% interest in PrimaCom AG, which owns and operates a cable television and broadband network in Germany and The Netherlands, a 50% interest in Melita Cable PLC, the only cable television and broadband network in Malta, a 25% interest in Telewizyjna Korporacja Partycypacyjna S.A., a DTH programming platform in Poland, and the recently acquired indirect investment in Telenet Group Holding NV through Belgian Cable Investors.
      Standstill Agreement with UGC. We have entered into a standstill agreement with UGC pursuant to which we may not acquire more than 90% of UGC’s outstanding common stock unless we make an offer or otherwise effect a transaction to acquire all of the outstanding common stock of UGC not already owned by us. Under certain circumstances, such an offer or transaction would require an independent appraisal to determine the price to be paid to shareholders unaffiliated with our company. In addition, we are entitled to preemptive rights with respect to certain issuances of UGC common stock.

Other
      We also own approximately 27% of the outstanding shares of The Wireless Group plc, which represents an approximate 22% economic interest. The Wireless Group is a commercial radio group in the United Kingdom

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that operates talkSPORT, a nationwide commercial radio station dedicated to sports, in addition to local and regional stations in North West England, South Wales and Scotland.
      UGC owns an approximate 19% equity interest in SBS Broadcasting S.A., a European commercial television and radio broadcasting company.

Japan
      Our Japanese operations are conducted primarily through our affiliate Jupiter Telecommunications Co., Ltd., which we refer to as J-COM, and our affiliate Jupiter Programming Co., Ltd., which we refer to as JPC. As of December 31, 2004, we owned an approximate 45% indirect ownership interest in J-COM and a 50% ownership interest in JPC. As of December 31, 2004, we also held approximate 31% and 35% ownership interests, respectively, in Chofu Cable, Inc. and Mediatti Communications, Inc., two smaller Japanese broadband communications providers. Subsequent to December 31, 2004, we entered into an agreement to sell our interest in Chofu Cable to J-COM.

Jupiter Telecommunications Co., Ltd.
      J-COM is a leading broadband provider of bundled entertainment, data and communication services in Japan. J-COM is currently the largest multiple-system operator, or “MSO”, in Japan, as measured by the total number of homes passed and customers. J-COM operates its broadband networks through 19 managed local cable companies, which J-COM refers to as its managed franchises, 16 of which are consolidated subsidiaries. Eighteen of J-COM’s managed franchises are clustered around three metropolitan areas of Japan, consisting of the Kanto region (which includes Tokyo), the Kansai region (which includes Osaka and Kobe) and the Kyushu region (which includes Fukuoka and Kita-Kyushu). In addition, J-COM owns and manages a local franchise in the Sapporo area of Japan that is not part of a cluster.
      Each managed franchise consists of headend facilities receiving television programming from satellites, traditional terrestrial television broadcasters and other sources, and a distribution network composed of a combination of fiber-optic and coaxial cable, which transmits signals between the headend facility and the customer locations. Almost all of J-COM’s networks are upgraded to two-way capability, with all of its cable subscribers served by a system with a bandwidth of 750 or 770 MHz. J-COM provides its managed franchises with experienced personnel, operating and administrative services, sales and marketing, training, programming and equipment procurement assistance and other management services. Each of J-COM’s managed franchises uses J-COM’s centralized customer management system to support sales, customer and technical services, customer call centers and billing and collection services.
      J-COM provides analog and digital cable services in all of its managed franchises. J-COM offers its analog cable subscribers approximately 47 channels, consisting of terrestrial broadcasts, satellite-delivered and local community programs, including news, sports, kids, movies and entertainment channels. J-COM’s digital cable subscribers receive approximately 59 channels, not including audio and data channels and premium services. The channel lineup offered through J-COM’s digital cable service is generally similar to channels offered in its analog package, but digital broadcasts can be offered in high-definition television format. For an additional fee, digital cable subscribers can receive up to 9 additional premium channels, including movies, animation, adult entertainment and live events. J-COM offers package discounts to customers who subscribe to bundles of J-COM services. In addition to the services offered to its cable television subscribers, J-COM also provides terrestrial broadcast retransmission services to approximately 3.0 million additional households as of December 31, 2004.
      J-COM offers high-speed Internet access in all of its managed franchises through its wholly owned subsidiary, @NetHome Co., Ltd, and through its affiliate, Kansai Multimedia Services. J-COM holds a 25.8% interest in Kansai Multimedia, which provides high-speed Internet access in the Kansai region of Japan. These Internet access services offer downstream speeds of either 8 Mbps or 30 Mbps and 2 Mbps upstream. Approximately 578,600 of J-COM’s cable subscribers also receive Internet service, representing approximately 77% of its Internet subscribers.

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      J-COM currently offers telephony services over its own network in 16 of its 19 franchise areas. In these franchise areas, J-COM’s headend facilities contain equipment that routes calls from the local network to J-COM’s telephony switches, which in turn transmit voice signals and other information over the network. J-COM currently provides a single line to the majority of its telephony customers, most of whom are residential customers. J-COM charges its telephony subscribers a flat fee for basic telephony service (together with charges for calls made) and offers additional premium services, including call-waiting, call-forwarding, caller identification and three way calling, for a fee. Approximately 599,300 of J-COM’s cable subscribers also receive telephony service, representing approximately 78% of its telephony subscribers. In February 2005, J-COM started a trial telephony service using VoIP technology in its Sapporo franchise.
      In addition to its 19 managed franchises, J-COM owns non-controlling equity interests, between 5.5% and 20.4%, in three cable franchises and an MSO that are operated and managed by third-party franchise operators.
      J-COM sources its programming through multiple suppliers including its affiliate, JPC. J-COM’s relationship with JPC enables the two companies to work together to identify and bring key programming genres to the Japanese market and to expedite the development of quality programming services. J-COM and JPC each currently owns a 50% interest in Jupiter VOD Co., Ltd., a joint venture formed in 2004 to obtain video-on-demand, or “VOD”, programming content to offer VOD services to J-COM franchises. J-COM began offering VOD services to its digital customers on a trial basis in 2004 and anticipates rolling-out VOD service in all of its franchises in 2005. Because J-COM is usually a programmer’s largest cable customer in Japan, J-COM is generally able to negotiate favorable terms with its programmers.
      Our interest in J-COM is currently held through LMI/ Sumisho Super Media, LLC, an entity that is owned approximately 70% by us and 30% by Sumitomo Corporation. Pursuant to a contribution agreement between Sumitomo and us, on December 28, 2004, our approximate 45% ownership interest in J-COM and substantially all of Sumitomo’s approximate 32% ownership interest in J-COM was combined in LMI/Sumisho Super Media, LLC, which we refer to as Super Media. Prior to the contribution agreement closing, Super Media was our wholly owned subsidiary and owned an approximate 11.5% ownership interest in J-COM. At closing of the contribution agreement, our remaining 33.5% ownership interest in J-COM was contributed to Super Media by our four other subsidiaries who held J-COM shares and Sumitomo contributed approximately a 20% ownership interest in J-COM to Super Media, bringing Super Media’s total ownership interest in J-COM to approximately 65% as of the contribution closing date. Subject to certain conditions, Sumitomo has the obligation to contribute substantially all of its remaining 12% ownership interest in J-COM to Super Media during 2005. Also, Sumitomo and we are generally required to contribute to Super Media any additional shares of J-COM that either of us acquires and to permit the other party to participate in any additional acquisition of J-COM shares during the term of Super Media.
      Our interest in Super Media is held through five separate corporations, four of which are wholly owned. Several individuals, including two of our executive officers and one of our directors, own common stock representing an aggregate of 20% of the common equity in the fifth corporation, which owns an approximate 5.4% interest in J-COM through its ownership in Super Media.
      Super Media is managed by a management committee consisting of two members, one appointed by us and one appointed by Sumitomo. If J-COM launches an initial public offering of its shares in Japan, the management committee member appointed by us will have a casting or deciding vote with respect to any management committee decision that we and Sumitomo are unable to agree on (with the exception of the terms of any initial public offering of J-COM shares), which casting vote will remain in effect for the term of Super Media. Certain decisions with respect to Super Media require the consent of both members rather than the management committee. These include a decision to engage in any business other than holding J-COM shares, sell J-COM shares, issue additional units in Super Media, make in-kind distributions or dissolve Super Media, in each case other than as contemplated by the Super Media operating agreement.
      If our casting vote becomes effective, we will indirectly control J-COM through our control of Super Media, which will have a controlling financial interest in J-COM. Accordingly, we would then begin consolidating J-COM’s results of operations for accounting purposes. Super Media will be dissolved five years after our casting

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vote becomes effective unless Sumitomo and we mutually agree to extend the term. Super Media may also be dissolved earlier under certain circumstances.
      Our other primary partner in J-COM is Microsoft Corporation, which will continue to separately hold its 19.5% ownership interest in J-COM. Super Media has succeeded to all of our rights and substantially all of Sumitomo’s rights under the current J-COM stockholders agreement with Microsoft, which agreement continues in effect until the earlier to occur of an initial public offering of J-COM shares or February 12, 2008. Pursuant to that agreement, each of Super Media, Sumitomo and Microsoft have granted to the other a right of first offer with respect to any transfer of our respective interests in J-COM to a third party. Microsoft also has tag-along rights with respect to certain sales of J-COM stock by Super Media, and Super Media has drag-along rights as to Microsoft with respect to certain sales of its J-COM stock. Super Media is also entitled to certain preemptive rights with respect to any new issuance of J-COM securities.
      While Super Media will effectively have the ability to elect J-COM’s entire board, Super Media, Sumitomo and Microsoft have agreed, pursuant to the J-COM stockholders agreement described above, to vote their respective shares in favor of the election to J-COM’s board of two non-executive directors designated by Microsoft. Microsoft also has the right to challenge certain types of transactions and to require review by an independent advisor based on specified criteria. Pursuant to the Super Media Operating Agreement, Super Media is required to vote its J-COM shares in favor of the election to J-COM’s board of three non-executive directors designated by Sumitomo and three non-executive directors designated by us.

Jupiter Programming Co., Ltd.
      JPC is a joint venture between Sumitomo and us that was formed to develop, manage and distribute to cable television and DTH providers cable and satellite television channels in Japan. As of December 31, 2004, JPC owned five channels through wholly or majority-owned subsidiaries and had investments ranging from approximately 10% to 50% in eleven additional channels. JPC’s majority owned channels are a movie channel (Movie Plus), a golf channel (Golf Network), a shopping channel (Shop Channel, in which JPC has a 70% interest and Home Shopping Network has a 30% interest), a women’s entertainment channel (LaLa TV), and a video game information channel (Channel BB). Channels in which JPC holds investments include three sports channels owned by J Sports Broadcasting Corporation, a 43% owned joint venture with News Television B.V., Sony Broadcast Media Co. Ltd, Fuji Television Network, Inc. and SOFTBANK Broadmedia Corporation; Animal Planet Japan, a one-third owned joint venture with Discovery and BBC Worldwide; Discovery Channel Japan, a 50% owned joint venture with Discovery; and AXN Japan, a 35% owned joint venture with Sony. JPC provides affiliate sales services and in some cases advertising sales and other services to channels in which it has an investment for a fee.
      The market for multi-channel television services in Japan is highly complex with multiple cable systems and direct-to-home satellite platforms. Cable systems in Japan served approximately 17.0 million homes at December 31, 2004. A large percentage of these homes, however, are served by systems (referred to as compensation systems) whose service principally consists of retransmitting free TV services to homes whose reception of such broadcast signals has been blocked. Higher capacity systems and larger cable systems that offer a full complement of cable and broadcast channels, of which J-COM is the largest in terms of subscribers, currently serve approximately 5.4 million households. The majority of channels in which JPC holds an interest are marketed as basic television services to cable system operators, with distribution at December 31, 2004 ranging from approximately 14.4 million homes for Shop Channel (which is carried in many compensation systems and on VHF as well as in multi-channel cable systems) to approximately 1.9 million homes for more recently launched channels, such as Animal Planet Japan. Channel BB, which was acquired by JPC in December 2004, has negligible cable distribution.
      Each of the channels in which JPC has an interest is also currently offered on SkyPerfecTV1, a digital satellite platform that delivers approximately 140 channels a la carte and in an array of basic and premium packages, from two satellites operated by JSAT Corporation, and on SkyPerfecTV2, another satellite platform in Japan, which delivers a significantly smaller number of channels. Under Japan’s complex regulatory scheme for satellite broadcasting, each television channel obtains a broadcast license that is perpetual, although subject to

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revocation by the relevant governmental agency, and leases from a satellite operator the bandwidth capacity on satellites necessary to transmit the licensed channel to cable and other distributors and direct-to-home satellite subscribers. In the case of distribution of JPC’s 33% or greater owned channels on SkyPerfecTV1, these licenses and satellite capacity leases are held through its subsidiary, Jupiter Satellite Broadcasting Corporation, or “JSBC,” except for AXN Japan, Channel BB and the J Sports Broadcasting channels which hold their own licenses. The broadcast licenses and satellite capacity leases for JPC’s 33% or greater owned channels with respect to SkyPerfecTV2 are held by four other companies that are majority owned by unaffiliated entities. JSBC’s leases with JSAT for bandwidth capacity on JSAT’s two satellites expire between 2006 and 2011. The leases for bandwidth capacity with respect to the SkyPerfecTV2 platform expire between 2012 and 2014. JSBC and other licensed broadcasters then contract with the platform operator, such as SkyPerfecTV, for customer management and marketing services (sales and marketing, billing and collection) and for encoding services (compression, encoding and multiplexing of signals for transmission) on behalf of the licensed channels. The majority of channels in which JPC holds an interest are marketed as basic television services to DTH subscribers with distribution at December 31, 2004 ranging from 3.2 million homes for Shop Channel (which is carried as a free service to all DTH subscribers) to 281,000 homes for more recently launched channels, such as Animal Planet Japan.
      Approximately 83% of JPC’s consolidated revenue for 2004 was attributable to retail revenues generated by the Shop Channel. Cable operators are paid distribution fees to carry the Shop Channel, which are either fixed rate per subscriber fees or the greater of fixed rate per subscriber fees and a percentage of revenue generated through sales to the cable operator’s viewers. SkyPerfecTV is paid fixed rate per subscriber distribution fees to provide the Shop Channel to its DTH subscribers. After Shop Channel, the J Sports Broadcasting channels generate the most revenues of the channels in which JPC has an interest. The majority of these revenues are derived from cable and satellite subscriptions. J Sports Broadcasting, in which JPC has an indirect approximate 43% ownership interest as of December 31, 2004, supplies sports programming to three specialized channels in Japan. Currently, advertising sales are not a significant component of JPC’s revenues.
      Sumitomo and we each own a 50% interest in JPC. Pursuant to a stockholders agreement we entered into with JPC and Sumitomo, Sumitomo and we each have preemptive rights to maintain our respective equity interests in JPC, and Sumitomo and we each appoint an equal number of directors provided we maintain our equal ownership interests. No board action may be taken with respect to certain material matters without the unanimous approval of the directors appointed by us and Sumitomo, provided that Sumitomo and we each own 30% of JPC’s equity at the time of any such action. Sumitomo and we each hold a right of first refusal with respect to the other’s interests in JPC, and Sumitomo and we have each agreed to provide JPC with a right of first opportunity with respect to the acquisition of more than a 10% equity position in, or the management of or any similar participation in, any programming business or service in Japan and any other country to which JPC distributes its signals, in each case subject to specified limitations.

Mediatti Communications, Inc.
      Mediatti Communications, Inc. is a smaller provider of cable television and high speed Internet access services in Japan. Our interest in Mediatti is held through Liberty Japan MC, LLC, a company of which we own approximately 93.1% and Sumitomo Corporation owns approximately 6.9%. Sumitomo has the option until February 2006 to increase its ownership interest in Liberty Japan MC to up to 50%.
      Liberty Japan MC owns a 36.4% voting interest in Mediatti Communications and an additional .87% interest that has limited veto rights. Liberty Japan MC has the option until February 2006 to acquire from Mediatti up to 9,463 additional Mediatti shares at a price of ¥290,000 per share. If such option is fully exercised, Liberty Japan MC’s interest in Mediatti will be approximately 46%. The additional interest that Liberty Japan MC has the right to acquire may initially be in the form of non-voting Class A shares, but it is expected that any Class A shares owned by Liberty Japan MC will be converted to voting common stock.
      Liberty Japan MC, Olympus Mediacom L.P. and two minority shareholders of Mediatti have entered into a shareholders agreement pursuant to which Liberty Japan MC has the right to nominate three of Mediatti’s seven

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directors and which requires that significant actions by Mediatti be approved by at least one director nominated by Liberty Japan MC.
      The Mediatti shareholders who are party to the shareholders agreement have granted to each other party whose ownership interest is greater than 10%, a right of first refusal with respect to transfers of their respective interests in Mediatti. Each shareholder also has tag-along rights with respect to such transfers. Olympus Mediacom has a put right that is first exercisable during July 2008 to require Liberty Japan MC, LLC to purchase all of its Mediatti shares at fair market value. If Olympus exercises such right, the two minority shareholders who are party to the shareholders agreement may also require Liberty Japan MC to purchase their Mediatti shares at fair market value. If Olympus does not exercise such right, Liberty Japan MC has a call right that is first exercisable during July 2009 to require Olympus and the minority shareholders to sell their Mediatti shares to Liberty Japan MC at fair market value. If both the Olympus put right and the Liberty Japan MC call right expire without being exercised during the first exercise period, either may thereafter exercise its put or call right, as applicable, until October 2010.

Australia
      We also own minority interests in broadband distributors and video programmers operating in Australia. UGC owns an indirect approximate 34% equity interest in Austar United Communications Ltd. Austar provides pay television services, Internet access and mobile telephony services to subscribers in regional and rural Australia and the capital cities of Hobart and Darwin. Austar’s 50% owned joint venture, XYZ networks, owns and/or distributes Nickelodeon, Discovery, Channel V, Club V, The Country Music Channel, MAX, Arena, The Lifestyle Channel and The Weather Channel to subscribers in Australia. In addition, we own an approximate 20% equity interest in Premium Movie Partnership, which supplies three premium movie-programming channels to the major subscription television distributors in Australia. PMP’s partners include Showtime, Twentieth Century Fox, Sony Pictures, Paramount Pictures and Universal Studios.

Latin America
      Our Latin American operations are conducted primarily through VTR GlobalCom S.A., which is a wholly owned subsidiary of UGC; our subsidiary Liberty Cablevision of Puerto Rico Ltd., our affiliate Metrópolis-Intercom S.A.; and our subsidiary Pramer S.C.A. Through UGC, we also hold interests in other broadband providers operating in Brazil and Peru.
      Many countries in Latin America have experienced ongoing recessionary conditions during the past five years. Among these countries, Argentina, in which certain of LMI’s businesses offer programming services, may have been the most harshly affected. Argentina has experienced severe economic and political volatility since 2001. Effective January 2002, the Argentine government eliminated the historical exchange rate of one Argentine peso to one U.S. dollar (the “peg rate”). The value of the Argentine peso dropped significantly on the date the peg rate was eliminated and dropped further through 2002. As a result, our businesses in Argentina have experienced significant negative effects on their financial results. In many cases, their customers reduced spending or extended payments, while their lenders tightened credit criteria. We cannot predict how much longer these recessionary conditions will last, nor can we predict the future impact of these conditions on the financial results of our businesses that operate in Latin America.

VTR GlobalCom S.A.
      UGC’s primary Latin American operation, VTR GlobalCom S.A., which we refer to as VTR, is Chile’s largest multi-channel television and high-speed Internet access provider in terms of homes passed and number of subscribers, and Chile’s second largest provider of residential telephony services, in terms of lines in service. VTR provides services in Santiago, Chile’s largest city, the large regional cities of Iquique, Antofagasta, Concepción, Viña del Mar, Valparaiso and Rancagua, and smaller cities across Chile. Approximately 96% of its video subscribers are served via wireline cable, with the remainder via MMDS and DTH technologies. VTR’s network is approximately 59% upgraded to two-way capability, with 65% of its basic cable subscribers served by

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a system with a bandwidth of at least 750 MHz. VTR has an approximate 70% market share of cable television services throughout Chile and an approximate 51% market share within Santiago.
      VTR’s channel lineup consists of 52 to 68 channels segregated into two tiers of analog cable service: a basic service with 52 to 57 channels and a premium service with 11 channels. VTR offers basic tier programming similar to the basic tier program lineup in the United States, plus more premium-like channels such as HBO, Cinemax and Cinecanal on the basic tier. As a result, subscription to its existing premium service package is limited because its basic analog package contains similar channels. In order to better differentiate VTR’s premium service, increase the number of subscribers to premium service and increase average monthly revenue per subscriber, VTR anticipates gradually moving some channels out of its basic tier and into premium tiers or pay-per-view events, offering additional movies on premium tiers in the future. VTR obtains programming from the United States, Europe, Argentina and Mexico. Domestic cable television programming in Chile is only just beginning to develop around local events such as soccer matches.
      VTR offers several alternatives of always on, unlimited-use high-speed Internet access to residences and small/home offices under the brand name Banda Ancha in 22 communities within Santiago and 12 cities outside Santiago. Subscribers can purchase one of five services with download speeds ranging from 128 Kbps to 2.4 Mbps. For a moderate to heavy Internet user, VTR’s Internet service is generally less expensive than a dial-up service with its metered usage. To provide more flexibility to the user, VTR also offers Banda Ancha Flex, where a low monthly flat fee includes the first 200 minutes, with metered usage above 200 minutes. Approximately 32% of VTR’s basic cable subscribers also receive Internet service, representing approximately 95% of its Internet subscribers.
      VTR offers telephony service to customers in 22 communities within Santiago and seven cities outside Santiago. VTR offers basic dial tone service as well as several value-added services. VTR primarily provides service to residential customers who require one or two telephony lines. It also provides service to small businesses and home offices. Approximately 39% of VTR’s basic cable subscribers also receive telephony service, representing approximately 65% of its telephony subscribers.
      We, Liberty and CristalChile Comunicaciones S.A., our partner in Metrópolis-Intercom S.A., entered into an agreement pursuant to which each agreed to use its respective commercially reasonable efforts to combine the businesses of Metrópolis and VTR, in an effort to facilitate the provision of enhanced services to cable and telecommunications consumers in the Chilean marketplace. The combination is subject to certain conditions, including the execution of definitive agreements, Chilean regulatory approval, the approval of our board of directors and the boards of directors of CristalChile, VTR and UGC (including, in the case of UGC, the independent members of UGC’s board of directors) and the receipt of necessary third party approvals and waivers. The Chilean antitrust authorities approved the combination in October 2004. However, an action has been filed with the Chilean Supreme Court seeking to reverse such approval. If the proposed combination is consummated as contemplated, we will own through UGC 80% of the voting and equity rights in the new entity, and CristalChile will own the remaining 20%. CristalChile will have the right to elect 1 of the 5 members of the new entity’s board and will have veto rights over certain material decisions for so long as CristalChile owns at least a 10% equity interest in the merged entity. In addition, CristalChile will have a put right which will allow CristalChile to require UGC to purchase all, but not less than all, of its interest in the combined entity on or after the first anniversary of the date on which Chilean regulatory approval of the combination is received, and ending on the tenth anniversary of the combination, at the fair market value of the interest, subject to a minimum price. Liberty has agreed to perform UGC’s obligations under CristalChile’s put if UGC does not do so. We have agreed to indemnify Liberty against its obligations with respect to CristalChile’s put right.

Liberty Cablevision of Puerto Rico Ltd.
      Liberty Cablevision of Puerto Rico Ltd., our wholly owned subsidiary, is one of Puerto Rico’s largest cable television operators based on number of subscribers. Liberty Cablevision of Puerto Rico operates three head ends, serving the communities of Luquillo, Arecibo, Florida, Caguas, Humacao, Cayey and Barranquitas and 30 other municipalities. In portions of its network, Liberty Cablevision of Puerto Rico also offers high speed Internet access and cable telephony services. Liberty Cablevision of Puerto Rico’s network is approximately 94%

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upgraded to two-way capability, with all of its basic cable subscribers served by a system with a bandwidth of at least 550 MHz.
      Liberty Cablevision of Puerto Rico provides subscribers with 61 analog channels. Liberty Cablevision of Puerto Rico also offers 48 digital channels, 46 premium channels, 46 pay-per-view channels and 33 digital music channels. Liberty Cablevision of Puerto Rico obtains programming primarily from international sources, including suppliers from the United States.
      Liberty Cablevision of Puerto Rico offers four tiers of high-speed Internet access with download speeds ranging from 64 Kbps to 1.5 Mbps. Approximately 14% of Liberty Cablevision of Puerto Rico’s basic cable subscribers also receive Internet service, representing approximately 82% of its Internet subscribers.
      Liberty Cablevision of Puerto Rico has begun offering telephony service using IP-based technology. Currently, only 7% of Liberty Cablevision of Puerto Rico’s basic cable subscribers also receive telephony service, representing approximately 95% of its telephony subscribers.

Metrópolis-Intercom S.A.
      Metrópolis-Intercom S.A. is Chile’s second largest cable operator based on the number of subscribers served. Metrópolis operates cable systems in nine of the most densely populated cities within Chile, including Santiago (the capital of Chile), Viña del Mar, Concepción and Temuco. Approximately 18% of Metrópolis’ network has been upgraded to two-way capability and approximately 79% of Metrópolis basic cable subscribers are served by a system with a bandwidth of 750 MHz.
      In the upgraded two-way portions of its network in Santiago, Metrópolis offers digital cable services, including digital video recording or DVR (using the explorer 8000), an interactive programming guide, near video on demand and music channels. Metrópolis also offers high-speed Internet access and VoIP telephony service through its two-way network in Santiago. In those areas where Metrópolis’ network has not been upgraded to two-way capability, Metrópolis offers ADSL Internet access services and standard telephony services through the CTC network, the local phone company controlled by Telefónica S.A., pursuant to a commercial arrangement with CTC.
      CristalChile Comunicaciones S.A., a large publicly traded Chilean company with significant media interests, and we each own a 50% interest in Metrópolis. The board of directors of Metrópolis consists of eight members. CristalChile and we each designate one-half of the directors of Metrópolis and almost all actions by the board require the consent of representatives of each partner. LMI has given CristalChile the right to control the day-to-day operations of Metrópolis.
      As discussed under “— VTR GlobalCom S.A.” above, we, Liberty and CristalChile have entered into an agreement pursuant to which each has agreed to use its commercially reasonable efforts to combine the businesses of Metrópolis and VTR. The combination is subject to certain conditions. If the combination does not occur, we and CristalChile have each agreed to fund its pro rata share of a capital call sufficient to retire Metrópolis’ local debt facility, and to amend the existing agreement governing the parties’ relationship with respect to Metrópolis. Among other things, our approval rights as an owner of Metrópolis will be limited to certain material matters, including material related party transactions, but will not include the adoption of budgets or business plans or the making of capital calls. CristalChile will have a call right with respect to our interest in Metrópolis, subject to a minimum price, and for so long as CristalChile owns directly or indirectly 50% or more of the shares of Metrópolis, CristalChile will have a drag-along right, subject to a minimum purchase price, with respect to our interest in Metrópolis in connection with a bona fide sale of all of its and its affiliates’ direct interest in Metrópolis. We will have tag-along rights in connection with sales by CristalChile or its affiliates of any of their direct interests in Metrópolis. Neither party will have a put right to the other party of its interest in Metrópolis.

Pramer S.C.A.
      Pramer S.C.A., a wholly owned subsidiary of LMI, is an Argentine programming company which supplies programming services to cable television and DTH satellite distributors in Latin America and Spain. Pramer

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currently owns 10 channels and produces, markets, distributes or otherwise represents 13 additional channels, including two of Argentina’s five terrestrial broadcast stations. Subscription units for 2004 ranged from approximately 24,000 for the smallest premium service to approximately 9.6 million for the most popular basic service. Pramer’s owned channels include Canal (a), the first Latin-American quality arts channel, Film & Arts, offering quality films, concerts, operas and interviews with artists, elgourmet.com, a channel for the lovers of “the good things in life,” and Magic Kids, an entertainment children’s channel, all of which are offered as basic television services. Pramer’s represented channels include Hallmark, Locomotion and Cosmopolitan Channel (in which we own a 50% interest).
      Pramer’s affiliation agreements with cable television and satellite distributors provide for payments based on the number of subscribers that receive Pramer’s services. Cablevisión S.A., an Argentine cable provider, represented approximately 13% of Pramer’s consolidated revenue for 2004. Pramer’s affiliation agreement with Cablevisión expired in December 2004. The parties are continuing to operate under the terms of the expired agreement pending negotiation of a new agreement.
      Pramer handles affiliate sales for the 13 channels it represents and advertising sales for 7 of such channels. Pramer collects the revenue for the represented channels and pays the channel owners either a fixed fee or a fee based on amounts collected. Pramer’s representation of the Hallmark channel, including the provision of satellite uplinking and other services, accounted for approximately 9% of Pramer’s consolidated revenue for 2004. The representation agreement for the Hallmark channel expires on December 31, 2005, subject to earlier termination under certain circumstances.
      Pramer has two sources of content: rights that are purchased from various distributors and its own productions. Pramer’s own productions are usually contracted with independent producers.
      All of Pramer’s satellite transponder capacity is provided pursuant to contracts expiring in 2014.

Other
      Our majority owned subsidiary, Liberty Programming Argentina, LLC, owns a 40% equity interest in Torneos y Competencias, an independent producer of Argentine sports and entertainment programming that, through various affiliates, operates a sports programming cable channel; commercializes rights to televise sporting events via cable, satellite and broadcast television, and manages two sports magazines and several thematic soccer bars. We also own a 10.6% equity interest in Fox Pan American Sports LLC, a joint venture that develops and operates multiple Spanish language subscription television and radio services comprised predominantly of sports programming. Fox Pan American Sports is a principal customer of Torneos.
Regulatory Matters

Overview
      Video distribution, Internet, telephony and content businesses are regulated in each of the countries in which we operate. The scope of regulation varies from country to country, although in some significant respects regulation in European markets is harmonized under the regulatory structure of the European Union or “EU.” Adverse regulatory developments could subject our businesses to a number of risks. Regulation could limit growth, revenues and the number and types of services offered. In addition, regulation may restrict our operations and subject them to further competitive pressure, including pricing restrictions, interconnect and open-network obligations, and restrictions on content, including content provided by third parties. Failure to comply with current or future regulation could expose our businesses to various penalties.
      Foreign regulations affecting distribution and programming businesses fall into several general categories. Our businesses are required to obtain licenses, permits or other governmental authorizations from (or to notify or register with) relevant local or regulatory authorities to own and operate their respective distribution systems. In many countries, these licenses are non-exclusive and of limited duration. In some countries where we provide video programming services, such as the EU countries, we must comply with restrictions on programming content. Local or national regulatory authorities in some countries where we provide video services also impose pricing restrictions and subject certain price increases to approval by the relevant local or national authority.

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      Our telecommunications businesses generally are required to register with the appropriate regulatory authority that we offer telephony services, although, in some instances, we may be required to obtain a license. Our telephony businesses to date have not been subject to rate regulation but could become subject to such regulation in a number of jurisdictions if they are deemed to hold significant market power. Under the EU’s new regulatory framework discussed below, a company will be deemed to have significant market power if it has the power to behave to an appreciable extent independently of competitors, customers and consumers. In some countries, we must notify the regulatory authority of our tariff structure and any subsequent price increases.

European Union
      Austria, Belgium, Cyprus, The Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom are Member States of the European Union or EU. As such, these countries are required to enact national legislation that implements EU directives. Although not an EU Member State, Norway is a member of the European Economic Area and generally has implemented or is implementing the same principles on the same timetable as EU Member States. In addition, Romania is seeking to join the EU in 2007 and its laws are strongly influenced by EU directives since it will need to comply with these directives in order to join the EU. As a result, most of the markets in Europe in which our businesses operate have been significantly affected by the regulatory framework that has been developed by the EU.

Communications Services and Competition Directives
      A number of legal measures, which we refer to as the Directives, have revised the regulatory regime concerning communications services across the EU. They include the following:

•	Directive for a New Regulatory Framework for Electronic Communications Networks and Services (referred to as the Framework Directive);

•	Directive on the Authorization of Electronic Communications Networks and Services (referred to as the Authorization Directive);

•	Directive on Access to and Interconnection of Electronic Communications Networks and Services (referred to as the Access Directive);

•	Directive on Universal Service and Users’ Rights relating to Electronic Networks and Services (referred to as the Universal Service and Users’ Rights Directive);

•	Directive on Privacy and Electronic Communications (referred to as the Privacy Directive); and

•	Directive on Competition in the Markets for Electronic Communications and Services (referred to as the Competition Directive).
      In addition to the Directives, the European Parliament and European Council made a decision intended to ensure the efficient use of radio spectrum within the EU. Existing EU member countries were required to implement the Framework, Authorization, Access and the Universal Service and Users’ Rights Directives by July 25, 2003. The Privacy Directive was to have been implemented by October 31, 2003. The Competition Directive is self-implementing and does not require any national measures to be adopted. The 10 countries that joined the EU on May 1, 2004 were to ensure compliance with the Directives as of the date of accession. Measures seeking to implement the Directives are in force in most Member States. Of those countries that we operate in only Belgium and the Czech Republic are still to bring into force laws seeking substantially to implement the Directives.
      The Directives seek, among other things, to harmonize national regulations and licensing systems and further increase market competition. These policies seek to harmonize licensing procedures, reduce administrative fees, ease access and interconnection, and reduce the regulatory burden on telecommunications companies. Another important objective of the new Directives is to implement one new regime for the development of communications networks and communications services, including the delivery of video services, irrespective of the technology used.

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      Many of the obligations included within the Directives apply only to operators or service providers with “Significant Market Power” in a relevant market. For example, the provisions of the Access Directive allow Member States to mandate certain access obligations only for those operators and service providers that are deemed to have Significant Market Power. For purposes of the Directives, an operator or service provider will be deemed to have Significant Market Power where, either individually or jointly with others, it enjoys a position of significant economic strength affording it the power to behave to an appreciable extent independently of competitors, customers and consumers. As part of the implementation of certain of the Directives the National Regulatory Authority or NRA is obliged to analyze 18 predefined markets to determine if any operator or service provider has Significant Market Power. We may be found to have Significant Market Power in some markets and in some countries. In particular, in those markets where we offer telephony services, we may be found to have Significant Market Power in the termination of calls on our own network. In addition, in some countries we may be found to have Significant Market Power in the wholesale distribution of television channels. Some national regulators may also seek to find that we have Significant Market Power in the wholesale broadband Internet market. Although we would vigorously dispute this last finding, there can be no assurance that such finding will not be made. In the event that we are found to have Significant Market Power in any particular market, a NRA could impose certain conditions on us to prevent abusive behavior by us.
      The European Commission has adopted a Recommendation on relevant markets susceptible to ex-ante regulation under the Directives. Under the Directives, the European Commission has the power to veto the assessment by a NRA of Significant Market Power in any market not set out in this Recommendation as well as any finding by a NRA of Significant Market Power in any market whether or not it is set out in the Recommendation.
      Certain key elements introduced by the Directives are set forth below, followed by a discussion of certain other regulatory matters and a description of regulation for three countries where we have large operations. This is not intended to be a comprehensive description of all aspects of regulation in this area.
      Licensing. Individual licenses for electronic communications services are not required for the operation of an electronic communications network or the offering of electronic communications services. A simple registration is required in these cases. Member States are limited in the obligations that they may place on someone who has so registered; the only obligations that may be imposed are specifically set out in the Authorizations Directive.
      Access Issues. The Access Directive sets forth the general framework for interconnection of, and third party access to, networks, including cable networks. Public telecommunications network operators are required to negotiate interconnection agreements on a non-discriminatory basis with each other. In addition, some specific obligations are provided for in this Directive such as an obligation to distribute wide-screen television broadcasts in that format and certain requirements to provide access to conditional access systems. Other access obligations can be imposed on operators identified as having Significant Market Power in a particular market. These obligations are based on the outcomes that would occur under general competition law.
      “Must Carry” Requirements. In most countries where we provide video and radio services, we are required to transmit to subscribers certain “must carry” channels, which generally include public national and local channels. In some European countries, we may be obligated to transmit quite a large number of channels by virtue of these requirements. Until recently, there was no meaningful oversight of this issue at the EU level. This changed when the Directives came into effect. Member States are only permitted to impose must carry obligations where they are necessary to meet clearly defined general interest objectives and where they are proportionate and transparent. Any such obligations must be subject to periodic review. It is not clear what effect this new rule will have in practice but we expect it to lead to a reduction of the size of must-carry packages in some countries.
      API Standards. The Directives require Member States to encourage the use of open Application Programming Interfaces or APIs. The European Commission is required to conduct a review to ascertain whether interoperability and freedom of choice have been adequately achieved in the Member States with respect to digital interactive video services. If the European Commission reaches a negative conclusion on this issue with respect to one or more Member States, it has the power to mandate use of a particular API.

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      Consumer Protection Issues and Pricing Restrictions. Under the Directives, we may face various consumer protection restrictions if we are in a dominant position in a particular market. However, before the implementation of the Directives, local or national regulatory authorities in many European countries where we provide video services already imposed pricing restrictions. This is often a contractual provision rather than a regulatory requirement. Often, the relevant local or national authority must approve basic tier price increases. In certain countries, price increases will only be approved if the increase is justified by an increase in costs associated with providing the service or if the increase is less than or equal to the increase in the consumer price index. Even in countries where rates are not regulated, subscriber fees may be challenged if they are deemed to constitute anti-competitive practices.
      Other. Our European operating companies must comply with both specific and general legislation concerning data protection, content provider liability and electronic commerce. These issues are broadly harmonized at the EU level. This is an area that may become more significant over time.
      Broadcasting. Broadcasting is an area outside the scope of the Directives. Generally, broadcasts originating in and intended for reception within a country must respect the laws of that country. However, pursuant to another Directive, EU Member States are required to allow broadcast signals of broadcasters in another EU Member State to be freely transmitted within their territory so long as the broadcaster complies with the law of the originating EU Member State. An international convention extends this right beyond the EU’s borders into the majority of territories in which we operate. An EU directive also establishes quotas for the transmission of European-produced programming and programs made by European producers who are independent of broadcasters. The EU legal framework governing broadcast television currently is under review.

Competition Law and Other Matters
      EU directives and national consumer protection and competition laws in our Western European and certain other markets impose limitations on the pricing and marketing of bundled packages of services, such as video, telephony and Internet access services. Although our businesses may offer their services in bundled packages in European markets, they are generally not permitted to make subscription to one service, such as cable television, conditional upon subscription to another service, such as telephony. In addition, providers cannot abuse or enhance a dominant market position through unfair anti-competitive behavior. For example, cross-subsidization having this effect would be prohibited.
      As our businesses become larger throughout the EU and in individual countries in terms of service area coverage and number of subscribers, they may face increased regulatory scrutiny. Regulators may prevent certain acquisitions or permit them only subject to certain conditions.

Austria
      Austria has brought into effect a new communications law that broadly transposes the Directives. The NRA is in the process of analyzing the 18 predefined markets to determine if any operator or service provider has Significant Market Power. We have been notified that the regulator’s intention is to define us as having Significant Market Power in the call termination market on our own telecommunications network, together with all other network operators. It is unknown if and which conditions the NRA will impose on the parties that have been determined to have Significant Market Power.

France
      France has brought into effect a new communications law that broadly transposes the Directives. The NRA is in the process of analyzing the 18 predefined markets to determine if any operator or service provider has Significant Market Power.

The Netherlands
      The Netherlands has brought into effect a new communications law that broadly transposes the Directives. The NRA is currently analyzing the 18 predefined markets to determine if any operator or service provider has

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Significant Market Power, which could lead to obligations being placed on us, especially with respect to television distribution (where we faced obligations under the old regime). In the last quarter of 2004, the incumbent telecommunications operator, KPN, requested access to our network to distribute television programming. The NRA has denied the request of KPN, stating that we have no obligation to lease capacity on our network to KPN. There have been long-standing debates in The Netherlands regarding the desirability of requiring cable operators to open their networks to unaffiliated Internet service providers. To date these discussions have not led to a requirement for cable operators to offer such an access service.
      The Dutch competition authority, NMA, is still investigating the price increases that we made with respect to our video services in 2004 to determine whether we abused our dominant position. If the NMA were to find that the price increases amount to an abuse of a dominant position, the NMA could impose fines of up to 10% of our video revenues in The Netherlands and we would be obliged to reconsider the price increases. Historically, in many parts of the Netherlands, we are a party to contracts with local municipalities that seek to control aspects of our Dutch business including, in some cases, pricing and package composition. Most of these contracts have been eliminated by agreement, although some contracts are still in force and under negotiation. In some cases there is litigation ongoing where some municipalities have resisted our attempts to move away from the contracts.

Japan
      Regulation of the Cable Television Industry. The two key laws governing cable television broadcasting services in Japan are the Cable Television Broadcast Law and the Wire Telecommunications Law. The Cable Television Broadcast Law was enacted in 1972 to regulate the installation and operation of cable television facilities and the provision of cable television services. The Wire Telecommunications Law is the basic law in Japan governing wire telecommunications, and it regulates all wire telecommunications equipment, including cable television facilities.
      Under the Cable Television Broadcast Law, any business seeking to install cable television facilities with more than 500 drop terminals must obtain a license from the Ministry of Internal Affairs and Communications, commonly referred to as the MIC. Under the Wire Telecommunications Law, if these facilities have fewer than 500 drop terminals, only prior notification to the MIC is required. If a license is required, the license application must provide an installation plan, including details of the facilities to be constructed and the frequencies to be used, financial estimates, and other relevant information. Generally, the license holder must obtain prior permission from the MIC in order to change any of the items included in the original license application. The Cable Television Broadcast Law also provides that any business that wishes to furnish cable television services must file prior notification with the MIC before commencing service. This notification must identify the service areas, facilities and frequencies to be used (unless the facilities are owned by the provider) and outline the proposed cable television broadcasting services and other relevant information, regardless of whether these facilities are leased or owned. Generally, the cable television provider must notify the MIC of any changes to these items.
      Prior to the commencement of operations, a cable television provider must notify the MIC of all charges and tariffs for its cable television services. Those charges and tariffs to be incurred in connection with the mandatory re-broadcasting of television content require the approval of the MIC. A cable television provider must also give prior notification to the MIC of all amendments to existing tariffs or charges (but MIC approval of these amendments is not required).
      A cable television provider must comply with specific guidelines, including: (1) editing standards; (2) making its facilities available for third party use for cable television broadcasting services, subject to the availability of broadcast capacity; (3) providing service within its service area to those who request it absent reasonable grounds for refusal; (4) obtaining retransmission consent where retransmission of television broadcasts occur, unless such retransmission is required under the Cable Television Broadcast Law for areas having difficulties receiving television signals; and (5) obtaining permission to use public roads for the installation and use of cable.
      The MIC may revoke a facility license if the license holder breaches the terms of its license; fails to comply with technical standards set forth in, or otherwise fails to meet the requirements of, the Cable Television

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Broadcast Law; or fails to implement a MIC improvement order relating to its cable television facilities or its operation of cable television services.
      Regulation of the Telecommunications Industry. As providers of high-speed Internet access and telephony, our businesses in Japan also are subject to regulation by the MIC under the Telecommunications Business Law. The Telecommunications Business Law previously regulated Type I and Type II carriers. Type I carriers were allowed to carry data over telecommunications circuit facilities which they install or on which they hold long-term leases meeting certain criteria. Type I carriers included common carriers, as well as wireless operators. Type II carriers, including telecommunications circuit resale carriers and Internet service providers, carried data over facilities installed by others. Under the Telecommunications Business Law, Type I carriers were allowed to offer the same kinds and categories of services as Type II carriers. Because our businesses carry data over telecommunications circuit facilities they installed in connection with their telephony and high-speed Internet access and existing cable lines, our businesses were Type I carriers.
      Effective April 1, 2004, amendments to the Telecommunications Business Law eliminated the distinction between Type I (facilities-based) and Type II (service-based) carriers. Type I carriers previously were subject to more stringent licensing and tariff requirements than Type II carriers. The amendments will make it easier for entities to enter the Japanese telecommunications market, particularly those carriers who wish to own and operate their own facilities on a limited scale. Larger carriers with facilities exceeding a certain size will be required to register with the MIC, while smaller carriers may enter the market just by providing notice to the MIC. The amendments also allow any carrier to discontinue business by providing notice to their users and ex post notification to the MIC.
      Under these amendments, carriers who provide Basic Telecommunications Services, defined as telecommunications that are indispensable to the lives of the citizenry as specified in MIC ordinances, will be required to provide such services in an appropriate, fair and stable manner. Carriers providing Basic Telecommunications Services must do so pursuant to terms and conditions and for rates that have been filed in advance with the MIC. The MIC may order modifications to contract terms and conditions it deems inappropriate for certain specified reasons. The terms and conditions as well as charges and tariffs for the provision of telecommunications services for Type I carriers were strictly regulated, but under these amendments, carriers may generally negotiate terms and conditions with their users (including fees and charges) except those relating to Basic Telecommunications Services.
      Under these amendments, interconnection with telecommunications carriers was also deregulated. Telecommunications carriers, other than those exceeding certain standards specified in the Telecommunications Business Law (such as NTT), may set interconnection tariffs and terms and conditions through independent negotiations without MIC approval.
      Telecommunication carriers that own their telecommunication circuit facilities are required to maintain such facilities in conformity with specified technical standards. The MIC may order a carrier that fails to meet such standards to improve or repair its telecommunication facilities.

Latin America

Chile
      Cable and telephony applications for permits and concessions are submitted to the Ministry of Transportation and Telecommunications, which, through the Subsecretary of Telecommunications or Subtel, is responsible for regulating, granting permits and concessions, registering and supervising all telecommunications providers. The Antitrust Court (Tribunal de Defensa de la Libre Competencia) also plays an important role in regulating telecommunications in Chile through its judgments. Wireline cable television permits are non-exclusive and granted for indefinite terms. Wireless television permits have renewable terms of 10 years, while telecommunication concessions (for example, for fixed or mobile telephony) have renewable 30-year terms. Wireline and wireless permits and concessions require operation in accordance with a technical plan submitted by the licensee together with the permit or concession application. Our businesses have cable permits in most major and medium sized markets in Chile. Cross ownership between cable television, Internet access and telephony is also permitted.

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      In general, the General Telecommunications Law of Chile allows telecommunications companies to provide service and develop telecommunication infrastructure without geographic restrictions or exclusive rights to serve. Chile currently has a competitive, multi-carrier system for international and local long distance telecommunications services. Regulatory authorities currently determine prices charged to customers for local telecommunications services provided by incumbent local fixed telephony operators until the market is determined to be competitive. Charges for access (prices for terminating calls in fixed or mobile networks), other interconnection services and unbundling services are determined for all operators, whether or not incumbent. To date, the regulatory authorities have determined prices charged to customers by the dominant local wireline telephony providers and the interconnection tariffs for several other operators. In all cases, the authorities determine a maximum rate structure that shall be in force for a five year period. Local service providers with concessions are obligated to provide service to all customers that are within their service area or are willing to pay for an extension to receive service. Local providers, whether or not incumbent, must also give long distance service providers equal access to their network connections at regulated prices.

Puerto Rico
      U.S. Federal Communications Commission Regulation. The Communications Act of 1934, as amended, and the regulations of the Federal Communications Commission (FCC) significantly affect the cable system operations of our subsidiary Liberty Cablevision of Puerto Rico, including, for example, subscriber rates; carriage of broadcast television stations; leased access and public, educational and government access; customer service; program packaging to subscribers; obscene programming; technical operating standards; use of utility poles and conduit; and ownership transfers. Thus, the FCC limits the price that cable systems that are not subject to effective competition may charge for basic services and equipment. Cable systems also must carry, without compensation, certain commercial and non-commercial television station programming within their geographic markets. Alternatively, local television stations may insist that a cable operator negotiate for retransmission consent. In addition, the FCC initiated a further notice of proposed rulemaking to determine whether a television station may assert rights to carriage on cable systems of both analog and digital signals during the transition to digital television and to carriage of all digital signals transmitted by a station. On February 10, 2005, the FCC denied mandatory dual carriage of a television station’s analog and digital signals during the digital television transition and mandatory carriage of all digital signals, other than its “primary” signal.
      Liberty Cablevision of Puerto Rico also offers high-speed Internet access over portions of its network. The FCC has classified high-speed Internet access service as an “interstate information service” which the FCC traditionally has not regulated. However, a federal appellate court vacated the FCC’s classification, and rehearing was denied. On December 3, 2004, the United States Supreme Court decided to review the federal appellate court’s decision. Thus, it is uncertain how Internet access services ultimately will be classified and regulated. The FCC also adopted a notice of proposed rulemaking to examine whether local franchising authorities should be allowed to impose regulatory requirements on high-speed Internet access, among other issues.
      Puerto Rico Regulation. The Puerto Rico Telecommunications Regulatory Board awards franchises for and regulates cable television systems in Puerto Rico. Such franchises are non-exclusive and renewable for periods up to 10 years. The regulatory board may revoke a franchise for various reasons, including, for example, substantial noncompliance with franchise terms and conditions, violations of applicable regulations, or continuing failure to satisfy required customer service standards. Cable systems may be charged a franchise fee of up to 5% of their gross revenues.

Argentina
      The Comité Federal de Radiodifusión exercises broad regulatory authority over broadcast television, cable system and DTH satellite licensees. Our businesses provide programming to such distributors. Programming must comply with restrictions on obscene, violent and advertising content, among other matters. Licensed distributors are responsible for complying with these restrictions.

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Competition
      Markets for broadband distribution, including cable and satellite distribution, Internet access and telephony services, and video programming generally are highly competitive and rapidly evolving. Consequently, our businesses expect to face increased competition in these markets in the countries in which they operate, and specifically as a result of deregulation in the EU.

Broadband Distribution
      Video Distribution. Our businesses compete directly with a wide range of providers of news, information and entertainment programming to consumers. Depending upon the country and market, these may include: (1) over-the-air broadcast television services; (2) DTH satellite service providers (systems that transmit satellite signals containing video programming, data and other information to receiving dishes of varying sizes located on the subscriber’s premises); (3) satellite master antenna television systems, commonly known as SMATVs, which generally serve condominiums, apartment and office complexes and residential developments; (4) MMDS operators; (5) digital television terrestrial broadcasters; (6) other cable operators in the same communities that we serve; (7) other fixed-line telecommunications carriers and broadband providers, including the incumbent telecommunications operators, offering video products using DSL or ADSL technology or over fiber-to-the-home-networks; and (8) movie theaters, video stores and home video products. Our businesses also compete to varying degrees with more traditional sources of information and entertainment, such as newspapers, magazines, books, live entertainment/concerts and sporting events.
      In some countries, our businesses face significant competition from other cable operators, while in other countries the primary competition is from DTH satellite service providers, digital television terrestrial broadcasters and/or other distributors of video programming using broadband networks. In some of our largest markets, including The Netherlands, France and Japan, we are facing increasing competition from video services offered by or over the network of the incumbent telecommunications operator. In Austria, the primary competition for video services is from satellite television service providers.
      Internet. With respect to Internet access services and online content, our businesses face competition in a rapidly evolving marketplace from incumbent and non-incumbent telecommunications companies, other cable-based Internet service providers, non-cable-based Internet service providers and Internet portals, many of which have substantial resources. The Internet services offered by these competitors include both traditional dial-up Internet services and high-speed Internet access services using DSL and ADSL technology, in a range of product offerings with varying speeds and pricing, as well as interactive computer-based services, data and other non-video services to homes and businesses.
      Telephony. With respect to telephony services, our businesses face competition from the incumbent telecommunications operator in each country. These operators have substantially more experience in providing telephony services, greater resources to devote to the provision of telephony services and longstanding customer relationships. In many countries, our businesses also face competition from other cable telephony providers, wireless telephony providers and indirect access providers. Competition in both the residential and business telephony markets will increase with certain market trends and regulatory changes, such as general price competition, the introduction of carrier pre-selection, number portability, continued deregulation of telephony markets, the replacement of fixed-line with mobile telephony, and the growth of VoIP services.

Video Programming
      The business of providing programming for cable and satellite television distribution is highly competitive. Our programming businesses directly compete with other programmers for distribution on a limited number of channels. Once distribution is obtained, these programming services compete, to varying degrees, for viewers and advertisers with other cable and over the air broadcast television programming services as well as with other entertainment media, including home video (generally video rentals), online activities, movies and other forms of news, information and entertainment.

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Employees
      As of December 31, 2004, our consolidated subsidiaries and we had an aggregate of approximately 11,800 employees. We believe that our employee relations are good.
Properties
      We lease our executive offices in Englewood, Colorado from Liberty. All of our other real or personal property is owned or leased by our subsidiaries and affiliates.
      UGC leases its executive offices in Denver, Colorado. UGC’s various operating companies lease or own their respective administrative offices, headend facilities, tower sites and other property necessary for their operations. UGC generally owns the towers on which their equipment is located. The physical components of their broadband networks require maintenance and periodic upgrades to support the new services and products they introduce.
      Liberty Cablevision of Puerto Rico owns its main office in Luquillo, Puerto Rico, its headends and certain other equipment in Cayey, Humacao and Lares, Puerto Rico. Liberty Cablevision of Puerto Rico also leases additional customer service offices, warehouses, headends and other equipment throughout Puerto Rico.
      Pramer leases its offices in Buenos Aires, Argentina.
      Our other subsidiaries and affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). Our management believes that our current facilities are suitable and adequate for our business operations for the foreseeable future.
Legal Proceedings
      From time to time, our subsidiaries and affiliates have become involved in litigation relating to claims arising out of their operations in the normal course of business. The following is a description of certain legal proceedings to which one of our subsidiaries or another company in which we hold an interest is a party. In our opinion, the ultimate resolution of these legal proceedings would not likely have a material adverse effect on our business, results of operations, financial condition or liquidity.

Old UGC Reorganization
      On January 12, 2004, Old UGC, Inc., a wholly owned subsidiary of UGC, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. On September 21, 2004, UGC and Old UGC filed with the Bankruptcy Court a plan of reorganization, which was subsequently amended on October 5, 2004. On November 10, 2004 the Bankruptcy Court confirmed the amended plan of reorganization.
      On November 24, 2004, Old UGC completed the restructuring of its indebtedness and other obligations pursuant to the terms of the approved plan of reorganization. In the restructuring, Old UGC acquired (i) $638.0 million face amount of Old UGC senior notes held by UGC in consideration for newly issued common stock of Old UGC and (ii) $599.2 million face amount of Old UGC senior notes held by IDT United, Inc. in consideration for newly issued preferred stock of Old UGC. At the time, UGC owned a 33% common equity interest and a 94% fully diluted interest in IDT United. The Old UGC senior notes held by third parties ($24.6 million face amount) were left outstanding (after cure, through the repayment of approximately $5.1 million in unpaid interest, and reinstatement). A notice of redemption of the notes was sent to the trustee on January 13, 2005 and the redemption of the notes is scheduled to occur on February 15, 2005. In addition, Old UGC paid approximately $3.1 million in settlement of certain outstanding guarantee obligations.
      Following the restructuring, UGC acquired the interests in IDT United that it did not previously own for a total cash purchase price of approximately $22.7 million. As a result of Old UGC’s restructuring and UGC’s purchase of the IDT United interests, UGC continues to hold 100% of Old UGC’s outstanding equity securities.

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Movieco
      On December 3, 2002, Europe Movieco Partners Limited filed a request for arbitration against United Pan-Europe Communications, N.V., a subsidiary of UGC that we refer to as UPC, with the International Court of Arbitration of the International Chamber of Commerce. The request contains claims that are based on a cable affiliation agreement entered into between the parties on December 21, 1999. The arbitral proceedings were suspended from December 17, 2002 to March 18, 2003. They have subsequently been reactivated and the Arbitral Tribunal has given directions. In the proceedings, Movieco claims (1) unpaid license fees due under the affiliation agreement, plus interest, (2) an order for specific performance of the affiliation agreement or, in the alternative, damages for breach of that agreement, and (3) legal and arbitration costs plus interest. Of the unpaid license fees, approximately $11.0 million had been accrued prior to UPC’s commencing insolvency proceedings in The Netherlands on December 3, 2002 (which we refer to as the pre-petition claim). Movieco made a claim in the Dutch insolvency proceedings for the pre-petition claim and following consummation of the insolvency proceedings, equity of the appropriate value was delivered to Movieco in December 2003. UPC filed a counterclaim in the arbitral proceeding, stating that the affiliation agreement is null and void because it breaches Article 81 of the EC Treaty. UPC also relies on the Order of the Southern District of New York dated January 7, 2003, in which the New York court ordered that the rejection of the affiliation agreement was approved effective March 1, 2003, and that UPC shall have no further liability under the affiliation agreement. On January 13, 2005, the Arbitral Tribunal rendered an award in which Movieco’s claim for the unpaid license fees as described above was sustained and determined that UPC has to pay $39,256,425 of unpaid license fees, plus interest and legal fees of GBP 1.5 million. All other claims and counterclaims were dismissed.

Excite@Home
      In 2000, certain of UGC’s subsidiaries, including UPC, pursued a transaction with Excite@Home which if completed, would have merged UPC’s chello broadband subsidiary with Excite@Home’s international broadband operations to form a European Internet business. The transaction was not completed, and discussions between the parties ended in late 2000. On November 3, 2003, UGC received a complaint filed on September 26, 2003 by Frank Morrow, on behalf of the General Unsecured Creditors’ Liquidating Trust of At Home in the United States Bankruptcy Court for the Northern District of California, styled as In re At Home Corporation, Frank Morrow v. UnitedGlobalCom, Inc. et al. (Case No. 01-32495-TC). In general, the complaint alleged breach of contract and fiduciary duty by UGC and Old UGC, Inc. The plaintiff filed a claim in the Old UGC bankruptcy proceedings of approximately $2.2 billion. On September 16, 2004, the Bankruptcy Court in the Old UGC bankruptcy proceedings estimated the claim against Old UGC at zero. On November 10, 2004, the Bankruptcy Court confirmed Old UGC’s plan of reorganization, which provided that the claim of Excite@Home would receive no distribution and released both Old UGC and UGC from any liability in connection with such claim. The reorganization became effective on November 24, 2004. UGC will file a motion to dismiss in the California proceeding based on the Bankruptcy Court ruling.

Cignal
      On April 26, 2002, UPC received a notice that certain former shareholders of Cignal Global Communications filed a lawsuit against UPC in the District Court in Amsterdam, The Netherlands, claiming $200 million on the basis that UPC failed to honor certain option rights that were granted to those shareholders in connection with the acquisition of Cignal by Priority Telecom. UPC believes that it has complied in full with its obligations to these shareholders through the successful completion of the initial public offering of Priority Telecom on September 27, 2001. Accordingly, UPC believes that the Cignal shareholders’ claims are without merit and intends to defend this suit vigorously. In December 2003, certain members and former members of the Supervisory Board of Priority Telecom were put on notice that a tort claim may be filed against them for their cooperation in the initial public offering. The oral closing submission will be held on March 8, 2005.

Class Action Lawsuits Relating to the Merger Transaction with UGC
      Since January 18, 2005, twenty-one lawsuits have been filed in the Delaware Court of Chancery purportedly on behalf of the public stockholders of UGC regarding the announcement on January 18, 2005 of the execution

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by UGC and us of the agreement and plan of merger for the combination of our companies. The defendants named in these actions include UGC, Gene Schneider, Michael Fries, David Koff, Robert Bennett, John Malone, John Cole, Bernard G. Dvorak, John W. Dick, Paul A. Gould and Gary S. Howard (directors of UGC) and us. The allegations in each of the complaints, which are substantially similar, assert that the defendants have breached their fiduciary duties of loyalty, care, good faith and candor and that various defendants have engaged in self-dealing and unjust enrichment, affirmed an unfair price, and impeded or discouraged other offers for UGC or its assets in bad faith and for improper motives. In addition to seeking to enjoin the transaction, the complaints seek remedies including damages for the public holders of UGC stock and an award of attorney’s fees to plaintiffs’ counsel. In connection with these lawsuits, defendants have been served with one request for production of documents. The defendants believe the lawsuits are without merit.

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APPENDIX A: INFORMATION CONCERNING LIBERTY MEDIA INTERNATIONAL, INC.
PART 2: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements with or relating to UGC
      In connection with the spin off of LMI from Liberty, Liberty contributed substantially all of its shares of UGC common stock and related contract rights and obligations to LMI. Accordingly, we have described below certain contracts, agreements and arrangements entered into by Liberty prior to the date of the spin off and contributed or assigned by Liberty to LMI in connection with the spin off.

UGC Merger Agreement
      On January 30, 2002, pursuant to an Amended and Restated Agreement and Plan of Merger, dated December 31, 2001, among Liberty, UGC, UGC’s predecessor (Old UGC) and certain of their respective subsidiaries, Liberty contributed to UGC all of the Class B common stock of Old UGC and some of the Class A common stock of Old UGC that it held in exchange for newly issued shares of UGC Class C common stock. Immediately after these contributions and contributions to UGC by the founding stockholders of Old UGC (the founders), UGC acquired Old UGC by merger of a subsidiary of UGC with and into Old UGC. As a result of the merger, UGC became a publicly traded company. Immediately following the merger, Liberty contributed to UGC certain assets, including $200 million in cash, in exchange for additional shares of UGC common stock. After giving effect to the contributions as well as certain other transactions, Liberty owned approximately 74% of UGC’s outstanding equity and approximately 94% of UGC’s outstanding voting power, subject to limitations on Liberty’s voting rights.
      In connection with these transactions, on January 30, 2002, Liberty, UGC, Old UGC and the founders entered into other agreements relating to the governance of UGC and Old UGC, which, among other things, ensured that the founders remained in control of UGC, as well as agreements relating to UGC securities. These agreements included a stockholders agreement, a standstill agreement and a registration rights agreement. Except for the provisions described below, each of these agreements was terminated on January 5, 2004, in connection with Liberty’s acquisition of all of the outstanding shares of UGC Class B common stock from the founders.

Senior Notes
      Also on January 30, 2002, UGC acquired from Liberty approximately $751.2 principal amount at maturity of the senior notes of Old UGC held by Liberty, as well as the debt and equity interests owned by Liberty in an entity that held approximately $598.8 million principal amount at maturity of the senior notes of Old UGC, in exchange for approximately $304.6 million of indebtedness owed by Liberty to Old UGC and cash in the amount of approximately $143.9 million.

Registration Rights Agreement
      On January 30, 2002, UGC, Liberty and certain subsidiaries of Liberty entered into a registration rights agreement. In connection with the spin off, LMI became entitled to the benefits of the demand and piggy-back registration rights set forth in the registration rights agreement. The registration rights agreement is expected to be terminated in connection with the consummation of the mergers.

Old Standstill Agreement; Letter Agreement
      On January 30, 2002, UGC, Liberty and certain subsidiaries of Liberty entered into a standstill agreement (which we refer to as the old standstill agreement). Pursuant to the old standstill agreement, Liberty was entitled to, among other things, certain preemptive rights with respect to issuances of shares of UGC Class A common stock. On November 12, 2003, Liberty entered into a letter agreement with UGC pursuant to which Liberty agreed to a limited waiver of its preemptive rights in connection with the consummation of the acquisition of UGC Europe, Inc. by UGC, provided that Liberty’s preemptive rights under the old standstill agreement would survive the termination of the old standstill agreement, subject to modification. These preemptive rights were

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contributed to LMI in connection with the spin off. The old standstill agreement and the letter agreement are expected to be terminated in connection with the consummation of the mergers.

Founders Transaction
      On January 5, 2004, Liberty acquired approximately 8.2 million shares of UGC Class B common stock from the founders, including Gene W. Schneider, Chairman of the Board and former Chief Executive Officer of UGC, and certain trusts for the benefit of Mr. Schneider’s family, representing all of the outstanding shares of UGC Class B common stock, in exchange for approximately 12.6 million shares of Liberty Series A common stock and approximately $12.9 million in cash. We refer to this transaction as the founders transaction. Upon the consummation of the founders transaction, the material terms of the old standstill agreement terminated, but the preemptive rights set forth therein survived in accordance with and as modified by the letter agreement, and Liberty obtained the power to elect all of the members of UGC’s board of directors and, generally, to control UGC.

Noncompetition and Nonsolicitation Agreements
      On December 19, 2003, in connection with the founders transaction, Liberty entered into noncompetition and nonsolicitation agreements with Michael T. Fries, Chief Executive Officer and a director of UGC, Mark L. Schneider, former director of UGC and former Chief Executive Officer of the chellomedia division of UGC Europe, Ellen P. Spangler, Senior Vice President of Business and Legal Affairs and Secretary of UGC, and Tina M. Wildes, former director and former Senior Vice President of Business Administration of UGC, providing for the issuance of, respectively, 228,750 shares, 228,750 shares, 134,935 shares and 134,934 shares of Liberty Series A common stock to such persons in exchange for certain noncompetition and nonsolicitation covenants from such persons to Liberty. In connection with the spin off of LMI from Liberty, the benefits of these agreements were assigned to LMI.

New Standstill Agreement
      On January 5, 2004, in connection with the founders transaction, Liberty and UGC entered into a standstill agreement (which we refer to as the new standstill agreement). The new standstill agreement, which Liberty assigned to LMI in connection with the spin off, generally limits LMI’s ownership of UGC’s common stock to 90% or less, unless LMI makes an offer or effects another transaction to acquire all of UGC’s common stock. Except in the case of a short-form merger in which UGC’s stockholders are entitled to statutory appraisal rights, such offer or transaction must be at a price at or above a fair value of UGC’s shares determined through an appraisal process if a majority of UGC’s independent directors has voted against approval or acceptance of such transaction. The mergers comply with LMI’s obligations under the new standstill agreement. The new standstill agreement is expected to be terminated in connection with the consummation of the mergers.

UGC Services Agreement
      On June 7, 2004, LMI and UGC entered into an agreement pursuant to which they agreed to obtain certain services from each other. Pursuant to the UGC services agreement, UGC provides LMI with specified services and benefits, including employee benefit administration, payroll, tax withholding, workers’ compensation administration and enrollment in UGC’s benefit plans, in each case with respect to persons employed by LMI, and such other services as LMI and UGC may from time to time mutually determine to be necessary or desirable. Also, pursuant to the UGC services agreement, LMI provides to UGC certain services typically performed by accounting and tax department personnel, which may include services provided to LMI by Liberty’s accounting and tax department personnel pursuant to a facilities and services agreement that LMI entered into with Liberty. See “— Agreements with Liberty — Liberty Services Agreement” below.
      Pursuant to the UGC services agreement, LMI pays UGC an annual fee of $20,000 for providing the foregoing benefits and services to LMI and its employees. In addition, LMI reimburses UGC for direct out-of-pocket costs incurred by UGC for third party services in providing the foregoing benefits and services to LMI and LMI’s employees. UGC pays LMI the portion of any accounting or tax department personnel costs (taking into

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account wages and fringe benefits) that is expected to be attributable to time spent performing services for UGC under the UGC services agreement. LMI and UGC evaluate all charges for reasonableness periodically and make any adjustments as they mutually agree upon.
      The UGC services agreement was renewed automatically on January 1, 2005. The UGC services agreement is expected to be terminated in connection with the consummation of the mergers.
Agreements with Liberty
      In connection with LMI’s spin off from Liberty, LMI and Liberty entered into a series of agreements, under which LMI has certain rights and liabilities. The following is a summary of the terms of the material agreements LMI entered into with Liberty. This summary is qualified by reference to the full text of the agreements which have been included as exhibits to the registration statement on Form S-4 being filed by Liberty Global in connection with the mergers.

Reorganization Agreement
      On June 7, 2004, LMI, Liberty and certain subsidiaries of Liberty entered into a reorganization agreement to provide for, among other things, the principal corporate transactions required to effect the spin off of LMI. Pursuant to the reorganization agreement, Liberty transferred to LMI, or caused its subsidiaries to transfer to LMI, substantially all of the assets comprising Liberty’s International Group not already held by LMI, cash and certain financial assets. The reorganization agreement provides for mutual indemnification obligations, which are designed to make LMI financially responsible for substantially all of the liabilities relating to the businesses of Liberty’s International Group prior to the spin off, as well as for all liabilities incurred by LMI after the spin off, and to make Liberty financially responsible for all of LMI’s potential liabilities which are not related to LMI’s businesses, including, for example, liabilities arising as a result of LMI having been a subsidiary of Liberty. In addition, the reorganization agreement provides for each of LMI and Liberty to preserve the confidentiality of all confidential or proprietary information of the other party for three years following the spin off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

Liberty Services Agreement
      On June 7, 2004, LMI and Liberty entered into a facilities and services agreement pursuant to which Liberty provides LMI with specified services and benefits, including:

•	the lease of office space at Liberty’s executive headquarters, including furniture and furnishings and the use of building services;

•	telephone, utilities, technical assistance (including information technology, management information systems, network maintenance and data storage), computers, office supplies, postage, courier service, cafeteria access and other office and administrative services;

•	insurance administration and risk management services;

•	other services typically performed by Liberty’s accounting, treasury, engineering, legal, investor relations and tax department personnel; and

•	such other services as LMI and Liberty may from time to time mutually determine to be necessary or desirable.
      LMI makes payments to Liberty under the Liberty services agreement based upon an annual per-square foot occupancy charge and an allocated portion of Liberty’s personnel costs (taking into account wages and fringe benefits) of the departments expected to provide services to LMI. The allocated portion of these personnel costs will be based upon the anticipated percentages of time to be spent by Liberty personnel in each department performing services for LMI under the Liberty services agreement. LMI also reimburses Liberty for direct out-of-pocket costs incurred by Liberty for third party services provided to LMI that are not included in LMI’s occupancy charge. LMI and Liberty evaluate all charges for reasonableness semi-annually and make any adjustments to these charges as they mutually agree upon. LMI paid Liberty approximately $1.325 million in fees

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under the Liberty services agreement for the period beginning on the date of the spin off and ending on December 31, 2004.
      The Liberty services agreement will continue in effect for two years, unless earlier terminated (1) by LMI at any time on at least 30 days’ prior written notice, (2) by Liberty at any time on at least 180 days’ prior notice, (3) by Liberty upon written notice to LMI, following certain changes in control of LMI or LMI being the subject of certain bankruptcy or insolvency-related events, or (4) by LMI upon written notice to Liberty, following certain changes in control of Liberty or Liberty being the subject of certain bankruptcy or insolvency-related events. The mergers do not result in a change in control of LMI under the Liberty services agreement.

Agreements for Aircraft Joint Ownership and Management
      Prior to the spin off, Liberty transferred to LMI a 25% ownership interest in two of Liberty’s aircraft. In connection with the transfer, LMI and Liberty entered into certain agreements pursuant to which, among other things, LMI and Liberty share the costs of Liberty’s flight department and the costs of maintaining and operating the jointly owned aircraft. Costs are allocated based upon either LMI’s and Liberty’s respective usage or ownership of such aircraft, depending on the type of cost. LMI’s allocable share of costs under these agreements amounted to approximately $229,000 for the period beginning on the date of the spin off and ending on December 31, 2004.

Tax Sharing Agreement
      Prior the spin off, LMI entered into a tax sharing agreement with Liberty that governs Liberty’s and LMI’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the tax sharing agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.
      Prior to the spin off, LMI and their eligible subsidiaries joined with Liberty in the filing of a consolidated return for U.S. federal income tax purposes and also joined with Liberty in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, for periods (or portions thereof) beginning after the spin off, LMI no longer joins with Liberty in the filing of any federal, state, local or foreign consolidated, combined or unitary tax returns.
      Under the tax sharing agreement, except as described below, Liberty is responsible for all U.S. federal, state, local and foreign income taxes reported on a consolidated, combined or unitary return that includes LMI or one of LMI’s subsidiaries, on the one hand, and Liberty or one of its subsidiaries, on the other hand. In addition, except for certain liabilities relating to dual consolidated losses and gain recognition agreements that are described below, Liberty will indemnify LMI and its subsidiaries against any liabilities arising under its tax sharing agreement with AT&T Corp. LMI is responsible for all other taxes (including income taxes not reported on a consolidated, combined, or unitary return by Liberty or its subsidiaries) that are attributable to LMI or one of its subsidiaries, whether accruing before, on or after the spin off. LMI has no obligation to reimburse Liberty for the use, in any period following the spin off, of a tax benefit created before the spin off, regardless of whether such benefit arose with respect to taxes reported on a consolidated, combined or unitary basis.
      Notwithstanding the tax sharing agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which LMI (or LMI’s subsidiaries) have been included in Liberty’s, AT&T Corp.’s or Tele-Communications, Inc.’s consolidated group, LMI (or LMI’s subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, LMI would generally be entitled to be indemnified by Liberty for tax liabilities allocated to Liberty under the tax sharing agreement.
      LMI’s ability to obtain a refund from a carryback of a tax benefit to a year in which LMI and Liberty (or any of their respective subsidiaries) joined in the filing of a consolidated, combined or unitary return will be at the

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discretion of Liberty. Moreover, any refund that LMI may obtain will be net of any increase in taxes resulting from the carryback for which Liberty is otherwise liable under the tax sharing agreement.
      The tax sharing agreement provides that LMI will enter into a closing agreement with the Internal Revenue Service with respect to unrecaptured dual consolidated losses attributable to LMI or any of its subsidiaries under Section 1503(d) of the Code. Moreover, LMI agrees to be liable for any deemed adjustment to taxes resulting from the recapture of any dual consolidated loss so attributed to LMI, if such loss is required to be recaptured as a result of one or more specified events described in the U.S. Treasury Regulations occurring after the distribution date. For purposes of the tax sharing agreement, the deemed adjustment to taxes generally will be an amount equal to the recaptured dual consolidated loss multiplied by the highest applicable statutory rate for the applicable taxing jurisdiction, plus interest and any penalties. LMI must also indemnify and hold harmless Liberty and its subsidiaries against any liability arising under Liberty’s tax sharing agreement with AT&T Corp. with respect to such recaptured dual consolidated loss.
      The tax sharing agreement provides that LMI is liable for any deemed adjustment to taxes resulting from the recognition of gain pursuant to a gain recognition agreement entered into by Liberty (or any parent of a consolidated group of which LMI or any of its subsidiaries were formerly a member) in accordance with Treasury Regulations Section 1.367(a)-8(b), but only if the recognition of such gain results in an adjustment to the basis of any property held by LMI or any of its subsidiaries. For purposes of the tax sharing agreement, the deemed adjustment to taxes generally will be an amount equal to the gain recognized multiplied by the highest applicable statutory rate for the applicable taxing jurisdiction, plus interest and any penalties. LMI must also indemnify and hold harmless Liberty and its subsidiaries against any liability arising under its tax sharing agreement with AT&T Corp. with respect to such recognition of gain. However, the amount LMI is required to indemnify Liberty and its subsidiaries for any deemed adjustment to taxes or any liability arising under Liberty’s tax sharing agreement with AT&T Corp. will be reduced by any amount that Liberty or any of its subsidiaries receives pursuant to any indemnification arrangement with any other person arising from or relating to recognition of gain under such gain recognition agreement.
      To the extent permitted by applicable tax law, LMI and Liberty will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) made immediately prior to the spin off, and accordingly, as not includible in the taxable income of the recipient. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its affiliates), the payor’s payment obligation will be grossed up to take into account the deemed taxes owed by the recipient (or its affiliates).
      LMI is responsible for preparing and filing all tax returns that include LMI or one of its subsidiaries other than any consolidated, combined or unitary income tax return that includes LMI or one of its subsidiaries, on the one hand, and Liberty or one of its subsidiaries, on the other hand, and LMI has the authority to respond to and conduct all tax proceedings, including tax audits, involving any taxes or any deemed adjustment to taxes reported on such tax returns. Liberty is responsible for preparing and filing all consolidated, combined or unitary income tax returns that include LMI or one of its subsidiaries, on the one hand, and Liberty or one of its subsidiaries, on the other hand, and Liberty has the authority to respond to and conduct all tax proceedings, including tax audits, relating to taxes or any deemed adjustment to taxes reported on such tax returns. Liberty also has the authority to respond to and conduct all tax proceedings relating to any liability arising under its tax sharing agreement with AT&T Corp. LMI is entitled to participate in any tax proceeding involving any taxes or deemed adjustment to taxes, or any liabilities under Liberty’s tax sharing agreement with AT&T Corp., for which LMI is liable under the tax sharing agreement. The tax sharing agreement further provides for cooperation between Liberty and LMI with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.
      Finally, the tax sharing agreement requires that neither LMI nor any of its subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction to Liberty and to Liberty’s stockholders as of the record date for the spin off under Section 355 of the Code. Moreover, LMI must indemnify Liberty and its subsidiaries, officers and directors for any loss, including any deemed adjustment to taxes of Liberty, resulting from (1) such action or failure to act, if such action or failure to act precludes the spin off from qualifying as a tax-free transaction or (2) any breach of

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any representation or covenant given by LMI or one of its subsidiaries in connection with the tax opinion delivered to Liberty by Skadden, Arps, Slate, Meagher & Flom LLP and any other tax opinion delivered to Liberty, in each case relating to the qualification of the spin off as a tax-free distribution described in Section 355 of the Code. For purposes of the tax sharing agreement, the deemed adjustment to taxes generally will be an amount equal to the gain recognized by Liberty multiplied by the highest applicable statutory rate for the applicable taxing jurisdiction, plus interest and any penalties.

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APPENDIX A: INFORMATION CONCERNING LIBERTY MEDIA INTERNATIONAL, INC.
PART 3 — MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
      The capitalized terms used below have been defined in the notes to the accompanying September 30, 2004 condensed consolidated financial statements. In the following text, the terms, “we,” “our,” “our company” and “us” may refer, as the context requires, to LMC International (prior to June 7, 2004), LMI and its consolidated subsidiaries (on and subsequent to June 7, 2004) or both. Unless otherwise indicated, convenience translations into U.S. dollars are calculated as of September 30, 2004.
      The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our September 30, 2004 condensed consolidated financial statements, the December 31, 2003 combined financial statements and the notes thereto included elsewhere herein.
Overview
      We own majority and minority interests in international broadband distribution and programming companies. On June 7, 2004, Liberty completed the spin off of LMI to Liberty’s shareholders. In connection with the spin off, holders of Liberty Common Stock on the June 1, 2004 Record Date received 0.05 of a share of LMI Series A Common Stock for each share of Liberty Series A Common Stock owned at 5:00 p.m. New York City time on the Record Date and 0.05 of a share of LMI Series B Common Stock for each share of Liberty Series B Common Stock owned at 5:00 p.m. New York City time on the Record Date. The spin off was intended to qualify as a tax-free spin off. For financial reporting purposes, the spin off is deemed to have occurred on June 1, 2004.
      Following the spin off, we and Liberty operate independently, and neither has any stock ownership, beneficial or otherwise, in the other.
      Our operating subsidiaries and most significant equity method investments at September 30, 2004 are as follows:
      Operating subsidiaries:

Puerto Rico Cable
Pramer
PHL
UGC
      Significant equity method investments:

JPC
J-COM
      Our most significant subsidiary is UGC, an international broadband communications provider of video, voice, and Internet access services with operations in eleven European countries and three Latin American countries. UGC’s largest operating segments are located in The Netherlands, France, Austria and Chile. At September 30, 2004, we owned approximately 417 million shares of UGC Common Stock, representing an approximate 53% economic interest and a 90% voting interest. As further described in note 5 to the accompanying September 30, 2004 condensed consolidated financial statements, we began consolidating UGC on January 1, 2004. Prior to that date, we used the equity method to account for our investment in UGC. PHL and Puerto Rico Cable are wholly-owned subsidiaries that own and operate cable television systems in Ireland and Puerto Rico, respectively. As further described in note 5 to the accompanying September 30, 2004 condensed consolidated financial statements, we acquired PHL during the second quarter of 2004. Pramer is a wholly-owned Argentine programming company that supplies programming services to cable television and DTH satellite distributors in Latin America, Spain and some Spanish speaking markets in the United States. J-COM is a 45%-

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owned equity affiliate that owns and operates broadband distribution businesses in Japan. JPC is a 50%-owned affiliate that owns and invests in a variety of programming channels in Japan.
      We believe our primary opportunities in our international markets include continued growth in subscribers; increasing the average revenue per unit by continuing to rollout broadband communication services such as telephony, Internet access and digital video; developing foreign programming businesses; and maximizing operating efficiencies on a regional basis. Potential impediments to achieving these goals include increasing price competition for broadband services; competition from alternative video distribution technologies; and availability of sufficient capital to finance the rollout of new services.
Results of Operations
      Due to the January 1, 2004 change from the equity method to the consolidation method of accounting for our investment in UGC, our historical revenue and expenses for the three and nine months ended September 30, 2004 are not comparable to the corresponding prior year periods. Accordingly, in addition to a discussion of our historical results of operations, we have also included an analysis of our operating results based on the approach we use to analyze our reportable operating segments. As further described below, we believe that our operating segment discussion provides a more meaningful basis for comparing UGC’s operating results than does our historical discussion.
      Changes in foreign currency exchange rates have a significant impact on our operating results as all of our operating segments except Puerto Rico Cable have functional currencies other than the U.S. dollar. Our primary exposure is currently to the euro as over 50% of our U.S. dollar revenue during the nine months ended September 30, 2004 was derived from countries where the euro is the functional currency. In addition, our operating results are also significantly impacted by changes in the exchange rates for the Japanese yen, Chilean peso and, to a lesser degree, other local currencies in Europe.

Three and Nine Months Ended September 30, 2004 and 2003

Discussion and Analysis of Historical Operating Results
      As noted above, we began consolidating UGC effective January 1, 2004. Unless otherwise indicated in the discussion below, the significant increases in our historical revenue, expenses and other items during the 2004 periods, as compared to the corresponding prior year periods, are primarily attributable to this change in our consolidated reporting entities.
      We incurred stock-based compensation expense of $13,377,000 and $66,120,000 during the three and nine months ended September 30, 2004, respectively. Substantially all of such amounts are attributable to UGC’s stock incentive awards. The nine-month amount includes a $50,409,000 first quarter charge to reflect a change from fixed-plan accounting to variable-plan accounting for all of UGC’s stock options. This change in accounting is attributable to adjustments to certain terms of such UGC options in connection with UGC’s February 2004 rights offering. The $13,377,000 expense during the three-month period is attributable primarily to an increase in the market price of the common stock underlying UGC’s variable-plan options and SARs. Compensation expense with respect to the LMI and Liberty stock incentive awards held by LMI employees was not significant during the 2004 and 2003 periods. However, similar to the accounting for UGC stock incentive awards, all of the LMI options and Liberty stock incentive awards held by LMI employees are accounted for as variable-plan stock incentive awards. As such, stock compensation expense with respect to LMI and Liberty options held by LMI employees and UGC stock incentive awards held by UGC employees is subject to adjustment based on vesting schedules and the market value of the underlying common stock, and ultimately on the final determination of market value when the incentive awards are exercised.
      We recorded charges to reflect the impairment of long-lived assets of $16,623,000 and $26,000,000 during the second and third quarters of 2004, respectively. The third quarter charge of $26,000,000 is the result of our assessment of the recoverability of enterprise level goodwill that is associated with one of our consolidated subsidiaries. This assessment was triggered by our determination that it was more-likely-than-not that we will sell this subsidiary. The second quarter 2004 charge was recorded by UGC to write-down the long-lived assets of

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certain telecommunications operations in Norway. For additional information, see note 9 to the accompanying condensed consolidated financial statements.
      Interest and dividend income increased $12,532,000 and $25,861,000 during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. In addition to the increases of $5,380,000 and $16,903,000, respectively, that are attributable to the January 1, 2004 consolidation of UGC, we also experienced an increase in interest and dividend income attributable to dividends on the ABC Family preferred stock that was contributed by Liberty to our company in connection with the spin off.
      Our share of earnings of affiliates increased $7,683,000 and $43,685,000 during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Such increases primarily are attributable to increases in our share of the net earnings of J-COM and, to a lesser extent, JPC. The increase in J-COM’s net earnings is primarily attributable to revenue growth due to increases in the subscribers to J-COM’s telephone, Internet and cable television services. During the nine months ended September 30, 2003, we did not recognize our share of UGC’s losses as our investment in UGC previously had been reduced to zero and we had no commitment to make additional investments in UGC. For additional discussion of J-COM’s operating results, see “Discussion and Analysis of Reportable Segments” below.
      The details of our realized and unrealized gains (losses) on derivative instruments are as follows for the indicated periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

	(Amounts in thousands)
Foreign exchange derivatives	$1,858	$(10,257)	$8,074	$(6,679)
Total return debt swaps	510	6,180	(1,001)	23,028
Variable forward transaction (News Corp. Class A Common Stock)	13,834	—	20,002	—
UGC interest rate swaps and caps	(16,838)	—	(14,512)	—
Other	1,829	(333)	3,655	(333)

	$1,193	$(4,410)	$16,218	$16,016

      The details of our foreign currency transaction gains (losses) are as follows for the indicated periods.

	Three Months
	Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

	(Amounts in thousands)
U.S. dollar debt issued by UGC’s European subsidiaries	$(7,525)	$—	$(7,525)	$—
Intercompany notes denominated in a currency other than the entities’ functional currency	27,628	—	24,808	—
U.S. dollar debt issued and cash held by VTR	2,401	—	(2,493)	—
Euro denominated debt issued by the parent company of UGC	(11,982)	—	(17,218)	—
Euro denominated cash held by the parent company of UGC	6,845	—	(4,580)	—
U.S. dollar denominated debt issued by Pramer	126	(309)	472	3,458
Other	4,395	772	(479)	1,196

	$21,888	$463	$(7,015)	$4,654

      We recognized a $168,301,000 pre-tax gain on the exchange of investment securities during the third quarter of 2004. This gain, which is attributable to the July 19, 2004 conversion of our investment in Telewest Communications plc Senior Notes and Senior Discount Notes into 18,417,883 shares or approximately 7.5% of

A3-3

the issued and outstanding common stock of Telewest, represents the excess of the fair value of the Telewest common stock received over our cost basis in the Senior Notes and Senior Discount Notes.
      We recognized other-than-temporary declines in fair values of investments of $15,115,000 and $5,612,000 during the nine months ended September 30, 2004 and 2003, respectively. The 2004 amount includes $12,429,000 representing the excess of the carrying cost over the fair value of the Telewest shares held by our company at September 30, 2004. We considered such excess to be other-than-temporary as we intend to dispose of our remaining Telewest shares during the fourth quarter of 2004.
      We recognized gains (losses) on dispositions of assets of ($12,092,000) and $12,632,000 during the three and nine months ended September 30, 2004. The $12,029,000 loss during the three-month period includes a $17,281,000 loss on the disposition of 10,551,509 Telewest shares and a $6,878,000 gain associated with the redemption of our investment in certain bonds. During the nine-month period, the net impact of these transactions was more than offset by a $25,256,000 gain that we recognized during the second quarter of 2004 in connection with the contribution to JPC of certain indirect interests in an equity method affiliate. For additional information concerning this transaction, see note 7 to the accompanying condensed consolidated financial statements.
      During the nine months ended September 30, 2004, we recognized a $35,787,000 gain on extinguishment of debt. Such gain primarily relates to the $31,916,000 gain recognized by UGC in connection with the first quarter 2004 consummation of UPC Polska’s plan of reorganization and emergence from U.S. bankruptcy proceedings. For additional information, see note 11 to the accompanying condensed consolidated financial statements.
      We recognized income tax expense of $91,027,000 and $25,999,000 during the nine months ended September 30, 2004 and 2003, respectively. The 2004 amount differs from the amount that would have resulted from the application of statutory tax rates due primarily to (i) increases in the valuation allowances provided against our net operating loss carryforwards and other deferred tax assets and (ii) the impact of certain permanent differences between the financial and tax accounting treatment of interest and other items associated with cross jurisdictional intercompany loans and investments. The effect of these items was partially offset by a $22,914,000 deferred tax benefit that we recorded during the third quarter of 2004 to reflect a reduction in the estimated blended state tax rate used to compute our net deferred tax liabilities. Such reduction represents a change in estimate that resulted from our re-evaluation of this rate upon our becoming a separate tax paying entity in connection with the spin off. The difference between the actual and expected rate during the nine months ended September 30, 2003 is primarily attributable to foreign income that is taxed at a higher rate than the federal statutory rate.

Discussion and Analysis of Reportable Segments
      For purposes of evaluating the performance of our operating segments, we compare and analyze 100% of the revenue and operating cash flow of our reportable operating segments regardless of whether we use the consolidation or equity method to account for such reportable segments. Accordingly, in the following tables, we have presented 100% of the revenue, operating expenses, SG&A expenses and operating cash flow of our reportable segments, notwithstanding the fact that we used the equity method to account for (i) UGC during the 2003 periods and (ii) our 45% investment in J-COM for all periods presented. The revenue, operating expenses, SG&A expenses and operating cash flow of UGC for the 2003 periods and J-COM for all periods presented are then eliminated to arrive at the reported amounts. It should be noted, however, that this presentation is not in accordance with GAAP since the results of operations of equity method investments are required to be reported on a net basis. Further, we could not, among other things, cause any noncontrolled affiliate to distribute to us our proportionate share of the revenue or operating cash flow of such affiliate. For additional information concerning our operating segments, including a discussion of our performance measures and a reconciliation of operating cash flow to pre-tax earnings (loss), see note 17 to the accompanying condensed consolidated financial statements.
      The financial information presented below for equity method affiliates was obtained directly from those affiliates. We do not control the decision-making process or business management practices of our equity affiliates. Accordingly, we rely on the management of these affiliates and their independent auditors to provide us with financial information prepared in accordance with GAAP that we use in the application of the equity

A3-4

method. We are not aware, however, of any errors in or possible misstatements of the financial information provided by our equity affiliates that would have a material effect on our condensed consolidated financial statements.
      The tables presented below in this section provide a separate analysis of each of the line items that comprise operating cash flow (revenue, operating expenses and SG&A expenses) as well as an analysis of operating cash flow by operating segment for the three and nine months ended September 30, 2004, as compared to the corresponding prior year periods. In each case, the tables present (i) the amounts reported by each of our operating segments for the comparative periods, (ii) the U.S. dollar change and percentage change from period to period, and (iii) the U.S. dollar equivalent of the change and the percentage change from period to period, after removing foreign currency effects (FX). The comparisons that exclude FX assume that exchange rates remained constant during the 2004 and 2003 periods.
      UPC Broadband France acquired Noos on July 1, 2004. Accordingly, increases in the amounts presented for UGC Broadband — France during the three and nine months ended September 30, 2004, as compared to the corresponding prior year periods, are primarily attributable to the Noos acquisition. For additional information concerning the Noos acquisition, see note 5 to the accompanying condensed consolidated financial statements.

Revenue of our Reportable Segments
      An analysis of the revenue of our reportable segments for the indicated periods is set forth below (dollar amounts in thousands):

	Three Months Ended September 30,

					Increase (Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$178,996	$150,838	28,158	18.7%	14,028	9.3%
UGC Broadband — France	120,591	29,744	90,847	305.4%	88,329	296.0%
UGC Broadband — Austria	72,482	65,085	7,397	11.4%	1,692	2.6%
UGC Broadband — Other Europe	173,587	137,285	36,302	26.4%	21,041	15.3%

UGC Broadband — Total Europe	545,656	382,952	162,704	42.5%	125,090	32.7%
UGC Broadband — Chile (VTR)	75,096	58,608	16,488	28.1%	9,436	16.1%
J-COM	367,062	312,929	54,133	17.3%	32,667	10.4%
Corporate and all other	123,341	94,167	29,174	31.0%	23,872	25.4%
Elimination of intercompany transactions	(35,286)	(33,261)	(2,025)	N.M.	N.M.	N.M.
Elimination of equity affiliates	(367,062)	(787,444)	420,382	N.M.	N.M.	N.M.

Total consolidated LMI	$708,807	$27,951	680,856	N.M.	N.M.	N.M.

A3-5

	Nine Months Ended September 30,

					Increase (Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$519,948	$430,620	89,328	20.7%	41,340	9.6%
UGC Broadband — France	182,850	84,435	98,415	116.6%	89,699	106.2%
UGC Broadband — Austria	221,780	189,880	31,900	16.8%	11,393	6.0%
UGC Broadband — Other Europe	506,095	411,266	94,829	23.1%	61,069	14.8%

UGC Broadband — Total Europe	1,430,673	1,116,201	314,472	28.2%	203,501	18.2%
UGC Broadband — Chile (VTR)	216,537	161,667	54,870	33.9%	25,382	15.7%
J-COM	1,090,476	885,517	204,959	23.1%	116,108	13.1%
Corporate and all other	320,725	271,841	48,884	18.0%	30,173	11.1%
Elimination of intercompany transactions	(102,166)	(93,627)	(8,539)	N.M.	N.M.	N.M.
Elimination of equity affiliates	(1,090,476)	(2,261,183)	1,170,707	N.M.	N.M.	N.M.

Total consolidated LMI	$1,865,769	$80,416	1,785,353	N.M.	N.M.	N.M.

N.M. — Not Meaningful
      UGC Broadband — The Netherlands. UGC Broadband — The Netherlands’ revenue increased 18.7% and 20.7% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 9.3% and 9.6%, respectively. The majority of the increases in local currency revenue are attributable to increases in the average revenue per RGU (ARPU). ARPU increased 6.9% and 8.7% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods, primarily due to rate increases in cable television services and the impact of the increased penetration of broadband Internet services, offset by reduced tariffs for telephone services as lower outbound interconnect rates were passed through to the consumer to maintain the product at a competitive level in the market. Growth in overall average RGUs of 2.2% and 0.8% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods, provided the remainder of the increase in revenue. The growth in average RGUs resulted primarily from the continued successful sale of broadband Internet services, as broadband Internet subscribers increased 20.5% from September 30, 2003 to September 30, 2004. UGC previously announced that it would increase rates for analog video customers in The Netherlands towards a standard rate, effective January 1, 2004. As previously reported, UGC has been enjoined from, or has voluntarily waived, implementing these rate increases in certain cities within The Netherlands. Thus far, UGC has reached agreement with a majority of these municipalities, including the municipality of Amsterdam, allowing UGC to increase its cable tariffs to a standard rate through the course of the year. UGC is currently negotiating with other municipalities and expects a satisfactory resolution.
      UGC Broadband — Austria. UGC Broadband — Austria revenue increased 11.4% and 16.8% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 2.6% and 6.0%, respectively. These local currency increases are primarily attributable to an overall average RGU increase of 3.6% and 3.8% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Internet subscriber growth of 16.3% from September 30, 2003 to September 30, 2004 was the major contributor to these RGU increases. ARPU decreased 1.0% for the three months ended September 30, 2004, and increased 2.1% for the nine months ended September 30, 2004, as compared to the corresponding prior year periods. The 1.0% decline in ARPU during the three-month period resulted primarily from reduced outbound telephone traffic as more customers migrate from dial-up Internet services to broadband Internet access and from fixed-line telephone usage to cellular phone usage. The movement of some broadband Internet subscribers to lower-tier services also contributed to the decrease in ARPU during the three-month period. The 2.1% increase in ARPU during the nine-month period is due to increased penetration of broadband Internet services.

A3-6

      UGC Broadband — France. UGC Broadband — France revenue increased 305.4% and 116.6% during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Such increases primarily reflect the July 1, 2004 acquisition of Noos. Excluding the effects of the Noos acquisition and foreign exchange fluctuations, UGC Broadband — France revenue decreased 1.2% for the three months ended September 30, 2004 and increased 1.2% for the nine months ended September 30, 2004, as compared to the corresponding prior year periods. Such fluctuations are due to decreases in ARPU that were largely offset by increases in RGUs. ARPU decreased 11.5% and 6.3% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year period, primarily due to the effects of (i) an eight-fold increase in digital television subscribers from September 30, 2003 to September 30, 2004 (as the incremental revenue increase from a digital customer does not offset the impact of an additional RGU in the ARPU calculation), (ii) lower tariffs from telephone services, as lower outbound interconnect rates were passed through to the customer to maintain the service at a competitive level in the market, and (iii) reduced outbound telephone traffic as more customers migrate from dial-up Internet access to broadband Internet access and from fixed-line telephone usage to cellular phone usage. These ARPU decreases were offset by an increase in average RGUs of 11.7% and 8.0% for the three and nine months ended September 30, 2004, respectively, compared to the same periods in the prior year. Such RGU increases primarily are attributable to growth in digital television and broadband Internet services.
      UGC Broadband — Other Europe. UGC Broadband — Other Europe includes broadband operations in Norway, Sweden, Belgium, Hungary, Poland, Czech Republic, Slovak Republic, and Romania. UGC Broadband — Other Europe revenue increased 26.4% and 23.1% during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 15.3% and 14.8%, respectively. The local currency revenue increases during the three-month and nine-month periods are attributable to increases in ARPU of 10.7% and 10.1%, respectively, and increases in average RGUs of 4.1% and 4.2%, respectively. Such RGU and ARPU increases are primarily attributable to increased penetration of broadband Internet access services.
      UGC Broadband — Chile (VTR). UGC Broadband — Chile revenue increased 28.1% and 33.9% during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 16.1% and 15.7%, respectively. The revenue increases in the local currency are due primarily to growth in average RGUs of 14.0% and 15.0% during the three and nine months ended September 30, 2004, as compared to the corresponding prior year periods. The increases in average RGUs are due primarily to the continued successful sale of analog cable television services, broadband Internet services and telephone services through improved direct sales and mass marketing initiatives. Reduced subscriber churn also contributed to the RGU increases. ARPU remained relatively flat from period to period due primarily to significant competition in UGC Broadband — Chile’s markets.
      J-COM. J-COM’s revenue increased 17.3% and 23.1% during the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 10.4% and 13.1%, respectively. The local currency increases are primarily attributable to a 17.1% increase in subscribers from September 30, 2003 to September 30, 2004. Most of this subscriber increase is attributable to growth within J-COM’s telephony and Internet access services. An increase in average revenue per household per month of 4% during the nine months ended September 30, 2004, as compared to the corresponding prior year period, also contributed to the increase in local currency revenue. The increases in average revenue per household per month is primarily attributable to the full-year effect of cable television service price increases implemented during 2003 and increased penetration of J-COM’s higher-priced broadband Internet service. These factors were somewhat offset by a reduction in the price for J-COM’s lower-priced broadband Internet service and a decrease in customer call volumes for J-COM’s telephone service.

A3-7

Operating Expenses of our Reportable Segments
      An analysis of the operating expenses of our reportable segments for the indicated periods is set forth below (dollar amounts in thousands):

	Three Months Ended September 30,

					Increase
					(Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$60,241	$48,100	12,141	25.2%	7,407	15.4%
UGC Broadband — France	69,571	16,368	53,203	325.0%	51,722	315.8%
UGC Broadband — Austria	30,353	28,844	1,509	5.2%	(894)	(3.1)%
UGC Broadband — Other Europe	76,156	64,308	11,848	18.4%	6,191	9.6%

UGC Broadband — Total Europe	236,321	157,620	78,701	49.9%	64,426	40.9%
UGC Broadband — Chile (VTR)	24,107	20,342	3,765	18.5%	1,505	7.4%
J-COM	122,151	109,488	12,663	11.6%	5,519	5.0%
Corporate and all other	53,222	52,281	941	1.8%	(1,817)	(3.5)%
Elimination of Intercompany transactions	(32,752)	(30,697)	(2,055)	N.M.	N.M.	N.M.
Elimination of Equity Affiliates	(122,151)	(295,894)	173,743	N.M.	N.M.	N.M.

Total consolidated LMI	$280,898	$13,140	267,758	N.M.	N.M.	N.M.

	Nine Months Ended September 30,

					Increase (Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$175,810	$170,123	5,687	3.3%	(10,548)	(6.2)%
UGC Broadband — France	106,078	51,224	54,854	107.1%	49,727	98.8%
UGC Broadband — Austria	98,226	85,758	12,468	14.5%	3,345	3.9%
UGC Broadband — Other Europe	224,831	191,994	32,837	17.1%	19,035	9.9%

UGC Broadband — Total Europe	604,945	499,099	105,846	21.2%	61,559	12.3%
UGC Broadband — Chile (VTR)	69,142	58,872	10,270	17.4%	765	1.3%
J-COM	361,884	310,539	51,345	16.5%	21,859	7.0%
Corporate and all other	148,629	139,449	9,180	6.6%	(169)	N.M.
Elimination of Intercompany transactions	(94,293)	(86,301)	(7,992)	N.M.	N.M.	N.M.
Elimination of equity affiliates	(361,884)	(884,933)	523,049	N.M.	N.M.	N.M.

Total consolidated LMI	$728,423	$36,725	691,698	N.M.	N.M.	N.M.

N.M. — Not Meaningful
      General. Operating expenses include programming, broadcasting, content, network operations, customer operations, customer care, and other direct costs. Programming costs are expected to rise in future periods as a result of the expansion of service offerings and the potential for price increases. Any cost increases that we are not able to pass on to our subscribers through service rate increases would result in increased pressure on our operating margins.
      UGC Broadband — Total Europe. Operating expenses for UGC Broadband — Total Europe increased 49.9% and 21.2% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations and the Noos acquisition, operating expenses increased 8.6% and 2.1%, respectively, primarily due to (i) increases in direct programming costs related to subscriber growth and, in certain markets, an increase in channels on the analog and

A3-8

digital platforms, (ii) increased customer operation expense as a result of higher numbers of new and reconnecting subscribers, (iii) increased network operations costs for broadband Internet access services as a result of subscriber growth, (iv) normal annual wage and cost increases, (v) increases in customer care expense, reflecting increased call volumes due to RGU growth and new systems in certain locations, (vi) increases in the amounts effectively paid to suppliers in Poland due to the elimination of value added tax during 2004 (which tax was recoverable prior to its elimination) without corresponding decreases to the prices paid to suppliers and (vii) an increase during the three-month period due to a one-time credit that was included in The Netherlands’ operating expenses during the third quarter of 2003. These increases were partially offset by decreases in operating expenses resulting from (i) improved cost controls across all aspects of the business, including more effective procurement of support services, lower billing and collections charges and the increasing operational leverage of the business, and (ii) cost savings in The Netherlands through a restructuring plan implemented in the second quarter of 2004 whereby the management structure was changed from a three-region model to a centralized management organization.
      UGC Broadband — Chile (VTR). UGC Broadband — Chile operating expenses increased 18.5% and 17.4% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 7.4% and 1.3%, respectively. The local currency increases primarily are due to (i) an increase in programming costs driven by RGU growth, (ii) an increase in access charges and international bandwidth costs, and (iii) an increase in the cost of technical services.
      J-COM. J-COM operating expenses increased 11.6% and 16.5% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 5.0% and 7.0%, respectively. These local currency increases primarily are due to an increase in programming costs as a result of subscriber growth and improved service offerings. Increases in network maintenance and technical support costs associated with the expansion of J-COM’s network also contributed to the increases.

SG&A Expenses of our Reportable Segments
      An analysis of the SG&A expenses of our reportable segments for the indicated periods is set forth below (dollar amounts in thousands):

	Three Months Ended September 30,

					Increase (Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$25,159	$24,130	1,029	4.3%	(925)	(3.8)%
UGC Broadband — France	28,298	7,725	20,573	266.3%	19,960	258.4%
UGC Broadband — Austria	13,908	10,411	3,497	33.6%	2,354	22.6%
UGC Broadband — Other Europe	27,269	23,219	4,050	17.4%	2,418	10.4%

UGC Broadband — Total Europe	94,634	65,485	29,149	44.5%	23,807	36.4%
UGC Broadband — Chile (VTR)	25,064	19,337	5,727	29.6%	3,331	17.2%
J-COM	98,472	93,177	5,295	5.7%	(374)	N.M.
Corporate and all other	58,990	44,936	14,054	31.3%	11,349	25.3%
Elimination of Intercompany transactions	(2,534)	(2,564)	30	N.M.	N.M.	N.M.
Elimination of equity affiliates	(98,472)	(209,920)	111,448	N.M.	N.M.	N.M.

Total consolidated LMI	$176,154	$10,451	165,703	N.M.	N.M.	N.M.

A3-9

	Nine Months Ended September 30,

					Increase
					(Decrease)
			Increase (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$77,041	$71,969	5,072	7.0%	(2,408)	(3.3)%
UGC Broadband — France	48,487	24,502	23,985	97.9%	21,350	87.1%
UGC Broadband — Austria	37,065	30,834	6,231	20.2%	2,698	8.8%
UGC Broadband — Other Europe	78,777	70,685	8,092	11.4%	1,909	3.4%

UGC Broadband — Total Europe	241,370	197,990	43,380	21.9%	23,549	11.9%
UGC Broadband — Chile (VTR)	72,453	54,911	17,542	31.9%	7,618	13.9%
J-COM	295,480	274,214	21,266	7.8%	(2,809)	(1.0)%
Corporate and all other	176,160	142,727	33,433	23.4%	23,323	16.4%
Elimination of Intercompany transactions	(7,873)	(7,326)	(547)	N.M.	N.M.	N.M.
Elimination of equity affiliates	(295,480)	(632,618)	337,138	N.M.	N.M.	N.M.

Total consolidated LMI	$482,110	$29,898	452,212	N.M.	N.M.	N.M.

N.M. — Not Meaningful
      General. SG&A expenses include human resources, information technology, general services, management, finance, legal and marketing costs and other general expenses.
      UGC Broadband — Total Europe. — UGC Broadband — Total Europe SG&A expenses increased 44.5% and 21.9% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations and the Noos acquisition, SG&A increased 5.7% and 1.8%, respectively. These local currency increases primarily are due to (i) increased marketing expenditures to support subscriber growth and new digital programming services, (ii) normal annual wage and cost increases, (iii) increased consulting and other information technology support costs associated with the implementation of new customer care systems in several countries and UGC’s subscriber management system in Austria, and (iv) higher legal, accounting and other professional advisory fees due, in part, to requirements of the Sarbanes-Oxley Act of 2002. These increases were largely offset by improved cost controls across all aspects of the business and cost savings resulting from The Netherlands’ restructuring that was implemented during the second quarter of 2004, as mentioned above.
      UGC Broadband — Chile (VTR) — UGC Broadband — Chile SG&A expenses increased 29.6% and 31.9% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, such increases were 17.2% and 13.9%, respectively. These local currency increases primarily are due to (i) normal annual wage and cost increases, (ii) an increase in commissions and marketing expense as a result of increased competition, and (ii) higher legal, accounting and other professional advisory fees due in part to requirements of the Sarbanes-Oxley Act of 2002.
      J-COM. J-COM SG&A expenses increased 5.7% and 7.8% for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding prior year periods. Excluding the effects of foreign exchange fluctuations, J-COM SG&A expenses remained relatively constant over the 2004 and 2003 periods, as the effect of reduced marketing personnel and advertising and promotion costs was offset by increased labor and other overhead costs associated primarily with increases in J-COM’s customers.

A3-10

Operating Cash Flow of our Reportable Segments
      An analysis of the operating cash flow of our reportable segments for the indicated periods is set forth below (dollar amounts in thousands):

	Three Months Ended September 30,

					Increase (Decrease)
			Increased (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$93,596	$78,608	14,988	19.1%	7,546	9.6%
UGC Broadband — France	22,722	5,651	17,071	302.1%	16,647	294.6%
UGC Broadband — Austria	28,221	25,830	2,391	9.3%	232	0.9%
UGC Broadband — Other Europe	70,162	49,758	20,404	41.0%	12,432	25.0%

UGC Broadband — Total Europe	214,701	159,847	54,854	34.3%	36,857	23.1%
UGC Broadband — Chile (VTR)	25,925	18,929	6,996	37.0%	4,600	24.3%
J-COM	146,439	110,264	36,175	32.8%	27,522	25.0%
Corporate and all other	11,129	(3,050)	14,179	N.M.	14,340	N.M.
Elimination of equity affiliates	(146,439)	(281,630)	135,191	N.M.	N.M.	N.M.

Total consolidated LMI	$251,755	$4,360	247,395	N.M.	N.M.	N.M.

	Nine Months Ended September 30,

					Increase (Decrease)
			Increased (Decrease)		Excluding FX

	2004	2003	$	%	$	%

UGC Broadband — The Netherlands	$267,097	$188,528	78,569	41.7%	54,296	28.8%
UGC Broadband — France	28,285	8,709	19,576	224.8%	18,622	213.0%
UGC Broadband — Austria	86,489	73,288	13,201	18.0%	5,350	7.3%
UGC Broadband — Other Europe	202,487	148,587	53,900	36.3%	40,125	27.0%

UGC Broadband — Total Europe	584,358	419,112	165,248	39.4%	118,393	28.2%
UGC Broadband — Chile (VTR)	74,942	47,884	27,058	56.5%	16,999	35.5%
J-COM	433,112	300,764	132,348	44.0%	97,058	32.3%
Corporate and all other	(4,064)	(10,335)	6,271	60.7%	7,019	68.9%
Elimination of equity affiliates	(433,112)	(743,632)	310,520	N.M.	N.M.	N.M.

Total consolidated LMI	$655,236	$13,793	641,443	N.M.	N.M.	N.M.

N.M. — Not Meaningful
      For explanations of the factors contributing to the changes in operating cash flow, see the above analyses of the revenue, operating expenses and SG&A expenses of our reportable segments.
     Years Ended December 31, 2003, 2002 and 2001
      To assist you in understanding and analyzing our business in the same manner we do, we have provided the table below, which presents 100% of each business’s revenue, operating cash flow and operating income even though we own less than 100% of many of these businesses. These amounts are combined on an unconsolidated basis and are then adjusted to remove the effects of the equity method investments to arrive at the reported amounts. This presentation is designed to reflect the manner in which management reviews the operating performance of individual businesses regardless of whether the investment is accounted for as a consolidated subsidiary or an equity investment. It should be noted, however, that this presentation is not in accordance with

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GAAP since the results of operations of equity method investments are required to be reported on a net basis. Further, we could not, among other things, cause any noncontrolled affiliate to distribute to us our proportionate share of the revenue or operating cash flow of such affiliate.
      The financial information presented below for equity method affiliates was obtained directly from those affiliates. We do not control the decision-making process or business management practices of our equity affiliates. Accordingly, we rely on the management of these affiliates and their independent auditors to provide us with financial information prepared in accordance with GAAP that we use in the application of the equity method. We are not aware, however, of any errors in or possible misstatements of the financial information provided by our equity affiliates that would have a material effect on our combined financial statements.
      Our chief operating decision maker and management team use operating cash flow in conjunction with other measures to evaluate our businesses and make decisions about allocating resources among our businesses. We define operating cash flow as revenue less operating expenses and SG&A expenses. We believe this is an important indicator of the operational strength and performance of our businesses, including their ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock compensation and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Revenue
Liberty Cablevision of Puerto Rico	$71,765	$64,270	$55,360
Pramer	35,102	35,985	82,855
Corporate and other	1,767	3,600	1,320
UGC(1)	1,891,530	1,515,021	1,561,894
J-COM(1)	1,233,492	930,736	628,892
JPC(1)	412,013	273,696	207,004
Other equity method affiliates(1)	268,126	241,540	231,674

Combined revenue	3,913,795	3,064,848	2,768,999
Eliminate revenue of equity method affiliates	(3,805,161)	(2,960,993)	(2,629,464)

Revenue from consolidated subsidiaries	$108,634	$103,855	$139,535

Operating Cash Flow
Liberty Cablevision of Puerto Rico	$22,499	$21,692	$20,451
Pramer	4,961	3,990	22,056
Corporate and other	(9,469)	(8,027)	(9,746)
UGC(1)	628,882	296,374	(191,243)
J-COM(1)	428,513	211,146	56,652
JPC(1)	54,504	32,008	19,461
Other equity method affiliates(1)	(7,688)	(32,598)	3,763

Combined operating cash flow	1,122,202	524,585	(78,606)
Eliminate operating cash flow of equity method affiliates	(1,104,211)	(506,930)	111,367

Operating cash flow from consolidated subsidiaries	$17,991	$17,655	$32,761

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	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Operating Income (Loss)
Liberty Cablevision of Puerto Rico	$9,124	$9,783	$1,149
Pramer	3,272	967	(36,695)
Corporate and other	(13,607)	(46,295)	(87,077)
UGC(1)	(656,014)	(899,282)	(2,872,306)
J-COM(1)	113,753	(29,390)	(195,074)
JPC(1)	44,077	23,174	11,886
Other equity method affiliates(1)	(28,977)	(90,102)	(28,373)

Combined operating loss	(528,372)	(1,031,145)	(3,206,490)
Eliminate operating loss of equity method affiliates	527,161	995,600	3,083,867

Operating loss from consolidated subsidiaries	$(1,211)	$(35,545)	$(122,623)

(1)	Represents an equity method affiliate. Equity ownership percentages for significant equity affiliates at December 31, 2003 are as follows:

UGC	50%
J-COM	45%
JPC	50%
      Liberty Cablevision of Puerto Rico. Liberty Cablevision of Puerto Rico’s revenue increased 11.7% and 16.1% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior year. The majority of the increase in 2003 is due to a $3,685,000 increase in basic cable revenue, a $1,772,000 increase in high speed data revenue and a $1,255,000 increase in equipment rental income. The increase in basic cable revenue is due to increases in rates that took effect in March 2002 and March 2003, as well as an increase in digital cable subscribers that converted from Liberty Cablevision of Puerto Rico’s analog service. The rate increases and relatively poor economic conditions in Puerto Rico resulted in a 1% decrease in total basic cable subscribers in 2003. As of December 31, 2003, Liberty Cablevision of Puerto Rico had 122,000 video subscribers, 40,500 of which were digital cable subscribers. Liberty Cablevision of Puerto Rico launched high speed data in June 2002 and as of December 31, 2003 had 8,400 high speed data customers. The increase in equipment rental revenue is due to the increase in digital cable subscribers.
      The majority of the 2002 increase in revenue is due to a March 2002 rate increase. When we were split off from AT&T in August 2001, Liberty Cablevision of Puerto Rico lost the benefit of AT&T’s programming rates, which were based on AT&T’s total subscriber base. In response to a resulting 55% increase in programming costs in late 2001 and early 2002, Liberty Cablevision of Puerto Rico raised its subscriber rates. The effect of the rate increase on revenue was partially offset by a 3.9% decrease in subscribers from December 31, 2001 to December 31, 2002.
      Liberty Cablevision of Puerto Rico’s operating expenses increased 18.7% and 45.8% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior year. These increases are due almost entirely to increases in programming costs. As noted above, Liberty Cablevision of Puerto Rico lost the benefit of AT&T’s programming rates in 2001. As a result, Liberty Cablevision of Puerto Rico now is required to separately negotiate its own programming rates, which are based on the number of subscribers served by Liberty Cablevision of Puerto Rico.
      Liberty Cablevision of Puerto Rico’s SG&A expenses increased 12.5% and 4.0% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior year. The 2003 increase is due to increases in salaries and related personnel costs, costs that vary with revenue such as franchise and copyright fees, and bad debt expense. The increase in personnel costs is due to an increase in headcount to support Liberty Cablevision of Puerto Rico’s launch of high speed data service. The increase in bad debt expense

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relates to the effects of rate increases and the relatively poor economy in Puerto Rico. The 2002 increase is due primarily to increases in franchise and copyright fees.
      Pramer. Pramer’s revenue decreased 2.4% and 56.6% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior year. Argentina has been in a recession for the past several years. Prior to 2002, the Argentine government maintained an exchange rate of one Argentine peso to one U.S. dollar (the “peg rate”). Due to worsening economic and political conditions in late 2001, the Argentine government eliminated the peg rate effective January 11, 2002. The value of the Argentine peso dropped significantly on the day the peg rate was eliminated and continued to drop throughout 2002 ending 2002 at a rate of 3.36 pesos to one U.S. dollar. The peso stabilized somewhat in 2003 and ended 2003 at a rate of 2.93 pesos to one U.S. dollar. The change in Pramer’s revenue in 2003 is primarily the net effect of a $3,179,000 decrease in affiliate revenue partially offset by a $2,213,000 increase in advertising revenue. The decrease in affiliate revenue is due to the renegotiation of certain contracts in 2002 in response to the economic crisis in Argentina. Advertising revenue increased in 2003 in response to the improving economic conditions.
      The 2002 decrease in revenue is due to the devaluation of the peso. In functional currency, Pramer’s revenue was relatively comparable over the 2002 and 2001 periods.
      Pramer’s operating expenses increased $2,742,000 or 12.9% and decreased $26,019,000 or 55.1% for the years ended December 31, 2003 and 2002, respectively. The increase in 2003 is due to individually insignificant increases in certain expense accounts. The decrease in 2002 is due to the devaluation of the peso.
      UGC. UGC’s revenue increased 24.9% and decreased 3.0% for the years ended December 31, 2003 and 2002, respectively. The increase in 2003 is due primarily to an increase in subscribers, revenue per subscriber and the strengthening of the euro against the U.S. dollar (approximately 16.1%). The decrease in 2002 is due to the sale of UGC’s Australian and German operations partially offset by increases in Europe and Chile. UGC’s operating expenses decreased $4 million or less than 1% in 2003 and $290 million or 27.3% in 2002. These decreases are due primarily to cost control initiatives, including restructurings. The 2002 expenses were also impacted by the sale of UGC’s Australian and German operations. UGC’s SG&A expenses increased $48 million or 10.7% in 2003 and decreased $244 million or 35.4% in 2002. The 2003 increase is due primarily to the strengthening of the euro against the U.S. dollar. The 2002 decrease is the result of cost control initiatives and the sale of UGC’s Australian and German operations.
      Also included in UGC’s operating losses are (i) impairments of long-lived assets of $1,321 million in 2001, compared to $436 million in 2002 and $402 million in 2003, and (ii) restructuring charges of $204 million in 2001, compared to $1 million in 2002 and $36 million in 2003.
      J-COM. J-COM’s revenue increased 32.5% and 48.0% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior year. The increase in revenue in 2003 was due to a 10.3% increase in the number of homes receiving at least one service, an 8.4% increase in the average number of services per home and a 9.6% increase in ARPH. Revenue increased in 2002 due to a 23.2% increase in homes receiving at least one service, an 11.7% increase in average number of services per home and a 9.2% increase in ARPH. In addition, changes in the exchange rate also positively impacted revenue in 2003. On a local currency basis, J-COM’s revenue increased 22.7% and 52.3% in 2003 and 2002, respectively.
      J-COM’s operating expenses increased 17.0% and 22.2% in 2003 and 2002, respectively. These increases are due to the increase in subscribers and growth of J-COM’s business. As a percent of revenue, operating expenses decreased from 40.3% in 2002 to 35.5% in 2003 due to the realization of economies of scale from the growth of the business. SG&A expenses increased 6.5% and 30.1% in 2003 and 2002, respectively. The increase in SG&A expenses are due to the growth of the business in 2002 and exchange rate fluctuations in 2003.
      JPC. JPC’s revenue increased 50.5% and 32.2% for the years ended December 31, 2003 and 2002, respectively, as compared to the corresponding prior years. The increase in 2003 was largely due to increases in revenue for Shop Channel, which experienced a 17.5% increase in FTE’s and a 14% increase in sales per FTE. In 2002, Shop Channel had a 30.4% increase in FTE’s and an 8.2% increase in sales per FTE. Affiliate revenue and advertising revenue at JPC’s other networks also contributed to the overall revenue increase in both years due to continued subscriber growth at those networks. Shop Channel revenue accounted for 81%, 80% and 78% of

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JPC’s revenue in 2003, 2002 and 2001, respectively. In addition, changes in the exchange rate also positively impacted revenue in 2003. On a local currency basis, JPC’s revenue increased 39.4% and 36.1% in 2003 and 2002, respectively.
      JPC’s operating expenses increased 52.5% and 33.0% in 2003 and 2002, respectively. These increases are primarily due to higher cost of goods sold at Shop Channel resulting from revenue increases of 41.3% and 38.9% during 2003 and 2002, respectively. JPC’s SG&A expenses increased 34.2% and 17.9% in 2003 and 2002, respectively. The increases in SG&A were due to growth in the business resulting from additional sales volume at Shop Channel and additional channel offerings.
      Corporate and Other. General and administrative expenses have been allocated from LMC to us based on the cost of services provided. We believe such allocations are reasonable and materially approximate the amount that we would have incurred on a stand-alone basis. Allocated expenses aggregated $10,873,000, $10,794,000 and $10,148,000 in 2003, 2002 and 2001, respectively.
      Included in operating loss for corporate and other are impairments of long-lived assets of $45,928,000 and $91,087,000 in 2002 and 2001, respectively. No such impairments were recognized in 2003. These impairments are more fully described in the following paragraphs.
      In connection with our 2002 annual evaluation of the carrying value of our enterprise-level goodwill, we estimated the fair value of our equity method investments and compared such estimated fair value to the carrying value of our equity method investments including any allocated enterprise-level goodwill. As a result of increased competition, losses in subscribers and a decrease in operating income in 2002, we determined that our carrying value exceeded the estimated fair value for Metrópolis-Intercom, which fair value was based on a per-subscriber valuation. Accordingly, we recorded a nontemporary decline in value of $66,555,000 related to our investment balance, which is included in share of losses of affiliates for the year ended December 31, 2002 and an impairment of long-lived assets of $39,000,000 related to the allocated enterprise-level goodwill for Metrópolis-Intercom.
      In 2002, we also determined that our carrying value for Torneos, including allocated enterprise-level goodwill, exceeded its estimated fair value due to the devaluation of the Argentine peso. Accordingly, we recorded an impairment of long-lived assets of $5,000,000 related to the allocated enterprise-level goodwill for Torneos.
      In December 2001, we determined that our carrying value for Pramer exceeded its estimated fair value as a result of the economic crisis in Argentina and the devaluation of the Argentine peso. Accordingly, we recorded a $52,775,000 impairment of goodwill. Also, in 2001 we determined that a loan in the amount of $21,312,000 was not collectible. Accordingly, we wrote the note receivable off and recorded a charge that is included in impairment of long-lived assets. In connection with our acquisition of Pramer in 1998, we acquired intangible assets for Cablevisión S.A., an Argentine cable company. Cablevisión had the right to purchase the intangible assets from us for $25,000,000, $8,000,000 of which Cablevisión funded at the time of the Pramer acquisition. We accounted for the intangible assets as assets held for sale and recorded no amortization for them. In 2001, due to the economic crisis in Argentina, we determined that Cablevisión would be unable to fund the remaining $17,000,000 and recorded an impairment of long-lived assets.
Other Income and Expense
      Interest expense. Interest expense was $2,178,000, $3,943,000 and $21,917,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The decrease in 2002 is due to the repayment of our note payable to UGC in January 2002.
      Interest income. Our interest income was relatively comparable over the 2003 and 2002 periods and was earned on our investments in debt securities of UGC Europe. Interest income in 2001 also included $46,376,000 earned on a note receivable (the “Belmarken Loan”) from Belmarken Holding B.V., an indirect subsidiary of Old UGC, Inc. (formerly known as UGC Holdings, Inc.), which was contributed to UGC in January 2002.

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      Share of earnings of affiliates. A summary of our share of earnings (losses) of affiliates, including excess cost amortization in 2001 and nontemporary declines in value, is included below:

	Percentage
	Ownership at	Years Ended December 31,
	December 31,
	2003	2003	2002	2001

		(Amounts in thousands)
J-COM	45%	$20,341	$(21,595)	$(89,538)
UGC	50%	—	(190,216)	(439,843)
JPC	50%	11,775	5,801	(9,337)
Metropólis-Intercom	50%	(8,291)	(80,394)	(16,609)
Torneos	40%	(7,566)	(25,482)	(29,300)
Other	Various	(2,520)	(19,339)	(4,898)

		$13,739	$(331,225)	$(589,525)

      At December 31, 2003, the aggregate carrying amount of our investments in affiliates exceeded our proportionate share of our affiliates’ net assets by $3,745 million. Prior to the adoption of Statement 142, this excess basis was being amortized over estimated useful lives of up to 20 years based on the useful lives of the intangible assets represented by such excess costs. Such amortization was $92,902,000 for the year ended December 31, 2001, and is included in our share of losses of affiliates. Upon adoption of Statement 142, we discontinued amortizing equity method excess costs in existence at the adoption date due to their characterization as equity method goodwill. Also included in share of losses for the years ended December 31, 2003 and 2002 are adjustments for nontemporary declines in value aggregating $12,616,000 and $72,030,000, respectively. See the discussion of UGC, J-COM and JPC above for more information on these equity affiliates.
      Realized and unrealized gains (losses) on derivative instruments. Realized and unrealized gains (losses) on derivative instruments during the years ended December 31, 2003, 2002 and 2001 are comprised of the following:

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Foreign exchange derivatives	$(22,626)	$(11,239)	$—
Total return bond swaps	37,804	(1,088)	(124,698)
Belmarken Loan	—	(4,378)	(410,264)
Other	(2,416)	—	—

	$12,762	$(16,705)	$(534,962)

      Nontemporary declines in fair value of investments. During 2003, 2002 and 2001, we determined that certain of our cost investments experienced other-than-temporary declines in value. As a result, the cost bases of such investments were adjusted to their respective fair values based primarily on quoted market prices at the balance sheet date. These adjustments are reflected as nontemporary declines in fair value of investments in the consolidated statements of operations. The following table identifies such adjustments attributable to each of the individual investments as follows:

	Years Ended December 31,

Investments	2003	2002	2001

	(Amounts in thousands)
Sky Latin America	$6,884	$105,250	$2,002
Telewest bonds	—	141,271	—
Other	—	865	—

	$6,884	$247,386	$2,002

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      Gain on disposition of assets. On January 30, 2002, UGC and we completed a transaction (the “UGC Transaction”) pursuant to which UGC was formed to own UGC Holdings. Upon consummation of the UGC Transaction, all shares of UGC Holdings common stock were exchanged for shares of common stock of UGC. In addition, we contributed to UGC (i) cash consideration of $200,000,000, (ii) the Belmarken Loan, with an accreted value of $891,671,000 and a carrying value of $495,603,000 and (iii) Senior Notes and Senior Discount Notes of UPC, with an aggregate carrying amount of $270,398,000, in exchange for 281.3 million shares of UGC Class C common stock with a fair value of $1,406,441,000. We accounted for the UGC Transaction as the acquisition of an additional noncontrolling interest in UGC in exchange for monetary financial instruments. Accordingly, we calculated a $440,440,000 gain on the transaction based on the difference between the estimated fair value of the financial instruments and their carrying value. Due to our continuing indirect ownership in the assets contributed to UGC, we limited the amount of gain we recognized to the minority shareholders’ attributable share (approximately 28%) of such assets or $122,618,000 (before deferred tax expense of $47,821,000).
      Income taxes. Our effective tax rate was 58%, 33% and 32% for the years ended December 31, 2003, 2002 and 2001, respectively. The 2003 effective tax rate differed from the U.S. Federal income tax rate of 35% primarily due to foreign taxes and state and local taxes. The effective tax rates in 2002 and 2001 differed from the U.S. Federal income tax rate of 35% primarily due to state and local taxes and amortization for book purposes that is not deductible for income tax purposes.
      Cumulative effect of accounting change. We and our subsidiaries adopted Statement 142 effective January 1, 2002. Upon adoption, we determined that the carrying value of certain of our reporting units (including allocated goodwill) was not recoverable. Accordingly, in the first quarter of 2002, we recorded an impairment loss of $238,267,000, net of taxes of $103,105,000, as the cumulative effect of a change in accounting principle. This transitional impairment loss includes an adjustment of $264,372,000 for our proportionate share of transition adjustments that UGC recorded.
Liquidity and Capital Resources

Sources and Uses of Cash
      Prior to the spin off, cash transfers from Liberty represented our primary source of funds. Due to the spin off, cash transfers from Liberty no longer represent a source of liquidity for us. Although our consolidated operating subsidiaries have generated cash from operating activities and have borrowed funds under their respective bank facilities, we generally are not entitled to the resources of our operating subsidiaries or business affiliates. In this regard, we and each of our subsidiaries perform separate assessments of our respective liquidity needs. Accordingly, the current and future liquidity of our corporate and subsidiary operations is discussed separately below. Following the discussion of our sources and uses of liquidity, we present a discussion of our historical cash flows.

Corporate Liquidity
      At September 30, 2004, we held cash and cash equivalents of $739,344,000 at the corporate level. Our remaining cash and cash equivalents at September 30, 2004 of $999,386,000 were held by UGC and our other subsidiaries. As noted above, we do not anticipate that any of the cash held by our subsidiaries will be made available to us to satisfy our corporate liquidity requirements. As described in greater detail below, our current sources of liquidity include (i) our cash and cash equivalents, (ii) our ability to monetize certain investments and derivative instruments, and (iii) interest and dividend income received on our cash and cash equivalents and investments. From time to time, we may also receive distributions or loan repayments from our subsidiaries or affiliates and proceeds upon the disposition of investments and other assets.
      During the 2004 period prior to the spin off, a subsidiary of our company borrowed $116,666,000 from Liberty pursuant to certain notes payable. In connection with the spin off, Liberty also entered into a Short-Term Credit Facility with us. Pursuant to the Short-Term Credit Facility, Liberty had agreed to make loans to us from time to time up to an aggregate principal amount of $383,334,000. During the third quarter of 2004, all amounts

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due to Liberty under the notes payable were repaid with proceeds from the LMI Rights Offering and the Short-Term Credit Facility was cancelled.
      In connection with the spin off, Liberty contributed to our company cash and cash equivalents of $50,000,000 and available-for-sale securities with a fair value of $561,130,000 on the contribution date. For additional information, see note 2 to the accompanying September 30, 2004 condensed consolidated financial statements.
      On July 19, 2004, our investment in Telewest Communications plc Senior Notes and Senior Discount Notes was converted into 18,417,883 shares or approximately 7.5% of the issued and outstanding common stock of Telewest. During the third quarter of 2004, we sold 10,551,509 of the acquired Telewest shares for aggregate cash proceeds of $121,459,000. At September 30, 2004, we held 7,866,374 shares of Telewest common stock. We intend to dispose of our remaining Telewest shares during the fourth quarter of 2004.
      On July 26, 2004, we commenced the LMI Rights Offering whereby holders of record of LMI Common Stock at 5:00 p.m., New York City time, on that date received 0.20 transferable subscription rights for each share of LMI Common Stock held. The LMI Rights Offering expired in accordance with its terms on August 23, 2004. Pursuant to the terms of the LMI Rights Offering, we issued 28,245,000 shares of LMI Series A Common Stock and 1,211,157 shares of LMI Series B Common Stock in exchange for aggregate cash proceeds of $739,432,000, before deducting related offering costs of $3,771,000. For additional information concerning the LMI Rights Offering, see note 3 to the accompanying September 30, 2004 condensed consolidated financial statements.
      In October 2004, we sold our interest in the Sky Multicountry DTH platform in exchange for reimbursement by the purchaser of $1,500,000 of funding provided by us in the previous few months and the release from certain guarantees described below. We were deemed to owe the purchaser $6,000,000 in respect of such platform, which amount was offset against a separate payment we received from the purchaser as explained below. We also agreed to sell our interest in the Sky Brasil DTH platform and granted the purchaser an option to purchase our interest in the Sky Mexico DTH platform. On October 28, 2004, we received $54,000,000 in cash from the purchaser, which consisted of $60,000,000 consideration payable for our Sky Brasil interest less the $6,000,000 we were deemed to owe the purchaser in respect of the Sky Multicountry DTH platform. The $60,000,000 is refundable by us if the Sky Brasil transaction is terminated. It may be terminated by us or the purchaser if it has not closed by October 8, 2007 or by the purchaser if certain conditions are incapable of being satisfied. We will receive $88,000,000 in cash upon the transfer of our Sky Mexico interest to the purchaser. The Sky Mexico interest will not be transferred until certain Mexican regulatory conditions are satisfied. If the purchaser does not exercise its option to purchase our Sky Mexico interest on or before October 8, 2006 (or in some cases an earlier date), then we have the right to require the purchaser to purchase our interest if certain conditions, including the absence of Mexican regulatory prohibition of the transaction, have been satisfied or waived. In light of the contingencies involved, we will not treat either of the Sky Mexico or Sky Brasil transactions as a sale for accounting purposes until such time as the necessary regulatory approvals are obtained and, in the case of Sky Mexico, the cash is received. In connection with these transactions our guarantees of the obligations of the Sky Multicountry, Sky Brasil and Sky Mexico platforms under certain transponder leases were terminated and our guarantees of obligations under certain equipment leases will be terminated no later than December 31, 2004. The buyer has agreed to indemnify us for any amounts we are required to pay under such equipment leases subsequent to the transaction date through the date that our guarantees are terminated.
      At September 30, 2004, our investment in J-COM included ¥41,260,795,000 ($375,064,000) of shareholder loans to J-COM. Such loans are denominated in Japanese yen and bear interest at the 3-month Tokyo Interbank Offered Rate plus the applicable margin per annum (1.83% to 2.08% at September 30, 2004). Such shareholder loans, which are subordinated to J-COM’s third party indebtedness, are due and payable on February 6, 2011. J-COM is currently negotiating the refinancing of certain of its indebtedness. In the event that J-COM successfully completes this refinancing, we expect that J-COM will repay all amounts due to us pursuant to the shareholder loans. Although we expect that J-COM will complete its refinancing during the fourth quarter of 2004, no assurance can be given that J-COM will successfully complete this refinancing and, in turn, repay all amounts due to us under the shareholder loans prior to their maturities. If the shareholder loans had been repaid as of September 30, 2004, we would have recognized a $36,523,000 pre-tax gain in connection with the

A3-18

reclassification of foreign currency translation gains related to the shareholder loans from our other accumulated comprehensive loss account. The amount of any foreign currency transaction gain ultimately realized will be dependent on the exchange rate in effect on the transaction date.
      In addition to the above sources and potential sources of liquidity, we may elect to monetize our investments in News Corp., ABC Family preferred stock and/or certain other investments and derivative instruments that we hold. In this regard, we are a party to a variable forward sale transaction with respect to our shares of News Corp. Class A Common Stock that provided us with available liquidity of $157,200,000 at September 30, 2004. For additional information concerning our investments and derivative contracts, see notes 7, 8 and 10 to the accompanying September 30, 2004 condensed consolidated financial statements.
      We believe that our current sources of liquidity are sufficient to meet our known liquidity requirements through 2005. However, in the event a major investment or acquisition opportunity were to arise, it is likely that we would be required to seek additional capital in order to consummate any such transaction.
      Our primary uses of cash have historically been investments in affiliates and acquisitions of consolidated businesses. We intend to continue expanding our collection of international broadband and programming assets. Accordingly, our future cash needs include making additional investments in and loans to existing affiliates, funding new investment opportunities, and funding our corporate general and administrative expenses.
      We and CristalChile each own 50% interests in Cordillera. Cordillera owns substantially all of the equity of Metropolis. We and CristalChile have entered into an agreement pursuant to which we each have agreed to use commercially reasonable efforts to merge Metropolis and VTR. The merger is subject to certain conditions, including the execution of definitive agreements, Chilean regulatory approvals and the approval of the boards of directors of our company, CristalChile, VTR and UGC (including, in the case of UGC, the independent members of UGC’s board of directors) and the receipt of necessary third party approvals and waivers. If the proposed merger is consummated as originally contemplated, we would own a direct and indirect interest aggregating 80% of the voting and equity rights in the new entity, and CristalChile would own the remaining 20%. We would also receive a $100 million promissory note from the combined entity, which would bear interest at LIBOR plus 3% per annum and would be unsecured and subordinated to third party debt. In addition, CristalChile would have a put right which would allow CristalChile to require Liberty to purchase all, but not less than all, of its interest in the new entity for not less than $140 million on or after the first anniversary of the date on which Chilean regulatory approval of the merger is deemed to be received. We have agreed to assume and indemnify Liberty against this put obligation in connection with the spin off. If the merger does not occur, we and CristalChile have agreed to fund our pro rata share of a capital call sufficient to retire Metropolis’ local debt facility, which had an outstanding principal amount of Chilean pesos 34 billion ($55,838,000) at September 30, 2004. On October 25, 2004, the Chilean anti-trust tribunal, which we refer to as the Tribunal, approved a potential combination of VTR with Metropolis, subject to certain conditions. The decision of the Tribunal has been appealed to Chile’s Supreme Court by parties opposing the possible combination of VTR and Metropolis (the Appeal). UGC, CristalChile and we are (i) reviewing in detail the conditions imposed by the Tribunal, (ii) monitoring the Appeal, and (iii) engaging in discussions regarding the terms of the potential combination of VTR and Metropolis. The terms of any such combination are subject to review and approval by a committee of UGC’s independent directors.
      On May 20, 2004, we acquired all of the issued and outstanding ordinary shares of PHL for €2,000,000 ($2,386,000 at May 20, 2004). PHL, through its subsidiary Chorus Communications Limited, owns and operates broadband communications systems in Ireland. In connection with this acquisition, we loaned an aggregate of €75,000,000 ($89,475,000 as of May 20, 2004) to PHL. The proceeds from such loan were used by PHL to discharge liabilities pursuant to a debt restructuring plan and to provide funds for capital expenditures and working capital. We have committed to loan up to an additional €14,500,000 ($18,032,000) to PHL, of which €4,500,000 ($5,596,000) had been loaned as of September 30, 2004.
      At September 30, 2004, we owned certain debt of CPE and one of its two indirect majority-owned entities that collectively own a non-controlling ownership interest in Telenet. Subsequent to September 30, 2004, we entered into an agreement to restructure our indirect investment in Telenet that will, if consummated, result in a net increase in our cash investment in Telenet of approximately $22 million. For additional information, see note 18 to the accompanying September 30, 2004 condensed consolidated financial statements.

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      As a result of the termination by Argentina of its decade-old currency peg in late 2001, Cablevision (consistent with other Argentine issuers) stopped servicing its U.S. dollar denominated debt in 2002, which it is currently seeking to restructure pursuant to an out of court reorganization agreement. That agreement has been submitted to Cablevision’s creditors for their consent, and a petition for its approval has been filed by Cablevision with a commercial court in Buenos Aires under Argentina’s bankruptcy laws. If the restructuring is approved in its current form, we would contribute to Cablevision $27,500,000, for which we would receive, after giving effect to a capital reduction pertaining to the current shareholders of Cablevision (including the entity in which Liberty has a 78.2% economic interest), approximately 40.0% of the equity of the restructured Cablevision. The proceeds of our cash contribution would be distributed as part of the consideration being offered to Cablevision’s creditors. No assurance can be given as to whether Cablevision’s restructuring plan will be accepted by the court. Subsequent to September 30, 2004, we entered into an agreement, which, if consummated, would eliminate our rights and obligations under the restructuring agreement in exchange for cash consideration of approximately $40.5 million.

Subsidiary Liquidity
      UGC. At September 30, 2004, UGC held cash and cash equivalents of $981,638,000 and short-term liquid investments of $111,536,000. In addition to its cash and cash equivalents and its short-term liquid investments, UGC’s sources of liquidity include borrowing availability under its existing credit facilities and its operating cash flow.
      UGC completed a rights offering in February 2004 and received net cash proceeds of $1.02 billion. As a holder of UGC Class A, Class B and Class C Common Stock, we participated in the rights offering and exercised our rights to purchase 90.7 million shares for a total cash purchase price of $544,250,000.
      On April 6, 2004, UGC completed the offering and sale of €500 million ($622 million) UGC Convertible Notes. Interest is payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2004. The UGC Convertible Notes are senior unsecured obligations that rank equally in right of payment with all of UGC’s existing and future senior unsubordinated and unsecured indebtedness and ranks senior in right of payment to all of UGC’s existing and future subordinated indebtedness. The UGC Convertible Notes are effectively subordinated to all existing and future indebtedness and other obligations or UGC’s subsidiaries. The UGC Convertible Notes will be convertible into shares of UGC Class A Common Stock at an initial conversion price of €9.7561 per share, which was equivalent to a conversion price of $12.00 per share on the date of issue, representing a conversion rate of 102.5 shares per €1,000 principal amount of the UGC Convertible Notes. On or after April 20, 2011, UGC has the right to redeem the UGC Convertible Notes, in whole or in part, at a redemption price in euros equal to 100% of the principal amount, together with accrued and unpaid interest. On April 15, 2011, April 15, 2014, and April 15, 2019, holders have a right to tender all or part of their UGC Convertible Notes to UGC for purchase in euros at 100% of the principal amount, plus accrued and unpaid interest. Holders may also similarly tender their UGC Convertible Notes to UGC in the event of a change in control, as defined in the related indenture. Holders may surrender their UGC Convertible Notes for conversion prior to maturity only if certain conditions are met.
      At September 30, 2004, UGC’s debt includes $3,495 million borrowed by a subsidiary of UPC pursuant to the UPC Distribution Bank Facility, the €500 million ($622 million) UGC Convertible Notes and certain other borrowings. The UPC Distribution Bank Facility, as refinanced in June 2004, provides for euro denominated borrowings by a UPC subsidiary under four different facilities aggregating €3,044 million ($3,786 million) and U.S. dollar denominated borrowings under a fifth facility aggregating $345,763,000. At September 30, 2004, the aggregate availability under the UPC Distribution Facility was €511,750,000 (636,426,000). The UPC Distribution Bank Facility (i) provides for a commitment fee of 0.5% of unused borrowing availability, (ii) is secured by the assets of most of UPC’s majority-owned European cable operating companies and is senior to other long-term obligations of UPC and (iii) contains certain financial covenants and restrictions on UPC’s subsidiaries regarding payment of dividends, ability to incur additional indebtedness, disposition of assets, mergers and affiliated transactions. The weighted average interest rate on borrowings under the UPC Distribution Bank Facility was 6.2% for the nine months ended September 30, 2004. For additional information concerning the UPC Distribution Bank Facility, see note 11 to the accompanying September 30, 2004 condensed consolidated financial statements.

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      On July 1, 2004, UPC Broadband France, an indirect wholly-owned subsidiary of UGC and the owner of UGC’s French cable television operations, acquired Noos, from Suez. The preliminary purchase price for a 100% interest in Noos was approximately €623,450,000 ($758,547,000 at July 1, 2004), consisting of €529,929,000 ($644,761,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €85,000,000 ($103,419,000 at July 1, 2004) and €8,521,000 ($10,367,000 at July 1, 2004) in direct acquisition costs. The preliminary purchase price and the value assigned to the 19.9% interest in UPC Broadband France are subject to a review of certain historical financial information of Noos and UPC Broadband France. In this regard, €100,000,000 ($121,669,000) of the cash consideration is being held in escrow pending final determination of the purchase price. For additional information, see note 5 to the accompanying September 30, 2004 condensed consolidated financial statements.
      Suez’ 19.9% equity interest in UPC Broadband France consists of 85.0 million shares of Class B common stock of UPC Broadband France (the UPC Broadband France Class B Shares). Subject to the terms of a call option agreement, UPC France, the parent company of UPC Broadband France, has the right through June 30, 2005 to purchase from Suez all of the UPC Broadband France Class B Shares for €85,000,000 ($105,706,000), subject to adjustment, plus interest. The purchase price for the UPC Broadband France Class B Shares may be paid in cash, UGC Class A Common Stock or LMI Series A Common Stock. Subject to the terms of a put option, Suez may require UPC France to purchase the UPC Broadband France Class B Shares at specific times prior to or after the third, fourth or fifth anniversaries of the purchase date. UPC France will be required to pay the then fair market value, payable in cash or marketable securities, for the UPC Broadband France Class B Shares or assist Suez in obtaining an offer to purchase the UPC Broadband France Class B Shares. UPC France also has the option to purchase the UPC Broadband France Class B Shares from Suez shortly after the third, fourth or fifth anniversaries of the purchase date at the then fair market value in cash or marketable securities.
      During the third quarter of 2004, UGC’s Board of Directors authorized a $100 million share repurchase program. As of September 30, 2004, UGC had repurchased 787,391 shares of UGC Class A common stock. UGC may use its cash to make further purchases from time to time in the open market or in private transactions, subject to market conditions.
      Management of UGC believes that they will be able to meet their current and long-term liquidity, acquisition and capital needs through their existing cash, operating cash flow and available borrowings under their existing credit facilities. However, to the extent that UGC management plans to grow their business through acquisitions, UGC management believes that they will need additional sources of financing, most likely to come from the capital markets in the form of debt or equity financing or a combination of both.
      Other Subsidiaries. Puerto Rico Cable and Pramer generally fund their own investing and financing activities with cash from operations and bank borrowings, as necessary. Due to covenants in their respective loan agreements, we generally are not entitled to the cash resources or cash generated by operating activities of these two consolidated subsidiaries. Another subsidiary of our company posts cash collateral equal to the outstanding borrowings under the Puerto Rico Cable bank facility ($50,000,000 at September 30, 2004). At September 30, 2004, Pramer’s U.S. dollar denominated bank borrowings aggregated $12,391,000. During 2002, following the devaluation of the Argentine peso, Pramer failed to make certain required payments due under its bank credit facility. Since that time, Pramer has been in technical default under its bank credit facility. However, the bank lenders have not provided notice of default or requested acceleration of the payments due under the facility. Pramer and the banks are negotiating the refinancing of this credit facility and all amounts due under this facility are classified as current in the accompanying September 30, 2004 condensed consolidated balance sheets.

Historical Cash Flows
      Due to the fact that we began consolidating UGC on January 1, 2004, our cash flows for the nine months ended September 30, 2004 are not comparable to the cash flows for the nine months ended September 30, 2003. Accordingly, the following discussion focuses on the cash flows for the nine months ended September 30, 2004. During the nine months ended September 30, 2004, the cash provided by our operating activities was $511,855,000. This amount is lower than our operating cash flow for the period of $655,236,000 due to cash paid for interest (net of interest and dividends received) and changes in working capital items. During the nine months

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ended September 30, 2004, the cash used by our investing activities was $874,998,000. Such amount includes net cash paid for acquisitions of $428,156,000 and capital expenditures of $325,262,000. During the nine months ended September 30, 2004, the cash provided by our financing activities was $2,100,638,000. Such amount includes net proceeds of $735,661,000 from the LMI Rights Offering, contributions from Liberty of $704,250,000, net proceeds received on a consolidated basis from the issuance of stock by subsidiaries of $486,457,000, and net borrowings of debt of $235,758,000.
      We define free cash flow as cash provided by operating activities less capital expenditures. We believe our presentation of free cash flow provides useful information to investors because it can be used to measure our ability to service debt and fund new investment opportunities. Free cash flow is not a GAAP measurement of liquidity and investors should view free cash flow as a supplement to, and not a substitute for, GAAP cash flows from operating, investing, and financing activities. Our free cash flow for the nine months ended September 30, 2004 was $186,593,000.
      During the nine months ended September 30, 2003, cash contributions from Liberty funded most of the $413,322,000 that was invested in and loaned to our affiliates, principally J-COM.
      Our cash flows are subject to variations based on foreign currency exchange rates. See related discussion under “Quantitative and Qualitative Disclosures about Market Risk” below.
Off Balance Sheet Arrangements and Aggregate Contractual Obligations

Off Balance Sheet Arrangements
      At September 30, 2004, Liberty guaranteed ¥13,620,821,000 ($123,814,000) of the bank debt of J-COM, an equity affiliate that provides broadband services in Japan. Liberty’s guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2004 to 2019. In connection with the spin off, we have agreed to indemnify Liberty for any amounts it is required to fund under these arrangements.
      At September 30, 2004, we had severally guaranteed certain transponder and equipment lease obligations of Sky Latin America aggregating $92,950,000 and $3,407,000, respectively. Such amounts were not reflected in our condensed consolidated balance sheet at September 30, 2004. In connection with the execution of certain transactions and agreements subsequent to September 30, 2004, our guarantees of the obligations under these transponder leases were terminated and our guarantees of the obligations under these equipment leases will be terminated no later than December 31, 2004. See related discussion above.
      We have contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying September 30, 2004 condensed consolidated financial statements.

Contractual Commitments
      Information concerning the amount and timing of our consolidated contractual commitments as of September 30, 2004 are as follows (amounts in thousands):

	Payments Due During Periods Ended September 30,

	2005	2006-2007	2008-2009	Thereafter	Total

Debt	$90,052	$1,018,076	$2,587,764	$652,970	$4,348,862
Operating lease obligations	91,435	106,455	76,486	126,114	400,490
Programming commitments	76,567	62,407	31,932	18,301	189,207
Other commitments	112,542	22,725	11,434	15,812	162,513

Total contractual payments	$370,596	$1,209,663	$2,707,616	$813,197	$5,101,072

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Critical Accounting Policies, Judgments and Estimates
      The discussion and analysis of our financial condition and results of operations are based upon our September 30, 2004 condensed consolidated financial statements and our December 31, 2003 combined financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements required us to make estimates and assumptions that affected the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions. Critical accounting policies are defined as those policies that are reflective of significant judgments and uncertainties, which would potentially result in materially different results under different assumptions and conditions. We believe our judgments and related estimates associated with the carrying value of our investments, the carrying value of our long-lived assets, the valuation of our acquisition related assets and liabilities, and the valuation of our deferred tax assets to be critical in the preparation of our consolidated financial statements. These accounting estimates or assumptions are critical because of the levels of judgment necessary to account for matters that are inherently uncertain or highly susceptible to change. Additionally, with respect to the three and nine months ended September 30, 2004, we believe our judgment and related estimates associated with the consolidation of Old UGC while in Chapter 11 bankruptcy proceedings to be critical in the preparation of the accompanying September 30, 2004 condensed consolidated financial statements.
      Carrying Value of Investments. Our cost and equity method investments comprised 13% and 49%, respectively, of our total assets at December 31, 2003 and 7% and 41%, respectively, at December 31, 2002. We account for these investments pursuant to Statement of Financial Accounting Standards No. 115, Statement of Financial Accounting Standards No. 142 and Accounting Principles Board Opinion No. 18. These accounting principles require us to periodically evaluate our investments to determine if decreases in fair value below our cost bases are other than temporary or “nontemporary.” If a decline in fair value is determined to be nontemporary, we are required to reflect such decline in our statement of operations. Nontemporary declines in fair value of cost investments are recognized on a separate line in our combined statement of operations, and nontemporary declines in fair value of equity method investments are included in share of losses of affiliates in our combined statement of operations.
      The primary factors we consider in our determination of whether declines in fair value are nontemporary are the length of time that the fair value of the investment is below our carrying value; and the financial condition, operating performance and near term prospects of the investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts’ ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for recovery in fair value. Fair value of our publicly traded investments is based on the market price of the security at the balance sheet date. We estimate the fair value of our other cost investments using a variety of methodologies, including cash flow multiples, per subscriber values, or values of comparable public or private businesses. As our assessment of the fair value of our investments and any resulting impairment losses requires a high degree of judgment and includes significant estimates and assumptions, actual results could differ materially from our estimates and assumptions.
      Our evaluation of the fair value of our investments and any resulting impairment charges are determined as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be nontemporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.
      Carrying Value of Long-lived Assets. Our property and equipment, intangible assets and goodwill (collectively, “long-lived assets”) also comprise a significant portion of our total assets at December 31, 2003 and 2002. We account for our long-lived assets pursuant to Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 144. These accounting standards require that we periodically, and upon the occurrence of certain triggering events, assess the recoverability of our long-lived

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assets. If the carrying value of our long-lived assets exceeds their estimated fair value, we are required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in our combined statement of operations. A high degree of judgment is required to estimate the fair value of our long-lived assets. We may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. We may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Accordingly, any value ultimately derived from our long-lived assets may differ from our estimate of fair value.
      In connection with our 2002 annual evaluation of the carrying value of our enterprise-level goodwill, we estimated the fair value of our equity method investments and compared such estimated fair value to the carrying value of our equity method investments including any allocated enterprise-level goodwill. As a result of increased competition, losses in subscribers and a decrease in operating income in 2002, we determined that our carrying value exceeded the estimated fair value for Metrópolis-Intercom, which fair value was based on a per-subscriber valuation. Accordingly, we recorded a nontemporary decline in value of $66,555,000 related to our investment balance, which is included in share of losses of affiliates for the year ended December 31, 2002 and an impairment of long-lived assets of $39,000,000 related to the allocated enterprise-level goodwill for Metrópolis-Intercom.
      In 2002, we also determined that our carrying value for Torneos, including allocated enterprise-level goodwill, exceeded its estimated fair value due to the economic crisis in Argentina and the devaluation of the Argentine peso. Accordingly, we recorded an impairment of long-lived assets of $5,000,000 related to the allocated enterprise-level goodwill for Torneos.
      In December 2001, we determined that our carrying value for Pramer exceeded its estimated fair value as a result of the devaluation of the Argentine peso. Accordingly, we recorded a $52,775,000 impairment of goodwill. Also, in 2001 we determined that a loan in the amount of $21,312,000 was not collectible. Accordingly, we wrote the note receivable off and recorded a charge that is included in impairment of long-lived assets. In connection with our acquisition of Pramer in 1998, we acquired intangible assets for Cablevisión, an Argentine cable company. Cablevisión had the right to purchase the intangible assets from us for $25,000,000, $8,000,000 of which Cablevisión funded at the time of the Pramer acquisition. We accounted for the intangible assets as assets held for sale and recorded no amortization for them. In 2001, due to the economic crisis in Argentina, we determined that Cablevisión would be unable to fund the remaining $17,000,000 and recorded an impairment of long-lived assets.
      Fair Value of Acquisition Related Assets and Liabilities. We allocate the purchase price of acquired companies or acquisitions of non-controlling equity (minority) interests of a subsidiary to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. In determining fair value, management is required to make estimates and assumptions that affect the recorded amounts. To assist in this process, third party valuation specialists are engaged to value certain of these assets and liabilities. Estimates used in valuing acquired assets and liabilities include, but are not limited to, expected future cash flows, market comparables and appropriate discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain.
      Income Taxes. We are required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. This process requires our management to make assessments regarding the timing and probability of the ultimate tax impact. We record valuation allowances on deferred tax assets to reflect the expected realizable future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which we operate, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year’s liability by taxing authorities. These changes could have a significant impact on our financial position. Establishing a tax valuation allowance requires us to make assessments about the timing of future events, including the probability of expected future taxable income and available tax planning opportunities. Actual performance versus these estimates could have a material effect on the realization of tax

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benefits as reported in our results of operations. Our assumptions require significant judgment because actual performance has fluctuated in the past and may continue to do so.
      Consolidation of Old UGC. Old UGC is a wholly-owned subsidiary of UGC that owns VTR and an interest in Austar United. Old UGC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York on January 12, 2004. We continue to consolidate the financial position and results of operations of Old UGC while in bankruptcy, for the following primary reasons:

•	UGC is the sole shareholder and majority creditor of Old UGC (direct and indirect holder of 98% of the Old UGC Senior Notes);

•	UGC negotiated a restructuring agreement that provides for it to continue to be Old UGC’s controlling equity holder upon Old UGC’s emergence from bankruptcy; and

•	The bankruptcy proceedings are expected to be completed in less than one year.
      For additional information, see note 12 to the September 30, 2004 condensed consolidated financial statements included elsewhere herein.

Quantitative and Qualitative Disclosures About Market Risk
      We are exposed to market risk in the normal course of our business operations due to our investments in various foreign countries and ongoing investing and financial activities. Market risk refers to the risk of loss arising from adverse changes in foreign currency exchange rates, interest rates and stock prices. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

Investment Portfolio
      We invest our cash in liquid instruments that meet high credit quality standards and generally have maturities at the date of purchase of less than three months. UGC is exposed to exchange rate risk with respect to $556,036,000 of cash it has invested in currencies other than the U.S. dollar. Of this amount, $537,225,000 is denominated in euros, the majority of which is expected to be used for acquisitions and other euro-denominated commitments.
      We are also exposed to equity price fluctuations related to our investments in equity securities. At September 30, 2004, the aggregate carrying value of our equity method and available-for-sale investments that was subject to price risk was $1,278,345,000. For additional information concerning our available-for-sale investments, see note 8 to the accompanying September 30, 2004 condensed consolidated financial statements.

Foreign Currency Risk
      We are exposed to unfavorable and potentially volatile fluctuations of the U.S. dollar (our functional currency) against the currencies of our operating subsidiaries and affiliates. Because our functional currency is the U.S. dollar, any increase (decrease) in the value of the U.S. dollar against any foreign currency in which we have funding commitments effectively reduces (increases) the U.S. dollar equivalent of such funding commitments. At the same time, any increase (decrease) in the value of the U.S. dollar against any foreign currency that is the functional currency of one of our operating subsidiaries or affiliates will cause us to experience unrealized foreign currency translation losses (gains) with respect to amounts already invested in such foreign currencies. We and our operating subsidiaries and affiliates are also exposed to foreign currency risk to the extent that we enter into transactions denominated in currencies other than our respective functional currencies.
      We generally do not hedge our foreign currency exchange risk because of the long-term nature of our interests in foreign affiliates. However, in order to reduce our foreign currency exchange risk related to our investment in J-COM, we have entered into collar agreements with respect to ¥30 billion ($272,702,000). These collar agreements have a weighted average remaining term of approximately 4 months, an average call price of

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¥106/ U.S. dollar and an average put price of ¥112/ U.S. dollar. We had also entered into forward sales contracts with respect to the Japanese yen. During the second quarter of 2004, we paid $10,593,000 to settle our yen forward sales contracts. As a result, we had no yen forward sales contracts outstanding at September 30, 2004.
      We are also exposed to foreign exchange rate fluctuations related to our operating subsidiaries’ monetary assets and liabilities and the financial results of foreign subsidiaries when their respective financial statements are translated into U.S. dollars during consolidation. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at period-end exchange rates and the statements of operations are translated at actual exchange rates when known, or at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in accumulated other comprehensive income (loss) as a separate component of equity. Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from operations in foreign countries are translated at actual exchange rates when known, or at the average rate for the period. Certain items, such as investments in debt and equity securities of foreign subsidiaries, equipment purchases, programming costs, notes payable and notes receivable (including intercompany amounts) and certain other charges are denominated in a currency other than the respective company’s functional currency, which results in foreign exchange gains and losses recorded in the September 30, 2004 condensed consolidated statements of operations. Accordingly, we may experience economic loss and a negative impact on earnings and equity with respect to our holdings solely as a result of foreign currency exchange rate fluctuations. Our primary exposure is currently to the euro as over 50% of our U.S. dollar revenue was derived from countries where the euro is the functional currency. In addition, our operating results are also significantly impacted by changes in the exchange rates for the Japanese yen, Chilean peso and, to a lesser degree, other local currencies in Europe. The relationship between the euro, Japanese yen and Chilean peso and the U.S. dollar, which is our reporting currency, is shown below, per one U.S. dollar:

	Spot rate

		Japanese	Chilean
	Euro	Yen	Peso

September 30, 2004	.8041	110.01	608.90
December 31, 2003	.7933	107.37	593.80
September 30, 2003	.8564	111.47	660.97

	Average rate

		Japanese	Chilean
	Euro	Yen	Peso

Nine months ended:
September 30, 2004	.8154	108.56	614.70
September 30, 2003	.8969	118.19	709.77

Inflation and Foreign Investment Risk
      Certain of our operating companies operate in countries where the rate of inflation is higher than that in the United States. While our affiliated companies attempt to increase their subscription rates to offset increases in operating costs, there is no assurance that they will be able to do so. Therefore, operating costs may rise faster than associated revenue, resulting in a material negative impact on reported earnings. We are also impacted by inflationary increases in salaries, wages, benefits and other administrative costs, the effects of which to date have not been material. Our foreign operating companies are all directly affected by their respective countries’ government, economic, fiscal and monetary policies and other political factors.

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Interest Rate Risks
      We are exposed to changes in interest rates primarily as a result of our borrowing and investment activities, which include fixed and floating rate investments and borrowings by our operating subsidiaries used to maintain liquidity and fund their respective business operations. The nature and amount of our long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. Our primary exposure to variable rate debt is through the EURIBOR-indexed and LIBOR-indexed debt of UGC. UGC maintains a mix of fixed and variable rate debt and enters into various derivative transactions pursuant to UGC’s policies to manage exposure to movements in interest rates. UGC monitors its interest rate risk exposures using techniques including market value and sensitivity analyses. UGC manages the credit risks associated with its derivative financial instruments through the evaluation and monitoring of the creditworthiness of the counterparties. Although the counterparties may expose UGC to losses in the event of nonperformance, UGC does not expect such losses, if any, to be significant. UGC uses interest rate exchange agreements to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. UGC uses interest rate cap agreements to lock in a maximum interest rate should variable rates rise, but enable it to otherwise pay lower market rates.
      During the first and second quarters of 2004, UGC purchased interest rate caps for approximately $21,442,000 that capped the variable interest rate on notional amounts totaling €2.25 billion to €2.6 billion ($2.8 billion to $3.2 billion) at 3% and 4% for 2005 and 2006, respectively. During the first quarter of 2003, UGC purchased an interest rate cap that capped the variable interest rate at 3% on a notional amount of €2.7 billion ($3.4 billion) for 2003 and 2004. UGC has also entered into a cross currency and interest rate swap pursuant to which a notional amount of $347,500,000 was swapped at an average rate of €1.13 per U.S. dollar until July 2005, with the interest rate capped at 2.35%. At September 30, 2004, the fair value of the interest rate swap derivative contracts was a €31,053,000 ($38,618,000) liability and the fair value of the interest rate cap derivative contracts was a €4,344,000 ($5,402,000) asset.
      For the nine months ended September 30, 2004, the weighted-average interest rate on our variable rate indebtedness was 6.2%. If market interest rates had been higher by 50 basis points during this period, our consolidated interest expense would have increased by approximately $14 million for the nine months ended September 30, 2004.

Derivative Instruments
      We have entered into total return debt swaps in connection with (i) bank debt of a subsidiary of UPC, and (ii) public debt of Cablevision. Under the total return debt swaps, a counterparty purchases a specified amount of the underlying debt security for the benefit of our company. We have posted collateral with the counterparties equal to 30% of the counterparty’s purchase price for the purchased indebtedness of the UPC subsidiary and 90% of the counterparty’s purchase price for the purchased indebtedness of Cablevision. We record a derivative asset equal to the posted collateral and such asset is included in other assets in the accompanying September 30, 2004 condensed consolidated balance sheets. We earn interest income based upon the face amount and stated interest rate of the underlying debt securities, and pay interest expense at market rates on the amount funded by the counterparty. In the event the fair value of the underlying purchased indebtedness of the UPC subsidiary declines by 10% or more, we are required to post cash collateral for the decline, and we record an unrealized loss on derivative instruments. The cash collateral related to the UPC subsidiary indebtedness is further adjusted up or down for subsequent changes in the fair value of the underlying indebtedness or for foreign currency exchange rate movements involving the euro and U.S. dollar. At September 30, 2004, the aggregate purchase price of debt securities underlying our total return debt swap arrangements involving the indebtedness of the UPC subsidiary and Cablevision was $121,738,000. As of such date, we had posted cash collateral equal to $49,661,000. In the event the fair value of the purchased debt securities were to fall to zero, we would be required to post additional cash collateral of $72,077,000. In addition, the aggregate principal amount of the UPC subsidiary indebtedness that is the subject of our total return debt swaps was approximately $108,904,000 at September 30, 2004. Accordingly, if at September 30, 2004, we had acquired the UPC subsidiary indebtedness pursuant to the total return swaps, our consolidated indebtedness at September 30, 2004 would have been reduced by $108,904,000. Subsequent to September 30, 2004, the counterparty to the Cablevision total return debt swap, with our consent,

A3-27

entered into a participation agreement with a third party, which, if consummated, would result in the termination of our liability under this debt swap and the return of our collateral.
      Prior to the spin off, Liberty contributed to our company 10,000,000 shares of News Corp. Class A Common Stock, together with a related variable forward transaction. The forward, which expires on September 17, 2009, provides (i) us with the right to effectively require the counterparty to buy 10,000,000 News Corp. Class A Common Stock at a price of $15.72 per share, or an aggregate price of $157,200,000, which we refer to as the Floor Price, and (ii) the counterparty with the effective right to require us to sell 10,000,000 shares of News Corp. Class A Common Stock at a price of $26.19 per share. The fair value of the forward was a $12,255,000 asset at September 30, 2004. At any time during the term of the forward, we can require the counterparty to advance the full Floor Price. Provided we do not draw an aggregate amount in excess of the present value of the Floor Price, as determined in accordance with the forward, we may elect to draw such amounts on a discounted or undiscounted basis. As long as the aggregate advances are not in excess of the present value of the Floor Price, undiscounted advances will bear interest at prevailing three-month LIBOR and discounted advances will not bear interest. Amounts advanced up to the present value of the Floor Price are secured by the underlying shares of News Corp. Class A Common Stock. If we elect to draw amounts in excess of the present value of the Floor Price, those amounts will be unsecured and will bear interest at a negotiated interest rate. During the third quarter of 2004, we received undiscounted advances aggregating $126,000,000 under the forward. Such advances were subsequently repaid during the quarter.

Credit Risk
      In addition to the risks described above, we are also exposed to the risk that our counterparties will default on their obligations to us under the above-described derivative instruments. Based on our assessment of the credit worthiness of the counterparties, we do not anticipate any such default.

A3-28

APPENDIX A: INFORMATION CONCERNING LIBERTY MEDIA INTERNATIONAL, INC.
PART 4 — HISTORICAL FINANCIAL STATEMENTS OF LMI AND ITS
SIGNIFICANT AFFILIATES AND ACQUIREES

A4-1

Page

Jupiter Programming Co. Ltd.
Independent Auditors’ Report	A4-158
Consolidated Balance Sheets as of December 31, 2003 and 2002	A4-159
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	A4-160
Consolidated Statements of Shareholders’ Equity and Comprehensive Income for the years ended December 31, 2003, 2002 and 2001	A4-161
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	A4-162
Notes to Consolidated Financial Statements	A4-163

Suez Lyonnaise Telecom SA
Independent Auditors’ Report	A4-184
Consolidated Balance Sheets as of December 31, 2003, 2002 and 2001	A4-185
Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001	A4-186
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	A4-187
Notes to Consolidated Financial Statements	A4-188

A4-2

(This page intentionally left blank)

A4-3

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,738,730	$12,753
Restricted cash	23,367	—
Short-term liquid investments	111,536	—
Trade and other receivables, net	232,223	15,130
Other current assets	168,579	16,453

Total current assets	2,274,435	44,336

Investments in affiliates, accounted for using the equity method, and related receivables (note 7)	1,940,372	1,740,552

Other investments (note 8)	1,068,734	450,134

Property and equipment, at cost	4,658,036	128,013
Accumulated depreciation	(685,263)	(30,436)

	3,972,773	97,577

Intangible assets not subject to amortization:
Goodwill (note 9)	2,592,138	525,576
Franchise rights and other	224,866	163,450

	2,817,004	689,026

Intangible assets subject to amortization, net (note 9)	367,422	4,504

Deferred income tax assets	12,511	583,945

Other assets, net	177,341	76,963

Total assets	$12,630,592	$3,687,037

A4-4

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)
(unaudited)

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$258,912	$20,629
Accrued liabilities	465,502	13,532
Subscriber advance payments and deposits	305,978	283
Current portion of accrued stock-based compensation	19,078	15,052
Derivative instruments (note 10)	39,102	21,010
Current portion of debt payable (note 11)	90,052	12,426
Current portion of deferred tax liability	110,583	—

Total current liabilities	1,289,207	82,932

Long-term debt (note 11)	4,258,810	41,700
Deferred income tax liabilities	453,194	135,811
Other long-term liabilities	328,795	7,948

Total liabilities	6,330,006	268,391

Commitments and contingencies (note 15)

Minority interests in subsidiaries	1,117,032	78

Stockholders’ Equity:
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 168,163,767 shares at September 30, 2004	1,682	—
Series B common stock, $.01 par value. Authorized 50,000,000 shares; issued and outstanding 7,264,300 shares at September 30, 2004	73	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; no shares issued at September 30, 2004	—	—
Additional paid-in capital	6,956,349	—
Accumulated deficit	(1,641,575)	(1,630,949)
Accumulated other comprehensive loss, net of taxes	(132,975)	(46,566)
Parent’s investment	—	5,096,083

Total stockholders’ equity	5,183,554	3,418,568

Total liabilities and stockholders’ equity	$12,630,592	$3,687,037

The accompanying notes are an integral part of these condensed consolidated financial statements.

A4-5

LIBERTY MEDIA INTERNATIONAL, INC.
(See Note 1)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

	(Amounts in thousands, except per share amounts)
Revenue	$708,807	$27,951	$1,865,769	$80,416

Operating costs and expenses:
Operating (other than depreciation)	280,898	13,140	728,423	36,725
Selling, general and administrative (SG&A) (note 13)	176,154	10,451	482,110	29,898
Stock-based compensation charges (credits) — primarily SG&A (note 6)	13,377	(993)	66,120	(323)
Depreciation and amortization	253,615	3,808	696,624	11,139
Impairment of long-lived assets (note 9)	26,000	—	42,623	—
Restructuring charges (note 16)	1,824	—	10,749	—

	751,868	26,406	2,026,649	77,439

Operating income (loss)	(43,061)	1,545	(160,880)	2,977

Other income (expense):
Interest expense	(61,443)	(10)	(209,801)	(1,374)
Interest and dividend income	18,849	6,317	44,043	18,182
Share of earnings of affiliates, net (note 7)	15,673	7,990	54,518	10,833
Realized and unrealized gains (losses) on derivative instruments, net (note 10)	1,193	(4,410)	16,218	16,016
Foreign currency transaction gains (losses), net	21,888	463	(7,015)	4,654
Gain on exchange of investment securities (note 8)	168,301	—	168,301	—
Other-than-temporary declines in fair values of investments (note 8)	(12,429)	(1,200)	(15,115)	(5,612)
Gain on extinguishment of debt (note 11)	—	—	35,787	—
Gains (losses) on disposition of assets, net (notes 7 and 8)	(12,092)	(111)	12,632	3,847
Other income (expense), net	(2,285)	(207)	(9,088)	2,800

	137,655	8,832	90,480	49,346

Earnings (loss) before income taxes and minority interests	94,594	10,377	(70,400)	52,323
Income tax expense	(56,634)	(1,362)	(91,027)	(25,999)
Minority interests in losses of subsidiaries	36,405	36	150,801	28

Net earnings (loss)	$74,365	$9,051	$(10,626)	$26,352

Historical and pro forma earnings (loss) per common share (note 4):
Basic and diluted	$0.44	$0.06	$(0.07)	$0.17

The accompanying notes are an integral part of these condensed consolidated financial statements.

A4-6

LIBERTY MEDIA INTERNATIONAL, INC.
(See Note 1)
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

	(Amounts in thousands)
Net earnings (loss)	$74,365	$9,051	$(10,626)	$26,352

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	22,971	63,682	(18,331)	62,707
Reclassification adjustment for foreign currency translation gains included in net earnings (loss) (note 7)	—	—	(143)	(28)
Unrealized gains (losses) on available-for-sale securities	(15,458)	47,246	(29,636)	73,580
Reclassification adjustment for net gains on available-for-sale securities included in net earnings (loss) (note 8)	(89,281)	—	(89,281)	—

Other comprehensive earnings (loss)	(81,768)	110,928	(137,391)	136,259

Comprehensive earnings (loss)	$(7,403)	$119,979	$(148,017)	$162,611

The accompanying notes are an integral part of these condensed consolidated financial statements.

A4-7

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(unaudited)

	Nine Months Ended September 30, 2004

						Accumulated
						Other
	Common Stock			Additional		Comprehensive		Total
				Paid-in	Accumulated	Earnings (Loss),	Parent’s	Stockholders’
	Series A	Series B	Series C	Capital	Deficit	Net of Taxes	Investment	Equity

	(Amounts in thousands)
Balance at January 1, 2004	$—	$—	$—	$—	$(1,630,949)	$(46,566)	$5,096,083	$3,418,568
Net loss	—	—	—	—	(10,626)	—	—	(10,626)
Other comprehensive loss	—	—	—	—	—	(137,391)	—	(137,391)
Intercompany tax allocation	—	—	—	—	—	—	6,133	6,133
Allocation of corporate overhead (note 13)	—	—	—	—	—	—	9,357	9,357
Issuance of Liberty Media Corporation common stock in acquisition (note 5)	—	—	—	—	—	—	152,122	152,122
Contribution of cash, investments and other net liabilities in connection with spin off (note 2)	—	—	—	—	—	50,982	304,578	355,560
Assumption by Liberty Media Corporation of obligation for stock appreciation rights in connection with spin off (note 2)	—	—	—	—	—	—	5,763	5,763
Adjustment due to issuance of stock by subsidiaries and affiliates, net of taxes	—	—	—	(6,241)	—	—	1,025	(5,216)
Net cash transfers from parent	—	—	—	—	—	—	654,250	654,250
Change in capitalization in connection with spin off (note 2)	1,399	61	—	6,227,851	—	—	(6,229,311)	—
Common stock issued in rights offering (note 3)	283	12	—	735,366	—	—	—	735,661
Stock-based compensation, net of taxes (note 6)	—	—	—	(627)	—	—	—	(627)

Balance at September 30, 2004	$1,682	$73	$—	$6,956,349	$(1,641,575)	$(132,975)	$—	$5,183,554

The accompanying notes are an integral part of these condensed consolidated financial statements.

A4-8

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in thousands)
Cash flows from operating activities:
Net earnings (loss)	$(10,626)	$26,352
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Stock-based compensation charges (credits)	66,120	(323)
Depreciation and amortization	696,624	11,139
Impairment of long-lived assets	42,623	—
Restructuring charges	10,749	—
Amortization of deferred financing costs	13,637	88
Share of earnings of affiliates, net	(54,518)	(10,833)
Realized and unrealized gains on derivative instruments, net	(16,218)	(16,016)
Foreign currency transaction losses (gains), net	7,015	(4,654)
Gain on exchange of investment securities	(168,301)	—
Other-than-temporary declines in fair values of investments	15,115	5,612
Gain on extinguishment of debt	(35,787)	—
Gains on disposition of assets, net	(12,632)	(3,847)
Deferred income tax expense	59,007	25,898
Minority interests in losses of subsidiaries	(150,801)	(28)
Non-cash charges from Liberty Media Corporation	15,490	5,290
Other noncash items	(1,317)	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables, prepaids and other	(58,284)	(3,895)
Payables and accruals	93,959	(6,810)

Net cash provided by operating activities	511,855	27,973

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(428,156)	—
Investments in and loans to affiliates and others	(241,183)	(413,322)
Repayment of amounts loaned to affiliate	129,237	—
Cash proceeds received upon redemption of shares by affiliate	27,677	—
Purchases of short-term liquid investments	(244,859)	—
Proceeds received from sale of short-term liquid investments	135,371	—
Capital expended for property and equipment	(325,262)	(17,251)
Net cash received (paid) to purchase or settle derivative instruments	(69,672)	17,998
Proceeds from dispositions of assets	136,273	8,222
Other investing activities, net	5,576	2,370

Net cash used by investing activities	$(874,998)	$(401,983)

A4-9

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(unaudited)

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in thousands)
Cash flows from financing activities:
Borrowings of debt	$1,214,534	$—
Repayments of debt	(978,776)	(7,159)
Net proceeds received from rights offering	735,661	—
Proceeds from issuance of stock by subsidiaries	486,457	—
Contributions from Liberty Media Corporation	704,250	385,529
Deferred financing costs	(58,186)	—
Other financing activities, net	(3,302)	—

Net cash provided by financing activities	2,100,638	378,370

Effect of exchange rates on cash	(11,518)	536

Net increase in cash and cash equivalents	1,725,977	4,896
Cash and cash equivalents:
Beginning of period	12,753	5,592

End of period	$1,738,730	$10,488

Cash paid for interest	$231,139	$620

Net cash paid for taxes	$2,504	$1,269

The accompanying notes are an integral part of these condensed consolidated financial statements.

A4-10

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2004
(unaudited)

(1)	Basis of Presentation
      The accompanying condensed consolidated financial statements of Liberty Media International, Inc. (LMI) include the historical financial information of (i) certain international cable television and programming subsidiaries and assets of Liberty Media Corporation (Liberty), which we collectively refer to as LMC International, for periods prior to the June 7, 2004 consummation of the spin off transaction described in note 2 and (ii) LMI and its consolidated subsidiaries for the period following such date. Upon consummation of the spin off, LMI became the owner of the assets that comprise LMC International. In the following text, “we,” “our,” “our company” and “us” may refer, as the context requires, to LMC International (prior to June 7, 2004), LMI and its consolidated subsidiaries (on and subsequent to June 7, 2004) or both.
      Our operating subsidiaries and our most significant equity method investments as of September 30, 2004 are set forth below.
          Operating subsidiaries:
     Liberty Cablevision of Puerto Rico Ltd. (Puerto Rico Cable)
     Pramer S.C.A. (Pramer)
     Princes Holdings Limited (PHL)
     UnitedGlobalCom, Inc. (UGC)
      Our most significant subsidiary is UGC, an international broadband communications provider of video, voice, and Internet access services with operations in 11 European countries and three Latin American countries. UGC’s largest operating segments are located in The Netherlands, France, Austria and Chile. At September 30, 2004, we owned approximately 417 million shares of UGC common stock, representing an approximate 53% economic interest and a 90% voting interest. As further described in note 5, we began consolidating UGC on January 1, 2004. Prior to that date, we used the equity method to account for our investment in UGC. PHL and Puerto Rico Cable are wholly-owned subsidiaries that own and operate cable television systems in Ireland and Puerto Rico, respectively. As further described in note 5, we acquired PHL during the second quarter of 2004. Pramer is a wholly-owned Argentine programming company that supplies programming services to cable television and direct-to-home (DTH) satellite distributors in Latin America, Spain and some Spanish speaking markets in the United States (U.S.).
          Significant equity method investments:
     Jupiter Programming Co., Ltd. (JPC)
     Jupiter Telecommunications Co., Ltd. (J-COM)
      We do not control the decision making process or business management practices of our equity affiliates. Accordingly, we rely on management of these affiliates and their independent auditors to provide us with accurate financial information prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) that we use in the application of the equity method. We are not aware, however, of any errors in or possible misstatements of the financial information provided by our equity affiliates that would have a material effect on our financial statements. For information concerning our equity method investments, see note 7.
      The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with

A4-11

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
our December 31, 2003 combined financial statements and notes thereto included in our Registration Statement on Form S-1, as amended (File No. 333-116157).
      The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates and assumptions are used in accounting for, among other things, allowances for uncollectible accounts, deferred income tax valuation allowances, loss contingencies, fair values of financial instruments, asset impairments, useful lives of property and equipment, restructuring accruals and other special items. Actual results could differ from those estimates.
      Unless otherwise indicated, convenience translations into U.S. dollars are calculated as of September 30, 2004.

(2)	Spin Off Transaction
      On June 7, 2004 (the Spin Off Date), our common stock was distributed to Liberty’s shareholders in the spin off transaction. In connection with the spin off, holders of Liberty common stock on June 1, 2004 (the Record Date) received in the aggregate 139,921,145 shares of LMI Series A Common Stock for their shares of Liberty Series A Common Stock owned at 5:00 p.m. New York City time on the Record Date and 6,053,173 shares of LMI Series B Common Stock for their shares of Liberty Series B Common Stock owned at 5:00 p.m. New York City time on the Record Date. The number of shares of LMI Common Stock distributed in the spin off was based on a ratio of .05 of a share of LMI Common Stock for each share of Liberty Common Stock. The spin off was intended to qualify as a tax-free spin off.
      In addition to the contributed subsidiaries and net assets that comprise LMC International, Liberty also contributed certain other assets and liabilities to our company in connection with the spin off, as set forth in the following table (amounts in thousands):

Cash and cash equivalents	$50,000
Available-for-sale securities	561,130
Net deferred tax liability	(253,163)
Other net liabilities	(2,407)

$355,560

      The contributed available-for-sale securities included 5,000,000 American Depositary Shares (ADSs) for preferred limited voting ordinary shares of The News Corporation Limited (News Corp.) and a 99.9% economic interest in 345,000 shares of ABC Family Worldwide, Inc. (ABC Family) Series A preferred stock. Liberty also contributed a variable forward transaction with respect to the News Corp. ADSs. The 5,000,000 News Corp. ADSs are to be converted into 10,000,000 shares of News Corp.’s Class A non-voting common stock (News Corp. Class A Common Stock) pursuant to News Corp.’s reincorporation from Australia to the United States. All of the following references to News Corp. shares herein assume such conversion has occurred. For financial reporting purposes, the contribution of such assets is deemed to have occurred on June 1, 2004.
      All of the net assets contributed to our company by Liberty in connection with the spin off have been recorded at Liberty’s historical cost.
      As a result of the spin off, we operate independently from Liberty, and neither we nor Liberty have any stock ownership, beneficial or otherwise, in the other. In connection with the spin off, we and Liberty entered into certain agreements in order to govern certain of the ongoing relationships between Liberty and our company after

A4-12

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
the spin off and to provide for an orderly transition. These agreements include a Reorganization Agreement, a Facilities and Services Agreement and a Tax Sharing Agreement. In addition, Liberty and we entered into a Short-Term Credit Facility that has since been cancelled.
      The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the spin off, the issuance of LMI stock options upon adjustment of certain Liberty stock incentive awards and the allocation of responsibility for LMI and Liberty stock incentive awards, cross indemnities and other matters. Such cross indemnities are designed to make (i) our company responsible for all liabilities related to the businesses of LMC International prior to the spin off, as well as for all liabilities incurred by our company following the spin off, and (ii) Liberty responsible for all of our potential liabilities that are not related to our businesses, including, for example, liabilities arising as a result of our company having been a subsidiary of Liberty.
      The Facilities and Services Agreement, the Tax Sharing Agreement and the Short-Term Credit Facility are described in note 13.
      Prior to the spin off, we were included in Liberty’s consolidated tax return. As a result of the spin off, we became a separate tax paying entity. In connection with this change, we re-evaluated the estimated blended state tax rate used to compute certain of our deferred tax balances, and concluded that our estimate of this blended state tax rate should be reduced. As a result, we recorded a $22,914,000 deferred tax benefit during the third quarter of 2004 to reflect the impact of the reduced rate on our net deferred tax liabilities.

(3)	Rights Offering
      On July 26, 2004, we commenced a rights offering (the LMI Rights Offering) whereby holders of record of LMI Common Stock at 5:00 p.m., New York City time, on that date received 0.20 transferable subscription rights for each share of LMI Common Stock held. Each whole right to purchase LMI Series A Common Stock entitled the holder to purchase one share of LMI Series A Common Stock at a subscription price of $25.00 per share. Each whole right to purchase LMI Series B Common Stock entitled the holder to purchase one share of LMI Series B Common Stock at a subscription price of $27.50 per share. Each whole Series A and Series B right entitled the holder to subscribe, at the same applicable subscription price pursuant to an oversubscription privilege, for additional shares of the applicable series of LMI Common Stock, subject to proration. The LMI Rights Offering expired in accordance with its terms on August 23, 2004. Pursuant to the terms of the LMI Rights Offering, we issued 28,245,000 shares of LMI Series A Common Stock and 1,211,157 shares of LMI Series B Common Stock in exchange for aggregate cash proceeds of $739,432,000, before deducting related offering costs of $3,771,000.
      As a result of the LMI Rights Offering, certain terms of the then outstanding LMI stock options were modified. All references herein to the number of outstanding LMI stock options reflect these modified terms.

(4)	Earnings (Loss) per Common Share
      Basic earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share presents the dilutive effect on a per share basis of potential common shares (e.g. options and convertible securities) as if they had been converted at the beginning of the periods presented.
      As described in note 2, we issued shares of LMI Series A Common Stock and LMI Series B Common Stock in connection with the spin off. The pro forma net earnings (loss) per share amounts set forth in the accompanying condensed consolidated statements of operations were computed using historical net earnings

A4-13

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
(loss) and a pro forma weighted average share amount that includes 145,974,318 shares of LMI Common Stock for periods prior to the Spin Off Date and actual weighted average shares outstanding for periods subsequent to that date. In addition, the weighted average share amounts for periods prior to July 26, 2004, the date that certain subscription rights were distributed to stockholders pursuant to the LMI Rights Offering, have been increased to give effect to the benefit derived by our stockholders as a result of the distribution of such subscription rights. The details of the calculations of our weighted average common shares outstanding are set forth in the following table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003*	2004*	2003*

Basic and diluted:
Weighted average common shares outstanding before adjustment	167,423,193	145,974,318	153,175,881	145,974,318
Adjustment for July 2004 LMI Rights Offering	1,865,896	6,866,731	5,187,572	6,866,731

Weighted average common shares, as adjusted	169,289,089	152,841,049	158,363,453	152,841,049

*	The weighted average share amounts for these periods assume that the shares of LMI Common Stock issued in the spin off were issued and outstanding on the first day of the respective periods.
      At September 30, 2004, 5,279,169 potential common shares (as adjusted) were outstanding. All of such potential common shares represent shares issuable upon the exercise of stock options that were issued in June 2004 and adjusted in connection with the LMI Rights Offering. Prior to the consummation of the spin off, no potential common shares were outstanding, and accordingly, there is no difference between basic and diluted earnings per share for the three and nine months ended September 30, 2003. Potential common shares have been excluded from the pro forma calculation of diluted earnings per share for the three and nine months ended September 30, 2004 because their inclusion would be anti-dilutive.

(5)	Acquisitions

Acquisition of Controlling Interest in UGC
      On January 5, 2004, we completed a transaction pursuant to which UGC’s founding shareholders (the Founders) transferred 8.2 million shares of UGC Class B Common Stock to our company in exchange for 12.6 million shares of Liberty Series A Common Stock valued, for accounting purposes, at $152,122,000 and a cash payment of $15,827,000 (including acquisition costs). This transaction was the last of a number of independent transactions pursuant to which we acquired our controlling interest in UGC from 2001 through January 2004. Our acquisition of 281.3 million shares of UGC Common Stock in January 2002 gave us a greater than 50% economic interest in UGC, but due to certain voting and standstill arrangements, we used the equity method to account for our investment in UGC through December 31, 2003. Upon closing of the January 5, 2004 transaction, the restrictions on the exercise by us of our voting power with respect to UGC terminated, and we gained voting control of UGC. Accordingly, UGC has been accounted for as a consolidated subsidiary and included in our financial position and results of operations since January 1, 2004.
      We have accounted for our acquisition of UGC as a step acquisition, and have allocated our investment basis to our pro rata share of UGC’s assets and liabilities at each significant acquisition date based on the estimated fair

A4-14

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
values of such assets and liabilities on such dates. Prior to the acquisition of the Founders’ shares, our investment basis in UGC had been reduced to zero as a result of the prior recognition of our share of UGC’s losses. The following table reflects the amounts allocated to our assets and liabilities upon completion of the January 2004 acquisition of the Founders’ shares (amounts in thousands):

Current assets, including cash of $310,361	$622,321
Property and equipment	3,386,252
Goodwill	2,022,761
Intangible assets other than goodwill	446,065
Investments and other assets	370,137
Current liabilities	(1,407,275)
Long-term debt	(3,615,902)
Deferred income taxes	(780,086)
Other liabilities	(268,632)
Minority interest	(607,692)

Aggregate purchase price	$167,949

      We have entered into a new Standstill Agreement with UGC that limits our ownership of UGC common stock to 90% of the outstanding common stock unless we make an offer or effect another transaction to acquire all outstanding UGC common stock. Under certain circumstances, such an offer or transaction would require an independent appraisal to establish the price to be paid to stockholders unaffiliated with us.
      During the nine months ended September 30, 2004, we also purchased an additional 20.0 million shares of UGC Class A Common Stock pursuant to certain pre-emptive rights granted to our company pursuant to the aforementioned Standstill Agreement with UGC. The $152,284,000 purchase price for such shares was comprised of (i) the cancellation of indebtedness due from subsidiaries of UGC to certain of our subsidiaries in the amount of $104,462,000 (including accrued interest) and (ii) $47,822,000 in cash. As UGC was one of our consolidated subsidiaries at the time of these purchases, the effect of these purchases was eliminated in consolidation.
      Also, in January 2004, UGC initiated a rights offering pursuant to which holders of each of UGC’s Class A, Class B and Class C Common Stock received .28 transferable subscription rights to purchase a like class of common stock for each share of UGC Common Stock owned by them on January 21, 2004. The rights offering expired on February 12, 2004. UGC received cash proceeds of approximately $1.02 billion from the rights offering. As a holder of UGC Class A, Class B and Class C Common Stock, we participated in the rights offering and exercised our rights to purchase 90.7 million shares for a total cash purchase price of $544,250,000.
     PHL
      On May 20, 2004, we acquired all of the issued and outstanding ordinary shares of PHL for €2,000,000 ($2,386,000 at May 20, 2004). PHL, through its subsidiary Chorus Communications Limited, owns and operates broadband communications systems in Ireland. In connection with this acquisition, we loaned an aggregate of €75,000,000 ($89,475,000 as of May 20, 2004) to PHL. The proceeds from this loan were used by PHL to discharge liabilities pursuant to a debt restructuring plan and to provide funds for capital expenditures and working capital. We have committed to loan up to an additional €14,500,000 ($18,032,000) to PHL, of which €4,500,000 ($5,596,000) had been loaned as of September 30, 2004. We have accounted for this acquisition using

A4-15

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
the purchase method of accounting. For financial reporting purposes, the PHL acquisition is deemed to have occurred on June 1, 2004. The purchase price allocation for this acquisition is as follows (amounts in thousands):

Cash and cash equivalents at acquisition date	$14,474
Other current assets	7,425
Property and equipment	72,625
Customer relationships	10,459
Goodwill	26,840
Current liabilities	(26,570)
Subscriber advance payments and deposits	(12,850)

Aggregate cash consideration (including acquisition costs)	$92,403

     Noos
      On July 1, 2004, UPC Broadband France SAS (UPC Broadband France), an indirect wholly-owned subsidiary of UGC and the owner of UGC’s French cable television operations, acquired Suez-Lyonnaise Télécom SA (“Noos”), from Suez SA (“Suez”). Noos is a provider of digital and analog cable television services and high-speed Internet access services in France. UPC Broadband France purchased Noos to achieve certain financial, operational and strategic benefits through the integration of Noos with its French operations and the creation of a platform for further growth and innovation in Paris and its remaining French systems. The preliminary purchase price for a 100% interest in Noos was approximately €623,450,000 ($758,547,000 at July 1, 2004), consisting of €529,929,000 ($644,761,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €85,000,000 ($103,419,000 at July 1, 2004) and €8,521,000 ($10,367,000 at July 1, 2004) in direct acquisition costs. The preliminary purchase price and the value assigned to the 19.9% interest in UPC Broadband France are subject to a review of certain historical financial information of Noos and UPC Broadband France. In this regard, €100,000,000 ($121,669,000) of the cash consideration is being held in escrow pending final determination of the purchase price.
      UGC has accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the preliminary purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values, and the excess of the purchase price over the fair value of such identifiable net assets was allocated to goodwill. The preliminary fair values assigned to property and equipment and intangible assets, and the excess purchase price assigned to goodwill have been adjusted to give effect to UGC’s 80.1% ownership interest in Noos. The preliminary accounting for the Noos transaction, as reflected in these condensed consolidated financial statements, is subject to adjustment based upon the (i) final determination of the Noos purchase price and the value assigned to the 19.9% equity interest in UPC Broadband France and (ii) the final assessment of the fair values of Noos’ identifiable assets and liabilities. Such potential adjustments could result in significant changes to the preliminary accounting for the Noos transaction and to the impact of this transaction on our consolidated operating results.
      UGC has recorded a preliminary loss of $12,196,000 associated with the dilution of its ownership interest in UPC Broadband France as a result of the Noos transaction. Our $6,497,000 share of this loss is reflected as a reduction of additional paid-in capital in our condensed consolidated statement of stockholders’ equity.

A4-16

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
      Suez’ 19.9% equity interest in UPC Broadband France consists of 85.0 million shares of Class B common stock of UPC Broadband France (the UPC Broadband France Class B Shares). Subject to the terms of a call option agreement, UPC France Holding BV (UPC France), the parent company of UPC Broadband France, has the right through June 30, 2005 to purchase from Suez all of the UPC Broadband France Class B Shares for €85,000,000 ($105,706,000), subject to adjustment, plus interest. The purchase price for the UPC Broadband France Class B Shares may be paid in cash, UGC Class A Common Stock or LMI Series A Common Stock. Subject to the terms of a put option, Suez may require UPC France to purchase the UPC Broadband France Class B Shares at specific times prior to or after the third, fourth or fifth anniversaries of the purchase date. UPC France will be required to pay the then fair market value, payable in cash or marketable securities, for the UPC Broadband France Class B Shares or assist Suez in obtaining an offer to purchase the UPC Broadband France Class B Shares. UPC France also has the option to purchase the UPC Broadband France Class B Shares from Suez shortly after the third, fourth or fifth anniversaries of the purchase date at the then fair market value in cash or marketable securities.
     Pro Forma Information
      The following unaudited pro forma information for the nine months ended September 30, 2004 and 2003 was prepared assuming we had acquired UGC, PHL and Noos on January 1, 2003. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the UGC, PHL and Noos acquisitions had occurred on January 1, 2003 (amounts in thousands, except per share amounts):

	Nine Months Ended
	September 30,

	2004	2003

Revenue	$2,098,644	$1,771,957
Net loss	$(44,843)	$(10,591)
Loss per share	$(0.28)	$(0.07)

(6)	Stock-Based Compensation
      As a result of the spin off and related adjustments to Liberty’s stock incentive awards, options to acquire an aggregate of 1,759,247 shares (as adjusted) of LMI Series A Common Stock and 1,498,154 shares (as adjusted) of LMI Series B Common Stock were issued to our and Liberty’s employees. Consistent with Liberty’s accounting for the adjusted Liberty stock options and stock appreciation rights, we use variable-plan accounting to account for all LMI stock options issued as adjustments of Liberty’s stock incentive awards in connection with the spin off.
      In addition, options to acquire an aggregate of 453,206 shares (as adjusted) of LMI Series A Common Stock and 1,568,562 shares (as adjusted) of LMI Series B Common Stock were issued to LMI employees and directors. Prior to the LMI Rights Offering, we used fixed-plan accounting to account for these LMI stock options. As a result of the modification of certain terms of the LMI stock options that were outstanding at the time of the LMI Rights Offering, we began accounting for these LMI options as variable-plan options. Accordingly, all outstanding LMI stock options at September 30, 2004 are accounted for as variable-plan options.
      As a result of the spin off and the related issuance of options to acquire LMI Common Stock, certain persons who remained employees of Liberty immediately following the spin off hold options to purchase LMI Common Stock and certain persons who are our employees hold options, stock appreciation rights (SARs) and options with tandem SARs to purchase Liberty Common Stock. Pursuant to the Reorganization Agreement, we are responsible

A4-17

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
for all stock incentive awards related to LMI Common Stock and Liberty is responsible for all stock incentive awards related to Liberty Common Stock regardless of whether such stock incentive awards are held by our or Liberty’s employees. Notwithstanding the foregoing, our stock-based compensation expense is based on the stock incentive awards held by our employees regardless of whether such awards relate to LMI or Liberty Common Stock. Accordingly, any stock-based compensation that we record with respect to Liberty stock incentive awards is treated as a capital transaction with the offset to stock-based compensation expense reflected as an adjustment of additional paid-in capital.
      We apply the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for fixed and variable plan stock options. Generally, under the intrinsic value method, (i) compensation expense for fixed-plan stock options is recognized only if the current market price of the underlying stock exceeds the exercise price on the date of grant, in which case, compensation is recognized based on the percentage of options that are vested, and (ii) compensation for variable-plan options, including options granted in tandem with SARs, is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date.
      As a result of the modification of certain terms of UGC’s stock options in connection with its February 2004 rights offering, UGC began accounting for such options as variable-plan options. In addition, UGC also uses variable-plan accounting to account for its SARs. Substantially all of the stock-based compensation included in our condensed consolidated statements of operations for the nine months ended September 30, 2004 is attributable to UGC’s stock incentive awards.
      The following table illustrates the effect on net earnings (loss) and earnings (loss) per share as if we had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (Statement 123) to our outstanding options. As Statement 123 did not change the accounting for SARs, the pro forma adjustments included in the following table do not include amounts related to our calculation of compensation expense related to SARs or to options with tandem SARs (amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Net earnings (loss)	$74,365	$9,051	$(10,626)	$26,352
Add stock-based compensation charges as determined under the intrinsic value method, net of taxes	2,541	—	39,973	—
Deduct stock-based compensation as determined under the fair value method, net of taxes	(4,172)	(208)	(45,421)	(624)

Pro forma net earnings (loss)	$72,734	$8,843	$(16,074)	$25,728

Basic and diluted earnings (loss) from continuing operations per share:
As reported	$0.44	$0.06	$(0.07)	$0.17

Pro forma	$0.43	$0.06	$(0.10)	$0.17

A4-18

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

(7)	Investments in Affiliates Accounted for Using the Equity Method
      Our affiliates generally are engaged in the cable and/or programming businesses in various foreign countries. The following table includes our carrying value and percentage ownership of certain of our investments in affiliates:

			December 31,
	September 30, 2004		2003

	Percentage	Carrying	Carrying
	Ownership	Amount	Amount

	(Dollar amounts in thousands)
J-COM	45%	$1,372,096	$1,330,602
JPC	50%	266,917	259,571
Cordillera Comunicaciones Holding Limitada (Cordillera)	50%	47,054	52,223
Other	Various	254,305	98,156

		$1,940,372	$1,740,552

      The following table reflects our share of earnings (losses) of affiliates including any other-than-temporary declines in value:

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in thousands)
J-COM	$47,376	$10,430
JPC	11,021	7,627
Cordillera	(7,842)	(5,749)
Other	3,963	(1,475)

	$54,518	$10,833

J-COM
      J-COM was incorporated in 1995 to own and operate broadband businesses in Japan. At September 30, 2004, our company, Sumitomo Corporation (Sumitomo) and Microsoft Corporation (Microsoft) owned approximately 45%, 32% and 19% of J-COM, respectively. The functional currency of J-COM is the Japanese yen.
      On August 6, 2004, our company, Sumitomo, Microsoft and J-COM executed transactions that effectively resulted in the conversion of shareholder loans with an aggregate principal amount of ¥30,000,034,000 ($275,660,000 at August 6, 2004) to equity. Such amount includes ¥14,064,830,000 ($129,237,000 at August 6, 2004) of shareholder loans held by us that were converted to equity. Such conversions did not materially impact the J-COM ownership interests of our company, Sumitomo or Microsoft.
      At September 30, 2004, our investment in J-COM included ¥41,260,795,000 ($375,064,000) of shareholder loans to J-COM. Such loans are denominated in Japanese yen and bear interest at the 3-month Tokyo Interbank Offered Rate plus the applicable margin per annum (1.83% to 2.08% at September 30, 2004). Such shareholder loans, which are subordinated to J-COM’s third party indebtedness, are due and payable on February 6, 2011. During the nine months ended September 30, 2004 and 2003, we recognized interest income on the J-COM shareholder loans of $7,461,000 and $6,972,000, respectively. At September 30, 2004, our other accumulated

A4-19

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
comprehensive loss account included foreign currency translation gains related to our loans to J-COM of $23,473,000, after deducting related deferred taxes of $13,050,000.
      In 2003, we purchased an 8% equity interest in J-COM from Sumitomo for $141,000,000 in cash, and we and Sumitomo each converted certain shareholder loans to equity interests in J-COM.
      Summarized financial information for J-COM is as follows:

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
Financial Position
Investments	$55,563	$52,962
Property and equipment, net	2,267,179	2,274,632
Intangible and other assets, net	1,622,479	1,601,596

Total assets	$3,945,221	$3,929,190

Third party debt	$902,098	$984,089
Due to LMI	375,064	492,639
Other shareholder loans	757,571	901,971
Other liabilities	637,281	637,434
Minority interest	8,713	11,794
Owners’ equity	1,264,494	901,263

Total liabilities and equity	$3,945,221	$3,929,190

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in thousands)
Results of Operations
Revenue	$1,090,476	$885,517
Operating, selling, general and administrative expenses	(657,364)	(584,753)
Stock-based compensation	(636)	(825)
Depreciation and amortization	(263,844)	(222,272)

Operating income	168,632	77,667
Interest expense, net of interest income	(52,123)	(49,581)
Other, net	(12,028)	(3,925)

Net earnings	$104,481	$24,161

JPC
      JPC, a joint venture formed in 1996 by our company and Sumitomo, is a programming company in Japan, which owns and invests in a variety of channels including Shop Channel. Our company and Sumitomo each own 50% of JPC. The functional currency of JPC is the Japanese yen.

A4-20

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
      At September 30, 2004, our investment in JPC included ¥500,000,000 ($4,545,000) of shareholder loans to JPC. Such loans are denominated in Japanese yen and bear interest at variable rates (1.7% at September 30, 2004). Such shareholder loans are due and payable on July 25, 2008. During the nine months ended September 30, 2004 and 2003, we recognized interest income on the JPC shareholder loans of $74,000 and $45,000, respectively.
      On April 22, 2004, JPC issued 24,000 shares of JPC ordinary shares to Sumitomo for ¥6 billion ($54,260,000 as of April 22, 2004). On April 26, 2004, JPC paid ¥3 billion ($27,677,000 as of April 26, 2004) to each of our company and Sumitomo to redeem 12,000 shares of JPC ordinary shares from each shareholder. On April 27, 2004, we transferred our 100% indirect ownership interest in Liberty J-Sports, Inc. (Liberty J-Sports), the owner of an indirect minority interest in J-SPORTS Broadcasting Corporation, to JPC in exchange for 24,000 ordinary shares of JPC valued at ¥6 billion ($54,805,000 as of April 27, 2004). We recognized a $25,256,000 gain on this transaction, representing the excess of the cash received from the earlier share redemption over 50% of our historical cost basis in Liberty J-Sports.

Cordillera
      We and CrístalChile Comunicaciones S.A. (CristalChile) each own 50% interests in Cordillera. Cordillera owns substantially all of the equity of Metrópolis-Intercom S.A. (Metropolis), a cable operator in Chile. We and CristalChile have entered into an agreement pursuant to which we each have agreed to use commercially reasonable efforts to merge Metropolis and VTR GlobalCom S.A. (VTR), a wholly-owned subsidiary of UGC that owns UGC’s Chilean operations. The merger is subject to certain conditions, including the execution of definitive agreements, Chilean regulatory approvals and the approval of the boards of directors of our company, CristalChile, VTR and UGC (including, in the case of UGC, the independent members of UGC’s board of directors) and the receipt of necessary third party approvals and waivers. If the proposed merger is consummated as originally contemplated, we would own a direct and indirect interest aggregating 80% of the voting and equity rights in the new entity, and CristalChile would own the remaining 20%. We would also receive a $100 million promissory note from the combined entity, which would bear interest at the London Interbank Offered Rate (LIBOR) plus 3% per annum and would be unsecured and subordinated to third party debt. In addition, CristalChile would have a put right which would allow CristalChile to require Liberty to purchase all, but not less than all, of its interest in the new entity for not less than $140 million on or after the first anniversary of the date on which Chilean regulatory approval of the merger is deemed to be received. We have agreed to assume and indemnify Liberty against this put obligation in connection with the spin off. If the merger does not occur, we and CristalChile have agreed to fund our pro rata share of a capital call sufficient to retire Metropolis’ local debt facility, which had an outstanding principal amount of Chilean pesos 34 billion ($55,652,000) at September 30, 2004. Subsequent to September 30, 2004, the Chilean regulatory authority approved the merger of VTR and Metropolis, subject to certain conditions. For additional information, see note 18.

A4-21

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

(8)	Other Investments
      The following table sets forth the carrying amount of our other investments:

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
ABC Family	$406,688	$—
Telewest Global, Inc., the successor to Telewest Communications plc (Telewest)	91,407	281,392
SBS Broadcasting S.A. (SBS)	201,960	—
News Corp.	157,096	—
Cable Partners Europe (CPE)	110,018	—
Sky Latin America	91,046	94,347
Other	10,519	74,395

Total other investments	$1,068,734	$450,134

      Our investments in ABC Family, Telewest, SBS, News Corp. and CPE are all accounted for as available-for-sale securities.

ABC Family
      At September 30, 2004, we owned a 99.9% beneficial interest in 345,000 shares of the 9% Series A Preferred Stock of ABC Family with an aggregate liquidation value of $345 million. Liberty contributed this interest to our company in connection with the spin off. We recognized dividend income on the ABC Family preferred stock of $10,290,000 during the period from the Spin Off Date through September 30, 2004.

Telewest
      On July 19, 2004, our investment in Telewest Communications plc Senior Notes and Senior Discount Notes was converted into 18,417,883 shares or approximately 7.5% of the issued and outstanding common stock of Telewest. In connection with this transaction, we recognized a pre-tax gain of $168,301,000, representing the excess of the fair value of the Telewest common stock received over our cost basis in the Senior Notes and Senior Discount Notes. During the third quarter of 2004, we sold 10,551,509 of the acquired Telewest shares for aggregate cash proceeds of $121,459,000, resulting in a pre-tax loss of $17,821,000. In connection with the disposition of certain of these shares, we entered into a call agreement with respect to the 7,866,374 shares of Telewest common stock that we held at September 30, 2004. For additional information concerning this call agreement, see note 10. As we intend to dispose of our remaining Telewest shares during the fourth quarter of 2004, the $12,429,000 excess of the carrying value over the fair value of such shares as of September 30, 2004 is included in other-than-temporary declines in fair values of investments in our condensed consolidated statement of operations. Consistent with our classification of the Senior Notes and Senior Discount Notes and the Telewest common stock as available-for-sale securities, the above-described gains and losses were reflected as components of our accumulated other comprehensive loss account prior to their reclassification into our condensed consolidated statements of operations.

A4-22

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

SBS
      At September 30, 2004, UGC owned 6,000,000 shares or approximately 19% of the outstanding shares of SBS, a European commercial television and radio broadcasting company.

News Corp.
      At September 30, 2004, we owned 10,000,000 shares of News Corp. Class A Common Stock. Liberty contributed these shares to us in connection with the spin off.

CPE
      At September 30, 2004, we owned certain debt of CPE and one of its two indirect majority-owned entities that collectively own a non-controlling ownership interest in Telenet Group Holdings NV (Telenet), a broadband cable operator in Belgium. Subsequent to September 30, 2004, we entered into an agreement to restructure our indirect investment in Telenet. For additional information, see note 18.

Sky Latin America
      We own a 10% equity interest in each of the entities that comprise Sky Latin America. Sky Latin America offers entertainment services via satellite to households through its owned and affiliated distribution platforms in Latin America. Subsequent to September 30, 2004, we executed certain transactions and agreements related to the sale of our interests in Sky Latin America. For additional information, see note 18.

(9)	Long-Lived Assets

Property and Equipment
      In the second quarter of 2004, UGC recorded a $16,623,000 impairment of certain tangible fixed assets associated with its telecommunications operations in Norway. The impairment assessment was triggered by competitive factors in 2004 that led to greater than expected price erosion and the inability to reach forecasted market share. Fair value of the tangible assets was estimated using discounted cash flow analysis, along with other available market data.

A4-23

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

Goodwill
      Changes in the carrying amount of goodwill for the nine months ended September 30, 2004 are as follows:

				Foreign
				Currency
	January 1,			Translation	September 30,
	2004	Acquisitions	Impairments	Adjustments	2004

	(Amounts in thousands)
UGC Broadband — The Netherlands	$670,576	$—	$—	$(8,739)	$661,837
UGC Broadband — France	—	51,270	—	1,135	52,405
UGC Broadband — Austria	452,012	—	—	(6,100)	445,912
UGC Broadband — Other Europe	467,615	—	—	11,581	479,196
UGC Broadband — Chile (VTR)	191,786	—	—	(4,755)	187,031
J-COM	203,000	—	—	—	203,000
All other	563,348	26,840	(26,000)	(1,431)	562,757

Total LMI	$2,548,337	$78,110	$(26,000)	$(8,309)	$2,592,138

      During the third quarter of 2004, we recorded a $26,000,000 impairment of certain enterprise level goodwill associated with one of our consolidated subsidiaries. The impairment assessment was triggered by our determination that it was more-likely-than-not that we will sell this subsidiary. Accordingly, the fair value used to assess the recoverability of the enterprise level goodwill associated with this subsidiary was based on the value that we would expect to receive upon the sale of this subsidiary.

Intangible Assets Subject to Amortization, Net
      The details of our amortizable intangible assets are set forth below:

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
Gross carrying amount
Customer relationships	$404,106	$—
Other	15,357	$6,083

	$419,463	$6,083

Accumulated amortization
Customer relationships	$(48,826)	$—
Other	(3,215)	$(1,579)

	$(52,041)	$(1,579)

Net carrying amount
Customer relationships	$355,280	$—
Other	12,142	$4,504

	$367,422	$4,504

A4-24

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
      Customer relationships are amortized over useful lives ranging from 4 to 10 years. Amortization of intangible assets with finite useful lives was $49,108,000 and $353,000 for the nine months ended September 30, 2004 and 2003, respectively. Based on our current amortizable intangible assets, we expect that amortization expense will be as follows for the remainder of 2004, the next four years and thereafter (amounts in thousands):

Remainder of 2004	$15,857
2005	72,162
2006	66,389
2007	64,523
2008	61,179
Thereafter	87,312

Total	$367,422

(10)	Derivative Instruments

Foreign Exchange Contracts
      We generally do not hedge our foreign currency exchange risk because of the long-term nature of our interests in foreign affiliates. However, in order to reduce our foreign currency exchange risk related to our investment in J-COM, we have entered into collar agreements with respect to ¥30 billion ($272,702,000). These collar agreements have a weighted average remaining term of approximately 4 months, an average call price of ¥106/U.S. dollar and an average put price of ¥112/U.S. dollar. We had also entered into forward sales contracts with respect to the Japanese yen. During the second quarter of 2004, we paid $10,593,000 to settle our yen forward sales contracts. As a result, we had no yen forward sales contracts outstanding at September 30, 2004. The net fair value of these collar agreements was a $541,000 asset at September 30, 2004.

Total Return Debt Swaps
      We have entered into total return debt swaps in connection with (i) bank debt of a subsidiary of United Pan-Europe Communications N.V., a subsidiary of UGC (UPC), and (ii) public debt of Cablevisión S.A. (Cablevision), the largest cable television company in Argentina, in terms of basic cable subscribers. Liberty currently owns an indirect 78.2% economic and non-voting interest in a limited liability company that owns 50% of the outstanding capital stock of Cablevision. Under the total return debt swaps, a counterparty purchases a specified amount of the underlying debt security for the benefit of our company. We have posted collateral with the counterparties equal to 30% of the counterparty’s purchase price for the purchased indebtedness of the UPC subsidiary and 90% of the counterparty’s purchase price for the purchased indebtedness of Cablevision. We record a derivative asset equal to the posted collateral and such asset is included in other assets in the accompanying condensed consolidated balance sheets. We earn interest income based upon the face amount and stated interest rate of the underlying debt securities, and pay interest expense at market rates on the amount funded by the counterparty. In the event the fair value of the underlying purchased indebtedness of the UPC subsidiary declines by 10% or more, we are required to post cash collateral for the decline, and we record an unrealized loss on derivative instruments. The cash collateral related to the UPC subsidiary indebtedness is further adjusted up or down for subsequent changes in the fair value of the underlying indebtedness or for foreign currency exchange rate movements involving the euro and U.S. dollar. At September 30, 2004, the aggregate purchase price of debt securities underlying our total return debt swap arrangements involving the indebtedness of the UPC subsidiary and Cablevision was $121,738,000. As of such date, we had posted cash collateral equal to

A4-25

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
$49,661,000. In the event the fair value of the purchased debt securities were to fall to zero, we would be required to post additional cash collateral of $72,077,000. The aggregate principal amount of the UPC subsidiary indebtedness that is the subject of our total return debt swaps was approximately $108,904,000 at September 30, 2004. Accordingly, if at September 30, 2004, we had acquired the UPC subsidiary indebtedness pursuant to the total return swaps, our consolidated indebtedness at September 30, 2004 would have been reduced by $108,904,000. For additional information concerning the status of the Cablevision total return debt swap, see note 18.

UGC Interest Rate Swaps and Caps
      During the first and second quarters of 2004, UGC purchased interest rate caps for approximately $21,442,000 that capped the variable interest rate on notional amounts totaling €2.25 billion to €2.6 billion ($2.8 billion to $3.2 billion) at 3.0% and 4.0% for 2005 and 2006, respectively. During the first quarter of 2003, UGC purchased an interest rate cap that capped the variable interest rate at 3.0% on a notional amount of €2.7 billion ($3.4 billion) for 2003 and 2004. UGC has also entered into a cross currency and interest rate swap pursuant to which a notional amount of $347,500,000 was swapped at an average rate of €1.13 per U.S. dollar until July 2005, with the interest rate capped at 2.35%. At September 30, 2004, the fair value of the interest rate swap derivative contracts was a €31,053,000 ($38,618,000) liability and the fair value of the interest rate cap derivative contracts was a €4,344,000 ($5,402,000) asset.

Variable Forward Transaction
      Prior to the spin off, Liberty contributed to our company 10,000,000 shares of News Corp. Class A Common Stock, together with a related variable forward transaction. The forward, which expires on September 17, 2009, provides (i) us with the right to effectively require the counterparty to buy 10,000,000 News Corp. Class A Common Stock at a price of $15.72 per share, or an aggregate price of $157,200,000 (the Floor Price), and (ii) the counterparty with the effective right to require us to sell 10,000,000 shares of News Corp. Class A Common Stock at a price of $26.19 per share. The fair value of the forward was a $12,255,000 asset at September 30, 2004. At any time during the term of the forward, we can require the counterparty to advance the full Floor Price. Provided we do not draw an aggregate amount in excess of the present value of the Floor Price, as determined in accordance with the forward, we may elect to draw such amounts on a discounted or undiscounted basis. As long as the aggregate advances are not in excess of the present value of the Floor Price, undiscounted advances will bear interest at prevailing three-month LIBOR and discounted advances will not bear interest. Amounts advanced up to the present value of the Floor Price are secured by the underlying shares of News Corp. Class A Common Stock. If we elect to draw amounts in excess of the present value of the Floor Price, those amounts will be unsecured and will bear interest at a negotiated interest rate. During the third quarter of 2004, we received undiscounted advances aggregating $126,000,000 under the forward. Such advances were subsequently repaid during the quarter.

Call Agreement
      We have entered into a call agreement with respect to all of our remaining shares of Telewest. Pursuant to this call agreement, a counterparty has the right to purchase 7,866,374 shares of Telewest common stock at a price of $11.80 per share. The number of options subject to the call agreement will be reduced by 182,939 options on each of the 43 business days ending December 14, 2004. We reflect our obligation under the call agreement in our consolidated balance sheet at fair value ($188,000 liability at September 30, 2004).

A4-26

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

Realized and Unrealized Gains (Losses) on Derivative Instruments
      Realized and unrealized gains (losses) on derivative instruments are comprised of the following amounts for the indicated periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

	(Amounts in thousands)
Foreign exchange derivatives	$1,858	$(10,257)	$8,074	$(6,679)
Total return debt swaps	510	6,180	(1,001)	23,028
Variable forward transaction (News Corp. Class A Common Stock)	13,834	—	20,002	—
UGC interest rate swaps and caps	(16,838)	—	(14,512)	—
Other	1,829	(333)	3,655	(333)

Total	$1,193	$(4,410)	$16,218	$16,016

(11)	Debt
      The components of debt are as follows:

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
UPC Distribution Bank Facility	$3,495,406	$—
UGC Convertible Notes	621,813	—
Other UGC debt	169,252	—
Other subsidiary debt	62,391	54,126

Total debt	4,348,862	54,126
Less current maturities	(90,052)	(12,426)

Total long-term debt	$4,258,810	$41,700

UPC Distribution Bank Facility
      The UPC Distribution Bank Facility, as refinanced in June 2004, provides for euro denominated borrowings by a UPC subsidiary under four different facilities aggregating €3,044 million ($3,786 million) and U.S. dollar

A4-27

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
denominated borrowings under a fifth facility aggregating $345,763,000. The following table presents certain terms of the UPC Distribution Bank Facility as of September 30, 2004 (dollars in thousands):

		U.S. Dollar Equivalent

			Amount		Repayment
	Facility (Description)	Availability	Outstanding	Interest Rate	Dates

A	(Revolving credit facility)	$829,188	192,762	EURIBOR + 2.25% — 4%	June-06 through June-08
B	(Term loan)	1,568,524	1,568,524	EURIBOR + 2.25% — 4%	June-04 through June-08
C1	(Term loan)	117,554	117,554	EURIBOR + 5.5%	June-04 through March-09
C2	(Term loan)	345,763	345,763	LIBOR + 5.5%	June-04 through March-09
E	(Term loan)	1,270,803	1,270,803	EURIBOR + 3%	July-09

	Total	$4,131,832	3,495,406

      At September 30, 2004, the aggregate availability under the UPC Distribution Facility was €511,750,000 ($636,426,000). The UPC Distribution Bank Facility (i) provides for a commitment fee of 0.5% of unused borrowing availability, (ii) is secured by the assets of most of UPC’s majority-owned European cable operating companies and is senior to other long-term obligations of UPC and (iii) contains certain financial covenants and restrictions on UPC’s subsidiaries regarding payment of dividends, ability to incur additional indebtedness, disposition of assets, mergers and affiliated transactions. The weighted average interest rate on borrowings under the UPC Distribution Bank Facility was 6.2% for the nine months ended September 30, 2004. In June 2004, the UPC subsidiary borrowed approximately €1.0 billion ($1.2 billion) under Facility E, which was used to repay some of the indebtedness borrowed under the other facilities.

UGC Convertible Notes
      On April 6, 2004, UGC completed the offering and sale of €500 million ($622 million) 1 3/4% euro-denominated Convertible Senior Notes due April 15, 2024 (UGC Convertible Notes). Interest is payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2004. The UGC Convertible Notes are senior unsecured obligations that rank equally in right of payment with all of UGC’s existing and future senior unsubordinated and unsecured indebtedness and rank senior in right of payment to all of UGC’s existing and future subordinated indebtedness. The UGC Convertible Notes are effectively subordinated to all existing and future indebtedness and other obligations of UGC’s subsidiaries. The UGC Convertible Notes will be convertible into shares of UGC Class A Common Stock at an initial conversion price of €9.7561 per share, which was equivalent to a conversion price of $12.00 per share on the date of issue, representing a conversion rate of 102.5 shares per €1,000 principal amount of the UGC Convertible Notes. On or after April 20, 2011, UGC has the right to redeem the UGC Convertible Notes, in whole or in part, at a redemption price in euros equal to 100% of the principal amount, together with accrued and unpaid interest. On April 15, 2011, April 15, 2014, and April 15, 2019, holders have the right to tender all or part of their UGC Convertible Notes to UGC for purchase in

A4-28

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
euros at 100% of the principal amount, plus accrued and unpaid interest. Holders may also similarly tender their UGC Convertible Notes to UGC in the event of a change in control, as defined in the related indenture. Holders may surrender their UGC Convertible Notes for conversion prior to maturity only if certain conditions are met.

Other UGC Debt
      UPC Polska, Inc. (UPC Polska) is an indirect subsidiary of UGC. On February 18, 2004, in connection with the consummation of UPC Polska’s plan of reorganization and emergence from its U.S. bankruptcy proceeding, third-party holders of UPC Polska Notes and other claimholders received a total of $87,361,000 in cash, $101,701,000 in new 9% UPC Polska Notes due 2007 and 2,011,813 shares of UGC Class A Common Stock in exchange for the cancellation of their claims. UGC recognized a gain of $31,916,000 from the extinguishment of the UPC Polska Notes and other liabilities subject to compromise, equal to the excess of their respective carrying amounts over the fair value of consideration given. During 2004, UPC Polska incurred costs associated with its reorganization aggregating $5,951,000. Such costs are included in other income (expense), net in the accompanying condensed consolidated statement of operations. On July 16, 2004, UGC redeemed the new 9% UPC Polska Notes due 2007 for a cash payment of $101,701,000.

Other Subsidiary Debt
      Other subsidiary debt includes bank borrowings of Puerto Rico Cable and Pramer. One of our subsidiaries posts cash collateral equal to the outstanding borrowings under the Puerto Rico Cable facility ($50,000,000 at September 30, 2004). Such cash collateral is included in other assets, net in the accompanying condensed consolidated financial statements.
      At September 30, 2004, Pramer’s U.S. dollar denominated bank borrowings aggregated $12,391,000. During 2002, following the devaluation of the Argentine peso, Pramer failed to make certain required payments due under its bank credit facility. Since that time, Pramer has been in technical default under its bank credit facility. However, the bank lenders have not provided notice of default or requested acceleration of the payments due under the facility. Pramer and the banks are negotiating the refinancing of this credit facility and all amounts due under this facility are classified as current in the accompanying condensed consolidated balance sheets.
      We believe that the fair value and the carrying value of our debt were approximately equal at September 30, 2004.

(12)	Old UGC Reorganization
      Old UGC, Inc. (Old UGC) is a wholly-owned subsidiary of UGC that owns VTR and an approximate 34% interest in Austar United Communications Ltd. Certain information concerning the consolidated operating performance and total assets of VTR are set forth in note 17. On January 12, 2004, Old UGC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. On September 21, 2004, UGC and Old UGC filed with the Bankruptcy Court a plan of reorganization, which was subsequently amended on October 5, 2004. The plan of reorganization provides for the acquisition by Old UGC of $638,008,000 face amount of certain senior notes of Old UGC (Old UGC Senior Notes) held by UGC (following cancellation of certain offsetting obligations) for common stock of Old UGC and $599,173,000 face amount of Old UGC Senior Notes held by another consolidated subsidiary of UGC for preferred stock of Old UGC. Old UGC Senior Notes held by third parties ($24,627,000 face amount) would be left outstanding (after cure, through the repayment of approximately $5,125,000 in unpaid interest, and reinstatement). In addition, Old UGC will make a payment of approximately $3,131,000 in settlement of certain outstanding guarantee obligations. On November 10, 2004, the Bankruptcy Court entered an order confirming Old UGC’s plan of reorganization. With the exception of the $24,627,000 face

A4-29

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
amount of the Old UGC Senior Notes held by third parties, all of the remaining principal and interest due under the Old UGC Senior Notes is eliminated in consolidation.
      We and UGC continue to consolidate the financial position and results of operations of Old UGC while in bankruptcy, for the following primary reasons:

•	UGC is the sole shareholder and majority creditor of Old UGC (direct and indirect holder of 98% of the Old UGC Senior Notes);

•	UGC negotiated a restructuring agreement that provides for UGC to continue to be Old UGC’s controlling equity holder upon Old UGC’s emergence from bankruptcy; and

•	The bankruptcy proceedings are expected to be completed in less than one year.
      Liabilities subject to compromise related to Old UGC of $24,627,000 (representing the Old UGC Senior Notes) and $4,691,000 (representing interest on the Old UGC Senior Notes and other guarantees) are reflected in current portion of debt and accrued liabilities, respectively, in the accompanying condensed consolidated balance sheet at September 30, 2004.

(13)	Related Party Transactions
      During the 2004 period prior to the spin off, a subsidiary of our company borrowed $116,666,000 from Liberty pursuant to certain notes payable. Interest expense accrued on the amounts borrowed pursuant to such notes payable was $1,534,000 during the nine months ended September 30, 2004. In connection with the spin off, Liberty also entered into a Short-Term Credit Facility with us. Pursuant to the Short-Term Credit Facility, Liberty had agreed to make loans to us from time to time up to an aggregate principal amount of $383,334,000. Amounts borrowed under the Short-Term Credit Facility and the notes payable accrued interest at 6% per annum, compounded semi-annually, and were due and payable no later than March 31, 2005. During the third quarter of 2004, all amounts due to Liberty under the notes payable were repaid with proceeds from the LMI Rights Offering and the Short-Term Credit Facility was cancelled.
      For periods prior to the spin off, corporate expenses were allocated from Liberty to us based upon the cost of general and administrative services provided. We believe such allocations were reasonable and materially approximate the amount that we would have incurred on a stand-alone basis. Amounts allocated to us prior to the spin off pursuant to these arrangements aggregated $10,833,000 and $8,155,000 during the nine months ended September 30, 2004 and 2003, respectively. The 2004 amount includes costs associated with the spin off aggregating $2,952,000. Pursuant to the Reorganization Agreement, we and Liberty each agreed to pay 50% of such spin off costs. Excluding our share of such spin off costs, the intercompany amounts owed to Liberty as a result of these allocations were contributed to our equity in connection with the spin off. The amounts allocated by Liberty are included in SG&A expenses in the accompanying condensed consolidated statements of operations.
      In connection with the spin off, we and Liberty entered into a Facilities and Services Agreement that sets forth the terms that will apply to services and other benefits to be provided by Liberty to us following the spin off. Pursuant to the Facilities and Services Agreement, Liberty provides us with office space and certain general and administrative services including legal, tax, accounting, treasury, engineering and investor relations support. We reimburse Liberty for direct, out-of-pocket expenses incurred by Liberty in providing these services and for our allocable portion of facilities costs and costs associated with any shared services or personnel. Amounts charged to us pursuant to this agreement aggregated $757,000 for the period from the Spin Off Date through

A4-30

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
September 30, 2004 and are included in SG&A expenses in the accompanying condensed consolidated statements of operations.
      Under the Tax Sharing Agreement, Liberty will generally be responsible for U.S. federal, state, local and foreign income taxes reported on a consolidated, combined or unitary return that includes our company or one of its subsidiaries, on the one hand, and Liberty or one of its subsidiaries on the other hand, subject to certain limited exceptions. We will be responsible for all other taxes that are attributable to our company or one of its subsidiaries, whether accruing before, on or after the spin off. The Tax Sharing Agreement requires that we will not take, or fail to take, any action where such action, or failure to act, would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction. Moreover, we will indemnify Liberty for any loss resulting from such action or failure to act, if such action or failure to act precludes the spin off from qualifying as a tax-free transaction.
      Prior to the Spin Off Date, LMI and its 80%-or-more-owned subsidiaries (the LMI Tax Group) were included in Liberty’s consolidated federal and state income tax returns. Accordingly, our income taxes during the periods prior to the Spin Off Date, included those items in Liberty’s consolidated tax returns applicable to the LMI Tax Group and any income taxes related to our consolidated foreign and domestic subsidiaries that were excluded from the consolidated federal and state income tax returns of Liberty.
      Prior to the spin off, Liberty transferred to our company a 25% ownership interest in two of Liberty’s aircraft. In connection with the transfer, we and Liberty entered into certain agreements pursuant to which, among other things, we and Liberty share the costs of Liberty’s flight department and the costs of maintaining and operating the jointly owned aircraft. Costs are allocated based upon either our actual usage or our ownership interest, depending on the type of costs. Amounts charged to us pursuant to these agreements aggregated $131,000 for the period from the Spin Off Date through September 30, 2004 and are included in SG&A expenses in the accompanying condensed consolidated statements of operations.
      See note 2 for a description of the Reorganization Agreement between Liberty and our company.
      John C. Malone beneficially owns shares of Liberty Common Stock representing approximately 29.3% of Liberty’s voting power and beneficially owns shares of LMI Common Stock which may represent up to approximately 32.6% of the voting power in our company, assuming the exercise in full of certain compensatory options to acquire shares of LMI Series B Common Stock granted to Mr. Malone at the time of the spin off. In addition, six of our seven directors are also directors of Liberty. By virtue of Mr. Malone’s voting power in Liberty and our company, as well as his position as Chairman of the Board of Liberty and positions as Chairman of the Board, President and Chief Executive Officer of our company, and the aforementioned common directors, Liberty may be deemed an affiliate of our company.
      In the normal course of business, Pramer provides programming and uplink services to equity method affiliates of LMI. Total revenue for such services from the LMI affiliates aggregated $157,000 and $545,000, for the nine months ended September 30, 2004 and 2003, respectively.
      In the normal course of business, Puerto Rico Cable purchases programming services from subsidiaries of Liberty. During the nine months ended September 30, 2004 and 2003, the charges for such services aggregated $397,000 and $532,000, respectively.

A4-31

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

(14)	Transactions with Officers and Directors

VLG Acquisition Corp.
      Liberty owns a 78.2% economic and non-voting interest in VLG Argentina LLC, an entity that owns a 50% interest in Cablevision. VLG Acquisition Corp., an entity in which neither Liberty nor our company has any ownership interests, owns the remaining 21.8% economic interest and all of the voting power in VLG Argentina LLC. An executive officer and an officer of our company were shareholders of VLG Acquisition Corp. Prior to joining our company, they sold their equity interests in VLG Acquisition Corp. to the remaining shareholder, but each retained a contractual right to 33% of any proceeds in excess of $100,000 from the sale of VLG Acquisition Corp.’s interest in VLG Argentina LLC, or from distributions to VLG Acquisition Corp. by VLG Argentina LLC in connection with a sale of VLG Argentina LLC’s interest in Cablevision. Although we have no direct or indirect equity interest in Cablevision, we have the right and obligation to contribute $27,500,000 to Cablevision in exchange for newly issued Cablevision shares representing approximately 40.0% of Cablevision’s fully diluted equity in the event that Cablevision’s restructuring is approved in its current form. For additional information concerning our proposed participation in the Cablevision restructuring, see notes 15 and 18.

J-COM Ownership Interests
      Our interest in J-COM is held through five separate corporations, four of which are wholly owned. Several individuals, including two of our executive officers and one of our directors, own common stock representing an aggregate of 20% of the common equity in the fifth corporation, which owns an approximate 5.4% interest in J-COM. Compensation expense with respect to the interests held by the aforementioned executive officers and directors was $656,000 and $1,260,000 during the nine months ended September 30, 2004 and 2003, respectively.

(15)	Commitments and Contingencies
      Various partnerships and other affiliates of our company accounted for using the equity method finance a substantial portion of their acquisitions and capital expenditures through borrowings under their own credit facilities and net cash provided by their operating activities. Notwithstanding the foregoing, certain of our affiliates may require additional capital to finance their operating or investing activities. In addition, we are a party to stockholder and partnership agreements that provide for possible capital calls on stockholders and partners. In the event our affiliates require additional financing and we fail to meet a capital call, or other commitment to provide capital or loans to a particular company, such failure may have adverse consequences to our company. These consequences may include, among others, the dilution of our equity interest in that company, the forfeiture of our right to vote or exercise other rights, the right of the other stockholders or partners to force us to sell our interest at less than fair value, the forced dissolution of the company to which we have made the commitment or, in some instances, a breach of contract action for damages against us. Our ability to meet capital calls or other capital or loan commitments is subject to our ability to access cash.
      In addition to the foregoing, the agreement governing one of our affiliate investments contains a put-call arrangement whereby we could be required to purchase another investor’s ownership interest at fair value.
      For a description of certain put obligations that we assumed in connection with the Noos acquisition, see note 5. For a description of certain put obligations that we will assume in the event that the proposed restructuring of our indirect investment in Telenet closes, see note 18.
      In the normal course of business, we have entered into agreements that commit our company to make cash payments in future periods with respect to non-cancelable leases, programming contracts, purchases of customer

A4-32

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
premise equipment, construction activities, network maintenance, and upgrade and other commitments arising from our agreements with local franchise authorities.
      At September 30, 2004, Liberty guaranteed ¥13,620,821,000 ($123,814,000) of the bank debt of J-COM. Liberty’s guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2004 to 2019. In connection with the spin off, we have agreed to indemnify Liberty for any amounts Liberty is required to fund under these arrangements. During the nine months ended September 30, 2004 and 2003, we recognized income from J-COM guarantee fees aggregating $422,000 and $238,000, respectively.
      At September 30, 2004, we had severally guaranteed certain transponder and equipment lease obligations of Sky Latin America aggregating $92,950,000 and $3,407,000, respectively. Such amounts were not reflected in our condensed consolidated balance sheet at September 30, 2004. In connection with the execution of certain transactions and agreements subsequent to September 30, 2004, our guarantees of the obligations under these transponder leases were terminated and our guarantees of the obligations under these equipment leases will be terminated no later than December 31, 2004. For additional information, see note 18.
      As a result of the termination by Argentina of its decade-old currency peg in late 2001, Cablevision (consistent with other Argentine issuers) stopped servicing its U.S. dollar denominated debt in 2002, which it is currently seeking to restructure pursuant to an out of court reorganization agreement. That agreement has been submitted to Cablevision’s creditors for their consent, and a petition for its approval has been filed by Cablevision with a commercial court in Buenos Aires under Argentina’s bankruptcy laws. If the restructuring is approved in its current form, we would contribute to Cablevision $27,500,000, for which we would receive, after giving effect to a capital reduction pertaining to the current shareholders of Cablevision (including the entity in which Liberty has a 78.2% economic interest), approximately 40.0% of the equity of the restructured Cablevision. The proceeds of our cash contribution would be distributed as part of the consideration being offered to Cablevision’s creditors. No assurance can be given as to whether Cablevision’s restructuring plan will be accepted by the court. For information concerning the status of our rights and obligations under the restructuring agreement, see note 18.
      In 2000, certain of UGC’s subsidiaries pursued a transaction with Excite@Home, which if completed, would have merged UGC’s chello broadband subsidiary with Excite@Home’s international broadband operations to form a European Internet business. The transaction was not completed, and discussions between the parties ended in late 2000. On November 3, 2003, UGC received a complaint filed on September 26, 2003 by Frank Morrow, on behalf of the General Unsecured Creditors’ Liquidating Trust of At Home Corporation in the United States Bankruptcy Court for the Northern District of California, styled as In re At Home Corporation, Frank Morrow v. UnitedGlobalCom, Inc. et al. (Case No. 01-32495-TC). In general, the complaint alleges breach of contract and fiduciary duty by UGC and Old UGC. The action has been stayed by the Bankruptcy Court in the Old UGC bankruptcy proceedings. The plaintiff had filed a claim in the bankruptcy proceedings of approximately $2.2 billion. On September 16, 2004, the Bankruptcy Court held that the claim against Old UGC was estimated at zero. Although no assurance can be given, UGC believes that the ultimate outcome of this matter will not have a material adverse effect on its financial position or results of operations.
      We have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In our opinion, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

A4-33

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

(16)	Restructuring Charges
      A summary of UGC’s restructuring charge activity is set forth in the table below (amounts in thousands):

	Employee		Programming
	Severance		and Lease
	and	Office	Contract
	Termination	Closures	Termination	Other	Total

Restructuring liability as of January 1, 2004	$8,405	16,821	34,399	2,442	62,067
Restructuring charges	9,618	892	—	239	10,749
Cash paid	(5,236)	(4,182)	(3,372)	(685)	(13,475)
Foreign currency translation adjustments	16	(218)	913	(75)	636

Restructuring liability as of September 30, 2004	$12,803	13,313	31,940	1,921	59,977

Short-term portion	$5,554	4,707	3,907	217	14,385
Long-term portion	7,249	8,606	28,033	1,704	45,592

Total	$12,803	13,313	31,940	1,921	59,977

(17)	Information About Operating Segments
      We own a variety of international subsidiaries and investments that provide broadband distribution services and video programming services. We identify our reportable segments as (i) those consolidated subsidiaries that represent 10% or more of our revenue, operating cash flow (as defined below), or total assets, and (ii) those equity method affiliates where our investment or share of earnings or loss represents 10% of more of our total assets or pre-tax earnings (loss), respectively. We evaluate performance and make decisions about allocating resources to our operating segments based on financial measures such as revenue, operating cash flow and revenue or sales per customer. In addition, we review non-financial measures such as subscriber growth and penetration, as appropriate.
      We define operating cash flow as revenue less operating and SG&A expenses (excluding stock-based compensation, depreciation and amortization, impairment of long-lived assets, and restructuring charges). We believe this is an important indicator of the operational strength and performance of our businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. In this regard, we believe that operating cash flow is meaningful because it provides investors a means to evaluate the operating performance of our company and our reportable segments on an ongoing basis using criteria that is used by our internal decision makers. This measure of performance excludes stock-based compensation, depreciation and amortization, and impairment and restructuring charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. We generally account for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

A4-34

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
      For the nine months ended September 30, 2004, we have identified the following consolidated subsidiaries and equity method affiliates as our reportable segments:

•	UGC Broadband — The Netherlands
•	UGC Broadband — France
•	UGC Broadband — Austria
•	UGC Broadband — Other Europe
•	UGC Broadband — Chile (VTR)
•	J-COM
      UGC, a 53%-owned subsidiary of our company, is an international broadband communications provider of video, voice, and Internet services with operations in 14 countries. UGC’s operations are located primarily in Europe and Latin America. UGC Broadband — The Netherlands, UGC Broadband — France and UGC Broadband — Austria represent UGC’s three largest operating segments in Europe in terms of revenue. UGC Broadband — Other Europe includes broadband operations in Norway, Sweden, Belgium, Hungary, Poland, Czech Republic, Slovak Republic, and Romania. None of the components of UGC Broadband — Other Europe constitute a reportable segment. UGC Broadband — Chile (VTR) represents UGC’s operating segment in Latin America. J-COM is a 45%-owned equity method affiliate that provides broadband communication services in Japan.
      The amounts presented below represent 100% of each business’ revenue and operating cash flow. These amounts are combined on an unconsolidated basis and are then adjusted to remove the amounts related to UGC during the 2003 period and J-COM during the 2004 and 2003 periods to arrive at the reported consolidated amounts. This presentation is designed to reflect the manner in which management reviews the operating performance of individual businesses regardless of whether the investment is accounted for as a consolidated subsidiary or an equity investment. It should be noted, however, that this presentation is not in accordance with GAAP since the results of equity method investments are required to be reported on a net basis. Further, we could not, among other things, cause any noncontrolled affiliate to distribute to us our proportionate share of the revenue or operating cash flow of such affiliate.

Performance Measures

	Nine Months Ended September 30,

	2004		2003

		Operating		Operating
	Revenue	Cash Flow	Revenue	Cash Flow

	(Amounts in thousands)
UGC Broadband — The Netherlands	$519,948	$267,097	$430,620	$188,528
UGC Broadband — France	182,850	28,285	84,435	8,709
UGC Broadband — Austria	221,780	86,489	189,880	73,288
UGC Broadband — Other Europe	506,095	202,487	411,266	148,587
UGC Broadband — Chile (VTR)	216,537	74,942	161,667	47,884
J-COM	1,090,476	433,112	885,517	300,764
Corporate and all other	320,725	(4,064)	271,841	(10,335)
Elimination of intercompany transactions	(102,166)	—	(93,627)	—
Elimination of equity affiliates	(1,090,476)	(433,112)	(2,261,183)	(743,632)

Total consolidated LMI	$1,865,769	$655,236	$80,416	$13,793

A4-35

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

Total Assets

	September 30,	December 31,
	2004	2003

	(Amounts in thousands)
UGC Broadband — The Netherlands	$1,884,074	$2,493,134
UGC Broadband — France	1,125,815	274,180
UGC Broadband — Austria	753,982	700,209
UGC Broadband — Other Europe	1,507,968	1,845,202
UGC Broadband — Chile (VTR)	672,283	602,762
J-COM	3,945,221	3,929,190
Corporate and all other	6,686,470	4,871,221
Elimination of equity affiliates	(3,945,221)	(11,028,861)

Total consolidated LMI	$12,630,592	$3,687,037

      The following table provides a reconciliation of total segment operating cash flow to earnings (loss) before income taxes and minority interests:

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in thousands)
Total segment operating cash flow	$655,236	$13,793
Stock-based compensation credits (charges)	(66,120)	323
Depreciation and amortization	(696,624)	(11,139)
Impairment of long-lived assets	(42,623)	—
Restructuring charges	(10,749)	—

Operating income (loss)	(160,880)	2,977

Interest expense	(209,801)	(1,374)
Interest and dividend income	44,043	18,182
Share of earnings of affiliates, net	54,518	10,833
Realized and unrealized gains on derivative instruments, net	16,218	16,016
Foreign currency transaction gains (losses), net	(7,015)	4,654
Gain on exchange of investment securities	168,301	—
Other-than-temporary declines in fair values of investments	(15,115)	(5,612)
Gain on extinguishment of debt	35,787	—
Gains on dispositions of assets, net	12,632	3,847
Other income (expense), net	(9,088)	2,800

Earnings (loss) before income taxes and minority interests	$(70,400)	$52,323

A4-36

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)

(18)	Subsequent Events

Sky Latin America Transaction
      In October 2004, we sold our interest in the Sky Multicountry DTH platform in exchange for reimbursement by the purchaser of $1,500,000 of funding provided by us in the previous few months and the release from certain guarantees described below. We were deemed to owe the purchaser $6,000,000 in respect of such platform, which amount was offset against a separate payment we received from the purchaser as explained below. We also agreed to sell our interest in the Sky Brasil DTH platform and granted the purchaser an option to purchase our interest in the Sky Mexico DTH platform.
      On October 28, 2004, we received $54,000,000 in cash from the purchaser, which consisted of $60,000,000 consideration payable for our Sky Brasil interest less the $6,000,000 we were deemed to owe the purchaser in respect of the Sky Multicountry DTH platform. The $60,000,000 is refundable by us if the Sky Brasil transaction is terminated. It may be terminated by us or the purchaser if it has not closed by October 8, 2007 or by the purchaser if certain conditions are incapable of being satisfied.
      We will receive $88,000,000 in cash upon the transfer of our Sky Mexico interest to the purchaser. The Sky Mexico interest will not be transferred until certain Mexican regulatory conditions are satisfied. If the purchaser does not exercise its option to purchase our Sky Mexico interest on or before October 8, 2006 (or in some cases an earlier date), then we have the right to require the purchaser to purchase our interest if certain conditions, including the absence of Mexican regulatory prohibition of the transaction, have been satisfied or waived.
      In light of the contingencies involved, we will not treat either of the Sky Mexico or Sky Brasil transactions as a sale for accounting purposes until such time as the necessary regulatory approvals are obtained and, in the case of Sky Mexico, the cash is received.
      In connection with these transactions our guarantees of the obligations of the Sky Multicountry, Sky Brasil and Sky Mexico platforms under certain transponder leases were terminated and our guarantees of obligations under certain equipment leases will be terminated no later than December 31, 2004. The buyer has agreed to indemnify us for any amounts we are required to pay under such equipment leases subsequent to the transaction date through the date that our guarantees are terminated.

CPE Transaction
      At September 30, 2004, LMI owned debt of CPE and one of its two indirect majority-owned entities (the InvestCos) that collectively own an 18.99% equity interest in Telenet. CPE owns its interests in the InvestCos through its 100% owned subsidiary, Callahan Associates Holdings Belgium (CAHB). In addition, CAHB holds call options expiring in August 2007 and August 2009 to purchase approximately 11.6% and 17.6%, respectively, of the outstanding equity of Telenet from existing third-party shareholders. On October 15, 2004, we entered into an agreement to restructure our indirect investment in Telenet. Pursuant to this agreement, we will transfer cash of approximately $137 million (including accrued interest through an assumed closing date of November 30, 2004) and our investment in the debt of one of the InvestCos to CAHB in exchange for 78.4% of the common interests and 100% of the Preferred A and Preferred B interests of CAHB. The Preferred A interest will have an initial liquidation value of $132 million and dividends will accrue at a rate of 16% per annum from May 1, 2004, payable in additional shares of Preferred A interests. The Preferred B interest will have a liquidation value of $15 million and no dividends will accrue on the Preferred B interest. CPE will own the remaining 21.6% common interest in CAHB. Most of the proceeds to be received by CAHB will, in turn, be distributed to CPE to be used to purchase the debt of CPE owned by our company at a purchase price approximately equal to our cost plus accrued interest. Upon the completion of the foregoing transactions, our net indirect investment in Telenet

A4-37

LIBERTY MEDIA INTERNATIONAL, INC
(See Note 1)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
September 30, 2004
(unaudited)
will increase by approximately $22 million. CAHB is a party to a shareholders agreement that controls the voting and disposition of 21.36% of the stock of Telenet, including the aggregate 18.99% interest owned by the InvestCos. The foregoing ownership structure will result in CAHB’s indirect ownership of an approximate 14% economic interest in Telenet. Due to certain veto rights we will hold with respect to Telenet, we expect to use the equity method to account for our indirect investment in Telenet.
      The agreement also provides that CPE will have the right to require our company to purchase its CAHB interest at fair value at any time after the third anniversary of closing.
      Subject to the satisfaction of certain conditions, including the receipt of required consents, the transactions contemplated by these arrangements are anticipated to be consummated during the fourth quarter of 2004.

Chilean Regulatory Approval of Merger of VTR and Metropolis
      As discussed in note 7, we and CristalChile have entered into an agreement pursuant to which we each have agreed to use commercially reasonable efforts to merge Metropolis and VTR. On October 25, 2004, the Chilean anti-trust tribunal (the Tribunal) approved a potential combination of VTR with Metropolis, subject to certain conditions. The decision of the Tribunal has been appealed to Chile’s Supreme Court by parties opposing the possible combination of VTR and Metropolis (the Appeal). UGC, CristalChile and we are (i) reviewing in detail the conditions imposed by the Tribunal and (ii) monitoring the Appeal, and (iii) engaging in discussions regarding the terms of the potential combination of VTR and Metropolis. The terms of any such combination are subject to review and approval by a committee of UGC’s independent directors.

Cablevision Total Return Debt Swap
      Subsequent to September 30, 2004, the counterparty to the Cablevision total return debt swap, with our consent, entered into a participation agreement with a third party, which, if consummated, would result in the termination of our liability under this debt swap and the return of our collateral. For additional information concerning the Cablevision debt swap, see note 10.

Cablevision Restructuring
      As discussed in note 15, we have the right and obligation to contribute $27,500,000 to Cablevision in exchange for newly issued Cablevision shares representing approximately 40.0% of Cablevision’s fully diluted equity in the event that Cablevision’s restructuring is approved in its current form. Subsequent to September 30, 2004, we entered into an agreement, which, if consummated, would eliminate this right and obligation in exchange for cash consideration of approximately $40.5 million.

A4-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Liberty Media Corporation:
      We have audited the accompanying combined balance sheets of LMC International (a combination of certain assets and businesses owned by Liberty Media Corporation, as defined in note 1) (“LMC International”) as of December 31, 2003 and 2002, and the related combined statements of operations and comprehensive earnings (loss), parent’s investment, and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.
      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of LMC International as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in note 4 to the combined financial statements, the Company changed its method of accounting for intangible assets in 2002.

KPMG LLP
Denver, Colorado
March 26, 2004

A4-39

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
COMBINED BALANCE SHEETS

	December 31,

	2003	2002

	(Amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$12,753	$5,592
Trade and other receivables, net	15,130	13,723
Prepaid expenses	1,830	1,376
Other current assets	1,030	405

Total Current Assets	30,743	21,096

Investments in affiliates, accounted for using the equity method, and related receivables (note 5)	1,740,552	1,145,382
Other investments (note 6)	450,134	187,826
Property and equipment, at cost:
Distribution systems	116,962	100,780
Support equipment and buildings	11,051	13,548

	128,013	114,328
Accumulated depreciation	(30,436)	(25,117)

	97,577	89,211

Intangible assets not subject to amortization:
Goodwill	525,576	525,576
Franchise costs	163,450	163,470

	689,026	689,046

Deferred income tax assets (note 9)	457,831	638,909
Restricted cash (note 8)	41,700	—
Other assets	43,663	29,426

	$3,551,226	2,800,896

LIABILITIES AND PARENT’S INVESTMENT
Current Liabilities:
Accounts payable	20,629	22,224
Accrued liabilities	13,815	13,287
Accrued stock compensation	15,052	11,445
Derivative instruments (note 7)	21,010	2,626
Current portion of debt (note 8)	12,426	21,786

Total Current Liabilities	82,932	71,368

Long-term debt (note 8)	41,700	13,500
Other Liabilities	7,948	7,089

Total Liabilities	132,580	91,957

Minority interest	78	46
Parent’s investment:
Parent’s investment	5,096,083	4,621,185
Accumulated deficit	(1,630,949)	(1,651,838)
Accumulated other comprehensive loss, net of taxes (note 11)	(46,566)	(260,454)

	3,418,568	2,708,893

Commitments and contingencies (note 12)	$3,551,226	$2,800,896

See accompanying notes to combined financial statements.

A4-40

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS)

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Revenue	$108,634	$103,855	$139,535

Operating costs and expenses:
Operating	50,306	43,931	63,155
Selling, general and administrative (“SG&A”) (note 10)	40,337	42,269	43,619
Stock compensation — SG&A	4,088	(5,815)	6,275
Depreciation	14,642	13,037	13,772
Amortization	472	50	44,250
Impairment of long-lived assets	—	45,928	91,087

	109,845	139,400	262,158

Operating loss	(1,211)	(35,545)	(122,623)
Other income (expense):
Interest expense	(2,178)	(3,943)	(21,917)
Interest income	24,874	25,883	67,189
Share of earnings (losses) of affiliates (note 5)	13,739	(331,225)	(589,525)
Realized and unrealized gains (losses) on derivative instruments (note 7)	12,762	(16,705)	(534,962)
Nontemporary declines in fair value of investments (note 6)	(6,884)	(247,386)	(2,002)
Gain on disposition of assets, net (note 5)	3,759	122,331	—
Other, net	4,027	(9,391)	(11,182)

	50,099	(460,436)	(1,092,399)

Earnings (loss) before income taxes and minority interest	48,888	(495,981)	(1,215,022)
Income tax benefit (expense) (note 9)	(27,975)	166,121	394,696
Minority interests in earnings of subsidiaries	(24)	(27)	(29)

Earnings (loss) before cumulative effect of accounting change	20,889	(329,887)	(820,355)
Cumulative effect of accounting change, net of taxes (note 4)	—	(238,267)	—

Net earnings (loss)	20,889	(568,154)	(820,355)

Other comprehensive earnings (loss), net of taxes (note 11):
Foreign currency translation adjustments	103,145	(173,715)	(111,787)
Unrealized gains (losses) on available-for-sale securities	111,594	46,649	(30,400)

Other comprehensive earnings (loss)	214,739	(127,066)	(142,187)

Comprehensive earnings (loss)	$235,628	$(695,220)	$(962,542)

See accompanying notes to combined financial statements.

A4-41

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
COMBINED STATEMENTS OF PARENT’S INVESTMENT
Years Ended December 31, 2003, 2002 and 2001

			Accumulated
			Other
			Comprehensive
			Earnings	Total
	Parent’s	Accumulated	(loss), Net of	Parent’s
	Investment	Deficit	Taxes	Investment

	(Amounts in thousands)
Balance at January 1, 2001	$2,161,615	$(263,329)	$8,799	$1,907,085
Net loss	—	(820,355)	—	(820,355)
Other comprehensive loss	—	—	(142,187)	(142,187)
Losses in connection with issuances of stock of affiliates, net of taxes	(929)	—	—	(929)
Intercompany tax allocation	2,073	—	—	2,073
Allocation of corporate overhead (note 10)	10,148	—	—	10,148
Net cash transfers from parent	1,083,758	—	—	1,083,758

Balance at December 31, 2001	3,256,665	(1,083,684)	(133,388)	2,039,593
Net loss	—	(568,154)	—	(568,154)
Other comprehensive loss	—	—	(127,066)	(127,066)
Reallocation of enterprise-level goodwill from parent	118,000	—	—	118,000
Intercompany tax allocation	3,988	—	—	3,988
Allocation of corporate overhead (note 10)	10,794	—	—	10,794
Net cash transfers from parent	1,231,738	—	—	1,231,738

Balance at December 31, 2002	4,621,185	(1,651,838)	(260,454)	2,708,893
Net earnings		20,889		20,889
Other comprehensive earnings	—	—	214,739	214,739
Intercompany tax allocation	(14,774)	—	—	(14,774)
Allocation of corporate overhead (note 10)	10,873	—	—	10,873
Net cash transfers from parent	478,799	—	—	478,799
Other	—	—	(851)	(851)

Balance at December 31, 2003	$5,096,083	$(1,630,949)	$(46,566)	$3,418,568

See accompanying notes to combined financial statements.

A4-42

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Cash Flows from Operating Activities:
Net earnings (loss)	$20,889	$(568,154)	$(820,355)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Cumulative effect of accounting change, net of taxes	—	238,267	—
Depreciation and amortization	15,114	13,087	58,022
Stock compensation	4,088	(5,815)	6,275
Payments for stock compensation	(481)	—	(5,874)
Impairment of long-lived assets	—	45,928	91,087
Share of losses (earnings) of affiliates	(13,739)	331,225	589,525
Unrealized losses (gains) on derivative instruments	(12,762)	16,705	534,962
Nontemporary declines in fair value of investments	6,884	247,386	2,002
Gain on disposition of assets, net	(3,759)	(122,331)	—
Deferred income tax expense (benefit)	42,278	(169,606)	(402,027)
Noncash interest income and other	(1,609)	(6,908)	(45,960)
Changes in operating assets and liabilities:
Receivables and prepaid expenses	6,925	13,442	(18)
Payables and accruals	(3,317)	(23,514)	11,195

Net cash provided by operating activities	60,511	9,712	18,834

Cash Flows from Investing Activities:
Investments in and loans to affiliates and others	(494,193)	(1,219,588)	(1,341,129)
Capital expended for property and equipment	(22,869)	(24,910)	(14,782)
Cash paid to settle foreign exchange contracts	(10,499)	—	—
Cash received due to increase in fair value of bond swaps	30,079	—	—
Proceeds from dispositions of assets	8,230	—	—
Other investing activities, net	(16,042)	1,940	2,474

Net cash used in investing activities	(505,294)	(1,242,558)	(1,353,437)

Cash Flows from Financing Activities:
Borrowings of debt	41,700	—	283,281
Repayments of debt	(22,954)	(12,784)	(46,211)
Change in restricted cash	(41,700)	—	—
Contributions from parent	474,898	1,246,520	1,095,492

Net cash provided by financing activities	451,944	1,233,736	1,332,562

Net increase (decrease) in cash and cash equivalents	7,161	890	(2,041)
Cash and Cash Equivalents:
Beginning of year	5,592	4,702	6,743

End of year	$12,753	$5,592	$4,702

Cash paid for interest	$932	$18,603	$6,263

Cash paid for taxes	$4,651	$2,895	$1,725

See accompanying notes to combined financial statements.

A4-43

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2003, 2002 and 2001

(1)	Basis of Presentation
      The accompanying combined financial statements of “LMC International” or “the Company” represent a combination of the historical financial information of certain international cable television and programming subsidiaries and assets of Liberty Media Corporation (“Liberty”). Upon consummation of the spinoff transaction described in note 2, Liberty Media International, Inc. will own the assets that comprise “LMC International.”
      The more significant subsidiaries and investments of Liberty initially comprising LMC International are as follows:
     Subsidiaries

Liberty Cablevision of Puerto Rico Ltd. (“Puerto Rico Cable”)
Pramer S.C.A. (“Pramer”)
     Investments

Chofu Cable, Inc.
Fox Pan American Sports LLC
Jupiter Programming Co., Ltd. (“JPC”)
Jupiter Telecommunications Co., Ltd. (“J-COM”)
Metrópolis-Intercom S.A. (“Metropolis”)
Sky Latin America
Telewest Communications plc (“Telewest”) bonds
Torneos y Competencias, S.A. (“Torneos”)
UnitedGlobalCom, Inc. (“UGC”)
The Wireless Group plc

(2)	Spinoff Transaction
      On March 15, 2004, Liberty announced its intention to spin off all the capital stock of Liberty Media International, Inc. to the holders of Liberty Series A and Series B common stock (the “Spin Off”). The Spin Off will be effected as a distribution by Liberty to holders of its Series A and Series B common stock of shares of Series A and Series B common stock of the Company. The Spin Off will not involve the payment of any consideration by the holders of Liberty common stock and is intended to qualify as a tax-free spin off. The Spin Off is expected to occur in the second or third quarter of 2004, on a date to be determined by Liberty’s board of directors, and will be made as a dividend to holders of record of Liberty common stock as of the close of business on the date of record for the Spin Off. The Spin Off is expected to be accounted for at historical cost due to the pro rata nature of the distribution.
      Following the Spin Off, the Company and Liberty will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. In connection with the Spin Off, LMC International and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships between Liberty and LMC International after the Spin Off and to provide for an orderly transition. These agreements include a Reorganization Agreement, a Facilities and Services Agreement, a Tax Sharing Agreement and a Short-Term Credit Facility.
      The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the Spin Off and cross indemnities. Pursuant to the Facilities and Services Agreement, Liberty will provide LMC International with office space and certain general and administrative services including legal, tax, accounting, treasury, engineering and investor relations support. LMC International will reimburse Liberty

A4-44

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
for direct, out-of-pocket expenses incurred by Liberty in providing these services and for LMC International’s allocable portion of facilities costs and costs associated with any shared services or personnel.
      Under the Tax Sharing Agreement, Liberty will generally be responsible for U.S. federal, state, local and foreign income taxes reported on a consolidated, combined or unitary return that includes LMC International or one of its subsidiaries, on the one hand, and Liberty or one of its subsidiaries on the other hand, subject to certain limited exceptions. LMC International will be responsible for all other taxes that are attributable to LMC International or one of its subsidiaries, whether accruing before, on or after the Spin Off. The Tax Sharing Agreement requires that the Company will not take, or fail to take, any action where such action, or failure to act, would be inconsistent with or prohibit the Spin Off from qualifying as a tax-free transaction. Moreover, the Company will indemnify Liberty for any loss resulting from such action or failure to act, if such action or failure to act precludes the Spin Off from qualifying as a tax-free transaction.

(3)	AT&T Ownership of Liberty
      On March 9, 1999, AT&T Corp. (“AT&T”) acquired Tele-Communications, Inc. (“TCI”), the former parent of Liberty, in a merger transaction (the “AT&T Merger”).
      From March 9, 1999 through August 9, 2001, AT&T owned 100% of the outstanding common stock of Liberty. Effective August 10, 2001, AT&T effected the split off of Liberty pursuant to which all of the common stock of Liberty was distributed in a tax-free manner to holders of AT&T Liberty Media Group common stock (the “Split Off Transaction”). Subsequent to the Split Off Transaction, Liberty is no longer a subsidiary of AT&T. The Split Off Transaction has been recorded at historical cost.

(4)	Summary of Significant Accounting Policies
     Cash and Cash Equivalents
      Cash equivalents consist of all investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.
     Receivables
      Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $13,947,000 and $13,103,000 at December 31, 2003 and 2002, respectively.
     Investments
      All marketable equity and debt securities held by the Company are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities that are classified as available-for-sale are carried net of taxes as a component of accumulated other comprehensive earnings (loss) in parent’s investment. Realized gains and losses are determined on an average cost basis. Other investments in which the Company’s ownership interest is less than 20% and are not considered marketable securities are carried at cost.
      For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company’s share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company’s investment in, and advances and commitments to, the investee. If the Company’s investment in the common stock of an affiliate is reduced to zero as a result of recording its share of the affiliate’s net losses, and the Company holds investments in other more

A4-45

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
senior securities of the affiliate, the Company would continue to record losses from the affiliate to the extent of these additional investments. The amount of additional losses recorded would be determined based on changes in the hypothetical amount of proceeds that would be received by the Company if the affiliate were to experience a liquidation of its assets at their current book values. Prior to the Company’s January 1, 2002 adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement 142”), the Company’s share of net earnings or losses of affiliates included the amortization of the difference between the Company’s investment and its share of the net assets of the investee. Upon adoption of Statement 142, the portion of excess costs on equity method investments that represents goodwill (“equity method goodwill”) is no longer amortized, but continues to be considered for impairment under Accounting Principles Board Opinion No. 18. The Company’s share of net earnings or losses of affiliates also includes any other-than-temporary declines in fair value recognized during the period.
      Changes in the Company’s proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in the Company’s statements of parent’s investment.
      The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary (“nontemporary”). The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company’s carrying value and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts’ ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be nontemporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company’s assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company’s estimates and judgments. Writedowns for cost investments and available-for-sale securities are included in the combined statements of operations as nontemporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.
     Derivative Instruments
      The Company has entered into several derivative instrument contracts including total return bond swaps and foreign currency hedges. The Company accounts for its derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“Statement 133”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings.

A4-46

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
     Property and Equipment
      Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction and initial subscriber installation costs, including interest during construction, material, labor and applicable overhead, are capitalized. Interest capitalized during 2003, 2002 and 2001 was not material.
      Depreciation is computed using the straight-line method over estimated useful lives of 3 to 15 years for cable distribution systems and 3 to 40 years for support equipment and buildings.
      Repairs and maintenance are charged to operations, and additions are capitalized.
     Intangible Assets
      The Company’s primary intangible assets are goodwill and franchise costs. Goodwill represents the excess purchase price over the fair value of assets acquired, for acquisitions other than cable television systems. Franchise costs represent the difference between the cost of acquiring cable television systems and amounts allocated to their tangible assets.
      Effective January 1, 2002, the Company adopted Statement 142. Statement 142 requires that goodwill and other intangible assets with indefinite useful lives (collectively, “indefinite lived intangible assets”) no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Equity method goodwill is also no longer amortized, but continues to be considered for impairment under Accounting Principles Board Opinion No. 18. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement 144”).
      Statement 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. Statement 142 requires the Company to consider equity method affiliates as separate reporting units. As a result, a portion of the Company’s enterprise-level goodwill balance was allocated to various reporting units which included a single equity method investment as its only asset. For example, goodwill was allocated to a separate reporting unit which included only the Company’s investment in J-COM. This allocation is performed for goodwill impairment testing purposes only and does not change the reported carrying value of the investment. However, to the extent that all or a portion of an equity method investment which is part of a reporting unit containing allocated goodwill is disposed of in the future, the allocated portion of goodwill will be relieved and included in the calculation of the gain or loss on disposal.
      The Company determined the fair value of its reporting units using independent appraisals, public trading prices and other means. The Company then compared the fair value of each reporting unit to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeded its fair value, the Company performed the second step of the transitional impairment test. In the second step, the Company compared the implied fair value of the reporting unit’s goodwill, determined by allocating the reporting unit’s fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation, to its carrying amount, both of which were measured as of the date of adoption.
      In situations where the implied fair value of a reporting unit’s goodwill was less than its carrying value, LMC International recorded a transition impairment charge. In total, the Company recognized a $238,267,000

A4-47

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
transitional impairment loss, net of taxes of $103,105,000, as the cumulative effect of a change in accounting principle in 2002. The foregoing transitional impairment loss includes an adjustment of $264,372,000 for the Company’s proportionate share of transition adjustments that UGC recorded.
      As noted above, indefinite lived intangible assets are no longer amortized. Adjusted net loss, exclusive of amortization expense related to goodwill, franchise costs and equity method goodwill, for periods prior to the adoption of Statement 142 is as follows (amounts in thousands):

Year Ended
December 31,
2001

Net loss, as reported	$(820,355)
Adjustments:
Goodwill amortization	34,600
Franchise costs amortization	9,521
Equity method excess costs amortization included in share of losses of affiliates	92,902
Income tax effect	(39,945)

Net loss, as adjusted	$(723,277)

      As noted above, the Company’s enterprise-level goodwill is allocable to reporting units, whether they are consolidated subsidiaries or equity method investments. The following table summarizes these allocations at December 31, 2003 (amounts in thousands).

Allocable
Entity	Goodwill

J-COM	$203,000
JPC	127,000
Puerto Rico Cable	121,000
Other	74,576

Total enterprise-level goodwill	$525,576

      As more fully described in note 5, LMC International recorded a $66,555,000 nontemporary decline in value for Metropolis in 2002. In connection therewith, the Company also recorded a $39,000,000 impairment of enterprise-level goodwill that had been allocated to Metropolis. In 2002, the Company also recorded a $5,000,000 impairment of enterprise-level goodwill related to Torneos as a result of the devaluation of the Argentine peso.
      Due to deteriorating economic and political conditions in Argentina in 2001, Pramer, a consolidated subsidiary of LMC International, assessed the recoverability of its long-lived assets and determined that an impairment adjustment was necessary. Such adjustment aggregated $52,775,000 and is included in the accompanying 2001 combined statement of operations.
     Impairment of Long-Lived Assets
      Statement 144 requires that the Company periodically review the carrying amounts of its property and equipment and its intangible assets (other than goodwill) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized.

A4-48

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.
     Foreign Currency Translation
      The functional currency of LMC International is the U.S. dollar. The functional currency of LMC International’s foreign operations generally is the applicable local currency for each foreign subsidiary and equity method investee. Assets and liabilities of foreign subsidiaries and equity investees are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations and LMC International’s share of the results of operations of its equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in the combined statement of parent’s investment.
      Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the statements of operations as unrealized (based on the applicable period end translation) or realized upon settlement of the transactions. Cash flows from LMC International’s consolidated foreign subsidiaries are calculated in their functional currencies.
      Unless otherwise indicated, convenience translations of foreign currencies into U.S. dollars are calculated using the applicable spot rate at December 31, 2003, as published in The Wall Street Journal.
     Revenue Recognition
      Cable and programming revenue are recognized in the period that services are delivered. Cable installation revenue is recognized in the period the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that subscribers are expected to remain connected to the cable television system.

A4-49

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
     Stock Based Compensation
      Certain company employees hold options, stock appreciation rights (“SARs”) and options with tandem SARs to purchase shares of Liberty Series A common stock. The Company accounts for these grants pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” (“APB Opinion No. 25”) Under these provisions, options are accounted for as fixed plan awards and no compensation expense is recognized because the exercise price is equal to the market price of the underlying common stock on the date of grant; whereas options with tandem SARs are accounted for as variable plan awards, and compensation is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“Statement 123”) to its options.
      Compensation expense for options with tandem SARs is the same under APB Opinion No. 25 and Statement 123.

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Net earnings (loss)	$20,889	$(568,154)	$(820,355)
Deduct stock compensation as determined under the fair value method, net of taxes	(1,038)	(1,498)	(2,355)

Pro forma net earnings (loss)	$19,851	$(569,652)	$(822,710)

     Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
      LMC International holds a significant number of investments that are accounted for using the equity method. LMC International does not control the decision making process or business management practices of these affiliates. Accordingly, LMC International relies on management of these affiliates and their independent auditors to provide it with accurate financial information prepared in accordance with GAAP that LMC International uses in the application of the equity method. LMC International is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on LMC International’s combined financial statements.

(5)	Investments in Affiliates Accounted for Using the Equity Method
      LMC International’s affiliates generally are engaged in the cable and/or programming businesses in various foreign countries. Most of LMC International’s affiliates have incurred net losses since their respective inception dates. As such, substantially all of the affiliates are dependent upon external sources of financing and capital contributions in order to meet their respective liquidity requirements.

A4-50

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      The following table includes LMC International’s carrying value and percentage ownership of its more significant investments in affiliates:

	December 31, 2003		December 31, 2002

	Percentage	Carrying	Carrying
	Ownership	Amount	Amount

	(Dollar amounts in thousands)
J-COM	45%	$1,330,602	$782,039
UGC	50%	—	—
JPC	50%	259,571	223,033
Metropolis	50%	52,223	47,025
Torneos	40%	32,500	34,937
Other	Various	65,656	58,348

		$1,740,552	$1,145,382

      The following table reflects LMC International’s share of earnings (losses) of affiliates including nontemporary declines in value:

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
J-COM	$20,341	$(21,595)	$(89,538)
UGC	—	(190,216)	(439,843)
JPC	11,775	5,801	(9,337)
Metropolis	(8,291)	(80,394)	(16,609)
Torneos	(7,566)	(25,482)	(29,300)
Other	(2,520)	(19,339)	(4,898)

	$13,739	$(331,225)	$(589,525)

      At December 31, 2003, LMC International’s aggregate carrying amount in its affiliates exceeded LMC International’s proportionate share of its affiliates’ net assets by $3.745 billion. Prior to the adoption of Statement 142, such excess cost were being amortized over estimated useful lives of up to 20 years based upon the useful lives of the intangible assets represented by such excess costs. Such amortization was $92,902,000 for the year ended December 31, 2001, and is included in share of earnings (losses) of affiliates. Upon adoption of Statement 142, the Company discontinued amortizing its equity method excess costs in existence at the adoption date due to their characterization as equity method goodwill. Any calculated excess costs on investments made after January 1, 2002 are allocated on an estimated fair value basis to the underlying assets and liabilities of the investee. Amounts allocated to assets other than indefinite lived intangible assets are amortized over their estimated useful lives.
     UGC
      UGC is an international broadband communications provider of video, voice and data services with operations in 15 countries outside the U.S. On January 30, 2002, the Company and UGC completed a transaction (the “UGC Transaction”) pursuant to which UGC was formed to own Old UGC, Inc. (formerly known as UGC Holdings, Inc.) (“UGC Holdings”). Upon consummation of the UGC Transaction, all shares of UGC Holdings

A4-51

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
common stock were exchanged for shares of common stock of UGC. In addition, the Company contributed (i) cash consideration of $200,000,000, (ii) a note receivable from Belmarken Holding B.V., an indirect subsidiary of UGC Holdings, with an accreted value of $891,671,000 and a carrying value of $495,603,000 (the “Belmarken Loan”) and (iii) Senior Notes and Senior Discount Notes of United-Pan Europe Communications N.V. (“UPC”), a subsidiary of UGC Holdings, with an aggregate carrying amount of $270,398,000 to UGC in exchange for 281.3 million shares of UGC Class C common stock with a fair value of $1,406,441,000. The Company has accounted for the UGC Transaction as the acquisition of an additional noncontrolling interest in UGC in exchange for monetary financial instruments. Accordingly, the Company calculated a $440,440,000 gain on the transaction based on the difference between the estimated fair value of the financial instruments and their carrying value. Due to its continuing indirect ownership in the assets contributed to UGC, the Company limited the amount of gain it recognized to the minority shareholders’ attributable share (approximately 28%) of such assets or $122,618,000 (before deferred tax expense of $47,821,000).
      Also on January 30, 2002, UGC acquired from LMC International its debt and equity interests in IDT United, Inc. and $751 million principal amount at maturity of UGC’s $1,375 million 10 3/4% senior secured discount notes due 2008, which had been distributed to LMC International in redemption of a portion of its interest in IDT United and repayment of a portion of IDT United’s debt to LMC International. IDT United was formed as an indirect subsidiary of IDT Corporation for purposes of effecting a tender offer for all outstanding 2008 Notes at a purchase price of $400 per $1,000 principal amount at maturity, which tender offer expired on February 1, 2002. The aggregate purchase price for LMC International’s interest in IDT United of $448 million equaled the aggregate amount LMC International had invested in IDT United, plus interest. Approximately $305 million of the purchase price was paid by the assumption by UGC of debt owed by LMC International to a subsidiary of UGC Holdings, and the remainder was credited against LMC International’s $200 million cash contribution to UGC described above. In connection with the UGC Transaction, a subsidiary of LMC International made loans to a subsidiary of UGC aggregating $103 million. Such loans accrued interest at 8% per annum.
      At December 31, 2003, the Company owned approximately 296 million shares of UGC common stock, or an approximate 50% economic interest and an 87% voting interest in UGC. The closing price of UGC’s Class A common stock was $8.48 on December 31, 2003. Pursuant to certain voting and standstill arrangements, the Company was unable to exercise control of UGC, and accordingly, the Company used the equity method of accounting for its investment.
      Because the Company had no commitment to make additional capital contributions to UGC, the Company suspended recording its share of UGC’s losses when its carrying value was reduced to zero in 2002.
      On September 3, 2003, UPC completed a restructuring of its debt instruments and emerged from bankruptcy. Under the terms of the restructuring, approximately $5.4 billion of UPC’s debt was exchanged for equity of UGC Europe, Inc., a new holding company of UPC (“UGC Europe”). Upon consummation, UGC received approximately 65.5% of UGC Europe’s equity in exchange for UPC debt securities that it owned; third-party noteholders received approximately 32.5% of UGC Europe’s equity; and existing preferred and ordinary shareholders, including UGC, received 2% of UGC Europe’s equity.
      On December 18, 2003, UGC completed its offer to exchange its Class A common stock for the outstanding shares of UGC Europe common stock that it did not already own. Upon completion of the exchange offer, UGC owned 92.7% of the outstanding shares of UGC Europe common stock. On December 19, 2003, UGC effected a “short-form” merger with UGC Europe. In the short-form merger, each share of UGC Europe common stock not tendered in the exchange offer was converted into the right to receive the same consideration offered in the exchange offer, and UGC acquired the remaining 7.3% of UGC Europe. In connection with UGC’s acquisition of

A4-52

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
the minority interest in UGC Europe, the Company calculated a $680,488,000 gain due to the dilutive effect on its investment in UGC and the implied per share value of the exchange offer. However, as the Company had suspended recording losses of UGC in 2002 and these suspended losses exceeded the aforementioned gain, the Company did not recognize the gain in its combined financial statements.
      On January 5, 2004, the Company completed a transaction pursuant to which UGC’s founding shareholders (the “Founders”) transferred 8.2 million shares of UGC Class B common stock to the Company in exchange for 12.6 million shares of Liberty Series A common stock and a cash payment of $12,857,000. Upon closing of the transaction with the Founders, the restrictions on the exercise by the Company of its voting power with respect to UGC terminated, and the Company gained voting control of UGC. Accordingly, UGC will be included in the Company’s combined financial position and results of operations beginning January 2004. The Company has entered into a new Standstill Agreement with UGC that limits the Company’s ownership of UGC common stock to 90 percent of the outstanding common stock unless it makes an offer or effects another transaction to acquire all outstanding UGC common stock. Under certain circumstances, such an offer or transaction would require an independent appraisal to establish the price to be paid to stockholders unaffiliated with the Company.
      In January 2004, the Company also purchased an additional 17.6 million shares of UGC Class A common stock pursuant to certain pre-emptive rights granted to it pursuant to our Standstill Agreement with UGC. The $135,626,000 purchase price for such shares was comprised of (1) the cancellation of indebtedness due from subsidiaries of UGC to certain subsidiaries of the Company in the amount of $104,462,000 (including accrued interest) and (2) $31,164,000 in cash.
      Also in January 2004, UGC initiated a rights offering pursuant to which holders of each of UGC’s Class A, Class B and Class C common stock received .28 transferable subscription rights to purchase a like class of common stock for each share of common stock owned by them on January 21, 2004. The rights offering expired on February 12, 2004. UGC received cash proceeds of approximately $1.02 billion from the rights offering and expects to use such cash proceeds for working capital and general corporate purposes, including future acquisitions and repayment of outstanding indebtedness. As a holder of UGC Class A, Class B and Class C common stock, the Company participated in the rights offering and exercised its rights to purchase 90.7 million shares for a total cash purchase price of $544,251,000. Subsequent to the foregoing transactions, LMC International owns approximately 53% of UGC’s common stock representing approximately 90% of the voting power of UGC’s shares.

A4-53

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      Summarized financial information for UGC is as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Financial Position
Current assets	$828,646	$865,551
Property and equipment, net	3,342,743	3,640,211
Intangible and other assets, net	2,928,282	1,425,832

Total assets	$7,099,671	$5,931,594

Debt	$4,351,905	$6,959,767
Other liabilities	1,252,513	1,854,555
Minority interest	22,761	1,402,146
Shareholders’ equity (deficit)	1,472,492	(4,284,874)

Total liabilities and equity	$7,099,671	$5,931,594

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Results of Operations
Revenue	$1,891,530	$1,515,021	$1,561,894
Operating, selling, general and administrative expenses	(1,300,672)	(1,246,875)	(1,761,955)
Depreciation and amortization	(808,663)	(730,001)	(1,147,176)
Impairment of long-lived assets and restructuring charges	(438,209)	(437,427)	(1,525,069)

Operating loss	(656,014)	(899,282)	(2,872,306)
Interest expense, net	(327,132)	(680,101)	(1,070,830)
Gain on extinguishment of debt	2,183,997	2,208,782	3,447
Share of earnings (losses) of affiliates	294,464	(72,142)	(386,441)
Foreign currency translation gains (losses)	121,612	739,794	(148,192)
Minority interest	183,182	(67,103)	496,515
Other, net	195,259	(241,680)	(536,958)

Net income (loss) from continuing operations	$1,995,368	$988,268	$(4,514,765)

     J-COM
      J-COM was incorporated in 1995 to own and operate broadband businesses in Japan and other parts of Asia. Upon formation, LMC International and Sumitomo Corporation (“Sumitomo”) owned 40% and 60% of J-COM, respectively. In the second quarter of 2000, LMC International purchased an additional 10% equity interest from Sumitomo for $92 million in cash. In September 2000, J-COM acquired Titus Communications Corporation in a stock-for-stock exchange, and LMC’s ownership interest was reduced to 35%.
      In 2003, LMC International purchased an additional 8% equity interest from Sumitomo for $141 million in cash, and LMC International and Sumitomo each converted certain of their shareholder loans to equity interests

A4-54

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
in J-COM. At December 31, 2003, LMC International and Sumitomo owned 45.2% and 31.8% of J-COM, respectively.
      Summarized financial information for J-COM is as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Financial Position
Investments	$52,962	$42,874
Property and equipment, net	2,274,632	2,025,396
Intangible and other assets, net	1,601,596	1,424,161

Total assets	$3,929,190	$3,492,431

Debt	$2,378,698	$2,447,593
Other liabilities	649,229	541,857
Owners’ equity	901,263	502,981

Total liabilities and equity	$3,929,190	$3,492,431

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Results of Operations
Revenue	$1,233,492	$930,736	$628,892
Operating, selling, general and administrative expenses	(806,014)	(720,084)	(572,239)
Depreciation and amortization	(313,725)	(240,042)	(251,727)

Operating income (loss)	113,753	(29,390)	(195,074)
Interest expense, net	(68,980)	(33,381)	(27,283)
Other, net	1,335	2,579	870

Net earnings (loss)	$46,108	$(60,192)	$(221,487)

     JPC
      JPC, a joint venture formed in 1996 by LMC International and Sumitomo, is a programming company in Japan, which owns and invests in a variety of channels including the Shop Channel. LMC International and Sumitomo each own 50% of JPC.

A4-55

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      Summarized financial information for JPC is as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Financial Position
Investments	$31,290	$18,447
Property and equipment, net	18,742	16,171
Intangible and other assets, net	142,100	97,877

Total assets	$192,132	$132,495

Debt	$61,160	$57,244
Other liabilities	88,099	58,932
Owners’ equity	42,873	16,319

Total liabilities and equity	$192,132	$132,495

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Results of Operations
Revenue	$412,013	$273,696	$207,004
Operating, selling, general and administrative expenses	(357,509)	(241,688)	(187,543)
Depreciation and amortization	(10,427)	(8,834)	(7,575)

Operating income	44,077	23,174	11,886
Other, net	(21,112)	(15,052)	(4,075)

Net earnings	$22,965	$8,122	$7,811

     Metropolis
      Metropolis provides broadband services in Chile. Due to increased competition, losses in subscribers and a decrease in operating income in 2002, LMC International determined that its carrying value, including allocated enterprise-level goodwill, exceeded the estimated fair value for Metropolis, which fair value was based on a per-subscriber valuation. Accordingly, LMC International recorded a nontemporary decline in value of $66,555,000, which is included in share of losses of affiliates for the year ended December 31, 2002 and an impairment of long-lived assets of $39,000,000 related to the allocated enterprise-level goodwill for Metropolis.

A4-56

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      Summarized financial information for Metropolis is as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Financial Position
Property and equipment, net	$182,948	$154,376
Intangible and other assets, net	176,126	156,855

Total assets	$359,074	$311,231

Debt	$74,053	$74,462
Other liabilities	50,471	24,872
Owners’ equity	234,550	211,897

Total liabilities and equity	$359,074	$311,231

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Results of Operations
Revenue	$65,266	$67,718	$75,353
Operating, selling, general and administrative expenses	(61,680)	(71,783)	(78,076)
Depreciation and amortization	(15,969)	(14,074)	(20,711)

Operating loss	(12,383)	(18,139)	(23,434)
Other, net	(4,198)	(4,099)	(4,600)

Net loss	$(16,581)	$(22,238)	$(28,034)

     Torneos
      Torneos provides sports and entertainment programming in Latin American. As of December 31, 2002, LMC International, through several intermediary companies indirectly owned 54% of Torneos. As LMC International was unable to exercise control over Torneos, it accounted for such investment using the equity method. In the second quarter of 2003, LMC International sold a 14% ownership interest in Torneos to an unrelated third party for $1.7 million in cash, which was $30,195,000 less than LMC International’s carrying amount for such interest. In connection with this sale, LMC International retained a call right to repurchase the 14% interest in Torneos on the first, second and third anniversaries of the sale for the $1.7 million sale price plus a financing fee. Due to LMC International’s unilateral ability to repurchase this interest and the favorable call price relative to the fair value of the interest, LMC International did not meet the criteria for treating this transaction as a sale, and accordingly, has recorded the cash received as a liability in the accompanying combined balance sheet.
      During 2003, LMC International reviewed its carrying value for Torneos and determined that such carrying value exceeded the estimated fair value, which fair value was based on a discounted cash flow model. Accordingly, LMC International recorded a nontemporary decline in value of $11,279,000, which is included in share of earnings of affiliates for the year ended December 31, 2003.

A4-57

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      In 2000, LMC International loaned Avila Inversora S.A. (“AISA”) $18 million (the “AISA Note”) and guaranteed bank debt of AISA in the amount of $27 million (the AISA Bank Loan”). The AISA Note was secured by AISA’s 20% interest in Torneos. In 2001, LMC International determined that the AISA Note was not collectible and reserved all principal and accrued interest in the amount of $21,312,000. This reserve is included in impairment of long-lived assets in the accompanying combined statement of operations. In 2002, LMC International forgave principal and accrued interest related to the AISA Note in the amount of $15,857,000 and repaid $28,496,000 of principal and accrued interest related to the AISA Bank Loan. In exchange, LMC International received an additional 14% indirect interest in Torneos, bringing LMC International’s total indirect interest in Torneos to 54%. The remaining balance of the AISA Note is fully reserved.

(6)	Other Investments
      The components of other investments are as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Telewest bonds	$281,393	$100,884
Sky Latin America	94,347	86,772
Other	74,394	170

	$450,134	$187,826

     Telewest bonds
      During 2002, LMC International purchased $370,177,000 and €67,222,000 of Telewest bonds for cash proceeds of $204,087,000. At December 2002, LMC International determined that the Telewest bonds had experienced an other-than-temporary decline in value. As a result, the carrying values of the Telewest bonds were adjusted to their respective estimated fair values based on quoted market prices at the balance sheet date, and LMC recognized a nontemporary decline in value of $141,271,000.
     Sky Latin America
      LMC International holds a 10% ownership interest in each of three direct-to-home satellite providers that operate in Brazil (“Sky Brazil”), Mexico (“Sky Mexico”) and Chile and Colombia (“Sky Multi-Country”) (collectively, “Sky Latin America”), which are accounted for as cost investments. LMC International also holds an investment in public debt securities issued by Sky Brazil and accounts for this investment as an available-for-sale security. In 2002, LMC International determined that due to, among other factors, economic conditions in the countries in which Sky Latin America operates, its investment in Sky Latin America experienced an other than temporary decline in value. As a result, the investment in each of the Sky Latin America entities was adjusted to its respective fair value based on a discounted cash flow model and per subscriber values. In the case of Sky Multi-Country, LMC International determined that low subscriber counts, lack of economies of scale and the future projected cash needs of Sky Multi-Country, that the entire investment should be written off at December 31, 2002. In addition, all amounts funded to Sky Multi-Country in 2003 were expensed when paid. The total amount of impairment for Sky Latin America in 2003 and 2002 was $6,884,000 and $105,250,000, respectively.

A4-58

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
     Belmarken Loan
      In May 2001, the Company entered into a loan agreement with UPC and Belmarken Holding B.V. (“Belmarken”), a subsidiary of UPC, pursuant to which the Company loaned Belmarken $857 million, which represented a 30% discount to the face amount of the loan of $1,225 million (the “Belmarken Loan”). UPC is a consolidated subsidiary of UGC. The loan accrued interest at 6% per annum, and all principal and interest was due in May 2007. After May 29, 2002, the loan was exchangeable, at the option of the Company, into shares of ordinary common stock of UPC at a rate of $6.85 per share. At inception, LMC International recorded the conversion feature of the loan at its estimated fair value of $420 million, and the $437 million remaining balance as a loan receivable. LMC International accounted for the convertible feature of the Belmarken Loan as a derivative security under Statement 133, and recorded the convertible feature at fair value with periodic market adjustments recorded in the statement of operations as unrealized gains or losses on derivative instruments. The discounted loan receivable was being accreted up to the $1,225 million face amount over its term. Such accretion, which includes the stated interest of 6%, was recognized in interest income over the term of the loan. Upon consummation of the UGC Transaction, the Company contributed the Belmarken Loan to UGC in exchange for Class C shares of UGC.
      Unrealized holding gains and losses related to investments in available-for-sale securities that are included in accumulated other comprehensive loss are summarized as follows:

	December 31, 2003		December 31, 2002

	Equity	Debt	Equity	Debt
	Securities	Securities	Securities	Securities

(Amounts in thousands)
Gross unrealized holding gains	$156	$210,925	$—	$28,146
Gross unrealized holding losses	$—	$—	$—	$—

(7)	Derivative Instruments

Forward Foreign Exchange Contracts
      The Company generally does not hedge its foreign currency exchange risk because of the long term nature of its interests in foreign affiliates. However, in order to reduce its foreign currency exchange risk related to its recent investment in J-COM, the Company entered into forward sale contracts with respect to ¥20,802 million ($193,741,000 at December 31, 2003) during the year ended December 31, 2003. In addition to the forward sale contracts, the Company entered into collar agreements with respect to ¥28,785 million ($268,092,000 at December 31, 2003). These collar agreements have a remaining term of approximately one year, an average call price of 108 yen/ U.S. dollar and an average put price of 125 yen/ U.S. dollar. During the year ended December 31, 2003, the Company reported unrealized losses of $22,626,000 related to its yen contracts.
     Total Return Debt Swaps
      The Company has entered into total return debt swaps in connection with its purchase of bank debt of UGC Europe. Under these arrangements, LMC International directs a counterparty to purchase a specified amount of the underlying debt security for the benefit of the Company. The Company initially posts collateral with the counterparty equal to 10% of the value of the purchased securities. The Company earns interest income based upon the face amount and stated interest rate of the underlying debt securities, and pays interest expense at market rates on the amount funded by the counterparty. In the event the fair value of the underlying debentures declines 10%, the Company is required to post cash collateral for the decline, and the Company records an unrealized loss on derivative instruments. The cash collateral is further adjusted up or down for subsequent

A4-59

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
changes in the fair value of the underlying debt security. At December 31, 2003, the aggregate purchase price of debt securities underlying LMC International’s total return debt swap arrangements was $113,361,000. As of such date, the Company had posted cash collateral equal to $14,552,000. In the event the fair value of the purchased debt securities were to fall to zero, the Company would be required to post additional cash collateral of $98,809,000.
     Realized and Unrealized Gains (Losses) on Derivative Instruments
      Realized and unrealized gains (losses) on derivative instruments are comprised of the following:

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Foreign exchange derivatives	$(22,626)	$(11,239)	$—
Total return debt swaps	37,804	(1,088)	(124,698)
Belmarken loan	—	(4,378)	(410,264)
Other	(2,416)	—	—

	$12,762	$(16,705)	$(534,962)

(8)	Debt
      The components of debt are as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Puerto Rico Cable Bank Credit Facility	$41,700	$22,500
Pramer	12,426	12,786

Total debt	54,126	35,286
Less current maturities	(12,426)	(21,786)

Total long term debt	$41,700	$13,500

     Puerto Rico Cable Bank Credit Facility
      In October 2003, LMC International and Puerto Rico Cable refinanced Puerto Rico Cable’s bank credit facility. The new facility provides for maximum borrowings of up to $50,000,000, which accrue interest at 8%, and matures in October 2013. The availability of such commitments is subject to Puerto Rico Cable’s compliance with applicable financial covenants and other customary conditions, including among other things, the maintenance of certain financial ratios and limitations on indebtedness, investments, guarantees, acquisitions, dispositions, dividends, liens and encumbrances, and transactions with affiliates. LMC International is required to post cash collateral equal to the outstanding borrowings under the facility. LMC International earns interest at 7.75% on the cash collateral. At December 31, 2003, the outstanding balance under this facility was $41,700,000. Puerto Rico Cable used borrowings under the new facility to repay and terminate its previous bank credit facility and to repay intercompany debt to LMC International.

A4-60

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
     Pramer
      Pramer has made short-term borrowings which are denominated in Argentine pesos to finance certain acquisitions and for working capital needs. Interest accrues at a weighted average interest rate of 5.11% at December 31, 2003. Pramer anticipates that these borrowings will be renewed in 90-day terms and will be repaid as cash flow permits.
      The U.S. dollar equivalent of the annual maturities of LMC International’s debt over the next five years is:

2004	$12,426
2005	$—
2006	$—
2007	$—
2008	$—
      LMC International believes that the fair value and the carrying value of its debt were approximately equal at December 31, 2003.

(9)	Income Taxes
      LMC International and its 80%-or-more-owned domestic subsidiaries (the “LMC International Tax Group”) are included in the consolidated federal and state income tax returns of Liberty. LMC International’s income taxes include those items in the consolidated income tax calculation applicable to the LMC International Tax Group (“intercompany tax allocation”) and any income taxes of LMC International’s consolidated foreign or domestic subsidiaries that are excluded from the consolidated federal and state income tax returns of Liberty.
      Income tax benefit (expense) consists of:

	Current	Deferred	Total

	(Amounts in thousands)
Year ended December 31, 2003:
Federal	$14,774	$(28,630)	$(13,856)
State and local	—	(5,589)	(5,589)
Foreign	(471)	(8,059)	(8,530)

	$14,303	$(42,278)	$(27,975)

Year ended December 31, 2002:
Federal	$(3,988)	$140,533	$136,545
State and local	—	26,527	26,527
Foreign	503	2,546	3,049

	$(3,485)	$169,606	$166,121

Year ended December 31, 2001:
Federal	$(2,411)	$434,507	$432,096
State and local	338	(35,540)	(35,202)
Foreign	(5,258)	3,060	(2,198)

	$(7,331)	$402,027	$394,696

A4-61

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      Income tax benefit (expense) attributable to LMC International’s pre-tax loss or earnings differs from the amounts computed by applying the U.S. federal income tax rate of 35%, as a result of the following:

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Computed “expected” tax benefit (expense)	$(17,111)	$173,593	$425,258
State and local income taxes, net of federal income taxes	(4,315)	15,472	(23,288)
Foreign taxes	(7,922)	3,049	(1,885)
Effect of change in estimated state tax rate	—	—	12,759
Impairment charges and amortization not deductible for tax purposes	—	(16,153)	(10,345)
Other, net	1,373	(9,840)	(7,803)

	$(27,975)	$166,121	$394,696

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

	December 31,

	2003	2002

	(Amounts in thousands)
Deferred tax assets:
Investments	$499,214	$663,641
Net operating loss carryforwards	7,263	6,062
Other future deductible amounts	15,823	19,199

Deferred tax assets	522,300	688,902

Deferred tax liabilities:
Property and equipment	(14,749)	(12,701)
Intangible assets	(19,038)	(10,099)
Other future taxable amounts	(30,682)	(27,193)

Deferred tax liabilities	(64,469)	(49,993)

Net deferred tax asset	$457,831	$638,909

      Based on the difference between the estimated fair value and the Company’s tax bases in the Company’s assets, management considers it more likely than not that the Company will have sufficient taxable income to realize the full amount of its net deferred tax assets at December 31, 2003.
      At December 31, 2003, LMC International had net operating loss carryforwards for income tax purposes aggregating approximately $20,751,000 which, if not utilized to reduce taxable income in future periods, will expire as follows: $6,300,000 in 2021; $11,021,000 in 2022; and $3,430,000 in 2023.

(10)	Related Party Transactions
      Corporate expenses have been allocated from Liberty to LMC International based upon the cost of general and administrative services provided. LMC International believes such allocations are reasonable and materially

A4-62

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
approximate the amount that LMC International would have incurred on a stand-alone basis. Amounts allocated aggregated $10,873,000, $10,794,000 and $10,148,000 in 2003, 2002 and 2001, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.
      Certain key employees of LMC International hold stock options and options with tandem SARs with respect to certain common stock of Liberty. Estimates of the compensation expense relating to SARs have been included in the accompanying combined statements of operations, but are subject to future adjustment based upon the vesting and market value of the underlying Liberty common stock and ultimately on the final determination of market value when the rights are exercised.
      In 2003 and 2002, Puerto Rico Cable purchased programming services from affiliates of Liberty. Costs for such services aggregated $1,867,000 and $632,000 in 2003 and 2002, respectively. In 2001, Puerto Rico Cable purchased programming services from a subsidiary of AT&T, and costs for such services aggregated $5,956,000 during the seven months ended July 31, 2001, and are included in operating expenses in the accompanying combined statements of operations.
      Pramer provides programming and uplink services to certain affiliates. Total revenue for such services aggregated $5,643,000, $6,019,000 and $16,742,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The decrease in revenue from 2001 to 2002 is due to the economic crisis in Argentina and the devaluation of the Argentine peso.

(11)	Other Comprehensive Earnings (Loss)
      Accumulated other comprehensive earnings (loss) included in LMC International’s combined balance sheets and statements of parent’s investment reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on securities classified as available-for-sale. The change in the components of accumulated other comprehensive earnings (loss), net of taxes, is summarized as follows:

	Foreign	Unrealized	Other
	Currency	Gains	Comprehensive
	Translation	(Losses) on	Earnings (Loss),
	Adjustment	Securities	Net of Taxes

	(Amounts in thousands)
Balance at January 1, 2001	$8,799	$—	$8,799
Other comprehensive loss	(111,787)	(30,400)	(142,187)

Balance at December 31, 2001	(102,988)	(30,400)	(133,388)
Other comprehensive earnings (loss)	(173,715)	46,649	(127,066)

Balance at December 31, 2002	(276,703)	16,249	(260,454)
Other comprehensive earnings	103,145	111,594	214,739
Other	(851)	—	(851)

Balance at December 31, 2003	$(174,409)	$127,843	$(46,566)

A4-63

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      The components of other comprehensive earnings (loss) are reflected in LMC International’s combined statements of operations and comprehensive earnings (loss), net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	Benefit	Amount

	(Amounts in thousands)
Year ended December 31, 2003:
Foreign currency translation adjustments	$169,090	$(65,945)	$103,145
Unrealized holding gains arising during period	182,941	(71,347)	111,594

Other comprehensive earnings	$352,031	$(137,292)	$214,739

Year ended December 31, 2002:
Foreign currency translation adjustments	$(284,779)	$111,064	$(173,715)
Unrealized holding gains arising during period	76,474	(29,825)	46,649

Other comprehensive loss	$(208,305)	$81,239	$(127,066)

Year ended December 31, 2001:
Foreign currency translation adjustments	$(183,257)	$71,470	$(111,787)
Unrealized holding losses arising during period	(49,836)	19,436	(30,400)

Other comprehensive loss	$(233,093)	$90,906	$(142,187)

(12)	Commitments and Contingencies
      Various partnerships and other affiliates of LMC International accounted for using the equity method finance a substantial portion of their acquisitions and capital expenditures through borrowings under their own credit facilities and net cash provided by their operating activities. Notwithstanding the foregoing, certain of LMC International’s affiliates may require additional capital to finance their operating or investing activities. In addition, LMC International is party to stockholder and partnership agreements that provide for possible capital calls on stockholders and partners. In the event LMC International’s affiliates require additional financing and LMC International fails to meet a capital call, or other commitment to provide capital or loans to a particular company, such failure may have adverse consequences to LMC International. These consequences may include, among others, the dilution of LMC International’s equity interest in that company, the forfeiture of LMC International’s right to vote or exercise other rights, the right of the other stockholders or partners to force LMC International to sell its interest at less than fair value, the forced dissolution of the company to which LMC International has made the commitment or, in some instances, a breach of contract action for damages against LMC International. LMC International’s ability to meet capital calls or other capital or loan commitments is subject to its ability to access cash.
      In addition to the foregoing, agreements governing LMC International’s investment in certain of its affiliates contain buy-sell and other exit arrangements whereby LMC International could be required to purchase another investor’s ownership interest.
      At December 31, 2003, Liberty guaranteed ¥14.4 billion ($134,246,000) of the bank debt of J-COM, an equity affiliate that provides broadband services in Japan. Liberty’s guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2004 to 2018. In addition, Liberty has agreed to fund

A4-64

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
up to ¥10 billion ($93,136,000 at December 31, 2003) to J-COM in the event J-COM’s cash flow (as defined in its bank loan agreement) does not meet certain targets. In the event J-COM meets certain performance criteria, this commitment expires on September 30, 2004. If the Spin Off is completed, LMC International has agreed to indemnify Liberty for any amounts it is required to fund under these arrangements.
      LMC International has guaranteed transponder and equipment lease obligations through 2018 of Sky Latin America. At December 31, 2003, the Company’s guarantee of the remaining obligations due under such agreements aggregated $105,611,000 and is not reflected in LMC International’s balance sheet at December 31, 2003. During the fourth quarter of 2002, Globo Communicacoes e Participacoes (“GloboPar”), another investor in Sky Latin America, announced that it was reevaluating its capital structure. As a result, LMC International believes that it is probable that GloboPar will not meet some, if not all, of its future funding obligations with respect to Sky Latin America. To the extent that GloboPar does not meet its funding obligations, LMC International and other investors could mutually agree to assume GloboPar’s obligations. To the extent that LMC International or such other investors do not fully assume GloboPar’s funding obligations, any funding shortfall could lead to defaults under applicable lease agreements. LMC International believes that the maximum amount of its aggregate exposure under the default provisions is not in excess of the gross remaining obligations guaranteed by LMC International, as set forth above. Although no assurance can be given, such amounts could be accelerated under certain circumstances. LMC International cannot currently predict whether it will be required to perform under any of such guarantees.
      LMC International has also guaranteed various loans, notes payable, letters of credit and other obligations (the “Guaranteed Obligations”) of certain other affiliates. At December 31, 2003, the Guaranteed Obligations aggregated approximately $92,331,000. Currently, LMC International is not certain of the likelihood of being required to perform under such guarantees.
      LMC International leases business offices, has entered into pole rental and transponder lease agreements, and uses certain equipment under lease arrangements. Rental costs under such arrangements amounted to $2,934,000, $1,701,000 and $4,767,000 for the years ended December 31, 2003, 2002 and 2001, respectively.
      A summary of future minimum lease payments under noncancellable operating leases as of December 31, 2003 follows (amounts in thousands):

Years ending December 31:
2004	$780
2005	$699
2006	$567
2007	$225
2008	$156
Thereafter	$15
      It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by similar leases.
      LMC International has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible LMC International may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

A4-65

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001

(13)	Information About Operating Segments
      LMC International is a holding company with a variety of international subsidiaries and investments that provide broadband distribution services and video programming services. The Company identifies its reportable segments as those consolidated subsidiaries that represent 10% or more of its combined revenue, earnings before taxes or total assets; and those equity method affiliates whose share of earnings or loss represents 10% of more of the Company’s pre-tax earnings. The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, operating cash flow and revenue or sales per customer. In addition, the Company reviews non-financial measures such as subscriber growth and penetration, as appropriate.
      The Company defines operating cash flow as revenue less operating expenses and selling, general and administrative expenses (excluding stock compensation). The Company believes this is an important indicator of the operational strength and performance of its businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock compensation and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. The Company generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.
      For the year ended December 31, 2003, The Company has identified the following consolidated subsidiaries and equity method affiliates as its reportable segments:

•	Puerto Rico Cable — consolidated subsidiary that provides broadband services in Puerto Rico.

•	Pramer — consolidated subsidiary that provides programming throughout Latin America.

•	UGC — 50% owned equity method affiliate that provides broadband communications services, including video, voice and data, with operations in over 15 countries.

•	J-COM — 45% owned equity method affiliate that provides broadband communications services in Japan.

•	JPC — 50% owned equity method affiliate that provides cable and satellite television programming in Japan.

•	Metropolis — 50% owned equity method affiliate that provides broadband services in Chile.

•	Torneos — 40% owned equity method affiliate that provides sports and entertainment programming in Latin America.
      The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.
      The amounts presented below represent 100% of each business’ revenue and operating cash flow. These amounts are combined on an unconsolidated basis and are then adjusted to remove the effects of the equity method investments to arrive at the reported amounts. This presentation is designed to reflect the manner in which management reviews the operating performance of individual businesses regardless of whether the investment is

A4-66

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
accounted for as a consolidated subsidiary or an equity investment. It should be noted, however, that this presentation is not in accordance with GAAP since the results of equity method investments are required to be reported on a net basis. Further, we could not, among other things, cause any noncontrolled affiliate to distribute to us our proportionate share of the revenue or operating cash flow of such affiliate.
     Performance Measures

	Years Ended December 31,

	2003		2002		2001

		Operating		Operating		Operating
	Revenue	Cash Flow	Revenue	Cash Flow	Revenue	Cash Flow

	(Amounts in thousands)
Puerto Rico Cable	$71,765	$22,499	$64,270	$21,692	$55,360	$20,451
Pramer	35,102	4,961	35,985	3,990	82,855	22,056
UGC	1,891,530	628,882	1,515,021	296,374	1,561,894	(191,243)
J-COM	1,233,492	428,513	930,736	211,146	628,892	56,652
JPC	412,013	54,504	273,696	32,008	207,004	19,461
Metropolis	65,266	3,586	67,717	(4,065)	75,353	(2,723)
Torneos	27,877	4,156	26,781	11,517	77,899	4,751
Corporate and other	1,767	(9,469)	3,600	(8,027)	1,320	(9,746)
Eliminate equity affiliates	(3,630,178)	(1,119,641)	(2,813,951)	(546,980)	(2,551,042)	113,102

Combined LMC International	$108,634	$17,991	$103,855	$17,655	$139,535	$32,761

     Balance Sheet Information

	December 31,

	2003		2002

		Investments		Investments
	Total Assets	in Affiliates	Total Assets	in Affiliates

	(Amounts in thousands)
Puerto Rico Cable	$270,828	$—	$261,807	$—
Pramer	134,520	—	126,645	—
UGC	7,099,671	95,238	5,931,594	153,853
J-COM	3,929,190	26,027	3,492,431	18,610
JPC	192,132	24,201	132,495	12,038
Metropolis	359,074	1,741	311,231	1,488
Torneos	28,510	11,251	25,789	6,714
Corporate and other	3,145,878	1,740,552	2,412,444	1,145,382
Eliminate equity affiliates	(11,608,577)	(158,458)	(9,893,540)	(192,703)

Combined LMC International	$3,551,226	$1,740,552	$2,800,896	$1,145,382

A4-67

LMC INTERNATIONAL
(A combination of certain assets and businesses owned by
Liberty Media Corporation, as defined in Note 1)
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2002 and 2001
      The following table provides a reconciliation of combined segment operating cash flow to earnings (loss) before income taxes and minority interest:

	Years Ended December 31,

	2003	2002	2001

	(Amounts in thousands)
Combined segment operating cash flow	$17,991	$17,655	$32,761
Stock compensation	(4,088)	5,815	(6,275)
Depreciation and amortization	(15,114)	(13,087)	(58,022)
Impairment of long-lived assets	—	(45,928)	(91,087)
Share of earnings (losses) of affiliates	13,739	(331,225)	(589,525)
Nontemporary declines in fair value of investments	(6,884)	(247,386)	(2,002)
Realized and unrealized gains (losses) on derivative instruments, net	12,762	(16,705)	(534,962)
Gains (losses) on dispositions, net	3,759	122,331	—
Other, net	26,723	12,549	34,090

Earnings (loss) before income taxes and minority interest	$48,888	$(495,981)	$(1,215,022)

A4-68

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
UnitedGlobalCom, Inc.:
      We have audited the accompanying consolidated balance sheets of UnitedGlobalCom, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The 2001 consolidated financial statements of UnitedGlobalCom, Inc. and subsidiaries were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements, before the revision described in Note 7 to the 2003 consolidated financial statements, in their report dated April 12, 2002 (except with respect to the matter discussed in Note 23 to those consolidated financial statements, as to which the date was May 14, 2002). Such report included an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the 2003 and 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of UnitedGlobalCom, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 2 to the consolidated financial statements, in 2002, the Company changed its method of accounting for goodwill and other intangible assets and in 2003, changed its method of accounting for gains and losses on the early extinguishments of debt.
      As discussed above, the 2001 consolidated financial statements of UnitedGlobalCom, Inc. and subsidiaries were audited by other auditors who have ceased operations. As described in Note 6, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 6 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of UnitedGlobalCom, Inc. and subsidiaries other than with respect to such disclosures, and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

KPMG LLP
Denver, Colorado
March 8, 2004

A4-69

      The following is a copy of the Report of Independent Public Accountants previously issued by Arthur Andersen LLP in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as amended in connection with Amendment No. 1 to the Company’s Form S-1 Registration Statement filed on June 6, 2002. The report of Andersen is included in this Annual Report on Form 10-K pursuant to Rule 2-02(e) of Regulation S-X. This Audit Report has not been reissued by Arthur Andersen LLP. The information previously contained in Note 23 to those consolidated financial statements is provided in Note 4 to our 2003 consolidated financial statements. The information previously contained in Note 2 to those consolidated financial statements is not included in our 2003 consolidated financial statements.
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
To UnitedGlobalCom, Inc.:
      We have audited the accompanying consolidated balance sheets of UnitedGlobalCom, Inc. (a Delaware corporation f/k/a New UnitedGlobalCom, Inc. — see Note 23) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive (loss) income, stockholders’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UnitedGlobalCom, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.
      As explained in Note 3 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities effective January 1, 2001.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, is currently in default under certain of its significant bank credit facilities, senior notes and senior discount note agreements, which has resulted in a significant net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Arthur Andersen LLP
Denver, Colorado
April 12, 2002 (except with respect
to the matter discussed in Note 23,
as to which the date is May 14, 2002)

A4-70

UNITEDGLOBALCOM, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except par
	value and number
	of shares)
ASSETS
Current Assets
Cash and cash equivalents	$310,361	$410,185
Restricted cash	25,052	48,219
Marketable equity securities and other investments	208,459	45,854
Subscriber receivables, net of allowance for doubtful accounts of $51,109 and $71,485, respectively	140,075	136,796
Related party receivables	1,730	15,402
Other receivables	63,427	50,759
Deferred financing costs, net	2,730	62,996
Other current assets, net	76,812	95,340

Total Current Assets	828,646	865,551
Long-Term Assets
Property, plant and equipment, net	3,342,743	3,640,211
Goodwill	2,519,831	1,250,333
Intangible assets, net	252,236	13,776
Other assets, net	156,215	161,723

Total Assets	$7,099,671	$5,931,594

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Not subject to compromise:
Accounts payable	$224,092	$190,710
Accounts payable, related party	1,448	1,704
Accrued liabilities	405,546	328,927
Subscriber prepayments and deposits	141,108	127,553
Short-term debt	—	205,145
Notes payable, related party	102,728	102,728
Current portion of long-term debt	310,804	3,366,235
Other current liabilities	82,149	16,448

Total Current Liabilities not Subject to Compromise	1,267,875	4,339,450

Subject to compromise:
Accounts payable and accrued liabilities	14,445	271,250
Short-term debt	5,099	—
Current portion of long-term debt	317,372	2,812,988

Total Current Liabilities Subject to Compromise	336,916	3,084,238

Long-Term Liabilities
Not subject to compromise:
Long-term debt	3,615,902	472,671
Net negative investment in deconsolidated subsidiaries	—	644,471
Deferred taxes	124,232	107,596
Other long-term liabilities	259,493	165,896

Total Long-Term Liabilities not Subject to Compromise	3,999,627	1,390,634

Guarantees, commitments and contingencies (Note 13)
Minority interests in subsidiaries	22,761	1,402,146

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 10,000,000 shares authorized, nil shares issued and outstanding	—	—
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 287,350,970 and 110,392,692 shares issued, respectively	2,873	1,104
Class B common stock, $0.01 par value, 1,000,000,000 shares authorized, 8,870,332 shares issued	89	89
Class C common stock, $0.01 par value, 400,000,000 shares authorized, 303,123,542 shares issued and outstanding	3,031	3,031
Additional paid-in capital	5,852,896	3,683,644
Deferred compensation	—	(28,473)
Treasury stock, at cost	(70,495)	(34,162)
Accumulated deficit	(3,372,737)	(6,797,762)
Accumulated other comprehensive income (loss)	(943,165)	(1,112,345)

Total Stockholders’ Equity (Deficit)	1,472,492	(4,284,874)

Total Liabilities and Stockholders’ Equity (Deficit)	$7,099,671	$5,931,594

The accompanying notes are an integral part of these consolidated financial statements.

A4-71

UNITEDGLOBALCOM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Statements of Operations
Revenue	$1,891,530	$1,515,021	$1,561,894
Operating expense	(768,838)	(772,398)	(1,062,394)
Selling, general and administrative expense	(493,810)	(446,249)	(690,743)
Depreciation and amortization — Operating expense	(808,663)	(730,001)	(1,147,176)
Impairment of long-lived assets — Operating expense	(402,239)	(436,153)	(1,320,942)
Restructuring charges and other — Operating expense	(35,970)	(1,274)	(204,127)
Stock-based compensation — Selling, general and administrative expense	(38,024)	(28,228)	(8,818)

Operating income (loss)	(656,014)	(899,282)	(2,872,306)
Interest income, including related party income of $985, $2,722 and $35,336, respectively	13,054	38,315	104,696
Interest expense, including related party expense of $8,218, $24,805 and $58,834, respectively	(327,132)	(680,101)	(1,070,830)
Foreign currency exchange gain (loss), net	121,612	739,794	(148,192)
Gain on extinguishment of debt	2,183,997	2,208,782	3,447
Gain (loss) on sale of investments in affiliates, net	279,442	117,262	(416,803)
Provision for loss on investments	—	(27,083)	(342,419)
Other (expense) income, net	(14,884)	(93,749)	76,907

Income (loss) before income taxes and other items	1,600,075	1,403,938	(4,665,500)
Reorganization expense, net	(32,009)	(75,243)	—
Income tax (expense) benefit, net	(50,344)	(201,182)	40,661
Minority interests in subsidiaries, net	183,182	(67,103)	496,515
Share in results of affiliates, net	294,464	(72,142)	(386,441)

Income (loss) before cumulative effect of change in accounting principle	1,995,368	988,268	(4,514,765)
Cumulative effect of change in accounting principle	—	(1,344,722)	20,056

Net income (loss)	$1,995,368	$(356,454)	$(4,494,709)

Earnings per share (Note 20):
Basic net income (loss) per share before cumulative effect of change in accounting principle	$7.41	$2.29	$(41.47)
Cumulative effect of change in accounting principle	—	(3.13)	0.18

Basic net income (loss) per share	$7.41	$(0.84)	$(41.29)

Diluted net income (loss) per share before cumulative effect of change in accounting principle	$7.41	$2.29	$(41.47)
Cumulative effect of change in accounting principle	—	(3.12)	0.18

Diluted net income (loss) per share	$7.41	$(0.83)	$(41.29)

Statements of Comprehensive Income
Net income (loss)	$1,995,368	$(356,454)	$(4,494,709)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	61,440	(864,104)	11,157
Change in fair value of derivative assets	10,616	13,443	(24,059)
Change in unrealized gain on available-for-sale securities	97,318	4,029	37,526
Other	(194)	(77)	271

Comprehensive income (loss)	$2,164,548	$(1,203,163)	$(4,469,814)

The accompanying notes are an integral part of these consolidated financial statements.

A4-72

UNITEDGLOBALCOM, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Class A		Class B		Class C				Class A
	Common Stock		Common Stock		Common Stock		Additional		Treasury Stock
							Paid-In	Deferred
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Shares	Amount

	(In thousands, except number of shares)
December 31, 2002	110,392,692	$1,104	8,870,332	$89	303,123,542	$3,031	$3,683,644	$(28,473)	7,404,240	$(34,162)
Issuance of Class A common stock for subsidiary preference shares	2,155,905	21	—	—	—	—	6,082	—	—	—
Issuance of Class A common stock in connection with stock option plans	311,454	3	—	—	—	—	1,351	—	—	—
Issuance of Class A common stock in connection with 401(k) plan	58,272	1	—	—	—	—	258	—	—	—
Issuance of common stock by UGC Europe for debt and other liabilities	—	—	—	—	—	—	966,362	—	—	—
Equity transactions of subsidiaries	—	—	—	—	—	—	(129,904)	1,896	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—	26,577	—	—
Receipt of common stock in satisfaction of executive loans	—	—	—	—	—	—	—	—	188,792	—
Issuance of Class A common stock in connection with the UGC Europe exchange offer	174,432,647	1,744	—	—	—	—	1,325,103	—	4,780,611	(36,333)
Net income	—	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—
Change in fair value of derivative assets	—	—	—	—	—	—	—	—	—	—
Unrealized gain (loss) on available-for-sale securities	—	—	—	—	—	—	—	—	—	—
Amortization of cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—	—

December 31, 2003	287,350,970	$2,873	8,870,332	$89	303,123,542	$3,031	$5,852,896	$—	12,373,643	$(70,495)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Class B			Accumulated
	Treasury Stock			Other
			Accumulated	Comprehensive
	Shares	Amount	Deficit	Income (Loss)	Total

	(In thousands, except number of shares)
December 31, 2002	—	$—	$(6,797,762)	$(1,112,345)	$(4,284,874)
Issuance of Class A common stock for subsidiary preference shares	—	—	1,423,102	—	1,429,205
Issuance of Class A common stock in connection with stock option plans	—	—	—	—	1,354
Issuance of Class A common stock in connection with 401(k) plan	—	—	—	—	259
Issuance of common stock by UGC Europe for debt and other liabilities	—	—	—	—	966,362
Equity transactions of subsidiaries	—	—	6,555	—	(121,453)
Amortization of deferred compensation	—	—	—	—	26,577
Receipt of common stock in satisfaction of executive loans	672,316	—	—	—	—
Issuance of Class A common stock in connection with the UGC Europe exchange offer	—	—	—	—	1,290,514
Net income	—	—	1,995,368	—	1,995,368
Foreign currency translation adjustments	—	—	—	61,440	61,440
Change in fair value of derivative assets	—	—	—	10,616	10,616
Unrealized gain (loss) on available-for-sale securities	—	—	—	97,318	97,318
Amortization of cumulative effect of change in accounting principle	—	—	—	(194)	(194)

December 31, 2003	672,316	$—	$(3,372,737)	$(943,165)	$1,472,492

     Accumulated Other Comprehensive Income (Loss)

	December 31,

	2003	2002

	(In thousands)
Foreign currency translation adjustments	$(1,057,074)	$(1,118,514)
Fair value of derivative assets	—	(10,616)
Other	113,909	16,785

Total	$(943,165)	$(1,112,345)

The accompanying notes are an integral part of these consolidated financial statements.

A4-73

UNITEDGLOBALCOM, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)

	Series C		Series D		Class A		Class B		Class C
	Preferred Stock		Preferred Stock		Common Stock		Common Stock		Common Stock		Additional
											Paid-In
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital

	(In thousands, except number of shares)
Balances, December 31, 2001	425,000	$425,000	287,500	$287,500	98,042,205	$981	19,027,134	$190	—	$—	$1,537,944
Accrual of dividends on Series B, C and D convertible preferred stock	—	—	—	—	—	—	—	—	—	—	(156)
Merger/reorganization transaction	(425,000)	(425,000)	(287,500)	(287,500)	11,628,674	116	(10,156,802)	(101)	21,835,384	218	770,448
Issuance of Class C common stock for financial assets	—	—	—	—	—	—	—	—	281,288,158	2,813	1,396,469
Issuance of Class A common stock in exchange for remaining interest in Old UGC	—	—	—	—	600,000	6	—	—	—	—	(6)
Issuance of Class A common stock in connection with 401(k) plan	—	—	—	—	121,813	1	—	—	—	—	340
Equity transactions of subsidiaries and other	—	—	—	—	—	—	—	—	—	—	(21,395)
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—
Purchase of treasury shares	—	—	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—
Change in fair value of derivative assets	—	—	—	—	—	—	—	—	—	—	—
Change in unrealized gain on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—
Amortization of cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—	—	—

Balances, December 31, 2002	—	$—	—	$—	110,392,692	$1,104	8,870,332	$89	303,123,542	$3,031	$3,683,644

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Treasury Stock			Other
	Deferred			Accumulated	Comprehensive
	Compensation	Shares	Amount	Deficit	Income (Loss)	Total

	(In thousands, except number of shares)
Balances, December 31, 2001	$(74,185)	5,604,948	$(29,984)	$(6,437,290)	$(265,636)	$(4,555,480)
Accrual of dividends on Series B, C and D convertible preferred stock	—	—	—	(4,018)	—	(4,174)
Merger/reorganizatio transaction	—	(35,708)	923	—	—	59,104
Issuance of Class C common stock for financial assets	—	—	—	—	—	1,399,282
Issuance of Class A common stock in exchange for remaining interest in Old UGC	—	—	—	—	—	—
Issuance of Class A common stock in connection with 401(k) plan	—	—	—	—	—	341
Equity transactions of subsidiaries and other	12,794	—	—	—	—	(8,601)
Amortization of deferred compensation	32,918	—	—	—	—	32,918
Purchase of treasury shares	—	1,835,000	(5,101)	—	—	(5,101)
Net income	—	—	—	(356,454)	—	(356,454)
Foreign currency translation adjustments	—	—	—	—	(864,104)	(864,104)
Change in fair value of derivative assets	—	—	—	—	13,443	13,443
Change in unrealized gain on available-for-sale securities	—	—	—	—	4,029	4,029
Amortization of cumulative effect of change in accounting principle	—	—	—	—	(77)	(77)

Balances, December 31, 2002	$(28,473)	7,404,240	$(34,162)	$(6,797,762)	$(1,112,345)	$(4,284,874)

The accompanying notes are an integral part of these consolidated financial statements.

A4-74

UNITEDGLOBALCOM, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)

	Series C		Series D		Class A		Class B
	Preferred Stock		Preferred Stock		Common Stock		Common Stock		Additional
									Paid-In
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital

	(In thousands, except number of shares)
Balances, December 31, 2000	425,000	$425,000	287,500	$287,500	83,820,633	$838	19,221,940	$192	$1,531,593
Exchange of Class B common stock for Class A common stock	—	—	—	—	194,806	2	(194,806)	(2)	—
Issuance of Class A common stock in connection with stock option plans and 401(k) plan	—	—	—	—	76,504	1	—	—	386
Issuance of Class A common stock for cash	—	—	—	—	11,991,018	120	—	—	19,905
Accrual of dividends on Series B, C and D convertible preferred stock	—	14,875	—	10,063	—	—	—	—	(1,873)
Issuance of Class A common stock in lieu of cash dividends on Series C and D convertible preferred stock	—	(14,875)	—	(10,063)	1,959,244	20	—	—	24,918
Equity transactions of subsidiaries and others	—	—	—	—	—	—	—	—	(29,122)
Amortization of deferred compensation	—	—	—	—	—	—	—	—	(1,292)
Loans to related parties, collateralized with common shares and options	—	—	—	—	—	—	—	—	(6,571)
Net loss	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—
Change in fair value of derivative assets	—	—	—	—	—	—	—	—	—
Unrealized gain (loss) on available-for-sale securities	—	—	—	—	—	—	—	—	—
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—
Amortization of cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—

Balances, December 31, 2001	425,000	$425,000	287,500	$287,500	98,042,205	$981	19,027,134	$190	$1,537,944

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Treasury Stock			Other
	Deferred			Accumulated	Comprehensive
	Compensation	Shares	Amount	Deficit	Income (Loss)	Total

	(In thousands, except number of shares)
Balances, December 31, 2000	$(117,136)	5,604,948	$(29,984)	$(1,892,706)	$(290,531)	$(85,234)
Exchange of Class B common stock for Class A common stock	—	—	—	—	—	—
Issuance of Class A common stock in connection with stock option plans and 401(k) plan	—	—	—	—	—	387
Issuance of Class A common stock for cash	—	—	—	—	—	20,025
Accrual of dividends on Series B, C and D convertible preferred stock	—	—	—	(49,875)	—	(26,810)
Issuance of Class A common stock in lieu of cash dividends on Series C and D convertible preferred stock	—	—	—	—	—	—
Equity transactions of subsidiaries and others	22,159	—	—	—	—	(6,963)
Amortization of deferred compensation	20,792	—	—	—	—	19,500
Loans to related parties, collateralized with common shares and options	—	—	—	—	—	(6,571)
Net loss	—	—	—	(4,494,709)	—	(4,494,709)
Foreign currency translation adjustments	—	—	—	—	11,157	11,157
Change in fair value of derivative assets	—	—	—	—	(24,059)	(24,059)
Unrealized gain (loss) on available-for-sale securities	—	—	—	—	37,526	37,526
Cumulative effect of change in accounting principle	—	—	—	—	523	523
Amortization of cumulative effect of change in accounting principle	—	—	—	—	(252)	(252)

Balances, December 31, 2001	$(74,185)	5,604,948	$(29,984)	$(6,437,290)	$(265,636)	$(4,555,480)

The accompanying notes are an integral part of these consolidated financial statements.

A4-75

UNITEDGLOBALCOM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Cash Flows from Operating Activities
Net income (loss)	$1,995,368	$(356,454)	$(4,494,709)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Stock-based compensation	38,024	28,228	8,818
Depreciation and amortization	808,663	730,001	1,147,176
Impairment of long-lived assets	402,239	437,427	1,525,069
Accretion of interest on senior notes and amortization of deferred financing costs	50,733	234,247	492,387
Unrealized foreign exchange (gains) losses, net	(84,258)	(745,169)	125,722
Loss on derivative securities	12,508	115,458	—
Gain on extinguishment of debt	(2,183,997)	(2,208,782)	3,447
(Gain) loss on sale of investments in affiliates and other assets, net	(279,442)	(117,262)	416,803
Provision for loss on investments	—	27,083	342,419
Reorganization expenses, net	32,009	75,243	—
Deferred tax provision	(18,161)	104,068	(43,167)
Minority interests in subsidiaries, net	(183,182)	67,103	(496,515)
Share in results of affiliates, net	(294,464)	72,142	386,441
Cumulative effect of change in accounting principle	—	1,344,722	(20,056)
Change in assets and liabilities:
Change in receivables, net	49,238	42,175	68,137
Change in other assets	(8,368)	4,628	2,489
Change in accounts payable, accrued liabilities and other	55,182	(148,466)	(135,604)

Net cash flows from operating activities	392,092	(293,608)	(671,143)

Cash Flows from Investing Activities
Purchase of short-term liquid investments	(1,000)	(117,221)	(1,691,751)
Proceeds from sale of short-term liquid investments	45,561	152,405	1,907,171
Restricted cash released (deposited), net	24,825	40,357	(74,996)
Investments in affiliates and other investments	(20,931)	(2,590)	(60,654)
Proceeds from sale of investments in affiliated companies	45,447	—	120,416
New acquisitions, net of cash acquired	(2,150)	(22,617)	(39,950)
Capital expenditures	(333,124)	(335,192)	(996,411)
Purchase of interest rate caps	(9,750)	—	—
Settlement of interest rate caps	(58,038)	—	—
Other	7,806	27,595	(45,192)

Net cash flows from investing activities	(301,354)	(257,263)	(881,367)

Cash Flows from Financing Activities
Issuance of common stock	1,354	200,006	24,054
Proceeds from notes payable to shareholder	—	102,728	—
Proceeds from short-term and long-term borrowings	23,161	42,742	1,673,981
Retirement of existing senior notes	—	(231,630)	(261,309)
Financing costs	(2,233)	(18,293)	(17,771)
Repayments of short-term and long-term borrowings	(233,506)	(90,331)	(766,950)
Other	—	—	(6,571)

Net cash flows from financing activities	(211,224)	5,222	645,434

Effects of Exchange Rates on Cash	20,662	35,694	(49,612)

Decrease in Cash and Cash Equivalents	(99,824)	(509,955)	(956,688)
Cash and Cash Equivalents, Beginning of Year	410,185	920,140	1,876,828

Cash and Cash Equivalents, End of Year	$310,361	$410,185	$920,140

Supplemental Cash Flow Disclosure
Cash paid for reorganization expenses	$27,084	$33,488	$—

Cash paid for interest	$185,591	$304,274	$519,221

Cash paid for income taxes	$1,947	$14,260	$—

Non-Cash Investing and Financing Activities
Issuance of subsidiary common stock for financial assets	$966,362	$—	$—

Issuance of common stock for acquisitions	$1,326,847	$1,206,441	$—

The accompanying notes are an integral part of these consolidated financial statements.

A4-76

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Nature of Operations
      UnitedGlobalCom, Inc. (together with its subsidiaries the “Company”, “UGC”, “we”, “us”, “our” or similar terms) was formed in February 2001 as part of a series of planned transactions with Old UGC, Inc. (“Old UGC”, formerly known as UGC Holdings, Inc., now our wholly owned subsidiary) and Liberty Media Corporation (together with its subsidiaries and affiliates “Liberty”), which restructured and recapitalized our business. We are an international broadband communications provider of video, voice and Internet services with operations in 15 countries outside the United States. UGC Europe, Inc. (together with its subsidiaries “UGC Europe”), our largest consolidated operation, is a pan-European broadband communications company. Through its broadband networks, UGC Europe provides video, high-speed Internet access, telephone and programming services. UGC Europe’s operations are currently organized into two principal divisions — UPC Broadband and chellomedia. UPC Broadband delivers video, high-speed Internet access and telephone services to residential customers. chellomedia provides broadband Internet and interactive digital products and services, produces and markets thematic channels, operates our digital media center and operates a competitive local exchange carrier business providing telephone and data network solutions to the business market under the brand name Priority Telecom. Our primary Latin American operation, VTR GlobalCom S.A. (“VTR”), provides multi-channel television, high-speed Internet access and residential telephone services in Chile. We also have an approximate 19% interest in SBS Broadcasting S.A. (“SBS”), a European commercial television and radio broadcasting company, and an approximate 34% interest in Austar United Communications Ltd. (“Austar United”), a pay-TV provider in Australia.

2.	Summary of Significant Accounting Policies

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in accounting for, among other things, allowances for uncollectible accounts, deferred tax valuation allowances, loss contingencies, fair values of financial instruments, asset impairments, useful lives of property, plant and equipment, restructuring accruals and other special items. Actual results could differ from those estimates.
     Principles of Consolidation
      The accompanying consolidated financial statements include our accounts and all voting interest entities where we exercise a controlling financial interest through the ownership of a direct or indirect majority voting interest and variable interest entities for which we are the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation.
     Cash and Cash Equivalents, Restricted Cash, Marketable Equity Securities and Other Investments
      Cash and cash equivalents include cash and highly liquid investments with original maturities of less than three months. Restricted cash includes cash held as collateral for letters of credit and other loans, and is classified based on the expected expiration of such facilities. Cash held in escrow and restricted to a specific use is classified based on the expected timing of such disbursement. Marketable equity securities and other investments include marketable equity securities, certificates of deposit, commercial paper, corporate bonds and government securities that have original maturities greater than three months but less than twelve months.
      Marketable equity securities and other investments are classified as available-for-sale and reported at fair value. Unrealized gains and losses on these marketable equity securities and other investments are reported as a separate component of stockholders’ equity. Declines in the fair value of marketable equity securities and other

A4-77

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
investments that are other than temporary are recognized in the statement of operations, thus establishing a new cost basis for such investment. These marketable equity securities and other investments are evaluated on a quarterly basis to determine whether declines in the fair value of these securities are other than temporary. This quarterly evaluation consists of reviewing, among other things, the historical volatility of the price of each security and any market and company specific factors related to each security. Declines in the fair value of investments below cost basis for a period of less than six months are considered to be temporary. Declines in the fair value of investments for a period of six to nine months are evaluated on a case-by-case basis to determine whether any company or market-specific factors exist that would indicate that such declines are other than temporary. Declines in the fair value of investments below cost basis for greater than nine months are considered other than temporary and are recorded as charges to the statement of operations, absent specific factors to the contrary.
      We estimate fair value amounts using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in these consolidated financial statements are not necessarily indicative of the amounts we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
     Allowance for Doubtful Accounts
      The allowance for doubtful accounts is based upon our assessment of probable loss related to uncollectible accounts receivable. Generally, upon disconnection of a subscriber, the account is fully reserved. The allowance is maintained until either receipt of payment or collection of the account is no longer pursued. We use a number of factors in determining the allowance, including, among other things, collection trends, prevailing and anticipated economic conditions and specific customer credit risk.
     Property, Plant and Equipment
      Property, plant and equipment are recorded at cost. Additions, replacements and improvements that extend asset lives are capitalized and costs for normal repair and maintenance are charged to expense as incurred. Costs associated with the construction of cable networks, transmission and distribution facilities are capitalized (including capital leases). Depreciation is calculated using the straight-line method over the economic useful life of the asset. Costs associated with new cable, telephone and Internet access subscriber installations are capitalized and depreciated over the average expected subscriber life. Subscriber installation costs include direct labor, materials (such as cabling, wiring, wall plates and fittings) and related overhead (such as indirect labor, logistics and inventory handling).
      The economic lives of property, plant and equipment at acquisition are as follows:

Customer premise equipment	4-10 years
Commercial	3-20 years
Scaleable infrastructure	3-20 years
Line extensions	5-20 years
Upgrade/rebuild	3-20 years
Support capital	1-33 years
      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For assets we intend to use, if the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, we recognize a loss for the difference between the fair value and carrying value of the asset. For assets we intend to dispose of, we recognize a loss for the amount that the estimated fair value, less costs to sell, is less than the carrying value of the assets.

A4-78

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Goodwill and Other Intangible Assets
      Goodwill is the excess of the acquisition cost of an acquired entity over the fair value of the identifiable net assets acquired. Other intangible assets consist principally of customer relationships, trademarks and computer software. Other intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. We adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), effective January 1, 2002. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized, but are tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is performed on a reporting unit level on an annual basis. Goodwill and other indefinite-lived intangible assets are tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of an entity below its carrying value. These events or circumstances may include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors.
     Investments in Affiliates, Accounted for under the Equity Method
      For those investments in unconsolidated subsidiaries and companies in which our voting interest is 20% to 50%, our investments are held through a combination of voting common stock, preferred stock, debentures or convertible debt and we exert significant influence through Board representation and management authority, the equity method of accounting is used. The cost method of accounting is used for our investments in affiliates in which our ownership interest is less than 20% and where we do not exert significant influence. Under the equity method, the investment, originally recorded at cost, is adjusted to recognize our proportionate share of net earnings or losses of the affiliate, limited to the extent of our investment in and advances to the affiliate, including any debt guarantees or other contractual funding commitments. We evaluate our investments in publicly traded securities accounted for under the equity method periodically for impairment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. A decline in value of an investment which is other than temporary is recognized as a realized loss, establishing a new carrying amount for the investment. Factors considered in making this evaluation include the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, including cash flows of the investee and any specific events which may influence the operations of the issuer, and our intent and ability to retain our investments for a period of time sufficient to allow for any anticipated recovery in market value.
     Derivative Financial Instruments
      We use derivative financial instruments from time to time to manage exposure to movements in foreign currency exchange rates and interest rates. We account for derivative financial instruments in accordance with SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, as amended, (“SFAS 133”), which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheets as either an asset or liability measured at its fair value. These rules require that changes in the derivative instrument’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument’s gains and losses to offset related results on the hedged item in the statement of operations, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. For derivative financial instruments designated and that qualify as cash flow hedges, changes in the fair value of the effective portion of the derivative financial instruments are recorded as a component of other comprehensive income or loss in stockholders’ equity until the hedged item is recognized in earnings. The ineffective portion of the change in fair value of the derivative financial instruments is immediately recognized in earnings. The change in fair value of the hedged item is recorded as an adjustment to its carrying value on the balance sheet. For derivative financial instruments that are

A4-79

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
not designated or that do not qualify as accounting hedges, the changes in the fair value of the derivative financial instruments are recognized in earnings.
     Subscriber Prepayments and Deposits
      Payments received in advance for distribution services are deferred and recognized as revenue when the associated services are provided. Deposits are recorded as a liability upon receipt and refunded to the subscriber upon disconnection.
     Cable Network Revenue and Related Costs
      We recognize revenue from the provision of video, telephone and Internet access services over our cable network to customers in the period the related services are provided. Installation revenue (including reconnect fees) related to these services over our cable network is recognized as revenue in the period in which the installation occurs, to the extent these fees are equal to or less than direct selling costs, which are expensed. To the extent installation revenue exceeds direct selling costs, the excess fees are deferred and amortized over the average expected subscriber life. Costs related to reconnections and disconnections are recognized in the statement of operations as incurred.
     Other Revenue and Related Costs
      We recognize revenue from the provision of direct-to-home satellite services, or “DTH”, telephone and data services to business customers outside of our cable network in the period the related services are provided. Installation revenue (including reconnect fees) related to these services outside of our cable network is deferred and amortized over the average expected subscriber life. Costs related to reconnections and disconnections are recognized in the statement of operations as incurred.
     Concentration of Credit Risk
      Financial instruments which potentially subject us to concentrations of credit risk consist principally of subscriber receivables. Concentration of credit risk with respect to subscriber receivables is limited due to the large number of customers and their dispersion across many different countries worldwide. We also manage this risk by disconnecting services to customers who are delinquent.
     Stock-Based Compensation
      We account for our stock-based compensation plans and the stock-based compensation plans of our subsidiaries using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). We have provided pro forma disclosures of net income (loss) under the fair value method of accounting for these plans, as prescribed by SFAS No. 123, Accounting for

A4-80

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure and Amendment of SFAS No. 123 (“SFAS 148”), as follows:

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share amounts)
Net income (loss), as reported	$1,995,368	$(356,454)	$(4,494,709)
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects(1)	29,242	28,228	8,818
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(57,101)	(102,837)	(98,638)

Pro forma net income (loss)	$1,967,509	$(431,063)	$(4,584,529)

Basic net income (loss) per common share:
As reported	$7.41	$(0.84)	$(41.29)

Pro forma	$7.35	$(1.01)	$(42.10)

Diluted net income (loss) per common share:
As reported	$7.41	$(0.83)	$(41.29)

Pro forma	$7.35	$(1.01)	$(42.10)

(1)	Not including SARs. Compensation expense for SARs is the same under APB 25 and SFAS 123.
      Stock-based compensation is recorded as a result of applying variable-plan accounting to stock appreciation rights (“SARs”) granted to employees and vesting of certain of our fixed stock-based compensation plans. Under variable-plan accounting, compensation expense (credit) is recognized at each financial statement date for vested SARs based on the difference between the grant price and the estimated fair value of our Class A common stock, until the SARs are exercised or expire, or until the fair value is less than the original grant price. Under fixed-plan accounting, deferred compensation is recorded for the excess of fair value over the exercise price of such options at the date of grant. This deferred compensation is then recognized in the statement of operations ratably over the vesting period of the options.
     Income Taxes
      Income taxes are accounted for under the asset and liability method. We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts and income tax basis of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards, using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if we believe it more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax liabilities related to investments in foreign subsidiaries and foreign corporate joint ventures that are essentially permanent in duration are not recognized until it becomes apparent that such amounts will reverse in the foreseeable future.
     Basic and Diluted Net Income (Loss) Per Share
      Basic net income (loss) per share is determined by dividing net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during each period. Net income

A4-81

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(loss) attributable to common stockholders includes the accrual of dividends on convertible preferred stock which is charged directly to additional paid-in capital and/or accumulated deficit. Diluted net income (loss) per share includes the effects of potentially issuable common stock, but only if dilutive.
     Foreign Operations and Foreign Currency Exchange Rate Risk
      Our consolidated financial statements are prepared in U.S. dollars. Almost all of our operations are conducted in a currency other than the U.S. dollar. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at period-end exchange rates and the statements of operations are translated at actual exchange rates when known, or at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in other comprehensive income (loss) as a separate component of stockholders’ equity (deficit). Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from our operations in foreign countries are translated at actual exchange rates when known, or at the average rate for the period. As a result, amounts related to assets and liabilities reported in the consolidated statements of cash flows will not agree to changes in the corresponding balances in the consolidated balance sheets. The effects of exchange rate changes on cash balances held in foreign currencies are reported as a separate line below cash flows from financing activities. Certain items such as investments in debt and equity securities of foreign subsidiaries, equipment purchases, programming costs, notes payable and notes receivable (including intercompany amounts) and certain other charges are denominated in a currency other than the respective company’s functional currency, which results in foreign exchange gains and losses recorded in the consolidated statement of operations. Accordingly, we may experience economic loss and a negative impact on earnings and equity with respect to our holdings solely as a result of foreign currency exchange rate fluctuations.
     Reclassifications
      Certain prior year amounts have been reclassified to conform to the current year presentation. We adopted SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other things, SFAS 145 required us to reclassify gains and losses associated with the extinguishment of debt (including the related tax effects) from extraordinary classification to other income in the accompanying consolidated statements of operations.
3.     Acquisitions, Dispositions and Other

2003

Acquisition of UPC Preference Shares
      On February 12, 2003, we issued 368,287 shares of our Class A common stock in a private transaction pursuant to a securities purchase agreement dated February 6, 2003, among us and Alliance Balanced Shares, Alliance Growth Fund, Alliance Global Strategic Income Trust and EQ Alliance Common Stock Portfolio. In consideration for issuing the 368,287 shares of our Class A common stock, we acquired 1,833 preference shares A of UPC, nominal value €1.00 per share, and warrants to purchase 890,030 ordinary shares A of UPC, nominal value €1.00 per share, at an exercise price of €42.546 per ordinary share. On February 13, 2003, we issued 482,217 shares of our Class A common stock in a private transaction pursuant to a securities purchase agreement dated February 11, 2003, among us and Capital Research and Management Company, on behalf of The Income Fund of America, Inc., Capital World Growth and Income Fund, Inc. and Fundamental Investors, Inc. In consideration for the 482,217 shares of our Class A common stock, we acquired 2,400 preference shares A of UPC, nominal value €1.00 per share, and warrants to purchase 1,165,352 ordinary shares A of UPC, nominal

A4-82

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
value €1.00 per share, at an exercise price of €42.546 per ordinary share. A gain of $610.9 million was recognized from the purchase of these preference shares for the difference between fair value of the consideration given and book value (including accrued dividends) of these preference shares at the transaction date. This gain is reflected in the consolidated statement of stockholders’ equity (deficit).
      On April 4, 2003, we issued 879,041 shares of our Class A common stock in a private transaction pursuant to a transaction agreement dated March 31, 2003, among us, a subsidiary of ours, Motorola Inc. and Motorola UPC Holdings, Inc. In consideration for the 879,041 shares of our Class A common stock, we acquired 3,500 preference shares A of UPC, nominal value €1.00 per share and warrants to purchase 1,669,457 ordinary shares A of UPC, nominal value €1.00 per share, at an exercise price of €42.546 per ordinary share. On April 14, 2003, we issued 426,360 shares of our Class A common stock in a private transaction pursuant to a securities purchase agreement dated April 8, 2003, between us and Liberty International B-L LLC. In consideration for the 426,360 shares of our Class A common stock, we acquired 2,122 preference shares A of UPC, nominal value €.00 per share and warrants to purchase 971,118 ordinary shares A of UPC, nominal value €1.00 per share, at an exercise price of €42.546 per ordinary share. A gain of $812.2 million was recognized during the second quarter of 2003 from the purchase of these preference shares for the difference between fair value of the consideration given and book value (including accrued dividends) of the preference shares at the transaction date. This gain is reflected in the consolidated statement of stockholders’ equity (deficit).

United Pan-Europe Communications N.V. Reorganization
      In September 2003, as a result of the consummation of UPC’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code and insolvency proceedings under Dutch law, UGC Europe acquired all of the stock of, and became the successor issuer to, UPC. Prior to UPC’s reorganization, we were the majority stockholder and largest single creditor of UPC. We became the holder of approximately 66.6% of UGC Europe’s common stock in exchange for the equity and debt of UPC that we owned prior to UPC’s reorganization. UPC’s other bondholders and third-party holders of UPC’s ordinary shares and preference shares exchanged their securities for the remaining 33.4% of UGC Europe’s common stock.
      We accounted for this restructuring as a reorganization of entities under common control at historical cost, similar to a pooling of interests. Under reorganization accounting, we have consolidated the financial position and results of operations of UGC Europe as if the reorganization had been consummated at inception. We previously recognized a gain on the effective retirement of UPC’s senior notes, senior discount notes and UPC’s exchangeable loan held by us when those securities were acquired directly and indirectly by us in connection with our merger transaction with Liberty in January 2002. The issuance of common stock by UGC Europe to third-party holders of the remaining UPC senior notes and senior discount notes was recorded at fair value. This fair value was significantly less than the accreted value of such debt securities as reflected in our historical consolidated financial statements. Accordingly, for consolidated financial reporting purposes, we recognized a gain of $2.1 billion from the extinguishment of such debt outstanding at that time equal to the excess of the then accreted value of such debt ($3.076 billion) over the fair value of UGC Europe common stock issued ($966.4 million).

UGC Europe Exchange Offer and Merger
      On December 18, 2003, we completed an exchange offer pursuant to which we offered to exchange 10.3 shares of our Class A common stock for each outstanding share of UGC Europe common stock not owned by us. On December 19, 2003, we effected a short-form merger between UGC Europe and one of our subsidiaries on the same terms offered in the exchange offer. We issued 172,248,306 shares of our Class A common stock to third parties in connection with the exchange offer and merger (including 2,596,270 shares subject to appraisal rights that were withdrawn subsequent to December 31, 2003), as well as 4,780,611 shares to

A4-83

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Old UGC to acquire its UGC Europe common stock. We now own all of the outstanding equity securities of UGC Europe.
      We valued the exchange offer and merger for accounting purposes at $1.315 billion, based on the issuance of our Class A common stock at the average closing price of such stock for the five days surrounding November 12, 2003, the date we announced the revised and final terms of the exchange offer, and our estimated transaction costs, consisting primarily of dealer-manager, legal and accounting fees, printing costs, other external costs and other purchase consideration directly related to the exchange offer and merger. This total value includes $19.7 million related to the value of shares subject to appraisal rights that were withdrawn in January 2004. This amount is included in other current liabilities in the accompanying consolidated balance sheet.
      We accounted for the exchange offer and merger using the purchase method of accounting, in accordance with SFAS No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, the total estimated purchase price was allocated to the minority shareholders’ proportionate interest in UGC Europe’s identifiable tangible and intangible assets and liabilities acquired by us based upon their estimated fair values upon completion of the transaction. Purchase price in excess of the book value of these identifiable tangible and intangible assets and liabilities acquired was allocated as follows (in thousands):

Property, plant and equipment	$717
Goodwill	1,005,148
Customer relationships and tradename	243,212
Other assets	10,556
Other liabilities	55,271

Total consideration	$1,314,904

      The excess purchase price over the net identifiable tangible and intangible assets and liabilities acquired was recorded as goodwill, which is not deductible for tax purposes. This goodwill was attributable to the following:

•	Our ability to create a simpler, unified capital structure in which equity investors would participate in our equity at a single level, which would lead to greater liquidity for investors, due to the larger combined public float;

•	Our ability to facilitate the investment and transfer of funds between us and UGC Europe and its subsidiaries, thereby creating more efficient uses of our consolidated financial resources; and

•	Our assessment that the elimination of public stockholders at the UGC Europe level would create opportunities for cost reductions and organizational efficiencies through, among other things, the combination of UGC Europe’s and our separate corporate functions into a better integrated, unitary corporate organization.

A4-84

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following unaudited pro forma condensed consolidated operating results give effect to this transaction as if it had been completed as of January 1, 2003 (for 2003 results) and as of January 1, 2002 (for 2002 results). This unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations would actually have been if this transaction had in fact occurred on such dates. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable:

	Year Ended December 31,

	2003	2002

	(In thousands, except share
	and per share amounts)
Revenue	$1,891,530	$1,515,021

Income before cumulative effect of change in accounting principle	$1,805,225	$1,014,908

Net income (loss)	$1,805,225	$(329,814)

Earnings per share:
Basic net income (loss) per share before cumulative effect of change in accounting principle	$4.99	$1.63
Cumulative effect of change in accounting principle	—	(2.17)

Basic net income (loss) per share	$4.99	$(0.54)

Diluted net income (loss) per share before cumulative effect of change in accounting principle	$4.98	$1.63
Cumulative effect of change in accounting principle	—	(2.17)

Diluted net income (loss) per share	$4.98	$(0.54)

2002

Merger Transaction
      On January 30, 2002, we completed a transaction with Liberty and Old UGC, pursuant to which the following occurred.
      Immediately prior to the merger transaction on January 30, 2002:

•	Liberty contributed approximately 9.9 million shares of Old UGC Class B common stock and approximately 12.0 million shares of Old UGC Class A common stock to us and in exchange for these contributions, we issued Liberty approximately 21.8 million shares of our Class C common stock;

•	Certain long-term stockholders of Old UGC (the “Founders”) transferred their shares of Old UGC Class B common stock to limited liability companies, which limited liability companies then merged into us. As a result of such mergers, the Founders received approximately 8.9 million shares of our Class B common stock, which number of shares equals the number of shares of Old UGC Class B common stock transferred by them to the limited liability companies; and

•	Four of the Founders (the “Principal Founders”) contributed $3.0 million to Old UGC in exchange for securities that, at the effective time of the merger, converted into securities representing a 0.5% interest in Old UGC and entitled them to elect one-half of Old UGC’s directors.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As a result of the merger transaction:

•	Old UGC became our 99.5%-owned subsidiary, and the Principal Founders held the remaining 0.5% interest in Old UGC;

•	Each share of Old UGC’s Class A and Class B common stock outstanding immediately prior to the merger was converted into one share of our Class A common stock;

•	The shares of Old UGC’s Series B, C and D preferred stock outstanding immediately prior to the merger were converted into an aggregate of approximately 23.3 million shares of our Class A common stock, which amount is equal to the number of shares of Old UGC Class A common stock the holders of Old UGC’s preferred stock would have received had they converted their preferred stock immediately prior to the merger;

•	Liberty had the right to elect four of our 12 directors;

•	The Founders had the effective voting power to elect eight of our 12 directors; and

•	We had the right to elect half of Old UGC’s directors and the Principal Founders had the right to elect the other half of Old UGC’s directors (see discussion below regarding a transaction that occurred on May 14, 2002, pursuant to which Old UGC became our wholly-owned subsidiary and we became entitled to elect the entire board of directors of Old UGC).
      Immediately following the merger transaction:

•	Liberty contributed to us the UPC Exchangeable Loan which had an accreted value of $891.7 million as of January 30, 2002 and, as a result, UPC owed the amount payable under such loan to us rather than to Liberty;

•	Liberty contributed $200.0 million in cash to us;

•	Liberty contributed to us certain UPC bonds (the “United UPC Bonds”) and, as a result, UPC owed the amounts represented by the United UPC Bonds to us rather than to Liberty; and

•	In exchange for the contribution of these assets to us, an aggregate of approximately 281.3 million shares of our Class C common stock was issued to Liberty.
      In December 2001, IDT United, Inc. (“IDT United”) commenced a cash tender offer for, and related consent solicitation with respect to, the entire $1.375 billion face amount of senior discount notes of Old UGC (the “Old UGC Senior Notes”). As of the expiration of the tender offer on February 1, 2002, holders of the notes had validly tendered and not withdrawn notes representing approximately $1.350 billion aggregate principal amount at maturity. At the time of the tender offer, Liberty had an equity and debt interest in IDT United. IDT United’s sole purpose was to tender for the Old UGC Senior Notes.
      Prior to the merger on January 30, 2002, we acquired from Liberty $751.2 million aggregate principal amount at maturity of the Old UGC Senior Notes (which had previously been distributed to Liberty by IDT United in redemption of a portion of Liberty’s equity interest and in prepayment of a portion of IDT United’s debt to Liberty), as well as all of Liberty’s remaining interest in IDT United. The purchase price for the Old UGC Senior Notes and Liberty’s interest in IDT United was:

•	Our assumption of approximately $304.6 million of indebtedness owed by Liberty to Old UGC; and

•	Cash in the amount of approximately $143.9 million.
      On January 30, 2002, Liberty loaned us approximately $17.3 million, of which approximately $2.3 million was used to purchase shares of redeemable preferred stock and convertible promissory notes issued by IDT United. Following January 30, 2002, Liberty loaned us an additional approximately $85.4 million. We used the

A4-86

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
proceeds of these loans to purchase additional shares of redeemable preferred stock and convertible promissory notes issued by IDT United. These notes to Liberty accrued interest at 8.0% annually, compounded and payable quarterly, and were cancelled in January 2004 (see Note 22). Subsequent to these transactions, IDT United held Old UGC Senior Notes with a principal amount at maturity of $599.2 million. Although we only retain a 33.3% common equity interest in IDT United, we consolidate IDT United as a “variable interest entity”, as we are the primary beneficiary of an entity that has insufficient equity at risk.
      On May 14, 2002, the Principal Founders transferred all of the shares of Old UGC common stock held by them to us in exchange for an aggregate of 600,000 shares of our Class A common stock pursuant to an exchange agreement dated May 14, 2002, among such individuals and us. This exchange agreement superseded the exchange agreement entered into at the time of the merger transaction. As a result of this exchange, Old UGC became our wholly-owned subsidiary, and we were entitled to elect the entire board of directors of Old UGC. This transaction was the final step in the recapitalization of Old UGC.
      We accounted for the merger transaction on January 30, 2002 as a reorganization of entities under common control at historical cost, similar to a pooling of interests. Under reorganization accounting, we consolidated the financial position and results of operations of Old UGC as if the merger transaction had been consummated at the inception of Old UGC. The purchase of the Old UGC Senior Notes directly from Liberty and the purchase of Liberty’s interest in IDT United were recorded at fair value. The issuance of our new shares of Class C common stock to Liberty for cash, the United UPC Bonds and the UPC Exchangeable Loan was recorded at the fair value of our common stock at closing. The estimated fair value of these financial assets (with the exception of the UPC Exchangeable Loan) was significantly less than the accreted value of such debt securities as reflected in Old UGC’s historical financial statements. Accordingly, for consolidated financial reporting purposes, we recognized a gain of approximately $1.757 billion from the extinguishment of such debt outstanding at that time equal to the excess of the then accreted value of such debt over our cost, as follows:

	Fair Value
	at Acquisition	Book Value	Gain/(Loss)

	(In thousands)
Old UGC Senior Notes	$540,149	$1,210,974	$670,825
United UPC Bonds	312,831	1,451,519	1,138,688
UPC Exchangeable Loan	891,671	891,671	—
Write-off of deferred financing costs	—	(52,224)	(52,224)

Total gain on extinguishment of debt	$1,744,651	$3,501,940	$1,757,289

      We also recorded a deferred income tax provision of $110.6 million related to a portion of the gain on extinguishment of the Old UGC Senior Notes.

Transfer of German Shares
      Until July 30, 2002, UPC had a 51% ownership interest in EWT/ TSS Group through its 51% owned subsidiary, UPC Germany. Pursuant to the agreement by which UPC acquired EWT/ TSS Group, UPC was required to fulfill a contribution obligation no later than March 2003, by contributing certain assets amounting to approximately €358.8 million. If UPC failed to make the contribution by such date or in certain circumstances such as a material default by UPC under its financing agreements, the minority shareholders of UPC Germany could call for 22.3% of the ownership interest in UPC Germany in exchange for the euro equivalent of 1 Deutsche Mark. On March 5, 2002, UPC received the holders’ notice of exercise. On July 30, 2002, UPC completed the transfer of 22.3% of UPC Germany to the minority shareholders in return for the cancellation of the contribution obligation. UPC now owns 28.7% of UPC Germany, with the former minority shareholders owning the remaining 71.3%. UPC Germany is governed by a new shareholders agreement. For accounting purposes, this transaction resulted in the deconsolidation of UPC Germany effective August 1, 2002, and recognition of a gain from the

A4-87

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
reversal of the net negative investment in UPC Germany. Details of the assets and liabilities of UPC Germany as of August 1, 2002 were as follows (in thousands):

Working capital	$(74,809)
Property, plant and equipment	74,169
Goodwill and other intangible assets	69,912
Long-term liabilities	(84,288)
Minority interest	(142,158)
Gain on reversal of net negative investment	147,925

Net cash deconsolidated	$(9,249)

Other
      In January 2002, we recognized a gain of $109.2 million from the restructuring and cancellation of capital lease obligations associated with excess capacity of certain Priority Telecom vendor contracts.
      In June 2002, we recognized a gain of $342.3 million from the delivery by certain banks of $399.2 million in aggregate principal amount of UPC’s senior notes and senior discount notes as settlement of certain interest rate and cross currency derivative contracts between the banks and UPC.

2001
      In December 2001, UPC and Canal+ Group, the television and film division of Vivendi Universal (“Canal+”) merged their respective Polish DTH satellite television platforms, as well as the Canal+ Polska premium channel, to form a common Polish DTH platform. UPC Polska contributed its Polish and United Kingdom DTH assets to Telewizyjna Korporacja Partycypacyjna S.A., a subsidiary of Canal+ (“TKP”), and placed €30.0 million ($26.8 million) cash into an escrow account, which was used to fund TKP with a loan of €30.0 million in January 2002 (the “JV Loan”). In return, UPC Polska received a 25% ownership interest in TKP and €150.0 ($134.1) million in cash. UPC Polska’s investment in TKP was recorded at fair value as of the date of the transaction, resulting in a loss of $416.9 million upon consummation of the merger.

4.	Marketable Equity Securities and Other Investments

	December 31, 2003		December 31, 2002

	Fair	Unrealized	Fair	Unrealized
	Value	Gain	Value	Gain

	(In thousands)		(In thousands)
SBS common stock	$195,600	$105,790	$—	$—
Other equity securities	10,725	6,098	—	—
Corporate bonds and other	2,134	856	45,854	14

Total	$208,459	$112,744	$45,854	$14

      We recorded an aggregate charge to earnings for other than temporary declines in the fair value of certain of our investments of approximately nil, $2.0 million and nil for the years ended December 31, 2003, 2002 and 2001, respectively.
      We own 6.0 million shares of SBS. Historically, our common share ownership interest in SBS was accounted for under the equity method of accounting, as we were able to exert significant influence. On December 19, 2003, SBS redeemed certain of its outstanding debt and as a result issued new common shares to the note holders which reduced our ownership interest. As we no longer have the ability to exercise significant

A4-88

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
influence over SBS, we changed our accounting method from the equity method to the cost method, and marked these shares to fair value as available-for-sale securities.

5.	Property, Plant and Equipment

						Foreign
					UGC Europe	Currency
	December 31,				Exchange	Translation	December 31,
	2002	Additions	Disposals	Impairments(1)	Offer(2)	Adjustments	2003

	(In thousands)
Customer premises equipment	$1,003,950	$95,834	$(2,459)	$(89,971)	$20,936	$201,941	$1,230,231
Commercial	5,670	—	—	—	—	235	5,905
Scaleable infrastructure	637,171	44,177	—	(23,806)	(8,973)	138,000	786,569
Line extensions	2,055,614	66,216	—	(302,280)	(3,806)	373,306	2,189,050
Upgrade/rebuild	846,406	30,287	—	(4,854)	(5,653)	151,127	1,017,313
Support capital	696,362	70,972	(473)	(30,874)	4,824	127,250	868,061
Priority Telecom(3)	306,233	17,074	—	(415)	(5,357)	43,521	361,056
UPC Media	83,598	5,833	—	(6,438)	(1,254)	16,447	98,186

Total	5,635,004	330,393	(2,932)	(458,638)	717	1,051,827	6,556,371
Accumulated depreciation	(1,994,793)	(804,937)	2,123	64,788	—	(480,809)	(3,213,628)

Net property, plant and equipment	$3,640,211	$(474,544)	$(809)	$(393,850)	$717	$571,018	$3,342,743

(1)	See Note 17.

(2)	See Note 3.

(3)	Consists primarily of network infrastructure and equipment.

A4-89

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Goodwill
      The change in the carrying amount of goodwill by operating segment for the year ended December 31, 2003 is as follows:

				Foreign
			UGC Europe	Currency
	December 31,		Exchange	Translation	December 31,
	2002	Acquisitions	Offer(1)	Adjustments	2003

	(In thousands)
Europe:
Austria	$140,349	$383	$167,209	$31,640	$339,581
Belgium	14,284	—	24,467	1,747	40,498
Czech Republic	—	—	67,138	1,240	68,378
Hungary	73,878	229	142,809	11,723	228,639
The Netherlands	705,833	—	256,415	149,310	1,111,558
Norway	9,017	—	28,553	930	38,500
Poland	—	—	36,368	672	37,040
Romania	20,138	—	2,698	324	23,160
Slovak Republic	3,353	—	22,644	1,133	27,130
Sweden	142,771	—	30,823	31,270	204,864
chellomedia	—	—	122,304	2,258	124,562
UGC Europe, Inc.	—	—	103,720	1,915	105,635

Total	1,109,623	612	1,005,148	234,162	2,349,545
Latin America:
Chile	140,710	—	—	29,576	170,286

Total	$1,250,333	$612	$1,005,148	$263,738	$2,519,831

(1)	See Note 3.
      We adopted SFAS 142 effective January 1, 2002. SFAS 142 required a transitional impairment assessment of goodwill as of January 1, 2002, in two steps. Under step one, the fair value of each of our reporting units was compared with their respective carrying amounts, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill of the reporting unit was considered not impaired. If the carrying amount of a reporting unit exceeded its fair value, the second step of the goodwill impairment test was performed to measure the amount of impairment loss. We completed step one in June 2002, and concluded the carrying value of certain reporting units as of January 1, 2002 exceeded fair value. The completion of step two resulted in an impairment adjustment of $1.34 billion. This amount has been reflected as a cumulative effect of a change in accounting principle in the consolidated statement of operations, effective January 1, 2002, in accordance with SFAS 142. We also recorded impairment charges totaling $362.8 million based on our annual impairment test effective December 31, 2002.

A4-90

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Pro Forma Information
      Prior to January 1, 2002, goodwill and excess basis on equity method investments was generally amortized over 15 years. The following presents the pro forma effect on net loss for the year ended December 31, 2001, from the reduction of amortization expense on goodwill and the reduction of amortization of excess basis on equity method investments, as a result of the adoption of SFAS 142 (in thousands, except per share amounts):

Year Ended
December 31,
2001

Net loss as reported	$(4,494,709)
Goodwill amortization
UPC and subsidiaries	379,449
VTR	11,310
Austar United and subsidiaries	12,765
Other	2,881
Amortization of excess basis on equity investments
UPC affiliates	35,940
Austar United affiliates	2,823
Other	2,027

Adjusted net loss	$(4,047,514)

Basic and diluted net loss per common share as reported	$(41.29)
Goodwill amortization
UPC and subsidiaries	3.45
VTR	0.10
Austar United and subsidiaries	0.12
Other	0.03
Amortization of excess basis on equity investments
UPC affiliates	0.33
Austar United affiliates	0.03
Other	0.02

Adjusted basic and diluted net loss per common share	$(37.21)

A4-91

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Intangible Assets
      Other intangible assets consist primarily of customer relationships, tradename, licenses and capitalized software. Customer relationships are amortized over the expected lives of our customers. The weighted-average amortization period of the customer relationship intangible is approximately 7.5 years. Tradename is an indefinite-lived intangible asset that is not subject to amortization. The following tables present certain information for other intangible assets. Actual amounts of amortization expense may differ from estimated amounts due to additional acquisitions, changes in foreign currency exchange rates, impairment of intangible assets, accelerated amortization of intangible assets, and other events.

						Foreign
					UGC Europe	Currency
	December 31,				Exchange	Translation	December 31,
	2002	Additions	Impairments(1)	Disposals	Offer	Adjustments	2003

	(In thousands)
Intangible assets with definite lives:
Customer relationships	$—	$—	$—	$—	$220,290	$4,068	$224,358
License fees	25,075	1,489	(13,871)	(3,815)	—	2,870	11,748
Other	10,493	233	—	(4,132)	—	1,925	8,519
Intangible assets with indefinite lives:
Tradename	—	—	—	—	22,922	424	23,346

Total	35,568	1,722	(13,871)	(7,947)	243,212	9,287	267,971
Accumulated amortization	(21,792)	(3,726)	5,482	7,537	—	(3,236)	(15,735)

Net intangible assets	$13,776	$(2,004)	$(8,389)	$(410)	$243,212	$6,051	$252,236

(1)	See Note 17.

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Amortization expense	$3,726	$16,632	$19,136

	Year Ended December 31,

	2004	2005	2006	2007	2008	Thereafter

	(In thousands)
Estimated amortization expense	$33,043	$31,816	$30,515	$30,515	$30,515	$72,486

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Long-Term Debt

	December 31,

	2003	2002

	(In thousands)
UPC Distribution Bank Facility	$3,698,586	$3,289,826
UPC Polska notes	317,372	377,110
VTR Bank Facility	123,000	—
Old UGC Senior Notes	24,627	24,313
Other	80,493	133,148
PCI notes	—	14,509
UPC July 1999 senior notes(1)	—	1,079,062
UPC January 2000 senior notes(1)	—	1,075,468
UPC October 1999 senior notes(1)	—	658,458

Total	4,244,078	6,651,894
Current portion	(628,176)	(6,179,223)

Long-term portion	$3,615,902	$472,671

(1)	These senior notes and senior discount notes were converted into common stock of UGC Europe in connection with UPC’s reorganization.
     UPC Distribution Bank Facility
      The UPC Distribution Bank Facility is guaranteed by UPC’s majority owned cable operating companies, excluding Poland, and is senior to other long-term debt obligations of UPC. The UPC Distribution Bank Facility credit agreement contains certain financial covenants and restrictions on UPC’s subsidiaries regarding payment of dividends, ability to incur indebtedness, dispose of assets, and merge and enter into affiliate transactions.

A4-93

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table provides detail of the UPC Distribution Bank Facility:

	Currency/Tranche		Amount Outstanding
	Amount		December 31, 2003

		US		US			Payment	Final
Tranche	Euros	Dollars	Euros	Dollars	Interest Rate(4)	Description	Begins	Maturity

	(In thousands)
Facility A(1)(2)(3)	€666,750	$840,529	€230,000	$289,946	EURIBOR +2.25%–4.0%	Revolving credit	June-06	June-08
Facility B(1)(2)	2,333,250	2,941,380	2,333,250	2,941,380	EURIBOR +2.25%–4.0%	Term loan	June-04	June-08
Facility C1(1)	95,000	119,760	95,000	119,760	EURIBOR +5.5%	Term loan	June-04	March-09
Facility C2(1)	405,000	347,500	275,654	347,500	LIBOR +5.5%	Term loan	June-04	March-09

Total			€2,933,904	$3,698,586

(1)	An annual commitment fee of 0.5% over the unused portions of each facility is applicable.

(2)	Pursuant to the terms of the October 2000 agreement, this interest rate is variable depending on certain leverage ratios.

(3)	The availability under Facility A of €436.8 ($550.6) million can be used to finance additional permitted acquisitions and/or to refinance indebtedness, subject to covenant compliance.

(4)	As of December 31, 2003, six month EURIBOR and LIBOR rates were 2.2% and 1.2%, respectively.
      In January 2004, the UPC Distribution Bank Facility was amended to:

•	Permit indebtedness under a new facility (“Facility D”). The new facility has substantially the same terms as the existing facility and consists of five different tranches totaling €1.072 billion. The proceeds of Facility D are limited in use to fund the scheduled payments of Facility B under the existing facility between December 2004 and December 2006;

•	Increase and extend the maximum permitted ratios of senior debt to annualized EBITDA (as defined in the bank facility) and lower and extend the minimum required ratios of EBITDA to senior interest and EBITDA to senior debt service;

•	Include a total debt to annualized EBITDA ratio and EBITDA to total cash interest ratio;

•	Include a mandatory prepayment from proceeds of debt issuance and net equity proceeds received by UGC Europe; and

•	Permit acquisitions depending on certain leverage ratios and other restrictions.
     UPC Polska Notes
      On July 7, 2003, UPC Polska filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. On January 22, 2004, the U.S. Bankruptcy Court confirmed UPC Polska’s Chapter 11 plan of reorganization, which was consummated and became effective on February 18, 2004, when UPC Polska emerged from the Chapter 11 proceedings. In accordance with UPC Polska’s plan of reorganization, third-party note holders received a total of $80.0 million in cash, $100.0 million in new 9.0% UPC Polska notes due 2007, and approximately 2.0 million shares of our Class A common stock in exchange for the cancellation of their claims. Two subsidiaries of UGC Europe, UPC Telecom B.V. and Belmarken Holding B.V., received $15.0 million in cash and 100% of the newly issued membership interests denominated as stock of the reorganized company in exchange for the cancellation of their claims.

A4-94

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     VTR Bank Facility
      In May 2003, VTR and VTR’s senior lenders amended and restated VTR’s existing senior secured credit facility. Principal payments are payable during the term of the facility on a quarterly basis beginning March 31, 2004, with final maturity on December 31, 2006. The VTR Bank Facility bears interest at LIBOR plus 5.50% (subject to adjustment under certain conditions) and is collateralized by tangible and intangible assets pledged by VTR and certain of its operating subsidiaries, as set forth in the credit agreement. The VTR Bank Facility is senior to other long-term debt obligations of VTR. The VTR Bank Facility credit agreement establishes certain covenants with respect to financial statements, existence of lawsuits, insurance, prohibition of material changes, limits to taxes, indebtedness, restriction of payments, capital expenditures, compliance ratios, governmental approvals, coverage agreements, lines of business, transactions with related parties, certain obligations with subsidiaries and collateral issues.
     Old UGC Senior Notes
      The Old UGC Senior Notes accreted to an aggregate principal amount of $1.375 billion on February 15, 2003, at which time cash interest began to accrue. Commencing August 15, 2003, cash interest on the Old UGC Senior Notes is payable on February 15 and August 15 of each year until maturity at a rate of 10.75% per annum. The Old UGC Senior Notes mature on February 15, 2008. As of December 31, 2003, the following entities held the Old UGC Senior Notes:

	Principal
	Amount at
	Maturity

	(In thousands)
UGC	$638,008	(1)
IDT United	599,173	(1)
Third parties	24,627

Total	$1,261,808

(1)	Eliminated in consolidation.
      The Old UGC Senior Notes began to accrue interest on a cash-pay basis on February 15, 2003, with the first payment due August 15, 2003. Old UGC did not make this interest payment. Because this failure to pay continued for a period of more than 30 days, an event of default exists under the terms of the Old UGC Senior Notes indenture. On November 24, 2003, Old UGC, which principally owns our interests in Latin America and Australia, reached an agreement with us, IDT United (in which we have a 94% fully diluted interest and a 33% common equity interest) and the unaffiliated stockholders of IDT United on terms for the restructuring of the Old UGC Senior Notes. Consistent with the restructuring agreement, on January 12, 2004, Old UGC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. The agreement and related transactions, if implemented, would result in the acquisition by Old UGC of the Old UGC Notes held by us (following cancellation of offsetting obligations) and IDT United for common stock of Old UGC. Old UGC Senior Notes held by third parties would either be left outstanding (after cure and reinstatement) or acquired for our Class A Common Stock (or, at our election, for cash). Subject to consummation of the transactions contemplated by the agreement, we expect to acquire the interests of the unaffiliated stockholders in IDT United for our Class A Common Stock and/or cash, at our election, in which case Old UGC would continue to be wholly owned by us. The value of any Class A Common Stock to be issued by us in these transactions is not expected to exceed $45 million. A claim was filed in the Chapter 11 proceeding by Excite@Home. See Note 13.

A4-95

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Long-Term Debt Maturities
      The maturities of our long-term debt are as follows (in thousands):

Year Ended December 31, 2004	$628,176
Year Ended December 31, 2005	718,903
Year Ended December 31, 2006	1,002,106
Year Ended December 31, 2007	671,704
Year Ended December 31, 2008	813,423
Thereafter	409,766

Total	$4,244,078

9.	Fair Value of Financial Instruments

	December 31, 2003			December 31, 2002

	Carrying	Fair		Carrying	Fair
	Value	Value		Value	Value

	(In thousands)
UPC Distribution Bank Facility	$3,698,586	$3,698,586	(1)	$3,289,826	$3,289,826	(2)
UPC Polska Notes	317,372	194,500	(3)	377,110	99,133	(4)
VTR Bank Facility	123,000	123,000	(5)	144,000	144,000	(5)
Note payable to Liberty	102,728	102,728	(6)	102,728	102,728	(6)
Old UGC Senior Notes	24,627	20,687	(7)	24,313	8,619	(4)
UPC July 1999 Senior Notes	—	—		1,079,062	64,687	(4)
UPC October 1999 Senior Notes	—	—		658,458	41,146	(4)
UPC January 2000 Senior Notes	—	—		1,075,468	68,152	(4)
UPC FiBI Loan	—	—		57,033	—	(8)
Other	85,592	85,592	(9)	151,769	151,769	(9)

Total	$4,351,905	$4,225,093		$6,959,767	$3,970,060

(1)	In the absence of quoted market prices, we determined the fair value to be equivalent to carrying value because: a) interest on this facility is tied to variable market rates; b) Moody’s Investor Service rated the facility at B+; and c) the credit agreement was amended in January 2004 to add a new €1.072 billion tranche on similar credit terms as the previous facility.

(2)	In the absence of quoted market prices, we determined the fair value to be equivalent to carrying value because: a) the restructuring plan of UPC assumed this facility was valued at par (100% of carrying amount); b) the reorganization plan of UPC assumed, in liquidation, that the lenders of the facility would be paid back 100%, based on seniority in liquidation (i.e., the assets of UPC Distribution were sufficient to repay the facility in a liquidation scenario); c) certain lenders under the facility confirmed to us they did not mark down the facility on their books; and d) when the facility was amended in connection with the restructuring agreement on September 30, 2002, the revised terms included increased fees and margin (credit spread), resetting the terms of this variable-rate facility to market.

(3)	Fair value represents the consideration UPC Polska note holders received from the consummation of UPC Polska’s second amended Chapter 11 plan of reorganization.

(4)	Fair value is based on quoted market prices.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	In the absence of quoted market prices, we determined the fair value to be equivalent to carrying value because: a) interest on this facility is tied to variable market rates; b) VTR is not highly leveraged; c) VTR’s results of operations exceeded budget in 2002 and 2003; d) the Chilean peso strengthened considerably in 2003; and e) in May 2003 the credit agreement was amended and restated on similar credit terms to the previous facility.

(6)	We extinguished this obligation at its carrying amount in January 2004 through the issuance of our Class A common stock at fair value.

(7)	Fair value is based on an independent valuation analysis.

(8)	Fair value of our Israeli investment was determined to be nil by an independent valuation firm in 2002. The FiBI Loan was secured by this investment. On October 30, 2002, the First International Bank of Israel (“FiBI”) and we agreed to sell our Israeli investment to a wholly-owned subsidiary of FiBI in exchange for the extinguishment of the FiBI Loan. This transaction closed on February 24, 2003.

(9)	Fair value approximates carrying value.
      The carrying value of cash and cash equivalents, subscriber receivables, other receivables, other current assets, accounts payable, accrued liabilities and subscriber prepayments and deposits approximates fair value, due to their short maturity. The fair values of equity securities are based upon quoted market prices at the reporting date.

10.	Derivative Instruments
      We had a cross currency swap related to the UPC Distribution Bank Facility where a $347.5 million notional amount was swapped at an average rate of 0.852 euros per U.S. dollar until November 29, 2002. On November 29, 2002, the swap was settled for €64.6 million. We also had an interest rate swap related to the UPC Distribution Bank Facility where a notional amount of €1.725 billion was fixed at 4.55% for the EURIBOR portion of the interest calculation through April 15, 2003. This swap qualified as an accounting cash flow hedge, accordingly, the changes in fair value of this instrument were recorded through other comprehensive income (loss) in the consolidated statement of stockholders’ equity (deficit). This swap expired April 15, 2003. During the first quarter of 2003, we purchased an interest rate cap on the euro denominated UPC Distribution Bank Facility for 2003 and 2004. As a result, the net rate (without the applicable margin) is capped at 3.0% on a notional amount of €2.7 billion. The changes in fair value of these interest caps are recorded through other income in the consolidated statement of operations. In June 2003, we entered into a cross currency and interest rate swap pursuant to which a $347.5 million obligation under the UPC Distribution Bank Facility was swapped at an average rate of 1.113 euros per U.S. dollar until July 2005. The changes in fair value of these interest swaps are recorded through other income in the consolidated statement of operations. For the years ended December 31, 2003, 2002 and 2001, we recorded losses of $56.3 million, $130.1 million and $105.8 million, respectively, in connection with the change in fair value of these derivative instruments. The fair value of these derivative contracts as of December 31, 2003 was $45.6 million (liability).
      Certain of our operating companies’ programming contracts are denominated in currencies that are not the functional currency or local currency of that operating company, nor that of the counter party. As a result, these contracts contain embedded foreign exchange derivatives that require separate accounting. We report these derivatives at fair value, with changes in fair value recognized in earnings.

11.	Bankruptcy Proceedings
      In September 2002, we and other creditors of UPC reached a binding agreement on a recapitalization and reorganization plan for UPC. In order to effect the restructuring, on December 3, 2002, UPC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York, including a pre-negotiated plan of reorganization dated December 3, 2002. On that date,

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
UPC also commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition with the Amsterdam Court under the Dutch bankruptcy code. The U.S. Bankruptcy Court confirmed the reorganization plan on February 20, 2003. The Dutch Bankruptcy Court ratified the plan of compulsory composition on March 13, 2003. Following appeals in the Dutch proceedings, the reorganization was completed as provided for in the pre-negotiated plan of reorganization in September 2003.
      On June 19, 2003, UPC Polska executed a binding agreement with some of its creditors to restructure its balance sheet. In order to effect the restructuring, on July 7, 2003, UPC Polska filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York, including a pre-negotiated plan of reorganization dated July 8, 2003. On October 27, 2003, UPC Polska filed a first amended plan of reorganization with the U.S. Bankruptcy Court. On December 17, 2003, UPC Polska entered into a “Stipulation and Order with Respect to Consensual Plan of Reorganization” which terminated the restructuring agreement. Pursuant to the Stipulation, UPC filed a second amended plan of reorganization with the U.S. Bankruptcy Court, which was consummated and became effective on February 18, 2004.
      In connection with their bankruptcy proceedings, UPC and UPC Polska are required to prepare their consolidated financial statements in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”), issued by the American Institute of Certified Public Accountants. In accordance with SOP 90-7, all of UPC’s and UPC Polska’s pre-petition liabilities that were subject to compromise under their plans of reorganization are segregated in their consolidated balance sheet as liabilities and convertible preferred stock subject to compromise. These liabilities were recorded at the amounts expected to be allowed as claims in the bankruptcy proceedings rather than at the estimated amounts for which those allowed claims might be settled as a result of the approval of the plans of reorganization. Since we consolidate UPC and UPC Polska, financial information with respect to UPC and UPC Polska included in our

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
accompanying consolidated financial statements has been prepared in accordance with SOP 90-7. The following presents condensed financial information for UPC Polska and UPC in accordance with SOP 90-7:

	UPC Polska	UPC

	December 31,

	2003	2002

	(In thousands)
Balance Sheet
Assets
Current assets	$240,131	$54,650
Long-term assets	—	328,422

Total assets	$240,131	$383,072

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Not subject to compromise:
Accounts payable, accrued liabilities, debt and other	$10,794	$631

Total current liabilities not subject to compromise	10,794	631

Subject to compromise:
Accounts payable	14,445	38,647
Short-term debt	6,000	—
Accrued liabilities	—	232,603
Intercompany payable(1)	4,668	135,652
Current portion of long-term debt(1)	456,992	2,812,954
Debt(1)	481,737	1,533,707

Total current liabilities subject to compromise	963,842	4,753,563

Long-term liabilities not subject to compromise	—	725,008

Convertible preferred stock subject to compromise(2)	—	1,744,043

Stockholders’ equity (deficit)	(734,505)	(6,840,173)

Total liabilities and stockholders’ equity (deficit)	$240,131	$383,072

(1)	Certain amounts are eliminated in consolidation.

(2)	99.6% is eliminated in consolidation.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	UPC Polska	UPC

	December 31,

	2003(1)	2002(2)

	(In thousands)
Statement of Operations
Revenue	$—	$19,037
Expense	—	(42,696)
Depreciation and amortization	—	(16,562)
Impairment and restructuring charges	(6,000)	(1,218)

Operating income (loss)	(6,000)	(41,439)
Share in results of affiliates and other expense, net	(6,669)	(1,870,430)

Net income (loss)	$(12,669)	$(1,911,869)

(1)	For the period from July 7, 2003 (the petition date) to December 31, 2003.

(2)	For the year ended December 31, 2002.
      The following presents certain other disclosures required by SOP 90-7 for UPC Polska and UPC:

	2003	2002

	(In thousands)
Interest expense on liabilities subject to compromise(1)	$55,270	$—

Contractual interest expense on liabilities subject to compromise	$106,858	$709,571

Reorganization expense:
Professional fees	$43,248	$37,898
Adjustment of debt to expected allowed amounts	(19,239)	—
Write-off of deferred finance costs	—	36,203
Other	8,000	1,142

Total reorganization expense	$32,009	$75,243

(1)	In accordance with SOP 90-7, interest expense on liabilities subject to compromise is reported in the accompanying consolidated statement of operations only to the extent that it will be paid during the bankruptcy proceedings or to the extent it is considered an allowed claim.

12.	Net Negative Investment in Deconsolidated Subsidiaries
      On November 15, 2001, we transferred an approximate 50% interest in United Australia/ Pacific, Inc. (“UAP”) to an independent third party for nominal consideration. As a result, we deconsolidated UAP effective November 15, 2001. On March 29, 2002, UAP filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 18, 2003, the U.S. Bankruptcy Court entered an order confirming UAP’s plan of reorganization (the “UAP Plan”). The UAP Plan became effective in April 2003, and the UAP bankruptcy proceeding was completed in June 2003.
      In April 2003, pursuant to the UAP Plan, affiliates of Castle Harlan Australian Mezzanine Partners Pty Ltd. (“CHAMP”) acquired UAP’s indirect approximate 63.2% interest in United Austar, Inc. (“UAI”), which owned approximately 80.7% of Austar United. The purchase price for UAP’s indirect interest in UAI was $34.5 million in cash, which was distributed to the holders of UAP’s senior notes due 2006 in complete satisfaction of their claims. Upon consummation of the UAP Plan, we recognized our proportionate share of UAP’s gain from the sale

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of its 63.2% interest in UAI ($26.3 million) and our proportionate share of UAP’s gain from the extinguishment of its outstanding senior notes ($258.4 million). Such amounts are reflected in share in results of affiliates in the accompanying consolidated statement of operations. In addition, we recognized a gain of $284.7 million associated with the sale of our indirect approximate 49.99% interest in UAP that occurred on November 15, 2001.
13.     Guarantees, Commitments and Contingencies
     Guarantees
      In connection with agreements for the sale of certain assets, we typically retain liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. We generally indemnify the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by us. These types of indemnification guarantees typically extend for a number of years. We are unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and the likelihood of which cannot be determined at this time. Historically, we have not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification guarantees.
      In connection with the acquisition of UPC’s ordinary shares held by Philips Electronics N.V. (“Philips”) on December 1, 1997, UPC agreed to indemnify Philips for any damages incurred by Philips in relation to a guarantee provided by them to the City of Vienna, Austria (“Vienna Obligations”), but was not able to give such indemnification due to certain debt covenants. Following the successful tender for our bonds in January 2002, we were able to enter into an indemnity agreement with Philips with respect to the Vienna Obligations. On August 27, 2003, UPC acknowledged to us that UPC would be primarily liable for the payment of any amounts owing pursuant to the Vienna Obligations and that UPC would indemnify and hold us harmless for the payment of any amounts owing under such indemnity agreement. Historically, UPC has not made any significant indemnification payments to either Philips or us under such agreements and no material amounts have been accrued in the accompanying consolidated financial statements with respect to these indemnification guarantees, as UPC does not believe such amounts are probable of occurrence.
      Under the UPC Distribution Bank Facility and VTR Bank Facility, we have agreed to indemnify our lenders under such facilities against costs or losses resulting from changes in laws and regulation which would increase the lenders’ costs, and for legal action brought against the lenders. These indemnifications generally extend for the term of the credit facilities and do not provide for any limit on the maximum potential liability. Historically, we have not made any significant indemnification payments under such agreements and no material amounts have been accrued in the accompanying financial statements with respect to these indemnification guarantees.
      We sub-lease transponder capacity to a third party and all guaranteed performance criteria is matched with the guaranteed performance criteria we receive from the lease transponder provider. We have third party contracts for the distribution of channels from our digital media center in Amsterdam that require us to perform according to industry standard practice, with penalties attached should performance drop below the agreed-upon criteria. Additionally, our interactive services group in Europe has third party contracts for the delivery of interactive content with certain performance criteria guarantees.
     Commitments
      We have entered into various lease agreements for conduit and satellite transponder capacity, programming, broadcast and exhibition rights, office space, office furniture and equipment, and vehicles. Rental expense under these lease agreements totaled $69.9 million, $48.5 million and $63.3 million for the years ended December 31,

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2003, 2002 and 2001, respectively. We have capital and operating lease obligations and other non-cancelable commitments as follows (in thousands):

	Capital	Operating
	Leases	Leases

Year ended December 31, 2004	$7,791	$60,501
Year ended December 31, 2005	8,790	39,376
Year ended December 31, 2006	7,887	32,020
Year ended December 31, 2007	7,899	26,109
Year ended December 31, 2008	7,917	21,511
Thereafter	61,826	42,092

Total minimum payments	$102,110	$221,609

Less amount representing interest and executory costs	(37,268)

Net lease payments	64,842
Lease obligations due within one year	(3,073)

Long-term lease obligations	$61,769

      As of December 31, 2003, we have a commitment to purchase 265,000 set-top computers over the next two years. We expect to finance these purchases from existing unrestricted cash balances and future operating cash flow.
      We have certain franchise obligations under which we must meet performance requirements to construct networks under certain circumstances. Non-performance of these obligations could result in penalties being levied against us. We continue to meet our obligations so as not to incur such penalties. In the ordinary course of business, we provide customers with certain performance guarantees. For example, should a service outage occur in excess of a certain period of time, we would compensate those customers for the outage. Historically, we have not made any significant payments under any of these indemnifications or guarantees. In certain cases, due to the nature of the agreement, we have not been able to estimate our maximum potential loss or the maximum potential loss has not been specified.
     Contingencies
      The following is a description of certain legal proceedings to which we or one of our subsidiaries is a party. From time to time we may become involved in litigation relating to claims arising out of our operations in the normal course of business. In our opinion, the ultimate resolution of these legal proceedings would not likely have a material adverse effect on our business, results of operations, financial condition or liquidity.
     Cignal
      On April 26, 2002, UPC received a notice that certain former shareholders of Cignal Global Communications (“Cignal”) filed a lawsuit against UPC in the District Court in Amsterdam, The Netherlands, claiming $200.0 million alleging that UPC failed to honor certain option rights that were granted to those shareholders in connection with the acquisition of Cignal by Priority Telecom. UPC believes that it has complied in full with its obligations to these shareholders through the successful consummation of the initial public offering of Priority Telecom on September 27, 2001. Accordingly, UPC believes that the Cignal shareholders’ claims are without merit and intends to defend this suit vigorously. In December 2003, certain members and former members of the Supervisory Board of Priority Telecom were put on notice that a tort claim may be filed against them for their cooperation in the initial public offering.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Excite@Home
      In 2000, certain of our subsidiaries, including UPC, pursued a transaction with Excite@Home, which if completed, would have merged UPC’s chello broadband subsidiary with Excite@Home’s international broadband operations to form a European Internet business. The transaction was not completed, and discussions between the parties ended in late 2000. On November 3, 2003, we received a complaint filed on September 26, 2003 by Frank Morrow, on behalf of the General Unsecured Creditors’ Liquidating Trust of At Home in the United States Bankruptcy Court for the Northern District of California, styled as In re At Home Corporation, Frank Morrow v. UnitedGlobalCom, Inc. et al. (Case No. 01-32495-TC). In general, the complaint alleges breach of contract and fiduciary duty by UGC and Old UGC. The action has been stayed as to Old UGC by the Bankruptcy Court in the Old UGC bankruptcy proceeding. The plaintiff has filed a claim in the bankruptcy proceedings of approximately $2.2 billion. We deny the material allegations and intend to defend the litigation vigorously.
     HBO
      UPC Polska was involved in a dispute with HBO Communications (UK) Ltd., Polska Programming B.V. and HBO Poland Partners (collectively “HBO”) concerning its cable carriage agreement and its D-DTH carriage agreement for the HBO premium movie channel. In February 2004, the matter was settled and UPC Polska paid $6.0 million to HBO.
     ICH
      On July 4, 2001, ICH, InterComm France CVOHA (“ICF I”), InterComm France II CVOHA (“ICF II”), and Reflex Participations (“Reflex,” collectively with ICF I and ICF II, the “ICF Party”) served a demand for arbitration on UPC, Old UGC, and its subsidiaries, Belmarken Holding B.V. (“Belmarken”) and UPC France Holding B.V. The claimants allege breaches of obligations allegedly owed by UPC in connection with the ICF Party’s position as a minority shareholder in Médiaréseaux S.A. In February 2004, the parties entered into a settlement agreement pursuant to which UPC purchased the shares owned by the ICF Party in Médiaréseaux S.A. for consideration of 1,800,000 shares of our Class A common stock.
     Movieco
      On December 3, 2002, Europe Movieco Partners Limited (“Movieco”) filed a request for arbitration (the “Request”) against UPC with the International Court of Arbitration of the International Chamber of Commerce. The Request contains claims that are based on a cable affiliation agreement entered into between the parties on December 21, 1999 (the “CAA”). The arbitral proceedings were suspended from December 17, 2002 to March 18, 2003. They have subsequently been reactivated and directions have been given by the Arbitral Tribunal. In the proceedings, Movieco claims (i) unpaid license fees due under the CAA, plus interest, (ii) an order for specific performance of the CAA or, in the alternative, damages for breach of that agreement, and (iii) legal and arbitration costs plus interest. Of the unpaid license fees, approximately $11.0 million had been accrued prior to UPC commencing insolvency proceedings in the Netherlands on December 3, 2002 (the “Pre-Petition Claim”). Movieco made a claim in the Dutch insolvency proceedings for the Pre-Petition Claim and shares of the appropriate value were delivered to Movieco in December 2003. UPC filed a counterclaim in the arbitral proceeding, stating that the CAA is null and void because it breaches Article 81 of the EC Treaty. UPC also relies on the Order of the Southern District of New York dated January 7, 2003 in which the New York Court ordered that the rejection of the CAA was approved effective March 1, 2003, and that UPC shall have no further liability under the CAA.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Philips
      On October 22, 2002, Philips Digital Networks B.V. (“Philips”) commenced legal proceedings against UPC, UPC Nederland B.V. and UPC Distribution (together the “UPC Defendants”) alleging failure to perform by the UPC Defendants under a Set Top Computer Supply Agreement between the parties dated November 19, 2001, as amended (the “STC Agreement”). The action was commenced by Philips following a termination of the STC Agreement by the UPC Defendants as a consequence of Philips’ failure to deliver STCs conforming to the material technical specifications required by the terms of the STC Agreement. The parties have entered into a settlement agreement conditioned upon UPC Defendants entering into a purchase agreement for STCs by June 30, 2004.
     UGC Europe Exchange Offer
      On October 8, 2003, an action was filed in the Court of Chancery of the State of Delaware in New Castle County, in which the plaintiff named as defendants UGC Europe, UGC and certain of our directors. The complaint purports to assert claims on behalf of all public shareholders of UGC Europe. On October 21, 2003, the plaintiff filed an amended complaint in the Delaware Court of Chancery. The complaint alleges that UGC Europe and the defendant directors have breached their fiduciary duties to the public shareholders of UGC Europe in connection with an offer by UGC to exchange shares of its common stock for outstanding common stock of UGC Europe. Among the remedies demanded, the complaint seeks to enjoin the exchange offer and obtain declaratory relief, unspecified damages and rescission. On November 12, 2003, we and the plaintiff, through respective counsel, entered into a memorandum of understanding agreeing to settle the litigation and to pay up to $975,000 in attorney fees, subject to court approval of the settlement.

14.	Minority Interests in Subsidiaries

	December 31,

	2003	2002

	(In thousands)
UPC convertible preference shares held by third parties(1)	$—	$1,094,668
UPC convertible preference shares held by Liberty(2)	—	297,753
IDT United	20,858	7,986
Other	1,903	1,739

Total	$22,761	$1,402,146

(1)	We acquired 99.4% of these convertible preference shares in February and April 2003. The remainder was exchanged for UGC Europe common stock in connection with UPC’s restructuring.

(2)	Acquired by us in April 2003.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The minority interests’ share of results of operations is as follows:

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Minority interest share of UGC Europe net loss	$181,046	$—	$—
Accrual of dividends on UPC’s convertible preference shares held by third parties	—	(78,355)	(70,089)
Accrual of dividends on UPC’s convertible preference shares held by Liberty	—	(18,728)	(19,113)
Minority interest share of UPC net loss	—	—	54,050
Subsidiaries of UGC Europe	(91)	28,080	484,780
Other	2,227	1,900	46,887

Total	$183,182	$(67,103)	$496,515

15.	Stockholders’ Equity (Deficit)
     Description of Capital Stock
      Our authorized capital stock currently consists of:

•	1,000,000,000 shares of Class A common stock;

•	1,000,000,000 shares of Class B common stock;

•	400,000,000 shares of Class C common stock; and

•	10,000,000 shares of preferred stock, all $0.01 par value per share.
     Common Stock
      Our Class A common stock, Class B common stock and Class C common stock have identical economic rights. They do, however, differ in the following respects:

•	Each share of Class A common stock, Class B common stock and Class C common stock entitles the holders thereof to one, ten and ten votes, respectively, on each matter to be voted on by our stockholders, excluding, until our next annual meeting of stockholders, the election of directors, at which time the holders of Class A common stock, Class B common stock and Class C common stock will vote together as a single class on each matter to be voted on by our stockholders, including the election of directors; and

•	Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock at any time. Each share of Class C common stock is convertible, at the option of the holder, into one share of Class A common stock or Class B common stock at any time.
      Holders of our Class A, Class B and Class C common stock are entitled to receive any dividends that are declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our Class A, Class B and Class C common stock will be entitled to share in all assets available for distribution to holders of common stock. Holders of our Class A, Class B and Class C common stock have no preemptive right under our certificate of incorporation. Our certificate of incorporation provides that if there is any dividend, subdivision, combination or reclassification of any class of common stock, a proportionate dividend, subdivision, combination or reclassification of one other class of common stock will be made at the same time.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Preferred Stock
      We are authorized to issue 10 million shares of preferred stock. Our board of directors is authorized, without any further action by the stockholders, to determine the following for any unissued series of preferred stock:

•	voting rights;

•	dividend rights;

•	dividend rates;

•	liquidation preferences;

•	redemption provisions;

•	sinking fund terms;

•	conversion or exchange rights;

•	the number of shares in the series; and

•	other rights, preferences, privileges and restrictions.
      In addition, the preferred stock could have other rights, including economic rights senior to common stock, so that the issuance of the preferred stock could adversely affect the market value of common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.
     UGC Equity Incentive Plan
      On August 19, 2003, our Board of Directors adopted an Equity Incentive Plan (the “Incentive Plan”) effective September 1, 2003. Our stockholders approved the Incentive Plan on September 30, 2003. After such stockholder approval of the Incentive Plan, the Board of Directors recommended certain changes to the Incentive Plan that give us the ability to issue stock appreciation rights with a grant price at, above, or less than the fair market value of our common stock on the date the stock appreciation right is granted. Those changes, along with certain other technical changes, were incorporated into an amended UGC Equity Incentive Plan (the “Amended Incentive Plan”), which was approved by our stockholders on December 17, 2003. The Board of Directors have reserved 39,000,000 shares of common stock, plus an additional number of shares on January 1 of each year equal to 1% of the aggregate shares of Class A and Class B common stock outstanding, for the Amended Incentive Plan. No more than 5,000,000 shares of Class A or Class B common stock in the aggregate may be granted to a single participant during any calendar year, and no more than 3,000,000 shares may be issued under the Amended Incentive Plan as Class B common stock. The Amended Incentive Plan permits the grant of the following awards (the “Awards”): stock options (“Options”), restricted stock awards (“Restricted Stock”), SARs, stock bonuses (“Stock Bonuses”), stock units (“Stock Units”) and other grants of stock. Our employees, consultants and non-employee directors and affiliated entities designated by the Board of Directors are entitled to receive any Awards under the Amended Incentive Plan, provided, however, that only non-qualified Options may be granted to non-employee directors. In accordance with the provisions of the Plan, our compensation committee (the “Committee”) has the discretion to: select participants from among eligible employees and eligible consultants; determine the Awards to be made; determine the number of Stock Units, SARs or shares of stock to be issued and the time at which such Awards are to be made; fix the option price, period and manner in which an Option becomes exercisable; establish the duration and nature of Restricted Stock Award restrictions; establish the terms and conditions applicable to Stock Bonuses and Stock Units; and establish such other terms and requirements of the various compensation incentives under the Amended Incentive Plan as the Committee may deem necessary or desirable and consistent with the terms of the Amended Incentive Plan. The Committee may, under certain circumstances, delegate to our officers the authority to grant Awards to specified groups of

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
employees and consultants. The Board has the sole authority to grant Options under the Amended Incentive Plan to non-employee directors. The maximum term of Options granted under the Amended Incentive Plan is ten years. The Committee shall determine, at the time of the award of SARs, the time period during which the SARs may be exercised and other terms that shall apply to the SARs. The Amended Incentive Plan terminates August 31, 2013.
      A summary of activity for the Amended Incentive Plan is as follows:

		Weighted-
	Number of	Average
	SARs	Base Price

Outstanding at beginning of year	—	$—
Granted during the year	32,165,550	$4.69
Cancelled during the year	(78,280)	$4.59
Exercised during the year	—	$—

Outstanding at end of year	32,087,270	$4.69

Exercisable at end of year	—	$—

      The weighted-average fair values and weighted average base prices of SARs granted under the Amended Incentive Plan are as follows:

		Fair	Base
Base Price	Number	Value	Price

Less than market price(1)	15,081,775	$5.44	$3.74
Equal to market price(2)	15,081,775	$6.88	$5.44
Equal to market price	2,002,000	$4.91	$6.13
Greater than market price	—	$—	$—

Total(3)	32,165,550	$4.33	$4.69

(1)	We originally granted these SARs below fair market value on date of grant; however, upon exercise the holder will receive only the difference between the base price and the lesser of $5.44 or the fair market value of our Class A common stock on the date of exercise.

(2)	We originally granted these SARs at fair market value on date of grant. As a result of the UGC Europe Exchange Offer and merger transaction in December 2003, we substituted UGC SARs for UGC Europe SARs.

(3)	All the SARs granted during Fiscal 2003 vest in five equal annual increments. Vesting of the SARs granted would be accelerated upon a change of control of UGC as defined in the Amended Incentive Plan. The table does not reflect the adjustment to the base prices on all outstanding SARs in January 2004. As a result of the dilution caused by our subscription rights offering that closed in February 2004, all base prices have since been reduced by $0.87.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following summarizes information about SARs outstanding and exercisable at December 31, 2003:

	Outstanding			Exercisable

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Base		Base
Base Price Range	Number	Life (Years)	Price	Number	Price

$3.74	15,042,635	9.97	$3.74	—	$—
$5.44	15,042,635	9.97	$5.44	—	$—
$6.13	1,997,000	9.75	$6.13	—	$—
$7.20	5,000	9.90	$7.20	—	$—

Total	32,087,270	9.95	$4.69	—	$—

      The Amended Incentive Plan is accounted for as a variable plan and accordingly, compensation expense is recognized at each financial statement date based on the difference between the grant price and the estimated fair value of our Class A common stock. Compensation expense of $8.8 million was recognized in the statement of operations for the year ended December 31, 2003.
     UGC Stock Option Plans
      During 1993, Old UGC adopted a stock option plan for certain of its employees, which was assumed by us on January 30, 2002 (the “Employee Plan”). The Employee Plan was construed, interpreted and administered by the Committee, consisting of all members of the Board of Directors who were not our employees. The Employee Plan provided for the grant of options to purchase up to 39,200,000 shares of Class A common stock, of which options for up to 3,000,000 shares of Class B common stock were available to be granted in lieu of options for shares of Class A common stock. The Committee had the discretion to determine the employees and consultants to whom options were granted, the number of shares subject to the options, the exercise price of the options, the period over which the options became exercisable, the term of the options (including the period after termination of employment during which an option was to be exercised) and certain other provisions relating to the options. The maximum number of shares subject to options that were allowed to be granted to any one participant under the Employee Plan during any calendar year was 5,000,000 shares. The maximum term of options granted under the Employee Plan was ten years. Options granted were either incentive stock options under the Internal Revenue Code of 1986, as amended, or non-qualified stock options. In general, for grants prior to December 1, 2000, options vested in equal monthly increments over 48 months, and for grants subsequent to December 1, 2000, options vested 12.5% six months from the date of grant and then in equal monthly increments over the next 42 months. Vesting would be accelerated upon a change of control of us as defined in the Employee Plan. At December 31, 2003, employees had options to purchase an aggregate of 10,745,692 shares of Class A common stock outstanding under The Employee Plan and options to purchase an aggregate of 3,000,000 shares of Class B common stock. The Employee Plan expired June 1, 2003. Options outstanding prior to the expiration date continue to be recognized, but no new grants of options will be made.
      Old UGC adopted a stock option plan for non-employee directors effective June 1, 1993, which was assumed by us on January 30, 2002 (the “1993 Director Plan”). The 1993 Director Plan provided for the grant of an option to acquire 20,000 shares of our Class A common stock to each member of the Board of Directors who was not also an employee of ours (a “non-employee director”) on June 1, 1993, and to each person who was newly elected to the Board of Directors as a non-employee director after June 1, 1993, on the date of their election. To allow for additional option grants to non-employee directors, Old UGC adopted a second stock option plan for non-employee directors effective March 20, 1998, which was assumed by us on January 30, 2002 (the “1998 Director Plan”, and together with the 1993 Director Plan, the “Director Plans”). Options under the 1998 Director Plan were granted at the discretion of our Board of Directors. The maximum term of options

A4-108

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
granted under the Director Plans was ten years. Under the 1993 Director Plan, options vested 25.0% on the first anniversary of the date of grant and then evenly over the next 36-month period. Under the 1998 Director Plan, options vested in equal monthly increments over the four-year period following the date of grant. Vesting under the Director Plans would be accelerated upon a change in control of us as defined in the respective Director Plans. Effective March 14, 2003, the Board of Directors terminated the 1993 Director Plan. At the time of termination, we had granted options for an aggregate of 860,000 shares of Class A common stock, of which 271,667 shares have been cancelled. Options outstanding prior to the date of termination continue to be recognized, but no new grants of options will be made.
      Pro forma information regarding net income (loss) and net income (loss) per share is required to be determined as if we had accounted for our Employee Plan’s and Director Plans’ options granted on or after March 1, 1995 under the fair value method prescribed by SFAS 123. The fair value of options granted for the years ended December 31, 2003, 2002 and 2001 reported below has been estimated at the date of grant using the Black-Scholes single-option pricing model and the following weighted-average assumptions:

	Year Ended December 31,

	2003	2002	2001

Risk-free interest rate	3.40%	4.62%	4.78%
Expected lives	6 years	6 years	6 years
Expected volatility	100%	100%	95.13%
Expected dividend yield	0%	0%	0%
      Based on the above assumptions, the total fair value of options granted was nil, $47.6 million and $5.3 million for the years ended December 31, 2003, 2002 and 2001, respectively.
      A summary of stock option activity for the Employee Plan is as follows:

	Year Ended December 31,

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Number	Price	Number	Price	Number	Price

Outstanding at beginning of year	16,964,230	$7.88	5,141,807	$16.16	4,770,216	$16.95
Granted during the year	—	$—	11,970,000	$4.43	543,107	$10.08
Cancelled during the year	(3,067,084)	$5.90	(147,577)	$16.66	(157,741)	$20.12
Exercised during the year	(151,454)	$3.92	—	$—	(13,775)	$5.30

Outstanding at end of year	13,745,692	$8.36	16,964,230	$7.88	5,141,807	$16.16

Exercisable at end of year	8,977,124	$9.91	7,371,369	$10.28	3,125,596	$13.70

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of stock option activity for the Director Plans is as follows:

	Year Ended December 31,

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Number	Price	Number	Price	Number	Price

Outstanding at beginning of year	1,080,000	$10.52	1,110,416	$11.24	630,000	$18.13
Granted during the year	—	$—	200,000	$5.00	500,000	$5.00
Cancelled during the year	—	$—	(230,416)	$9.20	(19,584)	$73.45
Exercised during the year	(160,000)	$4.75	—	$—	—	$—

Outstanding at end of year	920,000	$11.53	1,080,000	$10.52	1,110,416	$11.24

Exercisable at end of year	702,290	$13.48	569,999	$12.81	487,290	$12.99

      The combined weighted-average fair values and weighted-average exercise prices of options granted under the Employee Plan and the Director Plans are as follows:

	Year Ended December 31,

	2002			2001

		Fair	Exercise		Fair	Exercise
Exercise Price	Number	Value	Price	Number	Value	Price

Less than market price	2,900,000	$4.53	$2.64	3,149	$9.65	$5.96
Equal to market price	—	$—	$—	100,000	$13.71	$17.38
Greater than market price	9,270,000	$3.71	$5.00	939,958	$4.10	$6.62

Total	12,170,000	$3.91	$4.44	1,043,107	$5.03	$7.64

      The following table summarizes information about employee and director stock options outstanding and exercisable at December 31, 2003:

	Options Outstanding			Options Exercisable

		Weighted-Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual Life	Exercise		Exercise
Exercise Price Range	Number	(Years)	Price	Number	Price

$4.16–$4.75	407,000	3.75	$4.29	407,000	$4.29
$5.00–$5.00	10,977,808	8.09	$5.00	6,203,710	$5.00
$5.11–$7.13	996,182	3.89	$5.75	974,677	$5.77
$7.75–$86.50	2,284,702	5.84	$27.66	2,094,027	$28.68

Total	14,665,692	7.33	$8.56	9,679,414	$10.17

     UPC Stock Option Plans
      UPC adopted a stock option plan on June 13, 1996, as amended (the “UPC Plan”), for certain of its employees and those of its subsidiaries. Options under the UPC Plan were granted at fair market value at the time of the grant, unless determined otherwise by UPC’s Supervisory Board. The maximum term that the options were exerciseable was five years from the date of the grant. In order to introduce the element of “vesting” of the options, the UPC Plan provided that even though the options were exercisable upon grant, the options were subject to repurchase rights reduced by equal monthly amounts over a vesting period of 36 months for options granted in 1996 and 48 months for all other options. Upon termination of an employee (except in the case of

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
death, disability or the like), all unvested options previously exercised were resold to UPC at the exercise price and all vested options were exercised within 30 days of the termination date. UPC’s Supervisory Board was allowed to alter these vesting schedules at its discretion. The UPC Plan also contained anti-dilution protection and provided that, in the case of a change of control, the acquiring company had the right to require UPC to acquire all of the options outstanding at the per share value determined in the transaction giving rise to the change of control. As a result of UPC’s reorganization under Chapter 11 of the U.S. Bankruptcy Code, all of UPC’s existing stock-based compensation plans were cancelled.
      Pro forma information regarding net income (loss) and net income (loss) per share is presented below as if UPC had accounted for the UPC Plan under the fair value method of SFAS 123. The fair value of options granted for the years ended December 31, 2002 and 2001 reported below has been estimated at the date of grant using the Black-Scholes single-option pricing model and the following weighted-average assumptions:

	Year Ended
	December 31,

	2002	2001

Risk-free interest rate	3.16%	4.15%
Expected lives	5 years	5 years
Expected volatility	118.33%	112.19%
Expected dividend yield	0%	0%
      Based on the above assumptions, the total fair value of options granted was approximately $0.1 million and $140.5 million for the years ended December 31, 2002 and 2001, respectively.
      The UPC Plan was accounted for as a variable plan prior to UPC’s initial public offering in February 1999. Accordingly, compensation expense was recognized at each financial statement date based on the difference between the grant price and the estimated fair value of UPC’s common stock. Thereafter, the UPC Plan was accounted for as a fixed plan. Compensation expense of $29.2 million, $31.9 million and $30.6 million was recognized in the statement of operations for the years ended December 31, 2003, 2002 and 2001, respectively.
      In March 1998, UPC adopted a phantom stock option plan (the “UPC Phantom Plan”) which permitted the grant of phantom stock rights in up to 7,200,000 shares of UPC’s common stock. The UPC Phantom Plan gave the employee the right to receive payment equal to the difference between the fair value of a share of UPC common stock and the option base price for the portion of the rights vested. The rights were granted at fair value at the time of grant, and generally vested in equal monthly increments over the four-year period following the effective date of grant and were exerciseable for ten years following the effective date of grant. UPC had the option of payment in (i) cash, (ii) freely tradable shares of our Class A common stock or (iii) freely tradable shares of UPC’s common stock. The UPC Phantom Plan contained anti-dilution protection and provided that, in certain cases of a change of control, all phantom options outstanding become fully exercisable. As a result of UPC’s reorganization under Chapter 11 of the U.S. Bankruptcy Code, all of UPC’s existing stock-based compensation plans were cancelled. The UPC Phantom Plan was accounted for as a variable plan in accordance with its terms, resulting in compensation expense for the difference between the grant price and the fair market value at each financial statement date. Compensation expense (credit) of nil and $(22.8) million was recognized in the statement of operations for the years ended December 31, 2002 and 2001, respectively.

16.	Segment Information
      Our European operations are currently organized into two principal divisions-UPC Broadband and chellomedia. UPC Broadband provides video services, telephone services and high-speed Internet access services to residential customers, and manages its business by country. chellomedia provides broadband Internet and interactive digital products and services, operates a competitive local exchange carrier business providing telephone and data network solutions to the business market (Priority Telecom) and holds certain investments. In

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Latin America we also have a Broadband division that provides video services, telephone services and high-speed Internet access services to residential and business customers, and manages its business by country. We evaluate performance and allocate resources based on the results of these segments. The key operating performance criteria used in this evaluation include revenue and “Adjusted EBITDA”. Adjusted EBITDA is the primary measure used by our chief operating decision makers to evaluate segment-operating performance and to decide how to allocate resources to segments. “EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. As we use the term, Adjusted EBITDA further removes the effects of cumulative effects of accounting changes, share in results of affiliates, minority interests in subsidiaries, reorganization expense, other income and expense, provision for loss on investments, gain (loss) on sale of investments in affiliates, gain on extinguishment of debt, foreign currency exchange gain (loss), impairment and restructuring charges, certain litigation expenses and stock-based compensation. We believe Adjusted EBITDA is meaningful because it provides investors a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that is used by our internal decision makers. Our internal decision makers believe Adjusted EBITDA is a meaningful measure and is superior to other available GAAP measures because it represents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments in the different countries in which we operate and identify strategies to improve operating performance. For example, our internal decision makers believe that the inclusion of impairment and restructuring charges within Adjusted EBITDA distorts their ability to efficiently assess and view the core operating trends in our segments. In addition, our internal decision makers believe our measure of Adjusted EBITDA is important because analysts and other investors use it to compare our performance to other companies in our industry. We reconcile the total of the reportable segments’ Adjusted EBITDA to our consolidated net income as presented in the accompanying consolidated statements of operations, because we believe consolidated net income is the most directly comparable financial measure to total segment operating performance. Investors should view Adjusted EBITDA as a supplement to, and not a substitute for, other GAAP measures of income as a measure of operating performance. As discussed above, Adjusted EBITDA excludes, among other items, frequently occurring impairment, restructuring and other charges that would be included in GAAP measures of operating performance.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Revenue

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Europe:
UPC Broadband
The Netherlands	$592,223	$459,044	$365,988
Austria	260,162	198,189	163,073
Belgium	31,586	24,646	22,318
Czech Republic	63,348	44,337	38,588
Norway	95,284	76,430	59,707
Hungary	165,450	124,046	93,206
France	113,946	92,441	83,811
Poland	85,356	76,090	132,669
Sweden	75,057	52,560	40,493
Slovak Republic	25,467	18,852	17,607
Romania	20,189	16,119	12,710

Total	1,528,068	1,182,754	1,030,170
Germany	—	28,069	45,848
Corporate and other(1)	32,563	35,139	51,762

Total	1,560,631	1,245,962	1,127,780

chellomedia
Priority Telecom(1)	121,330	112,637	206,149
Media(1)	98,463	69,372	75,676
Investments	528	465	—

Total	220,321	182,474	281,825

Intercompany Eliminations	(127,055)	(108,695)	(176,417)

Total	1,653,897	1,319,741	1,233,188

Latin America:
Broadband
Chile	229,835	186,426	166,590
Brazil, Peru, Uruguay	7,798	7,054	6,044

Total	237,633	193,480	172,634

Australia
Broadband	—	—	145,423
Content	—	—	9,973
Other	—	—	235

Total	—	—	155,631

Corporate and other (United States)	—	1,800	441

Total	$1,891,530	$1,515,021	$1,561,894

(1)	Primarily The Netherlands.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Adjusted EBITDA

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Europe:
UPC Broadband
The Netherlands	$267,075	$119,329	$40,913
Austria	98,278	64,662	40,583
Belgium	12,306	8,340	4,367
Czech Republic	24,657	9,241	9,048
Norway	27,913	17,035	5,337
Hungary	63,357	41,487	26,555
France	13,920	(10,446)	(25,678)
Poland	24,886	15,794	(8,633)
Sweden	31,827	15,904	6,993
Slovak Republic	10,618	4,940	2,802
Romania	7,545	6,044	3,165
Other	386	535	1,434

Total	582,768	292,865	106,886
Germany	—	12,562	22,197
Corporate and other(1)	(46,091)	(25,727)	(93,781)

Total	536,677	279,700	35,302
chellomedia
Priority Telecom(1)	14,530	(3,809)	(79,758)
Media(1)	22,874	(4,851)	(100,599)
Investments	(1,033)	(374)	—

Total	36,371	(9,034)	(180,357)

Total	573,048	270,666	(145,055)

Latin America:
Broadband
Chile	69,951	41,959	26,860
Brazil, Peru, Uruguay	8	(3,475)	(4,016)

Total	69,959	38,484	22,844

Australia
Broadband	—	—	(32,338)
Content	—	—	(6,849)
Other	—	(282)	(832)

Total	—	(282)	(40,019)

Corporate and other (United States)	(14,125)	(12,494)	(29,013)

Total	$628,882	$296,374	$(191,243)

(1)	Primarily The Netherlands.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Total segment Adjusted EBITDA reconciles to consolidated net income (loss) as follows:

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Total segment Adjusted EBITDA	$628,882	$296,374	$(191,243)
Depreciation and amortization	(808,663)	(730,001)	(1,147,176)
Impairment of long-lived assets	(402,239)	(436,153)	(1,320,942)
Restructuring charges and other	(35,970)	(1,274)	(204,127)
Stock-based compensation	(38,024)	(28,228)	(8,818)

Operating income (loss)	(656,014)	(899,282)	(2,872,306)
Interest expense, net	(314,078)	(641,786)	(966,134)
Foreign currency exchange gain (loss), net	121,612	739,794	(148,192)
Gain on extinguishment of debt	2,183,997	2,208,782	3,447
Gain (loss) on sale of investments in affiliates, net	279,442	117,262	(416,803)
Other expense, net	(14,884)	(120,832)	(265,512)

Income (loss) before income taxes and other items	1,600,075	1,403,938	(4,665,500)
Other, net	395,293	(415,670)	150,735

Income (loss) before cumulative effect of change in accounting principle	1,995,368	988,268	(4,514,765)
Cumulative effect of change in accounting principle	—	(1,344,722)	20,056

Net income (loss)	$1,995,368	$(356,454)	$(4,494,709)

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Investments in Affiliates		Long-Lived Assets		Total Assets

	December 31,		December 31,		December 31,

	2003	2002	2003	2002	2003	2002

	(In thousands)
Europe:
UPC Broadband
The Netherlands	$222	$215	$1,334,294	$1,310,783	$2,493,134	$1,884,044
Austria	—	—	307,758	282,628	700,209	450,526
Belgium	—	—	22,596	22,395	88,725	44,444
Czech Republic	—	—	117,527	120,863	201,103	127,691
Norway	—	—	219,651	226,981	280,528	249,761
Hungary	1,708	—	249,515	251,120	541,139	343,287
France	—	—	246,307	573,167	274,180	608,650
Poland	15,049	3,277	118,586	124,088	302,216	245,122
Sweden	—	—	94,414	87,339	321,961	237,619
Slovak Republic	—	—	35,697	26,896	67,027	33,428
Romania	—	—	15,235	9,403	42,503	31,078

Total	16,979	3,492	2,761,580	3,035,663	5,312,725	4,255,650
Corporate and other(1)	65,279	112,507	14,154	39,455	374,876	576,568

Total	82,258	115,999	2,775,734	3,075,118	5,687,601	4,832,218

chellomedia
Priority Telecom(1)	3,232	—	182,491	202,986	241,909	261,301
Media(1)	2,257	4,037	43,578	48,625	232,527	72,554

Total	5,489	4,037	226,069	251,611	474,436	333,855

Total	87,747	120,036	3,001,803	3,326,729	6,162,037	5,166,073

Latin America:
Broadband
Chile	—	—	322,606	293,941	602,762	509,376
Brazil, Peru, Uruguay	3,522	33,817	9,584	9,448	18,388	55,381

Total	3,522	33,817	332,190	303,389	621,150	564,757

Corporate and other (United States)	3,969	—	8,750	10,093	316,484	200,764

Total	$95,238	$153,853	$3,342,743	$3,640,211	$7,099,671	$5,931,594

(1)	Primarily The Netherlands.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Depreciation and Amortization			Capital Expenditures

	Year Ended December 31,			Year Ended December 31,

	2003	2002	2001	2003	2002	2001

	(In thousands)
Europe:
UPC Broadband
The Netherlands	$(225,638)	$(230,852)	$(252,356)	$(63,451)	$(97,841)	$(213,846)
Austria	(85,589)	(71,924)	(68,513)	(43,751)	(38,388)	(92,679)
Belgium	(6,877)	(5,952)	(7,531)	(3,473)	(2,884)	(8,367)
Czech Republic	(18,665)	(16,317)	(24,577)	(12,294)	(4,706)	(26,287)
Norway	(36,765)	(37,288)	(35,918)	(9,714)	(7,050)	(60,562)
Hungary	(39,102)	(34,889)	(35,202)	(23,004)	(16,659)	(31,599)
France	(99,913)	(85,940)	(78,732)	(48,810)	(19,688)	(114,596)
Poland	(28,487)	(28,517)	(126,855)	(8,476)	(4,464)	(35,628)
Sweden	(19,668)	(13,519)	(37,098)	(9,778)	(8,974)	(28,767)
Slovak Republic	(8,939)	(7,478)	(13,124)	(3,848)	(501)	(5,005)
Romania	(2,984)	(2,494)	(1,578)	(5,286)	(4,547)	(3,433)

Total	(572,627)	(535,170)	(681,484)	(231,885)	(205,702)	(620,769)
Germany	—	(9,240)	(107,799)	—	(3,357)	(12,788)
Corporate and other(1)	(86,939)	(61,543)	(74,420)	(35,666)	(6,491)	(47,773)

Total	(659,566)	(605,953)	(863,703)	(267,551)	(215,550)	(681,330)
chellomedia
Priority Telecom(1)	(60,952)	(45,239)	(80,887)	(16,727)	(30,658)	(69,710)
UPC Media(1)	(17,706)	(20,565)	(37,305)	(5,779)	(6,241)	(50,051)

Total	(78,658)	(65,804)	(118,192)	(22,506)	(36,899)	(119,761)

Total	(738,224)	(671,757)	(981,895)	(290,057)	(252,449)	(801,091)

Latin America:
Broadband
Chile	(66,928)	(54,458)	(54,027)	(41,391)	(80,006)	(135,821)
Brazil, Peru, Uruguay	(2,206)	(2,371)	(7,824)	(1,582)	(2,679)	(10,418)

Total	(69,134)	(56,829)	(61,851)	(42,973)	(82,685)	(146,239)

Australia
Broadband	—	—	(100,489)	—	—	(48,291)
Other	—	—	(1,282)	—	—	—

Total	—	—	(101,771)	—	—	(48,291)

Corporate and other (United States)	(1,305)	(1,415)	(1,659)	(94)	(58)	(790)

Total	$(808,663)	$(730,001)	$(1,147,176)	$(333,124)	$(335,192)	$(996,411)

(1)	Primarily The Netherlands.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Impairment of Long-Lived Assets

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
UPC Broadband	$(402,239)	$(75,305)	$(682,633)
Priority Telecom	—	(359,237)	(418,413)
Swiss wireless license	—	—	(91,260)
Microsoft contract acquisition rights	—	—	(59,831)
Other	—	(1,611)	(68,805)

Total	$(402,239)	$(436,153)	$(1,320,942)

     2003
      During the fourth quarter of 2003, various events took place that indicated the long-lived assets in our French asset group were potentially impaired: 1) We entered into preliminary discussions regarding the merger of our French assets into a new company, which indicated a potential decline in the fair value of these assets; 2) We made downward revisions to the revenue and Adjusted EBITDA projections for France in our long-range plan, due to actual results continuing to fall short of expectations; and 3) We performed a fair value analysis of all the assets of UGC Europe in connection with the UGC Europe Exchange Offer that confirmed a decrease in fair value of our French assets. As a result, we determined a triggering event had occurred in the fourth quarter of 2003. We performed a cash flow analysis, which indicated the carrying amount of our long-lived assets in France exceeded the sum of the undiscounted cash flows expected to result from the use of these assets. Accordingly, we performed a discounted cash flow analysis (supported by the independent valuation from the UGC Europe Exchange Offer), and recorded an impairment of $384.9 million and $8.4 million for the difference between the fair value and the carrying amount of property, plant and equipment and other long-lived assets, respectively. We also recorded a total of $8.9 million for other impairments in 2003.
     2002
      Based on our annual impairment test as of December 31, 2002 in accordance with SFAS 142, we recorded an impairment charge of $344.8 million and $18.0 million on goodwill related to Priority Telecom and UPC Romania, respectively. In addition, we wrote off other tangible assets in The Netherlands, Norway, France, Poland, Slovak Republic, Czech Republic and Priority Telecom amounting to $73.4 million for the year ended December 31, 2002.
     2001
      Due to the lack of financial resources to fully develop the triple play in Germany, and due to our inability to find a partner to help implement this strategy, the long range plans of UPC Germany were revised in 2001 to provide for a “care and maintenance” program, meaning that the business plan would be primarily focused on current customers and product offerings instead of a planned roll out of new service offerings. As a result of this revised business plan, we determined that a triggering event had occurred with respect to this investment in the fourth quarter of 2001, as defined in SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (“SFAS 121”). After analyzing the projected undiscounted free cash flows (without interest), an impairment charge was deemed necessary. The amount of the charge was determined by evaluating the estimated fair value of our investment in UPC Germany using a discounted cash flow approach, resulting in an impairment charge of $682.6 million for the year ended December 31, 2001.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      During the second quarter of 2001, we identified indicators of possible impairment of long-lived assets, principally indefeasible rights of use and related goodwill within our subsidiary Priority Telecom. Such indicators included significant declines in the market value of publicly traded telecommunications providers and a change, subsequent to the acquisition of Cignal, in the way that certain assets from the Cignal acquisition were being used within Priority Telecom. We revised our strategic plans for using these assets because of reduced levels of private equity funding activity for these businesses and our decision to complete a public listing of Priority Telecom in the second half of 2001. The changes in strategic plans included a decision to phase out the legacy international wholesale voice operations of Cignal. When we and Priority Telecom reached agreement to acquire Cignal in the second quarter of 2000, the companies originally intended to continue the international wholesale voice operations of Cignal for the foreseeable future. This original plan for the international wholesale voice operations was considered in the determination of the consideration paid for Cignal. In 2001, using the strategic plan prepared in connection with the public listing of Priority Telecom, an impairment assessment test and measurement in accordance with SFAS 121 was completed, resulting in a write down of tangible assets, related goodwill and other impairment charges of $418.4 million for the year ended December 31, 2001.
      In 2000 we acquired a license to operate a wireless telecommunications system in Switzerland. During the fourth quarter of 2001, in connection with our overall strategic review, we determined that we were not in a position to develop this asset as a result of both funding constraints and a change in strategic focus away from the wireless business, resulting in a write down of the value of this asset to nil and a charge of $91.3 million for the year ended December 31, 2001.
      As a result of issuing warrants to acquire common stock of UPC during 1999 and 2000, we recorded €150.2 million in contract acquisition rights. These rights were being amortized over the three-year term of an interim technology agreement. During the fourth quarter of 2001, this interim technology agreement was terminated, and the remaining unamortized contract acquisition rights totaling $59.8 million were written off.

A4-119

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Restructuring Charges and Other
      In 2001, UPC implemented a restructuring plan to both lower operating expenses and strengthen its competitive and financial position. This included eliminating certain employee positions, reducing office space and related overhead expenses, rationalization of certain corporate assets, recognizing losses related to excess capacity under certain contracts and canceling certain programming contracts. The total workforce reduction was effected through attrition, involuntary terminations and reorganization of UPC’s operations to permanently eliminate open positions resulting from normal employee attrition. The following table summarizes these costs by type as of December 31, 2003:

			Programming	Asset
	Employee		and Lease	Disposal
	Severence and	Office	Contract	Losses and
	Termination(2)	Closures	Termination	Other	Total

	(In thousands)
Restructuring charges	$46,935	$16,304	$93,553	$47,335	$204,127
Cash paid and other releases	(13,497)	(6,386)	(14,814)	(3,294)	(37,991)
Foreign currency translation adjustments	127	38	12,468	(29,537)	(16,904)

Restructuring liability as of December 31, 2001	33,565	9,956	91,207	14,504	149,232
Restructuring charges (credits)	13,675	7,884	(32,035)	11,750	1,274
Cash paid and other releases	(30,944)	(4,622)	(32,231)	(24,449)	(92,246)
Foreign currency translation adjustments	3,133	978	9,920	2,590	16,621

Restructuring liability as of December 31, 2002	19,429	14,196	36,861	4,395	74,881
Restructuring charges (credits)(1)	177	7,506	—	(605)	7,078
Cash paid and other releases	(13,628)	(5,934)	(5,981)	(1,991)	(27,534)
Foreign currency translation adjustments	2,427	1,053	3,519	643	7,642

Restructuring liability as of December 31, 2003	$8,405	$16,821	$34,399	$2,442	$62,067

Short-term portion	$3,682	$6,002	$3,795	$794	$14,273
Long-term portion	4,723	10,819	30,604	1,648	47,794

Total	$8,405	$16,821	$34,399	$2,442	$62,067

(1)	Restructuring charges and other in 2003 also includes other litigation settlements totaling $22.2 million and costs incurred by UGC Europe related to the UGC Europe Exchange Offer and merger of $6.7 million.

(2)	Included nil and 45 employees scheduled for termination as of December 31, 2003 and 2002, respectively.

A4-120

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Income Taxes
      The significant components of our consolidated deferred tax assets and liabilities are as follows:

	December 31,

	2003	2002

	(In thousands)
Deferred tax assets:
Tax net operating loss carryforward of consolidated foreign subsidiaries	$1,017,895	$1,431,785
U.S. tax net operating loss carryforward	9,258	—
Accrued interest expense	20,985	91,036
Investment valuation allowance and other	33,619	22,442
Property, plant and equipment, net	310,657	40,063
Intangible assets, net	20,701	—
Other	48,743	38,213

Total deferred tax assets	1,461,858	1,623,539
Valuation allowance	(1,331,778)	(1,607,089)

Deferred tax assets, net of valuation allowance	130,080	16,450

Deferred tax liabilities:
Cancellation of debt and other	(110,583)	(110,583)
Intangible assets	(82,679)	(12,056)
Other	(25,937)	(41)

Total deferred tax liabilities	(219,199)	(122,680)

Deferred tax liabilities, net	$(89,119)	$(106,230)

A4-121

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The difference between income tax expense (benefit) provided in the accompanying consolidated financial statements and the expected income tax expense (benefit) at statutory rates is reconciled as follows:

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Expected income tax expense (benefit) at the U.S. statutory rate of 35%	$560,026	$491,379	$(1,632,925)
Tax effect of permanent and other differences:
Change in valuation allowance	(516,810)	173,604	814,612
Gain on sale of investment in affiliate	(133,211)	(51,774)	—
Tax ruling regarding UPC reorganization	107,922	—	—
Enacted tax law changes, case law and rate changes	(92,584)	—	—
Revenue for book not for tax	75,308	—	—
Other	26,122	(11,415)	(5,063)
Financial instruments	15,280	95,178	—
Non-deductible interest accretion	8,680	110,974	81,149
State tax, net of federal benefit	7,193	42,118	(139,965)
International rate differences	(5,857)	58,407	187,027
Non-deductible foreign currency exchange results	(3,595)	(104,598)	—
Non-deductible expenses	1,870	12,024	14,740
Gain on extinguishment of debt	—	(728,754)	(1,310)
Goodwill impairment	—	114,039	559,028
Amortization of goodwill	—	—	84,020
Gain on issuance of common equity securities by subsidiaries	—	—	(1,974)

Total income tax expense (benefit)	$50,344	$201,182	$(40,661)

      Income tax expense (benefit) consists of:

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Current:
U.S. Federal	$1,008	$23,801	$—
State and local	1,674	4,966	—
Foreign jurisdiction	2,916	5,592	2,506

	5,598	34,359	2,506

Deferred:
U.S. Federal	$61,768	$138,746	$—
State and local	8,519	19,136	—
Foreign jurisdiction	(25,541)	8,941	(43,167)

	44,746	166,823	(43,167)

Income tax expense (benefit)	$50,344	$201,182	$(40,661)

A4-122

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The significant components of our foreign tax loss carryforwards are as follows:

	Tax Loss		Expiration
Country	Carryforward	Tax Asset	Date

The Netherlands	$1,293,157	$446,139	Indefinite
France	786,516	278,662	Indefinite
Norway	302,860	84,801	2007–2012
Chile	273,619	45,147	Indefinite
Austria	226,173	76,899	Indefinite
Hungary	142,158	22,746	2004–2009
Poland	88,286	16,774	2004–2008
Other	163,602	46,727	Various

Total	$3,276,371	$1,017,895

     Foreign Tax Issues
      Because we do business in foreign countries and have a controlling interest in most of our subsidiaries, such subsidiaries are considered to be “controlled foreign corporations” (“CFC”) under U.S. tax law (the “Code”). In general, a U.S. corporation that is a shareholder in a CFC may be required to include in its income the average adjusted tax basis of any investment in U.S. property held by a wholly or majority owned CFC to the extent that the CFC has positive current or accumulated earnings and profits. This is the case even though the U.S. corporation may not have received any actual cash distributions from the CFC. In addition, certain income earned by most of our foreign subsidiaries during a taxable year when our subsidiaries have positive earnings and profits will be included in our income to the extent of the earnings and profits when the income is earned, regardless of whether the income is distributed to us. The income, often referred to as “Subpart F income,” generally includes, but is not limited to, such items as interest, dividends, royalties, gains from the disposition of certain property, certain exchange gains in excess of exchange losses, and certain related party sales and services income. Since we and a majority of our subsidiaries are investors in, or are involved in, foreign businesses, we could have significant amounts of Subpart F income. Although we intend to take reasonable tax planning measures to limit our tax exposure, there can be no assurance we will be able to do so.
      In general, a U.S. corporation may claim a foreign tax credit against its U.S. federal income tax expense for foreign income taxes paid or accrued. A U.S. corporation may also claim a credit for foreign income taxes paid or accrued on the earnings of a foreign corporation paid to the U.S. corporation as a dividend. Because we must calculate our foreign tax credit separately for dividends received from certain of our foreign subsidiaries from those of other foreign subsidiaries and because of certain other limitations, our ability to claim a foreign tax credit may be limited. Some of our operating companies are located in countries with which the U.S. does not have income tax treaties. Because we lack treaty protection in these countries, we may be subject to high rates of withholding taxes on distributions and other payments from these operating companies and may be subject to double taxation on our income. Limitations on the ability to claim a foreign tax credit, lack of treaty protection in some countries, and the inability to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective U.S. federal tax rate on our earnings. Since substantially all of our revenue is generated abroad, including in jurisdictions that do not have tax treaties with the U.S., these risks are proportionately greater for us than for companies that generate most of their revenue in the U.S. or in jurisdictions that have these treaties.
      We through our subsidiaries maintain a presence in 15 countries. Many of these countries maintain tax regimes that differ significantly from the system of income taxation used in the U.S., such as a value added tax system. We have accounted for the effect of foreign taxes based on what we believe is reasonably expected to

A4-123

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
apply to us and our subsidiaries based on tax laws currently in effect and/or reasonable interpretations of these laws. Because some foreign jurisdictions do not have systems of taxation that are as well established as the system of income taxation used in the U.S. or tax regimes used in other major industrialized countries, it may be difficult to anticipate how foreign jurisdictions will tax our and our subsidiaries’ current and future operations.
      UPC discharged a substantial amount of debt in connection with its reorganization. Under Dutch tax law, the discharge of UPC’s indebtedness in connection with its reorganization would generally constitute taxable income to UPC in the period of discharge. UPC has reached an agreement with the Dutch tax authorities whereby UPC is able to utilize net operating loss carry forwards to offset any Dutch income taxes arising from the discharge of debt in 2003. UPC, together with its “fiscal unity” companies, expects that for the year ended December 31, 2003 it will have sufficient current year and carry forward losses to fully offset any income to be recognized on the discharge of the debt.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Earnings Per Share

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Numerator (Basic):
Income (loss) before cumulative effect of change in accounting principle	$1,995,368	$988,268	$(4,514,765)
Gain on issuance of Class A common stock for UGC Europe preference shares	1,423,102	—	—
Equity transactions of subsidiaries	6,555	—	—
Accrual of dividends on Series B convertible preferred stock	—	(156)	(1,873)
Accrual of dividends on Series C convertible preferred stock	—	(2,397)	(29,750)
Accrual of dividends on Series D convertible preferred stock	—	(1,621)	(20,125)

Basic income (loss) attributable to common stockholders before cumulative effect of change in accounting principle	3,425,025	984,094	(4,566,513)
Cumulative effect of change in accounting principle	—	(1,344,722)	20,056

Basic net income (loss) attributable to common stockholders	$3,425,025	$(360,628)	$(4,546,457)

Denominator (Basic):
Basic weighted-average number of common shares outstanding, before adjustment	418,874,941	390,087,623	99,834,387
Adjustment for rights offering in February 2004	43,149,291	40,183,842	10,284,175

Basic weighted-average number of common shares outstanding	462,024,232	430,271,465	110,118,562

Numerator (Diluted):
Income (loss) before cumulative effect of change in accounting principle	$1,995,368	$988,268	$(4,514,765)
Gain on issuance of Class A common stock for UGC Europe preference shares	1,423,102	—	—
Equity transactions of subsidiaries	6,555	—	—
Accrual of dividends on Series B convertible preferred stock	—	—	(1,873)
Accrual of dividends on Series C convertible preferred stock	—	(2,397)	(29,750)
Accrual of dividends on Series D convertible preferred stock	—	(1,621)	(20,125)

Diluted income (loss) attributable to common stockholders before cumulative effect of change in accounting principle	3,425,025	984,250	(4,566,513)
Cumulative effect of change in accounting principle	—	(1,344,722)	20,056

Diluted net income (loss) attributable to common stockholders	$3,425,025	$(360,472)	$(4,546,457)

A4-125

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Denominator (Diluted):
Basic weighted-average number of common shares outstanding, as adjusted	462,024,232	430,271,465	110,118,562
Incremental shares attributable to the assumed exercise of outstanding stock appreciation rights	109,544	—	—
Incremental shares attributable to the assumed exercise of contingently issuable shares	92,470	—	—
Incremental shares attributable to the assumed exercise of outstanding options (treasury stock method)	220,115	9,701	—
Incremental shares attributable to the assumed conversion of Series B convertible preferred stock	—	224,256	—

Diluted weighted-average number of common shares outstanding	462,446,361	430,505,422	110,118,562

21.	Related Party Transactions
     Loans to Officers and Directors
      In 2000 and 2001, Old UGC made loans through a subsidiary to Michael T. Fries, Mark L. Schneider and John F. Riordan, each of whom at the time was a director or an executive officer of Old UGC. The loans, totaling approximately $16.6 million, accrued interest at 90-day LIBOR plus 2.5% or 3.5%, as determined in accordance with the terms of each note. The purpose of the loans was to enable these individuals to repay margin debt secured by common stock of Old UGC or its subsidiaries without having to liquidate their stock ownership positions in Old UGC or its subsidiaries. Each loan was secured by certain outstanding stock options and phantom stock options issued by Old UGC and its subsidiaries to the borrower, and certain of the loans were also secured by common stock of Old UGC and its subsidiaries held by the borrower. Initially the loans were recourse to the borrower, however, in April 2001, the Old UGC board of directors revised the loans to be non-recourse to the borrower, except to the extent of any pledged collateral. Accordingly, such amounts have been reflected as a reduction of stockholders’ equity. The written documentation for these loans provided that they were payable on demand, or, if not paid sooner, on November 22, 2002. On January 22, 2003, we notified Mr. Fries and Mr. Schneider of foreclosure on all of the collateral securing the loans, which loans had an outstanding balance on such date, including interest, of approximately $8.8 million. Our board of directors authorized payment to Mr. Fries and Mr. Schneider a bonus in the aggregate amount of approximately $1.7 million to pay the taxes resulting from the foreclosure and the bonus. On January 6, 2004, we notified Mr. Riordan of foreclosure on all of the collateral securing his loans, which loans had an outstanding balance on such date, including interest, of approximately $10.1 million.
     Merger Transaction Loans
      When Old UGC issued shares of its Series E preferred stock in connection with the merger transaction with Liberty in January 2002, the Principal Founders delivered full-recourse promissory notes to Old UGC in the aggregate amount of $3.0 million in partial payment of their subscriptions for the Series E preferred stock. The loans evidenced by these promissory notes bear interest at 6.5% per annum and are due and payable on demand on or after January 30, 2003, or on January 30, 2007 if no demand has been made by then. Such amounts have been reflected as a reduction of stockholders’ equity, as such transactions are accounted for as variable option awards because the loans do not meet the criteria of recourse loans for accounting purposes.

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UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Mark L. Schneider Transactions
      In 1999, chello broadband loaned Mr. Schneider €2,268,901 so that he could acquire certificates evidencing the economic value of stock options granted to Mr. Schneider in 1999 for chello broadband ordinary shares B. This recourse loan, which is due and payable upon the sale of the certificates or the expiration of the stock options, bears no interest. Interest, however, is imputed and the tax payable on the imputed interest is added to the principal amount of the loan. In 2000, Mr. Schneider exercised chello broadband options through the sale of the certificates acquired with the loans proceeds. Of the funds received, €823,824 was withheld for payment of the portion of the loan associated with the options exercised. In addition, chello broadband cancelled the unvested options and related loan amount in May 2003. The outstanding loan balance was €380,197 at December 31, 2003.
     Gene W. Schneider Employment Agreement
      On January 5, 2004, we entered into a five-year employment agreement with Mr. Gene W. Schneider. Pursuant to the employment agreement, Mr. Schneider shall continue to serve as the non-executive chairman of our Board for so long as requested by our Board, and is subject to a five year non-competition obligation (regardless of when his employment under the employment agreement is terminated). In exchange, Mr. Schneider shall receive an annual base salary of not less than his current base salary, is eligible to participate in all welfare benefit plans or programs covering UGC’s senior executives generally, and is entitled to receive certain additional fringe benefits. The employment agreement terminates upon Mr. Schneider’s death. We may terminate him for certain disabilities and for cause. Mr. Schneider may terminate the employment agreement for any reason on thirty days notice to UGC. If the employment agreement is terminated for death or disability, we shall make certain payments to Mr. Schneider or his personal representatives, as appropriate, for his annual base salary accrued through the termination date, the amount of any annual base salary that would have accrued from the termination date through the end of the employment period had Mr. Schneider’s employment continued through the end of the five year term, and compensation previously deferred by Mr. Schneider, if any, but not paid to him. Certain stock options and other equity-based incentives granted to Mr. Schneider shall remain exercisable until the third anniversary of the termination date (but not beyond the term of the award). Upon Mr. Schneider’s election to terminate the employment agreement early, he is entitled to certain payments from us. If the employment agreement is terminated for cause by us, we have no further obligations to Mr. Schneider under the agreement, except with respect to certain compensation accrued through the date of termination and compensation previously deferred, if any, by Mr. Schneider.
     Spinhalf Contract
      In 2002, a subsidiary of UPC entered into a contract with Spinhalf Ltd for the provision of network services. This company is owned by a family member of John F. Riordan, a former director and former Chief Executive Officer of UPC. Amounts incurred with respect to such contracted services to date are approximately €7.8 million. We terminated the network support contract with Spinhalf during 2003.
     Gene W. Schneider Life Insurance
      In 2001, Old UGC’s board of directors approved a “split-dollar” policy on the lives of Gene W. Schneider and his spouse for $30 million. Old UGC agreed to pay an annual premium of approximately $1.8 million for this policy, which has a roll-out period of approximately 15 years. Old UGC’s board of directors believed that this policy was a reasonable addition to Mr. Schneider’s compensation package in view of his many years of service to Old UGC. Following the enactment of the Sarbanes-Oxley Act of 2002, no additional premiums have been paid by Old UGC. The policy is being continued by payments made out of the cash surrender value of the policy. In the event the law is subsequently clarified to permit Old UGC to again make the premium payments on the policy, Old UGC will pay the premiums annually until the first to occur of the death of both insureds, the lapse of the roll-out period, or at such time as The Gene W. Schneider Trust (the “2001 Trust”) fails to make its

A4-127

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
contribution to Old UGC for the premiums due on the policy. The 2001 Trust is the sole owner and beneficiary of the policy, but has assigned to Old UGC policy benefits in the amount of premiums paid by Old UGC. The Trust will contribute to Old UGC an amount equal to the annual economic benefit provided by the policy. The trustees of the Trust are the children of Mr. Schneider. Upon termination of the policy, Old UGC will recoup the premiums that it has paid.
     Programming Agreements
      In the ordinary course of business, we acquire programming from various vendors, including Discovery Communications, Inc. (“Discovery”), Pramer S.C.A. (“Pramer”) and Torneos y Competencias, S.A. (“TyC”). Liberty has a 50% equity interest in Discovery and a 40% equity interest in TyC. Pramer is an indirect wholly-owned subsidiary of Liberty. VTR has programming agreements with Discovery, TyC and Pramer. The cost of these agreements with VTR is approximately $4.2 million per year. UGC Europe has programming agreements with Discovery and the cost of these agreements is approximately $9.8 million per year. All of the agreements have a fixed term with maturities ranging from August 2004 to year-end 2006, however, most of the agreements will automatically renew for an additional year unless terminated upon prior notice.

22.	Subsequent Events

Liberty Acquisition of Controlling Interest
      On January 5, 2004, Liberty acquired approximately 8.2 million shares of Class B common stock from our founding stockholders in exchange for securities of Liberty and cash (the “Founders Transaction”). Upon the completion of this exchange and subsequent acquisitions of our stock, Liberty owns approximately 55% of our common stock, representing approximately 92% of the voting power. Beginning with the next annual meeting of our stockholders, the holders of our Class A, Class B and Class C common stock will vote together as a single class in the election of our directors. Liberty now has the ability to elect our entire board of directors and otherwise to generally control us. The closing of the Founders Transaction resulted in a change of control of us.
      Upon closing of the Founders Transaction, our existing standstill agreement with Liberty terminated, except for provisions of that agreement granting Liberty preemptive rights to acquire shares of our Class A common stock. These preemptive rights will survive indefinitely, as modified by an agreement dated November 12, 2003, between Liberty and us. The former standstill agreement restricted the amount of our stock that Liberty could acquire and restricted the way Liberty could vote our stock. On January 5, 2004, Liberty entered into a new standstill agreement with us that generally limits Liberty’s ownership of our common stock to 90% or less, unless Liberty makes an offer or effects another transaction to acquire all of our common stock. Except in the case of a short-form merger in which our stockholders are entitled to statutory appraisal rights, such offer or transaction must be at a price at or above a fair value of our shares determined through an appraisal process if a majority of our independent directors has voted against approval or acceptance of such transaction.
      Prior to January 5, 2004, we understand that Liberty accounted for its investment in us under the equity method of accounting, as certain voting and standstill agreements entered into between them and the Founders precluded Liberty’s ability to control us. Liberty’s acquisition of the Founders’ shares on January 5, 2004 caused those voting restrictions to terminate and allows Liberty to fully exercise their voting rights and control us. As a result, Liberty began consolidating us from the date of that transaction. Liberty has elected to push down its investment basis in us (and the related purchase accounting adjustments) as part of its consolidation process. The effects of this pushdown accounting will likely reduce our total assets and stockholders’ equity by a material amount and could have a material effect on our statement of operations.

A4-128

UNITEDGLOBALCOM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Liberty Exercise of Preemptive Right
      Pursuant to the terms of a standstill agreement, if we propose to issue any of our Class A common stock or rights to acquire our Class A common stock, Liberty has the right, but not the obligation, to purchase a portion of such issuance sufficient to maintain its then existing equity percentage in us on terms at least as favorable as those given to any third party purchasers. This preemptive right does not apply to (i) the issuance of our Class A common stock or rights to acquire our Class A common stock in connection with the acquisition of a business from a third party not affiliated with us or any founder that is directly related to the existing business of us and our subsidiaries, (ii) the issuance of options to acquire our Class A common stock to employees pursuant to employee benefit plans approved by our board (such options and all shares issued pursuant thereto not to exceed 10% of our outstanding common stock), (iii) equity securities issued as a dividend on all equity securities or upon a subdivision or combination of all outstanding equity securities, or (iv) equity securities issued upon the exercise of rights outstanding as of the closing of the merger or as to the issuance of which Liberty had the right to exercise preemptive rights. Based on the foregoing provisions, in January 2004, Liberty exercised its preemptive right, based on shares of Class A common stock issued by us in the UGC Europe Exchange Offer. As a result, Liberty acquired approximately 18.3 million shares of our Class A common stock at $7.6929 per share. Liberty paid for the shares through the cancellation of $102.7 million of notes we owed Liberty, the cancellation of $1.7 million of accrued but unpaid interest on those notes and $36.3 million in cash.
     Rights Offering
      We distributed to our stockholders of record on January 21, 2004, transferable subscription rights to purchase shares of our Class A, Class B and Class C common stock at a per share subscription price of $6.00. The rights offering, which expired on February 12, 2004, was fully subscribed, resulting in gross proceeds to us of approximately $1.0 billion. We issued approximately 83.0 million shares of our Class A common stock, 2.3 million shares of Class B common stock and 84.9 million shares of our Class C common stock in the rights offering.

A4-129

INDEPENDENT AUDITORS’ REPORT
To the Shareholders and the Board of Directors of
Jupiter Telecommunications Co., Ltd. and Subsidiaries:
      We have audited the accompanying consolidated balance sheet of Jupiter Telecommunications Co., Ltd. (a Japanese corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jupiter Telecommunications Co., Ltd. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG AZSA & Co.
Tokyo, Japan
February 16, 2004, except for Note 15 as to
which the date is March 25, 2004

A4-130

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,

	2002	2003

	(Unaudite
	(Yen in tho	usands)
Current Assets:
Cash and cash equivalents	¥7,546,758	¥7,785,978
Restricted cash (Note 6)	—	1,773,060
Accounts receivable, less allowance for doubtful accounts of ¥228,977 thousand in 2002 and ¥229,793 thousand in 2003	9,620,228	7,907,324
Prepaid expenses	1,945,297	1,596,150

Total Current Assets	19,112,283	19,062,512
Investments:
Investments in affiliates (Notes 3 and 5)	2,210,132	2,794,533
Investments in other securities, at cost	2,881,560	2,891,973

	5,091,692	5,686,506
Property and equipment, at cost (Notes 5 and 7):
Land	1,826,787	1,826,787
Distribution system and equipment	282,571,883	312,330,187
Support equipment and buildings	10,556,468	11,593,849

	294,955,138	325,750,823
Less accumulated depreciation	(54,419,102)	(81,523,580)

	240,536,036	244,227,243
Other Assets:
Goodwill, net (Notes 1, 2 and 4)	139,827,277	139,853,596
Other (Note 4)	10,193,763	13,047,229

	150,021,040	152,900,825

	¥414,761,051	¥421,877,086

Current Liabilities:
Long-term debt — current portion (Notes 6 and 12)	¥2,273,140	¥2,438,480
Capital lease obligations — current portion (Notes 5, 7 and 12):
Related party	7,137,203	7,673,978
Other	2,080,614	1,800,456
Accounts payable	17,122,227	17,293,932
Accrued expenses and other liabilities	3,372,494	3,576,708

Total Current Liabilities	31,985,678	32,783,554
Long-term debt, less current portion (Notes 6 and 12)
Related party	80,985,000	149,739,250
Other	172,064,785	72,092,465
Capital lease obligations, less current portion (Notes 5, 7 and 12):
Related party	20,143,299	17,704,295
Other	5,992,046	3,951,900
Deferred revenue	41,177,111	41,635,426
Severance and retirement allowance (Note 9)	1,606,371	2,023,706
Redeemable preferred stock of consolidated subsidiary (Note 10)	—	500,000
Other liabilities	255,871	3,411,564

Total Liabilities	354,210,161	323,842,160

Minority interest	816,865	1,266,287

Commitments and contingencies (Note 14)
Shareholders’ Equity (Note 11):
Ordinary shares no par value	47,002,623	63,132,998
Authorized 15,000,000 shares; issued and outstanding 3,934,285.74 shares at December 31, 2002 and 4,684,535.74 shares at December 31, 2003
Additional paid-in capital	106,589,539	122,837,273
Accumulated deficit	(93,858,137)	(88,506,887)
Accumulated other comprehensive loss	—	(694,745)

Total Shareholders’ Equity	59,734,025	96,768,639

	¥414,761,051	¥421,877,086

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

A4-131

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2001	2002	2003

	(Unaudited)	(U ed)
	(Yen in thou	sands, except s	hare and
	per	share amounts)
Revenue (Note 5):
Subscription fees	¥58,747,280	¥97,144,356	¥123,214,958
Construction-related sales principally to related parties	2,775,477	3,484,288	2,888,046
Programming fees principally from related parties	2,232,317	1,429,511	2,032,162
Other	12,806,267	14,572,371	15,023,866

	76,561,341	116,630,526	143,159,032

Operating costs and expenses:
Construction-related costs	2,477,323	3,308,512	2,651,713
Programming costs (Note 5)	11,016,894	14,006,564	16,728,930
Other operating costs (Note 5)	23,841,434	29,642,689	31,484,073
Selling, general and administrative (inclusive of stock compensation expense of ¥56,510 thousand in 2001, ¥61,902 thousand in 2002 and ¥120,214 thousand in 2003) (Notes 5 and 11)	32,328,794	43,275,899	42,681,303
Depreciation and amortization	30,645,211	30,079,753	36,410,894

	100,309,656	120,313,417	129,956,913

Operating income (loss)	(23,748,315)	(3,682,891)	13,202,119
Other income (expense):
Interest expense, net:
Related parties (Note 5)	(2,432,295)	(2,847,551)	(4,562,594)
Other	(889,133)	(1,335,400)	(3,360,674)
Other income, net	94,912	147,639	316,116

Income (loss) before income taxes and other items	(26,974,831)	(7,718,203)	5,594,967
Equity in earnings (losses) of affiliates (inclusive of stock compensation expense of ¥44,883 thousand in 2001, ¥2,156 thousand in 2002 and ¥(2,855) thousand in 2003) (Note 11)	(886,808)	235,792	414,756
Minority interest in net (income) losses of consolidated subsidiaries	897,842	196,498	(448,668)

Income (loss) before income taxes	(26,963,797)	(7,285,913)	5,561,055
Income taxes (Note 8)	—	(256,763)	(209,805)

Net income (loss)	¥(26,963,797)	¥(7,542,676)	¥5,351,250

Per share data:
Net income (loss) per share — basic and diluted	¥(6,854)	¥(1,917)	¥1,214
Weighted average number of ordinary shares outstanding — basic and diluted	3,934,286	3,934,286	4,407,046

The accompanying notes to consolidated financial statements are an integral part of these statements.

A4-132

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Accumulated
		Additional			Other	Total
	Ordinary	Paid-in	Comprehensive	Accumulated	Comprehensive	Shareholders’
	Shares	Capital	Income (Loss)	Deficit	Loss	Equity

	(Yen in thousands, except per share amounts)
Balance at January 1, 2001 (Unaudited)	¥47,002,623	¥106,424,088		¥(59,351,664)	¥—	¥94,075,047
Net loss	—	—	¥(26,963,797)	(26,963,797)	—	(26,963,797)
Other comprehensive income			—

Comprehensive loss			¥(26,963,797)

Stock compensation (Notes 1 and 11)	—	101,393		—	—	101,393

Balance at December 31, 2001 (Unaudited)	¥47,002,623	¥106,525,481		¥(86,315,461)	¥—	¥67,212,643

Net loss	—	—	¥(7,542,676)	(7,542,676)	—	(7,542,676)
Other comprehensive income			—

Comprehensive loss			¥(7,542,676)

Stock compensation (Notes 1 and 11)	—	64,058		—	—	64,058

Balance at December 31, 2002 (Unaudited)	¥47,002,623	¥106,589,539		¥(93,858,137)	¥—	¥59,734,025

Net income	—	—	¥5,351,250	5,351,250	—	5,351,250
Other comprehensive loss:
Unrealized loss on cash flow hedge			(694,745)		(694,745)	(694,745)

Comprehensive income			¥4,656,505

Stock compensation (Notes 1 and 11)	—	117,359		—	—	117,359
Ordinary shares issued upon conversion of long-term debt; 750,250 shares at ¥43,000 per share (Notes 1 and 6)	16,130,375	16,130,375		—	—	32,260,750

Balance at December 31, 2003	¥63,132,998	¥122,837,273		¥(88,506,887)	¥(694,745)	¥96,768,639

The accompanying notes to consolidated financial statements are an integral part of these statements.

A4-133

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2001	2002	2003

	(Unaudited)	(U ed)
	(Ye	n in thousands)
Cash Flows from Operating Activities:
Net income (loss)	¥(26,963,797)	¥(7,542,676)	¥5,351,250
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on forgiveness of subsidiary debt	—	—	(400,000)
Depreciation and amortization	30,645,211	30,079,753	36,410,894
Equity in (earnings) losses of affiliates	886,808	(235,792)	(414,756)
Minority interest in net income (losses) of consolidated subsidiaries	(897,842)	(196,498)	448,668
Stock compensation expense	56,510	61,902	120,214
Provision for retirement allowance	105,150	412,692	417,335
Changes in operating assets and liabilities, excluding effects of business combinations:
(Increase)/decrease in accounts receivable, net	(1,148,301)	1,368,081	1,712,904
(Increase)/decrease in prepaid expenses	(297,963)	553,192	349,147
Increase in other assets	(614,492)	(1,651,599)	(325,769)
Increase/(decrease) in accounts payable	(1,461,832)	(3,124,486)	171,705
Increase/(decrease) in accrued expenses and other liabilities	(210,574)	188,537	2,665,162
Increase in deferred revenue	3,219,019	2,768,512	458,315

Net cash provided by operating activities	3,317,897	22,681,618	46,965,069

Cash Flows from Investing Activities:
Capital expenditures	(48,385,735)	(48,108,176)	(32,478,389)
Acquisition of new subsidiaries, net of cash acquired	(6,503,363)	1,856,230	—
Investments in and advances to affiliates	(13,431,847)	(665,575)	(172,500)
Increase in restricted cash	—	—	(1,773,060)
Other investing activities	(2,540,561)	(815,319)	(102,456)

Net cash used in investing activities	(70,861,506)	(47,732,840)	(34,526,405)

Cash Flows from Financing Activities:
Net increase (decrease) in short-term loans from related party and others	76,919,649	36,984,965	(228,785,000)
Proceeds from long-term debt	4,155,000	2,620,000	239,078,000
Principal payments of long-term debt	(4,561,725)	(2,082,335)	(8,184,980)
Principal payments under capital lease obligations	(6,183,109)	(9,293,487)	(10,843,024)
Other financing activities	(687,994)	(738,854)	(3,464,440)

Net cash provided by (used in) financing activities	69,641,821	27,490,289	(12,199,444)

Net increase in cash and cash equivalents	2,098,212	2,439,067	239,220
Cash and cash equivalents at beginning of year	3,009,479	5,107,691	7,546,758

Cash and cash equivalents at end of year	¥5,107,691	¥7,546,758	¥7,785,978

The accompanying notes to consolidated financial statements are an integral part of these statements.

A4-134

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business, Basis of Financial Statements and Summary of Significant Accounting Policies
     Business and Organization
      Jupiter Telecommunications Co., Ltd. (the “Company”) and its subsidiaries own and operate cable telecommunication systems throughout Japan and provide cable television services, telephony and high-speed Internet access services (collectively, broadband services). The telecommunications industry in Japan is highly regulated by the Ministry of Public Management, Home Affairs, Posts and Telecommunications (“MPHPT”). In general, franchise rights granted by the MPHPT to the Company’s subsidiaries for operation of cable telecommunications systems in their respective localities are not exclusive. Currently, cable television services account for a majority of the Company and its subsidiaries’ business as telephony and Internet services are still in their early stages. Telephony operations accounted for approximately 8%, 10% and 13% of total revenue for the years ended December 31, 2001, 2002 and 2003, respectively. Internet operations accounted for approximately 18%, 23% and 24% of total revenue for the years ended December 31, 2001, 2002 and 2003, respectively.
      The Company’s beneficial ownership at December 31, 2003 was as follows:

Liberty Media Corporation (“LMC”)	45.2%
Sumitomo Corporation (“SC”)	31.8%
Microsoft Corporation (“Microsoft”)	19.4%
Mitsui & Co., Ltd.	1.7%
Matsushita Electric Industrial Co., Ltd.	1.7%
Other	0.2%
      In March 2003, LMC acquired from SC and another shareholder, by means of a tender offer, an additional 8% equity interest in the Company for approximately ¥17 billion. Thereafter, LMC’s beneficial ownership increased to approximately 44% and SC’s ownership decreased to approximately 28%. In May 2003, LMC and SC increased their ownership in the Company by converting ¥32,260,750 thousand of their subordinated debt for 750,250 shares of the Company (see Note 6). LMC and SC each received 375,125 shares, increasing their ownership to approximately 45% and 32%, respectively.
      The Company and its subsidiaries have historically relied on financing from its principal shareholders for their liquidity requirements. The Company anticipates that it may continue to rely on its principal shareholders for credit enhancement to meet future liquidity requirements (see Note 6).
     Basis of Financial Statements
      The accompanying consolidated financial statements for the years ended December 31, 2001 and 2002 and the related notes herein are unaudited and, in the opinion of management, include all necessary adjustments for the fair presentation of the Company’s financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are consistent in all material respects with those applied in the Company’s consolidated financial statements for the year ended December 31, 2003. The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that may affect the amounts reported in the accompanying financial statements. Despite the Company’s best efforts to make these good faith estimates and assumptions, actual results may differ. Certain prior period amounts have been reclassified to conform to the current presentation.
      The Company and its subsidiaries maintain their books of account in conformity with financial accounting standards of Japan. The consolidated financial statements presented herein have been prepared in a manner and reflect certain adjustments which are necessary to conform them with U.S. GAAP. The major adjustments

A4-135

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
include those related to scope of consolidation, accounting for business combinations, accounting for leases, accounting for stock-based compensation, recognition of certain revenues, post-retirement benefits, depreciation and amortization and accruals for certain expenses.
Summary of Significant Accounting Policies

(a)	Consolidation Policy
      The accompanying consolidated financial statements include the accounts of the Company and all of its majority-owned subsidiaries, which are primarily each a cable system operator (“SO”). All significant intercompany balances and transactions have been eliminated in consolidation. For the consolidated subsidiaries with negative equity position, the Company has recognized the entire amount of cumulative losses of such subsidiaries regardless of its ownership percentage.

(b)	Cash and Cash Equivalents
      Cash and cash equivalents include all highly liquid debt instruments with an initial maturity of three months or less.

(c)	Allowance for Doubtful Accounts
      Allowance for doubtful accounts is computed based on historical bad debt experience and includes estimated uncollectible amounts based on analysis of certain individual accounts, including claims in bankruptcy.

(d)	Investments
      For those investments in affiliates in which the Company’s voting interest is 20% to 50% and the Company has the ability to exercise significant influence over the affiliates’ operation and financial policies, the equity method of accounting is used. Under this method, the investment originally recorded at cost is adjusted to recognize the Company’s share of the net earnings or losses of its affiliates, including amortization of the excess of the Company’s cost over its percentage interest in the net assets of each affiliate (see Note 1(f)). All significant intercompany profits from these affiliates have been eliminated.
      Investments in other securities carried at cost represent non-marketable equity securities in which the Company’s ownership is less than 20% and the Company does not have the ability to exercise significant influence over the entities’ operation and financial policies.
      The Company evaluates its investments in affiliates and non-marketable equity securities for impairment due to declines in value considered to be other than temporary. In performing its evaluations, the Company utilizes various information, as available, including cash flow projections, independent valuations and, as applicable, stock price analysis. In the event of a determination that a decline in value is other than temporary, a charge to earnings is recorded for the loss, and a new cost basis in the investment is established.

(e)	Property and Equipment
      Property and equipment, including construction materials, are carried at cost, which includes all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new subscriber installations. Depreciation is computed on a straight-line method using estimated useful lives ranging from 10 to 15 years for distribution systems and equipment and from 10 to 29 years for support equipment and buildings. Equipment under capital leases is stated at the present value of minimum lease payments. Equipment under capital leases is amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset, which ranges from 3 to 9 years.

A4-136

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Ordinary maintenance and repairs are charged to income as incurred. Major replacements and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation accounts are relieved of the applicable amounts and any differences are included in depreciation expense. The impact of such retirements and disposals resulted in additional depreciation expense of ¥1,560,939 thousand, ¥1,315,484 thousand and ¥2,041,347 thousand for the years ended December 31, 2001, 2002 and 2003, respectively.
      During the first quarter of 2000, the Company and its subsidiaries approved a plan to upgrade substantially all of its 450 MHz distribution systems to 750 MHz during the years ending December 31, 2000 and 2001. The Company identified certain electronic components of their distribution systems that were replaced in connection with the upgrade and, accordingly, adjusted the remaining useful lives of such electronics in accordance with the upgrade schedule. The effect of such changes in the remaining useful lives resulted in additional depreciation expense of approximately ¥2,168 million and ¥484 million for the years ended December 31, 2001 and 2002, respectively. Additionally, after giving effect to the accelerated depreciation, the net loss per share increased by approximately ¥(551) per share, and ¥(123) per share for the years ended December 31, 2001 and 2002, respectively. Such upgrades had been substantially completed by December 31, 2002.

(f)	Goodwill
      Goodwill, which represents the difference between the cost of acquired cable television companies and amounts allocated to the estimated fair value of their net assets, was amortized on a straight-line basis over 20 years.
      In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounts Standard (“SFAS”) No. 141, Business Combinations, which supercedes Accounting Principles Board Opinion No. 16. SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. In addition, SFAS No. 141 establishes criteria for the recognition of intangible assets separately from goodwill. These requirements are effective for fiscal years beginning after December 15, 2001. The Company and its subsidiaries adopted SFAS No. 141 on July 1, 2001 and the adoption did not have a material effect on the consolidated results of operations, financial position or cash flows.
      Also in July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, unamortized goodwill and certain other intangible assets are no longer subject to amortization over their useful lives, but are subject to annual assessments for impairment. Effective January 1, 2002, the Company adopted SFAS No. 142. As a result, amortization on the Company’s goodwill and equity method goodwill has ceased and such amounts are measured annually for impairment. The Company had no impairment charges of unamortized goodwill on any of its reporting units as of the January 1, 2002 measurement date or for the years ended December 31, 2002 and 2003. The following is a reconciliation of the Company’s net loss and

A4-137

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
net loss per share for the year ended December 31, 2001 had the provisions of SFAS No. 142 been applied effective January 1, 2001, (Yen in thousands, except per share amounts):

2001

(Unaudited)
Net loss	¥(26,963,797)
Add back: Goodwill amortization	7,154,560
Add back: Equity method goodwill amortization	203,116

Adjusted net loss	¥(19,606,121)

Basic and diluted per share:
Net loss per share	¥(6,854)
Add back: Goodwill amortization	1,819
Add back: Equity method goodwill amortization	52

Adjusted net loss per share	¥(4,983)

(g)	Long-Lived Assets
      The Company and its subsidiaries’ long-lived assets, excluding goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. The associated asset retirement cost are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company and its subsidiaries adopted on January 1, 2003 and the adoption did not have a material effect on its results of operations, financial position or cash flows.

(h)	Other Assets
      Other assets include certain development costs associated with internal-use software capitalized, including external costs of material and services, and payroll costs for employees devoting time to the software projects. These costs are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred.
      Other assets also include deferred financing costs, primarily legal fees and bank facility fees, incurred to negotiate and secure the facility (see Note 6). These costs are amortized to interest expense using the effective interest method over the term of the facility.

(i)	Derivative Financial Instruments
      The Company uses certain derivative financial instruments to manage its foreign currency and interest rate exposure. The Company may enter into forward contracts to reduce its exposure to short-term (generally no more

A4-138

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
than one year) movements in exchange rates applicable to firm funding commitments that are denominated in currencies other than the Japanese yen. The Company uses interest rate risk management derivative instruments, such as interest rate swap agreements, to manage interest costs to achieve an overall desired mix of fixed and variable rate debt. As a matter of policy, the Company does not enter into derivative contracts for trading or speculative purposes.
      The Company accounts for its derivative instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS No. 133. SFAS No. 133, as amended, requires that all derivative instruments be reported on the balance sheet as either assets or liabilities measured at fair value. For derivative instruments designated and effective as fair value hedges, changes in the fair value of the derivative instrument and of the hedged item attributable to the hedged risk are recognized in earnings. For derivative instruments designated as cash flow hedges, the effective portion of any hedge is reported in other comprehensive income until it is recognized in earnings in the same period in which the hedged item affects earnings. The ineffective portion of all hedges will be recognized in current earnings each period. Changes in fair value of derivative instruments that are not designated as a hedge will be recorded each period in current earnings.
      The Company had several outstanding forward contracts with a commercial bank to hedge foreign currency exposures related to US dollar denominated equipment purchases and other firm commitments. As of December 31, 2001, 2002 and 2003, such forward contracts had an aggregate notional amount of ¥620,322 thousand, ¥1,553,053 thousand and ¥3,134,242 thousand, respectively, and are expiring on various dates through January 2005. The forward contracts have not been designated as hedges as they do not meet the effectiveness criteria specified by SFAS No. 133. However, management believes such forward contracts are closely related with the firm commitments designated in US dollar, thus managing associated currency risk. Forward contracts not designated as hedges are marked to market each period. Included in other income (expenses), net, in the accompanying consolidated statements of operations are gains (losses) for forward contracts not designated as hedges of ¥51,228 thousand, (¥11,589 thousand) and (¥65,195 thousand) for the years ended December 31, 2001, 2002 and 2003, respectively.
      In May 2003, the Company entered into several interest rate swap agreements and an interest rate cap agreement to manage variable rate debt as required under the terms of its Facility Agreement (see Note 6). These interest rate exchange agreements effectively convert ¥60 billion of variable rate debt based on TIBOR into fixed rate debt and mature on June 30, 2009. These interest rate exchange agreements are considered cash flow hedging instruments as they are expected to effectively convert variable interest payments on certain debt instruments into fixed payments. Changes in fair value of these interest rate agreements designated as cash flow hedges are reported in accumulated other comprehensive loss. The amounts will be subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the variable rate debt affects earnings. The counterparties to the interest rate exchange agreements are banks participating in the Facility Agreement, therefore the Company does not anticipate nonperformance by any of them on the interest rate exchange agreements.

(j)	Severance and Retirement Plans
      The Company and its subsidiaries have unfunded noncontributory defined benefit severance and retirement plans which are accounted for in accordance with SFAS No. 87, Employers’ Accounting for Pensions.

(k)	Income Taxes
      The Company and its subsidiaries account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, deferred income taxes are recognized by the asset and liability method for estimated future tax consequences attributable to temporary differences between the financial

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JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the difference are expected to reverse. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in earnings in the period that includes the enactment date.

(l)	Cable Television System Costs, Expenses and Revenues
      The Company and its subsidiaries account for costs, expenses and revenues applicable to the construction and operation of cable television systems in accordance with SFAS No. 51, Financial Reporting by Cable Television Companies. Currently, there is no significant system that falls in a prematurity period as defined by SFAS No. 51. Other operating costs in the Company’s consolidated statements of operations include, among other things, cable service related expenses, billing costs, technical and maintenance personnel and utility expenses related to the cable television network.

(m)	Revenue Recognition
      The Company and its subsidiaries recognize cable television, high-speed Internet access, telephony and programming revenues when such services are provided to subscribers. Revenues derived from other sources are recognized when services are provided, events occur or products are delivered. Initial subscriber installation revenues are recognized in the period in which the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that the subscribers are expected to remain connected to the cable television system. Historically, installation revenues have been less than related direct selling costs, therefore such revenues have been recognized as installations are completed.
      The Company and its subsidiaries provide poor reception rebroadcasting services to noncable television viewers suffering from poor reception of television waves caused by artificial obstacles. The Company and its subsidiaries enter into agreements with parties that have built obstacles causing poor reception for construction and maintenance of cable facilities to provide such services to the affected viewers at no cost to them during the agreement period. Under these agreements, the Company and its subsidiaries receive up-front, lump-sum compensation payments for construction and maintenance. Revenues from these agreements have been deferred and are being recognized in income on a straight-line basis over the agreement periods which are generally 20 years. Such revenues are included in Revenue — Other in the accompanying consolidated statements of operations.
      See Note 5 for a description of Revenue — Construction-related sales and Revenue — Programming fees in the accompanying consolidated statements of operations, which are primarily from affiliates.

(n)	Advertising Expense
      Advertising expense is charged to income as incurred. Advertising expense amounted to ¥2,256,997 thousand, ¥4,425,004 thousand and ¥3,921,229 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

(o)	Stock-Based Compensation
      The Company and its subsidiaries account for stock-based compensation plans to employees using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB No. 25. (“FIN No. 44”). As such, compensation expense is measured on the date of grant only if the current fair value of the underlying stock exceeds the exercise

A4-140

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
price. The Company accounts for its stock-based compensation plans to nonemployees and employees of unconsolidated affiliated companies using the fair market value based method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force Issue 00-12, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee (“EITF 00-12”). Under SFAS No. 123, the fair value of the stock based award is determined using the Black-Scholes option pricing method, which is remeasured each period end until a commitment date is reached, which is generally the vesting date. The fair value of the subscription rights and stock purchase warrants granted each year was calculated using the Black-Scholes option-pricing model with the following assumptions: no dividends, volatility of 40%, risk-free rate of 3.0% and an expected life of three years. Expense associated with stock-based compensation for certain management employees is amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. Otherwise, compensation expense is generally amortized evenly over the vesting period. Compensation expense is recorded in operating costs and expenses for the Company’s employees and nonemployees and in equity in income (losses) of affiliates for employees of affiliated companies in the accompanying consolidated statements of operations.
      SFAS No. 123 allows companies to continue to apply the provisions of APB No. 25, where applicable, and provide pro forma disclosure for employee stock option grants as if the fair value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 for stock-based compensation plans to its employees and provide the pro forma disclosure required by SFAS No. 123. The following table illustrates the effect on net income (loss) and net income (loss) per share for the years ended December 31, 2001, 2002 and 2003, if the Company had applied the fair value recognition provisions of SFAS No. 123 (Yen in thousands):

	2001	2002	2003

	(Unaudited)	(Unaudited)
Net income (loss), as reported	¥(26,963,797)	¥(7,542,676)	¥5,351,250
Add stock-based compensation expense included in reported net income (loss)	101,393	64,058	117,359
Deduct stock-based compensation expense determined under fair value based method for all awards	(1,158,360)	(574,304)	(571,531)

Pro forma net income (loss)	¥(28,020,764)	¥(8,052,922)	¥4,897,078

Basic and diluted per share data:
Net income (loss) per share, as reported	(6,854)	(1,917)	1,214
Net income (loss) per share, pro forma	(7,122)	(2,047)	1,111

(p)	Earnings Per Share
      Earnings per share (“EPS”) is presented in accordance with the provisions of SFAS No. 128, Earnings Per Share. Under SFAS No. 128, basic EPS excludes dilution for potential ordinary shares and is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. Basic and diluted EPS are the same in 2001, 2002 and 2003, as all potential ordinary share equivalents, consisting of stock options, are anti-dilutive.

A4-141

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(q)	Segments
      The Company reports operating segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 defined operating segments as components of an enterprise about which separate financial information is available that is regularly evaluated by the chief operating decision maker in deciding how to allocate resources to an individual segment and in assessing performance of the segment.
      The Company has determined that each individual consolidated subsidiary and unconsolidated mangaged equity affiliate SO is an operating segment because each SO represents a legal entity and serves a separate geographic area. The Company has evaluated the criteria for aggregation of the operating segments under paragraph 17 of SFAS No. 131 and believes it meets each of its respective criteria. Accordingly, management has determined that the Company has one reportable segment, broadband services.

(r)	Use of Estimates
      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Significant judgments and estimates include capitalization of labor and overhead costs, derivative financial instruments, depreciation and amortization costs, impairments of property, plant and equipment and goodwill, income taxes and other contingencies. Actual results could differ from those estimates.

(s)	Recent Accounting Pronouncements
      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. In December 2003, the FASB issued a revision to FIN 46, or Revised Interpretation, to clarify some of the provisions of FIN 46. FIN 46 provides guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE must be included in a company’s consolidated financial statements. A company that holds variable interests in an entity is required to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIEs expected losses and/or receive a majority of the entity’s expected residual returns, if any. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations. However, the Revised Interpretations must be applied no later than the first quarter of fiscal year 2004. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. There has been no material effect to the Company’s consolidated financial statements from potential VIEs entered into after January 31, 2003 and there is not expected to be a material impact from the adoption of the deferred provisions in the first quarter of fiscal year 2004.
      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements (see Note 10).

A4-142

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Acquisitions
      The Company has acquired varying interests in cable television companies during the periods presented. The Company has used the purchase method of accounting for all such acquisitions and, accordingly, has allocated the purchase price based on the estimated fair value of the assets and liabilities of the acquired companies. The assets, liabilities and operations of such companies have been included in the accompanying consolidated financial statements since the dates of their respective acquisitions.
      On January 1, 2001, the Company merged its 49.6% managed affiliate, J-COM Sakai, into its 99.8% consolidated SO, J-COM Broadband Kansai. The Company’s new ownership in the combined SO is 89.8%. The Company accounted for the acquisition of J-COM Sakai equity interest as a step-acquisition, with the consideration given equal to the fair value of the decrease in equity interest in J-COM Kansai. The merged entity operates under the name J-COM Broadband Kansai.
      In February 2001, the Company entered into an agreement to purchase a controlling interest in Yachiyo from certain of its shareholders. The total purchase price of such Yachiyo shares was ¥934,500 thousand and gave the Company a 58.4% interest. The purchase was completed in March 2001 and operates under the name J-Com Broadband Yachiyo.
      The Company and certain minority shareholders entered into an agreement to merge the Company’s 69.5% consolidated SO, J-COM Broadband Shonan, with the Company’s 47.0% managed affiliate, J-COM Broadband CATY, and the Company’s 20.0% non-managed investment, Fujisawa CATV. During March 2001, prior to the merger, the Company purchased additional shares from existing shareholders in each of J-COM Broadband Shonan, J-COM Broadband CATY and Fujisawa CATV for an aggregate ¥4,580,536 thousand. The acquisitions of J-COM CATY and Fujisawa CATV were treated as step-acquisitions. The Company merged these three franchises on April 1, 2001 and has an approximate 79% interest in the newly combined entity, which operates under the name J-COM Broadband Shonan.
      In July 2001, the Company acquired a 67.31% interest in Izumi CATV Co., Ltd. for ¥455,000 thousand. The new entity operates under the name of J-COM Broadband Izumi.
      In August 2001, the Company acquired a 59.1% equity interest in Super Network U for ¥2,006,250 thousand. The new entity operates under the name of J-COM Broadband Urayasu.
      On September 30, 2001, the Company acquired additional equity interest in its 42.3% managed affiliate, J-COM Broadband Kobe-Ashiya. The Company purchased from selling shareholders of Cable Net Kobe Ashiya for ¥480,000 thousand to increase its equity ownership in J-COM Broadband Kobe-Ashiya to 52.6%.
      In January 2002, the Company purchased additional shares of its affiliate J-COM Broadband Media Saitama during a capital call for ¥500,000 thousand and purchased shares from existing shareholders of its affiliate J-COM Broadband Urawa-Yono for ¥10,080 thousand. After the purchases, the Company’s equity ownership increased to a 50.2% controlling interest in J-COM Broadband Media Saitama and a 50.10% controlling interest in J-COM Broadband Urawa-Yono. These transactions have been treated as step acquisitions. The results of operations for both J-COM Broadband Media Saitama and J-COM Broadband Urawa-Yono have been included as a consolidated entity from January 1, 2002.
      In March 2002, the Company purchased additional shares in its affiliate, @Home Japan, from SC at a price per share of ¥55,000 or ¥527,670 thousand and all of the shares held by At Home Asia-Pacific for ¥1.4 billion. After the purchases, the Company has an 87.4% equity interest in @Home Japan. The purchases have been accounted for as a step-acquisition. The operations for @Home Japan have been included as a consolidated entity from April 1, 2002.

A4-143

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The aggregate purchase price of the business combinations during the year ended December 31, 2002 was allocated based upon fair values as follows (Yen in thousands):

2002

(Unaudited)
Cash, receivables and other assets	¥7,039,726
Property and equipment	16,565,501
Goodwill	3,690,538
Debt and capital lease obligations	(15,881,589)
Other liabilities	(6,110,058)

¥5,304,118

      The impact to revenue, net loss and net loss per share for the years ended December 31, 2001 and 2002, considering pro forma adjustments, as if the 2002 transactions were completed as of the beginning of those fiscal years, is not significant.

3.	Investments in Affiliates
      The Company’s affiliates are engaged primarily in the broadband services business in Japan. At December 31, 2003, the Company held investments in J-COM Broadband Shimonoseki (50.0%), J-COM Broadband Fukuoka (45.0%), Kansai Multimedia (25.8%), CATV Kobe (20.4%) and Green City Cable TV (20.0%).
      The carrying value of investments in affiliates as of December 31, 2002 and 2003 includes ¥730,910 thousand of unamortized excess cost of investments over the Company’s equity in the net assets of the affiliates. All significant intercompany profits from these affiliates have been eliminated according to the equity method of accounting.
      The carrying value of investments in affiliates as of December 31, 2002 and 2003, includes ¥1,795,000 thousand and ¥2,019,000 thousand respectively, of short-term loans the Company made to certain managed affiliates. The interest rate on these loans was 1.32% and 3.23% as of December 31, 2002 and 2003, respectively.
      Condensed financial information of the Company’s unconsolidated affiliates at December 31, 2002 and 2003 and for each of the three years ended December 31, 2003 are as follows (Yen in thousands):

	2002	2003

	(Unaudited)
Combined Financial Position:
Property and equipment, net	¥28,929,850	¥29,696,602
Other assets, net	6,873,681	6,201,251

Total assets	¥35,803,531	¥35,897,853

Debt	¥17,728,565	¥17,998,825
Other liabilities	17,178,202	16,030,950
Shareholders’ equity	896,764	1,868,078

Total liabilities and equity	¥35,803,531	¥35,897,853

A4-144

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(Unaudited)	(Unaudited)
Combined Operations:
Total revenue	¥28,331,978	¥18,218,205	¥19,776,603
Operating, selling, general and administrative expenses	(23,464,975)	(13,001,409)	(13,430,881)
Depreciation and amortization	(5,167,140)	(3,180,977)	(3,682,641)

Operating income (loss)	(300,137)	2,035,819	2,663,081
Interest expense, net	(563,768)	(410,278)	(478,609)
Other expense, net	(393,238)	(558,636)	(1,013,158)

Net income (loss)	¥(1,257,143)	¥1,066,905	¥1,171,314

4.	Goodwill and Other Assets
      The changes in the carrying amount of goodwill, net, for the years ended December 31, 2002 and 2003, consisted of the following (Yen in thousands):

	2002	2003

	(Unaudited)
Goodwill, net, beginning of year	¥135,972,584	¥139,827,277
Goodwill acquired during the year	3,854,693	26,319

Goodwill, net, end of year	¥139,827,277	¥139,853,596

      Other assets, excluding goodwill, at December 31, 2002 and 2003, consisted of the following (Yen in thousands):

	2002	2003

	(Unaudited)
Lease and other deposits	¥3,933,469	¥4,295,947
Deferred financing costs	1,426,847	3,763,785
Capitalized computer software, net	2,632,155	3,022,557
Long-term loans receivable, net	520,173	300,380
Other	1,681,119	1,664,560

Total other assets	¥10,193,763	¥13,047,229

5.	Related Party Transactions
      The Company purchases cable system materials and supplies from third-party suppliers and resells them to its subsidiaries and affiliates. Construction-related sales in the accompanying consolidated statements of operations represent revenues from unconsolidated affiliates for such sales.
      The Company provides programming services to its subsidiaries and affiliates. Programming fees in the accompanying consolidated statements of operations represent revenues from unconsolidated affiliates for such services provided and the related products sold.
      The Company provides management services to its subsidiaries and managed affiliates. Fees for such services related to managed affiliates amounted to ¥670,185 thousand, ¥390,434 thousand and ¥468,219 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, and are included in revenue — other in the accompanying consolidated statements of operations.

A4-145

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In July 2002, the Company began providing management services to Chofu Cable, Inc. (“Chofu”), an affiliated company that is 92% jointly owned by LMC, Microsoft and SC. Fees for such services amounted to ¥29,590 thousand and ¥107,607 thousand for the years ended December 31, 2002 and 2003, respectively, and are included in revenue — other in the accompanying consolidated statements of operations.
      The Company purchases certain cable television programs from Jupiter Programming Co., Ltd. (“JPC”), an affiliated company jointly owned by SC and a wholly owned subsidiary of LMC. Such purchases, including purchased from JPC’s affiliates, amounted to ¥2,220,856 thousand, ¥2,879,616 thousand and ¥3,155,139 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, and are included in programming costs in the accompanying consolidated statements of operations. Additionally, the Company receives a distribution fee to carry the Shop Channel, a majority owned subsidiary of JPC, for the greater of a fixed rate per subscriber or a percentage of revenue generated through sales in the Company’s territory. Such fees amounted to ¥343,667 thousand, ¥614,224 thousand and ¥939,438 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, and are included as revenue in programming fees in the accompanying consolidated statements of operations.
      The Company purchased stock of affiliated companies from SC in the amounts of ¥555,000 thousand and ¥1,112,750 thousand in the years ended December 31, 2001 and 2002, respectively.
      AJCC K.K. (“AJCC”) is a subsidiary of SC and its primary business is the sale of home terminals and related goods to cable television companies. Sumisho Lease Co., Ltd. and Sumisho Auto Leasing Co., Ltd. (collectively “Sumisho leasing”) are also subsidiaries of SC and provide to the Company various office equipment and vehicles. The Company and its subsidiaries’ purchases of such goods, primarily as capital leases, from both AJCC and Sumisho leasing, amounted to ¥10,421,213 thousand, ¥10,074,639 thousand and ¥6,087,645 thousand for the years ended December 31, 2001, 2002 and 2003, respectively.
      The Company pays a monthly fee to its affiliates, @Home Japan and Kansai Multimedia Services (“Kansai Multimedia”), based on an agreed upon percentage of subscription revenue collected by the Company from its customers for the @Home Japan and Kansai Multimedia services. Payments made to @Home Japan under these arrangements, prior to it becoming a consolidated subsidiary, amounted to ¥3,839,973 thousand and ¥1,585,691 thousand for the years ended December 31, 2001 and 2002, respectively. Payments made to Kansai Multimedia under these arrangements amounted to ¥1,938,716 thousand, ¥2,882,494 thousand and ¥3,226,764 thousand for the years ended December 31, 2001, 2002 and 2003, respectively. Such payments are included in other operating costs in the accompanying consolidated statements of operations. In March 2002, @Home Japan became a consolidated subsidiary of the Company (see Note 2). Therefore, since April 1, 2002, through @Home Japan, the Company receives the monthly fee from its unconsolidated affiliates. Such service fees amounted to ¥480,356 thousand and ¥1,071,891 thousand for the years ended December 31, 2002 and 2003, respectively, and are included in revenue-subscription fees in the accompanying consolidated statements of operations.
      The Company has management service agreements with SC and LMC under which officers and management level employees are seconded from SC and LMC to the Company, whose services are charged as service fees to the Company based on their payroll costs. The service fees paid to SC amounted to ¥473,474 thousand, ¥571,319 thousand and ¥706,303 thousand for the years ended December 31, 2001, 2002 and 2003, respectively. The service fees paid to LMC amounted to ¥620,285 thousand, ¥761,009 thousand and ¥714,986 thousand for the years ended December 31, 2001, 2002 and 2003, respectively. These amounts are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.
      Sumitomo Shoji Financial Management Co., Ltd. (“SFM”) is a wholly owned subsidiary of SC and its primary business is to provide financing and accounting services to subsidiaries and affiliated companies of SC. The Company had short-term borrowings from SFM in the amounts of ¥34,722,000 thousand at December 31, 2002. Additionally, the Company had short-term borrowings from LMC and Microsoft of ¥39,650,000 thousand

A4-146

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
and ¥6,613,000 thousand, respectively, at December 31, 2002. Such loans were refinanced under the ¥140 billion bank syndicated facility. As a result, SC, LMC and Microsoft have long-term subordinated loans of ¥52,894,625 thousand, ¥52,894,625 thousand and ¥43,950,000 thousand, respectively, at December 31, 2003. See Note 6.
      The Company pays a fee on debt guaranteed by SC, LMC and Microsoft. The guarantee fees incurred were ¥413,102 thousand to SC, ¥361,627 thousand to LMC and ¥285,042 thousand to Microsoft for the year ended December 31, 2002. The guarantee fees incurred were ¥84,224 thousand to SC, ¥73,470 thousand to LMC and ¥51,890 thousand to Microsoft for the year ended December 31, 2003. Such fees are included in interest expense, net-related parties in the accompanying consolidated statements of operations.

6.	Long-Term Debt
      A summary of long-term debt as of December 31, 2002 and 2003 is as follows (Yen in thousands):

	2002	2003

	(Unaudited)
Facility Agreement term loans, due fiscal 2005-2009	¥—	¥53,000,000
8yr Shareholder Subordinated loans, due fiscal 2011	—	117,739,250
8yr Shareholder Tranche B Subordinated loans, due fiscal 2011	—	32,000,000
0% unsecured loans from Development Bank of Japan, due fiscal 2004 — 2018	15,435,100	12,223,720
Unsecured loans from Development Bank of Japan, due fiscal 2004 — 2018, interest from 0.65% to 6.8%	3,614,000	3,895,400
0% secured loans from Development Bank of Japan, due fiscal 2004 — 2016	3,572,615	5,354,735
Unsecured loans from commercial banks, due fiscal 2003 — 2016, interest at 1.0%	3,744,200	—
Secured loans from Development Bank of Japan, due fiscal 2003 — 2004, interest at 5.3%	108,000	—
0% unsecured loans from others, due fiscal 2012	64,010	57,090

Total	26,537,925	224,270,195
Less: current portion	(2,273,140)	(2,438,480)

Long-term debt, less current portion	¥24,264,785	¥221,831,715

     Short-Term Loans
      Prior to 2003 refinancing, the Company had short-term bridge loan facilities and existing shareholder short-term loans that were subsequently repaid and replaced with the facility and new shareholder loans described under 2003 Refinancing below. As permitted by SFAS No. 6, Classification of Short-Term Obligations Expected to be Refinanced, the short-term borrowings as of December 31, 2002 have been reclassified as long-term debt on the face of the consolidated balance sheets. A summary of short-term loans at December 31, 2002 is as follows (Yen in thousands):

2002

(Unaudited)
Short-term loans from related party	¥80,985,000
Short-term loans from Banks	147,800,000

¥228,785,000

A4-147

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Short-term loans from related party include borrowings from SFM, LMC and Microsoft as described in Note 5. The SFM borrowings represent the Company’s borrowings on the lines of credit provided by SFM to the Company. The interest rates on the Company’s short-term borrowings from related party were ranging from 0.63% to 1.23% at December 31, 2002.
      Short-term loans from Banks represent the Company and its subsidiaries’ borrowings from commercial banks. The interest rates on the borrowings from Banks were ranging from 0.62% to 1.32% at December 31, 2002.
     2003 Refinancing
      On January 31, 2003, the Company entered into a ¥140 billion bank syndicated facility for certain of its managed subsidiaries and affiliates (“Facility Agreement”). In connection with the Facility Agreement, on February 6, 2003, the Company entered into 8 year subordinated loans with each of SC, LMC and Microsoft (“Principal Shareholders”), which initially aggregated ¥69,025 million from SC, ¥69,025 million from LMC and ¥43,950 million from Microsoft (“Shareholder Subordinated Loans”). See Note 5 for Shareholder Subordinated Loans outstanding by Principal Shareholders as of December 31, 2003. On February 12, 2003, ¥53 billion was drawn down on the Facility Agreement and remains outstanding at December 31, 2003. With the financing in February 2003, all of the Company’s previous short-term borrowings were repaid and replaced.
      The Facility Agreement was initially for the financing of Jupiter, fifteen of its consolidated managed affiliates and one managed affiliate, which is accounted for under the equity method of accounting (“Jupiter Combined Group”). The financing will be used for permitted general corporate purposes, capital expenditures, financing costs and limited purchase of minority shares and capital calls of the affiliates in the Jupiter Combined Group. As further described below, one additional consolidated subsidiary became party to the Facility Agreement in 2003. Currently, one other consolidated subsidiary and one managed equity method affiliate are not party to the Facility Agreement and will continue to rely on capital contributions and financing from shareholders for their liquidity requirements.
      The Facility Agreement provides for term loans of up to ¥120 billion and a revolving loan facility up to ¥20 billion. ¥32 billion of the total term loan portion of the Facility Agreement was considered provided by the shareholders under the Tranche B Subordinated Loans discussed below. Therefore, the remaining ¥88 billion of term loan is available for drawn down until September 2004 at which time no additional term loans will be available to the Jupiter Combined Group. As noted in the table above, ¥53 billion of term loans have been borrowed as of December 31, 2003 resulting in additional term loan borrowing availability of ¥35 billion at December 31, 2003. The revolving loan facility available for draw down is ¥20 billion until June 30, 2007; ¥17.5 billon from July 1, 2007 to June 30, 2008; and reducing to ¥15 billion from July 1, 2008 through June 30, 2009. Upon request for draw down, the Company designates an interest period of one, two or three months for that revolving loan. Repayments of outstanding revolving loans are due at the end of its respective interest period. The Company has the ability to rollover outstanding revolving loans. All revolving loans outstanding on the final maturity date shall be repaid in full on that date. As of December 31, 2003, there were no outstanding borrowings under the revolving loan facility. Therefore, at December 31, 2003, a total of ¥55 billion was available for draw down under the Facility Agreement.
      Final maturity of the Facility Agreement is June 30, 2009. Loan repayment starts on September 30, 2005 based on a defined rate reduction each year thereafter. As a percentage of the term loans outstanding at September 30, 2004, 8.34% to be repaid in the year ended December 31, 2005; 16.68% in 2006; 25.00% in 2007; 33.32% in 2008; and the final 16.66% by June 30, 2009. Additionally, the Facility Agreement has requirements to make mandatory prepayments under specific circumstances and formulas regarding third party contributions; group free cash flow, as defined in the Facility Agreement; asset sales; insurance proceeds; and hedging agreement termination payments. Such mandatory prepayments will be funded from excess cash flow as defined

A4-148

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
in the Facility Agreement, which requires a portion of excess cash flow to be deposited into an account for future mandatory prepayments. Such deposits are designated as restricted cash on the face of the consolidated balance sheet.
      Interest is based on TIBOR, as defined in the Facility Agreement, plus a reducing margin based upon a leverage ratio of Total Debt to EBITDA as such terms are defined in the Facility Agreement. When such leverage ratio is more than 7.00:1.00, the margin is 2.75%; more than 5.00:1.00 but less than or equal to 7.00:1.00, the margin is 2.25%; more than 3.00:1.00 but less than or equal to 5.00:1.00, the margin is 1.75%; and less than or equal to 3.00:1.00, the margin is 1.50%. As of December 31, 2003 the interest rate was 2.83%. The Facility Agreement requires the Jupiter Combined Group to comply with various financial and other covenants, including the maintenance of certain operating and financial ratios. These include EBITDA and subscriber targets during the term loan availability period. Ongoing financial covenants consist of leverage ratios Total Debt to EBITDA and Senior Debt to EBITDA, as such terms are defined in the Facility Agreement, maximum capital expenditures in a period, minimum interest coverage ratios and minimum debt service coverage ratios. In addition, the Facility Agreement contains substantial limitations on, or prohibitions of, distributions, additional indebtedness, liens, asset sales and certain other items for the Jupiter Combined Group. A quarterly commitment fee of 0.75% per annum is payable on the unused available term loans and revolving facility during their respective availability periods. In the case of the revolving facility, such commitment fee will be reduced to 0.50% per annum after the end of the term loans availability period if at least two-thirds of the revolving facility is utilized. Additionally, the Facility Agreement requires the Company to maintain interest rate hedge agreements, on at least 50% of the outstanding amounts under the term loans (see Note 1).
      The Shareholder Subordinated Loans, which are subordinated to the Facility Agreement, consist of 8 year subordinated loans initially aggregating ¥150 billion (“Subordinated Loans”) and 8 year tranche B subordinated loans aggregating ¥32 billion (“Tranche B Subordinated Loans”). These Shareholder Subordinated Loans contain a bullet repayment of principal and accrued interest at maturity, which is February 6, 2011; conversion at fair value under Japanese Commercial Code into the Company’s common shares up to the amounts of loans; and allows for the Principal Shareholders to sell, assign or transfer the Shareholder Subordinated Loans as permitted under the Facility Agreement. The Subordinated Loans effectively bear interest at 2.00% plus TIBOR, as defined in the Facility Agreement, per annum, restricted to a maximum of 5.00% per annum. As of December 31, 2003 the interest rate was 2.08%. In addition, restrictions are contained in the Subordinated Loans on when cash interest can be paid. Cash interest on the Subordinate Loans can only be paid from Company proceeds derived by i) Principal Shareholder contributions, as defined in the Facility Agreement; or ii) up to 85% of aggregated third party contributions; or iii) excess cash flow as defined in the Facility Agreement, if certain leverage ratios are maintained. The Tranche B Subordinated Loans bear interest at the same rate as the Facility Agreement debt as described in the preceding paragraph. The Tranche B Subordinated Loans do not have the restriction on the payment of interest as with the Subordinated Loans. There are no covenants or performance requirements for the Company on these Shareholder Subordinated Loans.
      Upon occurrence of specified events, the Principal Shareholders have agreed to pledge their respective share ownership in the Company. The specified events include events of default; acceleration of loan repayments; change of control; and the failure to maintain financial ratios as defined in the Facility Agreement. These conditions requiring the pledge of common stock are in place until the earlier of i) a public offering where at least 15% of the issued and outstanding common stock of the Company is sold, or the net proceeds are at least ¥40 billion, or ii) the specified leverage ratio as defined in the Facility Agreement is 3.00:1.00 or lower. However, the Facility Agreement allows for the disposition of shares by Principal Shareholders provided it will not result in a change of control. Additionally, the Principal Shareholders have an agreement to provide up to an additional ¥40 billion maximum of contingent support to the Company. The contingent support is triggered by a shortfall to an approved business plan EBITDA, as defined in the Facility Agreement, and only if the revolving loan facility is fully drawn or is not otherwise available for drawing. The required support is the amount of the shortfall to the

A4-149

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
approved business plan EBITDA, unless there is an acceleration of the Facility Agreement, which would require the maximum amount to be funded. The required funding may take the form of additional subordinated loans or additional equity in the Company. If certain criteria are met, the maximum ¥40 billion is reduced to ¥20 billion by either December 31, 2003 or January 31, 2004 and to zero by September 30, 2004.
      In May 2003, LMC and SC increased their ownership in the Company by converting ¥32,260,750 thousand of the Subordinated Loans for 750,250 shares of the Company. LMC and SC each converted ¥16,130,375 thousand of their respective Subordinated Loans to the Company and each received 375,125 shares of the Company, increasing their ownership to approximately 45% and 32%, respectively.
      In December 2003, a consolidated subsidiary of the Company became party to the Facility Agreement and, therefore, a consolidated managed affiliate of the Jupiter Combined Group. Immediately prior to this transaction, the consolidated subsidiary had outstanding ¥3,686,090 thousand to third-party creditors. In connection with this transaction, a third-party debt holder forgave ¥400,000 thousand of debt owed to it. As a result, the Company recorded a gain of ¥400,000 thousand in other non-operating income in the accompanying consolidated statement of operations for the year ended December 31, 2003. Additionally, the third-party debt holder was issued ¥500,000 thousand of preferred stock of the consolidated subsidiary in exchange for ¥500,000 thousand of debt owed to it (see Note 10). The remaining ¥2,686,090 thousand of third-party debt was repaid from proceeds of the Facility Agreement.
     Development Bank of Japan Loans
      The loans represent institutional loans from the Development Bank of Japan, which have been made available to telecommunication companies operating in specific local areas designated as “Teletopia” by the MPHPT to facilitate development of local telecommunication network. Requirements to qualify for such financing include use of optical fiber cables, equity participation by local/ municipal government and guarantee by third parties, among other things. These loans are obtained by the Company’s subsidiaries and are primarily guaranteed, directly or indirectly, by SC, LMC and Microsoft.
      Property and equipment with a book value of ¥9,564,553 thousand at December 31, 2003 were pledged to secure certain loans from the Development Bank of Japan.
      The aggregate annual maturities of long-term debt outstanding at December 31, 2003 are as follows (Yen in thousands):

Year Ending December 31,

2004	¥2,438,480
2005	7,076,780
2006	11,449,920
2007	15,662,820
2008	19,835,370
Thereafter	167,806,825

¥224,270,195

7.	Leases
      The Company and its subsidiaries are obligated under various capital leases, primarily for home terminals, and other noncancelable operating leases, which expire at various dates during the next seven years. See Note 5 for further discussion of capital leases from subsidiaries of SC.

A4-150

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At December 31, 2002 and 2003, the amount of equipment and related accumulated depreciation recorded under capital leases were as follows (Yen in thousands):

	2002	2003

	(Unaudited)
Distribution system and equipment	¥44,176,577	¥45,170,512
Support equipment and buildings	6,366,743	6,656,913
Less: accumulated depreciation	(16,596,352)	(22,111,664)
Other assets, at cost, net of depreciation	310,296	292,511

	¥34,257,264	¥30,008,272

      Depreciation of assets under capital leases is included in depreciation and amortization in the accompanying consolidated statements of operations.
      Future minimum lease payments under capital leases and noncancelable operating leases as of December 31, 2003 are as follows (Yen in thousands):

	Capital	Operating
Year Ending December 31,	Leases	Leases

2004	¥10,504,908	¥816,123
2005	8,610,836	732,994
2006	6,345,070	611,031
2007	3,912,775	478,744
2008	2,040,360	379,443
More than five years	2,332,502	982,694

Total minimum lease payments	33,746,451	¥4,001,029

Less: amount representing interest (rates ranging from 1.10% to 6.84%)	(2,615,822)

Present value of net minimum payments	31,130,629
Less: current portion	(9,474,434)

Noncurrent portion	¥21,656,195

      The Company and its subsidiaries occupy certain offices under cancelable lease arrangements. Rental expenses for such leases for the years ended December 31, 2001, 2002 and 2003, totaled ¥3,185,780 thousand, ¥4,115,628 thousand and ¥4,134,249 thousand, respectively, and were included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Also, the Company and its subsidiaries occupy certain transmission facilities and use poles and other equipment under cancelable lease arrangements. Rental expenses for such leases for the years ended December 31, 2001, 2002 and 2003, totaled ¥5,314,676 thousand, ¥7,323,538 thousand and ¥8,542,845 thousand, respectively, and are included in operating costs and expenses in the accompanying consolidated statements of operations.

8.	Income Taxes
      The Company and its subsidiaries are subject to Japanese National Corporate tax of 30%, an Inhabitant tax of 6% and a deductible Enterprise tax of 10%, which in aggregate result in a statutory tax rate of 42%. On March 24, 2003, the Japanese Diet approved the Amendments to Local Tax Law, reducing the Enterprise tax from 10.08% to 7.2%. The amendments to the tax rates will be effective for fiscal years beginning on or after

A4-151

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
April 1, 2004. Consequently, the statutory income tax rate will be lowered to approximately 40% for deferred tax assets and liabilities expected to be settled or realized on or after January 1, 2005.
      All pretax income/loss and related tax expense/benefit are derived solely from Japanese operations.
      The effective rates of income tax (benefit) expense relating to losses (income) incurred differs from the rate that would result from applying the normal statutory tax rates for the years ended December 31, 2001, 2002 and 2003 is as follows:

	2001	2002	2003

	(Unaudited)	(Unaudited)
Normal effective statutory tax rate	(42.0)%	(42.0)%	42.0%
Adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates	—	—	0.0
Tax benefit from utilization of previously unrecognized operating loss carryforwards	—	—	(44.6)
Increase in valuation allowance	42.0	42.0	3.4
Other	0.0	3.5	3.0

Effective tax rate	0.0%	3.5%	3.8%

      The effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities at December 31, 2002 and 2003 are as follows (Yen in thousands):

	2002	2003

	(Unaudited)
Deferred tax assets:
Operating loss carryforwards	¥35,924,308	¥29,921,448
Deferred revenue	14,544,426	14,165,581
Lease obligation	14,848,328	12,452,252
Retirement and other allowances	3,007,010	1,390,741
Investment in affiliates	986,010	794,896
Accrued expenses and other	2,570,387	2,485,228

Total gross deferred tax assets	71,880,469	61,210,146
Less: valuation allowance	(52,389,248)	(45,846,086)

Deferred tax assets	19,491,221	15,364,060

Deferred tax liabilities:
Property and equipment	15,129,743	12,680,631
Tax deductible goodwill	3,353,874	633,155
Other	1,007,604	2,050,274

Total gross deferred tax liabilities	19,491,221	15,364,060

Net deferred tax assets	¥—	¥—

      The net changes in the total valuation allowance for the years ended December 31, 2001, 2002 and 2003 were an increase of ¥18,569,046 thousand, and decreases of ¥8,985,905 thousand and ¥6,543,162 thousand, respectively.

A4-152

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the net deferred tax assets at December 31, 2002 and 2003 are fully offset by a valuation allowance.
      The amount of valuation allowance at December 31, 2003 that was recorded during a business combination and will be released to goodwill if it is reversed or if the deferred tax asset is realized is approximately ¥12,000 million.
      At December 31, 2003, the Company and its subsidiaries had net operating loss carryforwards for income tax purposes of ¥74,026,967 thousand which were available to offset future taxable income. Net operating loss carryforwards, if not utilized, will expire in each of the next five years as follows (Yen in thousands):

Year Ending December 31,

2004	¥15,532,960
2005	20,584,382
2006	21,464,696
2007	10,923,194
2008	5,521,735

¥74,026,967

9.	Severance and Retirement Plans
      Under unfunded severance and retirement plans, substantially all full-time employees terminating their employment after the three year vesting period are entitled, under most circumstances, to lump-sum severance payments determined by reference to their rate of pay at the time of termination, years of service and certain other factors. No assumptions are made for future compensation levels as the plans have flat-benefit formulas. As a result, the accumulated benefit obligation and projected benefit obligation are the same.
      Net periodic cost of the Company and its subsidiaries’ plans accounted for in accordance with SFAS No. 87 for the years ended December 31, 2001, 2002 and 2003, included the following components (Yen in thousands):

	2001	2002	2003

	(Unaudited)	(Unaudited)
Service cost — benefits earned during the year	¥266,526	¥205,094	¥257,230
Interest cost on projected benefit obligation	38,346	35,074	40,159
Recognized actuarial loss	45,074	232,507	158,371

Net periodic cost	¥349,946	¥472,675	¥455,760

A4-153

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The reconciliation of beginning and ending balances of the benefit obligations of the Company and its subsidiaries’ plans accounted for in accordance with SFAS No. 87 are as follows (Yen in thousands):

	2002	2003

	(Unaudited)
Change in benefit obligation:
Benefit obligation, beginning of year	¥1,169,139	¥1,606,371
Service cost	205,094	257,230
Interest cost	35,074	40,159
Acquisitions (Note 2)	24,540	—
Actuarial loss	207,967	158,371
Benefits paid	(35,443)	(56,120)

Benefit obligation, end of year	¥1,606,371	¥2,006,011

      The weighted-average discount rate used in determining costs of the Company and its subsidiaries’ plans was 3.00%, 2.50% and 2.00% for the years ended December 31, 2001, 2002 and 2003, respectively.
      In addition, employees of the Company and certain of its subsidiaries participate in a multiemployer defined benefit plan. The Company contributions to this plan amounted to ¥246,146 thousand, ¥324,521 thousand, and ¥342,521 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, and are included in provision for retirement allowance in selling, general and administrative expenses in the accompanying consolidated statements of operations.

10.	Redeemable Preferred Stock
      On December 29, 2003, in connection with being included as a party to the Facility Agreement (see Note 6), a consolidated subsidiary of the Company issued ¥500,000 thousand of preferred stock in exchange for debt owed to a third party holder. All or a part of the preferred stock can be redeemed after 2010, up to a half of the preceding year’s net income, at the holder’s demand. The holders of the preferred stock have a priority to receive dividends, however, the amount of such dividends will be decided by the subsidiary’s board of directors and such dividend will not exceed ¥1,000 per preferred stock for any fiscal year and will not accumulate.

11.	Shareholders’ Equity

Dividends
      Under the Japanese Commercial Code (the “Code”), the amount available for dividends is based on retained earnings as recorded on the books of the Company maintained in conformity with financial accounting standards of Japan. Certain adjustments not recorded on the Company’s books are reflected in the consolidated financial statements for reasons described in Note 1. At December 31, 2003, the accumulated deficit recorded on the Company’s books of account was ¥14,454,577 thousand. Therefore, no dividends may be paid at the present time.
      The Code provides that an amount equivalent to at least 10% of cash dividends paid and other cash outlays resulting from appropriation of retained earnings be appropriated to a legal reserve until such reserve and the additional paid-in capital equal 25% of the issued capital. The Code also provides that neither additional paid-in capital nor the legal reserve are to be used for cash dividends, but may be either (i) used to reduce a capital deficit, by resolution of the shareholders; (ii) capitalized, by resolution of the Board of Directors; or (iii) used for purposes other than those provided in (i) and (ii), such as refund made to shareholders or acquisition of treasury stocks, but only up to an amount equal to the additional paid-in capital and the legal reserve less 25% of the

A4-154

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
issued capital, by resolution of the shareholders. The Code provides that at least one-half of the issue price of new shares be included in capital.
     Stock-Based Compensation Plans
      The Company maintains subscription-rights option plans and stock purchase warrant plans for certain directors, corporate auditors and employees of the Company’s consolidated managed franchises and to directors, corporate auditors and employees of the Company’s unconsolidated managed franchises and other nonemployees (collectively the “Jupiter Option Plans”). The Company’s board of directors and shareholders approve the grant of the Company’s ordinary shares at an initial exercise price of ¥92,000 per share. The exercise price is subject to adjustment upon an effective initial public offering (“IPO”) to the lower of ¥92,000 per share or the IPO offering price.
      Under Jupiter Option Plans, the number of ordinary shares issuable will be adjusted for stock splits, reverse stock splits and certain other recapitalizations and the subscription rights will not be exercisable until the Company’s ordinary shares are registered with the Japan Securities Dealers Association or listed on a stock exchange. Nonmanagement employees will, unless the grant agreement provides otherwise, vest in two years from date of grant. Management employees will, unless the grant agreement provides otherwise, vest in four equal installments from date of grant. Jupiter Options generally expire 10 years from date of grant, currently ranging from August 23, 2010 to August 23, 2012.
      The Company has accounted for awards granted to the Company and its consolidated managed franchises’ directors, corporate auditors and employees under APB No. 25 and FIN No. 44. Based on using the Company’s estimated fair value per ordinary share, there was no intrinsic value at the date of grant under the Jupiter Option Plans. As the exercise price at the date of grant is uncertain, the Jupiter Option Plans are considered variable awards. Under APB No. 25 and FIN 44, variable awards will have stock compensation recognized each period to the extent the market value of the ordinary shares granted exceeds the exercise price. The Company will be subject to variable accounting for grants to employees under the Jupiter Option Plans until all options granted are exercised, forfeited, or expired. At December 31, 2001, 2002 and 2003, the market value of the Company’s ordinary shares did not exceed the exercise price and no compensation expense was recognized on such options during the years ended December 31, 2001, 2002 and 2003, respectively.
      The Company has accounted for awards granted to directors, corporate auditors and employees of the Company’s unconsolidated managed franchises and to other nonemployees, in accordance with SFAS No. 123 and EITF 00-12. As a result of cancellations, options outstanding to directors, corporate auditors and employees of the Company’s unconsolidated managed franchises and to other nonemployees were 14,320 ordinary shares, 23,338 ordinary shares and 21,916 ordinary shares at December 31, 2001, 2002 and 2003, respectively. The Company recorded compensation expense related to the directors, corporate auditors and employees of the Company’s unconsolidated managed franchises and other nonemployees of ¥101,393 thousand, ¥64,058 thousand and ¥117,359 thousand for the years ended December 31, 2001, 2002 and 2003, respectively, which has been included in selling, general and administrative expense for the Company’s nonemployees and in equity in earnings (losses) of affiliates for employees of affiliated companies in the accompanying consolidated statements of operations.

A4-155

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes the activity of the Jupiter Option Plans:

	2001	2002	2003

	(Unaudited)	(Unaudited)
Outstanding at beginning of the year	129,972	132,712	158,128
Granted	5,398	29,424	40,722
Canceled	(2,658)	(4,008)	(9,210)

Outstanding at end of the year	132,712	158,128	189,640

Weighted average exercise price	¥92,000	¥92,000	¥92,000

Weighted average remaining contractual life	8.7 years	8.0 years	7.4 years

Options exercisable, end of period	—	—	—

Weighted average fair value of options granted	¥17,562	¥14,604	¥18,340

12.	Fair Value of Financial Instruments
      For financial instruments other than long-term loans, lease obligations and interest rate swap agreements, the carrying amount approximates fair value because of the short maturity of these instruments. Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term debt and capital lease obligations at December 31, 2002 and 2003 are as follows (Yen in thousands):

	2002		2003

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

	(Unaudited)
Long-term debt	¥26,537,925	¥25,896,918	¥224,270,195	¥220,114,532
Lease obligation	35,353,162	36,941,731	31,130,629	32,328,048
Interest rate swap agreements	—	—	694,745	694,745

13.	Supplemental Disclosures to Consolidated Statements of Cash Flows

	2001	2002	2003

	(Unaudited)	(Unaudited)
	(Yen in thousands)
Cash paid during the year for:
Interest	¥2,948,421	¥4,696,332	¥4,408,426

Income tax	¥—	¥—	¥378,116

Cash acquisitions of new subsidiaries:
Fair value of assets acquired	¥42,101,359	¥20,135,417	¥—
Liabilities assumed	35,597,996	21,991,647	—

Cash paid, net of cash acquired	¥6,503,363	¥(1,856,230)	¥—

Property acquired under capital leases during the year	¥14,139,744	¥10,990,909	¥6,057,250

A4-156

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments
      In connection with the September 1, 2000 acquisition of Titus Communications Corporation (“Titus”), Microsoft and the Company entered into a gain recognition agreement with respect to the Titus shares and assets acquired. The Company agreed not to sell during any 18-month period, without Microsoft consent, any shares of Titus, or sell any of Titus’ assets, valued at $35 million or more, in a transaction that would result in taxable income to Microsoft. Microsoft will retain this consent right until the earlier of June 30, 2006 or the date Microsoft owns less than 5% of the Company’s ordinary shares and Microsoft has sold, in taxable transactions, 80% of the Company’s ordinary shares issued to it in connection with the Titus acquisition.
      The Company also entered into an agreement to purchase certain of Microsoft’s equity interests in Chofu and all of Microsoft’s interests in TU-KA Cellular Tokyo Inc. and TU-KA Cellular Tokai Inc. for approximately $24 million. Additionally, per the shareholder agreement between SC, LMC and Microsoft, the remaining equity interests of Chofu owned by Microsoft, LMC, and SC will be purchased by the Company at the then-current fair market value. The closing of such purchases is intended to take place after a successful IPO of more than 10% of the Company’s shares and the listing of such shares on a recognized securities exchange.
      The Company has guaranteed payment of certain bank loans of its equity method affiliate investee, CATV Kobe and a cost method investee, Kansai Cable Net, both based on an agreed upon proportionate share of the bank loans among certain of the entities’ shareholders, considering each of their respective equity interest. The CATV Kobe guarantee amounts were ¥101,818 thousand, ¥145,455 thousand and ¥143,127 thousand for the years ended December 31, 2001, 2002 and 2003, respectively. The Kansai Cable Net guarantee amounts were ¥715,961 thousand, ¥650,778 thousand and ¥579,404 thousand for the years ended December 31, 2001, 2002 and 2003, respectively. Management believes that the likelihood the Company would be required to perform or otherwise incur any significant losses associated with any of these guarantees is remote.
      The Company has committed to purchase approximately ¥3,380,000 thousand of equipment in connection with its expansion of digital services.

15.	Subsequent Events
      On March 16, 2004, the Company’s Board of Directors unanimously approved the following transactions:

1)	Additional borrowings from LMC and SC in the amount of ¥2,431 million each under the same terms and conditions as the existing Shareholder Subordinated Loans (see note 6);

2)	Acquisition of the remaining outstanding shares of common stock in @Home Japan currently owned by SC in exchange for ¥4,860,180 thousand in cash consideration;
      On March 25, 2004, the acquisition of the remaining outstanding shares of common stock of @Home Japan was consummated. Upon consummation the Company has a 100% equity ownership interest in @Home Japan.

A4-157

INDEPENDENT AUDITORS’ REPORT
The Board of Directors and Shareholders
Jupiter Programming Co. Ltd.:
      We have audited the accompanying consolidated balance sheet of Jupiter Programming Co. Ltd. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jupiter Programming Co. Ltd. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
      The accompanying consolidated financial statements as of and for the year ended December 31, 2003 have been translated into United States dollars solely for the convenience of the reader. We have recomputed the translation and, in our opinion, the consolidated financial statements expressed in yen have been translated into United States dollars on the basis set forth in note 2 to the consolidated financial statements.

KPMG AZSA & Co.
Tokyo, Japan
March 23, 2004

A4-158

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2002 and 2003

	2002	2003	2003

	(Unaudited)		U.S. Dollars
	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)
ASSETS
Current Assets:
Cash and cash equivalents:
Related party	¥550,000	¥2,350,000	$21,962,617
Other	2,050,983	2,554,768	23,876,336
Accounts receivable (less allowance for doubtful accounts of ¥16,651 thousand in 2002 and ¥10,618 thousand ($99,234) in 2003):
Related party	281,491	307,160	2,870,654
Other	2,315,176	3,036,190	28,375,608
Retail inventories (Note 3)	2,488,821	2,235,952	20,896,748
Program rights and language versioning, current portion (Note 4)	593,195	646,758	6,044,467
Deferred tax assets (Note 12)	720,087	1,165,550	10,892,991
Prepaid and other current assets	327,574	378,606	3,538,373

Total Current Assets	9,327,327	12,674,984	118,457,794
Investments (Note 5)	2,190,724	3,359,563	31,397,785
Property and equipment, net (Note 6)	1,920,498	2,012,286	18,806,411
Software development costs, net (Note 7)	1,355,792	1,450,388	13,555,028
Program rights and language versioning, excluding current portion (Note 4)	156,213	140,372	1,311,888
Goodwill (Note 8)	191,482	188,945	1,765,841
Other intangible assets	14,068	59,393	555,075
Deferred tax assets, excluding current portion (Note 12)	129,399	236,975	2,214,720
Other assets, net	449,598	506,321	4,731,972

Total Assets	¥15,735,101	¥20,629,227	$192,796,514

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt (Note 11)	¥—	¥46,000	$429,907
Long-term debt, current portion (Note 11)	600,000	—	—
Obligations under capital leases, current portion (related party) (Note 10)	431,133	329,764	3,081,907
Accounts payable:
Related party	660,085	717,588	6,706,430
Other	2,770,278	3,490,284	32,619,476
Accrued liabilities	834,031	1,259,705	11,772,944
Income taxes payable	1,146,614	1,516,200	14,170,093
Other current liabilities	410,372	718,940	6,719,068

Total Current Liabilities	6,852,513	8,078,481	75,499,825
Long-term debt, excluding current portion (note 11):
Related party	1,976,000	2,016,000	18,841,121
Other	3,400,000	4,000,000	37,383,178
Obligations under capital leases, excluding current installments (related party) (Note 10)	391,195	174,946	1,635,006
Accrued pension and severance cost (Note 13)	158,031	216,611	2,024,402
Other liabilities	92,702	—	—

Total Liabilities	12,870,441	14,486,038	135,383,532

Minority interests	926,661	1,539,900	14,391,589

Shareholders’ Equity (Note 14):
Ordinary shares, no par value; authorized 450,000 shares; issued and outstanding 336,680 shares in 2002 and 2003	16,834,000	16,834,000	157,327,103
Accumulated deficit	(14,896,001)	(12,230,711)	(114,305,710)

Total Shareholders’ Equity	1,937,999	4,603,289	43,021,393

Total Liabilities and Shareholders’ Equity	¥15,735,101	¥20,629,227	$192,796,514

See accompanying notes to consolidated financial statements.

A4-159

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2001, 2002 and 2003

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)		U.S. Dollars
	Yen	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)	(Thousands)
Revenues (Note 1(n)):
Retail sales, net	¥19,725,415	¥27,432,871	¥38,699,329	$361,675,972
Television programming revenue:
Related party	1,036,437	1,457,731	1,655,215	15,469,299
Other	3,428,998	4,247,036	5,802,030	54,224,579
Services and other revenue:
Related party	492,418	524,849	755,244	7,058,355
Other	517,339	634,336	906,453	8,471,524

Total revenues	25,200,607	34,296,823	47,818,271	446,899,729
Operating costs and expenses:
Cost of retail sales	11,824,917	16,392,589	23,256,782	217,353,103
Cost of programming and distribution:
Related party	371,731	851,475	2,487,545	23,248,084
Other	4,353,103	5,417,193	6,271,783	58,614,794
Selling, general and administrative expenses:
Related party	1,738,095	2,131,499	2,473,349	23,115,411
Other	4,543,677	5,493,090	7,003,042	65,448,991
Depreciation and amortization	922,200	1,107,040	1,210,163	11,309,935

Total operating expenses	23,753,723	31,392,886	42,702,664	399,090,318

Operating income	1,446,884	2,903,937	5,115,607	47,809,411
Other income (expense):
Interest expense:
Related party	(131,181)	(77,899)	(60,073)	(561,430)
Other	(34,609)	(74,482)	(66,204)	(618,729)
Gain (loss) on forward exchange contracts	327,343	(309,017)	(141,368)	(1,321,196)
Equity in losses of equity method affiliates (Note 5)	(335,566)	(163,758)	(64,472)	(602,542)
Other income (expense), net	(32,407)	(214,087)	9,763	91,243

Total other income (expense)	(206,420)	(839,243)	(322,354)	(3,012,654)

Income before income taxes and minority interests	1,240,464	2,064,694	4,793,253	44,796,757
Income tax benefit (expense) (Note 12)	55,613	(703,947)	(1,519,225)	(14,198,365)
Minority interests	(345,152)	(343,027)	(608,738)	(5,689,140)

Net income	¥950,925	¥1,017,720	¥2,665,290	$24,909,252

See accompanying notes to consolidated financial statements.

A4-160

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME
Years Ended December 31, 2001, 2002 and 2003

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)		U.S. Dollars
	Yen	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)	(Thousands)
Common stock:
Balance at beginning and end of year	¥16,834,000	¥16,834,000	¥16,834,000	$157,327,103

Accumulated deficit:
Balance at beginning of year	(16,864,646)	(15,913,721)	(14,896,001)	(139,214,962)
Net income	950,925	1,017,720	2,665,290	24,909,252

Balance at end of year	(15,913,721)	(14,896,001)	(12,230,711)	(114,305,710)

Total shareholders’ equity	¥920,279	¥1,937,999	¥4,603,289	$43,021,393

Comprehensive income:
Net income	¥950,925	¥1,017,720	¥2,665,290	$24,909,252
Cumulative effect adjustment on adoption of SFAS No. 133, net of tax effect	230,015	—	—	—
Reclassification adjustment for gains reclassified into operations	(230,015)	—	—	—

Other comprehensive income	—	—	—	—

Comprehensive income	¥950,925	¥1,017,720	¥2,665,290	$24,909,252

See accompanying notes to consolidated financial statements.

A4-161

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2001, 2002 and 2003

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)		U.S. Dollars
	Yen	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)	(Thousands)
Cash flows from operating activities:
Net income	¥950,925	¥1,017,720	¥2,665,290	$24,909,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	922,200	1,107,040	1,210,163	11,309,935
Provision for doubtful accounts	(433)	1,501	1,975	18,458
Equity in losses of equity method affiliates	335,566	163,758	64,472	602,542
Write-down of cost method investment	—	215,650	—	—
Deferred income taxes	(304,951)	(536,017)	(553,039)	(5,168,590)
Minority interest in earnings	345,152	343,027	608,738	5,689,140
Changes in assets and liabilities, net of effects of acquisitions:
(Increase)/decrease in accounts receivable	35,277	(515,809)	(740,650)	(6,921,962)
(Increase)/decrease in retail inventories, net	(343,869)	(777,383)	252,870	2,363,271
Increase in program rights and language versioning	(158,892)	(135,165)	(37,722)	(352,542)
Increase in accounts payable	17,348	1,242,235	777,510	7,266,449
Increase in accrued liabilities	68,948	169,642	425,674	3,978,262
Increase in income taxes payable	206,649	939,964	369,587	3,454,084
Increase/(decrease) in other, net	(80,939)	457,341	210,947	1,971,467

Net cash provided by operating activities	1,992,981	3,693,504	5,255,815	49,119,766
Cash flows from investing activities:
Capital expenditures	(1,243,574)	(1,378,218)	(1,299,228)	(12,142,318)
Acquisition of subsidiary, net of cash acquired	(5,641)	(188,844)	—	—
Investments in affiliates	(152,500)	(626,050)	(1,259,945)	(11,775,187)
Other, net	—	(113,998)	4,500	42,056

Net cash used in investing activities	(1,401,715)	(2,307,110)	(2,554,673)	(23,875,449)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	—	—	46,000	429,907
Proceeds from issuance of long-term debt	5,070,000	60,000	4,040,000	37,757,009
Principal payments on short-term debt	(60,000)	—	—	—
Principal payments on long-term debt	(3,840,000)	—	(4,000,000)	(37,383,178)
Principal payments on obligations under capital leases	(572,006)	(527,935)	(460,262)	(4,301,514)

Net cash provided by (used in) financing activities	597,994	(467,935)	(374,262)	(3,497,776)
Net effect of exchange rate changes on cash and cash equivalents	41,480	(25,895)	(23,095)	(215,840)

Net change in cash and cash equivalents	1,230,740	892,564	2,303,785	21,530,701
Cash and cash equivalents at beginning of year	477,679	1,708,419	2,600,983	24,308,252

Cash and cash equivalents at end of year	¥1,708,419	¥2,600,983	¥4,904,768	$45,838,953

Supplemental data:
Cash paid during the year for:
Income taxes	¥42,686	¥299,999	¥1,702,678	$15,912,879
Interest	165,790	152,381	126,277	1,180,159
Non-cash activities:
Assets acquired under capital leases	560,166	5,457	142,644	1,333,123
See accompanying notes to consolidated financial statements.

A4-162

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Business and Summary of Significant Accounting Policies and Practices

(a)	Description of Business
      Jupiter Programming Co. Ltd. (the “Company”) and its subsidiaries (hereafter collectively referred to as “JPC”) invest in, develop, manage and distribute television programming to cable and satellite systems in Japan. Jupiter Shop Channel Co., Ltd (“Shop Channel”), through which JPC markets and sells a wide variety of consumer products and accessories, is JPC’s largest channel in terms of revenue, comprising approximately 78%, 80%, and 81%, of total revenues for the years ended December 31, 2001, 2002 and 2003, respectively. JPC’s business activities are conducted in Japan and serve the Japanese market.
      The Company is owned 50% by Liberty Programming Japan, Inc., an indirect wholly owned subsidiary of Liberty Media Corporation, and 50% by Sumitomo Corporation. The Company was incorporated in 1996 in Japan under the name Kabushiki Kaisha Jupiter Programming, Jupiter Programming Co. Ltd. in English.

(b)	Basis of Consolidated Financial Statements
      The consolidated balance sheet as of December 31, 2002 and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income for each of the years in the two year period ended December 31, 2002, as well as the related footnote disclosures for those periods, are unaudited. The consolidated financial statements for 2001 and 2002 have been prepared on a consistent basis with the 2003 consolidated financial statements and reflect all adjustments that in the opinion of management are necessary to present the results of operations, financial position and cash flows for the 2001 and 2002 periods in accordance with the accounting principles generally accepted in the United States of America.
      The Company and its subsidiaries maintain their books of account in accordance with accounting principles generally accepted in Japan. The consolidated financial statements presented herein have been prepared in a manner and reflect certain adjustments that are necessary to conform them to accounting principles generally accepted in the United States of America. The major areas requiring such adjustment are accounting for derivative instruments and hedging activities, accounting for assets held under finance lease arrangements, accounting for goodwill and other intangible assets, employers’ accounting for pensions, accounting for vacation pay liabilities, and accounting for cooperative marketing arrangements and certain customer discounts.

(c)	Principles of Consolidation
      The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash Equivalents
      Cash equivalents consist of highly liquid debt instruments with an initial maturity of three month or less from the date of purchase.

(d)	Allowance for Doubtful Accounts
      Allowance for doubtful accounts is computed based on historical bad debt experience and includes estimated uncollectable amounts based on an analysis of certain individual accounts, including claims in bankruptcy.

(e)	Retail Inventories
      Retail Inventories, consisting primarily of products held for sale on Shop Channel, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

A4-163

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(f)	Program Rights and Language Versioning
      Rights to programming acquired for broadcast on the programming channels and language versioning are stated at cost. Program right licenses generally state a fixed time period within which a program can be aired, and generally limit the number of times a program can be aired. The licensor retains ownership of the program upon expiration of the license. Programming rights and language versioning costs are amortized over the license period for the program rights based on the nature of the contract or program. Where airing runs are limited, amortization is generally based on runs usage, where usage is unlimited, a straight line basis is generally used as an estimate of actual usage for amortization purposes. Certain sports programs are amortized fully upon first airing. Such amortization is included in programming and distribution expense in the accompanying consolidated statements of operations.
      The portion of unamortized program rights and language versioning costs expected to be amortized within one year is classified as a current asset in the accompanying consolidated balance sheets.

(g)	Investments
      For those investments in affiliates in which JPC’s voting interest is 20% to 50% and JPC has the ability to exercise significant influence over the affiliates’ operation and financial policies, the equity method of accounting is used. Under this method, the investment originally recorded at cost is adjusted to recognize JPC’s share of the net earnings or losses of its affiliates. JPC recognizes its share of losses of an equity method affiliate until its investment and net advances, if any, is reduced to zero and only provides for additional losses in the event that it has guaranteed obligations of the equity method affiliate or is otherwise committed to provide further financial support. All significant intercompany profits from affiliates have been eliminated. (see Note 5).
      The difference between the carrying value of JPC’s investment in the affiliate and the underlying equity in the net assets of the affiliate is recorded as equity method goodwill. Prior to the adoption of SFAS No. 142 on January 1, 2002, equity method goodwill was required to be amortized over its estimated useful life. There was no such equity method goodwill as of January 1, 2002. Under SFAS No. 142, equity method goodwill is not amortized but continues to be reviewed for impairment in accordance with APB No. 18, which requires that an other than temporary decline in value of an investment be recognized as an impairment loss.
      Investments in other securities carried at cost represent non-marketable equity securities in which JPC’s ownership is less than 20% and JPC does not have the ability to exercise significant influence over the entities’ operation and financial policies.
      JPC evaluates its investments in affiliates and non-marketable equity securities for impairment due to declines in value considered to be other than temporary. In performing its evaluations, JPC utilizes various information, as available, including cash flow projections, independent valuations and, as applicable, stock price analysis. In the event of a determination that a decline in value is other than temporary, a charge to earnings is recorded for the loss, and a new cost basis in the investment is established.

(h)	Derivative Financial Instruments
      The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, in June 1998, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133” in June 2000. SFAS No. 133, as amended, standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, as amended, entities are required to carry all derivative instruments in the consolidated balance sheets at fair value. The accounting for changes in the fair value (that is, gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding the instrument. If certain conditions are met, entities may elect to designate a derivative

A4-164

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
instrument as a hedge of exposures to changes in fair values, cash flows, or foreign currencies. If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness as well as the ineffective portion of the gain or loss are reported in earnings immediately. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in earnings in the period of change.
      JPC adopted SFAS No. 133, as amended, on January 1, 2001. The cumulative effect adjustment upon adoption, net of the related income tax effect, resulted in an increase to other comprehensive income of ¥230,015 thousand. All of that amount was reclassified into earnings during the year ended December 31, 2001.
      JPC uses foreign exchange forward contracts to manage currency exposure, resulting from changes in foreign currency exchange rates, on purchase commitments for contracted programming rights and other contract costs and for forecasted inventory purchases in U.S. Dollars. JPC enters into these contracts to hedge its U.S. Dollar denominated net monetary exposures. Hedges relating to purchase commitments for contracted programming rights and other contract costs may qualify for hedge accounting under the hedging criteria specified by SFAS No. 133. However, JPC has elected not to designate the transactions as hedges. Accordingly, changes in the fair value of derivatives are recorded in the consolidated statement of operations in the period of the change.
      JPC does not, as a matter of policy, enter into derivative transactions for the purpose of speculation.

(i)	Property and Equipment
      Property and equipment are stated at cost.
      Depreciation and amortization is generally computed using the straight line method over the estimated useful lives of the respective assets as follows:

Leasehold improvements	3-16 years
Equipment and vehicles	2-6 years
Furniture and fixtures	2-6 years
      Equipment under capital leases is stated at the present value of minimum lease payments. Equipment under capital leases is amortized using the straight line method over the shorter of the lease term and the estimated useful lives of the respective assets, which generally ranges from three to six years.

(j)	Software Development Costs
      JPC capitalizes certain costs incurred to purchase or develop software for internal-use. Costs incurred to develop software for internal-use are expensed as incurred during the preliminary project stage which includes, costs for making strategic decisions about the project, determining performance and system requirements and vendor demonstration cost. Costs incurred subsequent to the preliminary project stage through implementation are capitalized. JPC also expenses costs incurred for internal-use software projects in the post implementation stage such as costs for training and maintenance. The capitalized cost of software is amortized straight-line over the estimated useful life, which is generally three to five years.

A4-165

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(k)	Goodwill and Other Intangible Assets
      Goodwill represents the excess of costs over fair value of net assets of businesses acquired. In June 2001, the FASB issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 requires the use of the purchase method of accounting for business combinations and establishes certain criteria for the recognition of intangible assets separately from goodwill. Under SFAS No. 142 goodwill is no longer amortized, but instead is tested for impairment at least annually. Intangible assets with definite useful lives are amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Any recognized intangible assets determined to have an indefinite useful life are not amortized, but instead are tested for impairment until their life is determined to be no longer indefinite.
      Upon adoption of SFAS No. 142, JPC reassessed the useful lives and residual values of all intangible assets and made any necessary amortization period adjustments with no significant effects. In connection with the transitional impairment evaluation, SFAS No. 142 required JPC to perform an assessment of whether there was an indication that goodwill was impaired as of January 1, 2002. JPC had no goodwill recorded as of January 1, 2002 and, therefore, was not required to perform a transitional impairment evaluation.
      JPC performs its annual impairment test at the end of each year. JPC completed its annual impairment test at December 31, 2003, with no indication of impairment identified.

(l)	Long-Lived Assets and Long-Lived Assets to Be Disposed Of
      JPC accounts for long-lived assets in accordance with the provisions of SFAS No. 144. SFAS No. 144 requires that long-lived assets and certain identifiable intangibles with definite useful lives be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. The associated asset retirement cost are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. JPC adopted SFAS No. 143 on January 1, 2003 and the adoption did not have a material effect on its results of operations, financial position or cash flows.

(m)	Accrued Pension and Severance Costs
      The Company and certain of its subsidiaries provide a Retirement Allowance Plan (“RAP”) for eligible employees. The RAP is an unfunded retirement allowance program in which benefits are based on years of service which in turn determine a multiple of final monthly compensation. JPC accounts for the RAP in accordance with the provisions of SFAS No., 87, Employers’ Accounting for Pensions.
      In addition, JPC employees participate in an Employees’ Pension Fund (“EPF”) Plan. The EPF Plan is a multi-employer plan consisting of approximately 120 participating companies, mainly affiliates of Sumitomo Corporation. The plan is composed of substitutional portions based on the pay-related part of the old age pension benefits prescribed by the Welfare Pension Insurance Law in Japan, and corporate portions based on contributory defined benefit pension arrangements established at the discretion of the Company and its subsidiaries. Benefits

A4-166

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
under the EPF Plan are based on years of service and the employee’s compensation during the five years before retirement.
      The assets of the EPF Plan are co-mingled and no assets are separately identifiable for any one participating company. JPC accounts for the EPF Plan in accordance with the provisions of SFAS No., 87, “Employers’ Accounting for Pensions” governing multi-employer plans. Under these provisions, JPC recognizes net pension expense for the required contribution for each period and recognizes a liability for any contributions due but unpaid at the end of each period. Any shortfalls in plan funding are charged to participating companies on a ‘share-of-contribution’ basis through ‘special contributions’ spread over a period of years determined by the EPF Plan as being appropriate.

(n)	Revenue Recognition

Retail sales
      Revenue from sales of products by Shop Channel is recognized when the products are delivered to customers, which is when title and risk of loss transfers. JPC’s retail sales policy allows merchandise to be returned at the customers’ discretion, generally up to 30 days after the date of sale. Retail sales revenue is reported net of discounts, and of estimated returns, which are based upon historical experience.

Television Programming Revenue
      Television programming revenue includes subscription and advertising revenue.
      Subscription revenue is recognized in the periods in which programming services are provided to cable and satellite subscribers. JPC’s channels distribute programming to individual satellite platform subscribers through an agreement with the platform operator which provides subscriber management services to channels in return for a fee based on subscription revenues. Individual subscribers pay a monthly fee for programming channels under the terms of rolling one-month subscription contracts. Cable service providers generally pay a per-subscriber fee for the right to distribute JPC’s programming on their systems under the terms of generally annual distribution contracts. Subscription revenue is recognized net of satellite platform commissions and certain cooperative marketing and advertising funds paid to cable system operators. Satellite platform commissions for the years ended December 31, 2001, 2002 and 2003 were ¥733,040 thousand, ¥843,335 thousand and ¥1,580,945 thousand ($14,775,187), respectively. Cooperative marketing and advertising funds paid to cable system operators for the years ended December 31, 2001, 2002 and 2003 were ¥98,967 thousand, ¥80,289 thousand and ¥174,432 thousand ($1,630,206), respectively.
      The Company generates advertising revenue on all of its programming channels except Shop Channel. Advertising revenue is recognized, net of agency commissions, when advertisements are broadcast on JPC’s programming channels.

Services and Other Revenue
      Services and other revenue mainly comprises cable and advertising sales fees and commissions, and technical broadcast facility and production services provided by the Company and certain subsidiaries, and is recognized in the periods in which such services are provided to customers.

(o)	Cost of Retail Sales
      Cost of retail sales consists of the cost of products marketed to customers by Shop Channel, including write-downs for inventory obsolescence, shipping and handling costs and warehouse costs. Product costs are recognized as cost of retail sales in the accompanying consolidated statements of operations when the products are delivered to customers and the corresponding revenue is recognized.

A4-167

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(p)	Cost of Programming and Distribution
      Cost of programming and distribution consists of costs incurred to acquire or produce programs airing on the channels distributed to cable and satellite subscribers. Distribution costs include the costs of delivering the programming channels via satellite, including the costs incurred for uplink services and use of satellite transponders, and payments made to cable and satellite platforms for carriage of Shop Channel.

(q)	Advertising Expense
      Advertising expense is recognized as incurred and is included in selling, general and administrative expenses or, if appropriate, as a reduction of subscription revenue. Cooperative marketing costs are recognized as an expense to the extent that an identifiable benefit is received and fair value of the benefit can be reasonably measured, otherwise as a reduction of subscription revenue. Advertising expense included in selling, general and administrative expenses for the years ended December 31, 2001, 2002 and 2003 was ¥805,527 thousand, ¥1,062,757 thousand and ¥1,003,836 thousand ($9,381,645), respectively.

(r)	Income Taxes
      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(s)	Foreign Currency Transactions
      Assets and liabilities denominated in foreign currencies are translated at the applicable current rates on the balance sheet date. All revenue and expenses denominated in foreign currencies are converted at the rates of exchange prevailing when such transactions occur. The resulting exchange gains or losses are reflected in other income (expense) in the accompanying consolidated statements of income.

(t)	Use of Estimates
      Management of JPC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period, to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Significant items subject to such estimates and assumptions include valuation allowances for accounts receivable, inventory, deferred tax assets and retail sales returns, and obligations related to employees’ retirement plans. Actual results could differ from estimates.

(u)	New Accounting Standards
      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. In December 2003, the FASB issued a revision to FIN 46, or Revised Interpretation, to clarify some of the provisions of FIN 46. FIN 46 provides guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE must be included in a company’s consolidated financial statements. A company that holds variable interests in an entity is required to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIEs expected losses and/or receive a majority of the entity’s expected

A4-168

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
residual returns, if any. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations. However, the Revised Interpretations must be applied no later than the first quarter of fiscal year 2004. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. There has been no material effect to JPC’s consolidated financial statements from potential VIEs entered into after January 31, 2003 and there is no expected impact from the adoption of the deferred provisions in the first quarter of fiscal year 2004.

(2)	U.S. Dollar Amounts
      U.S. dollar amounts presented in the consolidated financial statements and related notes are included solely for the convenience of the reader. These translations should not be construed as representations as to what the yen amounts actually represent in, or have been or could be converted into, U.S. Dollars. For this purpose, the rate of ¥107 per U.S.$1, the approximate exchange rate at December 31, 2003, was used for translation of the accompanying consolidated financial statements of JPC as of and for the year ended December 31, 2003.

(3)	Retail Inventories
      Retail inventories comprise finished goods available for sale by Shop Channel.

(4)	Program Rights and Language Versioning
      Program rights and language versioning as of December 31, 2002 and 2003 are composed of the following:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Program rights	¥1,346,151	¥1,616,603	$15,108,439
Language versioning	219,802	206,884	1,933,495

	1,565,953	1,823,487	17,041,934
Less accumulated amortization	(816,545)	(1,036,357)	(9,685,579)

	¥749,408	¥787,130	$7,356,355

      Amortization expense related to program rights and language versioning for the years ended December 31, 2001, 2002 and 2003 was ¥1,102,808 thousand, ¥1,298,054 thousand and ¥1,570,670 thousand ($14,679,159), respectively, included in cost of programming and distribution in the consolidated statements of operations.

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JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	Investments
      Investments, including advances, as of December 31, 2002 and 2003 are composed of the following:

	2002		2003		2003

	Percentage	Carrying	Percentage	Carrying	Carrying
	Ownership	Amount	Ownership	Amount	Amount

		(Unaudited)		Yen	U.S. Dollars
		Yen		(Thousands)	(Note 2)
		(Thousands)
Investments accounted for under the equity method:
Discovery Japan, Inc.	50.0%	¥138,247	50.0%	¥281,692	$2,632,636
Animal Planet Japan, Co. Ltd.	33.3%	284,095	33.3%	342,423	3,200,215
InteracTV Co., Ltd.	42.5%	40,077	42.5%	38,805	362,664
JSports Broadcasting Corporation	28.5%	967,205	28.5%	1,110,431	10,377,860
AXN Japan, Inc.	—	—	35.0%	825,112	7,711,327

Total equity method investments		1,429,624		2,598,463	24,284,702
Investments accounted for at cost:
NikkeiCNBC Japan, Inc.	9.8%	100,000	9.8%	100,000	934,579
Kids Station, Inc.	15.0%	304,500	15.0%	304,500	2,845,794
AT-X, Inc.	12.3%	266,000	12.3%	266,000	2,485,981
Nihon Eiga Satellite Broadcasting Corporation	10.0%	66,600	10.0%	66,600	622,430
Satellite Service Co. Ltd.	12.0%	24,000	12.0%	24,000	224,299

Total cost method investments		761,100		761,100	7,113,083

		¥2,190,724		¥3,359,563	$31,397,785

      The following investments represent participation in programming channel businesses:

Discovery Japan, Inc., a general documentary channel;
Animal Planet Japan, Co. Ltd., an animal-specific documentary channel;
JSports Broadcasting Corporation, a sports channel business currently operating three channels;
AXN Japan, Inc., an action and adventure channel;
NikkeiCNBC Japan, Inc., a news service channel;
Kids Station, Inc., a childrens’ entertainment channel;
AT-X, Inc., an animation genre channel; and
Nihon Eiga Satellite Broadcasting Corporation, a Japanese period drama and movie channels business currently operating two channels.
      The following investments represent participation in broadcast license-holding companies through which channels are consigned to subscribers to the ’CS110 degree East’ Direct-to-home satellite service:

InteracTV Co., Ltd., holds licenses for CSN, Lala, Golf Network and Shop channels, among others;
Satellite Service Co. Ltd., holds licenses for Discovery and Animal Planet channels, among others.

A4-170

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following reflects JPC’s share of earnings (losses) of investments accounted for under the equity method for the years ended December 31, 2001, 2002 and 2003:

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)	Yen	U.S. Dollars
	Yen	Yen	(Thousands)	(Note 2)
	(Thousands)	(Thousands)
Discovery Japan, Inc.	¥190,831	¥(92,949)	¥143,445	$1,340,607
Animal Planet Japan, Co. Ltd.	(187,568)	(260,929)	(311,673)	(2,912,832)
InteracTV Co., Ltd.	(1,281)	(1,142)	(1,272)	(11,888)
JSports Broadcasting Corporation	(337,548)	191,262	143,227	1,338,571
AXN Japan, Inc.	—	—	(38,199)	(357,000)

	¥(335,566)	¥(163,758)	¥(64,472)	$(602,542)

      In August 2003, the Company invested ¥863,311 thousand ($8,068,327) to acquire a 35% interest in AXN Japan, Inc. AXN is an action and adventure entertainment channel that complements JPC’s channel businesses.
      The carrying amount of investments in affiliates as of December 31, 2002 and 2003, includes ¥nil and ¥751,940 thousand ($7,027,477), respectively, of excess cost of the investments over the company’s equity in the net assets of the affiliates, the amount of that excess representing “equity method goodwill”.
      JPC holds 33% of the ordinary shares of Animal Planet Japan, Co. Ltd, and records its share of the earnings and losses in accordance with that ordinary shareholding ratio. The Company has funding obligations in accordance its ordinary shareholding ratio up to a maximum of ¥1,295,250 thousand ($12,105,140). During the years ended December 31, 2002 and 2003, the Company invested ¥620,000 thousand and ¥370,000 thousand ($3,457,944), respectively, and has made a total investment of ¥1,130,000 thousand ($10,560,748) at December 31, 2003, in Animal Planet Japan, Co. Ltd.
      Financial information for the companies in which the Company has an investment accounted for under the equity method is presented as combined as the companies are similar in nature and operate in the same business area. Condensed combined financial information is as follows:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Combined financial position at December 31,
Combined current assets	¥5,877,390	¥6,747,882	$63,064,318
Combined other assets	741,068	1,780,915	16,644,065

Total assets	¥6,618,458	¥8,528,797	$79,708,383

Combined current liabilities	2,973,964	2,983,359	27,881,860
Combined other liabilities	1,286,696	2,543,293	23,769,093
Combined shareholders’ equity	2,357,798	3,002,145	28,057,430

Total liabilities and shareholders’ equity	¥6,618,458	¥8,528,797	$79,708,383

A4-171

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)	Yen	U.S. Dollars
	Yen	Yen	(Thousands)	(Note 2)
	(Thousands)	(Thousands)
Combined operations for the year ended December 31,
Combined revenues	¥9,572,502	¥16,034,608	¥15,256,112	$142,580,482
Combined operating expenses	12,283,705	15,720,997	15,270,229	142,712,420

Combined operating income (loss)	(2,711,203)	313,611	(14,117)	(131,938)
Other income, net, including income taxes	1,092,225	364,935	319,099	2,982,237

Net income	¥(1,618,978)	¥678,546	¥304,982	$2,850,299

(6)	Property and Equipment
      Property and equipment as of December 31, 2002 and 2003 are comprised of the following:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Furniture and fixtures	¥107,728	¥143,364	$1,339,848
Leasehold improvements	478,353	671,028	6,271,286
Equipment and vehicles	2,798,118	2,698,152	25,216,378
Land	437,147	437,147	4,085,482
Construction in progress	50,550	253,678	2,370,827

	3,871,896	4,203,369	39,283,821
Less accumulated depreciation and amortization	(1,951,398)	(2,191,083)	(20,477,410)

	¥1,920,498	¥2,012,286	$18,806,411

      Property and equipment assets include assets held under capitalized lease arrangements (Note 10). Depreciation and amortization expense related to property and equipment for the years ended December 31, 2001, 2002 and 2003 was ¥671,354 thousand, ¥699,332 thousand and ¥734,930 thousand ($6,868,505), respectively.

(7)	Software Development Costs
      Software development costs as of December 31, 2002 and 2003 are as follows:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Software development costs	¥1,731,658	¥1,938,261	$18,114,590
Less accumulated amortization	(375,866)	(487,873)	(4,559,562)

	¥1,355,792	¥1,450,388	$13,555,028

      Significant software development additions during 2002 and 2003 included development of Shop Channel e-commerce infrastructure, and development of an affiliate sales receivables management system.
      Aggregate amortization expense for the years ended December 31, 2001, 2002 and 2003 was ¥189,705 thousand, ¥355,727 thousand and ¥451,327 thousand ($4,218,009), respectively.

A4-172

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(8)	Goodwill
      The changes in the carrying amount of goodwill for the years ended December 31, 2001, 2002 and 2003 were as follows:

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)	Yen	U.S. Dollars
	Yen	Yen	(Thousands)	(Note 2)
	(Thousands)	(Thousands)
Balance at beginning of year	¥—	¥—	¥191,482	$1,789,551
Acquisitions	—	191,482	—	—
Adjustment	—	—	(2,537)	(23,710)

Balance at end of year	¥—	¥191,482	¥188,945	$1,765,841

      A breakdown of the goodwill recorded during 2002 is provided in note 18.
      As the Company did not have any goodwill in 2001, comparability of the consolidated financial statements was not impacted by the adoption of SFAS No. 142 on January 1, 2002.
      The Company does not have any other indefinite lived intangible assets.

(9)	Fair Value of Financial Instruments
      The carrying amounts for financial instruments in JPC’s consolidated financial statements at December 31, 2002 and 2003 approximate their estimated fair values. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:
      Cash and cash equivalents, trade accounts receivable, trade accounts payable, income taxes payable, accrued expense, and other current liabilities (non-derivatives): The carrying amounts approximate fair value because of the short duration of these instruments.
      Foreign exchange forward contracts: The carrying amount is reflective of fair value. The fair value of currency forward contracts is estimated based on the intrinsic value of each contract. As at December 31, 2002, fair value of foreign exchange forward contracts of ¥18,081 thousand was included in the consolidated balance sheet under the other current assets caption, and ¥92,702 thousand was included under the other current liabilities caption. As at December 31, 2003, fair value of foreign exchange forward contracts of ¥241,507 thousand ($2,257,072) was included in the consolidated balance sheet under the other current liabilities caption.
      Long-term debt, including current portion: The fair value of JPC’s long-term debt is estimated by discounting the future cash flows of each instrument by a proxy for rates expected to be incurred on similar borrowings at current rates. Borrowings bear interest based on certain financial ratios that determine a margin over Euroyen TIBOR, and are therefore variable. JPC believes the carrying amount approximates fair value based on the variable rates and currently available terms and conditions for similar debt.
      Capital lease obligations, including current installments: The carrying amount is reflective of fair value. The fair value of JPC’s capital lease obligations is estimated by discounting the future cash flows of each instrument at rates currently offered to JPC by leasing companies.

A4-173

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(10)	Leases
      JPC is obligated under various capital leases for certain equipment and other assets that expire at various dates, generally during the next five years. At December 31, 2002 and 2003, the gross amount of equipment and the related accumulated depreciation recorded under capital leases were as follows:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Equipment	¥2,130,030	¥1,794,097	$16,767,260
Others	150,872	99,667	931,464
Less accumulated depreciation	(1,504,804)	(1,417,805)	(13,250,512)

	¥776,098	¥475,959	$4,448,212

      Depreciation of assets held under capital leases is included with depreciation and amortization expense. Leased equipment is included in property and equipment (note 6).
      Future minimum capital lease payments as of December 31, 2003 are as follows:

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Year ending December 31,
2004	¥344,399	$3,218,682
2005	120,548	1,126,621
2006	38,335	358,270
2007	24,396	228,000
2008	7,702	71,977
Thereafter	9	80

Total minimum lease payments	535,389	5,003,630
Less amount representing interest (at rates ranging from 1.25% to 2.6%)	(30,679)	(286,717)

Present value of minimum capital lease payments	504,710	4,716,913
Less current installments	(329,764)	(3,081,907)

	¥174,946	$1,635,006

      JPC also has several operating leases, primarily for office space, that expire over the next 10 years, and a lease for land that expires in 30 years. Rent expense for the years ended December 31, 2001, 2002 and 2003 was ¥228,121 thousand, ¥238,621 thousand and ¥275,264 thousand ($2,572,561), respectively.
      The Company leases two principal office premises. JPC headquarters has a rolling two-year lease agreement that provides for annual rental costs of ¥184,109 thousand ($1,720,643). Shop Channel has a 10-year agreement expiring in October 2013 with an annual rental cost of ¥186,711 thousand ($1,744,961). These and other leases for office space are mainly cancelable upon six months notice. Accordingly, the schedule below detailing future minimum lease payments under noncancelable operating leases includes the lease costs for the Company’s premises for only a six-month period.

A4-174

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Future minimum lease payments for the noncancelable portion of operating leases as of December 31, 2003 are as follows:

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Year ending December 31,
2004	¥291,118	$2,720,733
2005	4,980	46,542
2006	4,980	46,542
2007	4,980	46,542
2008	4,980	46,542
Thereafter	116,615	1,089,860

Total minimum lease payments	¥427,653	$3,996,761

(11)	Debt
      Short-term debt at December 31, 2002 and 2003 consists of the following:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Promissory note	¥—	¥46,000	$429,907

      Short-term debt represents a Promissory note in the amount of ¥46,000 thousand ($429,907) due to Sony Pictures Entertainment (Japan) Inc. The borrowing bears interest at Japan Short Term Prime rate (1.375% at December 31, 2003) and is due on March 31, 2004.
      Long-term debt at December 31, 2002 and 2003 consists of the following:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Borrowings from banks	¥4,000,000	¥4,000,000	$37,383,178
Loans from shareholders	1,000,000	1,000,000	9,345,794
Loans from subsidiary minority shareholders	976,000	1,016,000	9,495,327

Total long term debt	5,976,000	6,016,000	56,224,299
Less: current portion	(600,000)	—	—

Long-term debt, excluding current portion	¥5,376,000	¥6,016,000	$56,224,299

      At December 31, 2003, the Company had a ¥10,000,000 thousand ($93,457,944) credit facility (“the Facility”) with a group of banks. The Facility, which is guaranteed by certain of the Company’s subsidiaries, comprises an ¥8,000,000 thousand ($74,766,355) five-year term loan and a ¥2,000,000 thousand ($18,691,589) 364-day revolving facility. Outstanding borrowings under the five-year term loan at December 31, 2003 were ¥4,000,000 thousand ($37,383,178). There were no borrowings outstanding under the 364-day revolving facility as of December 31, 2003. The Company pays a commitment fee of 0.20% on undrawn borrowings of the Facility. Interest on outstanding borrowings is based on certain financial ratios and can range from Euroyen TIBOR + 0.75% to TIBOR + 2.00% for the five-year term loan and from TIBOR + 0.70% to TIBOR + 1.00% for

A4-175

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the 364-day revolving facility. The interest rates charged at December 31, 2003 for the five-year term loan and for the 364-day revolving facility were 0.83% and 0.78%, respectively.
      The term loan portion of the Facility is available to be drawn upon until December 25, 2005. Repayment by installments begins on March 31, 2006, on a quarterly basis, equal to 10% of the outstanding balance at the end of the availability period, until fully repaid on June 25, 2008. The 364-day revolving facility is available until June 22, 2004, and repayment in full is due on that date.
      The Facility contains certain financial and other restrictive covenants. The financial covenants consist of: (i) EBITDA, as defined by the Facility agreement and reported on a Japan Commercial Code basis, shall be equal to or exceed, for fiscal year 2003, ¥2,500,000 thousand; for fiscal year 2004, ¥3,000,000 thousand; for fiscal year 2005, ¥3,500,000 thousand; for fiscal year 2006, ¥4,000,000 thousand; for fiscal year 2007, ¥5,000,000 thousand; and (ii) “Actual Amount of Investment”, as defined by the Facility agreement, shall not exceed “Maximum Amount of Investment” as defined, provided that, in respect of a fiscal year, an amount equal to the excess of Maximum over Actual amount of investment shall be added to the Maximum Amount of Investment of the next following fiscal year. Maximum amounts of investment are defined relative to prior year EBITDA and other specified amounts.
      Restrictive covenants contained in the Facility agreement include certain restrictions on: (i) creation of contractual security interests over the Company’s assets; (ii) sale of assets that would result in material adverse effect, or would comprise over 10% of total assets; (iii) corporate reorganization that would result in material adverse effect; (iv) sale of shares in principal subsidiaries; (v) distribution of dividends, repurchase of own shares, and repayment of subordinated loans; (vi) amendment of subordinated loan agreements; (vii) transactions with related parties other than in normal course of business, (viii) changes in fundamental nature of business; (ix) incursion of interest-bearing debt not contemplated in the Facility agreement; (x) transfer, creation of security interests on, or otherwise disposal of the Company’s shares; (xi) changes in control of the Company management by parent companies; (xii) purchase of shares in companies in unrelated business areas; and (xiii) changes in scope of the business of a particular subsidiary.
      The Facility was renegotiated in June 2003 and replaced a similar facility that was in place as at December 31, 2002. The previous facility comprised a ¥4,000,000 thousand five-year term loan and a ¥1,000,000 thousand 364-day revolving facility. Outstanding borrowings under the five-year term loan at December 31, 2002 were ¥4,000,000 thousand. There were no borrowings outstanding under the 364-day revolving facility as of December 31, 2002. The interest rates charged at December 31, 2002 for the five-year term loan and for the 364-day revolving facility were 0.82% and 0.77%, respectively. The previous credit facility contained similar financial and other restrictive covenants.
      JPC is in the process of complying with the covenant restricting incursion of interest-bearing debt not contemplated in the Facility agreement, such that if JPC advances new loans to companies other than the guarantors of the Facility after the date of the Facility agreement, those loans must be assigned to the lenders under a loan receivable assignment agreement. JPC has formally informed the lenders that they expect to complete a loan receivable assignment by 30 April 2004 with regards to a promissory note in the amount of ¥46,000 thousand ($429,907) issued to AXN Japan Inc, a JPC affiliate company. Although there is no timeframe for assignment specified in the Facility agreement, the lenders have advised JPC that this is an acceptable timeframe and confirmed that JPC is not in default of the Facility agreement in respect of this matter.
      The Company has outstanding term borrowings of ¥500,000 thousand ($4,672,897) from each of Liberty Media Corporation and Sumitomo Corporation. The borrowings are subordinated to the Facility described above. The borrowings bear interest at the higher of the rate applicable to the term loan portion of the Facility, and Japan Long Term Prime rate (1.70% and 1.85% at December 31, 2002 and 2003, respectively), and are due in full on July 26, 2008.

A4-176

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      JPC has the following debt of certain subsidiaries due to minority shareholders in those subsidiaries:

Outstanding borrowings of ¥796,000 thousand and ¥836,000 thousand ($7,813,084) as of December 31, 2002 and 2003, respectively, by Jupiter Sports Inc. due to Liberty J Sports, Inc., an indirect wholly owned subsidiary of Liberty Media Corporation. The borrowings are subordinated to the Facility described above. The borrowings bear interest at the higher of the rate applicable to the term loan portion of the Facility, and Japan Long Term Prime rate (1.70% and 1.85% at December 31, 2002 and 2003, respectively), and are due in full on December 31, 2007.

Outstanding borrowings as of December 31, 2002 and 2003, of ¥180,000 thousand ($1,682,243) by Jupiter Shop Channel Co., Ltd. due to Home Shopping Network Inc. The borrowings are subordinated to the Facility described above. The borrowings bear interest at Japan Short Term Prime rate (1.375% at December 31, 2002 and 2003), and are due in full on December 31, 2005.
      The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2003 are as follows:

	2003	2003

	Yen	U.S. Dollars
	(Thousands)	(Note 2)
Year ending December 31,
2004	¥—	$—
2005	180,000	1,682,243
2006	1,600,000	14,953,271
2007	2,436,000	22,766,355
2008	1,800,000	16,822,430

Total debt	¥6,016,000	$56,224,299

(12)	Income Taxes
      The components of the provision for income taxes for the years ended December 31, 2001, 2002 and 2003 recognized in the consolidated statements of operations are as follows:

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)		U.S. Dollars
	Yen	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)	(Thousands)
Current taxes	¥249,338	¥1,239,964	¥2,072,264	$19,366,955
Deferred taxes	(304,951)	(536,017)	(553,039)	(5,168,590)

Income tax expense (benefit)	¥(55,613)	¥703,947	¥1,519,225	$14,198,365

A4-177

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      All pre-tax income and income tax expense (benefit) is related to operations in Japan. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2002 and 2003 are presented below.

	2002	2003	2003

	(Unaudited)		U.S. Dollars
	Yen	Yen	(Note 2)
	(Thousands)	(Thousands)
Deferred tax assets:
Retail inventories	¥485,223	¥617,970	$5,775,416
Property and equipment	111,547	195,223	1,824,514
Accrued liabilities	213,238	372,529	3,481,578
Enterprise tax payable	112,454	142,709	1,333,729
Foreign exchange gain/loss	32,239	101,371	947,390
Equity method investments	776,675	711,645	6,650,891
Operating loss carryforwards	3,775,943	1,892,339	17,685,411
Others	214,489	270,394	2,527,053

	5,721,808	4,304,180	40,225,982
Less valuation allowance	(4,872,322)	(2,901,655)	(27,118,271)

Total deferred tax assets	849,486	1,402,525	13,107,711
Deferred tax liabilities	—	—	—

Net deferred tax assets	¥849,486	¥1,402,525	$13,107,711

      The net changes in the total valuation allowance for the years ended December 31, 2001, 2002 and 2003 were decreases of ¥576,250 thousand, ¥1,003,452 thousand, and ¥1,970,667 thousand ($18,417,454), respectively.
      In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefit of these deductible differences, net of the existing valuation allowance. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of the future taxable income during the carryforward period are reduced.
      At December 31, 2003, JPC and its subsidiaries had total net operating loss carried forward for income tax purposes of approximately ¥4,650,623 thousand ($43,463,766), which are available to offset future taxable income, if any. JPC subsidiaries are subject to taxation on a stand-alone basis and net operating loss carried

A4-178

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
forwards may not be utilized against other group company profits. Aggregated net operating losses carried forward expire as follows:

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Year ending December 31,
2004	¥3,043,370	$28,442,710
2005	895,871	8,372,626
2006	143,308	1,339,327
2007	339,630	3,174,112
2008	228,444	2,134,991

	¥4,650,623	$43,463,766

      The Company and its subsidiaries are subject to Japanese National Corporate tax of 30%, an Inhabitant tax of 6% and a deductible Enterprise tax of 10%, which in aggregate result in a statutory tax rate of 42.1%. On March 24, 2003, the Japanese Diet approved the Amendments to Local Tax Law, reducing the standard enterprise tax rate from 10.08% to 7.2%. The amendments to the tax rates will be effective for fiscal years beginning on or after April 1, 2004. Consequently, the statutory income tax rate will be lowered to approximately 40% for deferred tax assets and liabilities expected to be settled or realized on or after January 1, 2005. A reconciliation of the Japanese statutory income tax rate and the effective income tax rate as a percentage of income before income taxes for the years ended December 31, 2001, 2002 and 2003 is as follows:

	2001	2002	2003

	(Unaudited)	(Unaudited)
Statutory tax rate	42.1%	42.1%	42.1%
Non-deductible expenses	1.9	2.8	1.9
Change in the beginning of the year balance of valuation allowance	(17.6)	—	—
Change in valuation allowance	(31.7)	(27.1)	(9.9)
Reduction of tax net operating loss due to intercompany transfer of assets	—	19.6	—
Additional tax deduction due to intercompany transfer of assets	—	(3.9)	(1.7)
Others	0.8	0.6	(0.7)

Effective income tax rate	(4.5)%	34.1%	31.7%

A4-179

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(13)	Accrued Pension and Severance Cost
      Net periodic cost of the Company and its subsidiaries’ unfunded Retirement Allowance Plans (“RAP”) accounted for in accordance with SFAS No. 87 for the years ended December 31, 2001, 2002 and 2003, included the following components:

	2001	2002	2003	2003

	(Unaudited)	(Unaudited)	Yen	U.S. Dollars
	Yen	Yen	(Thousands)	(Note 2)
	(Thousands)	(Thousands)
Service cost — benefits earned during the year	¥42,381	¥43,652	¥44,743	$418,163
Interest cost on projected benefit obligation	2,037	2,625	3,951	36,923
Recognized actuarial loss	—	10,341	15,972	149,273

Net periodic cost	¥44,418	¥56,618	¥64,666	$604,359

      The reconciliation of beginning and ending balances of the benefit obligations of the Company and its subsidiaries’ plans accounted for in accordance with SFAS No. 87 are as follows:

	2002	2003	2003

	(Unaudited)	Yen	U.S. Dollars
	Yen	(Thousands)	(Note 2)
	(Thousands)
Change in projected benefit obligation:
Benefit obligation, beginning of year	¥105,012	¥158,031	$1,476,924
Service cost	43,652	44,743	418,163
Interest cost	2,625	3,951	36,923
Actuarial loss	10,342	15,973	149,279
Benefits paid	(3,600)	(6,087)	(56,887)

Projected benefit obligation, end of year	¥158,031	¥216,611	$2,024,402

Accumulated benefit obligation, end of year	¥118,932	¥164,662	$1,538,894

      Actuarial gains and losses are recognized fully in the year in which they occur. The weighted-average discount rate used in determining costs of the Company and its subsidiaries’ plans was 3.00%, 2.50% and 2.00% for the years ended December 31, 2001, 2002 and 2003, respectively. Assumed salary increases ranged from 1% to 4.11% depending on employees’ age for the years ended December 31, 2001, 2002 and 2003.
      In addition, employees of the Company and certain of its subsidiaries participate in a multi-employer defined benefit Employees’ Pension Fund (“EPF”) plan. The Company contributions to this plan amounted to ¥44,607 thousand, ¥56,976 thousand, and ¥60,322 thousand ($563,757) for the years ended December 31, 2001, 2002 and 2003, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

(14)	Shareholders’ Equity
      The Commercial Code of Japan, provides that an amount equal to at least 10% of cash dividends and other cash appropriations paid be appropriated as a legal reserve until the aggregated amount of additional paid-in capital and the legal reserve equals 25% of the issued capital.
      The Company paid no cash dividends for the years ended December 31, 2001, 2002 and 2003. The amount available for dividends under the Commercial Code of Japan is based on the unappropriated retained earnings recorded in the Company’s books of account and amounted to nil at December 31, 2003.

A4-180

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(15)	Related Party Transactions
      JPC engages in a variety of transactions in the normal course of business, several of which are with related parties. Significant related party balances, income and expenditures have been separately identified in the consolidated balance sheets and statements of operations. In addition to those transactions, cost of retail sales transactions with related parties for the years ended December 31, 2001, 2002 and 2003 were ¥nil, ¥15,893 thousand and ¥67,970 thousand ($635,237), respectively.
      A list of related parties and a description of main types of transactions with each party follows:
      Sumitomo Corporation, shareholder, and its subsidiaries: television programming advertising revenues, cost of retail sales, costs of programming and distribution, selling, general and administrative expenses for staff secondment fees, cash deposits, property and equipment capital leases, subordinated loans and interest thereon;
      Liberty Media Corporation, shareholder, and its subsidiaries: selling, general and administrative expenses for staff secondment fees, subordinated loans and interest thereon;
      Discovery Japan, Inc., and Animal Planet Japan, Co. Ltd, affiliate companies: services and other revenues from cable and advertising sales activities and broadcasting, marketing and office support services; costs of programming and distribution relating to direct-to-home subscription revenue;
      JSports Broadcasting Corporation, affiliate company: services and other revenues from cable and advertising sales activities and recovery of staff costs for seconded staff;
      InteracTV Co., Ltd, affiliate company: pass through of direct-to-home television programming subscription revenues to JPC, costs of programming and distribution payments for transponder services;
      Minority interests in Jupiter Golf Network, Co. Ltd, four companies holding total of 10.6%: television programming advertising revenues;
      Home Shopping Network Inc.: minority shareholder loans and interest thereon;
      Jupiter Telecommunications Inc, an affiliated company jointly controlled by Sumitomo Corporation and a wholly owned subsidiary of Liberty Media Corporation: television programming cable subscription revenues, costs of programming and distribution for carriage of Shop Channel by cable systems.

(16)	Concentration of Credit Risk
      As of December 31, 2002 and 2003, SkyPerfect TV and Jupiter Telecommunications Co., Ltd (“JCom”), a related party, agent for sales of programming delivered via satellite and most significant cable system operator, respectively, represented concentrations of credit risk for the Company. For the years ended December 31, 2001, 2002 and 2003, subscription revenues of ¥1,218,284 thousand, ¥1,688,119 thousand and ¥2,888,163 thousand ($26,992,178), respectively, received through SkyPerfect TV, accounted for approximately 33%, 35% and 45%, respectively, of subscription revenues, and 5%, 5% and 6%, respectively, of total revenues. As of December 31, 2001, 2002 and 2003, SkyPerfect TV accounted for approximately 6%, 7% and 5%, respectively, of accounts receivable. For the years ended December 31, 2001, 2002 and 2003, subscription revenues of ¥869,053 thousand, ¥1,207,749 thousand and ¥1,361,897 thousand ($12,728,009), respectively, received through JCom, accounted for approximately 23%, 25% and 21%, respectively, of subscription revenues, and 3%, 4% and 3%, respectively, of total revenues. As of December 31, 2001, 2002 and 2003, JCom accounted for approximately 8%, 7% and 6%, respectively, of accounts receivable.

A4-181

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(17)     Commitments, Other Than Leases
      At December 31, 2003, JPC has commitments to purchase various programs as follows:

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Year ending December 31,
2004	¥514,940	$4,812,523
2005	418,688	3,912,972
2006	474,190	4,431,682

Total program purchase commitments	¥1,407,818	$13,157,177

      At December 31, 2003, JPC has commitments for transponder and uplink services as follows:

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Year ending December 31,
2004	¥1,621,933	$15,158,249
2005	1,689,983	15,794,235
2006	1,708,063	15,963,202
2007	1,110,007	10,373,899
2008	1,115,895	10,428,922
Thereafter	4,436,468	41,462,325

Total transponder and uplink services commitments	¥11,682,349	$109,180,832

      JPC contracts, through subsidiaries and affiliate licensed broadcasting companies, to lease capacity on three satellites from two transponder service providers. JPC channels contract for a portion of the capacity available on a transponder according to the bandwidth needs of individual channels. Transponder service contracts are generally ten years in duration. Service fees are based on fixed rates or a fixed portion plus a variable portion based on platform subscriber numbers. Termination is possible on a channel-by-channel basis. One transponder service provider charges termination penalty fees, the other does not charge a fee until the last channel from one licensed broadcaster terminates. Due to the unclear nature of the responsibility for termination fees, commitments are disclosed for the full minimum commitment amounts under the service contracts.
      JPC has capital equipment purchase commitments amounting to ¥2,953,930 thousand ($27,606,822) at December 31, 2003 that must be expended by December 31, 2005.

(18)	Acquisition
      On May 1, 2002, the Company acquired 100% of the outstanding common shares of Misawa Satellite Broadcasting Co., Ltd. (MSB), a television programming company. The aggregate purchase price was ¥188,844 thousand ($1,764,897) and was paid in cash. The acquisition was accounted for as a purchase. On January 1, 2003, the Company merged the business operations of MSB with its wholly-owned subsidiary, Jupiter Satellite Broadcasting Co., Ltd. MSB operated Home Channel and as a result of the acquisition, the Company is expected to increase direct-to-home revenue from the packages in which Home Channel was carried. The results of operations of MSB are included in the accompanying consolidated statements of operations from May 1, 2002 onward.

A4-182

JUPITER PROGRAMMING CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Had the operating results of MSB been included as if the transaction had been consummated on January 1, 2001, the Company’s operating results for the years ended December 31, 2001 and 2002 would not have been materially different. Goodwill from the acquisition of MSB is not deductible for tax purposes.
      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition.

		U.S. Dollars
	Yen	(Note 2)

	(Thousands)
Current assets	¥139,787	$1,306,420
Goodwill	183,655	1,716,402

Total assets acquired	323,442	3,022,822
Current liabilities assumed	134,598	1,257,925

Net assets acquired	¥188,844	$1,764,897

      In addition to the goodwill recognized from the MSB transaction, ¥7,827 thousand of other goodwill was recorded in 2002.

(19)	Subsequent Events
      On January 30, 2004, the total number of the Company’s ordinary shares authorized to be issued was increased from 450,000 to 460,000 shares.
      On March 7, 2004, the Company transferred ¥8,400,000 thousand ($78,504,673) of ordinary capital to accumulated deficit to eliminate the Company’s accumulated deficit and generate positive retained earnings. On a consolidated basis, JPC will continue to show an accumulated deficit immediately after such transfer. This transfer was made in accordance with the Commercial Code of Japan, which requires a company to make any purchase of its own shares, as contemplated in the further transaction noted below, out of retained earnings. As a result of the transfer, the Company’s ordinary share capital was reduced to ¥8,434,000 thousand ($78,822,430), with a corresponding increase of retained earnings. Such transfer did not impact the Company’s total equity, cash position or liquidity.
      On March 16, 2004, the Company’s Board of Directors unanimously approved the following transactions, details of which are subject to agreement between the Company’s shareholders, Sumitomo Corporation and Liberty Programming Japan, Inc., based on a third party valuation of the Company:

1)	Issuance of new ordinary shares to Sumitomo Corporation;

2)	Acquisition of a proportion of the Company’s ordinary shares from each of Sumitomo Corporation and Liberty Programming Japan Inc. to be held as treasury shares;

3)	Subject to completion of the aforementioned transactions, acquisition of all the issued and outstanding shares of a subsidiary of one of the Company’s shareholders engaged in a related business area of the Company, in exchange for the Company’s ordinary shares held as treasury shares.
      The above transactions are expected to be completed in April 2004 and will have no impact on the Company’s liquidity or the relative shareholdings of the Company’s two ultimate shareholders.

A4-183

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of Suez Lyonnaise Telecom S.A
      We have audited the accompanying consolidated balance sheets of Suez Lyonnaise Telecom S.A and subsidiaries (“the Group”), as of December 31, 2003, 2002 and 2001 and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at December 31, 2003, 2002 and 2001 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in France.
      Accounting practices generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 8 to the consolidated financial statements.

Barbier Frinault & Autres
Ernst & Young

/s/ Bruno Bizet

Bruno Bizet
Neuilly-sur-Seine,
July 16, 2004

A4-184

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS)
CONSOLIDATED BALANCE SHEET
(In thousands of euros)

	December 31,	December 31,	December 31,
	2001	2002	2003

ASSETS
Non-current assets
Intangible assets, net
Goodwill	48,452	45,522	42,597
Concessions, patents and brands	19,844	20,585	10,375
Other intangible assets and in progress	694,471	654,403	163,187

	762,767	720,510	216,159
Tangible assets, net
Land	253	147	147
Constructions, net	474,998	484,613	456,998
Technical fixtures, net	84,925	64,659	60,360
Other tangible assets, net	25,116	22,151	17,336
Fixed assets under construction	65,500	51,010	17,775

	650,792	622,580	552,616
Investments	4,405	880	782

Total non-current assets	1,417,964	1,343,970	769,557
Current assets
Inventories, net	5,693	5,550	1,774
Advances and payment on account	12,713	9,651	14,297
Trade receivables	26,643	20,699	17,456
Other receivables	50,243	40,489	53,950
Marketable securities	23	—	1,215
Cash and cash equivalents	8,040	3,757	6,657
Prepaid expenses	9,611	9,045	2,695

Total current assets	112,966	89,191	98,044

TOTAL ASSETS	1,530,930	1,433,161	867,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ equity
Capital stock	470,371	470,371	470,371
Additional paid-in capital	378,287	378,287	378,287
Accumulated deficit	(17,254)	(152,589)	(463,668)
Net loss for the year	(135,335)	(311,079)	(622,713)

Total Shareholders’ equity	696,069	384,990	(237,723)

Contingencies and loss provisions	23,643	26,024	17,936
Liabilities
Bank debt	232,034	214,489	210,558
Other debt	332,020	589,235	663,055
Customers deposits	34,734	40,520	43,548
Advanced payment received	1,407	173	1,146
Trade payables	115,542	109,035	114,814
Tax and social liabilities	11,619	24,721	22,859
Amounts due to suppliers of fixed assets	76,934	39,289	20,953
Other liabilities	4,706	2,775	7,046
Deferred income	2,222	1,910	3,409

Total liabilities	811,218	1,022,147	1,087,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,530,930	1,433,161	867,601

The accompanying notes are an integral part of the consolidated financial statements.

A4-185

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS)
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of euros except amounts per share)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2001	2002	2003

Net sales	140,864	276,333	299,039
Other operating revenues	3,126	14,493	15,444

Total revenues	143,990	290,826	314,483
Purchases of materials	2,456	7,160	10,388
Other external operating expenses	138,926	218,781	169,563
Taxes	2,647	7,301	7,866
Payroll expenses	32,558	67,014	46,641
Depreciation, amortization (excluding goodwill amortization)	80,786	162,663	166,112
Other operating expenses	4,284	8,841	9,386

Operating expenses	261,657	471,760	409,956

Operating loss	(117,667)	(180,934)	(95,473)

Financial income (expense), net	(15,405)	(48,132)	(62,656)

Loss before income tax and exceptional items	(133,072)	(229,066)	(158,129)

Exceptional items, net	(166)	(79,752)	(462,009)
Income taxes	(121)	(44)	(358)

Net loss before goodwill amortization	(133,359)	(308,862)	(620,496)

Goodwill amortization	(1,976)	(2,217)	(2,217)

Net loss	(135,335)	(311,079)	(622,713)

Basic loss per share (in euro)	(4.4)	(10.1)	(20.2)

Diluted loss per share (in euro)	(4.4)	(10.1)	(20.2)

A4-186

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of euros)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2001	2002	2003

Cash flows from operating activities:
Net loss	(135,335)	(311,079)	(622,713)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization, depreciation and allowances	79,547	207,908	593,703
Gains and losses from disposals, net of tax	(780)	81	9,362
Other	1,885	10,689	3,859

Cash flows from operating activities before changes in working capital	(54,683)	(92,401)	(15,789)
Net changes in working capital:
Inventories	(5,593)	143	3,776
Receivables/ Payables	(60,481)	22,971	(6,170)

Cash flow from operating activities	(120,757)	(69,287)	(18,183)

Additions to intangible assets	(3,394)	(7,722)	(1,846)
Additions to property, plant and equipment	(102,121)	(166,685)	(45,235)
Additions to investments	1,535	1,023	317
Proceeds from disposals of fixed assets	5,147
Proceeds from investments	141	881

Net cash used in investing activities	(98,692)	(172,503)	(46,764)

Net change in customers deposits	4,957	5,786	2,313
Variance in loans and other financial liabilities	211,253	244,226	60,163

Net cash provided by financing activities	216,210	250,012	62,476

Net change in cash and cash equivalents	(3,239)	8,222	(2,471)

Cash and cash equivalents at the beginning of the period	(5,405)	(8,644)	(422)
Cash and cash equivalents at the end of the period	(8,644)	(422)	(2,893)

A4-187

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS)

1.	HIGHLIGHTS OF 2001, 2002 AND 2003.
      The Group owns and operates cable telecommunication systems in France (digital and analogical) and provides cable television services and high-speed Internet access services. The Group is the first cable operator in France operating mainly in Paris.
1.1     Creation of Suez Lyonnaise Telecom (“The Group”)
      On May 18, 2001, Suez, France Telecom, NTL Inc and Morgan Stanley Dean Witters (“MSDW”) entered into an agreement, the main terms of which were as follows:

•	A contribution of Suez’s investments in Lyonnaise Communications and Auxipar to the Group.

•	A contribution of France Telecom’s investments in Lyonnaise Communications, Paris Cable and Rapp 16 to the Group. Rapp 16 owns a right of use of civil engineering through cable network (owned by France Telecom) for a period of 20 years.

•	A € 154 million capital increase.

•	A shareholder’s loan.
      Following these transactions, MSDW and NTL inc then acquired France Telecom’s investment in the Group.
      As a result of the aforementioned transactions, the ownership structure of the Group was the following:

Suez	50.1%
NTL Inc.	22.9%
MSDW	27.0%
1.2     Highlights of the Year 2001
1.2.1     Investment in NTL France
      On November 23, 2001, the Group acquired 100% of NTL France Holding SAS and NTL France SAS. NTL France SAS’s business is to manage 5 cable networks in the Paris area and in Toulon.
1.2.2     Launch of Subscriptions Under the SIPPEREC Agreement
      On November 16, 1999, the SIPPEREC (Syndicat Intercommunal de la Périphérie de Paris pour l’Electricité et les Réseaux de Communication) and the Group entered into a concession agreement for establishing a cable video communication network. The SIPPEREC project is composed of 3 zones: North, South and “Plaque trois”. The year 2000 was dedicated to companies bidding, construction of the network head-ends, the civil engineering and the optical network for municipalities included in the concession plan. Home-passed built in 2000 were proposed to customer in 2001 and the first subscriptions occurred in April 2001 mainly by collective customers (“life line” subscription undertaken at building level).
1.3     Highlights of the Year 2002
1.3.1     SIPPEREC Status
      In 2002, Lyonnaise Communications invested € 63 million in the North and South zones of the SIPPEREC project. At December 31, 2002, its cumulated capital expenditure amounted to € 171 million. The Group recognized a write down of € 32.3 million due to costs incurred above initial plans in constructing the networks. At this time, the Group and SIPPEREC entered into discussion and negotiations to determine what should be the planning for future construction and which amount of investment should be made. Discussions continued during the first half of 2003 and the 2 parties finally reached an agreement for a waiver at the end of June 2003.

A4-188

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
1.3.2     Voluntary Departure Plan
      The Group launched a downsizing procedure involving a voluntary departure plan. Discussions with employee representatives began in November 2002.
1.3.3     NTL Networks
      In 2002, the six legal entities acquired in November 2001 accounted for an additional € 15 million revenue and decided to change their firm’s name in order to clear all reference to NTL.
1.4     Highlights of the Year 2003
1.4.1     Voluntary Departure Plan
      The Group carried on with its voluntary departure plan initiated in 2002. Consultations with employee representatives began on January 30, 2003 and ended on March 20, 2003. The first departures took place on April 15, 2003 and most of the remaining occurred by June 30, 2003. A total of 534 employees left the Group in 2003. At December 31, 2003 the Group had 625 employees.
1.4.2     SIPPEREC
      On June 30, 2003 SIPPEREC and Lyonnaise Communications, signed three compromise settlement agreements. These agreements were then officially put in force on September 3, 2003 for the North and South zones and on September 19, 2003 for the third zone.
      Under these agreements, Lyonnaise Communications undertakes to:

•	Build 16,400 home-passed, for a total cost of € 3.8 million, for the North zone within 24 months following the official announcement date.

•	Build 26,700 home-passed, for a total cost of € 6 million, for the South zone within 24 months following the official announcement date.

•	Create a company called “Plaque Trois”, with a capital stock of € 1.0 million. This wholly owned subsidiary of Lyonnaise Communications will be required to conduct engineering and financial studies for a total cost of € 0.5 million (of which € 0.2 million had already been incurred by SIPPEREC at December 31, 2003). In addition, Lyonnaise Communications undertakes to contribute to the new company all of its rights on fixed assets (such as network head-ends and other equipments) and intangible assets (studies) for a total amount of € 3.3 million at December 31, 2003. Therefore, the Lyonnaise Communications’ total investment amounts to € 4.8 million. Lyonnaise Communications undertakes to sell at a symbolic price its entire stake in this company to any buyer vetted by SIPPEREC. This agreement, signed for a period of 18 months, shall allow the parties to continue their contractual relations.

•	Negotiate, within a reasonable time frame, a formula for continuing capital expenditure that respects the economic balance of the concession.
      In return, SIPPEREC undertakes to:

•	Waive its right to claim penalties relating to the period ranging from the implementation of the concession agreement to the expiration of the compromise settlement agreements,

•	Waive any other form of contractual claim.
      Penalties notified, invoiced or transferred to debt collection services at June 30, 2003 amounted to € 13.3 million. This amount is disclosed in full as an off-balance sheet commitment at December 31, 2003.

A4-189

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      In accordance with the agreement signed with SIPPEREC, the Group created in October 2003 a company called “SAS SDP3” (formally named “Plaque 3”) with a share capital of € 1.0 million.
1.4.3     Changes in the Group’s Shareholding
      On January 10, 2003, NTL Inc sold its 27% investment in the Group to France Telecom.
1.4.4     Long-lived Assets Impairment
      As of December 31, 2003, the Group proceeded with an analysis of the recoverability of the carrying value of its long-lived assets. The fair value of the assets was determined based on expected future discounted cash flows, as per management’s five year plan (2004-2008) updated in February 2004.
      Based on the result of this analysis, the Group recorded an impairment charge of € 450 million. Assuming the assets and the evolution of the business of the group, this write-down was fully allocated to the rights of use of civil engineering, which had an historical amount of € 703 million and was the most significant Group’s intangible assets.
1.5     Subsequent Events
      On March 15, 2004, Suez and UnitedGlobalCom Inc. (“UGC”) announced that they had entered into an agreement in regards to the purchase of the Group’s shares. This purchase had been carried out through the holding company of the UGC group in France (Mediareseaux).
      In April 2004, bank borrowings as of December 31, 2003 were fully reimbursed by shareholder’s loans. (See § 5.7 for further details).
      The purchase was subject to suspensive conditions (including the clearance of the European Union Commission and the recapitalization of the Group), which were cleared.
      On May 2004, an agreement was reached between NTL Inc, Suez and the Group, in order to finalize the price and the payment of the NTL network acquired in 2001. Obligations and earn out clauses originally included in the 2001 acquisition agreement have been withdrawn.
      On May 25th, 2004, Suez fully subscribed to the Group’s holding € 549 million share capital increase, which was performed on June 16th, by debt compensation and shareholder’s loan granted by Suez.
      On July 2, 2004, Mediareseaux acquired the Group in accordance with the March 2004 agreement between Suez and UGC.
      As a consequence of the sale agreement, Mediareseaux has undertaken the shareholder’s loan and a new financing convention is currently being drafted between the Group and Mediareseaux.

2.	BASIS OF PREPARATION
      The consolidated financial statements of the Group and its subsidiaries have been prepared in accordance with French generally accepted accounting principles, and specifically standard 99-02 issued by the Comité de Réglementation Comptable (“CRC 99-02”) for the 3 years noted above.

Year 2001 Consolidated Financial Statement
      As detailed in § 1.1, the Group was created on May 18, 2001. The 2001 fiscal year represents seven months of activity from June 1st 2001 to December 31, 2001.

A4-190

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

Change in the Presentation of the Consolidated Statement of Income
      In 2003, “Bank commissions and fees” which are not VAT-liable were reclassified from “Other purchases and external charges” to interest expense. The amount reclassified at December 31, 2003 was € 6.5 million. This change in presentation had no impact on the Group’s net income.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
3.1     Basis of Consolidation
      The accounts of all significant subsidiaries over which the Group directly or indirectly exercises exclusive legal or de facto control are fully consolidated. De facto control may result from contractual agreements or from the ability to exercise the majority of the voting rights at the subsidiary’s shareholders meetings. Exclusive control may be deemed to exist where the direct or indirect shareholding exceeds 40% of voting rights.
      Suez Lyonnaise Telecom exercises neither joint control nor significant influence on any entities other than entities listed in the scope of consolidation table (See note 4)
3.2     Goodwill
      Goodwill represents the excess of the purchase price over the fair value of all assets and liabilities acquired in business combinations at the date of the acquisition. If the purchase price is more than the fair value of all assets and liabilities acquired, the positive goodwill is amortized using the straight-line method over 20 years.
      If the purchase price is lower than the fair value of all assets and liabilities acquired, the negative goodwill is reversed into income according to the plan set up at the time of the acquisition, based on initial objectives and estimates for the related acquired business, or recorded against identified assets and liabilities.
      However, business combination may be accounted under “a pooling of interest method” (“méthode dérogatoire”) when the four criteria of the section 215 of the standard CRC 99-02 are met. Under this method, assets acquired and liabilities assumed are recognized at their carrying amount of the business acquired and the excess of the purchase price over the net book value of the assets acquired and liabilities assumed is charged directly against equity upon acquisition.
      The creation of the SLT Group on May 18, 2001 was accounted for using “the pooling of interest method” as described above.
3.3     Impairment of Assets
      Tangible, intangible fixed assets and goodwill are subject to an impairment review when events or a change in circumstances, other than temporary, indicate that the carrying value is lower than the value in use.
      The value in use is determined based on expected future discounted cash flows to be derived from the assets by considering management’s expectations of future economic and operating conditions of the respective assets. For some of them, the value in use could be determined based on replacement cost for used equipment, cost of alternative technologies and recent transactions for similar businesses.
      When an impairment exists, the difference between the carrying value of the asset and its book value is recognized through the income statement.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
3.4     Other Intangible Assets
      Other intangible assets are recorded at their acquisition cost (excluding financial expenses) and are amortized on a straight-line basis over their estimated useful lives. Intangible assets are depreciated over the following period:

Preliminary expenses	3 years
Acquired software	3 years
Internally developed software	4 years
Civil engineering rights of use (Rapp 16)(*)	20 years
Civil engineering rights of use (Other)(*)	30 years
Digital documentation	8 years

(*) Contract term
3.5     Tangible Assets
      Tangible assets are recorded at acquisition cost and are depreciated on a straight-line basis over their estimate useful lives, which can be detailed as follows:

Buildings	30 years
Engineering design work	30 years
Civil engineering work	30 years
Active electronics	8 years
Cables and connectors	15 years
Fixtures and fittings	8 years
Wiring	15 years
Boxes and Modems(*)	5 years
Technical fixtures and tooling	5 years
Office equipment and computers	3 to 5 years
Furniture	8 years

(*)	Boxes and Modems correspond to rent items. At the end of each contract, assets are reviewed for impairment or brought back into service after inspection if possible.
      The Group has no tangible assets under finance lease. Tangible assets in progress at the balance sheet date are recorded based on capital expenditure realized and are written down if needed.
3.6     Investments
      Investments in and advances to non-consolidated companies and other investments are recorded at acquisition costs (excluding incidental expenses). A provision for impairment is recorded when the value in use to the Group as of the balance sheet date is less than acquisition cost.
3.7     Inventories
      Inventories are valued according to the weighted average cost method (excluding incidental expenses). Inventories mainly include modems and installation equipments. Modems remain in stock until their sale or their transfer to assets when they are rented. These modems can be written down following a physical count that takes into account their condition and obsolescence.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
3.8     Receivables
      Receivables are stated at nominal value, which is assumed to approximate their fair value because of their short maturity. At year-end, receivables are reviewed and an allowance for bad debt is recorded based on the aging of the accounts receivables and/ or the liquidity of the related customer for professional and the level reached in the collection process, for residential. Other receivables consist primarily of tax receivables.
3.9     Retirement Obligation
      The obligations of the Group relate principally to lump sum indemnities payable to employees upon retirement. The amounts of these obligations are valued based on actuarial assessments. These calculations incorporate assumptions relating to mortality, turnover of personnel and salary projections and consider the economic conditions specific to each subsidiary of the Group. The discount rate is calculated in accordance with the yield, as of the date of valuation, of the bonds issued by highly rated companies in Europe.
3.10     Income Tax
      Current taxes are based on the results of the Group companies.
      The Group recognizes deferred tax assets and liabilities for temporary differences arising between the tax basis of assets and liabilities and their carrying values for consolidated financial statements purposes. In addition, deferred tax assets relating to carry forward of unused tax losses are recognized if there is a reasonable assurance of recovering them in the next few years.
      Gains and losses resulting from changes in the French tax rate are recognized through the income in accordance with the liability method on temporary difference and are subject to standard rate or a lower rate according to the estimated expiry date.
      Deferred tax liabilities and deferred tax assets are compensated and the net deferred income tax obtained is recognized through the Balance Sheet if there is a reasonable assurance of recovering them in the next few years.
3.11     Revenue Recognition
      TV and Internet subscriptions as well as rental of boxes and modems are recognized in the period in which services are delivered.
      The impact of free subscriptions is recognized as a deduction of sales while other marketing investments (i.e. distributor commissions and promotional offers) are charged to income statement in the year in which they are incurred.
3.12     Foreign Currency Transactions
      Sales are made in France and denominated in Euro’s.
3.13     Exceptional Items
      Exceptional items include non-recurring items, which do not occur as a result of the general day-to-day operations of the business, either because their amount or their impact is unusual or because they rarely occur and therefore shall not be deemed to pertain to the operational income of the Group.
3.14     Earnings Per Share
      Basic earnings per share is computed by dividing the Group’s net income by the weighted average number of shares outstanding during the period.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      Diluted earnings per share include the dilutive effects of options and other dilutive instruments as if they had been exercised (unless they are anti-dilutive).
      There are no differences between basic and dilutive net loss per share for the Company for the years ended December 31, 2001, 2002 and 2003.
3.15     Marketable Securities
      Marketable securities are stated at acquisition cost and a provision is recorded when the market value of the securities or, if not applicable, their estimated net realizable value, is lower than their acquisition cost.
3.16     Cash Flow Statement
      The consolidated cash flow statement has been prepared using the “indirect method” showing the reconciliation of the net income to the cash and cash equivalent. In addition, in the cash flow statement, “cash and cash equivalents” are cash in bank including bank overdrafts and marketable securities.
3.17     Others
      Treasury Share:
      None
      Derivative Instrument:
      None

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
SUEZ LYONNAISE TELECOM
(Consolidated financial statements)

4.	SCOPE OF CONSOLIDATION
      The financial statements of companies controlled by the Group are fully consolidated. Intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements. All companies have a December 31 year-end.
      The scope of consolidation that includes all controlled companies, was as follows:

		% of
Parent Company: Suez Lyonnaise Telecom		Voting	Financial	Consolidation
Siren: 402.986.707, 20 place des vins de France 75012 Paris	Legal Structure	Rights	Interests	Method

From the constitution of the Group:
ALPINE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 804 923, 20 place des Vins de France 75012 PARIS
AUXIPAR	SA	100	100	IG
Siren: 390 263 069, 20 place des Vins de France 75012 PARIS
COMTOISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 313 412, 20 place des Vins de France 75012 PARIS
CLERMONTOISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 345 193 791, 20 place des Vins de France 75012 PARIS
LYONNAISE COMMUNICATIONS	SA	100	100	IG
Siren: 335 354 379, 20 place des Vins de France 75012 PARIS
CABLE ET VIDEOCOMMUNICATION DE L’OUEST	SA	100	100	IG
Siren: 348 487 042,20 place des Vins de France 75012 PARIS
ARTESIENNE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 075 227, 20 place des Vins de France 75012 PARIS
SNERC (MENTON)	SNC	100	100	IG
Siren: 378 442 255, 20 place des Vins de France 75012 PARIS
ORLEANAISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 347 859 274, 20 place des Vins de France 75012 PARIS
PARIS CABLE	SA	100	100	IG
Siren: 329 108 278, 20 place des Vins de France 75012 PARIS
RAPP 16	SA	100	100	IG
Siren: 428 748 081, 20 place des Vins de France 75012 PARIS
SARCELLES TV CABLE	SA	100	100	IG
Siren: 350 145 348, 20 place des Vins de France 75012 PARIS
STRASBOURG TV CABLE	SNC	100	100	IG
Siren: 351 309 695, 20 place des Vins de France 75012 PARIS
VIDEOCOMMUNICATION DE SUD OUEST	SA	100	100	IG
Siren: 351 541 537, 20 place des Vins de France 75012 PARIS

A4-195

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

		% of
Parent Company: Suez Lyonnaise Telecom		Voting	Financial	Consolidation
Siren: 402.986.707, 20 place des vins de France 75012 Paris	Legal Structure	Rights	Interests	Method

From Nov 2001:
REGION PARISIENNE COMMUNICATIONS	SNC	100	100	IG
Siren: 387 879 737, 7-9 rue de la Croix-Martre 91120 Palaiseau
COMMUNICATIONS 91	SNC	100	100	IG
Siren: 351 746 664, 7-9 rue de la Croix-Martre 91120 Palaiseau
PACA COMMUNICATIONS	SNC	100	100	IG
Siren: 341 724 474, Centre Mayol, Place Pompidou 83000 Toulon
IDF COMMUNICATIONS Holding SAS	SAS	100	100	IG
Siren: 423 375 542, 7-9 rue de la Croix-Martre 91120 Palaiseau
IDF COMMUNICATIONS SAS	SAS	100	100	IG
Siren: 423 557 925, 7-9 rue de la Croix-Martre 91120 Palaiseau
ESSONNE COMMUNICATIONS	SNC	100	100	IG
Siren: 342 159 613, 7-9 rue de la Croix-Martre 91120 Palaiseau
From its incorporation in October 2003:
SDP3 (Société de Développement de la Plaque 3)	SAS	100	100	IG
Siren: 450 406 418, 20 place des Vins de France 75012 PARIS

IG “integration globale”: Fully consolidated
The balance sheets of NTL France were consolidated as of December 31, 2001.
Under the agreement signed with the SIPPEREC, Lyonnaise Communications created in October 2003 the company called “SAS SDP3” (formally named “Plaque 3”) with a capital stock of €1.0 million.
      In addition, the Group owns or owned minority sharing. These non-consolidated companies were not significant as regards of the following criteria: total balance sheet, revenue, shareholder’s equity, net income and debt and had no impact on the true and fair view provided by the group’s consolidated financial statements.

5	DETAILED NOTES TO THE FINANCIAL STATEMENTS
5.1     Assets
5.1.1     Goodwill and Intangible Assets

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In million of euros)
Goodwill (Gross)	58.5	58.5	58.5

Concessions, patents and brands	40.2	50.0	55.3
“Fonds commerciaux”	0.8	0.9	0.9
Other intangible assets and in-progress*	728.0	724.0	715.4

Other Intangible assets and in progress (Gross)	769.0	774.9	771.6

Additions	4.2	5.9	1.3
Disposals	—	—	(4.6)

*	Mainly include civil engineering and networks rights of use.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
5.1.2     Tangible Assets

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In million of euros)
Land	0.2	0.1	0.1
Constructions	707.0	804.7	828.9
Technical fixtures	171.0	211.2	226.1
Other tangible assets	46.3	52.2	52.2
Fixed assets under construction	73.2	55.0	35.3

Tangible assets (Gross)	997.7	1,123.2	1,142.6

Additions	126.6	128.2	30.2
Disposals	(0.9)	(2.7)	(10.8)
5.1.3     Depreciation and Amortization

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In million of euros)
Goodwill	10.1	13.0	15.9

Depreciation in the period	1.7	2.9	2.9
Disposal and reversal	—	—	—
Concessions, patents and brands	20.8	29.8	45.1
“Fonds commerciaux”	0.3	0.5	0.7
Other intangible assets and in-progress	33.5	69.6	552.3

Total other Intangible assets	54.6	99.9	598.1

Depreciation in the period	51.0	45.4	498.2
Disposal and reversal	—	(0.1)	—
Constructions	232.0	320.1	371.9
Technical fixtures	86.1	146.5	165.7
Other tangible assets	21.1	30.1	34.9
Fixed assets under construction	7.7	4.0	17.5

Total Tangible assets	346.9	500.7	590.0

Depreciation in the period	26.5	157.3	100.0
Disposal and reversal	—	(3.5)	(10.7)
5.1.4     Explanatory Note
      1) The creation of the SLT Group on May 18, 2001 generated goodwill of € 1,449 million, which was recognized in the consolidated financial statements as a reduction of the share premium using “the pooling of interest method” (méthode dérogatoire) in accordance with section 215 of the appendix to CRC 99-02.D. (See § 3.2)
      2) The € 58.5 million goodwill recorded in the balance sheet arose from Lyonnaise Communications’ acquisition of Paris Cable shares in 1997. This goodwill is being amortized over twenty years. Annual amortization expense amounts to € 2.9 million and its net book value was € 42.6 million at December 31, 2003.

A4-197

SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      3) The acquisition of IDF Communications Holding SAS (previously NTL France Holding SAS) and IDF Communications SAS (previously NTL France SAS) on November 23, 2001 generated negative goodwill of € 9.3 million, which was allocated as follows:

	Allocation			At
	December 31,	Impact Net	Impact Net	December 31,
	2001	Income 2002	Income 2003	2003

	(In millions of euros)
Network Operating Center (NOC)	(1.5)	0.1	0.1	(1.3)
Networks	(5.6)	0.6	0.6	(4.4)
Voluntary Departure Plan (Exceptional items)	(1.0)	1.0	—	—
Rental and relocation costs (Other operating expenses)	(0.7)	0.7	—	—
Rental (reversal included in operating income)	(0.5)	—	0.5	—

TOTAL	(9.3)	2.4	1.2	(5.7)

      A plan has been set up to recover through the income statement (“goodwill amortization” caption) the negative goodwill allocated to NOC and networks (€1.5 million + € 5.6 million) over a period of ten years. Amounts reversed for the years 2002 and 2003 were € 0.7 million. As of December 31, 2003, the net negative goodwill allocated to NOC and networks amounted to € 5.7 million.
      Total amounts reversed over the years 2002 and 2003 were respectively € 2.4 million and €1.2 million.
      4) Intangible assets mainly include civil engineering and networks rights of use granted by France Telecom for a total amount of € 703 million, amortized over the term of the contracts. An impairment charge of € 450 million was recorded on these assets in 2003. (See above §1.4.4)
5.2     Investments

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Investments in non-consolidated companies(1)	0.3	0.1	0.1
Loans to non-consolidated companies	0.5	—	—
Loans(2)	2.7	—	—
Other investments(3)	0.9	0.8	0.7

Investments (net)	4.4	0.9	0.8

(1)	In 2002, Lyonnaise Communications sold its 8.8% investment in the company “Chaîne Histoire”, which the Group continues to broadcast.

(2)	Refers to salary loans reimbursed during the year 2002.

(3)	Other investments are mainly rent deposits.
      The investments in non-consolidated companies which total cost amounts to € 71,163 are as follows:

		% Held as of
Companies	Activity	December 2003	Cost

SAEM Mantes TV Cable	Local TV channel	36.72%	13,995€
SAEM Vidéocâble 91	Local TV Channel	18.30%	53,357€
		35% until 2002
SEM Le Palace Epinal	Movie complex	2.78%	3,811€

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
5.3     Inventories

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Inventories (Gross)	7.7	7.6	4.0
Allowance	(2.0)	(2.0)	(2.2)

Inventories (net)	5.7	5.6	1.8

      The decrease in inventories gross value is partly explained by the improvement in the delivery lead-time of modems. Allowances mainly relate to the obsolescence of installation equipments (fully depreciated as of December 31, 2003).
5.4     Receivables

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Advances and payment on account	12.7	9.7	14.3

Trade receivables (Gross)	36.5	37.5	40.2
Allowance for bad debt	(9.9)	(16.8)	(22.8)

Trade receivables (Net)	26.6	20.7	17.4

Other receivables	50.2	40.5	54.0

      Other receivables mainly relate to VAT. All receivables are due within a year.
5.5     Shareholder’s Equity
      Changes in shareholders’ equity are presented below:

				Net Loss
	Capital	Share	Accumulated	For the
	Stock	Premium	Deficit	Year	Total

	(In millions of euros)
Opening balance	1.6	10.7	(17.3)		(5.0)
Issuance of shares	31.6	122.3			153.9
Contribution May 18, 2001	437.2	1,694.8			2,132.0
Goodwill allocation		(1,449.5)			(1,449.5)
Net loss for the year				(135.3)	(135.3)

December 31, 2001	470.4	378.3	(17.3)	(135.3)	696.1

Change in capital Net income for the prior year				(135.3)	135.3
Net loss for the year				(311.1)	(311.1)

December 31, 2002	470.4	378.3	(152.6)	(311.1)	385.0

Change in capital Net income for the prior year				(311.1)	311.1
Net loss for the year				(622.7)	(622.7)

December 31, 2003	470.4	378.3	(463.7)	(622.7)	(237.7)

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      At December 31, 2003, Suez Lyonnaise Telecom capital stock is divided into 30,844,000 shares having a par value of € 15.25.
      Convertible bonds (616 880 BSA) granted during the fiscal year 2002 were not subscribed at maturity in 2003 and will therefore have no effect on the Group shareholders’ equity. The Group owns 100% of all the companies listed in the scope of consolidation table. There is therefore no minority interest.
5.6     Contingencies and Loss Provisions
      Reserves for contingencies and losses as of December 31, 2001 and as of December 31, 2002 include:

					At
					December 31,
	2001	Allowances	Uses	Others	2002

	(In millions of euros)
Employee litigation	1.1	0.3	(0.2)		1.2
Restructuring	0	10.1			10.1
Boxes not returned	2.5	0.4		(2.5)	0.4
VAT Gap on boxes	1.4	0.7			2.1
Contracts break-up fees	2.4	0.2	(0.2)	(0.9)	1.5
Tax risk provision	0.5		(0.1)		0.4
Project “telephone” abandon	5.1	0.6			5.7
Provision for retirement	1.4	0.4			1.8
NTL badwill impact	2.2		(1.7)		0.5
Miscellaneous	7.0	0.7	(4.8)	(0.6)	2.3

Contingencies and loss provisions	23.6	13.4	(7.0)	(4.0)	26.0

      Reserves for contingencies and losses as of December 31, 2003 include:

					At
					December 31,
	2002	Allowances	Uses	Others	2002

	(In millions of euros)
Employee litigation	1.2	0.8	(1.1)		0.9
Restructuring	10.1	3.3	(13.0)		0.4
Boxes not returned	0.4			(0.4)	0.0
VAT Gap on boxes	2.1	0.5	(0.5)		2.1
Contracts break-up fees	1.5	7.0		(1.1)	7.4
Tax risk provision	0.4	1.2	(0.4)		1.2
Project “telephone” abandon	5.7		(2.5)		3.2
Provision for retirement	1.8	0.1	(1.4)		0.5
NTL negative goodwill impact	0.5		(0.5)		0.0
Miscellaneous	2.3	1.0	(0.5)	(0.5)	2.3

Contingencies and loss provisions	26.0	13.9	(19.9)	(2.0)	18.0

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      The measurement of the Group’s obligations relating to lump sum indemnities payable to employees upon retirement are based on the following assumptions as of December 31, 2003:

Assumptions

• Discount rate	5%
• Rate of inflation	1.7%
• Future salary increases	3.2%
• Social security threshold upgrade	Inflation +0.5%
• Mortality rate	INSEE tables
5.7     Financial Debt
      The Group has been financed since its creation in 2001 by bank borrowings and a shareholder’s loan. SLT received a loan from the seller on the behalf of NTL Inc. as a result of the purchase of NTL France. All this debt is at variable rates.
      Over the 3 years, debt and maturities have evolved as follows:

As of
December 31,
2001

(In millions
of euros)
Bank borrowings	215.3
Bank overdrafts	16.7

Total bank debt	232.0

Shareholder’s loan	291.5
Deferred price on NTL shares(1)	37.8
Other	2.7

Total other debt	332.0

(1)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2001, this debt includes a principal amount of € 37.5 million and interests for € 0.3 million.

As of
December 31,
2002

(In millions
of euros)
Bank borrowings	210.3
Bank overdrafts	4.2

Total bank debt	214.5

Shareholder’s loan	548.6
Deferred price on NTL shares(1)	40.6

Total other debt	589.2

(1)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2002, this debt includes a principal amount of € 37.5 million and interests for € 3.1 million.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

	At	Maturity
	December 31,
	2003	<1 Year	1-5 Years

	(In millions of euros)
Bank borrowings(1)	199.8	122.6	77.2
Bank overdrafts	10.8	10.8	—

Total bank debt	210.6	133.4	77.2

Shareholder’s loan(3)	619.9	619.9	—
Deferred price on NTL shares(2)	43.2	—	43.2

Total other debt	663.1	619.9	43.2

(1)	These borrowings, guaranteed by Suez, were immediately repayable in the event of a change in the ownership structure of Suez Lyonnaise Telecom. Moreover, the Group renegotiated in December 2003 this debt to postpone the maturity date by six months. Over the years 2001-2003, interest rates were based on Euribor + margin and these bank borrowings as of December 31, 2003 were fully reimbursed in April 2004.

(2)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2003, this debt includes a principal amount of € 37.5 million and interests for € 5.7 million.

(3)	Shareholder’s loan:

	2001	2002	2003

	(In millions of euros)
Principal	287.5	536.8	607.0
Interests	4.0	11.8	12.9

TOTAL	291.5	548.6	619.9

      The interest rate used over the years 2001-2003 were based on Eonia plus margin.
5.8     Deferred Tax
      As a result of experienced losses, and based on the business plans, it was determined that deferred tax assets were less than likely to be recovered, therefore, no deferred tax assets have been recognized. Deferred tax assets not recognized are as follows:

December 31,
2003

(In millions
of euros)
Ordinary losses	251.0
Ever green losses	101.4
Non deductible provision	160.3

TOTAL	512.7

Tax proof
Net income before tax	(620.1)
Theoretical tax	—
Effective tax	(0.4)

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      Current income taxes consist of a minimum tax lump sum paid under French tax law (“Impôt Forfaitaire Annuel”).
5.9     Revenue
      The main sources of revenue for the Group are the sales of TV and Internet subscriptions to residential and professional customers, as well as proceeds from the rental of boxes and modems. Sales are made in France in euros.
      The Group’s management has determined that its operation is currently organized into one segment (broadband services) and operates in only one geographical area, France.
5.10     Other External Operating Expenses
      These expenses mainly include broadcasting rights, customer acquisition costs, customer management costs, network costs and central costs.
5.11     Payroll Expenses and Number of Employees
      Personnel costs for period ended December 31, 2001, 2002 and 2003 could be detailed as follows:

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Wages and salaries	21.7	44.4	32.3
Payroll taxes and benefits	10.9	22.6	14.4

Payroll and expenses	32.6	67.0	46.7

      Headcount as of December 31, 2002 and 2003 were 966 and 625, respectively.

	2001	2002	2003

Managers	361	392	332
Employees	304	314	256
Workers	390	358	213

Average number of employees	1055	1064	801

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
5.12     Depreciation, Amortization and Allowances

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
INTANGIBLE ASSETS Depreciation	51.0	45.4	48.3
Impairment losses	—	—	449.9
TANGIBLE ASSETS Depreciation	26.5	108.4	100.0
Impairment losses	—	48.9	—
INVESTMENTS: Valuation allowances	—	—	—
Allowances on current assets	3.3	8.9	11.4
Prepaid expenses	—	—	6.4

Total	80.8	211.6	616.0

Including in operating expenses	80.8	162.7	166.1
Including in exceptional items	—	48.9	449.9

5.13     Financial Income (Loss) Net
      Net interest expense primarily includes interest on the shareholder’s loan and on bank borrowings. “Bank commissions and fees” which are not VAT-liable were reclassified from “Other purchases and external charges” to interest expense. The amount reclassified at December 31, 2003 was € 6.5 million.

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Shareholders	(8.7)	(36.9)	(47.4)
Interests on banks loans	(5.7)	(8.4)	(6.2)
Interests on deferred price on NTL shares	(0.3)	(2.8)	(2.6)
Others	(1.0)	—	—
Financial income	0.3	—	—

Bank commissions and borrowing fees			(6.5)
Financial expense (net)	(15.4)	(48.1)	(62.7)

5.14     Exceptional Items, Net

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Impairment of long-lived assets(1)	—	(32.3)	(449.9)
Costs related to project abandonment, net of allowances variances(2)	(2.9)	(16.6)	(0.7)
SIPPEREC penalties(3)	—	(6.0)	6.0
Supply contract break-up fees(4)	—	(11.4)	(5.9)
Restructuring-net of reversals(5)	0.2	(10.1)	(10.1)
Provision for retirement-net of reversals(6)	(0.5)	(0.3)	1.2
Other	3.0	(3.1)	(2.6)

Exceptional items (net)	(0.2)	(79.8)	(462.0)

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

(1)	Impairment of tangible assets (SIPPEREC) for the year 2002 and of Civil engineering rights of use in 2003.

(2)	The projects abandoned are mainly related to telephony and network development.

(3)	Penalties due to SIPPEREC recognized in 2002 were reversed in 2003 in accordance with the agreement reached in 2003. (See §1.4.2) (4) The Group broke-up several contracts with contractors and suppliers, in particular, in relation with the evolution in networks development plans.

(5)	Expenses related to the restructuring plan initiated in 2000 and to the voluntary departure plan initiated in 2002.

(6)	The decrease in number of employees in 2003 induced a reduction in pension obligations.

6.	OFF BALANCE SHEET COMMITMENTS AT DECEMBER 31, 2003
6.1     Commitments Provided in the Usual Course of Business
      The Group’s off-balance sheet commitments are as follows:

Beneficiaries	Object	Amounts	Comments

		(In millions of euros)
SIPPERREC	Penalties	13.3	See §1.3
SIPPERREC	Commitment to perform construction works and produce engineering studies	10.2
SIPPERREC	Payment warranty	3.0
SSIMI & Ville de PARIS	Rent payment warranty	1.2
NTL Inc.	Earn-out clause provision for NTL shares	100.0	See below(1)
SAGEM	Commitment to buy terminals	1.2
France TELECOM	Commitment to purchase the Cannes and Epinal networks from France Telecom:	12.3	See below(2)
Villes Franciliennes	Restructuring of the 5 NTL networks	26.7	See below(3)
BNP-Paribas	Joint guarantee	10.2	See below(4)

TOTAL		178.1

(1)	The earn-out clause provision is subject to certain conditions up to a maximum of € 100 million. This earn-out provision represented as of December 31, 2003 the main off balance sheet liability but has expired in 2004 due to the final agreement signed with NTL on May 2004.

(2)	Commitment amounting to € 12.3 million, related to the purchase of the Cannes and Epinal networks from France Telecom, related to the operation of May 18, 2001. The commitment was called in by its beneficiary in October 2003 even though conditions were not fully met. As a consequence, this commitment was kept in off balance sheet liability as of December 31, 2003 until the payment, funded by a shareholder loan increase, which occurred in June 2004.

(3)	Restructuring of the 5 NTL networks: The company had undertaken to renovate a certain number of home-passed per year and per network. To date, part of the work has been performed and 31% of the home-passed have been renovated. The initial commitment of € 38.1 million was scaled back to € 26.7 million

(4)	Joint guarantee of € 10.2 million, given by Lyonnaise Communications to BNP-Paribas in relation with the credit facility granted to Paris Cable. This guarantee has expired in 2004 as a consequence of the repayment.
      In addition to the commitments described above, the Group has undertaken to sell for one € its investment in SDP 3 to any potential buyer agreed by the SIPPEREC. (See § 1.3 and § 1.4)

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
6.2     Commitments Received

Commitment
Provided by	Object	Amounts	Comments

		(In millions of euros)
SUEZ	Comfort letter (on the behalf of LCO) to the CCF	76.2	See below(1)
SUEZ	Comfort letter (on the behalf of LCO) to Natexis	61.0	See below(1)
SUEZ	Comfort letter (on the behalf of Paris Cable) to BNP-Paribas	10.2	See below(1)
SUEZ	Comfort letter (on the behalf of Auxipar) to Natexis	45.7	See below(1)
SUEZ	Undrawn portion of the credit facility	98.0
SUEZ	Commitment provided under the SIPPEREC agreement	11.2	See § 1.4.2
SSIMI	Compensation commitment for rent variation	8.9	See below(2)

TOTAL		311.2

(1)	As a consequence of the early repayment of bank borrowings in 2004 and of the purchase of the Group by Mediareseaux, all commitments received from Suez have come to an end.

(2)	The commitment received from SSIMI is amortized over the remaining period of the lease.
      In addition to these commitments received, a protocol of agreement dated June 2003 was reached with SIPPEREC. It states that during this protocol all penalties are suspended.
      To the best of the Suez Lyonnaise Telecom Group’s knowledge, this presentation of off-balance sheet commitments does not omit any material off-balance sheet commitment based on applicable accounting standards.

7.	ADDITIONAL DATA

7.1	Related Party Transactions in Accordance with the Standard CRC 99.02
      Several suppliers of the Group are related parties of its previous parent company Suez. The related amounts are as follows:

		December 31,	December 31,	December 31,
Companies	Object	2001	2002	2003

		(In millions of euros)
M6 Thématiques	Broadcasting rights	4.1	2.6	2.4
Paris Première	Broadcasting rights	4.1	3.0	2.9

Sub-total	Broadcasting rights	8.2	5.6	5.3

SSIMI	Rental	3.2	4.1	(1.8)
ZEUS	Rental	1.8	0	—

TOTAL		13.2	9.7	3.5

      M6 Thématiques includes M6 Music, Teva, Série Club, Fun TV and TF6.
      By the end of 2002, SSIMI sold its building rented to the Group to a third party, and the company SSIMI compensated the increase in the rental cost due to this operation for the Group.
      In addition, the amounts disclosed in the financial expense note should be considered.

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(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
      The trade payables balances of the related parties indicated below are as follows:

	December 31,	December 31,	December 31,
Related Party	2001	2002	2003

	(In millions of euros)
Groupe M6	—	—	0.2
Paris Première	—	—	—
SSIMI	1.1	0.2	0.1
ZEUS	0.7	—	—

TOTAL	1.8	0.2	0.3

      In addition to the companies listed above, the Group bought services from France Telecom, on the basis of its public tariffs.

7.2	Management Compensation
      The total compensation paid by the Group and received to the members of the SLT’s Board of directors were € 282,000, € 743,000 and € 862,000, for the years ended on December 31, 2001, 2002, 2003, respectively.
      The Group doesn’t allow specific pension plan and post-retirement benefits for its members of the board of directors and the management.

7.3	Miscellaneous
      Tax reviews were in progress at December 31, 2003 (SLT, Lyonnaise communications, Paris Cable and IDF Communication SAS). The Tax Authorities have issued tax deficiency notices concerning the year 2000. The total amount involved is € 1.1 million, for which a reserve has been booked.
      For these companies the tax reviews on 2001 and 2002 will be conducted in 2004. Tax reviews are also in progress at Rapp 16, SNC 91, SNC Essonne, Clermontoise de Vidéocommunication, and Strasbourg TV Câble for 2000 to 2003.
      The business of the Group does not cause any environmental risks.

8.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING POLICIES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA AND FRANCE.
      The consolidated financial statements of the Group have been prepared and presented in accordance with accounting principles generally accepted in France (“French GAAP”). French GAAP, as applied by the Group differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The application of U.S. GAAP would have affected the Company’s consolidated net

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(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
income (loss) for the fiscal year ended December 31, 2003 and 2002 and its consolidated shareholders’ equity as of December 31, 2003 and 2002 as follows:
a) Reconciliation of Consolidated Net (Loss)/ Income from French GAAP to U.S. GAAP

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002

	(In millions of euros)
Consolidated net income (loss) as determined in accordance with French GAAP	(622.7)	(311.1)
U.S. GAAP reconciling adjustments:
Business combinations:
Goodwill impairment and cancellation of amortization	2.9	(254.5)
Amortization of other intangible assets	(10.0)	(10.0)
Auxipar acquisition	4.2	4.2
Long term assets impairment	(105.1)	32.3
Restructuring provision (“Voluntary	(10.1)	10.1
Redundancy Plan”) Logistical costs	3.7	(1.1)
Equipment depreciation	(4.6)	(6.4)
Deferred tax effects of above adjustments
Total U.S. GAAP adjustments, net	(119.0)	(225.4)

Consolidated net income (loss) as determined in accordance with U.S. GAAP	(741.7)	(536.5)

b) Reconciliation of Consolidated Shareholders’ Equity (Deficit) from French GAAP to U.S. GAAP

	December 31,	December 31,
	2003	2002

	(In million of euros)
Consolidated shareholders’ equity (deficit) as determined in accordance with French GAAP	(237.7)	384.9
U.S. GAAP reconciling adjustments:
Business combinations:
Goodwill impairment and cancellation of amortization	(251.6)	(254.5)
Auxipar acquisition	(50.2)	(54.4)
Paris Cable acquisition	332.3	342.3
Other acquisitions	37.7	37.7
Long term assets impairment	(72.8)	32.3
Restructuring provision (“Voluntary	—	10.1
Redundancy Plan”) Logistical costs	—	(3.7)
Equipment depreciation	2.5	7.1
Deferred tax effects of above adjustments
Total U.S. GAAP adjustments, net	(2.1)	116.9

Consolidated shareholders’ equity (deficit) as determined in accordance with U.S. GAAP	(239.8)	501.8

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
c) Description of the Differences Between French GAAP, as Applied By the Group and U.S. GAAP
     Business Combinations and Accounting for Intangible Assets, Including Goodwill
      Under French and US GAAP, business combinations are generally accounted for as purchases. The cost of an acquired company is assigned to the tangible and intangible assets acquired and liabilities assumed on the basis of their estimated fair values at the date of acquisition. Any excess of purchase price over the fair value of the tangible and intangible assets acquired is allocated to goodwill. However, in certain circumstances, there may be differences with respect to when and how the purchase method of accounting is applied between French and US GAAP that affect the allocation of purchase price, including the amounts assigned to identifiable intangible assets, deferred income taxes and goodwill. Information with respect to the specific differences between French and US GAAP for the Group’s significant business combination is provided below.

•	Auxipar acquisition
      On May 18, 2001, the Group acquired 100% of the outstanding shares of Auxipar in exchange for common shares of the Group. Prior to the transaction, all of the shares of Auxipar were owned by the Group’s parent company.
      Under French GAAP, the acquisition of Auxipar was accounted for in a manner similar to a pooling of interests. The assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of Auxipar prepared in accordance with French GAAP.
      Under US GAAP, the transfer of shares of Auxipar from the Group’s parent company was considered as a reorganization of entities under common control. Accordingly, the assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of the Group’s parent company, which resulted in a lower value assigned to the long-lived assets of Auxipar and consequently, in a lower depreciation expense.

•	Paris Cable acquisition
      On May 18, 2001, the Group acquired 100% of the outstanding shares of Paris Cable in exchange for common shares of the Group. Prior to the transaction, approximately 76% of the shares of Paris Cable were owned by the Group’s parent company. The remaining 24% of the outstanding shares of Paris Cable were owned by France Telecom.
      Under French GAAP, the acquisition of Paris Cable was accounted for in a manner similar to a pooling of interests. The assets acquired and liabilities assumed were recognized at their carrying amounts. The excess of the purchase price over the net book value of the assets acquired and liabilities assumed, which amounted to € 367.4 million was charged directly against equity upon acquisition.
      Under US GAAP, the transfer of 76% of Paris Cable from Group’s parent company was considered as a reorganization of entities under common control. The acquisition from France Telecom of the remaining 24% interest was accounted for under the purchase method of accounting. Accordingly, 76% of the assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of the Group’s parent company and 24% of the assets acquired and liabilities assumed were recognized at their fair values at the date of the acquisition. The application of the purchase method to the acquisition of the minority interest (24%) resulted in the recognition of customer relationships for € 49.9 million and goodwill for € 317.5 million.

•	Amortization of other intangible assets
      Under U.S. GAAP, identifiable intangible assets, including customer relationships, are recognized and amortized over their estimated useful lives. The amortization adjustment for other intangible assets reflects the U.S. GAAP amortization of customer relationships over their estimated useful lives of 5 years.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

•	Goodwill impairment and cancellation of amortization
      Under French GAAP, the Group amortizes goodwill on a straight-line basis over its estimated useful life of twenty years.
      Under US GAAP, in accordance with SFAS 142, the Group ceased amortizing goodwill beginning January 1, 2002. Goodwill is required to be tested for impairment at least annually (or more frequently if impairment indicators arise). A two-step impairment test is used. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. For the year ended December 31, 2002, under US GAAP, an impairment loss of € 257.4 million was recorded related to goodwill.
     Long-Term Assets Impairment
      As required by both French and US GAAP, the Group reviews the carrying value of long lived assets, including goodwill and other intangible assets, for impairment at least annually, or whenever facts, events or changes in circumstances, either internally and externally, indicate that the carrying amount may not be recoverable.
      Under French GAAP, impairment losses are measured by comparing the net book value with the current value of the related asset where the current value depends on the underlying nature of its market value or value in use. The Group recorded an impairment charge of € 32.3 and € 449.9 million for each of the years ended December 31, 2002 and 2003, respectively, related to long-lived assets.
      Under US GAAP, a two-step process is used to test long-lived assets for impairment and, if applicable, to measure the amount of the impairment loss to be recognized. An impairment loss is recognized only if the carrying amount of a long-lived asset (or asset group) is higher than the sum of the undiscounted cash flows expected to be generated from the operation and eventual disposition of the asset (asset group). If the carrying amount is higher, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset (asset group). Any impairment is allocated on a pro rata basis to the individual assets (other than goodwill) comprising the asset group. Under US GAAP, an impairment loss was recognized for a total amount of € 555 million in the year ended December 31, 2003.
     Restructuring Provision (“Voluntary Redundancy Plan”)
      Under French GAAP, restructuring charges are recorded when management expects that the related costs will be incurred. The Group recorded restructuring liabilities, which were incurred principally in connection with a voluntary plan, during the period when a decision for the restructuring had been approved by management of the Group.
      Under US GAAP, certain criteria must be met in order to allow recognition of contingent loss. Criteria related to recognition of voluntary plan restructuring provisions are provided by SFAS No 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” (“SFAS No 88”). SFAS No 88 requires that certain specific conditions be satisfied prior to accruing for termination-related costs. Specifically, SFAS No 88 requires that an employer that offers special termination benefits to employees shall recognize a liability and a loss when the employees accept the offer and the amount can be reasonably estimated.
     Logistical Costs
      Under French GAAP, through December 31, 2002, logistical costs were capitalized and amortized over five years.
      Under US GAAP, these costs are expensed as incurred.

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
     Equipment Depreciation
      Under French GAAP, equipment such as digital terminals, cards and modems acquired prior to 2001 are subject to accelerated depreciation over a period of five years. Equipment bought after 2001, is depreciated over five years on a straight-line basis.
      Under US GAAP, equipment is depreciated using the straight-line method.
     Exceptional Items
      Certain amounts presented as exceptional income and expense (non-operating) in the consolidated statement of income under French GAAP do not qualify as non-operating items under U.S. GAAP.
     Comprehensive Income
      Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. In consolidated financial statements under French GAAP, the concept of comprehensive income does not exist because French accounting principles do not allow any change in equity corresponding to this definition other than net income, changes in the cumulative translation adjustments related to consolidated foreign subsidiaries and changes in accounting principles.
      In consolidated financial statements under US GAAP, comprehensive income and its components must be displayed in a statement of comprehensive income. For each of the years ended December 31, 2003 and 2002, the Group’s only component of comprehensive income is net income.
     Statement of Cash Flows
          Bank Overdrafts
      Under French GAAP, bank overdrafts are netted against cash and cash equivalents for purposes of the statement of cash flows. Under US GAAP, bank overdrafts, which amount to € 11 million and 4 million at December 31, 2003 and 2002, respectively, would be presented as a financing activity. Under US GAAP, cash and cash equivalent are € 3.7 million and € 7.8 million as of December 31, 2002 and 2003, respectively.
          Gross Versus Net Presentation
      Under French GAAP, some items are presented on a net basis in the statement of cash flows. Under US GAAP these items are required to be presented on a gross basis (e.g. borrowings and repayment of debt).
     New Accounting Pronouncements
      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” In December 2003, the FASB issued a revision to Interpretation No. 46 (Collectively, FIN 46, as revised, is referred to as “FIN 46”). FIN 46, as revised, requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries, as defined by FIN 46. As a non-public Group, the Group should apply the provisions of FIN 46, as revised, to variable interest entities created after December 31, 2003 upon initial involvement with the entity. The Group is required to apply the provisions of FIN 46, as revised, to variable interest entities created prior to December 31, 2003 as of December 31, 2004. The adoption is not expected to have a material effect on the Group’s results of operations or financial condition when adopted.
      In November 2002, the EITF reached a consensus on issue No. 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”) on a model to be used to determine when a revenue arrangement involving the delivery or performance of multiple products, services and/or rights to use assets should be divided into separate units of accounting. Additionally, EITF 00-21 addresses if separation is

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SUEZ LYONNAISE TELECOM
(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)
appropriate, how the arrangements consideration should be allocated to the identified accounting units. EITF 00-21 will be applicable beginning in 2004. The Group will adopt EITF 00-21 as of January 1, 2004 and is currently assessing its impact on its consolidated financial statements.

A4-212

Appendix B
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
By and Among
NEW CHEETAH, INC.
LIBERTY MEDIA INTERNATIONAL, INC.
UNITEDGLOBALCOM, INC.
CHEETAH ACQUISITION CORP.
TIGER GLOBAL ACQUISITION CORP.
Dated as of January 17, 2005

B-i

B-ii

B-iii

AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of this 17th day of January, 2005, by and among New Cheetah, Inc., a Delaware corporation (“HoldCo”), Liberty Media International, Inc., a Delaware corporation (“LMI”), UnitedGlobalCom, Inc., a Delaware corporation (“UGC”), Cheetah Acquisition Corp., a Delaware corporation (“LMI Merger Sub”), and Tiger Global Acquisition Corp., a Delaware corporation (“UGC Merger Sub”).
RECITALS
      WHEREAS, on the date hereof LMI beneficially owns approximately 7.6% of the shares of Class A common stock, par value $.01 per share, of UGC (the “UGC Class A Stock”) issued and outstanding on December 31, 2004, 100% of the shares of Class B common stock, par value $.01 per share, of UGC (the “UGC Class B Stock”) issued and outstanding on December 31, 2004 and approximately 97.8% of the shares of Class C common stock, par value $.01 per share, of UGC (the “UGC Class C Stock” and, together with the UGC Class A Stock and the UGC Class B Stock, the “UGC Common Stock”) issued and outstanding on December 31, 2004; and
      WHEREAS, the Boards of Directors of each of LMI and UGC deem it advisable and in the best interests of each corporation and its stockholders that LMI and UGC engage in a business combination on the terms and subject to the conditions hereof by means of the Mergers (as defined below). A special committee of the Board of Directors of UGC (the “Special Committee”) has determined that the UGC Merger (as defined below) is fair to, and is in the best interests of, UGC and the holders of UGC Common Stock, other than LMI and its Affiliates, and has recommended to the Board of Directors of UGC that it approve the terms and conditions of this Agreement, including the UGC Merger;
      WHEREAS, UGC and Stockholder are parties to the Voting Agreement, of even date herewith, pursuant to which Stockholder has agreed, among other things, to vote the Subject Shares (as defined therein) in favor of the adoption of this Agreement and the transactions contemplated hereby at any meeting of stockholders of LMI or any adjournment thereof called to vote upon this Agreement or any of the transactions contemplated hereby; and
      WHEREAS, for U.S. federal income tax purposes, it is intended that the LMI Merger (as defined below) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and that the conversion of the UGC Common Stock into shares of HoldCo Series A Stock (as defined below) which is effected pursuant to the UGC Merger shall qualify as an exchange within the meaning of Section 351(a) of the Code and the regulations promulgated thereunder;
      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
      1.1     Certain Definitions. As used in this Agreement, the following terms will have the following meanings unless the context otherwise requires:
      “Acquisition Proposal” means any offer or proposal by any Person or group of Persons concerning (a) any tender or exchange offer for shares of any class or series of UGC Stock, (b) any merger, share exchange, recapitalization, consolidation or other business combination involving UGC or (c) an acquisition in any manner, directly or indirectly, of a significant equity interest in, or a substantial portion of the assets of, UGC, other than pursuant to the transactions contemplated by this Agreement.
      “Affiliate” of any Person has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than Section 4.3), unless otherwise specified, (a) neither UGC nor any of its Subsidiaries will be deemed to be Affiliates of LMI or any of LMI’s Subsidiaries; (b) neither LMI nor any of its

Subsidiaries will be deemed to be Affiliates of UGC or any of UGC’s Subsidiaries; (c) none of the Affiliates of UGC or any of its Subsidiaries (the “UGC Affiliates”) will be deemed to be an Affiliate of LMI or any of LMI’s Subsidiaries, unless such UGC Affiliate would be such an Affiliate if neither LMI nor any of its Subsidiaries (1) owned any capital stock of UGC, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of UGC or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of UGC or any of its Subsidiaries; and (d) none of the Affiliates of LMI or any of LMI’s Subsidiaries (“LMI Affiliates”) will be deemed to be an Affiliate of UGC or any of UGC’s Subsidiaries, unless such LMI Affiliate would be such an Affiliate if neither LMI nor any of its Subsidiaries (1) owned any capital stock of UGC, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of UGC or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of UGC or any of its Subsidiaries.
      “Agreement” has the meaning specified in the preamble.
      “Approved Matter” means any matter expressly approved by (i) the UGC Board, provided that all of the directors of UGC who are also executive officers of LMI did not cast their votes against the approval of such matter, or (ii) the Executive Committee of the UGC Board, provided that at least one member of the Executive Committee of the UGC Board is also an executive officer of LMI and all members of such committee who are also executive officers of LMI did not vote against such matter.
      “Book-Entry Shares” has the meaning specified in Section 3.4(a).
      “Cash Consideration” means, for each share of UGC Common Stock in respect of which a Cash Election is validly made and subject to the provisions of Section 3.4(f), $9.58, without interest.
      “Cash Election” has the meaning set forth in Section 3.3(b).
      “Certificates” has the meaning specified in Section 3.4(a).
      “Certificates of Merger” means the LMI Certificate of Merger and the UGC Certificate of Merger.
      “Claim” has the meaning specified in Section 7.5(c).
      “Closing” has the meaning specified in Section 3.2.
      “Closing Date” means the date on which the Closing occurs pursuant to Section 3.2.
      “Code” has the meaning specified in the recitals.
      “Contract” has the meaning specified in Section 5.5(iv).
      “Contract Consent” has the meaning specified in Section 5.5(iii).
      “Contract Notice” has the meaning specified in Section 5.5(iii).
      “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
      “Controlled Affiliates” means, with respect to any Person, any Affiliates of such Person that such Person Controls.
      “Converted LMI Option” has the meaning specified in Section 3.6(a).
      “Converted LMI SAR” has the meaning specified in Section 3.6(b).
      “Converted UGC Option” has the meaning specified in Section 3.7(a).
      “Converted UGC SAR” has the meaning specified in Section 3.7(b).
      “Convertible Securities” has the meaning specified in Section 5.3(e).
      “DGCL” means the General Corporation Law of the State of Delaware.

      “Deemed Stock Election” has the meaning specified in Section 3.3(b).
      “Deemed Stock Election Holder” has the meaning specified in Section 3.5(b).
      “Distribution” means the distribution effected on June 7, 2004 by LMC to its Series A common stockholders of all of its LMI Series A common stock and to its Series B common stockholders of all of its LMI Series B common stock.
      “Drop Dead Date” has the meaning specified in Section 9.1(c).
      “Effective Time” means the time when the Mergers become effective under applicable law as provided in Section 3.1(a).
      “Election Time” has the meaning specified in Section 3.4(d).
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
      “Exchange Agent” has the meaning specified in Section 3.4(a).
      “Exchange Fund” has the meaning specified in Section 3.5(a)(i).
      “Exchange Ratio” means a fraction equal to 0.2155.
      “Excluded Shares” means shares of UGC Common Stock which are to be exchanged pursuant to Section 3.3(b)(iv) or which are to be cancelled pursuant to Section 3.3(b)(v).
      “Executive” means Michael T. Fries.
      “Filing Termination Date” has the meaning specified in Section 9.1(b).
      “Form of Election” has the meaning specified in Section 3.4(c).
      “Former LMI Holders” has the meaning specified in Section 3.5(b).
      “Former LMI Shares” has the meaning specified in Section 3.5(b).
      “GAAP” means generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.
      “Government Consent” has the meaning specified in Section 5.5(ii).
      “Governmental Entity” means any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.
      “Governmental Filing” has the meaning specified in Section 5.5(ii).
      “HoldCo” has the meaning specified in the preamble.
      “HoldCo Board” has the meaning specified in Section 2.2(a).
      “HoldCo Bylaws” has the meaning specified in Section 2.1.
      “HoldCo Charter” has the meaning specified in Section 2.1.
      “HoldCo Common Stock” has the meaning specified in Section 2.1.
      “HoldCo Original Series A Stock” has the meaning specified in Section 2.1.
      “HoldCo Original Stock” has the meaning specified in Section 2.1.
      “HoldCo Preferred Stock” has the meaning specified in Section 2.1.
      “HoldCo Series A Stock” has the meaning specified in Section 2.1.

      “HoldCo Series B Stock” has the meaning specified in Section 2.1.
      “HoldCo Series C Stock” has the meaning specified in Section 2.1.
      “HoldCo Stock” has the meaning specified in Section 2.1.
      “Indebtedness” means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between UGC and any wholly-owned Subsidiary of UGC or between wholly-owned Subsidiaries of UGC) (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; and (ii) every liability of others of the kind described in the preceding clause (i) that such Person has guaranteed or that is otherwise its legal liability.
      “Initial HoldCo Board” has the meaning specified in Section 2.2(c).
      “Injunction” has the meaning specified in Section 4.4.
      “Insiders” has the meaning specified in Section 7.9.
      “Japanese Businesses” means those Subsidiaries of LMI and those Persons in which LMI (directly or indirectly through one or more Subsidiaries) owns an investment accounted for by the equity method within the meaning of GAAP whose businesses are primarily conducted in Japan (including Jupiter Telecommunications Co., Ltd. and Jupiter Programming Co., Ltd.)
      “Joint Proxy Statement/ Prospectus” has the meaning specified in Section 4.2(a).
      “License” means any license, franchise, ordinance, authorization, permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order and approval, domestic or foreign.
      “Lien” means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
      “LMC” means Liberty Media Corporation, a Delaware corporation.
      “LMI” has the meaning set forth in the preamble.
      “LMI Board” means the Board of Directors of LMI.
      “LMI Book-Entry Shares” has the meaning specified in Section 3.4(a).
      “LMI Certificate of Merger” means the certificate of merger with respect to the LMI Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.
      “LMI Certificates” has the meaning specified in Section 3.4(a).
      “LMI Charter” means the Restated Certificate of Incorporation of LMI, as amended and as in effect on the date hereof.
      “LMI Common Stock” means the LMI Series A Stock, the LMI Series B Stock and the LMI Series C Stock.
      “LMI Consideration” has the meaning specified in Section 3.3(a).
      “LMI ERISA Affiliate” has the meaning specified in the definition of the term “LMI Plan”.

      “LMI Fairness Opinion” has the meaning specified in Section 6.13.
      “LMI Indemnified Liabilities” has the meaning specified in Section 7.5(b).
      “LMI Indemnified Parties” has the meaning specified in Section 7.5(b).
      “LMI Indemnified Party” has the meaning specified in Section 7.5(b).
      “LMI Material Adverse Effect” means a Material Adverse Effect with respect to LMI or a material adverse effect on the ability of LMI to consummate the Mergers and the other transactions contemplated by this Agreement.
      “LMI Merger” means the merger of LMI Merger Sub with and into LMI as set forth in Section 3.1(a).
      “LMI Merger Sub” has the meaning specified in the preamble.
      “LMI Merger Sub Board” has the meaning specified in Section 2.4(a).
      “LMI Option” has the meaning specified in Section 3.6(a).
      “LMI Plan” means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since June 1, 2004 by LMI or by any trade or business, whether or not incorporated (“LMI ERISA Affiliate”), that together with LMI would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any employee, director or former employee or director of LMI or any LMI ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country; provided, however, that LMI Plan will not include any such plan or arrangement maintained by UGC.
      “LMI Preferred Stock” means the preferred stock, $.01 par value per share, of LMI.
      “LMI Preferred Stock Consideration” has the meaning specified in Section 3.3(a).
      “LMI Restricted Stock” has the meaning specified in Section 3.6(c).
      “LMI SAR” has the meaning specified in Section 3.6(b).
      “LMI SEC Filings” has the meaning specified in Section 6.4.
      “LMI Series A Consideration” has the meaning specified in Section 3.3(a).
      “LMI Series B Consideration” has the meaning specified in Section 3.3(a).
      “LMI Series C Consideration” has the meaning specified in Section 3.3(a).
      “LMI Series A Stock” means the Series A common stock, $.01 par value per share, of LMI.
      “LMI Series B Stock” means the Series B common stock, $.01 par value per share, of LMI.
      “LMI Series C Stock” means the Series C common stock, $.01 par value per share, of LMI.
      “LMI Special Meeting” has the meaning specified in Section 4.1.
      “LMI Stock” means the LMI Common Stock and the LMI Preferred Stock.
      “LMI Stockholder Approval” has the meaning specified in Section 6.14.
      “Material Adverse Effect” means (A) with respect to LMI, a material adverse effect on the business, properties, operations or financial condition of LMI and its Subsidiaries (for these purposes including UGC and its Subsidiaries) taken as a whole, other than any such effect arising out of or resulting from (i) any change in the trading prices of LMI Series A Stock between the date hereof and the Effective Time, (ii) any changes in GAAP that affect generally entities such as LMI, (iii) general business or economic conditions or from general changes in or affecting the industries in which LMI operates in areas where LMI does business directly or through its

Subsidiaries (for these purposes including UGC and its Subsidiaries), or (iv) the announcement of this Agreement or the consummation of the transactions contemplated hereby, except, in the case of clause (iii), to the extent that any such change has a disproportionate impact on LMI and its Subsidiaries (for these purposes including UGC and its Subsidiaries), taken as a whole, and (B) with respect to UGC, a material adverse effect on the business, properties, operations or financial condition of UGC and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from (i) any change in the trading prices of UGC Class A Stock between the date hereof and the Effective Time, (ii) any changes in GAAP that affect generally entities such as UGC, (iii) general business or economic conditions or general changes in or affecting the industries in which UGC operates in areas where UGC does business directly or through its Subsidiaries or (iv) the announcement of this Agreement or the consummation of the transactions contemplated hereby or any Approved Matter approved following the date hereof, except, in the case of clause (iii), to the extent that any such change has a disproportionate impact on UGC and its Subsidiaries. Neither a LMI Material Adverse Effect nor a UGC Material Adverse Effect shall be deemed to occur as the result of the consummation or failure to consummate the combination of Metrópolis Intercom S.A. and VTR GlobalCom S.A.
      “Merger Consideration” has the meaning specified in Section 3.3(b).
      “Mergers” means the LMI Merger and the UGC Merger.
      “Minority Approval” has the meaning specified in Section 5.14.
      “NASD” means the National Association of Securities Dealers, Inc.
      “Nasdaq” means The Nasdaq National Market.
      “Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or other entity or a government, agency, political subdivision, or instrumentality thereof.
      “Registration Statement” has the meaning specified in Section 4.2(a).
      “Restriction”, with respect to any capital stock or other security, means any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.
      “Schedule 13E-3” has the meaning specified in Section 4.2(a).
      “SEC” means the Securities and Exchange Commission.
      “Section 16 Information” has the meaning specified in Section 7.9.
      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
      “Significant LMI Subsidiary” has the meaning specified in Section 6.1.
      “Significant UGC Subsidiary” has the meaning specified in Section 5.1.
      “Special Committee” has the meaning set forth in the recitals.
      “Special Meetings” has the meaning specified in Section 4.1.

      “Stock Consideration” has the meaning specified in Section 3.3(b).
      “Stock Election” has the meaning set forth in Section 3.3(b).
      “Stockholder” means John C. Malone.
      “Subsidiary” when used with respect to any Person, means any other Person (1) of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has Control over such organization or entity; or (2) that is required to be consolidated with such first Person for financial reporting purposes under GAAP; provided that, for purposes of the agreements set forth in Article III and Article VI, references to Subsidiaries will not include any Person as to which such first Person’s voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not Control such other Person. For purposes of this Agreement, unless otherwise specified, neither UGC nor any of its Subsidiaries will be deemed to be Subsidiaries of LMI or any of LMI’s Subsidiaries, whether or not they otherwise would be Subsidiaries of LMI or any of LMI’s Subsidiaries under the foregoing definition.
      “Surviving LMI Corporation” means LMI as the surviving corporation after the LMI Merger as provided in Section 3.1(a).
      “Surviving UGC Corporation” means UGC as the surviving corporation after the UGC Merger as provided in Section 3.1(a).
      “Tax” or “Taxes” means (i) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and (ii) all interest, penalties and additions imposed with respect to such amounts in clause (i).
      “Tax Return” means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any Tax including an information return, claim for refund, amended Tax return or declaration of estimated Tax.
      “Treasury Regulations” means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.
      “Total Cash Election Number” has the meaning specified in Section 3.4(f).
      “UGC” has the meaning specified in the preamble.
      “UGC Board” means the Board of Directors of UGC.
      “UGC Book-Entry Shares” has the meaning specified in Section 3.4(a).
      “UGC Certificates” has the meaning specified in Section 3.4(a).
      “UGC Certificate of Merger” means the certificate of merger with respect to the UGC Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.
      “UGC Charter” means the Restated Certificate of Incorporation of UGC as amended to the date hereof.
      “UGC Class A Stock” has the meaning set forth in the recitals.
      “UGC Class B Stock” has the meaning set forth in the recitals.
      “UGC Class C Stock” has the meaning set forth in the recitals.
      “UGC Common Stock” has the meaning set forth in the recitals.

      “UGC Convertible Notes” means the €500,000,000 principal amount of 1 3/4% Convertible Senior Notes due April 15, 2024 issued by UGC.
      “UGC Disclosure Letter” means the disclosure letter, dated as of the date hereof, delivered by UGC to LMI.
      “UGC ERISA Affiliate” has the meaning specified in the term “UGC Plan”.
      “UGC Fairness Opinion” has the meaning specified in Section 5.13.
      “UGC Indemnified Liabilities” has the meaning specified in Section 7.5(a).
      “UGC Indemnified Parties” has the meaning specified in Section 7.5(a).
      “UGC Indemnified Party” has the meaning specified in Section 7.5(a).
      “UGC Indenture” means the Indenture, dated as of April 6, 2004, by and between UGC and The Bank of New York, as Trustee, relating to the UGC Convertible Notes.
      “UGC Material Adverse Effect” means a Material Adverse Effect with respect to UGC or a material adverse effect on the ability of UGC to consummate the Mergers and the other transactions contemplated by this Agreement.
      “UGC Merger” means the merger of UGC Merger Sub with and into UGC as set forth in Section 3.1(a).
      “UGC Merger Sub” has the meaning specified in the preamble.
      “UGC Merger Sub Board” has the meaning specified in Section 2.4(b).
      “UGC Option” has the meaning specified in Section 3.7(a).
      “UGC Plan” means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since December 31, 1999 by UGC or by any trade or business, whether or not incorporated (“UGC ERISA Affiliate”), that together with UGC would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any employee, director or former employee or director of the UGC or any UGC ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country; provided, however, that UGC Plan will not include any such plan or arrangement maintained by LMI or any Subsidiary of LMI.
      “UGC Preferred Stock” means the preferred stock, par value $.01 per share, of UGC.
      “UGC Restricted Stock” has the meaning specified in Section 3.7(c).
      “UGC SAR” has the meaning specified in Section 3.7(b).
      “UGC SEC Filings” has the meaning specified in Section 5.4.
      “UGC Share Threshold Number” means the quotient (rounded down to the nearest whole number) equal to (i) the product of (x) the last sales price of a share of LMI Series A Stock on the Nasdaq on the last trading day immediately preceding the Effective Time (the “LMI Closing Day Market Price”), (y) the Exchange Ratio and (z) the number of shares of UGC Class A Stock (other than shares of UGC Class A Stock beneficially owned by Permitted Holders (as defined in the UGC Indenture) issued and outstanding immediately prior to the Effective Time, divided by (ii) the sum of (x) 38.32 and (y) the product of the LMI Closing Day Market Price and the Exchange Ratio.
      “UGC Special Meeting” has the meaning specified in Section 4.1(a).
      “UGC Stock” means the UGC Common Stock and the UGC Preferred Stock.
      “UGC Stockholder Approval” has the meaning specified in Section 5.14.

      “UGC 10-K” means an Annual Report of UGC on Form 10-K for the fiscal year ended December 31, 2004 which includes (i) audited financial statements of UGC and its consolidated subsidiaries meeting the requirements of Regulation S-X, (ii) an unqualified audit report of UGC’s auditors on such financial statements and (iii) the statements, reports, attestations and other disclosures required by, and that comply with, Item 308 of Regulation S-K concerning UGC’s internal control over financial reporting.
      “Violation” has the meaning specified in Section 5.5(iv).
      “Voting Debt” has the meaning specified in Section 5.3(d).
      “Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary of such Person, 100% of the equity and voting interest in which is owned beneficially or of record, directly and/or indirectly, by such Person.
      1.2     Terms Generally. The definitions in Section 1.1 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context otherwise requires. As used herein, the term “to the knowledge of UGC” or any similar term relating to UGC’s knowledge means the actual knowledge, after due inquiry, of any of the executive officers of UGC, and the term “to the knowledge of LMI” or any similar term relating to LMI’s knowledge means the actual knowledge, after due inquiry, of any of the executive officers of LMI. All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement, other instrument, statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or “number of days” (without the explicit qualification of “business”) will be interpreted as a reference to a calendar day or number of calendar days, as the case may be. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice will be deferred until, or may be taken or given on, the next business day. As used herein, the phrase “made available” means that the information referred to has been made available if requested by the party to whom such information is to be made available.
ARTICLE II
HOLDING COMPANY AND MERGER SUBSIDIARIES
      2.1     Organization of HoldCo. LMI has caused HoldCo to be organized under the laws of the State of Delaware. The authorized capital stock of HoldCo on the date hereof consists of 100 shares of common stock, par value $0.01 per share (the “HoldCo Original Stock”), of which one share has been issued to LMI and no other shares are issued and outstanding. LMI shall take, and shall cause HoldCo to take, all requisite action to cause the certificate of incorporation of HoldCo to be in the form of Exhibit A hereto (the “HoldCo Charter”) and the bylaws of HoldCo to be in the form of Exhibit B hereto (the “HoldCo Bylaws”), in each case, at the Effective Time. Pursuant to the HoldCo Charter, the authorized capital stock of HoldCo at the Effective Time will consist solely of 500,000,000 shares of Series A common stock, par value $.01 per share (the “HoldCo Series A Stock”), 50,000,000 shares of Series B common stock, par value $.01 per share (the “HoldCo Series B Stock”), 500,000,000 shares of Series C common stock, par value $.01 per share (the “HoldCo Series C Stock” and, collectively with the HoldCo Series A Stock and the HoldCo Series B Stock, the “HoldCo Common Stock”), and 50,000,000 shares of preferred stock, par value $.01 per share (the “HoldCo Preferred Stock” and, together with the HoldCo Common Stock, the “HoldCo Stock”). Effective upon the filing of the HoldCo Charter, the HoldCo Original Stock shall be reclassified as one share of HoldCo Series A Stock (the “HoldCo Original Series A Stock”). At the Effective Time, each issued and outstanding share of HoldCo Original Series A Stock shall be cancelled without conversion into any other security or other consideration therefor.

      2.2     Directors and Officers of HoldCo.
      (a) Immediately prior to the Effective Time, the directors of HoldCo shall be solely those persons identified on Schedule 2.2(a) (the “HoldCo Board”). HoldCo shall have a staggered board of directors, and each person identified on Schedule 2.2(a) shall serve in the class and for the term set forth opposite his or her name on Schedule 2.2(a). Each director shall remain in office until the expiration of the term of the class in which such person serves or until his or her successor is duly elected or appointed and qualified in accordance with the HoldCo Charter, the HoldCo Bylaws and the DGCL or until such person’s earlier death, resignation or removal.
      (b) Immediately prior to the Effective Time, the officers of HoldCo shall be solely those persons identified on Schedule 2.2(b), and such additional persons as may be approved by the HoldCo Board. Each such officer shall remain in office until his or her successor is duly elected or appointed and qualified in accordance with the HoldCo Charter, the HoldCo Bylaws and the DGCL or until such person’s earlier death, resignation or removal.
      (c) The members of the board of directors of HoldCo as of the date of this agreement are John C. Malone and Robert R. Bennett (the “Initial HoldCo Board”); additional directors may be elected or appointed to such board in accordance with the certificate of incorporation and bylaws of HoldCo and the DGCL. Each member of the Initial HoldCo Board shall serve until his or her successor is elected to the HoldCo Board as contemplated by Section 2.2(a), or until his or her earlier death, resignation or removal. The initial officers of HoldCo shall be those persons approved by the Initial HoldCo Board, each of whom shall serve until his or her respective successor is elected as contemplated by Section 2.2(b) or until his or her earlier death, resignation or removal.
      2.3     Organization of Merger Subsidiaries. HoldCo has caused LMI Merger Sub and UGC Merger Sub to be organized for the sole purpose of effecting the Mergers contemplated herein. The authorized capital stock of LMI Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which one share has been issued to HoldCo at a price of $0.01 per share and no other shares are issued or outstanding. The authorized capital stock of UGC Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which one share has been issued to HoldCo at a price of $0.01 per share and no other shares are issued or outstanding.
      2.4     Directors and Officers of LMI Merger Sub and UGC Merger Sub.
      (a) Immediately prior to the Effective Time, the directors of LMI Merger Sub shall be Stockholder and Executive (the “LMI Merger Sub Board”), and the officers of LMI Merger Sub shall be those persons duly elected by the LMI Merger Sub Board. Each such director and officer shall remain in office until his or her successor is duly elected or appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of LMI Merger Sub and the DGCL or until such person’s earlier death, resignation or removal.
      (b) Immediately prior to the Effective Time, the directors of UGC Merger Sub shall be Stockholder and Executive (the “UGC Merger Sub Board”), and the officers of UGC Merger Sub shall be those persons duly elected by the UGC Merger Sub Board. Each such director and officer shall remain in office until his or her successor is duly elected or appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of UGC Merger Sub and the DGCL or until such person’s earlier death, resignation or removal.
      2.5     Certain Actions of LMI. LMI, in its capacity as the sole stockholder of HoldCo, has adopted and approved this Agreement by all action required by the DGCL, the HoldCo Charter and the HoldCo Bylaws to be taken and shall cause HoldCo, as the sole stockholder of each of LMI Merger Sub and UGC Merger Sub, to take all action required by the DGCL and the respective charters and bylaws of LMI Merger Sub and UGC Merger Sub to adopt and approve this Agreement. Subject to the terms and conditions of this Agreement, LMI shall cause HoldCo to perform, and shall cause HoldCo to cause each of LMI Merger Sub and UGC Merger Sub to perform, their respective obligations under this Agreement.

ARTICLE III
THE MERGERS AND RELATED MATTERS
      3.1     The Mergers.
      (a) Mergers; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, (i) LMI Merger Sub will merge with and into LMI in accordance with the provisions of the DGCL, the separate corporate existence of LMI Merger Sub will cease and LMI will continue as the Surviving LMI Corporation and (ii) UGC Merger Sub will merge with and into UGC in accordance with the provisions of the DGCL, the separate corporate existence of UGC Merger Sub will cease and UGC will continue as the Surviving UGC Corporation. The Effective Time shall be on the date and at the time that both of the Certificates of Merger have been accepted for filing by the Delaware Secretary of State, and all other documents required by the DGCL to effectuate the Mergers shall have been properly executed and filed (or such later date and time as may be agreed to by LMI and UGC and specified in the Certificates of Merger, provided that both Mergers shall become effective at the same time). The parties will cause the Certificates of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.
      (b) Effects of the Mergers. From and after the Effective Time, the Mergers will each have the effects set forth in the DGCL (including Sections 259, 260 and 261 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges, powers and franchises of LMI and LMI Merger Sub will vest in the Surviving LMI Corporation, and all debts, liabilities and duties of LMI and LMI Merger Sub will, by operation of law, become the debts, liabilities and duties of the Surviving LMI Corporation and (ii) all the properties, rights, privileges, powers and franchises of UGC and UGC Merger Sub will vest in the Surviving UGC Corporation, and all debts, liabilities and duties of UGC and UGC Merger Sub will, by operation of law, become the debts, liabilities and duties of the Surviving UGC Corporation.
      (c) Certificate of Incorporation of the Surviving Corporations. At the Effective Time, (i) the LMI Charter will be amended and restated pursuant to the LMI Certificate of Merger to be identical to the certificate of incorporation of LMI Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: “The name of the Corporation (which is hereinafter called the ‘Corporation’) is Liberty Media International, Inc.” and (ii) the UGC Charter in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving UGC Corporation. The LMI Charter, as so amended, and the UGC Charter shall remain as the certificate of incorporation of the Surviving LMI Corporation or the Surviving UGC Corporation, as applicable, until thereafter amended in accordance with the terms thereof and the DGCL.
      (d) Bylaws of the Surviving Corporations. The Bylaws of LMI Merger Sub will be the Bylaws of the Surviving LMI Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving LMI Corporation and the DGCL. The Bylaws of UGC Merger Sub will be the Bylaws of the Surviving UGC Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving UGC Corporation and the DGCL.
      (e) Directors and Officers of the Surviving Corporations. HoldCo, LMI and the Surviving LMI Corporation will take such action as is necessary to ensure that the directors and officers of LMI Merger Sub at the Effective Time will, from and after the Effective Time, be the directors and officers of the Surviving LMI Corporation until their respective successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and Bylaws of the Surviving LMI Corporation, and the DGCL, or until such person’s earlier death, resignation or removal. HoldCo, UGC and the Surviving UGC Corporation will take such action as is necessary to ensure that the directors and officers of UGC Merger Sub at the Effective Time will, from and after the Effective Time, be the directors and officers of the Surviving UGC Corporation until their respective successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and Bylaws of the Surviving UGC Corporation, and the DGCL, or until such person’s earlier death, resignation or removal.
      3.2     Closing. Unless this Agreement has been terminated pursuant to Section 9.1 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VIII, the closing of the Mergers

(the “Closing”) will take place (i) at 10:00 a.m. (New York City time) at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, on the second business day after the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificates of Merger and other than any such conditions that by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the parties may mutually agree.
      3.3     Conversion of Securities.
      (a) Conversion of LMI Securities. At the Effective Time, by virtue of the LMI Merger and without any action on the part of any party hereto or any holder of shares of LMI Stock:

(i) each share of LMI Series A Stock issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.3(a)(v)) will be converted into and represent the right to receive, and will be exchangeable for, one validly issued, fully paid and nonassessable share of HoldCo Series A Stock (the “LMI Series A Consideration”);

(ii) each share of LMI Series B Stock issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.3(a)(v)) will be converted into and represent the right to receive, and will be exchangeable for, one validly issued, fully paid and nonassessable share of HoldCo Series B Stock (the “LMI Series B Consideration”);

(iii) each share of LMI Series C Stock, if any, issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.3(a)(v)) will be converted into and represent the right to receive, and will be exchangeable for, one validly issued, fully paid and nonassessable share of HoldCo Series C Stock (the “LMI Series C Consideration”);

(iv) each share of LMI Preferred Stock, if any, issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.3(a)(v)) will be converted into and represent the right to receive, and will be exchangeable for, one validly issued, fully paid and nonassessable share of a corresponding series of HoldCo Preferred Stock having a substantially equivalent designation of rights and preferences as such series of LMI Preferred Stock (the “LMI Preferred Stock Consideration” and, together with the LMI Series A Consideration, the LMI Series B Consideration and the LMI Series C Consideration, the “LMI Consideration”); and

(v) each share of LMI Stock held in treasury of LMI immediately prior to the Effective Time shall automatically be cancelled, retired and cease to exist without payment of any consideration therefor and without any conversion thereof.
      LMI will cause HoldCo to make any filings or other designations required to comply with the provisions of Section 3.3(a)(iv). At the Effective Time, all shares of LMI Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of HoldCo Stock with respect thereto upon the surrender of such certificate in accordance with Section 3.5.
      (b) Conversion of UGC Securities. At the Effective Time, by virtue of the UGC Merger and without any action on the part of any party hereto or the holders of shares of UGC Stock:

(i) subject to the provisions of Section 3.4(f), each share of UGC Common Stock with respect to which an election to receive the Cash Consideration has been validly made and not validly revoked pursuant to Section 3.4 (a “Cash Election”) shall be converted into and represent the right to receive, and be exchangeable for, the Cash Consideration;

(ii) each share of UGC Common Stock with respect to which an election to receive the Stock Consideration has been validly made and not validly revoked pursuant to Section 3.4 (a “Stock Election”) shall be converted into and represent the right to receive, and will be exchangeable for, a fraction of a validly issued, fully paid and nonassessable share of HoldCo Series A Stock equal to the Exchange Ratio (together with cash in lieu of the issuance of any fractional share of HoldCo Series A Stock to any holder thereof to be paid in accordance with Section 3.5(d)) (the “Stock Consideration” and, together with the Cash Consideration and the LMI Consideration, the “Merger Consideration”);

(iii) each share of UGC Common Stock other than shares of UGC Common Stock with respect to which a Cash Election or a Stock Election is validly made and not validly revoked pursuant to Section 3.4 (and other than Excluded Shares) (each a “Deemed Stock Election”) shall be converted into and represent the right to receive, and will be exchangeable for, the Stock Consideration;

(iv) each share of UGC Common Stock held immediately prior to the Effective Time by LMI or any of its Wholly Owned Subsidiaries shall be converted into and represent the right to receive, and will be exchangeable for, one validly issued, fully paid and nonassessable share of the corresponding class of common stock of the Surviving UGC Corporation; and

(v) each share of UGC Common Stock held in treasury of UGC immediately prior to the Effective Time shall automatically be cancelled, retired and cease to exist without payment of any consideration thereof and without any conversion thereof.

      (c) Conversion of LMI Merger Sub Stock. At the Effective Time, by virtue of the LMI Merger and without any action on the part of any party hereto or any holder of shares of stock of LMI Merger Sub, each share of common stock of LMI Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving LMI Corporation. Such shares will constitute the only outstanding shares of capital stock of the Surviving LMI Corporation.
      (d) Conversion of UGC Merger Sub Stock. At the Effective Time, by virtue of the UGC Merger and without any action on the part of any party hereto or the holders of share(s) of stock of UGC Merger Sub, the outstanding share(s) of common stock of UGC Merger Sub immediately prior to the Effective Time will be converted into and become a number of validly issued, fully paid and nonassessable shares of each class of common stock of the Surviving UGC Corporation that is identical to the number of shares of the corresponding class of UGC Common Stock (other than the Excluded Shares) outstanding immediately prior to the Effective Time. Such shares (together with the shares issued pursuant to Section 3.3(b)(iv)) will constitute the only outstanding shares of capital stock of the Surviving UGC Corporation.
      (e) Certain Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of LMI Common Stock or the outstanding shares of UGC Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class of shares, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Merger Consideration shall be appropriately adjusted to provide to the holders of LMI Common Stock and UGC Common Stock the same economic effect as contemplated by this Agreement prior to such event.
      3.4     UGC Election Procedures; Proration.
      (a) Not less than three business days prior to the mailing of the Joint Proxy Statement/ Prospectus, LMI shall designate a bank or trust company to act as exchange agent hereunder (the “Exchange Agent”) for the purpose of exchanging (x) certificates that immediately prior to the Effective Time represented shares of UGC Common Stock (the “UGC Certificates”) and shares of UGC Common Stock represented by book-entry (“UGC Book-Entry Shares”) and (y) certificates that immediately prior to the Effective Time represented shares of LMI Common Stock (the “LMI Certificates” and, together with the UGC Certificates, the “Certificates”) and shares of LMI Common Stock represented by book-entry (“LMI Book-Entry Shares” and, together with UGC Book-Entry Shares, the “Book-Entry Shares”).
      (b) Each Person who, on or prior to the Election Time (as defined below), is a record holder of shares of UGC Common Stock (other than a holder of Excluded Shares and other than a Wholly-Owned Subsidiary of UGC) shall be entitled to specify the number of such holder’s shares of UGC Common Stock (and, if such shares to which the election relates are represented by UGC Certificates, such particular shares) with respect to which such holder makes a Cash Election or Stock Election.
      (c) HoldCo shall prepare and file as an exhibit to the Registration Statement a form of election (the “Form of Election”). The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any UGC Certificates shall pass, only upon proper delivery of the Form of Election and any UGC Certificates to the Exchange Agent. UGC shall mail the Form of Election with the Joint Proxy Statement/ Prospectus to all Persons who are record holders of shares of UGC Common Stock (other than holders of Excluded Shares) as of the record date for the UGC Special Meeting. The Form of Election shall be used by each record holder of shares of UGC Common Stock (other than holders of Excluded Shares), or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation, who wishes to make a Cash Election or a Stock Election or a combination of both for any and all shares of UGC Common Stock held by such holder. UGC shall use its commercially reasonable efforts to make the Form of Election available to all Persons who become holders of shares of UGC Common Stock during the period between the record date for the UGC Special Meeting and the date of the UGC Special Meeting.
      (d) Any holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on (i) the date of the later of the two Special Meetings or (ii) if the Closing Date is more than four business days following the later of the two Special Meetings, the second business day preceding the Closing Date (the “Election Time”), a Form of Election properly completed and signed and accompanied by (i) certificates representing the shares of UGC Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of UGC or (ii) in the case of UGC Book-Entry Shares, any additional documents required by the procedures set forth in the Form of Election. After a Cash Election or a Stock Election is validly made with respect to any shares of UGC Common Stock, no further registration of transfers of such shares shall be made on the stock transfer books of UGC unless and until such Cash Election or Stock Election is properly revoked. If the Closing Date is anticipated to be more than four business days following the later of the two Special Meetings, then as soon as reasonably practicable, but in no event later than 9:00 a.m., New York City time, on the business day immediately following the date of the later of the two Special Meetings, LMI and UGC shall so notify the holders of UGC Common Stock by issuing a release to the Dow Jones News Service specifying the anticipated Closing Date, which shall not be earlier than the fourth business day after the date of the release. Any Cash Election or Stock Election may be revoked with respect to all or a portion of the shares of UGC Common Stock subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to the Election Time. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with Article IX. If a Cash Election or Stock Election is properly revoked (x) the UGC Certificates representing such shares shall be returned to the record owner thereof or such other Person as such record owner shall have set forth in such owner’s Form of Election, and (y) all UGC Book-Entry Shares representing such shares shall be credited to such book-entry account as shall have been set forth in the Form of Election relating thereto.
      (e) The determination of the Exchange Agent (or the joint determination of LMI and UGC, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections, Stock Elections or revocations shall have been properly made or revoked pursuant to this Section 3.4 and as to when Cash Elections, Stock Elections and revocations were received by the Exchange Agent. The Exchange Agent (or LMI and UGC jointly, in the event that the Exchange Agent declines to make the following computation) shall also make all computations as to the proration contemplated by Section 3.4(f), and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of each of LMI and UGC, make any rules as are consistent with this Section 3.4 for the implementation of the Cash Elections and Stock Elections provided for in this Agreement as shall be necessary or desirable to effect the Cash Elections and Stock Elections in accordance with the terms of this Agreement.
      (f) Notwithstanding anything in this Agreement to the contrary, the number of shares of UGC Common Stock converted into the Cash Consideration may not exceed the UGC Share Threshold Number. If the aggregate number of shares of UGC Common Stock with respect to which the Cash Election is validly made and not validly revoked (the “Total Cash Election Number”) exceeds the UGC Share Threshold Number, then (i) all shares of

UGC Common Stock as to which a Stock Election or Deemed Stock Election is made shall be converted into and represent the right to receive, and will be exchangeable for, the Stock Consideration and (ii) the number of shares of UGC Common Stock as to which a Cash Election is validly made and not validly revoked by a UGC stockholder pursuant to Section 3.4 that shall be converted into and represent the right to receive, and will be exchangeable for, the Cash Consideration, shall be equal to the product (rounded down to the nearest whole number) obtained by multiplying (A) the number of shares of UGC Common Stock held by such stockholder as to which such stockholder has validly made and not validly revoked a Cash Election by (B) a fraction, the numerator of which is the UGC Share Threshold Number and the denominator of which is the Total Cash Election Number, with the remaining number of such stockholder’s shares of UGC Common Stock as to which such stockholder has validly made and not validly revoked a Cash Election being converted into and representing the right to receive, and being exchangeable for, the Stock Consideration.
      3.5     Exchange of Certificates.
      (a) Deposit of Merger Consideration.

(i) Promptly after the Effective Time, HoldCo shall deposit with the Exchange Agent, for the benefit of the stockholders of LMI and UGC, (A) certificates or, at HoldCo’s option, evidence of shares in book entry form, representing shares of HoldCo Stock in such denominations as the Exchange Agent may reasonably specify and (B) cash, in each case as are issuable or payable, respectively, pursuant to this Article III in respect of shares of UGC Common Stock or shares of LMI Stock, as applicable, for which Certificates or Book-Entry Shares have been properly delivered to the Exchange Agent and cash to be paid in lieu of fractional shares. Such certificates (or evidence of book-entry form, as the case may be) for shares of HoldCo Stock and such cash so deposited, together with any dividends or distributions with respect thereto, are hereinafter referred to as the “Exchange Fund”.

(ii) The Exchange Agent shall invest any cash deposited with the Exchange Agent by HoldCo as directed by HoldCo, provided that no such investment or losses thereon shall affect the Cash Consideration payable to holders of shares of UGC Common Stock entitled to receive such consideration or cash in lieu of fractional interests, and HoldCo and LMI shall promptly provide additional funds to the Exchange Agent for the benefit of holders of shares of UGC Common Stock entitled to receive such consideration in the net amount of any such losses. Any interest or income produced by such investments shall not be deemed part of the Exchange Fund and shall be payable to HoldCo or LMI, as HoldCo directs.
      (b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, HoldCo shall cause to be mailed to (x) each record holder, as of the Effective Time, of shares of UGC Common Stock as to which a Deemed Stock Election is made (each holder a “Deemed Stock Election Holder”) and (y) each record holder, as of the Effective Time, of shares of LMI Stock (such holders, “Former LMI Holders” and such shares, “Former LMI Shares”)): (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such holder representing such shares of UGC Common Stock to which a Deemed Stock Election is made or Former LMI Shares, as the case may be, shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (B) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration therefor. Such letter of transmittal shall be in such form and have such other reasonable provisions as HoldCo may specify.

(ii) (x) Each former stockholder of UGC who properly made a Cash Election or Stock Election shall be entitled to receive in exchange for such stockholder’s shares subject to the Cash Election or Stock Election: (A) the number of whole shares of HoldCo Series A Stock, if any, into which such holder’s shares of UGC Common Stock represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article III, and such Certificates or Book-Entry Shares so surrendered shall be forthwith cancelled, and (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.5(g)) equal to (I) the aggregate amount of cash (including the Cash Consideration plus cash in lieu of fractional interests in shares of HoldCo Series A Stock to be paid pursuant to Section 3.5(d)), if any, into which such holder’s shares of UGC Common Stock represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article III, plus (II) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 3.5(c); and (y) upon surrender by a Deemed Stock Election Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Deemed Stock Election Holder shall be entitled to receive in exchange therefor: (A) the number of whole shares of HoldCo Series A Stock, if any, into which such holder’s shares of UGC Common Stock represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article III, and such Certificates or Book-Entry Shares so surrendered shall be forthwith cancelled, and (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.5(g)) equal to (I) the amount of cash in lieu of fractional interests in shares of HoldCo Series A Stock to be paid pursuant to Section 3.5(d), if any, into which such holder’s shares of UGC Common Stock represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article III, plus (II) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 3.5(c).

(iii) Upon surrender by a Former LMI Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Former LMI Holder shall be entitled to receive in exchange therefor: (A) the number of whole shares of HoldCo Stock into which such holder’s shares of LMI Stock represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article III, and such Certificates or Book-Entry Shares so surrendered shall be forthwith cancelled, and (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.5(g)) equal to any cash dividends or other distributions that such holder has the right to receive pursuant to Section 3.5(c).

(iv) If payment or issuance of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment or issuance shall have paid to the Exchange Agent any transfer and other taxes required by reason of the payment or issuance of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the shares of UGC Common Stock or LMI Stock, as the case may be, represented by the Certificate pursuant to this Article III.

(v) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article III, the issuance or payment of which (including any cash in lieu of fractional shares) shall be deemed to be the satisfaction in full of all rights pertaining to shares of UGC Common Stock converted in the UGC Merger and shares of LMI Stock converted in the LMI Merger.

(vi) At the Effective Time, the stock transfer books of UGC and LMI shall be closed, and thereafter there shall be no further registration of transfers of shares of UGC Common Stock or LMI Stock, respectively, that were outstanding prior to the Effective Time. After the Effective Time, Certificates or

Book-Entry Shares presented to UGC or LMI for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

      (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of HoldCo Stock issuable with respect to the shares of UGC Common Stock or LMI Stock shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until those Certificates or Book-Entry Shares are surrendered as provided in this Article III. Upon surrender, there shall be issued and/or paid to the holder of the shares of HoldCo Stock issued in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those shares of HoldCo Stock with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those shares of HoldCo Stock with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.
      (d) No Fractional Shares. No certificates or scrip representing fractional shares of HoldCo Series A Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares evidencing UGC Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HoldCo. In lieu thereof, upon surrender of the applicable Certificates or Book-Entry Shares, HoldCo shall pay each holder of UGC Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of UGC Common Stock held at the Effective Time by such holder that have been converted into the Stock Consideration) would otherwise be entitled, by (ii) the closing price on the Nasdaq for a share of LMI Series A Stock on the last trading day immediately preceding the Effective Time.
      (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the stockholders of UGC and LMI on the first anniversary of the Effective Time shall be delivered to HoldCo, upon demand by HoldCo, and any stockholders of UGC or LMI who have not theretofore complied with this Article III shall thereafter look only to HoldCo for payment of their claim for any part of the Merger Consideration, any cash in lieu of fractional shares of HoldCo Series A Stock and any dividends or distributions with respect to HoldCo Stock.
      (f) No Liability. None of LMI, UGC or HoldCo shall be liable to any holder of shares of UGC Common Stock or LMI Stock for cash or shares of HoldCo Stock (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
      (g) Withholding. HoldCo and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of UGC Common Stock or shares of LMI Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HoldCo or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of UGC Common Stock or shares of LMI Stock in respect of which such deduction and withholding was made by HoldCo or the Exchange Agent.
      3.6     LMI Stock Options, Stock Appreciation Rights and Restricted Stock.
      (a) LMI Stock Options. Each of the then outstanding stock options, if any, to purchase shares of any series of LMI Common Stock (each, a “LMI Option”) issued by LMI pursuant to any LMI Plan, and any non-plan options to acquire shares of any series of LMI Common Stock issued by LMI pursuant to an option agreement or otherwise issued by LMI, will, by virtue of the LMI Merger, and without any further action on the part of any holder thereof, be converted into an option (a “Converted LMI Option”) to purchase a number of shares of the same series of HoldCo Common Stock equal to the number of shares of such series of LMI Common Stock subject to such LMI Option at the Effective Time, at an exercise price per share of the applicable series of HoldCo Common Stock equal to the exercise price per share of such LMI Option immediately prior to the Effective Time. The terms and conditions of each Converted LMI Option will otherwise remain as set forth in the

LMI Option converted into such Converted LMI Option. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.6(a) with respect to all options will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.
      (b) LMI Stock Appreciation Rights. Each of the then outstanding stock appreciation rights, if any, with respect to shares of any series of LMI Common Stock (each, a “LMI SAR”) issued by LMI pursuant to any LMI Plan, and any non-plan stock appreciation rights with respect to shares of any series of LMI Common Stock issued by LMI, will, by virtue of the LMI Merger, and without any further action on the part of any holder thereof, be converted into a stock appreciation right (a “Converted LMI SAR”) with respect to that number of shares of the same series of HoldCo Common Stock equal to the number of shares of the same series of LMI Common Stock that were subject to such LMI SAR at the Effective Time, at an exercise or base price per stock appreciation right equal to the exercise or base price of such Converted LMI SAR immediately prior to the Effective Time. The terms and conditions of each Converted LMI SAR will otherwise remain as set forth in the LMI SAR converted into such Converted LMI SAR. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.6(b) with respect to all stock appreciation rights will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.
      (c) LMI Restricted Stock. Each restricted share of LMI Common Stock (“LMI Restricted Stock”) granted pursuant to any LMI Plan and each restricted share of LMI Common Stock issued pursuant to individual awards not granted pursuant to any LMI Plan will, by virtue of the LMI Merger, and without any further action on the part of any holder thereof, be converted into one restricted share of the same series of HoldCo Common Stock, and will remain subject to the same restrictions applicable to such restricted share of LMI Common Stock immediately prior to the Effective Time.
      3.7     UGC Stock Options, Stock Appreciation Rights and Restricted Stock.
      (a) UGC Stock Options. Each of the then outstanding stock options, if any, to purchase shares of UGC Common Stock (each, a “UGC Option”) issued by UGC pursuant to any UGC Plan, and any non-plan options to acquire shares of UGC Common Stock set forth in Section 3.7 of the UGC Disclosure Letter issued by UGC pursuant to an option agreement or otherwise issued by UGC, will, by virtue of the UGC Merger, and without any further action on the part of any holder thereof, be converted into an option (a “Converted UGC Option”) to purchase that number of shares of HoldCo Series A Stock determined by multiplying the number of shares of UGC Common Stock subject to such UGC Option at the Effective Time by the Exchange Ratio, at an exercise price per share of HoldCo Series A Stock equal to the exercise price per share of such UGC Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent. If the foregoing calculation results in a Converted UGC Option being exercisable for a fraction of a share of HoldCo Series A Stock, then the number of shares of HoldCo Series A Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Converted UGC Option will otherwise remain as set forth in the UGC Option converted into such Converted UGC Option. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.7(a) with respect to all options will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.
      (b) UGC Stock Appreciation Rights. Each of the then outstanding stock appreciation rights, if any, with respect to shares of UGC Common Stock (each, a “UGC SAR”) issued by UGC pursuant to any UGC Plan, and any non-plan stock appreciation rights with respect to shares of UGC Common Stock set forth in Section 3.7 of the UGC Disclosure Letter or otherwise issued by UGC, will, by virtue of the UGC Merger, and without any further action on the part of any holder thereof, be converted into a stock appreciation right (a “Converted UGC SAR”) with respect to that number of shares of HoldCo Series A Stock equal to the number of shares of UGC Common Stock that were subject to such UGC SAR at the Effective Time multiplied by the Exchange Ratio, at an exercise or base price per stock appreciation right equal to (i) in the case of a UGC SAR issued in tandem with, and at the same base or exercise price as, UGC Options, the exercise price per share of the related Converted UGC Option as determined above and (ii) in the case of a free standing UGC SAR or a UGC SAR issued in tandem with, and at a different base or exercise price as, UGC Options, the amount determined by dividing the base or exercise price per share of such UGC SAR immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. If the foregoing calculation results in a Converted UGC SAR being exercisable with respect to a fraction of a share of HoldCo Series A Stock, then the number of shares of HoldCo Series A Stock in respect of such stock appreciation right will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Converted UGC SAR will otherwise remain as set forth in the UGC SAR converted into such Converted UGC SAR. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.7(b) with respect to all stock appreciation rights will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.
      (c) UGC Restricted Stock. Each restricted share of UGC Common Stock (“UGC Restricted Stock”) granted pursuant to any UGC Plan and each restricted share of UGC Common Stock issued pursuant to individual awards not granted pursuant to any UGC Plan will, by virtue of the UGC Merger, and without any further action on the part of any holder thereof, be converted into a number of restricted shares of HoldCo Series A Stock at the Exchange Ratio, and will remain subject to the same restrictions applicable to such restricted share of UGC Common Stock immediately prior to the Effective Time. If the foregoing calculation results in a restricted share of UGC Common Stock being convertible for a fraction of a share of HoldCo Series A Stock, then the number of shares of HoldCo Series A Stock to be issued will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share.
ARTICLE IV
CERTAIN ACTIONS
      4.1     Stockholder Meetings.
      (a) UGC, acting through the UGC Board, will, in accordance with applicable law, the UGC Charter and UGC’s Bylaws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date hereof, a meeting of UGC’s stockholders for the purpose of considering and voting upon this Agreement (the “UGC Special Meeting”). Except as otherwise required by the fiduciary duties of the UGC Board, at the UGC Special Meeting the UGC Board (with the approval of the Special Committee) will recommend to its stockholders the adoption of this Agreement; provided, that the inability or any refusal of the UGC Board to make such recommendation shall not relieve UGC of its obligation pursuant to the first sentence of this Section 4.1(a)
      (b) LMI, acting through the LMI Board, will, in accordance with applicable law, the LMI Charter and LMI’s Bylaws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date hereof, a meeting of LMI’s stockholders (the “LMI Special Meeting” and together with the UGC Special Meeting, the “Special Meetings”) for the purpose of considering and voting upon this Agreement. Except as otherwise required by the fiduciary duties of the LMI Board, at the LMI Special Meeting the LMI Board will recommend to its stockholders the adoption of this Agreement; provided, that the inability or refusal of the LMI Board to make such recommendation shall not relieve LMI of its obligation pursuant to the first sentence of this Section 4.1(b). LMI may take the actions contemplated by this Section 4.1(b) at either an annual or special meeting.
      4.2     Registration Statement and Other SEC Filings.
      (a) Joint Proxy Statement/ Prospectus and Registration Statement. As soon as reasonably practicable after the execution of this Agreement, (i) UGC and LMI will prepare and file with the SEC a preliminary joint proxy statement relating to the Special Meetings, (ii) UGC and LMI will prepare and file a joint Rule 13e-3 Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”), and (iii) HoldCo will prepare and file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of the HoldCo Common Stock issuable in the Mergers and of the HoldCo Common Stock issuable upon exercise of the Converted LMI Options and the Converted UGC Options. The joint proxy statement furnished to UGC’s stockholders in connection with the UGC Special Meeting and the joint proxy statement furnished to LMI’s stockholders in connection with the LMI Special Meeting will be included as part of the prospectus (the “Joint Proxy Statement/ Prospectus”) forming part of the Registration Statement. Each party hereto agrees to use commercially reasonable efforts to cooperate with each other party in connection with the preparation and filing of the preliminary joint proxy statement, the Joint Proxy Statement/ Prospectus, the Schedule 13E-3 and the Registration Statement, including providing information to the other parties with respect to itself as may be reasonably required in connection therewith. Each party hereto will use commercially reasonable efforts to respond to any comments of the SEC, to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time and to cause the Joint Proxy Statement/ Prospectus approved by the SEC to be mailed to UGC’s and LMI’s stockholders at the earliest practicable time.
      (b) SEC Comments; Amendments and Supplements. Each party will notify the other parties promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the preliminary joint proxy statement, the Joint Proxy Statement/ Prospectus, the Schedule 13E-3, the Registration Statement or any other related filing or for additional information related thereto, and will supply the others with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the preliminary joint proxy statement, the Joint Proxy Statement/ Prospectus, the Schedule 13E-3, the Registration Statement, the Mergers or any other filing relating thereto. The Joint Proxy Statement/ Prospectus, the Schedule 13E-3, the Registration Statement and such other filings will comply in all material respects with all applicable requirements of law. If at any time prior to the Effective Time, any event occurs relating to a party or its Subsidiaries or any of their respective officers, directors, partners or Affiliates that should be described in an amendment or supplement to the Joint Proxy Statement/ Prospectus, the Schedule 13E-3, the Registration Statement or any other related filing, the applicable party will inform the other parties promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of UGC or LMI, as applicable, such amendment or supplement. The parties shall cooperate and provide each other and the Special Committee with a reasonable opportunity to review and comment on any amendment or supplement to the preliminary joint proxy statement, the Joint Proxy Statement/ Prospectus, the Schedule 13E-3, the Registration Statement and any related filings.
      (c) Each of the preliminary joint proxy statement, the Joint Proxy Statement/ Prospectus, the Registration Statement, the Schedule 13E-3 and any amendments thereto shall be reasonably acceptable to the Special Committee.
      (d) Nasdaq Quotation. LMI and UGC shall use their respective commercially reasonable efforts to cause the shares of HoldCo Common Stock issuable to the UGC and LMI stockholders as Merger Consideration (including the shares of HoldCo Common Stock reserved for issuance with respect to Converted LMI Options, Converted LMI SARs, each share of LMI Restricted Stock converted pursuant to Section 3.6(c), Converted UGC Options, Converted UGC SARs and each share of UGC Restricted Stock converted pursuant to Section 3.7(c)) to be eligible for quotation on Nasdaq prior to the Effective Time.
      4.3     Identification of Affiliates. Promptly after the Special Meetings and before the Closing Date, each of UGC and LMI will deliver to HoldCo a letter identifying all Persons who, to such deliverer’s knowledge, at the time of the Special Meetings or at the Effective Time, may be deemed to be “affiliates” of UGC or LMI, as the case may be, for purposes of Rule 145 under the Securities Act. Each of UGC and LMI will use commercially reasonable efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to HoldCo, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 4.3, that such Person will not offer to sell or otherwise dispose of any shares of HoldCo Common Stock issued to such Person pursuant to the UGC Merger or LMI Merger, as the case may be, in violation of the Securities Act and the rules and regulations thereunder.
      4.4     Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party’s obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties will, and will cause their respective directors, officers and Subsidiaries, and use commercially reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an “Injunction”) of any type referred to in Section 8.1(d); (iii) taking such actions as may reasonably be required under applicable federal securities laws in connection with the issuance of the HoldCo Common Stock to be covered by the Registration Statement; and (iv) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no party will be required to pay any consideration (other than filing fees for any Governmental Filings), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or to any conditions or requirements that are materially adverse to its interests or materially burdensome. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party will provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.
      4.5     No Solicitations; Other Offers.
      (a) UGC shall not, nor shall it knowingly permit any of its officers, directors, representatives or agents to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage the submission of any Acquisition Proposal or (ii) engage in discussions or negotiations with any other Person to facilitate an Acquisition Proposal. From and after the date hereof, UGC and all of its officers, directors, employees, agents and advisors shall cease doing any of the foregoing. Nothing contained in this Agreement shall prevent the UGC Board from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal.
      (b) Notwithstanding the foregoing, UGC may, subject to a confidentiality agreement containing customary terms, engage in discussions or negotiations with, and furnish nonpublic information or access to, any Person in response to an unsolicited Acquisition Proposal or a request for information or access made incident to an unsolicited Acquisition Proposal if (i) UGC has prior to such response complied with the terms of Section 4.5(a) hereof and (ii) the UGC Board determines in good faith, after consultation with outside legal counsel, that the taking of such action is necessary to discharge its fiduciary duties under applicable law.
      (c) UGC will promptly (but in no event later than 24 hours) notify LMI if any Acquisition Proposal is made, indicating the identity of the offeror and the terms and conditions of such Acquisition Proposal. UGC shall keep LMI fully informed of all material developments regarding such Acquisition Proposal.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF UGC
      UGC hereby represents and warrants to HoldCo and to LMI as follows:
      5.1     Organization and Qualification. UGC and each Significant UGC Subsidiary (as defined below) is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. UGC and each Significant UGC Subsidiary has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a UGC Material Adverse Effect. UGC and each Significant UGC Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a UGC Material Adverse Effect. A “Significant UGC Subsidiary” means any Subsidiary of UGC that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.
      5.2     Authorization and Validity of Agreement.
      (a) UGC has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the UGC Stockholder Approval, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by UGC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the UGC Board (with the approval of the Special Committee) and by all other necessary corporate action on the part of UGC, subject, in the case of the consummation by it of the UGC Merger, to obtaining the UGC Stockholder Approval. This Agreement has been duly executed and delivered by UGC and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of UGC, enforceable against UGC in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).
      (b) The Special Committee and the UGC Board, based on the recommendation of the Special Committee, has (i) approved this Agreement and the UGC Merger and, (ii) determined that the UGC Merger is fair to and in the best interests of UGC’s stockholders (other than LMI and its Affiliates), and the UGC Board, based on the recommendation of the Special Committee, recommended that the stockholders of UGC adopt this Agreement and approve the UGC Merger.
      5.3     Capitalization; Stock Option Vesting Acceleration. Except as set forth in Section 5.3 of the UGC Disclosure Letter:

(a) The authorized capital stock of UGC consists of (i) 1,000,000,000 shares of UGC Class A Stock, (ii) 1,000,000,000 shares of UGC Class B Stock, (iii) 400,000,000 shares of UGC Class C Stock and (iv) 10,000,000 shares of UGC Preferred Stock, issuable in series.

(b) As of the close of business on December 31, 2004, (i) 413,206,357 shares of UGC Class A Stock were issued and outstanding, (ii) 10,493,461 shares of UGC Class B Stock were issued and outstanding, (iii) 379,603,223 shares of UGC Class C Stock were issued and outstanding, (iv) no shares of UGC Preferred Stock were issued and outstanding and no action had been taken by the UGC Board with respect to the designation of the rights and preferences of any series of UGC Preferred Stock and (v) 13,174,660 shares of UGC Class A Stock were held in treasury or by Wholly Owned Subsidiaries of UGC and no other shares of UGC Common Stock or UGC Preferred Stock were held in the treasury of UGC or held by Subsidiaries of UGC. Except as set forth in the preceding sentence or in clause (e) below, at the close of business on December 31, 2004, no shares of capital stock or other securities or other equity interests of UGC and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to UGC were issued, reserved for issuance or outstanding. Except as set forth in the UGC SEC Filings filed with the SEC and publicly available prior to the date of this Agreement or in clause (e) below, at the close of business on December 31, 2004, no shares of capital stock or other securities or other equity interests of any Significant UGC Subsidiary and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to any Significant UGC Subsidiary were issued, reserved for issuance or outstanding. Since the close of business on December 31, 2004, no shares of capital stock or other securities or other equity interests of UGC and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to UGC or any Significant UGC Subsidiary have been issued other than shares of UGC Common Stock issued (A) upon exercise of the options or rights referred to in clause (e)(ii) below in accordance with their terms or (B) upon conversion of UGC Convertible Notes outstanding at the close of business on December 31, 2004 in accordance with their terms.

(c) All outstanding shares of UGC Common Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of UGC is entitled to preemptive rights with respect to the issuance thereof, except that LMI and its Affiliates are entitled to certain contractual preemptive rights with respect to the issuance of shares of UGC Class A Stock and certain rights to acquire shares of UGC Class A Stock.

(d) There are no issued or outstanding bonds, debentures, notes or other Indebtedness of UGC or any of its Subsidiaries that have the right to vote (or that are convertible into other securities having the right to vote, other than the UGC Convertible Notes) on any matters on which stockholders of UGC may vote (the “Voting Debt”).

(e) There are no, and immediately after the Effective Time there will be no, outstanding or authorized subscriptions, options, warrants, securities, calls, rights, commitments or any other Contracts of any character to or by which UGC or any Significant UGC Subsidiary is a party or is bound that, directly or indirectly, obligate, or after the Effective Time will obligate, UGC or any Significant UGC Subsidiary or HoldCo (contingently or otherwise) to issue, deliver or sell or cause to be issued, delivered or sold any shares of UGC Common Stock or any UGC Preferred Stock or other capital stock, securities, equity interests or Voting Debt of UGC or any Significant UGC Subsidiary or HoldCo, any securities convertible into, or exercisable or exchangeable for, or evidencing the right (contingent or otherwise) to subscribe for any such shares, securities, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating UGC or any Significant UGC Subsidiary or HoldCo to grant, extend or enter into any such subscription, option, warrant, security, call, right or Contract (collectively, “Convertible Securities”), other than (i) the UGC Convertible Notes, (ii) options or other rights representing in the aggregate the right to purchase or otherwise acquire on the date of this Agreement up to 45,594,482 shares of UGC Class A Stock and 3,000,000 shares of UGC Class B Stock and (iii) Convertible Securities relating to Significant UGC Subsidiaries that were outstanding on January 1, 2002. Neither UGC nor any Significant UGC Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

(f) Except as disclosed in the UGC SEC Filings filed with the SEC and publicly available prior to the date of this Agreement, neither UGC nor any of the Significant UGC Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors that require or permit the issuance, sale, purchase or grant of any capital stock, securities or other equity interests or Voting Debt of UGC or any Significant UGC Subsidiary, or any phantom shares, phantom equity interests or stock or equity appreciation rights or any Convertible Securities of UGC or any Significant UGC Subsidiary.

(g) The UGC Board has adopted a resolution stating that the transactions contemplated by this Agreement do not constitute a change of control or any comparable event which would permit or result in an acceleration of vesting or exercisability of any outstanding awards (including UGC Options, UGC SARs and UGC Restricted Stock) under any UGC Plan.
      5.4     Reports and Financial Statements. Except as set forth in Section 5.4 of the UGC Disclosure Letter, UGC has filed on a timely basis all forms, reports and documents with the SEC required to be filed by it under the Securities Act or the Exchange Act since January 1, 2002 (collectively, other than preliminary material, the “UGC SEC Filings”). As of their respective dates, each of the UGC SEC Filings complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, and none of the UGC SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the SEC, the financial statements (including the related notes) included in the UGC SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of UGC and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as disclosed in the UGC SEC Filings filed and publicly available prior to the date hereof, UGC and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of UGC and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (a) liabilities incurred in the ordinary course of business, (b) liabilities incurred in accordance with Section 7.3, (c) liabilities for Taxes or (d) liabilities that, individually or in the aggregate, would not reasonably be expected to have a UGC Material Adverse Effect. For purposes of this section, the term “timely” shall have the meaning set forth in General Instruction I.A.3(b) to Form S-3.
      5.5     No Approvals or Notices Required; No Conflict with Instruments. Except as set forth in Section 5.5 of the UGC Disclosure Letter, the execution and delivery by UGC of this Agreement do not, and the performance by UGC of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

(i) assuming the UGC Stockholder Approval is obtained, conflict with or violate the UGC Charter or UGC’s Bylaws, or the charter or bylaws of any Significant UGC Subsidiary, or any other instrument or document governing any Significant UGC Subsidiary that is not a corporation;

(ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (a “Government Consent”) or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a “Governmental Filing”), in each case on the part of or with respect to UGC or any Subsidiary of UGC, except for (A) the filing with the SEC of the Registration Statement, the Schedule 13E-3 and the Joint Proxy Statement/ Prospectus and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the UGC Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which UGC is qualified to do business, (C) such Government Consents and Governmental Filings as will have been obtained or made prior to the Effective Time and (D) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a UGC Material Adverse Effect;

(iii) assuming the UGC Stockholder Approval is obtained, require, on the part of UGC or any Subsidiary of UGC, any consent by or approval or authorization of (a “Contract Consent”) or notice to (a “Contract Notice”) any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except where the failure to obtain such Contract Consent or to give such Contract Notice will not, either individually or in the aggregate, have a UGC Material Adverse Effect;

(iv) conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a “put” or “call” right or a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien, Restriction or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation, suspension, modification or acceleration, loss or creation, a “Violation”) any contract (including any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature (each, a “Contract”)) to which UGC or any Subsidiary of UGC is a party, by which UGC or any Subsidiary of UGC or any of their respective assets or properties is bound or affected or pursuant to which UGC or any Subsidiary of UGC is entitled to any rights or benefits (including any Licenses), except for such Violations (other than Violations in respect of the UGC Indenture) which would not, individually or in the aggregate, have a UGC Material Adverse Effect; or

(v) assuming the UGC Stockholder Approval is obtained and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to UGC, any Subsidiary of UGC or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a UGC Material Adverse Effect.

      5.6     Absence of Certain Changes or Events. Except as set forth in Section 5.6 of the UGC Disclosure Letter and as otherwise disclosed in the UGC SEC Filings filed with the SEC and publicly available prior to the date hereof, since September 30, 2004, (a) there has not been any material adverse change in the business, properties, operations or financial condition of UGC and its Subsidiaries taken as a whole, and no event has occurred and no condition exists that, individually or together with other events or conditions, has had or is reasonably likely to have a UGC Material Adverse Effect and (b) no action has been taken by UGC or any Subsidiary of UGC that, if Section 7.3 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of LMI, and no Contract to take any such action was entered into during such period.
      5.7     Registration Statement; Schedule 13E-3; Joint Proxy Statement/ Prospectus. None of the information supplied or to be supplied by UGC in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or the Schedule 13E-3 or any amendment or supplement thereto will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/ Prospectus or any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed and, in the case of the Joint Proxy Statement/ Prospectus or any amendment or supplement thereto, at the time of mailing to stockholders of UGC and LMI and at the times of the Special Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to UGC will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by UGC or its counsel a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement, the Schedule 13E-3 and the Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.
      5.8     Legal Proceedings. Except as otherwise disclosed in the UGC SEC Filings filed with the SEC and publicly available prior to the date hereof, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of UGC, threatened against UGC or any of its Subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or would reasonably be anticipated to, have a UGC Material Adverse Effect.
      5.9     Compliance with Laws. Except as otherwise disclosed in the UGC SEC Filings filed with the SEC and publicly available prior to the date hereof, neither UGC nor any of its Subsidiaries is in violation of, and UGC and its Subsidiaries have not received any notices of violations with respect to, any Licenses, laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a UGC Material Adverse Effect.
      5.10     Tax Matters.
      (a) To the knowledge of UGC, neither UGC nor any of its Subsidiaries has taken or agreed to take any action that would prevent the UGC Merger from constituting an exchange qualifying under Section 351 of the Code. UGC is not aware of any agreement, plan or other circumstance that would prevent the UGC Merger from qualifying under Section 351 of the Code.
      (b) UGC and each of its Subsidiaries have timely filed all Tax Returns that they were required to file, other than any Tax Returns the failure to file would not, individually or in the aggregate, have a UGC Material Adverse Effect. UGC and each of its Subsidiaries have paid all Taxes due, other than Taxes adequate reserves for which have been made in UGC’s financial statements and Taxes the failure to pay would not, individually or in the aggregate, have a UGC Material Adverse Effect.

      (c) There are no claims or assessments pending against UGC or any of its Subsidiaries for any alleged deficiency in any Tax, and UGC has not been notified in writing of any proposed Tax claims or assessments against UGC or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the UGC financial statements have been established and claims or assessments which would not, individually or in the aggregate, have a UGC Material Adverse Effect).
      (d) There are no Liens or Restrictions on any of the assets or properties of UGC or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens or Restrictions which would not, individually or in the aggregate, have a UGC Material Adverse Effect).
      (e) Neither UGC nor any of its Subsidiaries (x) except as set forth in Section 5.10(e) of the UGC Disclosure Letter, is bound by any Tax allocation or Tax sharing agreement which applies to U.S. federal or state income Taxes, or (y) has any liabilities under any Tax allocation or Tax sharing agreement (except for any liabilities which would not, individually or in the aggregate, have a UGC Material Adverse Effect).
      (f) Neither UGC nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
      5.11     Employee Matters.
      (a) To the knowledge of UGC, each UGC Plan intended to be qualified under Section 401(a) of the Code continues to satisfy the requirements for such qualification.
      (b) Each UGC Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a UGC Material Adverse Effect.
      (c) There has been no event or circumstance that has resulted in any material liability being asserted by any UGC Plan, the Pension Benefit Guaranty Corporation or any other Person or entity under Title IV of ERISA or Section 412 of the Code against UGC or any UGC ERISA Affiliate and there has not been any event or circumstance that could reasonably be expected to result in any liability which individually or in the aggregate would have a UGC Material Adverse Effect.
      (d) There is no contract, agreement, plan or arrangement to which UGC or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of UGC or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code solely as a result of the transactions contemplated hereby.
      5.12     Brokers or Finders. No investment banker, broker, finder, consultant or intermediary is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Mergers and the other transactions contemplated hereby based upon arrangements made by or on behalf of UGC other than Morgan Stanley & Co. Incorporated (“Morgan Stanley”).
      5.13     Fairness Opinion. The Special Committee has received the opinion, dated January 17, 2005, of Morgan Stanley to the effect that the consideration to be received by the holders of shares of UGC Class A Stock (other than LMI or its Affiliates) as contemplated by Section 3.3(b) for the conversion of UGC Common Stock into HoldCo Series A Stock and/or cash pursuant to the UGC Merger is fair as of the date of the opinion, from a financial point of view, to such holders (other than LMI or its Affiliates) (the “UGC Fairness Opinion”). A true and complete copy of the UGC Fairness Opinion (which includes a consent to the inclusion in its entirety of a copy of the UGC Fairness Opinion in any documents required to be filed by UGC with the SEC with respect to the Mergers, which consent has not been withdrawn) has been delivered to LMI.
      5.14     Vote Required. The only vote of stockholders of UGC required under the DGCL, the UGC Charter, UGC’s Bylaws and the rules and regulations of the NASD in order for UGC to validly perform its obligations under this Agreement is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of UGC Common Stock voting together as a single class (the “UGC Stockholder Approval”). This Agreement also requires, as a condition to the Closing, that the holders of more than fifty percent (50%) of the voting power of the outstanding shares of UGC Common Stock entitled to be voted at the UGC Special Meeting, other than any shares of UGC Common Stock beneficially owned by LMI, LMC or any of their respective Subsidiaries or any of the executive officers or directors of LMI, LMC or UGC, shall have voted in favor of the UGC Merger (the “Minority Approval”).
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF LMI
      LMI hereby represents and warrants to UGC as follows:
      6.1     Organization and Qualification. Each of LMI, each Significant LMI Subsidiary (as defined below), HoldCo, LMI Merger Sub and UGC Merger Sub is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. LMI and each Significant LMI Subsidiary has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where such failure, individually or in the aggregate, has not had and would not reasonably be expected to have a LMI Material Adverse Effect. LMI and each Significant LMI Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a LMI Material Adverse Effect. A “Significant LMI Subsidiary” means any Subsidiary of LMI that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.
      6.2     Authorization and Validity of Agreement.
      (a) Each of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub has all requisite corporate power and authority to enter into this Agreement and, in the case of LMI subject to obtaining the LMI Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub of this Agreement and the consummation by each of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub of the transactions contemplated hereby have been duly authorized by each of their respective board of directors, and by all other necessary corporate action on the part of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub subject, in the case of the consummation by LMI of the LMI Merger, to the LMI Stockholder Approval. This Agreement has been duly executed and delivered by each of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of each of LMI, HoldCo, LMI Merger Sub and UGC Merger Sub, enforceable against each such party in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).
      (b) The LMI Board has (i) approved this Agreement and the LMI Merger, (ii) determined that the LMI Merger is fair to and in the best interests of LMI’s stockholders and (iii) recommended that the stockholders of LMI adopt this Agreement and approve the LMI Merger.
      6.3     Capitalization of LMI; Stock Option Vesting Acceleration.
      (a) The authorized capital stock of LMI consists of (i) 1,050,000,000 shares of common stock, $.01 par value, of which 500,000,000 shares are designated LMI Series A Stock, 50,000,000 shares are designated LMI Series B Stock and 500,000,000 shares are designated as LMI Series C Stock and (ii) 50,000,000 shares of LMI Preferred Stock.
      (b) As of the close of business on December 31, 2004, (i) 165,514,962 shares of LMI Series A Stock, 7,264,300 shares of LMI Series B Stock and no shares of LMI Series C Stock (in each case net of shares held in treasury and shares held by Subsidiaries of LMI all of the common stock of which is beneficially owned by LMI) were issued and outstanding, and (ii) no shares of LMI Preferred Stock were issued and outstanding.

      (c) All outstanding shares of LMI Series A Stock and LMI Series B Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of LMI is entitled to preemptive rights.
      (d) As of the close of business on December 31, 2004, there were no options, warrants or other rights to acquire LMI Series A Stock (or securities convertible into or exercisable or exchangeable for LMI Series A Stock) from LMI, other than (i) the right of the holders of LMI Series B Stock to convert shares of LMI Series B Stock into LMI Series A Stock, pursuant to the LMI Charter, and (ii) options or other rights representing in the aggregate the right to purchase or otherwise acquire up to 1,761,123 shares of LMI Series A Stock (which excludes 1,498,154 options to acquire LMI Series B Stock that can be exercised for LMI Series A Stock, on a one-for-one basis, at the option of the holder) and 3,066,716 shares of LMI Series B Stock (which includes 1,498,154 options to acquire LMI Series B Stock that can be exercised for LMI Series A Stock, on a one-for-one basis, at the option of the holder), pursuant to a LMI employee benefit plan or otherwise. All other material information about the capitalization of LMI has been disclosed in the LMI SEC Filings.
      (e) The LMI Board has adopted a resolution stating that the transactions contemplated by this Agreement do not constitute a change of control or any comparable event which would permit or result in an acceleration of vesting or exercisability of any outstanding awards (including LMI Options, LMI SARs and LMI Restricted Stock) under any LMI Plan.
      6.4     LMI Reports and Financial Statements. LMI has filed on a timely basis all forms, reports and documents with the SEC required to be filed by it under the Securities Act or the Exchange Act since June 1, 2004 (collectively, together with the Form 10, dated May 28, 2004, filed by LMI and other than preliminary material, the “LMI SEC Filings”). As of their respective dates, each of the LMI SEC Filings complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, and none of the LMI SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding UGC included in the LMI SEC Filings which was furnished by UGC expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the LMI SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of LMI and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as disclosed in the LMI SEC Filings filed with the SEC and publicly available prior to the date hereof, from September 30, 2004 to the date of this Agreement, LMI and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of LMI and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (a) liabilities incurred in the ordinary course of business, (b) liabilities for Taxes or (c) liabilities that, individually or in the aggregate, would not reasonably be expected to have a LMI Material Adverse Effect. For purposes of this section, the term “timely” shall have the meaning set forth in General Instruction I.A.3(b) to Form S-3. A form, report or document filed or that should have been filed by LMI shall not in any event be considered untimely if the delay in such filing arose as a result of actions by UGC or any of its Subsidiaries.
      6.5     No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by LMI of this Agreement do not, and the performance by LMI of its obligations hereunder and the consummation of the transactions contemplated hereby will not:
      (i) assuming the LMI Stockholder Approval is obtained, conflict with or violate the LMI Charter or LMI’s Bylaws, or the charter or bylaws of any Significant LMI Subsidiary, or any other instrument or document governing any Significant LMI Subsidiary that is not a corporation;
      (ii) require any Government Consent or Governmental Filing on the part of or with respect to LMI or any Subsidiary of LMI, except for (A) the filing with the SEC of the Registration Statement, the Schedule 13E-3 and

the Joint Proxy Statement/ Prospectus and such reports under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the LMI Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities or other states in which LMI is qualified to do business, (C) appropriate filings with and consents or approvals of the Federal Communications Commission and the Puerto Rico Telecommunications Regulatory Board, or (D) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a LMI Material Adverse Effect;
      (iii) require on the part of LMI or any Subsidiary of LMI any Contract Consent or Contract Notice to any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except where the failure to obtain such Contract Consent or to give such Contract Notice will not, either individually or in the aggregate, have a LMI Material Adverse Effect or prevent or materially delay the consummation of the Mergers;
      (iv) result in a Violation of any Contract to which LMI or any Subsidiary of LMI is a party, by which LMI or any Subsidiary of LMI or any of their respective assets or properties is bound or affected or pursuant to which LMI or any Subsidiary of LMI is entitled to any rights or benefits (including any Licenses), except for such Violations which would not, individually or in the aggregate, have a LMI Material Adverse Effect; or
      (v) assuming adoption of this Agreement at the LMI Special Meeting by the requisite vote of LMI’s stockholders, and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 6.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to LMI, any Subsidiary of LMI or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a LMI Material Adverse Effect.
      6.6     Absence of Certain Changes or Events.
      (a) Except as otherwise disclosed in the LMI SEC Filings filed with the SEC and publicly available prior to the date hereof and subject to the accuracy of the representation and warranty made by UGC in Section 5.6, since September 30, 2004 (a) there has not been any material adverse change in the business, properties, operations or financial condition of LMI and its Subsidiaries (for this purpose including UGC and its Subsidiaries) taken as a whole, and no event has occurred and no condition exists that, individually or together with other events or conditions, has had or is reasonably likely to have, a LMI Material Adverse Effect and (b) no action has been taken by LMI that, if Section 7.12 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of UGC, and no Contract to take any such action was entered into during such period.
      (b) Except as otherwise disclosed in the LMI SEC Filings filed with the SEC prior to the date hereof, since September 30, 2004 there has not been a material adverse change in the business, properties, operations or financial condition of the Japanese Businesses, taken as a whole, other than any such change arising out of or resulting from (i) general business or economic conditions in Japan or from general changes in or affecting the industries in which the Japanese Businesses operate (except to the extent any such change has a disproportionate impact on the Japanese Businesses), (ii) any changes in applicable generally accepted accounting principals that affect generally entities such as the Japanese Businesses or (iii) the conduct of, or failure to conduct or successfully complete, any public offering of shares by any of the Japanese Businesses
      6.7     Registration Statement; Schedule 13E-3; Joint Proxy Statement/ Prospectus. None of the information supplied or to be supplied by LMI in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or the Schedule 13E-3 or any amendment or supplement thereto will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/ Prospectus or any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed and, in the case of the Joint Proxy Statement/ Prospectus or any amendment or supplement thereto, at the time of mailing to stockholders of UGC and LMI and at the times of the Special Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to LMI will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by LMI or its counsel a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement, the Schedule 13E-3 and the Joint Proxy Statement/ Prospectus and the furnishing thereof by LMI will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.
      6.8     Legal Proceedings. Except as otherwise disclosed in the LMI SEC Filings filed with the SEC and publicly available prior to the date hereof, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of LMI, threatened against LMI or any of its Subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or would reasonably be anticipated to, have a LMI Material Adverse Effect.
      6.9     Compliance with Laws. Except as otherwise disclosed in the LMI SEC Filings filed with the SEC and publicly available prior to the date hereof, neither LMI nor any of its Subsidiaries is in violation of, and LMI and its Subsidiaries have not received any notices of violations with respect to, any Licenses, laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a LMI Material Adverse Effect.
      6.10     Tax Matters.
      (a) To the knowledge of LMI, neither LMI nor any of its Subsidiaries has taken or agreed to take any action that would prevent the LMI Merger from constituting a reorganization qualifying under Section 368(a) of the Code. LMI is not aware of any agreement, plan or other circumstance that would prevent the LMI Merger from qualifying under Section 368(a) of the Code.
      (b) LMI and its Subsidiaries have not taken or failed to take any action, and LMI and its Subsidiaries have no plan or intention to take any action or fail to take any action, in each case, which would reasonably be expected to give rise to an indemnity claim against LMI pursuant to Section 2.5 or Section 9.2 of the Tax Sharing Agreement, dated June 1, 2004, between LMI and LMC (other than, in each case, indemnity claims which would not, individually or in the aggregate, have a LMI Material Adverse Effect).
      (c) LMI and each of its Subsidiaries have timely filed all Tax Returns that they were required to file, other than any Tax Returns the failure to file would not, individually or in the aggregate, have a LMI Material Adverse Effect. LMI and each of its Subsidiaries have paid all Taxes due, other than Taxes adequate reserves for which have been made in LMI’s financial statements and Taxes the failure to pay would not, individually or in the aggregate, have a LMI Material Adverse Effect.
      (d) There are no claims or assessments pending against LMI or any of its Subsidiaries for any alleged deficiency in any Tax, and LMI has not been notified in writing of any proposed Tax claims or assessments against LMI or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the LMI financial statements have been established and claims or assessments which would not, individually or in the aggregate, have a LMI Material Adverse Effect.)
      (e) There are no Liens or Restrictions on any of the assets or properties of LMI or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens or Restrictions which would not, individually or in the aggregate, have a LMI Material Adverse Effect).
      (f) Neither LMI nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

      6.11     Employee Matters.
      (a) To the knowledge of LMI, each LMI Plan intended to be qualified under Section 401(a) of the Code continues to satisfy the requirements for such qualification.
      (b) Each LMI Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a LMI Material Adverse Effect.
      (c) There has been no event or circumstance that has resulted in any material liability being asserted by any LMI Plan, the Pension Benefit Guaranty Corporation or any other Person or entity under Title IV of ERISA or Section 412 of the Code against LMI or any LMI ERISA Affiliate and there has not been any event or circumstance that could reasonably be expected to result in any liability which individually or in the aggregate would have a LMI Material Adverse Effect.
      (d) There is no contract, agreement, plan or arrangement to which LMI or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of LMI or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code solely as a result of the transactions contemplated hereby.
      6.12     Brokers or Finders. No investment banker, broker, finder, consultant or intermediary is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the LMI Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of LMI or LMI Merger Sub other than Banc of America Securities LLC.
      6.13     Fairness Opinion. The CMI Board has received the opinion, dated January 17, 2005, of Banc of America Securities LLC to the effect that the consideration to be received by the holders of LMI Common Stock, other than any affiliates of LMI, pursuant to the transactions contemplated by the Mergers is fair as of the date of the opinion, from a financial point of view, to the holders of LMI Common Stock, other than any affiliates of LMI (the “LMI Fairness Opinion”). A true and complete copy of the LMI Fairness Opinion (which includes a consent to the inclusion in its entirety of a copy of the LMI Fairness Opinion in any documents required to be filed by LMI with the SEC with respect to the Mergers, which consent has not been withdrawn) has been delivered to UGC.
      6.14     Vote Required. The only vote of stockholders of LMI required under the DGCL, the LMI Charter, LMI’s Bylaws and the rules and regulations of the NASD in order for LMI to validly perform its obligations under this Agreement is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of LMI Common Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock or other securities of LMI is required thereby (the “LMI Stockholder Approval”).
      6.15     Merger Subsidiaries. Each of HoldCo, UGC Merger Sub and LMI Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities, conducted operations other than in connection with the transactions contemplated hereby, incurred any liabilities other than in connection with the transactions contemplated hereby or owned any assets or property (other than, in the case of HoldCo, owning all of the outstanding capital stock of UGC Merger Sub and LMI Merger Sub).
ARTICLE VII
TRANSACTIONS PRIOR TO CLOSING
      7.1     Information and Access.
      (a) From the date hereof to the Effective Time, upon reasonable notice, each of UGC and LMI will (and will cause its Subsidiaries, and use commercially reasonable efforts to cause its accountants and Affiliates, to) afford to the officers, employees, counsel, bankers, accountants and other authorized representatives of the other reasonable access during normal business hours and upon reasonable prior notice to all its properties, personnel, books and records and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request consistent with its rights and obligations under this Agreement. No investigation pursuant to this Section 7.1 shall affect or otherwise obviate or diminish any representations or warranties of any party or conditions to the obligations of any party.
      (b) Each of UGC and LMI will hold all information furnished by or behalf of the other party or its representatives pursuant to Section 7.1(a) in confidence in accordance with the provisions of the nondisclosure agreement, dated January 12, 2005, between UGC and LMI.
      7.2     Public Announcements. No party will or will permit any of its Subsidiaries to (and each party will use commercially reasonable efforts to cause its Affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other parties (which consent will not be unreasonably withheld or delayed), except to the extent required by applicable law or the applicable requirements of the NASD (and in either such case such party will, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).
      7.3     Conduct of UGC’s Business Pending the Effective Time. UGC will, and will cause each of its Subsidiaries to, except (x) as to Approved Matters, (y) any matters contemplated in the most recent budget adopted by the UGC Board (provided such budget itself is an Approved Matter) and (z) as permitted, required or specifically contemplated by this Agreement or Section 7.3 of the UGC Disclosure Letter, required by any change in applicable law or consented to or approved in writing by LMI (which consent or approval will not be unreasonably withheld or delayed) during the period commencing on the date hereof and ending at the Effective Time:

(a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

(b) submit to a vote of its board of directors (or executive committee thereof) or other governing body any matter of a nature or in any amount that, consistent with past practices or existing board or other governing body resolutions or policies, would have been required, or would have been expected, to be submitted to such a vote prior to the date hereof;

(c) not (i) make any change or amendments in its charter, bylaws or partnership agreement or other governing instrument or document (as the case may be); (ii) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, other than shares of UGC Common Stock issued upon exercise of UGC Options, conversion of UGC Convertible Notes or upon the exercise of other rights outstanding as of the date hereof under UGC Plans or otherwise disclosed pursuant to this Agreement, in accordance with the terms thereof; (iii) split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any Wholly-Owned Subsidiary of UGC to UGC or another Wholly-Owned Subsidiary of UGC); (iv) redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of UGC or any Subsidiary of UGC; (v) make any other changes in its capital or ownership structure; (vi) sell or grant a Lien or Restriction with respect to any stock, equity or partnership interest owned by it in any Subsidiary of UGC; or (vii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

(d) not (i) enter into any new employment agreements with or increase the compensation of (x) any officer or director of UGC or (y) any member of senior executive management of any Subsidiary whose annual income exceeds $100,000 per annum, other than as required by written agreements in effect on the date hereof, (ii) establish, amend or modify any UGC Plan or any other employee benefit plan, except in the ordinary course of business, consistent with past practice and to the extent not material and except to the extent required by any applicable law or the existing terms of such UGC Plan or by the provisions of this Agreement; (iii) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for capital expenditures in the most recent capital budget for UGC and its Subsidiaries approved by the UGC Board (provided such budget itself is an Approved Matter) or (iv) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

(e) not incur (which will not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any material amount of Indebtedness for borrowed money or guarantee any such Indebtedness other than in the ordinary course of business; provided, however, that the foregoing will not prohibit any renewal, extension, amendment or refinancing of existing Indebtedness (provided there is no increase in the interest rate or the principal amount of such Indebtedness);

(f) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets that are material, individually or in the aggregate, to UGC and its Subsidiaries taken as a whole, other than in the ordinary course of business;

(g) not make any material change in any accounting, financial reporting or Tax practice or policy;

(h) not take any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in Article VIII not being fulfilled; and

(i) not authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
      7.4     Expenses. Whether or not the Merger is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with the printing and mailing of each of the Joint Proxy Statement/ Prospectus, the Registration Statement (and any amendment or supplement thereto) and the prospectus included in the Registration Statement (and any amendment or supplement thereto) will be borne equally by LMI and UGC.
      7.5     Indemnification.
      (a) Indemnification of UGC Directors and Officers. From and after the Effective Time, the UGC Surviving Corporation will indemnify, defend and hold harmless the present and former directors and officers of UGC (when acting in such capacity) and any of its Subsidiaries, and any Person who is or was serving at the request of UGC as a director or officer of another Person (when acting in such capacity) (individually a “UGC Indemnified Party” and, collectively, the “UGC Indemnified Parties”) against all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by a UGC Indemnified Party under this Section 7.5), liabilities or judgments or amounts that are paid in settlement with the approval of the UGC Surviving Corporation (which approval will not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director or officer of UGC, pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“UGC Indemnified Liabilities”), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by UGC pursuant to the UGC Charter, the UGC Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of UGC and its Subsidiaries.

      (b) Indemnification of LMI Directors and Officers. From and after the Effective Time, the LMI Surviving Corporation will indemnify, defend and hold harmless the present and former directors and officers of LMI (when acting in such capacity) and any of its Subsidiaries, and any Person who is or was serving at the request of LMI as a director or officer of another Person (when acting in such capacity) (individually a “LMI Indemnified Party” and, collectively, the “LMI Indemnified Parties”) against all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by a LMI Indemnified Party under this Section 7.5), liabilities or judgments or amounts that are paid in settlement with the approval of the LMI Surviving Corporation (which approval will not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director or officer of LMI, pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“LMI Indemnified Liabilities”), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by LMI pursuant to the LMI Charter and LMI’s Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of LMI and its Subsidiaries.
      (c) Survival of Existing Indemnification Rights. The parties agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Claim”), existing in favor of the Indemnified Parties as provided in the UGC Charter or UGC’s Bylaws or LMI Charter or LMI’s Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of UGC’s or LMI’s Subsidiaries, as in effect as of the date hereof, will survive the Mergers and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period will continue until the final disposition of such Claim.
      (d) Survival. This Section 7.5 will survive the consummation of the Mergers. The provisions of this Section 7.5 are intended to be for the benefit of and will be enforceable by each of the UGC Indemnified Parties and the LMI Indemnified Parties, and their respective heirs and legal representatives, and will be binding on UGC Surviving Corporation and LMI Surviving Corporation, as applicable, and each of their respective successors and assigns.
      7.6     Notification of Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct in any material respect as of the date hereof or will be untrue and incorrect in any material respect at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or is reasonably likely to result, in the failure of any condition set forth in Article VIII, any covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of UGC or LMI, as the case may be, to satisfy any condition or comply with, in any material respect, any covenant or agreement to be satisfied or complied with by it hereunder, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (v) any notice of, or other communication relating to, any litigation referred to in Section 7.7 or any order or judgment entered or rendered therein; provided, however, that the delivery of any notice pursuant to this Section 7.6 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
      7.7     Defense of Litigation. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. No party will settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the written consent of the other parties (which consent will not be unreasonably withheld or delayed). Each of the parties further agrees to use commercially reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.
      7.8     Actions by LMI. Subject to the terms and conditions of this Agreement, LMI shall cause shares of UGC Common Stock beneficially owned by it to be voted in favor of the adoption of this Agreement at the UGC Special Meeting.
      7.9     Section 16 Matters. Assuming that UGC and LMI deliver to HoldCo the Section 16 Information (as defined below) reasonably in advance of the Effective Time, the Board of Directors of HoldCo, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by the Insiders (as defined below) of UGC and LMI of HoldCo Common Stock in exchange for shares of UGC Common Stock or shares of LMI Common Stock, as the case may be, or shares of HoldCo Common Stock upon exercise of stock option or stock appreciation rights or vesting of restricted stock, as the case may be, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information provided by UGC and LMI to HoldCo prior to the Effective Times, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. “Section 16 Information” shall mean information accurate in all material respects regarding the Insiders of a Person, the number of shares of the capital stock held by each such Insider, and the number and description of options, stock appreciate rights, restricted shares and other stock-based awards held by each such Insider. “Insiders”, with respect to a Person, shall mean those officers and directors of such Person who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.
      7.10     Tax Treatment of Transactions. Each of the parties (a) shall use their commercially reasonable efforts to cause the LMI Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and, when viewed as a collective whole with the LMI Merger, the conversion of shares of UGC Common Stock into shares of HoldCo Series A Stock that is effected pursuant to the UGC Merger to qualify as an exchange within the meaning of Section 351 of the Code, (b) will not take any action, and will not permit any of its Controlled Affiliates to take any action, that would cause the LMI Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code or the conversion of shares of UGC Common Stock into shares of HoldCo Series A Stock that is effected pursuant to the UGC Merger not to qualify as an exchange within the meaning of Section 351 of the Code, and (c) will cooperate with the law firms that are to render the opinions referred to in Sections 8.1(e), 8.2(e) and 8.3(d) by providing appropriate certifications as to factual matters.
      7.11     State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the Mergers, LMI and UGC shall each take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Mergers.
      7.12     Conduct of LMI. LMI will not declare, make or pay any dividend or distribution on or in respect of its capital stock (other than in shares of LMI Common Stock) or take any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in Article VIII not being fulfilled.
ARTICLE VIII
CONDITIONS PRECEDENT
      8.1     Conditions Precedent to the Obligations of Each Party. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which (other than the conditions set forth in Sections 8.1(b) and 8.1(e), which shall be non-waivable), to the extent permitted by applicable law, may be waived by LMI, for itself, HoldCo, LMI Merger Sub and UGC Merger Sub (but not for UGC), or by UGC for

itself (with the approval of the Special Committee) (but not for LMI, HoldCo, LMI Merger Sub or UGC Merger Sub):

(a) Stockholder Approvals. The LMI Stockholder Approval and the UGC Stockholder Approval shall have been obtained.

(b) Minority Approval. The Minority Approval shall have been obtained.

(c) Registration. The Registration Statement (as amended or supplemented) will have been declared effective and will be effective under the Securities Act at the Effective Time, and no stop order suspending effectiveness will have been issued, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement will be pending before or threatened by the SEC.

(d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has or would have a UGC Material Adverse Effect or a LMI Material Adverse Effect, will be in effect; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Mergers illegal or prevents or prohibits the Mergers.

(e) Tax Opinion Relating to the Effect of the LMI Merger and the UGC Merger on the Distribution. LMI and HoldCo shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized law firm reasonably acceptable to UGC (acting with the approval of the Special Committee), dated the Closing Date, to the effect that, for U.S. federal income tax purposes, provided that the Distribution would otherwise have qualified as a tax-free distribution under Section 355 of the Code to LMC and the LMC shareholders, the transactions contemplated by this Agreement should not cause the Distribution to fail to qualify as a tax-free distribution to LMC under Section 355(e) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP or such other alternate firm may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Skadden, Arps, Slate, Meagher & Flom LLP or such other alternate firm deems appropriate as a basis for such opinion.

(f) Governmental Entity Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity, if any, necessary for the consummation of the Mergers shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure of which to be filed, expired or obtained would not be reasonably likely to have a UGC Material Adverse Effect or a LMI Material Adverse Effect.

(g) Nasdaq Listing. The shares of HoldCo Common Stock to be issued pursuant to this Agreement will have been approved for listing on the Nasdaq, subject only to official notice of issuance.
      8.2     Conditions Precedent to the Obligations of LMI. The obligations of LMI to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by LMI (other than the condition set forth in Section 8.2(e), which shall be non-waivable):

(a) Accuracy of Representations and Warranties. All representations and warranties of UGC contained in this Agreement will, if specifically qualified by reference to a UGC Material Adverse Effect, be true and correct and, if not so qualified, be true and correct except where the failure to be so true and correct would not have a UGC Material Adverse Effect, except for the representations and warranties set forth in Section 5.3, which will be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) Performance of Agreements. UGC will have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officers’ Certificates. LMI will have received such certificates of UGC, dated the Closing Date, in each case signed by an executive officer of UGC (but without personal liability thereto), to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.1(b), 8.2(a) and 8.2(b) (insofar as each relates to UGC), as may be reasonably requested by LMI.

(d) No Adverse Enactments. There will not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity that imposes or is reasonably likely to result in imposition of material limitations on the ability of HoldCo effectively to exercise full rights of ownership of shares of capital stock of the Surviving LMI Corporation or the Surviving UGC Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the relevant entity) or makes the holding by HoldCo of any such shares illegal.

(e) Tax Opinion. LMI shall have received the opinion of Baker Botts L.L.P. or another nationally recognized law firm, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) the LMI Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by HoldCo, LMI, any Wholly-Owned Subsidiary of LMI that owns shares of UGC Common Stock, or UGC as a result of the LMI Merger or the UGC Merger, and (iii) no gain or loss will be recognized by the shareholders of LMI with respect to shares of LMI Stock converted solely into HoldCo Stock as a result of the LMI Merger. In rendering such opinion, Baker Botts L.L.P. or such alternate firm may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as such counsel deems appropriate as a basis for such opinion.
      8.3     Conditions Precedent to the Obligations of UGC. The obligation of UGC to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by UGC (with the approval of the Special Committee) (other than the condition set forth in Section 8.3(d), which shall be non-waivable):

(a) Accuracy of Representations and Warranties. All representations and warranties of LMI contained in this Agreement will, if specifically qualified by reference to a LMI Material Adverse Effect, be true and correct, and, if not so qualified, be true and correct except where the failure to be so true and correct would not have a LMI Material Adverse Effect, except for (i) the representations and warranties set forth in Section 6.3, which shall be true and correct in all material respects, and (ii) the representations and warranties set forth in Section 6.6(b), which shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) Performance of Agreements. Each of HoldCo and LMI will have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officers’ Certificates. UGC will have received such certificates of HoldCo and LMI, dated the Closing Date, in each case signed by an executive officer of HoldCo or LMI (but without personal liability thereto) to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.3(a) and 8.3(b) (insofar as each relates to HoldCo or LMI), as may be reasonably requested by UGC.

(d) Tax Opinion. UGC shall have received the opinion of Debevoise & Plimpton LLP or another nationally recognized law firm, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) when viewed as a collective whole with the LMI Merger, the conversion of shares of UGC Common Stock into shares of HoldCo Series A Stock that is effected pursuant to the UGC Merger will qualify as an exchange within the meaning of Section 351 of the Code, (ii) no gain or loss will be recognized by HoldCo or UGC as a result of the UGC Merger, and (iii) no gain or loss will be recognized by the shareholders of UGC with respect to shares of UGC Common Stock converted solely into HoldCo Series A Stock pursuant to the UGC Merger. In rendering such opinion, Debevoise & Plimpton LLP or such alternate firm may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Debevoise & Plimpton LLP or such alternate firm deems appropriate as a basis for such opinion.

ARTICLE IX
TERMINATION
      9.1     Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of LMI and/or UGC:

(a) by mutual consent of LMI and UGC authorized by their respective Boards of Directors (with the approval of the Special Committee in the case of UGC);

(b) by LMI if UGC has not filed the UGC 10-K with the SEC by May 15, 2005 (the “Filing Termination Date”). LMI may terminate this Agreement within five business days after the Filing Termination Date; provided, that LMI may extend the Filing Termination Date to June 15, 2005, if it determines not to terminate this Agreement during the five business day period following the initial Filing Termination Date;

(c) by either UGC (with the approval of the Special Committee) or LMI if either of the Mergers has not been consummated before September 30, 2005 (the “Drop Dead Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of either of the Mergers to occur on or before the Drop Dead Date and such action or failure to act constitutes a breach of this Agreement.

(d) by either UGC (with the approval of the Special Committee), on the one hand, or LMI, on the other hand: (A) if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party contained in this Agreement such that the conditions set forth in Sections 8.2(a) or (b) or Section 8.3(a) or (b), as the case may be, shall have become incapable of fulfillment, or (B) if any court of competent jurisdiction or other competent governmental authority will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action will have become final and nonappealable;

(e) by LMI if the UGC Board (with the approval of the Special Committee) has withdrawn or modified in any manner adverse to LMI its recommendation to the UGC stockholders referred to in Section 5.2(b); or

(f) By either LMI or UGC (with the approval of the Special Committee) if (x) the UGC Stockholder Approval and the Minority Approval or (y) the LMI Stockholder Approval has not been obtained at the UGC Special Meeting or the LMI Special Meeting as contemplated by Section 8.1.
      9.2     Effect of Termination. In the event of any termination of this Agreement by UGC or LMI pursuant to Section 9.1, this Agreement (other than as set forth in Sections 7.1, 7.4, 9.2 and Article 10, each of which will survive the termination of this Agreement) immediately will become void and there will be no liability or obligation on the part of any party or their respective Affiliates, stockholders, directors, officers, agents or representatives; provided, that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE X
MISCELLANEOUS
      10.1     Effectiveness of Representations, Warranties and Agreements. Except as set forth in the next sentence, the respective representations, warranties and agreements of the parties contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties hereto, after the execution of this Agreement. The representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement will terminate at the Effective Time, except for (i) the agreements contained in Article III, Sections 7.4 and 7.5, and in this Article X, (ii) the agreements of the “affiliates” of UGC and LMI delivered pursuant to Section 4.3 and (iii) any certificates delivered in connection with the opinions described in Sections 8.1(e), 8.2(e) and 8.3(d).
      10.2     Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram, overnight courier or confirmed telex or telecopier, as follows:
      (a) if to HoldCo, LMI, LMI Merger Sub or UGC Merger Sub, to:
         Liberty Media International, Inc.
         12300 Liberty Boulevard
         Englewood, Colorado 80112
         Attn: Elizabeth M. Markowski, Esq.
         Telecopier: (720) 875-5858
         and with a copy to:

         Baker Botts L.L.P.
         30 Rockefeller Plaza
         New York, New York 10112
         Attn: Robert W. Murray Jr., Esq.
         Telecopier: (212) 259-2540
      (b) if to UGC, to:
         UnitedGlobalCom, Inc.
         4643 South Ulster Street
         Denver, Colorado 80237
         Attn: Ellen Spangler, Esq.
         Telecopier: (303) 770-4207

         and with a copy to:

         Debevoise & Plimpton LLP
         919 Third Avenue
         New York, NY 10022
         Attn: Franci J. Blassberg
               Paul S. Bird
         Telecopier: (212) 909-6836

         and

         Holme Roberts & Owen LLP
         1700 Lincoln Street, Suite 4100
         Denver, Colorado 80203-4541
         Telecopier: (303) 866-0200
         Attention: W. Dean Salter, Esq.
or to such other Person or address as any party will specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications will be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt thereof.
      10.3     Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents delivered in connection herewith) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.
      10.4     Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on, or to make enforceable by, any Person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon persons indemnified under Section 7.5 and upon stockholders, directors, officers, Affiliates, agents and representatives of the parties under Section 10.14. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 7.5 of this Agreement may not be amended or altered in any manner with respect to any person indemnified thereunder without the written consent of such person. No assignment of this Agreement will relieve HoldCo, or the Surviving UGC Corporation or the Surviving LMI Corporation from its obligations to any person indemnified under Section 7.5 of this Agreement.
      10.5     Amendment. Before or after the UGC Stockholder Approval or the LMI Stockholder Approval, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and, in the case of UGC, with the approval of the Special Committee, at any time prior to the Effective Time; provided, however, that after the UGC Stockholder Approval or the LMI Stockholder Approval, no amendment may be made without the further requisite approval of such stockholders as contemplated in Section 8.1(a) and Section 8.1(b) if such amendment by law requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
      10.6     Extension; Waiver. At any time prior to the Effective Time, UGC (with the approval of the Special Committee) or LMI (on behalf of HoldCo, LMI, LMI Merger Sub and UGC Merger Sub), by action taken or authorized by such party’s Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party’s obligation to consummate the transactions contemplated hereby or to any of such waiving party’s other obligations hereunder (other than in the case of the conditions set forth in Sections 8.1(b), 8.1(e), 8.2(e) and 8.3(d), each of which shall be non-waivable). Any such extension or waiver will be valid only if set forth in a written instrument signed by the party or parties to be bound thereby. Any such extension or waiver by any party will be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver will constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to exercise any of its rights, powers or remedies hereunder or with respect hereto or to insist on strict compliance with this Agreement will not constitute a waiver by such party of its right to exercise any such or other rights, powers or remedies or to demand such compliance. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval will be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.6.
      10.7     Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
      10.8     Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

      10.9     Applicable Law. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.
      10.10     Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Mergers or the transactions contemplated hereby will be brought exclusively in the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware or in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.2 shall be deemed effective service of process on such party.
      10.11     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
      10.12     Joint Participation in Drafting this Agreement. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel’s advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.
      10.13     Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
      10.14     Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of any party (other than LMI as the sole stockholder of HoldCo) will have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability which any such Person otherwise might have pursuant to applicable law.

      10.15     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
[Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

NEW CHEETAH, INC.

By:	/s/ Elizabeth M. Markowski

Name: Elizabeth M. Markowski

Title:	Secretary

LIBERTY MEDIA INTERNATIONAL, INC.

By:	/s/ Elizabeth M. Markowski

Name: Elizabeth M. Markowski

Title:	Senior Vice President

UNITEDGLOBALCOM, INC.

By:	/s/ Michael T. Fries

Name: Michael T. Fries

Title:	President and CEO

CHEETAH ACQUISITION CORP.

By:	/s/ Elizabeth M. Markowski

Name: Elizabeth M. Markowski

Title:	Secretary

TIGER GLOBAL ACQUISITION CORP.

By:	/s/ Elizabeth M. Markowski

Name: Elizabeth M. Markowski

Title:	Secretary

Appendix C
VOTING AGREEMENT
      This VOTING AGREEMENT (this “Agreement”), dated as of January 17, 2005, between John C. Malone (“Stockholder”) and UnitedGlobalCom, Inc., a Delaware corporation (“UGC”),
WITNESSETH:
      WHEREAS, as of December 31, 2004, Stockholder owned 815,474 shares of Series A common stock, par value $0.01 per share, of Liberty Media International, Inc. (“LMI”) and 5,186,254 shares of Series B common stock, par value $0.01 per share, of LMI (together with any other shares of capital stock of LMI acquired by Stockholder in his individual capacity (and not in any Representative Capacity (as defined below)) after the date hereof and during the term of this Agreement, the “Subject Shares”);
      WHEREAS, in addition to the Subject Shares, Stockholder is the sole trustee of two irrevocable trusts holding, as of December 31, 2004, in the aggregate, 198 shares of LMI Series A Stock and 1,036,028 shares of LMI Series B Stock (together with any other shares of capital stock of LMI acquired by Stockholder in any Representative Capacity after the date hereof and during the term of this Agreement (including any Subject Shares transferred pursuant to Section 3.2 which are then owned or held by Stockholder in any Representative Capacity), the “Trust Shares”) and, in such Representative Capacity, has the power, subject to his fiduciary duties in such Representative Capacity, directly or indirectly, to vote or direct the voting of such Trust Shares;
      WHEREAS, as of December 31, 2004, the Subject Shares and the Trust Shares represented approximately 22.1% and 4.4%, respectively, of the voting power of LMI’s issued and outstanding capital stock;
      WHEREAS, concurrently with the execution and delivery of this Agreement, UGC, LMI, New Cheetah, Inc., a Delaware corporation (“HoldCo”), Cheetah Acquisition Corp., a Delaware corporation (“Cheetah Merger Sub”), and Tiger Global Acquisition Corp., a Delaware corporation (“Tiger Merger Sub”), are entering into an agreement (as the same may from time to time be modified, supplemented or restated, the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, LMI will merge with Cheetah Merger Sub and UGC will merge with Tiger Merger Sub, whereupon each of UGC and LMI will become a wholly-owned subsidiary of HoldCo (the “Mergers”). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement; and
      WHEREAS, the Special Committee has made it a condition to the Special Committee’s approval of the Merger Agreement and UGC’s willingness to enter into the Merger Agreement, that Stockholder enter into this Agreement, pursuant to which Stockholder, among other things, is agreeing to vote the Subject Shares in favor of the adoption by LMI of the Merger Agreement and the approval of the merger of LMI and Cheetah Merger Sub (the “LMI Merger”), and the Stockholder, at the request of the LMI Board, is willing to enter into this Agreement;
      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES
OF STOCKHOLDER AND UGC
      Section 1.1.     Representations and Warranties of Stockholder. Stockholder represents and warrants to UGC as of the date hereof as follows:

(a) Authority. Stockholder has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms.

(b) No Conflicts; Required Filings and Consents.

(i) Neither the execution and delivery of this Agreement by Stockholder, nor compliance by Stockholder with the terms hereof will violate any law, rule or regulation applicable to Stockholder or conflict with or result in a breach, or constitute a default (with or without due notice, lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture or other agreement, to which Stockholder is a party or by which Stockholder is bound, other than such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of his obligations under this Agreement.

(ii) The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his obligations under this Agreement will not, require any Government Consent or Governmental Filing, except (x) Governmental Filings to be made pursuant to the federal securities laws and (y) where the failure to obtain such Government Consent or make such Governmental Filing would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of his obligations under this Agreement.

(c) The Subject Shares. Stockholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares, free and clear of any Restriction, other than as set forth on Schedule 1.1(c) and other than this Agreement. Other than (i) the Trust Shares, (ii) Stockholder’s interest in LMI Series A Stock held in LMI’s 401(k) Plan and (iii) shares with respect to which Stockholder does not possess sole voting or dispositive power, Stockholder does not own of record or beneficially, any shares of capital stock of LMI other than the Subject Shares. Stockholder has the sole right to vote the Subject Shares.

(d) The Trust Shares. Stockholder is the sole trustee of each of the trusts owning the Trust Shares and, subject to any fiduciary and similar duties owed to the beneficiaries of such trusts, has the sole right to vote the Trust Shares.

(e) Reliance by UGC. Stockholder understands and acknowledges that UGC is entering into the Merger Agreement in reliance upon his execution and delivery of this Agreement.

(f) Litigation. There is no action or proceeding pending or, to the actual knowledge of Stockholder, threatened, against Stockholder that questions the validity of this Agreement or any action taken or to be taken by Stockholder in connection with this Agreement.
      Section 1.2.     Representations and Warranties of UGC. UGC represents and warrants to Stockholder as of the date hereof as follows: Each of this Agreement and the Merger Agreement has been approved by the UGC Board and by the Special Committee; such approval represents all necessary corporate action on the part of UGC, except for the approval of UGC’s stockholders contemplated by the Merger Agreement. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of UGC. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of UGC enforceable against UGC in accordance with their respective terms.
ARTICLE II
VOTING OF SUBJECT SHARES AND TRUST SHARES
      Section 2.1.     Agreement to Vote. Stockholder agrees that at any meeting of stockholders of LMI called to vote upon the LMI Merger and the Merger Agreement or at any adjournment thereof or in connection with any consent solicitation engaged in by LMI, at or in connection with which a vote, consent or other approval (including by written consent) with respect to the LMI Merger and the Merger Agreement is sought, in each case held or occurring prior to the termination of this Agreement, Stockholder will vote (or cause to be voted or execute a written consent in respect of) the Subject Shares, and, to the extent consistent with Stockholder’s fiduciary and other duties in his Representative Capacity, the Trust Shares, in favor of the adoption by LMI of the Merger Agreement and the approval of the LMI Merger and any actions reasonably required in furtherance thereof. The term “Representative Capacity” means as a proxy, an executor or administrator of any estate, a trustee of any trust or in any other fiduciary or representative capacity.

      Section 2.2.     Not Applicable to Stockholder in Other Capacities. Nothing herein contained shall (a) restrict, limit or prohibit Stockholder from exercising (in his capacity as a director or officer) his fiduciary duties to the stockholders of LMI under applicable law, or (ii) require Stockholder, in his capacity as an officer of LMI, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the LMI Board undertaken in the exercise of its fiduciary duties, provided that nothing in this Section 2.2 shall relieve or be deemed to relieve Stockholder from his obligations under Section 2.1 of this Agreement.
ARTICLE III
ADDITIONAL AGREEMENTS
      Section 3.1.     Conditions of Transfers. Except (x) as permitted pursuant to Section 3.2 hereof and (y) for pledges to banks and other financial institutions to secure indebtedness (which pledges and loans will be on customary terms and conditions and will not (prior to any default or foreclosure thereunder) interfere with the ability of Stockholder to vote or otherwise comply with his obligations hereunder in any material respect), Stockholder agrees not to:

(a) Sell, assign, transfer, grant a participation interest in, option, pledge, hypothecate or otherwise dispose of or encumber (each a “Transfer”) any Subject Shares or options to acquire additional shares of LMI capital stock (“Options”), or any interest therein, unless (i) Stockholder provides prior notice to the Special Committee of such Transfer; (ii) the transferee executes a voting agreement in the form of this Agreement, and (iii) Stockholder remains liable for any breach of such voting agreement by such transferee;

(b) grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by Section 2.1 with respect to any Subject Shares or Options; or

(c) deposit any Subject Shares or Options into a voting trust.
      Section 3.2.     Exempt Transfers. Notwithstanding the restrictions set forth in Section 3.1, Stockholder will be entitled to Transfer Subject Shares or Options to (a) his wife, children, grandchildren and other members of his family, (b) trusts, foundations, limited and general partnerships, limited liability companies and other entities in connection with good faith estate planning and similar wealth management programs and arrangements and (c) foundations charitable organizations and similar entities in connection with Stockholder’s charitable giving, in each case so long as Stockholder has the right (including where such right is subject to Stockholder’s fiduciary and similar obligations in a Representative Capacity) to vote such shares (including shares issued upon exercise of Options) in accordance with this Agreement.
      Section 3.3.     Disclosure. Stockholder agrees to the publication and disclosure in the Joint Proxy Statement/ Prospectus with respect to the Mergers and all documents and schedules filed with the Securities and Exchange Commission, of Stockholder’s identity and ownership of the Subject Shares and the Trust Shares and the nature of Stockholder’s material commitments, arrangements and understandings under this Agreement.
      Section 3.4.     Cooperation. Stockholder will cooperate in all reasonable respects with the law firms that are to render the opinions referred to in each of Sections 8.1, 8.2 and 8.3 of the Merger Agreement by providing reasonable assurances as to factual matters, including as to the absence of any plan or intention of Stockholder to dispose (or to cause the trusts to dispose) of any of the HoldCo stock received by Stockholder or the trusts in respect of the Subject Shares or the Trust Shares, as the case may be, pursuant to the transactions contemplated by the Merger Agreement.
ARTICLE IV
TERMINATION
      Section 4.1.     Termination. This Agreement shall terminate upon the earliest of (x) the closing of the Mergers and (y) the termination of the Merger Agreement in accordance with its terms. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

ARTICLE V
MISCELLANEOUS
      Section 5.1.     Additional Shares. In the event Stockholder becomes the legal or beneficial owner of any additional shares of capital stock or other securities of LMI (other than where such beneficial ownership is disclaimed), including pursuant to the exercise of Options, any securities into which such shares or securities may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or securities, then the terms of this Agreement shall apply to such additional securities; provided, however, that to the extent Stockholder becomes such legal or beneficial owner in a Representative Capacity or such shares or securities of LMI are acquired as a dividend or distribution on, or otherwise in respect of, Trust Shares, then such additional shares or other securities will be deemed to be Trust Shares for purposes of this Agreement.
      Section 5.2.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflicts of laws to the extent that such principles or rules would require or permit the application of the law of another jurisdiction.
      Section 5.3.     Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware or, in the federal courts located in the State of Delaware. Each of the parties hereto consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.9 shall be deemed effective service of process on such party.
      Section 5.4.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.
      Section 5.5.     Specific Performance. Stockholder acknowledges and agrees that (i) the obligations and agreements of Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) UGC and the Special Committee is and will be relying on such covenants in connection with entering into, and, the performance of its obligations under, the Merger Agreement, and (iii) a violation of any of the obligations or agreements of Stockholder in this Agreement will cause UGC irreparable injury for which adequate remedies are not available at law. Therefore, Stockholder agrees that UGC shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a Delaware Court of competent jurisdiction may deem necessary or appropriate to restrain Stockholder from committing any violation of its covenants, obligations or agreements set forth herein. These injunctive remedies are cumulative and in addition to any other rights and remedies UGC may have.
      Section 5.6.     Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by UGC (and approved by the Special Committee) and signed by Stockholder. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, and, in the case of UGC, approved by the Special Committee.

      Section 5.7.     Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the parties and their respective successors and permitted assigns, including in the case of Stockholder, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of the Subject Shares (including upon the death, disability or incapacity of Stockholder). Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof. Notwithstanding the foregoing, to the extent Stockholder ceases to act in a Representative Capacity with respect to any Trust Shares or such Representative Capacity is terminated with respect to any such Trust Shares, no person succeeding to Stockholder’s duties in such Representative Capacity or otherwise acquiring legal or beneficial ownership of such Trust Shares will be considered a successor or assign of Stockholder for purposes of this Agreement.
      Section 5.8.     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
      Section 5.9.     Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:
      (a) if to UGC to:
         UnitedGlobalCom, Inc.
         4643 South Ulster Street
         Denver, Colorado 80237
         Attn: Ellen Spangler, Esq.
         Fax: (303) 770-4207

         with copies to:

         Debevoise & Plimpton LLP
         919 Third Avenue
         New York, New York 10022
         Attn.: Franci J. Blassberg, Esq.
                Paul S. Bird, Esq.
         Fax: (212) 909-6836

         and

         Holme Roberts & Owen LLP
         1700 Lincoln, Suite 4100
         Denver, Colorado 80203
         Attn.: W. Dean Salter, Esq.
         Fax: (303) 866-0200

      (b) if to Stockholder to:
         John C. Malone
         12300 Liberty Boulevard
         Englewood, CO 80112
         Fax: (720) 875-5394

         with copies to:
         Elizabeth M. Markowski
         Senior Vice President and
         General Counsel
         Liberty Media International, Inc.
         12300 Liberty Boulevard
         Englewood, CO 80112
         Fax: (720) 875-5858

         and

         Robert W. Murray Jr.
         Baker Botts L.L.P.
         30 Rockefeller Plaza
         New York, New York 10112
         Fax: (212) 259-2540
      Section 5.10.     Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.
      Section 5.11.     Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
      Section 5.12.     Integration. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof.
      Section 5.13.     Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
      Section 5.14.     Further Assurances. From time to time at the request of UGC, and without further consideration, Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and shall take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.
      Section 5.15.     Stop Transfer. Stockholder agrees that he shall not request that LMI register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares, unless such Transfer is made in compliance with this Agreement.

      Section 5.16.     Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
[Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

UNITEDGLOBALCOM, INC.

By:	/s/ Michael T. Fries

Name: Michael T. Fries

Title:	President and Chief Executive Officer

/s/ John C. Malone

John C. Malone

Schedule 1.1(c)
      1. Restrictions created by or arising under the federal securities laws.
      2. Restrictions that do not (in the case of a bona fide pledge, prior to any default or foreclosure) interfere with the ability of Stockholder to vote the Subject Shares in accordance with his obligations under this Agreement.

Appendix D
[Letterhead of Morgan & Stanley Co. Incorporated]
January 17, 2005
Mr. John P. Cole, Jr.
Mr. John W. Dick
Mr. Paul A. Gould
Directors
Special Committee of the
Board of Directors
UnitedGlobalCom, Inc.
Members of the Special Committee:
      We understand that UnitedGlobalCom, Inc. (“UGC” or the “Company”), Liberty Media International, Inc. (“LMI”), New Cheetah, Inc., a wholly owned subsidiary of LMI (“HoldCo”), and Cheetah Acquisition Corp. (“LMI Merger Sub”) and Tiger Global Acquisition Corp. (“Tiger Merger Sub”), each of which are wholly owned subsidiaries of HoldCo, propose to enter into an Agreement and Plan of Merger, dated as of January 17, 2005 (the “Merger Agreement”), which provides, among other things, for the simultaneous mergers of LMI Merger Sub with and into LMI (the “LMI Merger”) and Tiger Merger Sub with and into UGC (the “UGC Merger”, and together with the LMI Merger, the “Mergers”). As a result of the Mergers, each of LMI and UGC will survive as a wholly owned subsidiary of HoldCo. Pursuant to the UGC Merger, each outstanding share of Class A Common Stock of UGC, par value $0.01 per share (the “UGC Class A Common Stock”), Class B Common Stock of UGC, par value $0.01 per share (the “UGC Class B Common Stock”), and Class C Common Stock of UGC, par value $0.01 per share (the “UGC Class C Common Stock” and together with the UGC Class A Common Stock and the UGC Class B Common Stock, the “Company Common Stock”), other than shares held in treasury or held by LMI or any of its wholly owned subsidiaries, will be converted into the right to receive 0.2155 shares (the “Exchange Ratio”) of Series A Common Stock of HoldCo, par value $0.01 per share (the “HoldCo Series A Common Stock”) (the “Stock Consideration”), or, at the holder’s election, $9.58 per share in cash (the “Cash Consideration”, and together with the Stock Consideration, the “Merger Consideration”), provided that the amount of cash to be received by a holder making a cash election is subject to proration, based on formulas set forth in the Merger Agreement, such that the total Cash Consideration will not exceed 20% of the Merger Consideration. In addition, we note that pursuant to the LMI Merger, holders of LMI equity will receive securities of HoldCo with comparable rights to their LMI securities. We understand that LMI presently owns approximately 9% of UGC Class A Common Stock, 100% of UGC Class B Common Stock, and approximately 99% of UGC Class C Common Stock and that an affiliate of LMI holds the remaining approximate 1% of UGC Class C Common Stock, with the result that LMI owns approximately 53% of the economic interests in UGC and approximately 91% of the voting power of UGC. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
      You have asked for our opinion as to whether the Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of UGC Class A Common Stock (other than LMI and its affiliates).
      For purposes of the opinion set forth herein, we have:

a) reviewed certain publicly available financial statements and other information of UGC and LMI;

b) reviewed certain internal financial statements and other financial and operating data concerning UGC and LMI prepared by the managements of UGC and LMI, respectively;

c) reviewed certain financial projections prepared by the respective managements of UGC and LMI;

d) discussed the past and current operations and financial condition and prospects of UGC and LMI with senior executives of UGC and LMI, respectively;

e) considered information relating to certain strategic, financial and operational benefits anticipated from the Merger, discussed with the management of UGC;

f) discussed the strategic rationale for the UGC Merger with the senior executives of UGC;

g) reviewed the reported prices and trading activity for the UGC Class A Common Stock and the Series A common stock of LMI, $.01 par value per share (the “LMI Series A Stock”);

h) compared the financial performance of UGC and LMI, as well as the prices and trading activity of the UGC Class A Common Stock and the LMI Series A Stock with that of certain other comparable publicly-traded companies and their securities;

i) reviewed the financial terms, to the extent publicly available, of selected minority buy-back transactions;

j) participated in discussions and negotiations among representatives of UGC and LMI and their respective financial and legal advisors;

k) reviewed the proposed Merger Agreement and certain related documents; and

l) performed such other analyses and considered such other factors as we have deemed appropriate.
      We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements, other financial and operating data, and financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the UGC Merger, we have assumed that they have been reasonably prepared on bases reflecting best available estimates and judgments of the future financial performance of the Company and LMI.
      We have also relied without independent investigation on the assessment by the executives of UGC regarding the strategic rationale for the UGC Merger. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the proposed Merger Agreement, including among other things, that the LMI Merger and UGC Merger will be treated as a tax-free reorganization and exchange, respectively, each pursuant to the Internal Revenue Code of 1986, as amended, without material modification, delay or waiver. We have not made any independent valuation or appraisal of the assets or liabilities or technologies of the Company or LMI, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.
      In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company or its assets.
      We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with the UGC Merger and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and its affiliates have provided financial advisory and financing services for UGC and have received fees for the rendering of these services.
      In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity of the securities of UGC and LMI for its own accounts or for the accounts or its customers and, accordingly, may at any time hold long or short positions in such securities.
      It is understood that this letter is for the information of the Special Committee in connection with the UGC Merger and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Mergers. This opinion expresses no opinion or recommendation as to how holders of Company Common Stock should vote at the shareholders’ meeting held in connection with the UGC Merger or what form of consideration holders of Company Common Stock should elect. In addition, this opinion does not in any manner address the prices at which the HoldCo Series A Common Stock, the LMI Series A Stock or the Company Common Stock will actually trade at any time.
      Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of UGC Class A Common Stock (other than LMI and its affiliates).

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Richard S. Brail

Richard S. Brail
Managing Director

Appendix E
[Letterhead of Banc of America Securities LLC]
January 17, 2005
Board of Directors
Liberty Media International, Inc.
123000 Liberty Boulevard
Englewood, Colorado 80112
Members of the Board of Directors:
      You have requested our opinion as to the fairness from a financial point of view to the holders of common stock of Liberty Media International, Inc. (the “Merger Partner”), other than any affiliates of the Merger Partner, of the consideration proposed to be received by such stockholders provided for in connection with the proposed transaction with UnitedGlobalCom, Inc. (the “Company”) as more fully described below (the “Transaction”). Pursuant to the terms of the Agreement and Plan of Merger to be dated as of January 17, 2005 (the “Agreement”) to be entered into among the Company, the Merger Partner, New Cheetah, Inc. (the “HoldCo”), Cheetah Acquisition Corp. and Tiger Global Acquisition Corp., Cheetah Acquisition Corp., a wholly owned subsidiary of Holdco, will merge with and into the Merger Partner (the “LMI Merger”), and Tiger Global Acquisition Corp., a wholly owned subsidiary of Holdco, will merge with and into the Company (the “UGC Merger”), whereupon each of the Company and the Merger Partner will become a wholly owned subsidiary of HoldCo. Upon the completion of the LMI Merger, each outstanding share of the Merger Partner’s Series A Common Stock, Series B Common Stock, Series C Common Stock and Preferred Stock (other than any such share held in treasury of the Merger Partner) will be converted into one validly issued, fully paid and nonassessable share of HoldCo’s Series A Common Stock, Series B Common Stock, Series C Common Stock, and Preferred Stock, respectively. Upon the completion of the UGC Merger, each outstanding share of the Company’s Common Stock (other than any such share held in treasury of the Company or by the Merger Partner or any of its wholly owned subsidiaries) will be converted into 0.2155 shares of HoldCo’s Series A Common Stock or, at the election of the holder thereof, $9.58 in cash; provided that the election of holders will be adjusted as provided in Section 3.4(f) of the Agreement so as to limit the number of shares with respect to which the cash consideration is payable to the UGC Share Threshold Number (as defined in the Agreement). The terms and conditions of the Transaction are more fully set out in the Agreement.
      For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Merger Partner, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Merger Partner, respectively;

(iii) analyzed certain financial forecasts to which we were directed by the management of the Merger Partner;

(iv) reviewed and discussed with senior executives of the Merger Partner information relating to certain benefits anticipated from the Transaction;

(v) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of the Merger Partner with senior executives of the Merger Partner;

(vi) reviewed the reported prices and trading activity for the Company common stock and the Merger Partner common stock;

(vii) compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly traded companies we deemed relevant;

(viii) compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(ix) participated in discussions and negotiations among representatives of the Company and the Merger Partner and their financial and legal advisors;

(x) reviewed the January 16, 2005 draft of the Agreement (the “Draft Agreement”) and certain related documents; and

(xi) performed such other analyses and considered such other factors as we have deemed appropriate.
      We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have been directed by the management of the Merger Partner to rely on certain publicly available financial forecasts in performing our analyses and we have assumed that, in the good faith belief of the management of the Merger Partner, such forecasts reflect the best currently available estimates of the future financial performance of the Company and the Merger Partner. We have not assumed any responsibility for the independent verification of any such information, and we have further relied upon the assurances of the senior management of the Merger Partner that it is unaware of any facts that would make the information and estimates provided to us, or to which we were directed, incomplete or misleading. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Merger Partner nor have we been furnished with any such appraisals.
      In arriving at our opinion, we have assumed that the LMI Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, and that the conversion of the UGC common stock into shares of HoldCo Class A Common Stock pursuant to the UGC Merger, will qualify as an exchange within the meaning of Section 351(a) of the Code and the regulations promulgated thereunder. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us, and that the Transaction will be consummated as provided in the Draft Agreement, with full satisfaction of all covenants and conditions set forth in the Draft Agreement and without any waivers thereof and that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or the contemplated benefits of the Transaction.
      We have assumed that the terms of the Agreement and the transactions are the most beneficial terms from the Merger Partner’s perspective that could under the circumstances be negotiated among the parties to the Agreement and the transactions contemplated thereby.
      We have acted as a sole financial advisor to the Board of Directors of the Merger Partner in connection with the Transaction and have received a fee for our services, and will receive additional fees for our services, which are contingent upon the rendering of this opinion and the consummation of the Transaction. We or our affiliates have provided and may in the future provide financial advisory and financing services to the Merger Partner, the Company and certain of their affiliates and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, serves as an agent and a lender under certain senior credit facilities of the Merger Partner’s affiliates and has received fees for the rendering of such services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or loans of the Company, the Merger Partner and their affiliates for our own account or for the accounts of customers, and accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.
      It is understood that this letter is for the benefit and use of the Board of Directors of the Merger Partner in connection with and for the purposes of its evaluation of the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Merger Partner in respect of the Transaction with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. We have not been requested to opine as to, and our opinion does not in any manner address (i) the Merger Partner’s underlying business decision to proceed with or effect the Transaction or (ii) whether any alternative transaction might be more favorable to the common stockholders of the Merger Partner. This opinion does not in any manner address the prices at which any of the HoldCo’s securities will trade following consummation of the Transaction. In addition, we express no opinion or recommendation as to how the stockholders of the Merger Partner and the Company should vote at the stockholders’ meetings held in connection with the Transaction.
      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the holders of the Merger Partner’s common stock, other than any affiliates of the Merger Partner, in the proposed Transaction is fair from a financial point of view to the holders of the Merger Partner’s common stock, other than any affiliates of the Merger Partner.

Very truly yours,

/s/ Banc of America Securities LLC
BANC OF AMERICA SECURITIES LLC

Appendix F
FORM OF
RESTATED CERTIFICATE OF INCORPORATION
OF
LIBERTY GLOBAL, INC.
      LIBERTY GLOBAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1) The name of the Corporation is Liberty Global, Inc. The original Certificate of Incorporation of the Corporation was filed on January 13, 2005. The name under which the Corporation was originally incorporated is Liberty Global, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on January 18, 2005, changing the name of the Corporation to Liberty Global, Inc.

(2) This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation, as amended prior to the date hereof.

(3) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4) This Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

(5) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:
“ARTICLE I
NAME
      The name of the corporation is Liberty Global, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE
      The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
ARTICLE III
PURPOSE
      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, “DGCL”).
ARTICLE IV
AUTHORIZED STOCK
      The total number of shares of capital stock which the Corporation shall have authority to issue is one billion one hundred million (1,100,000,000) shares, which shall be divided into the following classes:

(a) One billion fifty million (1,050,000,000) shares shall be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided into series as provided in Section A of this Article IV; and

(b) Fifty million (50,000,000) shares shall be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as provided in Section B of this Article IV.
      The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:
SECTION A
SERIES A COMMON STOCK, SERIES B COMMON STOCK
AND SERIES C COMMON STOCK
      Five hundred million (500,000,000) shares of Common Stock shall be of a series designated as Series A Common Stock (the “Series A Common Stock”), fifty million (50,000,000) shares of Common Stock shall be of a series designated as Series B Common Stock (the “Series B Common Stock”) and five hundred million (500,000,000) shares of Common Stock shall be of a series designated as Series C Common Stock (the “Series C Common Stock”).
      Each share of common stock, par value $0.01 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation (the “Effective Time”) shall be reclassified as and converted into one fully paid and non-assessable share of Series A Common Stock such that at the Effective Time each holder of record of one share of Old Common Stock shall, without further action, be and become the holder of record of one share of Series A Common Stock. Any certificate that previously represented a share of Old Common Stock shall represent, from and following the Effective Time, a share of Series A Common Stock without the necessity for any exchange of certificates.
      Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock shall, except as otherwise provided in this Section A, be identical in all respects and shall have equal rights, powers and privileges.
      1.     Voting Rights.
      Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters that may be submitted to a vote of stockholders at any annual or special meeting thereof (regardless of whether such holders are voting together with the holders of all series of Common Stock that are Voting Securities (as defined in Article V, Section C), or as a separate class with the holders of one or more series of Common Stock or as a separate series of Common Stock). Holders of Series C Common Stock shall not be entitled to any voting powers, except as otherwise required by the laws of the State of Delaware. When the vote or consent of the holders of Series C Common Stock is required by the laws of the State of Delaware, the holders of Series C Common Stock shall be entitled to 1/100th of a vote per share. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any series of Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, the “Certificate”), the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or any series thereof, the number of authorized shares of Preferred Stock or any series thereof or the number of authorized shares of any other class or series of capital stock or decrease the number of authorized shares of Common Stock or any series thereof, the number of authorized shares of Preferred Stock or any series thereof or the number of authorized shares of any other class or series of capital stock (but not below the number of shares of Common Stock or any series thereof, Preferred Stock or any series thereof or any other class or series of capital stock then outstanding)), and except as required by law no separate vote or consent of the holders of shares of any series of Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

      2.     Conversion Rights.
      Each share of Series B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder’s certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Common Stock to be issued and, if less than all of the shares of Series B Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate representing shares of Series B Common Stock to be issued. If so required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this paragraph shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder, and shall, if required by this Section A.2., be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided. If less than all of the shares of Series B Common Stock represented by any one certificate are to be converted, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Common Stock not converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Series A Common Stock and shares of Series C Common Stock shall not be convertible into shares of any other series of Common Stock.
      The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of certificates representing shares of Common Stock on conversion of shares of Series B Common Stock pursuant to this Section A.2. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any issue or delivery of certificates representing any shares of Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.
      3.     Dividends Generally.
      Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Common Stock, the Corporation also shall pay to the holders of each other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Common Stock, such that the dividend paid on each share of Common Stock, regardless of series, is the same. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Common Stock, the Corporation shall also pay a dividend that consists of a Share Distribution to the holders of each other series of Common Stock as provided in Section A.4. below. For purposes of this Section A.3. and Section A.4. below, a “Share Distribution” shall mean a dividend payable in shares of any class or series of capital stock, Convertible Securities (as defined in Section A.4.) or other equity securities of the Corporation or any other corporation, partnership, limited liability company, joint venture, trust, unincorporated association or other legal entity (all of the foregoing and any natural person, a “Person”).

      4.     Share Distributions.
      If at any time a Share Distribution is to be made with respect to the Series A Common Stock, Series B Common Stock or Series C Common Stock, such Share Distribution may be declared and paid only as follows:

(a) a Share Distribution (i) consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (ii) consisting of shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (iii) consisting of shares of Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series C Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (iv) consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) may be declared and paid to holders of Series A Common Stock, shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) may be declared and paid to holders of Series B Common Stock and shares of Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series C Common Stock) may be declared and paid to holders of Series C Common Stock, in each case on an equal per share basis; and

(b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Series A Common Stock, Series B Common Stock or Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock, Series B Common Stock or Series C Common Stock), may be declared and paid either on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis to the holders of each series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in the case of clauses (ii) and (iii), (x) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exchangeable or which they evidence the right to purchase) do not differ in any respect other than their relative voting rights (and related differences in designation, conversion and Share Distribution provisions), with holders of shares of Series B Common Stock receiving securities of the class or series having (or convertible into, exchangeable for or evidencing the right to purchase securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into, exchangeable for or evidencing the right to purchase securities having) lesser relative voting rights, in each case without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and Share Distribution provisions) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (y) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exchangeable or which such class or series evidences the right to purchase) differing only with respect to the relative voting rights of such class or series (and the related differences in designation, conversion, redemption and Share Distribution provisions), then such classes or series of securities shall be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and related differences in designation, conversion, redemption and Share Distribution provisions) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exchangeable or which such class or series evidences the right to purchase) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and Share Distribution provisions) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).

      As used herein, the term “Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into, exchangeable for or evidence the right to purchase, securities of such Person or any other Person, whether upon conversion exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.
      5.     Reclassification.
      The Corporation shall not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock on an equal per share basis.
      6.     Liquidation and Dissolution.
      In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of Series C Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6.
SECTION B
PREFERRED STOCK
      The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Preferred Stock Designation”). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which shall be filed as required by law), shall, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

(i) the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

(ii) the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of such series shall be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(iii) the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(iv) the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(v) the voting powers, if any, of the holders of such series;

(vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(vii) any other relative rights, powers, preferences and limitations, if any, of such series.
      The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).
      Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.
ARTICLE V
DIRECTORS
SECTION A
NUMBER OF DIRECTORS
      The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution adopted by the vote of 75% of the members then in office. Election of directors need not be by written ballot.
SECTION B
CLASSIFICATION OF THE BOARD
      Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 2006; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2007; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2008. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

SECTION C
REMOVAL OF DIRECTORS
      Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of Series A Common Stock, Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of the Series A Common Stock and the Series B Common Stock generally upon all matters that may be submitted to a vote of stockholders at any annual or special meeting thereof (collectively, “Voting Securities”).
SECTION D
NEWLY CREATED DIRECTORSHIPS AND VACANCIES
      Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.
SECTION E
LIMITATION ON LIABILITY AND INDEMNIFICATION
      1.     Limitation On Liability.
      To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.
      2.     Indemnification.
      (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
      (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.
      (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
      (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
      (e) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Section E; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Section E.
      (f) Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.
      3.     Amendment or Repeal.
      Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
SECTION F
AMENDMENT OF BYLAWS
      In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.
ARTICLE VI
MEETINGS OF STOCKHOLDERS
SECTION A
ANNUAL AND SPECIAL MEETINGS
      Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B
ACTION WITHOUT A MEETING
      Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
ARTICLE VII
ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE
      Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 80% of the total voting power of the then outstanding Voting Securities, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

(a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (a) shall not apply to any such amendment, alteration, repeal, addition or insertion (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved;

(b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

(c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any such merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved;

(d) the sale, lease or exchange of all, or substantially all, of the assets of the Corporation; provided, however, that this clause (d) shall not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

(e) the dissolution of the Corporation; provided, however, that this clause (e) shall not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.
Subject to the foregoing provisions of this Article VII, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.

ARTICLE VIII
SECTION 203 OF THE DGCL
      The Corporation expressly elects not to be governed by Section 203 of the DGCL.”
      IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation this           day of                     , 2005.

LIBERTY GLOBAL, INC.

By:

Name:
Title:

Appendix G
FORM OF
LIBERTY GLOBAL, INC.
A Delaware Corporation
BYLAWS

ARTICLE I
STOCKHOLDERS
      Section 1.1     Annual Meeting.
      An annual meeting of stockholders for the purpose of electing directors and of transacting any other business properly brought before the meeting pursuant to these Bylaws shall be held each year at such date, time and place, either within or without the State of Delaware or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be specified by the Board of Directors in the notice of meeting.
      Section 1.2     Special Meetings.
      Except as otherwise provided in the terms of any series of preferred stock or unless otherwise provided by law or by the Corporation’s Restated Certificate of Incorporation, special meetings of stockholders of the Corporation, for the transaction of such business as may properly come before the meeting, may be called by the Secretary of the Corporation only at the request of not less than 75% of the members of the Board of Directors then in office. Only such business may be transacted as is specified in the notice of the special meeting. The Board of Directors shall have the sole power to determine the time, date and place, either within or without the State of Delaware, for any special meeting of stockholders. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time, date and place and in accordance with the record date determined by the Board of Directors.
      Section 1.3     Record Date.
      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the laws of the State of Delaware, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
      Section 1.4     Notice of Meetings.
      Notice of all stockholders meetings, stating the place, if any, date and hour thereof; the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; the place within the city, other municipality or community or electronic network at which the list of stockholders may be examined; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with applicable law and applicable stock exchange rules and regulations by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law, or the lapse of the prescribed period of time shall have been waived. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to such stockholder’s address as it appears on the records of the Corporation.
      Section 1.5     Notice of Stockholder Business and Nominations.
      (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.5.
      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of the first annual meeting of stockholders to be held in 2006, the first anniversary date shall be deemed to be [                    ], 2006. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (w) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (x) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (z) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of clauses (a)(2)(ii)

and (iii) of this Section 1.5 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
      (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 1.5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
      (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.5. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(iii)(z) of this Section 1.5) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 1.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.5, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
      (2) For purposes of this Section 1.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
      (3) Notwithstanding the foregoing provisions of this Section 1.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5. Nothing in this Section 1.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Corporation’s Restated Certificate of Incorporation.
      Section 1.6     Quorum.
      Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or in the Corporation’s Restated Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. The chairman of the meeting shall have the power and duty to determine whether a quorum is present at any meeting of the stockholders. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity. In the absence of a quorum, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.7 hereof until a quorum shall be present.
      Section 1.7     Adjournment.
      Any meeting of stockholders, annual or special, may adjourn from time to time solely by the chairman of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The chairman of the meeting shall have full power and authority to adjourn a stockholder meeting in his sole discretion even over stockholder opposition to such adjournment. The stockholders present at a meeting shall not have the authority to adjourn the meeting. If the time, date and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) days, no notice need be given of any such adjourned meeting. If the adjournment is for more than thirty (30) days and the time, date and place, if any, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice shall be given by the Secretary as required for the original meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
      Section 1.8     Organization.
      The Chairman of the Board, or in his absence the Vice-Chairman of the Board, or in their absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and preside over and act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice-Chairman of the Board, the President and all Vice Presidents. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors, the chairman of the meeting shall have the exclusive right to determine the order of business and to prescribe other such rules, regulations and procedures and shall have the authority in his discretion to regulate the conduct of any such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.
      Section 1.9     Postponement or Cancellation of Meeting.
      Any previously scheduled annual or special meeting of the stockholders may be postponed or canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
      Section 1.10     Voting.
      Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
ARTICLE II
BOARD OF DIRECTORS
      Section 2.1     Number and Term of Office.
      (a) The governing body of this Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of preferred stock to elect additional directors, the Board of Directors shall be comprised of not less than three (3) members, or such other number as may be fixed from time to time by the Board of Directors by resolution adopted by the affirmative vote of 75% of the members of the Board of Directors then in office. Directors need not be stockholders of the Corporation. The Corporation shall nominate the person(s) holding the offices of Chairman of the Board and President for election as directors at any meeting at which such person(s) are subject to election as directors. The Board of Directors shall appoint from its own members at its first meeting after each annual meeting of stockholders a Vice-Chairman of the Board who, in the absence of the Chairman of the Board, will preside at all meetings of the stockholders and the Board of Directors.
      (b) Except as otherwise fixed by the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any series of preferred stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of preferred stock, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (33 1/3%) of the then authorized number of members of the Board of Directors. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 2006; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2007; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2008. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will serve until the earliest to occur of their death, resignation, removal or disqualification or the election and qualification of their respective successors.
      Section 2.2     Resignations.
      Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, Vice-Chairman of the Board, or the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.
      Section 2.3     Removal of Directors.
      Subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of not less than a majority of the total voting power of the then outstanding shares entitled to vote at an election of directors voting together as a single class.
      Section 2.4     Newly Created Directorships and Vacancies.
      Subject to the rights of the holders of any series of preferred stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director at any regular or special meeting of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any series of preferred stock with respect to any additional director elected by the holders of such series of preferred stock. Notwithstanding Article I of these Bylaws, in case the entire Board of Directors shall die or resign, the President or Secretary of the Corporation, or any ten (10) stockholders may call and cause notice to be given for a special meeting of stockholders in the same manner that the Chairman of the Board or Vice-Chairman of the Board may call such a meeting, and directors for the unexpired terms may be elected at such special meeting.
      Section 2.5     Meetings.
      The annual meeting of each newly elected Board of Directors may be held on such date and at such time and place as the Board of Directors determines. The annual meeting may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting shall be necessary to the newly elected directors in order to hold the meeting legally, provided that a quorum shall be present thereat.
      Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than five (5) days in advance of said meeting, unless such notice requirement is waived in writing by each member. No notice need be given of the meeting immediately following an annual meeting of stockholders.
      Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Vice-Chairman of the Board, and shall be called by the President or Secretary of the Corporation upon the written request of not less than 75% of the members of the Board of Directors then in office.
      Section 2.6     Notice of Special Meetings.
      The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least ten (10) days before the meeting, or by facsimile transmission, electronic mail or personal service at least twenty-four (24) hours before the meeting unless such notice requirement is waived in writing by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.
      Section 2.7     Conference Telephone Meeting.
      Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone conference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.
      Section 2.8     Quorum and Organization of Meetings.
      A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board or in his absence by the Vice-Chairman of the Board, or in their absence by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
      The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors passed as aforesaid, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the laws of the State of Delaware to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.
      Section 2.9     Indemnification.
      To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless any person who is or was made, or threatened to be made, a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprises including non-profit enterprises (an “Other Entity”), against all liabilities and losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 2.9. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.
      Section 2.10     Advancement of Expenses.
      The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding in advance of the final disposition of such Proceeding; provided, however, that, if required by the laws of the State of Delaware, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to reimburse or advance expenses incurred by a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors.
      Section 2.11     Claims.
      If a claim for indemnification or advancement of expenses under this Article II is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.
      Section 2.12     Amendment, Modification or Repeal.
      Any amendment, modification or repeal of the foregoing provisions of this Article II shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 2.9 hereof in respect of any act or omission occurring prior to the time of such repeal or modification.
      Section 2.13     Nonexclusivity of Rights.
      The rights conferred on any person by this Article II shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation’s Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
      Section 2.14     Other Sources.
      The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such Other Entity.

      Section 2.15     Other Indemnification and Prepayment of Expenses.
      This Article II shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to additional persons when and as authorized by appropriate corporate action.
      Section 2.16     Executive Committee of the Board of Directors.
      The Board of Directors, by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, may designate an executive committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to the limitations of the law of the State of Delaware and the Corporation’s Restated Certificate of Incorporation, such executive committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority to authorize the issuance of shares of common or preferred stock. The executive committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it. Regular meetings of the executive committee, of which no notice shall be necessary, shall be held at such time, dates and places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that oral notice by telephone or otherwise shall be sufficient if received not later than the day immediately preceding the day of the meeting.
      Section 2.17     Other Committees of the Board of Directors.
      The Board of Directors may by resolution establish committees other than an executive committee and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and the Corporation’s Restated Certificate of Incorporation, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors, which powers may include the authority to authorize the issuance of shares of common or preferred stock. Such committees shall serve at the pleasure of the Board of Directors, keep minutes of their meetings and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them.
      Section 2.18     Directors’ Compensation.
      Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.
      Section 2.19     Action Without Meeting.
      Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors to take any action required or permitted to be taken by them without a meeting.
ARTICLE III
OFFICERS
      Section 3.1     Executive Officers.
      The Board of Directors shall elect from its own members, at its first meeting after each annual meeting of stockholders, a Chairman of the Board, a Vice-Chairman of the Board and a President. The Board of Directors may also elect such Vice Presidents as in the opinion of the Board of Directors the business of the Corporation requires, a Treasurer and a Secretary, any of whom may or may not be directors. The Board of Directors may also elect, from time to time, such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election. Any person may hold at one time two or more offices; provided, however, that the President shall not hold any other office except that of Chairman of the Board or Vice-Chairman of the Board.
      Section 3.2     Powers and Duties of Officers.
      The Chairman of the Board shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chairman of the Board and such other duties as may be prescribed from time to time by the Board of Directors. He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President. He may appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board of Directors. He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations. The Chairman shall preside at all meetings of stockholders and of the Board of Directors at which he is present, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.
      The Vice-Chairman of the Board shall perform the duties and exercise the powers of the office of Chairman of the Board in the absence or disability of the Chairman of the Board.
      The President of the Corporation shall have such powers and perform such duties as customarily pertain to a chief executive officer and the office of a president, including, without limitation, being responsible for the active direction of the daily business of the Corporation, and shall exercise such other duties as may be prescribed from time to time by the Board of Directors. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations. In the absence or disability of the Chairman of the Board and the Vice-Chairman of the Board, the President shall perform the duties and exercise the powers of the office of Chairman of the Board.
      Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chairman of the Board, the President, the executive committee, if any, or the Board of Directors. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board of Directors.
      The Treasurer shall be the chief financial officer of the Corporation. Unless the Board of Directors otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and general supervision of the collection and disbursement of funds of the Corporation. He shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. He may sign, with the Chairman of the Board, President or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by him on account of the Corporation, shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
      The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors. He or she shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials, may sign acknowledgments of instruments, may give notices of meetings and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
      Section 3.3     Bank Accounts.
      In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the Chairman of the Board or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chairman of the Board or the President of the Corporation.
      Section 3.4     Proxies; Stock Transfers.
      Unless otherwise provided in the Corporation’s Restated Certificate of Incorporation or directed by the Board of Directors, the Chairman of the Board or the President or any Vice President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation. Unless otherwise provided in the Corporation’s Restated Certificate of Incorporation or directed by the Board of Directors, the Chairman of the Board or the President or any Vice President or their designees shall have full power and authority on behalf of the Corporation to transfer, sell or dispose of stock of any corporation in which this Corporation may hold stock.
ARTICLE IV
CAPITAL STOCK
      Section 4.1     Shares.
      The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the Chairman of the Board of Directors or the President and by the Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.
      Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to hold such position at the time of its issuance.

      Section 4.2     Transfer of Shares.
      (a) Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.
      (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
      Section 4.3     Lost Certificates.
      The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates or uncertificated shares representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation and the transfer agent against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificates or uncertificated shares, and such requirement may be general or confined to specific instances.
      Section 4.4     Transfer Agent and Registrar.
      The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.
      Section 4.5     Regulations.
      The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation or uncertificated shares, which rules and regulations shall comply in all respects with the rules and regulations of the transfer agent.
ARTICLE V
GENERAL PROVISIONS
      Section 5.1     Offices.
      The Corporation shall maintain a registered office in the State of Delaware as required by the laws of the State of Delaware. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.
      Section 5.2     Corporate Seal.
      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.”

      Section 5.3     Fiscal Year.
      The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
      Section 5.4     Notices and Waivers Thereof.
      Whenever any notice is required by the laws of the State of Delaware, the Corporation’s Restated Certificate of Incorporation or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by electronic mail or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by electronic mail or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three (3) business days after it shall have been deposited in the United States mail with postage thereon prepaid.
      Whenever any notice is required to be given by law, the Corporation’s Restated Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.
      Section 5.5     Saving Clause.
      These Bylaws are subject to the provisions of the Corporation’s Restated Certificate of Incorporation and applicable law. In the event any provision of these Bylaws is inconsistent with the Corporation’s Restated Certificate of Incorporation or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.
      Section 5.6     Amendments.
      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.
      Subject to the rights of the holders of any series of preferred stock, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 80% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by the Board of Directors in accordance with the preceding paragraph.

Appendix H
Section 262 of the Delaware General Corporation Law
§ 262.     Appraisal rights.
      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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